As filed with the U.S. Securities and Exchange Commission on November 5, 2026.

Registration No. 333-299478

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________

AMENDMENT NO. 1
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________________________

Black Spade Acquisition III Co
(Exact Name of Registrant as Specified in Its Charter)

____________________________________________

Cayman Islands	6770	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 2902, 29/F, The Centrium
60 Wyndham Street
Central, Hong Kong
+ 852 3955 1316
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________________________

Copies to:

David J. Levine, Esq. Joan S. Guilfoyle, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	Victor Chen, Esq. Loeb & Loeb LLP 10100 Santa Monica Blvd #2200, Los Angeles, CA 90067 Tel: (310) 282-2000	Sharon Lau, Esq. Stacey Wong, Esq. Latham & Watkins LLP 9 Raffles Place #42-02 Republic Plaza Singapore 048619 +65 6536 1161

____________________________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CO-REGISTRANT TABLE

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Astrum Space Inc	Cayman Islands		Not Applicable

____________

(1)      The Co-Registrant has the following principal executive office:

60 Paya Lebar Road #07-13, Paya Lebar Square
Singapore 409051

Tel: +65 3106 1160

(2)      The agent for service for the Co-Registrant is:

Cogency Global Inc.

122 E. 42nd St., 18th Floor

New York, NY 10168

Tel: (212) 947-7200

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

•        Primary Offering Prospectus.    A primary offering prospectus of Black Spade Acquisition III Co with respect to the issuance of up to 162,400,000 Class A Ordinary Shares in connection with the completion of the Business Combination or issuable upon the exercise of 5,750,000 Public Warrants and 5,750,000 Public Warrants; and

•        Resale Prospectus.    A resale prospectus with respect to the resale by the Selling Securityholders named therein of up to 5,750,000 Class A Ordinary Shares, 8,150,000 Warrants and 8,150,000 Class A Ordinary Shares issuable upon exercise of Warrants.

The resale prospectus is substantively identical to the primary offering prospectus, except for the following:

•        the resale prospectus contains a different cover page;

•        a “Selling Securityholders” section is included in the resale prospectus; and

•        a “Plan of Distribution” section is included in the resale prospectus.

This registration statement includes a set of alternate pages after the end of the primary offering prospectus (the “Alternate Pages”) that form a part of the resale prospectus and not the primary offering prospectus. The primary offering prospectus excludes the Alternate Pages and will be used for the primary offering by the combined company. The resale prospectus adds and substitutes the Alternate Pages and will be used for the resale offering by the Selling Securityholders named therein.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Any representation to the contrary is a criminal offense.

PROXY STATEMENT/PROSPECTUS, DATED NOVEMBER 5, 2026

BLACK SPADE ACQUISITION III CO	Astrum Space Inc

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
SHAREHOLDERS
OF

BLACK SPADE ACQUISITION III CO
(A CAYMAN ISLANDS EXEMPTED COMPANY)

and

PROSPECTUS FOR UP TO 162,400,000 CLASS A ORDINARY SHARES AND 5,750,000
PUBLIC WARRANTS

Dear Black Spade Acquisition III Co Shareholders:

The board of directors of Black Spade Acquisition III Co, a Cayman Islands exempted company (“Black Spade III”), has unanimously approved the business combination agreement, dated as of August 27, 2026, and amended as of November 5, 2026, by and among Black Spade III, Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Astrum”), and Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore and a direct wholly-owned subsidiary of Astrum (“Astrum Singapore”) (as amended from time to time, the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, Astrum will merge with and into Black Spade III, with Black Spade III as the surviving company of the merger (the “Business Combination”). We refer to the surviving company as the “combined company.” As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), Astrum Singapore will become a wholly owned subsidiary of the combined company, and the combined company will change its name to Astrum Space Company.

Black Spade III is holding an extraordinary general meeting in order to obtain the shareholder approvals necessary to complete the Business Combination. At the Black Spade III extraordinary general meeting, which will be held virtually on            , 2026, at [*] a.m., Eastern time, via live webcast at [*], Black Spade III will ask its shareholders to approve and adopt the Business Combination Agreement, the Business Combination and the Transactions and to approve the other proposals described in the accompanying proxy statement/prospectus. You will need the 12-digit meeting control number that is printed on your proxy card to enter the extraordinary general meeting. Black Spade III recommends that you log in at least 15 minutes before the extraordinary general meeting to ensure you are logged in when the extraordinary general meeting starts. Please note that, being a virtual meeting, you will not be able to attend the extraordinary general meeting in person.

Pursuant to the Business Combination Agreement, among other things, immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement):

•        each BIII Unit that is issued and outstanding immediately prior to the Merger Effective Time will be automatically detached and the holder thereof will be deemed to hold one BIII Class A Ordinary Share and one-third of a BIII Public Warrant in accordance with the terms of the BIII Unit (the “Unit Separation”); and

•        each holder of a BIII Class B Ordinary Share that is issued and outstanding immediately prior to the Merger Effective Time will elect to convert each such share into one BIII Class A Ordinary Share pursuant to the BIII Articles, and each BIII Class B Ordinary Share will no longer be outstanding and will be cancelled, and each former holder of BIII Class B Ordinary Shares will thereafter cease to have any rights with respect to such BIII Class B Ordinary Shares (the “Conversion”);

Pursuant to the Business Combination Agreement, at the Merger Effective Time and as a result of the Merger:

•        each BIII Class A Ordinary Share (including the BIII Class A Ordinary Shares issued as a result of the Conversion) that is issued and outstanding immediately prior to the Merger Effective Time (other than BIII Excluded Shares and BIII Redeeming Shares) will remain issued and outstanding, and each holder thereof will continue to hold such shares as Class A Ordinary Shares of the Merger Surviving Company (“Listco Shares”);

•        the ordinary shares of Astrum that are issued and outstanding immediately prior to the Merger Effective Time, all of which are held by Astrum Space Holding Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Astrum Holding”), will be cancelled in exchange for the right of Astrum Holding to receive a total of 100,000,000 validly issued, fully paid and non-assessable Listco Shares (the “Merger Consideration Shares”);

•        each BIII Redeeming Share that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and cease to exist and will thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount in accordance with the BIII Articles;

•        each BIII Class A Ordinary Share that is held as treasury shares by Black Spade III, including shares redeemed by Black Spade III in connection with the exercise of BIII Shareholder Redemption Rights (if any) (collectively, the “BIII Excluded Shares”), will be cancelled and cease to exist, and no consideration will be paid or payable with respect thereto; and

•        each whole BIII Warrant (including each BIII Public Warrant and each BIII Private Warrant) that is issued and outstanding and unexercised immediately prior to the Merger Effective Time will remain outstanding and will continue to represent the right to purchase one Listco Share on the same terms and conditions as in effect immediately prior to the Merger Effective Time.

Black Spade III’s Class A Ordinary Shares, units and public warrants are currently listed on The New York Stock Exchange (“NYSE”) under the symbols “BIII,” “BIIIU,” and “BIIIW,” respectively. Astrum Space Inc is not currently a public reporting company. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Transactions (“Closing”), the combined company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is a condition of the consummation of the Business Combination that the Merger Consideration Shares are approved for listing on NYSE (including, without limitation, NYSE American) or The Nasdaq Stock Market LLC (including the Nasdaq Capital Market, Nasdaq Global Market or Nasdaq Global Select Market) (“Nasdaq”), as mutually agreed in writing (including by email) by Astrum and Black Spade III (“Qualified Stock Exchange”). The Class A Ordinary Shares and Warrants of the combined company are expected to be listed on the Qualified Stock Exchange under the symbol “ASCO” for the Class A Ordinary Shares and “ASCO WS” (if listed on the NYSE) or “ASCOW” (if listed on Nasdaq) for the Warrants, to be effective at the consummation of the Business Combination. While trading is expected to begin on the first business day following the date of completion of the Business Combination, there can be no assurance that the combined company’s securities will be listed on the Qualified Stock Exchange or that a viable and active trading market will develop.

This proxy statement/prospectus covers Class A Ordinary Shares issuable to securityholders of Astrum and Black Spade III, respectively, as described above. Accordingly, Black Spade III is registering an aggregate of 162,400,000 Class A Ordinary Shares in connection with the completion of the Business Combination or issuable upon the exercise of 5,750,000 Public Warrants and 5,750,000 Public Warrants.

The combined company will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

The combined company will also be a “foreign private issuer” as defined in the Exchange Act, and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, officers, directors and principal shareholders of the combined company will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, the combined company will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Upon completion of the Business Combination, Astrum Holding, as the sole shareholder of Astrum, will hold 100,000,000 Class A Ordinary Shares of the combined company. Under the “no redemptions” scenario, the 25%, 50% and 75% redemptions scenarios and the maximum redemptions scenario, Astrum Holding would hold 81.3%, 84.3%, 87.5%, 90.9%, 94.6%, respectively, of the total outstanding Class A Ordinary Shares (without taking into account the dilutive impact of additional dilution described above and elsewhere in this proxy statement/prospectus). For more information, please see the sections titled “Unaudited Pro Forma Condensed Combined Financial

Information” and “Beneficial Ownership of Securities — The Combined Company.” The combined company is expected to be a “controlled company” within the meaning of the rules of the Qualified Stock Exchange, as applicable, and may elect not to comply with certain corporate governance standards.

For so long as the combined company remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of its board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; and (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors.

Black Spade III’s net tangible book value as of September 30, 2026 was $(8,357,382), or $(0.36) per share, based on 23,000,000 Black Spade III Ordinary Shares outstanding as of that date.

The following table illustrates the changes in net tangible book value and dilution to existing shareholders at varying redemption levels.

	No Redemption	25% Redemptions	50% Redemptions	75% Redemptions	100% Redemptions
Offering Price of the Securities in the Black Spade III IPO per share	$10.00	$10.00	$10.00	$10.00	$10.00
Black Spade III’s net tangible book value as of September 30, 2026, as adjusted	$156,778,454	$114,235,023	$71,691,593	$29,148,162	$(13,419,268)
Black Spade III’s shares outstanding, as adjusted for redemptions	23,000,000	18,687,500	14,375,000	10,062,500	5,750,000
Black Spade III’s net tangible book value per share as of September 30, 2026, as adjusted	$6.82	$6.11	$4.99	$2.90	$(2.33)
Dilution per share to the existing Black Spade III’s Shareholders	$3.18	$3.89	$5.01	$7.10	$12.33

The following table illustrates the as adjusted net tangible book value to Black Spade III’s Shareholders and decrease in net tangible book value to Black Spade III’s Shareholders:

	No Redemption	25% Redemptions	50% Redemptions	75% Redemptions	100% Redemptions
As adjusted net tangible book value per share	$6.82	$6.11	$4.99	$2.90	$(2.33)

Numerator adjustments:
Black Spade III’s net tangible book value as of September 30, 2026	$(8,357,382)	$(8,357,382)	$(8,357,382)	$(8,357,382)	$(8,357,382)
Transaction costs attributed to Black Spade III	(3,572,886)	(3,572,886)	(3,572,886)	(3,572,886)	(3,572,886)
Black Spade III warrant liabilities	(4,865,000)	(4,865,000)	(4,865,000)	(4,865,000)	(4,865,000)
Settlement of deferred underwriting fee	—	1,725,000	3,450,000	5,175,000	6,876,000
Payment of Sponsor Transaction Bonus	(3,500,000)	(3,500,000)	(3,500,000)	(3,500,000)	(3,500,000)

	No Redemption	25% Redemptions	50% Redemptions	75% Redemptions	100% Redemptions
Funds released from Trust	177,073,722	132,805,291	88,536,861	44,268,430	—
As adjusted net tangible book value	$156,778,454	$114,235,023	$71,691,593	$29,148,162	$(13,419,268)
Denominator adjustments:
Black Spade III Public Shares outstanding	17,250,000	12,937,500	8,625,000	4,312,500	—
Black Spade III Founder Shares outstanding	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000
As adjusted total shares outstanding	23,000,000	18,687,500	14,375,000	10,062,500	5,750,000

To the extent that additional shares are issued pursuant to the foregoing, Black Spade III’s Shareholders will experience further dilution. In addition, Black Spade III may enter into other transactions. To the extent it issues such securities, investors and Black Spade III’s Shareholders may experience further dilution.

The following table presents all possible sources and the extent of dilution that Black Spade III Shareholders who elect not to redeem their shares may experience in connection with the business combination, including sources not included in the tables above with respect to the determination of net tangible book value per share.

Pro Forma Ownership	No Redemption		25% Redemptions		50% Redemptions		75% Redemptions		100% Redemptions
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Public Shareholders (1) (2)	23,000,000	14.2%	18,687,500	11.8%	14,375,000	9.3%	10,062,500	6.7%	5,750,000	4.0%
Initial Shareholders and Underwriters(3)	13,900,000	8.6%	13,900,000	8.8%	13,900,000	9.0%	13,900,000	9.3%	13,900,000	9.6%
Astrum Holding(4)	125,500,000	77.2%	125,500,000	79.4%	125,500,000	81.7%	125,500,000	84.0%	125,500,000	86.4%
Total	162,400,000	100.0%	158,087,500	100.0%	153,775,000	100.0%	149,462,500	100.0%	145,150,000	100.0%

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(1)      Amount comprises the unredeemed Public Shares in a variety of redemptions scenarios. This amount reflects the assumed redemption of (i) 0 shares under the No Redemptions Scenario, (ii) 4,312,500 shares under the 25% Redemptions Scenario, (iii) 8,625,000 shares under the 50% Redemptions Scenario, (iv) 12,937,500 shares under the 75% Redemptions Scenario, and (v) 17,250,000 shares under the 100% Redemptions Scenario.

(2)      Includes the 5,750,000 shares underlying the Public Warrants and the 17,250,000 Public Shares outstanding.

(3)      Includes the 8,150,000 shares underlying the Private Placement Warrants (comprising the 7,000,000 Private Placement Warrants held by the Sponsor and the 1,150,000 Private Placement Warrants held by the Underwriters) and the 5,750,000 Founder Shares outstanding.

(4)      Includes the 25,500,000 Performance Shares (as defined below).

Black Spade III issued shares in an initial registered offering at $10.00 per share. After giving effect to the IPO, the issued and outstanding Public Shares of Black Spade III are 17,250,000, assuming no redemption. In connection with the de-SPAC transaction, an aggregate of 100,000,000 shares will be issued to Astrum Shareholders, assuming no redemption. Redemption levels of 0%, 25%, 50%, 75% and 100% have been disclosed in the table below as required by Item 1604(c).

For purposes of Item 1604(c)(1), the combined company would have 123,000,000 total shares after giving effect to the de-SPAC transaction under the no redemptions scenario. Where there are no redemptions, the combined company valuation is based on Black Spade III’s offering price of the securities in the initial registered offering of $10.00 per share and is therefore calculated as: $10.00 (per share IPO price) times 123,000,000 shares, or $1,230.0 million. The following table illustrates the valuation at the offering price of the securities in the initial registered offering of $10.00 per share for each redemptions scenario:

	No Redemption Scenario	25% Redemptions Scenario	50% Redemptions Scenario	75% Redemptions Scenario	100% Redemptions Scenario
Black Spade III shares valuation based on offering price of the securities in the initial registered offering of $10.00 per share	$230,000,000	$186,875,000	$143,750,000	$100,625,000	$57,500,000
Black Spade III shares outstanding post de-SPAC	23,000,000	18,687,500	14,375,000	10,062,500	5,750,000
Astrum shares valuation based on offering price of the securities in the initial registered offering of $10.00 per share	$1,000,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000
Astrum shares outstanding post de-SPAC	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Total valuation based on offering price of the securities in the initial registered offering of $10.00 per share	$1,230,000,000	$1,186,875,000	$1,143,750,000	$1,100,625,000	$1,057,500,000
Total shares outstanding post de-SPAC	123,000,000	118,687,500	114,375,000	110,062,500	105,750,000

The required disclosure is not a guarantee that the trading price of the combined company will not be below the IPO offering price of Black Spade III, nor is the disclosure a guarantee that the company valuation will attain one of the stated levels of valuation.

Compensation Received by the Sponsor and its Affiliates

Black Spade III’s sponsor is Black Spade Sponsor LLC III (the “Sponsor”), a limited liability company registered under the laws of the Cayman Islands. On September 5, 2025, the Sponsor purchased 5,750,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. On December 9, 2025, the Sponsor transferred an aggregate of 630,000 Founder Shares to Black Spade III’s directors and officers and certain employees of the Sponsor’s affiliates, at a price of $0.004 per share. The Sponsor currently holds 5,120,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, and the Initial Shareholders collectively hold 5,750,000 Founder Shares. Upon the completion of the Business Combination, the Sponsor and the Sponsor Related Parties will hold a total of 5,750,000 Class A Ordinary Shares and 7,000,000 Warrants of the combined company.

The retention of shares by the Sponsor and the Sponsor Related Parties will not result in a material dilution of the equity interests of non-redeeming Black Spade III Shareholders. For more information, please see the sections titled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities — The Combined Company.”

Under the Business Combination Agreement, upon Closing, the Sponsor will be entitled to receive a transaction bonus equal to US$3,500,000 from Astrum in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. Such payment will be deducted from the Trust Account or paid from Astrum’s available funds.

Conflicts of Interest

Since the Sponsor and the Sponsor Related Parties have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of BIII Class A Ordinary Shares, a conflict of interest may exist in determining whether the Business Combination with Astrum is appropriate. Such interests include that the Sponsor and Sponsor Related Parties will lose their entire investment in Black Spade III if Black Spade III does not complete a business combination. When you consider the recommendation of the Black Spade III Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and Sponsor Related Parties have interests in such proposal that are different from, or in addition to (which may conflict with), those of the Black Spade III Shareholders generally. See “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.”

These conflicts of interest include, among other things, the interests listed below:

•        if Black Spade III is unable to complete a business combination within the Completion Window, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Black Spade III for services rendered or contracted for or for products sold to Black Spade III, but only if such a vendor or target business has not executed a waiver. If Black Spade III consummates a business combination, on the other hand, Black Spade III will be liable for all such claims;

•        the beneficial ownership of the Sponsor and the Sponsor Related Parties of an aggregate of 5,750,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, which shares and warrants were originally acquired by the Sponsor for an aggregate investment of $3,525,000 at the time of Black Spade III’s formation and Black Spade III’s IPO and would become worthless if Black Spade III does not complete a business combination within the Completion Window, as such shareholders have waived any redemption right with respect to those shares and the Private Placement Warrants would expire worthless. After giving effect to the Business Combination, the Sponsor and Sponsor Related Parties would own up to an aggregate of 5,750,000 of the combined company’s Class A Ordinary Shares and 7,000,000 Warrants of the combined company. Such shares (including shares underlying warrants) have an aggregate market value of approximately $            , based on the Closing Price of BIII Class A Ordinary Shares of $            on NYSE on            , 2026;

•        under the Business Combination Agreement, upon Closing, the Sponsor will be entitled to receive a transaction bonus equal to $3,500,000 from Astrum in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. Such payment will be deducted from the Trust Account or paid from Astrum’s available funds;

•        the Sponsor and the Sponsor Related Parties will benefit from the completion of a business combination within the Completion Window, and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate (in which case the Sponsor and the Sponsor Related Parties will lose their entire investment in Black Spade III);

•        given the difference between the purchase price that the Sponsor initially paid for the Founder Shares and the price of the BIII Public Shares and considering that the Sponsor and the Sponsor Related Parties would receive a substantial amount of the Class A Ordinary Shares of the combined company in connection with the Business Combination, the Sponsor and the Sponsor Related Parties may earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the combined company;

•        the continued indemnification of current directors and officers of Black Spade III and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the Sponsor and Black Spade III’s officers and directors and their respective affiliates will be reimbursed for out-of-pocket expenses incurred in connection with activities on Black Spade III’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, with all expenses incurred by the Sponsor and its affiliates on behalf of Black Spade III booked and carried on the financial statements of Black Spade III. As of September 30, 2026, there were $60,646.80 of unpaid reimbursable expenses; and

•        Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen”), and Chardan Capital Markets, LLC, as underwriters of Black Spade III’s IPO, are entitled to a deferred underwriting fee up to $6,876,000, which will be payable from the amounts held in the Trust Account solely in the event that Black Spade III completes a business combination, and purchased 1,150,000 Private Placement Warrants at a price of $0.50 per warrant at the time of Black Spade III’s IPO. Shares underlying such warrants have an aggregate market value of approximately $            , based on the Closing Price of BIII Class A Ordinary Shares of $            on NYSE on            , 2026.

These interests may influence Black Spade III’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby. These interests were considered by the Black Spade III Board when it approved the Business Combination. See “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.”

Each of the Sponsor and certain other holders of BIII Class B Ordinary Shares and BIII Private Warrants (each, and together with the Sponsor, the “Sponsor Related Parties”) has agreed, pursuant to the terms of the Sponsor Support Agreement, to vote its, his or her BIII Class B Ordinary Shares, and any other BIII securities acquired by such Sponsor Related Party, in favor of each of the proposals described in the accompanying proxy statement/prospectus (including each of the sub-proposals), including the approval and adoption of the Business Combination Agreement and the Business Combination. As a result of such agreement, Black Spade III would need 5,750,001, or 33.33% (assuming all issued and outstanding BIII Shares are voted), or one share (assuming only the minimum number of BIII Shares representing a quorum are voted), of the 17,250,000 Black Spade III Class A Ordinary Shares held by the Black Spade III Public Shareholders as of the record date to approve each of the Business Combination Proposal, the Authorized Share Capital Amendment Proposal, the NYSE Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal described in the accompanying proxy statement/prospectus (including each of the sub-proposals). Additionally, Black Spade III would need 9,583,334, or 55.56% (assuming all issued and outstanding BIII Shares are voted), or 1,916,668, or 11.11% (assuming only the minimum number of BIII Shares representing a quorum are voted), of the 17,250,000 Black Spade III Class A Ordinary Shares held by the Black Spade III Public Shareholders as of the record date to approve each of the Merger Proposal, the Change of Name Proposal and the Charter Proposal described in the accompanying proxy statement/prospectus (including each of the sub-proposals).

As described in the accompanying proxy statement/prospectus, Astrum and Astrum Holding, the sole shareholder of Astrum, entered into the Astrum Shareholders Support Agreement with Black Spade III whereby Astrum Holding agreed to vote all of its shares of Astrum in favor of approving the Business Combination.

After careful consideration, the Black Spade III board of directors (the “Black Spade III Board”) has unanimously approved the Business Combination Agreement and the other proposals described in the accompanying proxy statement/prospectus, and the Black Spade III Board has determined that it is advisable to consummate the Business Combination. The Black Spade III Board recommends that you vote “FOR” the proposals described in the accompanying proxy statement/prospectus (including each of the sub-proposals).

Black Spade III is providing the accompanying proxy statement/prospectus and proxy card to you in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments or postponements of the extraordinary general meeting. Your vote is very important. If you are a registered shareholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided or by following the instructions therein. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting.

More information about Black Spade III, Astrum Space Inc and the Business Combination is contained in the accompanying proxy statement/prospectus. Black Spade III and Astrum Space Inc urge you to read the accompanying proxy statement/prospectus, including the financial statements and annexes and other documents referred to herein, carefully and in their entirety. In particular, you should carefully consider the matters discussed under “Risk Factors” beginning on page 33 of the accompanying proxy statement/prospectus.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE BLACK SPADE III REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE BLACK SPADE III TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE VIRTUAL EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE(S) TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of Black Spade III’s board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
, 2026

Chi Wai Dennis Tam
Executive Chairman of the Board and Co-CEO

The accompanying proxy statement/prospectus is dated            , 2026 and is first being mailed to the shareholders of Black Spade III on or about            , 2026.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

PRELIMINARY PROSPECTUS — SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2026

Notice of Extraordinary General Meeting of Shareholders
of Black Spade Acquisition III Co

To Be Held on            , 2026

TO THE SHAREHOLDERS OF BLACK SPADE ACQUISITION III CO:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders of Black Spade Acquisition III Co (“Black Spade III” or “BIII”), a Cayman Islands exempted company, will be held at [*] a.m. Eastern Time, on            , 2026 and on such other time and date and at such other place to which the meeting may be adjourned (the “Meeting”). The Meeting will be a virtual meeting via live webcast. You are cordially invited to attend and participate in the Meeting online by visiting [*] and entering the control number on your proxy card. For the purposes of the amended and restated memorandum and articles of association of Black Spade III adopted by special resolution dated January 5, 2026 (as amended and/or restated from time to time, the “Black Spade III Articles”), the physical location of the Meeting shall be deemed to be at the offices of Latham & Watkins LLP, at 9 Raffles Place, #42 — 02 Republic Plaza, Singapore 048619. The Meeting will be held for the following purposes:

1.      Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to ratify, approve and adopt by way of ordinary resolution the Business Combination Agreement, dated as of August 27, 2026, and amended as of November 5, 2026, by and among Black Spade III, Astrum Space Inc (“Astrum”) and Astrum Networks Pte. Ltd. (“Astrum Singapore”), as may be amended, supplemented or restated from time to time (the “Business Combination Agreement”), and the transactions contemplated therein (the “Transactions”), including the merger whereby Astrum will merge with and into Black Spade III, with Black Spade III surviving the merger and the securityholders of Astrum becoming securityholders of Black Spade III (the “Business Combination”) (the “Business Combination Proposal”). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A (Business Combination Agreement).

2.      Proposal No. 2 — The Merger Proposal — to consider and vote upon a proposal to authorize and approve by way of special resolution the Plan of Merger made in accordance with the provisions of Section 233 of the Companies Act (As Revised) of the Cayman Islands (the “Plan of Merger”) and the Business Combination (the “Merger Proposal”). A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B.

3.      Proposal No. 3 — The Change of Name Proposal — to consider and vote upon a proposal, by way of special resolution, to approve the change of name of Black Spade III from “Black Spade Acquisition III Co” to “Astrum Space Company”, effective from the effective time of the Merger (the “Change of Name Proposal”).

4.      Proposal No. 4 — The Authorized Share Capital Amendment Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to amend the authorized share capital of Black Spade III from: US$16,650.00 divided into 150,000,000 Class A ordinary shares of a par value of US$0.0001 each, 15,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,500,000 preference shares of a par value of US$0.0001 to: US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preference shares of a par value of US$0.0001 each, effective from the effective time of the Merger (the “Authorized Share Capital Amendment Proposal”).

5.      Proposal No. 5 — The NYSE Proposal — to consider and vote upon a proposal, by way of ordinary resolution, for purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, the issuance of BIII Class A Ordinary Shares pursuant to the Business Combination Agreement, including the approval of (a) the issuance of more than 20% of BIII’s issued and outstanding ordinary shares in connection with the Business Combination and (b) the issuance of BIII Class A Ordinary Shares that will result in a change of control (the “NYSE Proposal”).

6.      Proposal No. 6 — The Charter Proposal — to consider and vote upon a proposal by way of special resolution to approve and adopt the proposed second amended and restated Memorandum and Articles of Association of the surviving company of the Merger (the “Post-Closing Company’s Charter”) effective from the effective time of the Merger. We refer to this proposal as the “Charter Proposal.” A copy of the Post-Closing Company’s Charter is attached to the accompanying proxy statement/prospectus as Annex C.

7.      Proposal No. 7 — The Governance Proposal — to consider and vote upon a proposal, on a non-binding advisory basis, to approve certain governance provisions in the Post-Closing Company’s Charter, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirement. We refer to this proposal as the “Governance Proposal.”

8.      Proposal No. 8 — The Incentive Plan Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to approve and adopt the Astrum 2026 Equity Incentive Plan (the “Incentive Plan”) and the material terms thereof, including the authorization of the initial share reserve thereunder. A copy of the Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D. We refer to this proposal as the “Incentive Plan Proposal.”

9.      Proposal No. 9 — The Director Election Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to elect the following five directors to serve on the board of directors of the surviving company of the Merger, in each case, until their respective successors are duly elected and qualified. We refer to this proposal as the “Director Election Proposal.”

10.    Proposal No. 10 — The Adjournment Proposal — to consider and vote upon a proposal by way of ordinary resolution to adjourn the Meeting to a later date or dates to be determined by the chairman of the Meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve one or more of the proposals above, or for such other reason as the Chairman of the Meeting, in his sole and absolute discretion shall deem necessary (the “Adjournment Proposal”).

We will also transact any other business as may properly come before the Meeting or any adjournment thereof.

The items of business listed above are more fully described elsewhere in the proxy statement/prospectus. Whether or not you intend to attend the Meeting, we urge you to read the attached proxy statement/prospectus in its entirety, including the annexes and accompanying financial statements, before voting. IN PARTICULAR, WE URGE YOU TO CAREFULLY READ THE SECTION IN THE PROXY STATEMENT/PROSPECTUS TITLED “RISK FACTORS.”

Only holders of record of BIII Class A Ordinary Shares and Class B ordinary shares of BIII, par value $0.0001 per share (the “BIII Class B Ordinary Shares,” and, together with the BIII Class A Ordinary Shares, the “BIII Ordinary Shares”) at the close of business on            , 2026 (the “Record Date”) are entitled to notice of the Meeting and to vote and have their votes counted at the Meeting and any adjournments of the Meeting.

After careful consideration, the board of directors of Black Spade III (the “Black Spade III Board” or “BIII Board”) has determined that each of the proposals listed is fair to, advisable for and in the best interests of Black Spade III and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of the proposals set forth above. When you consider the recommendations of the Black Spade III Board, you should keep in mind that Black Spade III’s directors and officers may have interests in the Business Combination that conflict with, or are different from, your interests as a shareholder of Black Spade III. See the section titled “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.”

Each of the Business Combination Proposal and the Merger Proposal is conditioned on the approval of each other. The Closing is conditioned on, among other things, the approval of the Business Combination Proposal and the Merger Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

All shareholders of Black Spade III (“Black Spade III Shareholders”) of record at the close of business on the Record Date are cordially invited to attend the Meeting, which will be held virtually over the Internet at [*]. To ensure your representation at the Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the pre-addressed postage paid envelope provided and, in any event, so as to be received by Black Spade III no later than at [*] a.m. Eastern Time, on            , 2026, being 48 hours before the time appointed for the holding of the Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting) or authorize the individuals named on your proxy card to vote your shares by using the Internet as described in the instructions included with your proxy card. If you are a holder of record of BIII Shares at the close of business on the Record Date, you may also cast your vote at the Meeting by visiting [*] and entering the meeting control number found on your proxy card. If you hold your BIII Shares in “street name,” which means your shares are held in an account at a brokerage firm or bank, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend and cast your vote at the Meeting, you must obtain a legal proxy from the shareholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to proxy@continentalstock.com no later than 72 hours prior to the Meeting. Holders should contact their broker or bank for instructions regarding obtaining a legal proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Meeting virtually. You will receive an e-mail prior to the Meeting with a link and instructions for entering the Meeting.

A complete list of Black Spade III Shareholders of record entitled to vote at the Meeting will be available for ten days before the Meeting at the principal executive offices of Black Spade III for inspection by shareholders during business hours for any purpose germane to the Meeting.

Voting on all resolutions at the Meeting will be conducted by way of a poll rather than on a show of hands. On a poll, votes are counted according to the number of BIII Shares registered in each shareholder’s name which are voted, with each BIII Share carrying one vote. The approval of each of the Business Combination Proposal, the Authorized Share Capital Amendment Proposal, the NYSE Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution, being a resolution passed by the affirmative vote of shareholders holding a simple majority of the BIII Shares, which, being so entitled, are voted on such resolutions in person or by proxy at the Meeting, at which a quorum is present. The approval of each of the Merger Proposal, the Change of Name Proposal and the Charter Proposal requires a special resolution, being a resolution passed by the affirmative vote of shareholders holding a majority of not less than two-thirds of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Meeting virtually or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the pre-addressed postage paid envelope provided and, in any event, so as to be received by Black Spade III no later than at [*] a.m. Eastern Time, on            , 2026, being 48 hours before the time appointed for the holding of the Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting), or authorize the individuals named on your proxy card to vote your shares by using the Internet as described in the instructions included with your proxy card. Submitting a proxy now will NOT prevent you from being able to attend and vote online at the Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly voted and counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors Chi Wai Dennis Tam Co-CEO and Executive Chairman of the Board of Directors , 2026

IF YOU RETURN YOUR SIGNED PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

ALL HOLDERS (THE “BLACK SPADE III PUBLIC SHAREHOLDERS”) OF SHARES OF CLASS A ORDINARY SHARES ISSUED IN BLACK SPADE III’S IPO (THE “BIII PUBLIC SHARES”) HAVE THE RIGHT TO HAVE THEIR BIII PUBLIC SHARES REDEEMED FOR CASH IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION. BLACK SPADE III PUBLIC SHAREHOLDERS ARE NOT REQUIRED TO AFFIRMATIVELY VOTE FOR OR AGAINST ANY PROPOSAL DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, OR TO VOTE ON ANY PROPOSAL AT ALL, OR TO BE HOLDERS OF RECORD ON THE RECORD DATE IN ORDER TO HAVE THEIR BIII PUBLIC SHARES REDEEMED FOR CASH.

THIS MEANS THAT ANY BLACK SPADE III PUBLIC SHAREHOLDER HOLDING BIII PUBLIC SHARES MAY EXERCISE REDEMPTION RIGHTS REGARDLESS OF WHETHER THEY ARE EVEN ENTITLED TO VOTE ON THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS.

TO EXERCISE REDEMPTION RIGHTS, BLACK SPADE III PUBLIC SHAREHOLDERS MUST TENDER THEIR BIII PUBLIC SHARES TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, BLACK SPADE III’S TRANSFER AGENT, NO LATER THAN TWO (2) BUSINESS DAYS PRIOR TO THE MEETING. YOU MAY TENDER YOUR BIII PUBLIC SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE BIII PUBLIC SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF BLACK SPADE III SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

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PAGES
INDEX TO FINANCIAL STATEMENTS	F-1
Annex A — The Business Combination Agreement	A-1
Annex B — Plan of Merger	B-1
ANNEX C — FORM OF SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF ASTRUM SPACE COMPANY (TO BE EFFECTIVE UPON COMPLETION OF THE BUSINESS COMBINATION)	C-1
Annex D — Form of INCENTIVE PLAN	D-1

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the Securities and Exchange Commission, or SEC, by BIII, constitutes a prospectus of BIII under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the BIII ordinary shares to be issued to Astrum Shareholders in connection with the Business Combination. This document also constitutes a proxy statement of Black Spade III under Section 14(a) of the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the Meeting of Black Spade III Shareholders to consider and vote upon each of the proposals, and to adjourn the Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt any one or more of the proposals, or if the Chairman of the Meeting, in his sole and absolute discretion, decides it is necessary.

This document also contains a resale prospectus with respect to the resale by the Initial Shareholders and Underwriters from time to time of up to 5,750,000 BIII Class A Ordinary Shares, 8,150,000 BIII Warrants and 8,150,000 BIII Class A Ordinary Shares underlying the BIII Warrants.

The two prospectuses contained in this registration statement (i.e., the primary offering prospectus and the resale prospectus) are substantively identical in all respects, except that the resale prospectus contains a different cover page, a “Selling Securityholders” section, and a “Plan of Distribution” section, each of which is set forth in the Alternate Pages.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to Black Spade III Shareholders nor the issuance by BIII of its ordinary shares in connection with the Business Combination will create any implication to the contrary.

Information contained in this proxy statement/prospectus regarding Black Spade III has been provided by Black Spade III and information contained in this proxy statement/prospectus regarding Astrum has been provided by Astrum.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this proxy statement/prospectus concerning Astrum’s industry and the regions in which it operates, including Astrum’s general expectations and market position, market size, market opportunity, market share and other management estimates, is based on information obtained from industry publications and reports and forecasts provided to Astrum. In some cases, this proxy statement/prospectus does not expressly refer to the sources from which this information is derived. This information is subject to significant uncertainties and limitations and is based on assumptions and estimates that may prove to be inaccurate. You are therefore cautioned not to give undue weight to this information.

Neither Astrum nor Black Spade III has independently verified the accuracy or completeness of any such information. Similarly, internal surveys, industry forecasts and market research have not been independently verified although they are believed to be reliable. Market data, industry forecasts and similar information included in this proxy statement/prospectus is inherently imprecise. In addition, assumptions and estimates of Astrum’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and “Astrum Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Astrum owns or has proprietary rights to trademarks used in this proxy statement/prospectus that are important to its business, many of which are registered under applicable intellectual property laws. This proxy statement/prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that Astrum or the applicable owner or licensor will not assert, to the fullest extent permitted under applicable law, its rights or the right to these trademarks, trade names and service marks. Astrum does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of Astrum by, any other parties.

FREQUENTLY USED TERMS

“Ancillary Agreements” means the agreements and documents related to the Business Combination Agreement, including but not limited to the Plan of Merger, Sponsor Support Agreement, the Astrum Shareholders Support Agreement and the Registration Rights Agreement;

“Astrum” means Astrum Space Inc, a Cayman Islands exempted company.

“Astrum Holding” means Astrum Space Holding Inc, a Cayman Islands exempted company.

“Astrum Singapore” means Astrum Networks Pte. Ltd., a Singapore company.

“Astrum Shareholders Support Agreement” means the shareholders support and lock-up agreement and deed, dated as of August 27, 2026, by and among Black Spade III, Astrum and Astrum Holding;

“Black Spade III Articles” or “BIII Articles” means Black Spade III’s amended and restated memorandum and articles of association adopted by special resolution dated January 5, 2026 and effective on January 5, 2026, as may be amended, restated or otherwise modified from time to time;

“Black Spade III Board” means the board of directors of Black Spade III;

“Black Spade III Public Shareholders” or “Public Shareholders” means the holders of BIII Class A Ordinary Shares issued as part of the Units issued in Black Spade III’s IPO;

“Black Spade III’s IPO” or our “Initial Public Offering” means Black Spade III’s initial public offering, which was consummated on January 7, 2026;

“Black Spade III Shareholder” means the holder of BIII Shares;

“Black Spade III Shareholder Redemption Amount” means the aggregate amount payable to Black Spade III Shareholders exercising their redemption rights;

“Black Spade III Warrant Agreement” means the Warrant Agreement dated as of January 5, 2026, between Black Spade III and Continental Stock Transfer & Trust Company (as amended, supplemented or modified from time to time);

“BIII” or “Black Spade III” means Black Spade Acquisition III Co, a Cayman Islands exempted company;

“BIII Class A Ordinary Shares,” “BIII Public Shares” or “Public Shares” means the Class A ordinary shares of Black Spade III, par value $0.0001 per share;

“BIII Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Black Spade III;

“BIII Excluded Shares” means the BIII Class A Ordinary Shares issued and outstanding and held immediately prior to the Merger Effective Time as treasury shares, including shares redeemed by Black Spade III in connection with the exercise of the redemption rights of the Black Spade III Shareholders (if any);

“BIII Founder Shareholders” or the “Initial Shareholders” means collectively, holders of Founder Shares prior to Black Spade III’s IPO, including the Sponsor and Sponsor Related Parties;

“BIII Ordinary Share” means a BIII Class A Ordinary Share or a BIII Class B Ordinary Share;

“BIII Private Warrants” or “Private Placement Warrants” means the warrants (i) sold to the Sponsor and Black Spade III’s IPO underwriters in the private placement consummated concurrently with the Black Spade III’s IPO, or (ii) issued in connection with the conversion of working capital loans made to Black Spade III by the Sponsor or its affiliated person, each entitling its holder to purchase one BIII Public Share at an exercise price of $11.50 per share, subject to adjustment;

“BIII Public Warrants” or “Public Warrants” means the redeemable warrants issued in Black Spade III’s IPO, each entitling its holder to purchase one BIII Public Share at an exercise price of $11.50 per share, subject to adjustment;

“BIII Shareholder Redemption Amount” means the aggregate amount payable with respect to the exercise of BIII Shareholder Redemption Rights;

v

“BIII Shareholder Redemption Right” means the right of the holders of BIII Class A Ordinary Shares to redeem all or a portion of their BIII Class A Ordinary Shares as set forth in the BIII Articles;

“BIII Shares” means the shares of Black Spade III, including the BIII Ordinary Shares;

“BIII Warrants” or “Warrants” means the BIII Public Warrants and the BIII Private Warrants;

“Business Combination” means all transactions contemplated by the Business Combination Agreement, including the Merger;

“Business Combination Agreement” means the Business Combination Agreement dated as of August 27, 2026, and amended as of November 5, 2026, by and among Black Spade III, Astrum and Astrum Singapore, as may be amended, supplemented or otherwise modified from time to time, and attached hereto as Annex A;

“Cayman Islands Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

“Closing” means the closing of the Business Combination contemplated by the Business Combination Agreement;

“Closing Date” means the day on which the Closing occurs;

“Completion Window” refers to the period following the completion of Black Spade III’s IPO at the end of which, if Black Spade III has not completed its initial business combination, it will redeem 100% of the BIII Public Shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of funds withdrawn for any permitted withdrawals), divided by the number of then outstanding BIII Public Shares, subject to applicable law and certain conditions. The Completion Window ends on (i) April 7, 2028 or (ii) such other time period in which Black Spade III must consummate an initial business combination pursuant to an amendment to its amended and restated memorandum and articles of association;

“D2D” means direct-to-device.

“Effectiveness Deadline” means the date by which the Business Combination may be terminated by either Astrum or Black Spade III if the Registration Statement has not been declared effective under the Securities Act, which is January 11, 2027, unless both parties agree in writing to extend it to March 27, 2027 (such agreement not to be unreasonably withheld);

“Eligible BIII Shares” means the BIII Shares that are issued and outstanding immediately prior to the Merger Effective Time (other than the BIII Excluded Shares and Redeeming BIII Shares);

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Founder Shares” means the BIII Class B Ordinary Shares issued to the Sponsor prior to the Black Spade III’s IPO;

“GEO” means geostationary equatorial orbit.

“Group” means Astrum, Astrum Singapore, Asiaspace Pty. Ltd., Astrum Mobile Pte. Ltd., Astrum Technologies, Inc. and Astrum Mobile Philippines, Inc.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Letter Agreements” means that certain letter agreements entered into by Black Spade III, the Sponsor and each of the Sponsor Related Parties, dated as of January 5, 2026;

“Listco Shares” means the Class A ordinary shares of the Merger Surviving Company, par value $0.0001 per share;

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended;

“LEO” means low Earth orbit.

“Meeting” means the extraordinary general meeting of shareholders of Black Spade III, which will be held as a virtual meeting at [*] a.m. Eastern Time, on        , 2026 and on such other time and date and at such other place to which the meeting may be adjourned;

“Merger” means the merger between Astrum and Black Spade III, with Black Spade III surviving in accordance with the Business Combination Agreement;

“Merger Surviving Company”, the “Post-Closing Company” or the “combined company” means the surviving company of the Merger and the Cayman Islands Companies Act;

“Merger Effective Time” means the effective time of the Merger;

“Nasdaq” means The Nasdaq Stock Market LLC, including the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market;

“NEASTAR-1” refers to the name of Astrum’s GEO satellite under construction;

“NYSE” means The New York Stock Exchange;

“Performance Shares” means up to 25,500,000 Class A Ordinary Shares of the Merger Surviving Company that the Merger Surviving Company shall issue, or cause to be issued, to Astrum Holding upon the achievement of certain milestone events on or prior to the applicable milestone date;

“Plan of Merger” means the plan of merger, substantially in the form attached as Annex B, that BIII and Astrum shall execute on the Closing Date;

“Qualified Stock Exchange” means the NYSE (including, without limitation, NYSE American) or Nasdaq, as mutually agreed in writing (including by email) by Astrum and BIII;

“Redeeming BIII Shares” means the BIII Shares in respect of which the eligible holder thereof has validly exercised such holder’s redemption right;

“Registration Rights Agreement” means the amended and restated registration rights agreement to be entered into upon Closing, by and among Black Spade III, the Sponsor, Cohen, Chardan Capital Markets LLC, Astrum Holding and certain other existing holders and new holders, which amends and restates the registration rights agreement entered into in connection with Black Spade III’s IPO;

“SEC” means the U.S. Securities and Exchange Commission;

“Sponsor” means Black Spade Sponsor LLC III, a Cayman Islands limited liability company;

“Sponsor Related Parties” means Black Spade III’s directors and officers and certain employees of the Sponsor’s affiliates who received an aggregate of 630,000 BIII Class B Ordinary Shares from the Sponsor on December 9, 2025;

“Sponsor Support Agreement” means the sponsor support and lock-up agreement and deed, dated as of August 27, 2026, by and among Astrum, Black Spade III, the Sponsor and the Sponsor Related Parties;

“Surviving Entity”, the “Post-Closing Company” or the “combined company” means the surviving company of the Merger;

“S2M” means satellite-to-mobile;

“Trust Account” means the trust account established for the purpose of holding the net proceeds from Black Spade III’s IPO;

“TT&C” means telemetry, tracking and control, which is the communication system used by an operator on Earth to monitor and control satellites in orbit.

“Unit Separation” means the automatic detachment of each Unit outstanding immediately prior to the Merger Effective Time, as a result of which the holder thereof shall be deemed to hold one BIII Class A Ordinary Share and one-third of a BIII Public Warrant in accordance with the terms of the applicable Unit;

“Units” means the units issued in the Black Spade III’s IPO, each consisting of one BIII Class A Ordinary Share and one-third of a BIII Public Warrant;

“U.S. Dollars,” “USD,” “US$,” and “$” mean United States dollars, the legal currency of the United States;

“we,” “us,” “our company,” “Astrum,” and “our” mean Astrum Space Inc and its subsidiaries. References to the share capital, securities, shareholders, directors, board of directors, auditors of “Astrum” are to the share capital, securities (including shares, options and warrants), shareholders, directors, board of directors, and auditors of Astrum Space Inc, respectively;

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND
THE EXTRAORDINARY GENERAL MEETING

The following questions and answers briefly address some commonly asked questions about the Meeting and the proposals to be presented at the Meeting, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to Black Spade III Shareholders. Black Spade III Shareholders are urged to carefully read this entire proxy statement/prospectus, including the financial statements and annexes attached hereto and the other documents referred to herein.

Q:     What is being voted on at the Meeting?

A:     Black Spade III Shareholders are being asked to consider and vote on the following proposals:

1.Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to ratify, approve and adopt by way of ordinary resolution the Business Combination Agreement, dated as of August 27, 2026, and amended as of November 5, 2026, by and among Black Spade III, Astrum Space Inc (“Astrum”) and Astrum Networks Pte. Ltd. (“Astrum Singapore”), as may be amended, supplemented or restated from time to time (the “Business Combination Agreement”), and the transactions contemplated therein (the “Transactions”), including the merger whereby Astrum will merge with and into Black Spade III, with Black Spade III surviving the merger and the securityholders of Astrum becoming securityholders of Black Spade III (the “Business Combination”) (the “Business Combination Proposal”). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A (Business Combination Agreement).

2.      Proposal No. 2 — The Merger Proposal — to consider and vote upon a proposal to authorize and approve by way of special resolution the Plan of Merger made in accordance with the provisions of Section 233 of the Companies Act (As Revised) of the Cayman Islands (the “Plan of Merger”) and the Business Combination (the “Merger Proposal”). A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B.

3.      Proposal No. 3 — The Change of Name Proposal — to consider and vote upon a proposal, by way of special resolution, to approve the change of name of Black Spade III from “Black Spade Acquisition III Co” to “Astrum Space Company”, effective from the effective time of the Merger (the “Change of Name Proposal”).

4.      Proposal No. 4 — The Authorized Share Capital Amendment Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to amend the authorized share capital of Black Spade III from: US$16,650.00 divided into 150,000,000 Class A ordinary shares of a par value of US$0.0001 each, 15,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,500,000 preference shares of a par value of US$0.0001 to: US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preference shares of a par value of US$0.0001 each, effective from the effective time of the Merger (the “Authorized Share Capital Amendment Proposal”).

5.      Proposal No. 5 — The NYSE Proposal — to consider and vote upon a proposal, by way of ordinary resolution, for purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, the issuance of BIII Class A Ordinary Shares pursuant to the Business Combination Agreement, including the approval of (a) the issuance of more than 20% of BIII’s issued and outstanding ordinary shares in connection with the Business Combination and (b) the issuance of BIII Class A Ordinary Shares that will result in a change of control (the “NYSE Proposal”).

6.      Proposal No. 6 — The Charter Proposal — to consider and vote upon a proposal by way of special resolution to approve and adopt the proposed second amended and restated Memorandum and Articles of Association of the surviving company of the Merger (the “Post-Closing Company’s Charter”) effective from the effective time of the Merger. We refer to this proposal as the “Charter Proposal.” A copy of the Post-Closing Company’s Charter is attached to the accompanying proxy statement/prospectus as Annex C.

7.      Proposal No. 7 — The Governance Proposal — to consider and vote upon a proposal, on a non-binding advisory basis, to approve certain governance provisions in the Post-Closing Company’s Charter, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirement. We refer to this proposal as the “Governance Proposal.”

8.      Proposal No. 8 — The Incentive Plan Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to approve and adopt the Astrum 2026 Equity Incentive Plan (the “Incentive Plan”) and the material terms thereof, including the authorization of the initial share reserve thereunder. A copy of the Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D. We refer to this proposal as the “Incentive Plan Proposal.”

9.      Proposal No. 9 — The Director Election Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to elect the following five directors to serve on the board of directors of the surviving company of the Merger, in each case, until their respective successors are duly elected and qualified. We refer to this proposal as the “Director Election Proposal.”

10.    Proposal No. 10 — The Adjournment Proposal — to consider and vote upon a proposal by way of ordinary resolution to adjourn the Meeting to a later date or dates to be determined by the chairman of the Meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve one or more of the proposals above, or if the Chairman of the Meeting, in his sole and absolute discretion, decides it is necessary (the “Adjournment Proposal”).

Black Spade III will hold the Meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Meeting. Black Spade III Shareholders should read it carefully.

The vote of shareholders is important. Black Spade III Shareholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:     Why is Black Spade III proposing the Business Combination?

A:     Black Spade III was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets.

On January 7, 2026, Black Spade III consummated its initial public offering (the “Black Spade III’s IPO”) of 17,250,000 Units at $10.00 per Unit, generating gross proceeds of $172,500,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“BIII Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. Simultaneously with the closing of Black Spade III’s IPO, Black Spade III consummated the sale of an aggregate of 8,150,000 Private Placement Warrants at a price of $0.50 per Private Placement Warrant, in a private placement to the Sponsor and the underwriter in the IPO, generating gross proceeds of $4,075,000. Since Black Spade III’s IPO, Black Spade III’s activity has been limited to the evaluation of business combination candidates.

Black Spade III is permitted to choose a target business in any business or industry (with a focus on those in the cross-section of entertainment-related enabling technology and digital financial infrastructure) that it felt would provide its shareholders with the greatest opportunity to participate in a company with significant growth potential. Accordingly, it regularly analyzed investment opportunities that were in various sectors and regions in an effort to locate the best potential business combination opportunity for its shareholders.

Based on its due diligence investigations on Astrum and the industry in which Astrum operates, including the financial and other information provided by Astrum in the course of the parties’ negotiations, Black Spade III believes that a business combination with Astrum will provide its shareholders with an opportunity to participate in a company with significant growth potential.

Although the Black Spade III Board believes that the Business Combination with Astrum is in the best interests of Black Spade III and its shareholders, the Black Spade III Board did consider certain potential risks in arriving at that conclusion. See the section titled “Proposal One — The Business Combination Proposal — The Black Spade III Board’s Reasons for Approval of the Proposed Transactions.”

Q:     What positive and negative factors did the Black Spade III Board consider when determining whether or not to proceed with the Business Combination?

A:     In evaluating the Business Combination and making the above determinations and its recommendation, the Black Spade III Board consulted with its advisors and its management and considered a number of factors, including, but not limited to, the factors discussed below. In light of the wide number and complexity of the factors considered in connection with its evaluation of the Business Combination, the Black Spade III Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Black Spade III Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Black Spade III Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

The Black Spade III Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, and the Ancillary Agreements, and the transactions contemplated thereby. Before reaching its decision to approve the Business Combination, the Black Spade III Board reviewed the results of due diligence conducted by Black Spade III’s management and by Black Spade III’s legal and financial advisors, which included, among other things:

•        meetings and calls with Astrum’s founder, management team, employees, consultants and advisors regarding, among others, Astrum’s assets, operations, business plans and strategy;

•        review of the satellite communications industry, including historical growth trends, market share information and recent comparable transactions involving spectrum assets;

•        review of the history of the company and the quality of Astrum’s key assets, including health reports regarding Astrum’s in-orbit GEO satellite, progress in the manufacturing and launch window of the NEASTAR-1 satellite, and status of ITU filings for Astrum’s L-band spectrum rights at the 105°E orbital slot;

•        review of the cost and practicality of extending the life of Astrum’s in-orbit GEO satellite;

•        review of memoranda of understanding executed by Astrum with mobile, broadband and communications services providers across the Asia-Pacific region;

•        review of Astrum’s unaudited historical financial statements and operating information;

•        financial analysis of Astrum and the Business Combination with the assistance of Cohen, Black Spade III’s financial advisor, utilizing information provided by Astrum, publicly available information and the valuation report issued by Roma Appraisals Limited regarding Astrum’s L-Band spectrum; and

•        assessment of Astrum’s readiness to list as a public company.

The Black Spade III Board’s ultimate decision to pursue a business combination with Astrum over continuing to search for a business combination target was generally the result of, but not limited to, a combination of the following reasons:

•        the determination of Black Spade III’s management that: (i) the market opportunity was substantial, (ii) the scarcity of spectrum assets and resulting barriers to entry, and (iii) Astrum was an attractive investment opportunity because of its uniqueness and its business plans and growth opportunity;

•        the determination that Astrum generally fit into Black Spade III’s target sectors, met Black Spade III’s expectations for business quality and valuation and was suitable as a public company given other comparable companies in the market; and

•        the determination that, given the potential synergies that could be achieved between the parties, the combination of Black Spade III and Astrum has the potential to increase substantially the likelihood of Astrum achieving its growth potential and thereby create shareholder value.

x

Specifically, the Black Spade III Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to approve the entry into the Business Combination Agreement and the transactions contemplated therein, including, but not limited to, the following material factors:

•        Growing Global Attention and Support for the Satellite Communications Industry.    The Black Spade III Board believes that the satellite communications industry is receiving sharply rising global attention and support, driven especially by satellite-to-device technology, which is shifting satellite communications from niche/enterprise use toward potential mainstream consumer and operator offerings, with strong industry and government support worldwide.

•        Scarcity of Spectrum Assets and Resulting Barriers to Entry.    The Black Spade III Board considered the legal scarcity of spectrum assets, and noted that Astrum holds a strong and unique market position as the owner of a contiguous 25MHz L-band BSS spectrum with the highest priority in Region 3 (Asia and Oceania) as defined by the ITU.

•        Ability to Secure Launch Slot on a SpaceX Falcon 9 Launch Vehicle.    The Black Spade III Board considered the fact that Astrum has contracted with Impulse Space for delivery services supporting the planned deployment of the NEASTAR-1 satellite, and has secured a launch slot with a SpaceX Falcon 9 launch vehicle supported by Impulse Space’s launch booster technology.

•        Path to Commercialization.    Astrum has entered into memoranda of understanding with six telecommunications companies and satellite operators across three Southeast Asian countries. These MOUs typically span 2 – 3 years, with product and service cooperation, regulatory filing, and market validation as the key areas of collaboration, which provides Astrum with a key means of accelerating commercialization of its service. Astrum has also received written confirmation from the Papua New Guinea National Information & Communications Technology Authority that, subject to Astrum’s formal application, it is prepared to grant the appropriate operator and radiocommunication licenses for Astrum to provide L-band broadcast satellite service (BSS) into Papua New Guinea.

•        Experienced and Committed Management Team.    The Black Spade III Board considered the fact that Astrum will be led by its senior management team, who have years of experience and backgrounds in the satellite communications sector. The senior management team intends to remain with Astrum in the capacity of officers and/or directors, which will provide helpful continuity in advancing Astrum’s strategic goals.

•        Letter of Support from Astrum’s Founder.    The Black Spade III Board considered the fact that Mr. Zhou Qingzhi, the founder of Astrum, entered into a Letter of Support with Astrum and has committed to provide funding to Astrum and its subsidiaries in an aggregate amount of up to US$168,000,000 to support Astrum’s operating, investing, and financing activities, including capital expenditures necessary for the development, manufacture, testing, and launch of the NEASTAR-1 satellite. The Black Spade III Board believed that such commitment from the founder not only alleviates potential uncertainties about Astrum’s financial capability to fulfil its contractual obligations regarding the manufacture and launch of the NEASTAR-1 satellite as planned, but also demonstrates the founder’s ongoing financial and strategic backing to Astrum and its business.

•        Continued Ownership by Astrum’s Shareholder.    Astrum Holding is converting its entire ownership interests in Astrum into the combined company in the proposed Business Combination. Approximately 96% of the shares of the combined company held by Astrum Holding will be subject to lock-up restrictions after Closing, which the Black Spade III Board believed reflects the shareholder’s belief in and commitment to the continued growth prospects of Astrum going forward.

•        Novation or Cancellation of Related Party Loans.    Pursuant to the Business Combination Agreement, Astrum has covenanted to cause all outstanding related party indebtedness owed by Astrum or any of its subsidiaries to be novated to Astrum Holding or otherwise forgiven or cancelled, such that no related party indebtedness will be reflected as a liability of Astrum or its subsidiaries for any post-Closing period. The Black Spade III Board believed that such novation or cancellation, once completed, would not only eliminate Astrum’s liabilities and improve its overall financial position, but also signal the commitment of the founder of Astrum and the controlling shareholder of Astrum Holding, to remain invested in the combined company for the long term.

•        Terms and Conditions of the Business Combination Agreement.    The terms and conditions of the Business Combination Agreement and the Business Combination were, in the opinion of the Black Spade III Board, the product of arm’s-length negotiations between the parties.

The Black Spade III Board also considered a variety of uncertainties, risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Business Risks.    The Black Spade III Board considered that there were risks associated with the successful implementation of Astrum’s business plans and uncertainties regarding whether Astrum would be able to realize the anticipated benefits of the Business Combination on the expected timeline or at all, including due to factors outside the parties’ control. The Black Spade III Board considered the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that Black Spade III Shareholders may not fully realize these benefits to the extent that they expected to retain the BIII Public Shares following the completion of the Business Combination.

•        Industry Risks.    Astrum may encounter unforeseen expenses, difficulties, complications, delays and other unknown events relating to the manufacturing, testing and launch of the NEASTAR-1 satellite. These risks may include potential issues arising from third party manufacturers or launch providers whose systems or capabilities may prove incompatible or otherwise impact the GEO launch plan. Such factors could lead to delays in executing Astrum’s business plan and additional costs.

•        Limited Operating History.    Astrum’s limited operating history makes evaluating its business and prospects difficult.

•        Macroeconomic Risks.    Macroeconomic uncertainty and the effects it could have on the revenues of Astrum after the Business Combination.

•        Regulatory Risks.    The risk of changes in Astrum’s regulatory environment, including changes to ITU regulations and national laws and regulations.

•        Redemption Risk.    The potential that a significant number of Black Spade III Shareholders elect to redeem their shares prior to the consummation of the Merger, thereby depleting the amount of cash available in the Trust Account.

•        Shareholder Vote.    Black Spade III Shareholders may fail to provide the respective votes necessary to effect the Merger.

•        Closing Conditions.    The completion of the Merger is conditioned on the satisfaction of certain closing conditions some of which are not within Black Spade III’s control.

•        Litigation.    The possibility of litigation challenging the Business Combination Agreement or that an adverse judgment granting permanent injunctive relief could delay or prevent consummation of the Business Combination.

•        No Fairness Opinion.    The Black Spade III Board considered the fact that the parties to the Business Combination have not sought any fairness opinion in connection with the Business Combination.

•        Liquidation of Black Spade III.    The risks and costs to Black Spade III if the Merger is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Black Spade III being unable to effect a business combination within the Completion Window.

•        Reduced Influence of Black Spade III Shareholders.    The existing Black Spade III Shareholders will hold a minority position in the combined company after the Business Combination. In addition, although the Sponsor may, from Closing and for two (2) years after Closing, nominate one (1) director and designate one (1) non-voting observer to the board of directors of the combined company, no incumbent director of Black Spade III will serve in the combined company after the Business Combination as director. This may reduce the influence that Black Spade III’s current shareholders have on the management of the post-combination company.

•        Fees and Expenses.    The risk of the expected fees and expenses associated with the Business Combination, some of which would be payable regardless of whether the Business Combination is consummated.

•        Other Risks.    Various other risks associated with the Business Combination, the business of Astrum and the business of Black Spade III described under “Risk Factors.”

In addition to considering the factors described above, the Black Spade III Board also considered that the officers and some of the directors of Black Spade III may have interests in the Business Combination as individuals that are different from, or in addition to, those of other shareholders and Warrant holders generally (see “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.”). Black Spade III’s independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the Black Spade III Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination.

The Black Spade III Board concluded that the potential benefits that it expected Black Spade III and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Black Spade III Board unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were advisable and fair to, and in the best interests of, Black Spade III and its shareholders.

Q:     Why is Black Spade III providing Black Spade III Shareholders with the opportunity to vote on the Business Combination?

A:     Under the Black Spade III Articles, Black Spade III must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of Black Spade III’s initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. For business and other reasons, Black Spade III has elected to provide its shareholders with the opportunity to have their Public Shares redeemed in connection with a shareholder vote rather than a tender offer. Therefore, Black Spade III is seeking to obtain the approval of its shareholders of the Business Combination Proposal in order to allow its Public Shareholders to effectuate redemptions of their Public Shares in connection with the Closing.

Q:     Is my vote important?

A:     Yes. The Business Combination cannot be completed unless the various proposals receive the requisite vote for approval. Only Black Spade III Shareholders as of the close of business on the Record Date for the Meeting, are entitled to vote at the Meeting. After careful consideration, the Black Spade III Board unanimously recommends that the Black Spade III Shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Merger Proposal, “FOR” the approval of the Change of Name Proposal, “FOR” the approval of the Authorized Share Capital Amendment Proposal, “FOR” the approval of the NYSE Proposal, “FOR” the approval of the Charter Proposal, “FOR” the approval of the Governance Proposal, “FOR” the approval of the Incentive Plan Proposal, “FOR” the approval of the Director Election Proposal and “FOR” the approval of the Adjournment Proposal. For details on the required votes to approve each proposal, see the section headed “What vote is required to approve the proposals presented at the Meeting?”

Q:     Are the proposals conditioned on one another?

A:     The Closing is conditioned on approval of the Business Combination Proposal and the Merger Proposal. The Business Combination Proposal and the Merger Proposal are conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

It is important for you to note that in the event that the Business Combination Proposal and the Merger Proposal do not receive the requisite vote for approval, then Black Spade III will not consummate the Business Combination. If Black Spade III does not consummate the Business Combination and fails to complete an initial business combination within the Completion Window, Black Spade III will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its Public Shareholders.

Q:     What will happen in the Business Combination?

A:     Pursuant to the Business Combination Agreement, Astrum will merge with and into Black Spade III with Black Spade III surviving the Merger. As a result of the Business Combination, and upon the consummation of the Business Combination, the securityholders of Astrum will become the securityholders of the combined company.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     There are a number of closing conditions to the Business Combination, including, but not limited to: (i) the approval for listing of the Merger Consideration Shares on the Qualified Stock Exchange, subject only to official notice of issuance thereof; (ii) the receipt of all required governmental consents, authorizations and approvals; (iii) the absence of any applicable law or governmental order enjoining, prohibiting, making illegal or preventing the consummation of the Transactions; (iv) the approval by Black Spade III Shareholders of the Transaction Proposals; (v) the effectiveness of the registration statement on Form F-4 of which this proxy statement/prospectus forms a part in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the absence of any stop order issued by the SEC with respect thereto and (vi) the accuracy of the representations and warranties of each party (subject to certain materiality standards) and performance by each party of its pre-closing covenants. For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section titled “The Business Combination Agreement — Conditions to Closing of the Transactions.”

Q:     What equity stake will Black Spade III Shareholders and Astrum Shareholders have in the combined company after the Business Combination?

A:     The following tables illustrate estimated ownership levels in the combined company, immediately following the consummation of the Business Combination, based on varying levels of redemptions by Public Shareholders.

Pro Forma Ownership	No Redemption		25% Redemptions		50% Redemptions		75% Redemptions		100% Redemptions
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Public Shareholders(1)	17,250,000	14.0%	12,937,500	10.9%	8,625,000	7.5%	4,312,500	3.9%	—	0.0%
Initial Shareholders(2)	5,750,000	4.7%	5,750,000	4.8%	5,750,000	5.0%	5,750,000	5.2%	5,750,000	5.4%
Astrum Holding	100,000,000	81.3%	100,000,000	84.3%	100,000,000	87.5%	100,000,000	90.9%	100,000,000	94.6%
Total	123,000,000	100.0%	118,687,500	100.0%	114,375,000	100.0%	110,062,500	100.0%	105,750,000	100.0%

____________

(1)      Amount comprises the unredeemed Public Shares in a variety of redemptions scenarios. This amount reflects the assumed redemption of (i) 0 shares under the No Redemptions Scenario, (ii) 4,312,500 shares under the 25% Redemptions Scenario, (iii) 8,625,000 shares under the 50% Redemptions Scenario, (iv) 12,937,500 shares under the 75% Redemptions Scenario, and (v) 17,250,000 shares under the 100% Redemptions Scenario.

(2)      Pertains to the 5,750,000 Founder Shares outstanding.

The following table illustrates varying ownership levels of the combined company immediately following the Business Combination on a fully diluted basis(1):

Pro Forma Ownership	No Redemption		25% Redemptions		50% Redemptions		75% Redemptions		100% Redemptions
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Public Shareholders(2)	23,000,000	14.2%	18,687,500	11.8%	14,375,000	9.3%	10,062,500	6.7%	5,750,000	4.0%
Initial Shareholders and Underwriters(3)	13,900,000	8.6%	13,900,000	8.8%	13,900,000	9.0%	13,900,000	9.3%	13,900,000	9.6%
Astrum Holding(4)	125,500,000	77.2%	125,500,000	79.4%	125,500,000	81.7%	125,500,000	84.0%	125,500,000	86.4%
Total	162,400,000	100.0%	158,087,500	100.0%	153,775,000	100.0%	149,462,500	100.0%	145,150,000	100.0%

____________

(1)      This table makes the same assumptions as in the preceding ownership table, except that this table reflects the 5,750,000 shares underlying the Public Warrants, the 8,150,000 shares underlying the Private Placement Warrants, and the 25,500,000 Performance Shares.

(2)      Includes the 5,750,000 shares underlying the Public Warrants and the 17,250,000 Public Shares outstanding.

(3)      Includes the 8,150,000 shares underlying the Private Placement Warrants (comprising the 7,000,000 Private Placement Warrants held by the Sponsor and the 1,150,000 Private Placement Warrants held by the Underwriters) and the 5,750,000 Founder Shares outstanding.

(4)      Includes the 25,500,000 Performance Shares.

In addition to the changes in percentage ownership depicted above, variation in the levels of redemptions will impact the dilutive effect of certain equity issuances related to the Business Combination, which would not otherwise be present in an underwritten public offering. Increasing levels of redemptions will increase the dilutive effect of these issuances on non-redeeming holders of the Public Shares.

The table below presents the Trust Account value per share to a Public Shareholder that elects not to redeem its shares across a range of varying redemptions scenarios. This Trust Account value per share includes the per share cost of the deferred underwriting fee.

As of September 30, 2026
Trust Account Value	$177,073,722
Total Public Shares	17,250,000
Total Account Value per Public Share	$10.27
	No Redemption Scenario(1)	25% Redemptions Scenario(2)	50% Redemptions Scenario(3)	75% Redemptions Scenario(4)	100% Redemptions Scenario(5)
Redemptions	$—	$(44,268,431)	$(88,536,861)	$(132,805,292)		$(177,073,722)
Redemptions, shares	—	(4,312,500)	(8,625,000)	(12,937,500)		(17,250,000)
Deferred underwriting fee	$(6,876,000)	$(5,151,000)	$(3,426,000)	$(1,701,000)		$—
Cash left in Trust Account post redemptions less deferred underwriting fee	$170,197,722	$127,654,292	$85,110,861	$42,567,431		$—
Public Shares post-redemptions	17,250,000	12,937,500	8,625,000	4,312,500		—
Remaining trust proceeds per Public Share	$9.87	$9.87	$9.87	$9.87	$	N/A

____________

(1)      This scenario assumes that no Public Shares are redeemed. This scenario also assumes payment of the deferred underwriting fee of approximately $6.9 million using the funds in the Trust Account.

(2)      This scenario assumes that 4,312,500 Public Shares, or approximately 25% of the Public Shares subject to redemption, are redeemed for an aggregate payment of approximately $44.3 million (based on the estimated per-share redemption price of approximately $10.27 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2026, which is a redemptions scenario that could occur. This scenario also assumes payment of the deferred underwriting fee of approximately $5.2 million using the funds in the Trust Account.

(3)      This scenario assumes that 8,625,000 Public Shares, or approximately 50% of the Public Shares subject to redemption, are redeemed for an aggregate payment of approximately $88.5 million (based on the estimated per-share redemption price of approximately $10.27 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2026, which is a redemptions scenario that could occur. This scenario also assumes payment of the deferred underwriting fee of approximately $3.4 million using the funds in the Trust Account.

(4)      This scenario assumes that 12,937,500 Public Shares, or 75% of the Public Shares subject to redemption, are redeemed for an aggregate payment of approximately $132.8 million (based on the estimated per-share redemption price of approximately $10.27 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2026, which is a redemptions scenario that could occur. This scenario also assumes payment of the deferred underwriting fee of approximately $1.7 million using the funds in the Trust Account.

(5)      This scenario assumes that 17,250,000 Public Shares, or 100% of the Public Shares subject to redemption, are redeemed for an aggregate payment of approximately $177.1 million (based on the estimated per-share redemption price of approximately $10.27 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2026, which is a redemptions scenario that could occur. This scenario also assumes payment of the deferred underwriting fee of approximately $0.0 million using the funds in the Trust Account.

Sources and Uses of Proceeds

The following tables summarize the anticipated sources and uses of funds in the Business Combination, in various redemptions scenarios. Such tables are for illustrative purposes only. Where actual amounts are not known or knowable, the figures below represent good faith estimates of such amounts.

Assuming No Redemption
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$—
		Transaction expenses	14.2
		Deferred underwriting fee	6.9
		Sponsor Transaction Bonus	3.5
		Cash	152.5
Total Sources	$177.1	Total Uses	$177.1
Assuming 25% Redemptions
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$44.3
		Transaction expenses	14.2
		Deferred underwriting fee	5.2
		Sponsor Transaction Bonus	3.5
		Cash	109.9
Total Sources	$177.1	Total Uses	$177.1
Assuming 50% Redemptions
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$88.5
		Transaction expenses	14.2
		Deferred underwriting fee	3.4
		Sponsor Transaction Bonus	3.5
		Cash	67.5
Total Sources	$177.1	Total Uses	$177.1
Assuming 75% Redemptions
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$132.8
		Transaction expenses	14.2
		Deferred underwriting fee	1.7
		Sponsor Transaction Bonus	3.5
		Cash	24.9
Total Sources	$177.1	Total Uses	$177.1

Assuming 100% Redemptions
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$177.1
		Transaction expenses(1)	—
		Deferred underwriting fee	—
		Sponsor Transaction Bonus(1)	—
		Cash	—
Total Sources	$177.1	Total Uses	$177.1

____________

(1)      Under the 100% redemptions scenario, no cash would be released from the Trust Account to fund the payment of transaction expenses or the Sponsor Transaction Bonus. Accordingly, the balance would remain outstanding and become payable upon the Closing.

Q:     Who will be the officers and directors of the combined company if the Business Combination is consummated?

A:     Following the consummation of the Business Combination, the directors of the combined company will be Chuan Poh Lim, Michael Do, Kenneth Lee, David Mitlyng and Bin Shen. See the section titled “Management Following the Business Combination.”

Q:     What happens if I sell my BIII Ordinary Shares before the Meeting?

A:     The Record Date for the Meeting will be earlier than the date that the Business Combination is expected to be completed. If you transfer your BIII Ordinary Shares after the Record Date, but before the Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Meeting.

Q:     Did the Black Spade III Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     As is customary for a transaction of this nature that is on arm’s-length commercial terms, the Black Spade III Board did not obtain a fairness opinion in connection with their determination to approve the Business Combination with Astrum. Black Spade III’s officers and the Black Spade III Board have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Black Spade III’s financial advisor, Cohen, LLC (the “Advisor”), enabled them to make the necessary analyses and determinations regarding the Business Combination with Astrum. In connection with their role as financial advisor, Black Spade III has agreed to pay the Advisor a fee of $1 million for advisory services, subject to adjustments, which will be payable from the amounts held in the Trust Account solely in the event that Black Spade III completes a business combination. In addition, Black Spade III’s officers and the Black Spade III Board and its Advisor have substantial experience with mergers and acquisitions. During negotiation of the terms of the Business Combination Agreement, the Black Spade III Board received information from its Advisor, and researched publicly available information, in order to assess the value that public markets would potentially ascribe to Astrum following a business combination with Black Spade III. For more information, see “Proposal One — The Business Combination Proposal — Financial Analysis.”

Q:     Will Black Spade III or Astrum issue additional equity securities in connection with the consummation of the Business Combination?

A:     Astrum or Black Spade III may enter into equity or equity-linked financing in connection with the Business Combination with their respective affiliates or any third parties if the parties determine that the issuance of additional equity is necessary or desirable in connection with the consummation of the Business Combination. The purpose of these financing activities would be to increase the amount of cash available to Black Spade III for use in the Business Combination. Any equity issuances could result in dilution of the relative ownership interest of the securityholders of Black Spade III.

Q:     How many votes do I have at the Meeting?

A:     Black Spade III Shareholders are entitled to one vote on each of the proposals at the Meeting for each BIII Share held of record as of the Record Date. As of the close of business on the Record Date, there were 23,000,000 BIII Shares outstanding, of which 17,250,000 were BIII Class A Ordinary Shares and 5,750,000 were BIII Class B Ordinary Shares.

Q:     What vote is required to approve the proposals presented at the Meeting?

A:     The approval of each of the Business Combination Proposal, the Authorized Share Capital Amendment Proposal, the NYSE Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of shareholders holding a simple majority of the BIII Shares which, being so entitled, are voted on such resolutions in person or by proxy at the Meeting at which a quorum is present. The approval of each of the Merger Proposal, the Change of Name Proposal and the Charter Proposal requires a special resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of shareholders holding a majority of not less than two-thirds of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present.

Assuming a quorum is established, a shareholder’s failure to vote by proxy or to vote in person at the Meeting will have no effect on the foregoing proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast and will have no effect on any of the proposals. Holders of BIII Class B Ordinary Shares have agreed to vote their shares in favor of the Business Combination Proposal and the Merger Proposal. As of the date of this proxy statement/prospectus, the Sponsor, Black Spade III’s directors and officers and certain employees of the Sponsor’s affiliates (the “Initial Shareholders”) beneficially owned an aggregate of 5,750,000 BIII Class B Ordinary Shares.

Q:     Do the Astrum Shareholders need to approve the Business Combination?

A:     The Business Combination needs to be approved by the Astrum Shareholders. Concurrently with the execution of the Business Combination Agreement, Astrum, Black Spade III and Astrum Holding entered into a shareholders support and lock-up agreement and deed (the “Astrum Shareholders Support Agreement”), pursuant to which Astrum Holding agreed to, among other things, (i) appear at any meeting of the shareholders of Astrum (in person or by proxy) or otherwise cause all of its subject shares to be counted as present for purposes of establishing a quorum, and (ii) vote or cause to be voted all of its subject shares in favor of granting the approvals necessary to consummate the Transactions, including the Merger, and against any competing acquisition transaction.

Q:     What constitutes a quorum at the Meeting?

A:     A quorum is the minimum number of BIII Shares that must be present to hold a valid meeting. Holders of a majority of BIII Shares issued and outstanding and entitled to vote at the Meeting constitute a quorum. As of the Record Date, 11,500,001 BIII Shares would be required to achieve a quorum.

Q:     How do the insiders of Black Spade III intend to vote on the proposals?

A:     Black Spade III’s Initial Shareholders beneficially own and are entitled to vote an aggregate of approximately 25% of the currently outstanding BIII Shares. These parties have agreed to vote their shares in favor of the Business Combination Proposal. Black Spade III’s Initial Shareholders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the Meeting.

Q:     What interests do Black Spade III’s current officers and directors and the Sponsor have in the Business Combination?

A:     In considering the recommendation of the Black Spade III Board to vote in favor of approval of the Business Combination Proposal and the Merger Proposal, shareholders should keep in mind that the Sponsor and Black Spade III’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of Black Spade III Shareholders generally. In particular:

•        if Black Spade III is unable to complete a business combination within the Completion Window, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Black Spade III for services rendered or contracted for or for products sold to Black Spade III, but only if such a vendor or target business has not executed a waiver. If Black Spade III consummates a business combination, on the other hand, Black Spade III will be liable for all such claims;

•        the beneficial ownership of the Sponsor and the Sponsor-Related Parties of an aggregate of 5,750,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, which shares and warrants were originally acquired by the Sponsor for an aggregate investment of $3,525,000 at the time of Black Spade III’s formation and Black Spade III’s IPO and would become worthless if Black Spade III does not complete a business combination within the Completion Window, as such shareholders have waived any redemption right with respect to those shares and the Private Placement Warrants would expire worthless. After giving effect to the Business Combination, the Sponsor and the Sponsor Related Parties would own up to an aggregate of 5,750,000 of the combined company’s Class A Ordinary Shares and 7,000,000 Warrants of the combined company. Such shares (including shares underlying warrants) have an aggregate market value of approximately $          , based on the Closing Price of BIII Class A Ordinary Shares and BIII Public Warrants of $          and $          , respectively, on NYSE on          , 2026;

•        under the Business Combination Agreement, upon Closing, the Sponsor will be entitled to receive a transaction bonus equal to $3,500,000 from Astrum in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. Such payment will be deducted from the Trust Account or paid from Astrum’s available funds;

•        the Sponsor and the Sponsor Related Parties will benefit from the completion of a business combination within the Completion Window, and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate (in which case the Sponsor and Black Spade III’s officers and directors will lose their entire investment in Black Spade III);

•        given the difference between the purchase price that the Sponsor initially paid for the Founder Shares and the price of the BIII Public Shares and considering that the Sponsor and the Sponsor Related Parties would receive a substantial amount of the Class A Ordinary Shares of the combined company in connection with the Business Combination, the Sponsor and the Sponsor Related Parties may earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the combined company;

•        the continued indemnification of current directors and officers of Black Spade III and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the Sponsor and Black Spade III’s officers and directors and their respective affiliates will be reimbursed for out-of-pocket expenses incurred in connection with activities on Black Spade III’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, with all expenses incurred by the Sponsor and its affiliates on behalf of Black Spade III booked and carried on the financial statements of Black Spade III. As of September 30, 2026, there were $60,646.80 of unpaid reimbursable expenses; and

•        Cohen and Chardan Capital Markets, LLC, as underwriters of Black Spade III’s IPO, are entitled to a deferred underwriting fee up to $6,876,000, which will be payable from the amounts held in the Trust Account solely in the event that Black Spade III completes a business combination, and purchased 1,150,000 Private Placement Warrants at a price of $0.50 per warrant at the time of Black Spade III’s IPO. Shares underlying such warrants have an aggregate market value of approximately $          , based on the Closing Price of BIII Class A Ordinary Shares of $          on NYSE on          , 2026.

The existence of financial and personal interests of Black Spade III’s directors and officers may result in a conflict of interest on part of one or more of them between what they may believe is best for Black Spade III and what they may believe is best for themselves in determining whether or not to make their recommendation to vote in favor of the approval of the Business Combination Proposal and the other Proposals described in this proxy statement/prospectus. See “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.” Under Cayman Islands law, directors and officers owe certain fiduciary duties, including, among others, a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole and a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose. Directors also owe a duty of care, which is not fiduciary in nature. Accordingly, directors and officers have a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interest, and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. Black Spade III’s directors and officers considered their fiduciary duty and the conflicts of interests, among other matters, in evaluating the Business Combination and in recommending to shareholders that they approve the Business Combination.

Q:     Do I have redemption rights?

A:     Pursuant to the Black Spade III Articles, holders of Public Shares may elect to have their Public Shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Black Spade III Articles. For illustrative purposes, based on funds in the Trust Account of approximately $177.1 million as of September 30, 2026, the estimated redemption price per share would have been approximately $10.27. If a holder exercises its redemption rights, then such holder will be redeeming its Public Shares for cash. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its share certificates (if any) and a redemption notice (either physically or electronically) to Black Spade III’s transfer agent two days prior to the Meeting. See the section titled “Extraordinary General Meeting of Black Spade III Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Q:     Are there any limitations on redemption rights?

A:     Yes. The Black Spade III Articles provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in Black Spade III’s IPO, which Black Spade III refers to as the “Excess Shares,” without its prior consent. Black Spade III believes this restriction will discourage shareholders of Black Spade III from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against the Business Combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Public Shareholder holding more than an aggregate of 15% of the shares sold in Black Spade III’s IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting Black Spade III Shareholders’ ability to redeem no more than 15% of the shares sold in Black Spade III’s IPO without Black Spade III’s consent, Black Spade III believes it will limit the ability of a small group of shareholders to unreasonably attempt to block its ability to complete its initial business combination, particularly in connection with the Business Combination. However, Black Spade III would not be restricting Black Spade III Shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether or not you are a holder of BIII Class A Ordinary Shares on the Record Date (so long as you are a holder at the time of exercise), or whether you vote your BIII Class A Ordinary Shares for or against on any proposal described by this proxy statement/prospectus. As a result, the Business Combination Agreement can be approved by shareholders who will redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of the Qualified Stock Exchange.

Q:     How do I exercise my redemption rights?

A:     If you are a holder of the BIII Public Shares and wish to exercise your redemption rights, you must demand that Black Spade III redeem your shares for cash no later than [*] a.m. Eastern Time on         , 2026, being two business days prior to the Meeting, by (A) submitting your request in writing to Continental Stock Transfer & Trust Company, Black Spade III’s transfer agent, at the address listed at the end of this section, in which you (i) request that Black Spade III redeem all or a portion of your Public Shares for cash, and (ii) identify yourself as the beneficial holder of the BIII Public Shares and provide your legal name, phone number and address; and (B) delivering your share certificates (if any) together with the redemption forms to Black Spade III’s transfer agent physically or electronically using DTC’s DWAC (Deposit Withdrawal at Custodian) system. If you hold the shares in “street name,” you will need to coordinate with your broker to have your shares certificated or share certificates (if any) together with the redemption notices delivered electronically. If you do not submit a written request and deliver your share certificates as described above, your shares will not be redeemed. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering the share certificate (if any) together with the redemption forms through the DWAC system. The transfer agent will typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the holder of the shares being redeemed.

Any holder of the BIII Public Shares (whether or not they are a holder on the Record Date) will be entitled to demand that his shares be redeemed for a full pro rata portion of the amount then in the Trust Account. Such amount, less any owed but unpaid taxes on the funds in the Trust Account, will be paid promptly upon consummation of the Business Combination. There are no owed but unpaid income taxes on the funds in the Trust Account as of the date of this proxy statement/prospectus. However, under Cayman Islands law, the proceeds held in the Trust Account could be subject to claims which could take priority over those of the Black Spade III Public Shareholders exercising redemption rights, regardless of whether such holders vote for or against any proposal described by this proxy statement/prospectus. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of the BIII Public Shares, may be withdrawn at any time up to the time the vote is taken with respect to the Business Combination Proposal at the Meeting. If you deliver your share certificates (if any) together with the redemption forms for redemption to Black Spade III’s transfer agent and later decide prior to the Meeting not to elect redemption, you may request that Black Spade III’s transfer agent return the shares (physically or electronically). You may make such request by contacting Black Spade III’s transfer agent at the address listed at the end of this section. Any corrected or changed proxy card or written demand of redemption rights must be received by Black Spade III before the applicable deadline specified in this proxy statement/prospectus. No demand for redemption will be honored unless the holder’s Public Shares have been delivered (either physically or electronically) to Black Spade III’s transfer agent in the manner described above no later than two business days prior to the vote at the Meeting.

Black Spade III’s transfer agent can be contacted at the following address:

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
Email: spacredemptions@continentalstock.com

If a holder of the BIII Public Shares properly makes a demand for redemption as described above, then, if the Business Combination is consummated, Black Spade III will convert these shares into a pro rata portion of funds deposited in the Trust Account. If you exercise your redemption rights, then you will be exchanging your BIII Class A Ordinary Shares for cash and will not be entitled to ordinary shares of the combined company upon consummation of the Business Combination. If the Business Combination is not approved or completed for any reason, then holders of the BIII Public Shares who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the cash in the Trust Account. In such case, Black Spade III will promptly return any share certificates (if any) together with the redemption forms delivered by Public Shareholders and such holders may only share in the assets of the Trust Account upon the liquidation of Black Spade III.

This may result in holders receiving less than they would have received if the Business Combination was completed and they exercised redemption rights in connection therewith due to potential claims of creditors.

If you are a holder of the BIII Public Shares and you exercise your redemption rights, it will not result in the loss of any Public Warrants that you may hold. Assuming the maximum redemptions scenario and based on a closing market price of $        per Public Warrant on        , 2026, the aggregate value of the Public Warrants that may be retained by redeeming shareholders, after redeeming their shares, would be approximately $           million.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     U.S. Holder (as defined in the section titled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations” below) of BIII Class A Ordinary Shares that exercises its redemption rights may be treated as selling BIII Class A Ordinary Shares, resulting in the recognition of gain or loss. However, there are certain circumstances in which the redemption may instead be treated as a distribution for U.S. federal income tax purposes depending on the amount of ordinary shares that a U.S. Holder owns or is deemed to own (including through the ownership of warrants) at the relevant time. As discussed in more detail below, Black Spade III believes that it will be a passive foreign investment company (“PFIC”) with respect to its current taxable year. In that case, the U.S. federal income tax treatment of any income or gain recognized by a U.S. Holder that exercises its redemption rights will depend on the application of the PFIC rules discussed below and whether the U.S. Holder has made a PFIC Election (as defined below) with respect to its BIII Class A Ordinary Shares. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights by a U.S. Holder, see the sections titled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Redemption of BIII Class A Ordinary Shares” and “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Q:     If I am a Public Warrant holder, can I exercise redemption rights with respect to my Warrants?

A:     No. The holders of Public Warrants have no redemption rights with respect to such securities. Each Public Warrant will be exercisable for one Class A Ordinary Share of the combined company at a purchase price of $11.50.

Q:     If I am a Unit holder, can I exercise redemption rights with respect to my Units?

A:     No. Holders of outstanding Units must separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the BIII Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, Black Spade III’s transfer agent, with written instructions to separate such Units into the BIII Public Shares and BIII Public Warrants. This must be completed far enough in advance to permit the mailing of the BIII Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the BIII Public Shares from the Units. See the section titled “How do I exercise my redemption rights?” above. The address of Continental is listed under the section titled “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your Units, you must instruct such nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant Units and a deposit of an equal number of the BIII Public Shares and BIII Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the BIII Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:     Do I have appraisal rights if I object to the proposed Business Combination?

A:     Appraisal rights are not available to the shareholders of Black Spade III under the Cayman Islands Companies Act in connection with the Business Combination. Holders of Public Warrants or Units do not have appraisal rights in respect to such securities in connection with the Business Combination. However, Public Shareholders are still entitled to exercise the rights of redemption in respect to their Public Shares as set out herein, and the Black Spade III Board has determined that the redemption proceeds payable to Public Shareholders who exercise such redemption rights represent the fair value of those shares.

Q:     What will happen to my BIII Ordinary Shares as a result of the Business Combination?

A:     If the Business Combination is completed, each Eligible BIII Share will continue to be one Class A Ordinary Share of the combined company, subject to adjustment as set out herein.

Q:     What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:     Of the net proceeds of Black Spade III’s IPO (including underwriters’ exercise of over-allotment option) and simultaneous sale of Private Placement Warrants, a total of $172,500,000 was placed in the Trust Account immediately following Black Spade III’s IPO and the exercise of the over-allotment option. After consummation of the Business Combination, the funds in the Trust Account will be used by Black Spade III to pay holders of the BIII Public Shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination with Astrum and to repay any loans owed by Black Spade III to Sponsor. Any remaining funds will be paid to the combined company and used for working capital and general corporate purposes.

Q:     What happens if a substantial number of Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:     The Black Spade III Public Shareholders may vote in favor of the Business Combination and still exercise their redemption rights, although they are not required to vote in any way to exercise such redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders is substantially reduced as a result of redemptions by the Black Spade III Public Shareholders. To the extent that there are fewer Public Shares and Public Shareholders, the trading market for the ordinary shares of the combined company may be less liquid than the market was for the BIII Class A Ordinary Shares prior to the Business Combination, and the combined company may not be able to meet the listing standards of the Qualified Stock Exchange. In addition, to the extent of any redemptions, fewer funds from the Trust Account would be available to the combined company to be used in its business following the consummation of the Business Combination.

Q:     What happens if the Business Combination is not consummated?

A:     If Black Spade III does not complete the Business Combination with Astrum or another business combination within the Completion Window, Black Spade III shall cease all operations except for the purpose of winding up, must redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to an amount then held in the Trust Account (excluding interest earned and dissolution expenses) in accordance with the Black Spade III articles and, as promptly as reasonably possible following such redemption, subject to the approval of Black Spade III’s remaining shareholders and the Black Spade III Board, liquidate and dissolve. The Sponsor and the Sponsor Related Parties have waived their redemption rights with respect to their Founder Shares in the event a business combination is not effected within the Completion Window, and, accordingly, their Founder Shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Black Spade III’s outstanding warrants. Accordingly, the BIII Warrants will expire worthless.

Q:     When do you expect the Business Combination to be completed?

A:     It is currently anticipated that the Business Combination will be consummated promptly following the Meeting, which is set on  , 2026; however, such Meeting could be adjourned, as described above. For a description of the conditions for the completion of the Business Combination, see the section titled “Proposal One — The Business Combination Proposal — Merger Consideration.”

Q:     What do I need to do now?

A:     Black Spade III urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a Black Spade III Shareholder and/or BIII Public Warrant holder. Black Spade III Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     Black Spade III has engaged a professional proxy solicitation firm, Sodali & Co LLC, to assist in soliciting proxies for the Meeting. Black Spade III has agreed to pay Sodali & Co LLC a fee of $22,500, plus disbursements. Black Spade III will reimburse Sodali & Co LLC for reasonable out-of-pocket expenses and will indemnify Sodali & Co LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. Black Spade III will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of BIII Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of BIII Ordinary Shares, and in obtaining voting instructions from those owners. Black Spade III’s management team may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     How do I vote?

A:     If you are a holder of record of BIII Shares at the close of business on the Record Date, you may vote by (a) attending the Meeting in person (virtually) or (b) by submitting a proxy for the Meeting. If you choose to attend the Meeting virtually, you will need to visit           , and enter the control number found on your proxy card. You may vote during the Meeting by following instructions available on the meeting website during the meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope or authorize the individuals named on your proxy card to vote your shares by using the Internet as described in the instructions included with your proxy card. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. A “broker non-vote” occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Under the relevant rules, brokers are not permitted to vote on any of the matters to be considered at the

Meeting. As a result, your Public Shares will not be voted on any matter unless you affirmatively instruct your broker, bank or nominee how to vote your shares in one of the ways indicated by your broker, bank or other nominee. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. If you are a shareholder of record of BIII Shares as of the close of business on the Record Date, you can change or revoke your proxy before it is voted at the Meeting in one of the following ways:

•        submit a new proxy card bearing a later date so that it is received no later than 48 hours prior to the vote at the Meeting (or in case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting);

•        give written notice of your revocation to Black Spade III, which notice must be received by Black Spade III no later than 48 hours prior to the vote at the Meeting (or in case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting); or

•        vote electronically at the Meeting by visiting and entering the control number found on your proxy card. Please note that your attendance at the Meeting will not alone serve to revoke your proxy.

If your shares are held in “street name” by your broker, bank or another nominee as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:     What happens if I fail to take any action with respect to the Meeting?

A:     If you fail to take any action with respect to the Meeting and the Business Combination is approved by shareholders and consummated, you will become a shareholder and/or warrant holder of the combined company. If you fail to take any action with respect to the Meeting and the Business Combination is not approved, you will continue to be a shareholder and/or warrant holder of Black Spade III.

Q:     What should I do with my shares and/or warrant certificates?

A:     Public Warrant holders should not submit their warrant certificates (if any) now and those shareholders who do not elect to have their Public Shares redeemed for their pro rata share of the Trust Account should not submit their share certificates (if any).

Q:     What should I do if I receive more than one set of voting materials?

A:     Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your BIII Shares.

Q:     Who can help answer my questions?

A:     To obtain additional copies of this proxy statement/prospectus, at no cost, and ask any questions you may have about the proposals described therein, please contact:

Investor Relations
Black Spade Acquisition III Co
Suite 2902, 29/F, The Centrium
60 Wyndham Street, Central
Hong Kong
Email: ir@bsaiii.com

You may also obtain these documents at no cost by requesting them in writing or by telephone from Black Spade III’s proxy solicitation agent and ask any questions about how to vote or direct a vote in respect of your BIII Shares at the following address, telephone number and email:

Sodali & Co LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and Brokerage Firms, please call: (203) 658-9400

Email: BIII.info@investor.sodali.com

You may contact Black Spade III’s transfer agent at the following address and emails for redemption and proxy matters respectively:

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
Email: spacredemptions@continentalstock.com

or

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
Email: proxy@continentalstock.com

You may also obtain additional information about Black Spade III from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus, and the other documents referred to this proxy statement/prospectus, including the annexes, to fully understand the Business Combination Agreement, the Business Combination and the other matters being considered at the Meeting of Black Spade III Shareholders. For additional information, see the section titled “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Parties to the Business Combination

Black Spade Acquisition III Co

Black Spade III is a blank check company incorporated in the Cayman Islands on August 21, 2025, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or assets. The mailing address of Black Spade III’s executive offices is Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong and the telephone number of Black Spade III’s principal executive offices is +852 3955 1316. Following the Business Combination, the combined company’s principal executive office will be located at 60 Paya Lebar Road #07-13, Paya Lebar Square, Singapore 409051 and its telephone number will be +65 3106 1160.

Black Spade III’s sponsor is Black Spade Sponsor LLC III, a limited liability company registered under the laws of the Cayman Islands. Black Spade III is the third special purpose acquisition company of Black Spade Capital and Black Spade’s management team. Black Spade Capital is the private investment arm of Mr. Lawrence Ho. Black Spade Capital, headquartered in Hong Kong, has a team of over 10 members, including professionals with experience from global investment banks and law firms such as UBS, Freshfields, Goldman Sachs, and Merrill Lynch, and runs a global portfolio consisting of a wide spectrum of cross-border investments including ownership of businesses in the healthcare, media & web3 sectors, and consistently seeks to add new investment projects and opportunities to its portfolio. The Sponsor and the Sponsor Related Parties currently hold an aggregate of 5,750,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, which shares and warrants were originally acquired by the Sponsor for an aggregate investment of $3,525,000 at the time of Black Spade III’s formation and Black Spade III’s IPO.

Astrum Space Inc

Astrum is a satellite communication company developing a wholesale satellite-to-device broadcast and data-distribution network designed to deliver wide-area data and content services to mobile network operators, broadcasters, governments and enterprise customers across the Asia-Pacific region. Its strategy is to generate wholesale recurring service revenues through partnerships with existing mobile, media and satellite-industry infrastructure rather than building a direct consumer-facing mobile service. Its network offers three core strengths: (1) wide-area coverage from a single geostationary orbit satellite; (2) “one-to-many” delivery that distributes the same content to many users at once, offloading high-volume content such as live media, software updates and public information from terrestrial mobile networks and freeing up their capacity for other services; and (3) resilience through a satellite-based broadcast layer that can continue operating when terrestrial networks are congested, damaged or unavailable, providing reliable emergency communications and public information distribution.

Astrum holds 25 megahertz of contiguous L-band spectrum (the 1467-1492 MHz band) and an orbital slot at 105°E, together with International Telecommunication Union (“ITU”) coordination priority under the ITU broadcasting-satellite service allocation, which provide Astrum with valuable and difficult-to-obtain spectrum and orbital resources on which Astrum intends to deliver broadcast services across the Asia-Pacific region and other regions.

Astrum currently operates an existing geostationary equatorial orbit (“GEO”) satellite that it acquired in February 2024, and is also developing NEASTAR-1, a new GEO satellite intended to replace our existing satellite as the primary satellite for Astrum’s planned D2D broadcast network. The NEASTAR-1 satellite is currently under construction, and Astrum has entered into a rideshare delivery services agreement with Impulse Space for a planned late-2028 to first-quarter-2029 launch.

Astrum operates from leased locations that include its corporate headquarters located in Singapore, a corporate office in the Philippines and a ground station in Brisbane, Australia for satellite monitoring and control operations.

Astrum’s principal executive office is located at 60 Paya Lebar Road #07-13, Paya Lebar Square, Singapore 409051 and the telephone number of its principal executive office is +65 3106 1160. Following the Business Combination, the combined company’s principal executive office and telephone number will remain the same.

Corporate History and Structure of Astrum

Astrum began operations on October 24, 2023 through the formation of Astrum Singapore. In May 2026, Astrum was formed as a holding company for its operations. Following the completion of a corporate reorganization in July 2026, Astrum Singapore became Astrum’s principal operating subsidiary. Its operations are conducted primarily through Astrum Singapore and additional subsidiaries incorporated in Australia, Singapore, the Philippines and the United States. These subsidiaries include Asiaspace Pty. Ltd., which holds certain spectrum and orbital rights, and Astrum Mobile Pte. Ltd., Astrum Technologies, Inc. and Astrum Mobile Philippines, Inc., each of which is a local service entity that supports the overall business.

Astrum’s Holding Company Structure

Astrum undertook a corporate reorganization in July 2026 as a result of which, Astrum, a newly formed Cayman Islands company, became the parent holding company of Astrum Singapore and its operations.

Astrum is not an operating company but a holding company incorporated in the Cayman Islands, as an exempted company. Astrum conducts its operations through its subsidiaries, including Astrum Singapore, its principal operating subsidiary. In connection with the Business Combination, Astrum will merge with and into Black Spade III, with Black Spade III as the surviving company of the merger. We refer to such surviving company as the “combined company”. Following the Business Combination, the combined company will be the holding company for the Astrum subsidiaries. The securities registered herein are securities of the combined company following the Business Combination, not those of its operating subsidiaries. Therefore, investors in the combined company are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. The holding company structure involves unique risks to investors. As a holding company, the combined company may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of subsidiaries of the combined company to pay dividends or make distributions to the combined company may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt.

Astrum Singapore, as our principal operating subsidiary, has funded and expects to continue to fund the working capital and capital expenditure needs of its subsidiaries in Australia, Singapore, the Philippines and the United States. Astrum Singapore does so through intercompany loans and capital contributions, and those subsidiaries may repay intercompany loans to Astrum Singapore from time to time. After the Business Combination, the combined company may transfer cash, including any net proceeds of the Business Combination and any related financing, to Astrum Singapore and onward to its subsidiaries in a similar manner.

There are currently no foreign exchange controls in the Cayman Islands or Singapore, the governing law of the combined company and Astrum Singapore, respectively, that restrict the ability of the combined company or Astrum Singapore to transfer cash between entities, across borders or to U.S. investors, or to distribute earnings to the combined company or to U.S. investors. Astrum Singapore’s subsidiaries in Australia, the Philippines and the United States are local service entities that support Astrum’s overall business. These subsidiaries do not generate revenue, are funded by Astrum Singapore through intercompany loans and capital contributions, and are not expected to generate revenue and accumulate earnings available for distribution to Astrum Singapore. Under applicable law, dividends may be paid only out of profits or other lawfully available funds and only if the paying entity remains solvent after the payment. Subject to these requirements, there are no restrictions under Cayman Islands law on the payment of dividends by the combined company to its shareholders, including U.S. investors. Dividend payments are not subject to withholding tax in the Cayman Islands or Singapore.

Astrum has not commenced commercial operations and is not expected to generate revenue until after the launch of its NEASTAR-1 satellite. Following the Business Combination, the combined company expects to retain all available funds and any future earnings to fund the development and expansion of its business. It does not anticipate declaring or paying cash dividends on its ordinary shares, or otherwise distributing earnings, in the foreseeable future. Instead, it is expected that any cash generated by the combined company’s subsidiaries will be retained and reinvested in their respective businesses. Any future decision to pay dividends will be at the discretion of the combined company’s board of directors. Such decision will depend on the combined company’s results of operations, financial condition, capital requirements, contractual restrictions and other factors the board considers relevant.

The following diagram illustrates Astrum’s current structure. In connection with the Business Combination, Astrum will merge with and into Black Spade III, with Black Spade III as the surviving company of the merger. We refer to such surviving company as the “combined company”. In connection with the Business Combination, the combined company will be re-named “Astrum Space Company”. As such, this same diagram also reflects the anticipated structure upon completion of the Business Combination, except that where the diagram indicates “Astrum Space Inc”, such reference should be read as “Astrum Space Company”, being the name of the combined company that will serve as the holding company for Astrum’s operations after completion of the Business Combination.

Astrum Space Inc
(Cayman Islands)
100%
Astrum Network Pte. Ltd.
(Singapore)
100%
ASIASPACE Pty Ltd
(Australia)
Astrum Mobile Pte. Ltd.
(Singapore)
Astrum Technologies, Inc.
(Delaware, USA)
99.999%
Astrum Mobile Philippines, Inc.
(Philippines)

Recent Developments of Astrum

Astrum was formed on May 13, 2026 in anticipation of becoming a holding company for Astrum Singapore and its operations. Astrum is wholly-owned by Astrum Holding.

Astrum undertook a corporate reorganization with Astrum Singapore on July 15, 2026 as a result of which, Astrum became the parent holding company of Astrum Singapore and its operations.

BIII, Astrum and Astrum Singapore entered into the Business Combination Agreement on August 27, 2026, and subsequently amended it on November 5, 2026. Pursuant to the Business Combination Agreement, Astrum will merge with and into BIII, with BIII as the surviving company of the merger and Astrum Singapore becoming a direct subsidiary of the surviving combined company. At the closing of the Business Combination, all outstanding shares of Astrum will be cancelled and Astrum Holding, as the sole shareholder of Astrum, will be entitled to receive 100,000,000 newly issued ordinary shares of the surviving combined company. The Business Combination Agreement also provides for the potential issuance of up to 25,500,000 newly issued ordinary shares of the combined company to Astrum Holding based on the achievement of certain performance targets by the combined company.

The Business Combination

The Business Combination Agreement

For more information about the Business Combination Agreement and the Business Combination and other transactions contemplated thereby, see the sections titled “Proposal One — The Business Combination Proposal” and “The Business Combination Agreement.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

On August 27, 2026, the Business Combination Agreement was entered into by and among Black Spade III, Astrum and Astrum Singapore, and subsequently amended on November 5, 2026, pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, Astrum will merge with and into Black Spade III (the “Merger”), with Black Spade III surviving the Merger as a publicly traded company listed on the NYSE or The Nasdaq Stock Market LLC.

The parties will hold the Closing on the date which is three (3) Business Days following the satisfaction or waiver of the conditions set forth in the Business Combination Agreement, unless Black Spade III and Astrum agree to another time or unless the Business Combination Agreement is terminated pursuant to its terms.

Conversion of Securities

Pursuant to the Business Combination Agreement, among others, immediately prior to the Merger Effective Time:

•        each BIII Unit that is issued and outstanding immediately prior to the Merger Effective Time will be automatically detached and the holder thereof will be deemed to hold one BIII Class A Ordinary Share and one-third of a BIII Public Warrant in accordance with the terms of the BIII Unit (the “Unit Separation”); and

•        each holder of a BIII Class B Ordinary Share that is issued and outstanding immediately prior to the Merger Effective Time will elect to convert each such share into one BIII Class A Ordinary Share pursuant to the BIII Articles, and each BIII Class B Ordinary Share will no longer be outstanding and will be cancelled, and each former holder of BIII Class B Ordinary Shares shall thereafter cease to have any rights with respect to such BIII Class B Ordinary Shares (the “Conversion”);

Pursuant to the Business Combination Agreement, at the Merger Effective Time and as a result of the Merger:

•        each BIII Class A Ordinary Share (including the BIII Class A Ordinary Shares issued as a result of the Conversion) that is issued and outstanding immediately prior to the Merger Effective Time (other than BIII Excluded Shares and BIII Redeeming Shares) will remain issued and outstanding, and each holder thereof will continue to hold such shares as Class A Ordinary Shares of the Merger Surviving Company (“Listco Shares”);

•        the ordinary shares of Astrum that are issued and outstanding immediately prior to the Merger Effective Time, all of which are held by Astrum Holding, will be cancelled in exchange for the right of Astrum Holding to receive a total of 100,000,000 validly issued, fully paid and non-assessable Listco Shares (the “Merger Consideration Shares”);

•        each BIII Redeeming Share that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and cease to exist and will thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount in accordance with the BIII Articles;

•        each BIII Class A Ordinary Share that is held as treasury shares by Black Spade III, including shares redeemed by Black Spade III in connection with the exercise of BIII Shareholder Redemption Rights (if any) (collectively, the “BIII Excluded Shares”), will be cancelled and cease to exist, and no consideration will be paid or payable with respect thereto; and

•        each whole BIII Warrant (including each BIII Public Warrant and each BIII Private Warrant) that is issued and outstanding and unexercised immediately prior to the Merger Effective Time will remain outstanding and will continue to represent the right to purchase one Listco Share on the same terms and conditions as in effect immediately prior to the Merger Effective Time.

Representations and Warranties

Under the Business Combination Agreement, Astrum and Astrum Singapore made customary representations and warranties to Black Spade III, relating to, among other things: corporate organization; the authorization, performance and enforceability against Astrum and Astrum Singapore of the Business Combination Agreement; required consents and filings; absence of conflicts; subsidiaries; capitalization of Astrum and its subsidiaries; financial statements; absence of undisclosed liabilities; absence of changes; litigation; compliance with laws; significant contracts; intellectual property; data privacy and security; employee benefits; labor matters; tax matters; insurance; real property; environmental matters; affiliate transactions; vendors; anti-corruption, anti-money laundering and sanctions matters; information supplied for inclusion in the Registration Statement; bankruptcy and insolvency; satellite matters; and broker’s fees. Certain representations and warranties of Astrum and Astrum Singapore are qualified in whole or in part by materiality thresholds, including a material adverse effect standard, and Astrum’s disclosure schedule.

Under the Business Combination Agreement, Black Spade III made customary representations and warranties to Astrum and Astrum Singapore relating to, among other things: corporate organization; the authorization, performance and enforceability against Black Spade III of the Business Combination Agreement; required consents and filings; absence of conflicts; litigation; capitalization; undisclosed liabilities; reports filed with the SEC, financial statements and internal controls; listing and compliance with NYSE rules; information supplied for inclusion in the Registration Statement and Proxy Statement; trust account; absence of changes; compliance with laws; material contracts; employees and employee benefit plans; properties; related party transactions; tax matters; anti-corruption, anti-money laundering and sanctions matters; independent investigation; and broker’s fees. Certain representations and warranties of Black Spade III are qualified in whole or in part by materiality thresholds, including a material adverse effect standard, Black Spade III’s disclosure schedule, and the information included in Black Spade III’s public filings filed with the SEC no later than 5:30 p.m. (New York Time) at least two Business Days before the date of the Business Combination Agreement (subject to certain exclusions).

Covenants and Agreements

Astrum and Astrum Singapore have made covenants relating to, among other things, conduct of business, inspection, audited financial statements, trust account waiver, shareholder litigation, satellite related matters, founder support letter, and related party loans.

Black Spade III has made covenants relating to, among other things, conduct of business, shareholder litigation, and stock exchange listing.

Astrum, Astrum Singapore and Black Spade III have made joint covenants relating to, among other things, efforts to consummate the Business Combination, indemnification and insurance, tax matters, preparation of the proxy statement and registration statement, shareholders’ meetings and approvals, post-closing board, trust account, press releases, equity incentive plan, exclusivity, notification of certain matters, PIPE financing, and listing requirements.

Conditions to Closing

The consummation of the Business Combination is conditioned upon, among other things:

•        the approval for listing of the Merger Consideration Shares on the Qualified Stock Exchange, subject only to official notice of issuance thereof;

•        the absence of any law or governmental order enjoining, prohibiting, making illegal or preventing the consummation of the Transactions;

•        the receipt of required approval by the Black Spade III Shareholders;

•        the registration statement having been declared effective in accordance with the Securities Act; and

•        the absence of any stop order issued by the SEC with respect to the registration statement and no action seeking such stop order having been threatened or initiated.

The obligations of BIII to consummate the Business Combination are further conditioned upon, among other things:

•        the accuracy of the representations and warranties of Astrum and Astrum Singapore (subject to certain materiality standards set forth in the Business Combination Agreement);

•        material compliance by Astrum and Astrum Singapore with their pre-closing covenants;

•        the absence of any event since the date of the Business Combination Agreement that has had, or reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of Astrum and its subsidiaries, taken as a whole (subject to certain exceptions set forth in the Business Combination Agreement); and

•        Astrum Holding, as the sole shareholder of Astrum, having passed a special resolution approving the execution, delivery and performance of the Business Combination Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger.

The obligations of Astrum and Astrum Singapore to consummate the Business Combination are further conditioned upon, among other things:

•        the accuracy of the representations and warranties of Black Spade III (subject to certain materiality standards set forth in the Business Combination Agreement);

•        material compliance by Black Spade III with its pre-closing covenants; and

•        the absence of any event since the date of the Business Combination Agreement that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Black Spade III to timely consummate the Closing on the terms set forth under the Business Combination Agreement or to perform its agreements or covenants thereunder.

Any party to the Business Combination Agreement may, at any time prior to the Closing Date, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, waive any of the terms or conditions of the Business Combination Agreement, including the applicable conditions to closing set forth above, to the extent permitted by applicable laws.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to Closing, including: (i) by written consent of all parties to the Business Combination Agreement; (ii) by either Astrum or Black Spade III if the Closing shall not have occurred on or before the Termination Date (which is May 27, 2027 or such later date as may be mutually agreed by Astrum and Black Spade III), subject to certain limitations; (iii) by either Astrum or Black Spade III if the consummation of the Merger is permanently enjoined, prohibited, deemed illegal or prevented by a final and non-appealable governmental order; (iv) by Black Spade III upon a breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement by Astrum or Astrum Singapore if such breach gives rise to a failure of certain closing conditions to be satisfied and cannot be or has not been cured within 30 days following the receipt of notice from Black Spade III (or any shorter period of the time that remains between the delivery of such notice and the Termination Date); (v) by Astrum upon a breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement by Black Spade III if such breach gives rise to a failure of certain closing conditions to be satisfied and cannot be or has not been cured within 30 days following the receipt of notice from Astrum (or any shorter period of the time that remains between the delivery of such notice and the Termination Date); or (vi) by either Astrum or Black Spade III if the BIII Shareholder Approval is not obtained at the Black Spade III extraordinary general meeting (including any permitted adjournment or postponement).

Upon termination of the Business Combination Agreement, the Business Combination Agreement will become void and of no further effect (other than certain customary provisions that will survive a termination) and there will be no liability on the part of any party to another party thereto (other than liability for any intentional and willful material breach of the Business Combination Agreement occurring prior to the termination of the Business Combination Agreement or any fraud claim by a party).

If the Business Combination Agreement is terminated for any reason other than a breach solely attributable to BIII, Astrum is required to issue to the Sponsor, within ten (10) business days following such termination, 0.0035 ordinary shares of Astrum (subject to customary anti-dilution adjustments). The 0.0035 ordinary shares represents a value of approximately $3.5 million based on the equity value of Astrum pursuant to the Business Combination.

Ownership of the Combined Company After the Closing

Upon the consummation of the Business Combination, Astrum Holding will receive 100,000,000 Listco Shares as the Merger Consideration Shares. In addition, Astrum Holding will be entitled to receive up to 25,500,000 Performance Shares upon the achievement of certain milestone events relating to the NEASTAR-1 satellite. The existing BIII Class A Ordinary Shares (other than BIII Excluded Shares and BIII Redeeming Shares) will remain issued and outstanding as Class A Ordinary Shares of the Merger Surviving Company, and the existing BIII Warrants will continue to represent the right to purchase Listco Shares on the same terms and conditions as in effect immediately prior to the Merger Effective Time.

Dilution

Black Spade III’s net tangible book value as of September 30, 2026 was $(8,357,382), or $(0.36) per share, based on 23,000,000 Black Spade III Ordinary Shares outstanding as of that date.

The following table illustrates the changes in net tangible book value and dilution to existing shareholders at varying redemption levels.

	No Redemption	25% Redemptions	50% Redemptions	75% Redemptions	100% Redemptions
Offering Price of the Securities in the Black Spade III IPO per share	$10.00	$10.00	$10.00	$10.00	$10.00
Black Spade III’s net tangible book value as of September 30, 2026, as adjusted	$156,778,454	$114,235,023	$71,691,593	$29,148,162	$(13,419,268)
Black Spade III’s shares outstanding, as adjusted for redemptions	23,000,000	18,687,500	14,375,000	10,062,500	5,750,000
Black Spade III’s net tangible book value per share as of September 30, 2026, as adjusted	$6.82	$6.11	$4.99	$2.90	$(2.33)
Dilution per share to the existing Black Spade III’s Shareholders	$3.18	$3.89	$5.01	$7.10	$12.33

The following table illustrates the as adjusted net tangible book value to Black Spade III’s Shareholders and decrease in net tangible book value to Black Spade III’s Shareholders:

	No Redemption	25% Redemptions	50% Redemptions	75% Redemptions	100% Redemptions
As adjusted net tangible book value per share	$6.82	$6.11	$4.99	$2.90	$(2.33)
Numerator adjustments:
Black Spade III’s net tangible book value as of September 30, 2026	$(8,357,382)	$(8,357,382)	$(8,357,382)	$(8,357,382)	$(8,357,382)
Transaction costs attributed to Black Spade III	(3,572,886)	(3,572,886)	(3,572,886)	(3,572,886)	(3,572,886)
Black Spade III warrant liabilities	(4,865,000)	(4,865,000)	(4,865,000)	(4,865,000)	(4,865,000)
Settlement of deferred underwriting fee	—	1,725,000	3,450,000	5,175,000	6,876,000
Payment of Sponsor Transaction Bonus	(3,500,000)	(3,500,000)	(3,500,000)	(3,500,000)	(3,500,000)
Funds released from Trust	177,073,722	132,805,291	88,536,861	44,268,430	—
As adjusted net tangible book value	$156,778,454	$114,235,023	$71,691,593	$29,148,162	$(13,419,268)

For purposes of Item 1604(c)(1), the combined company would have 123,000,000 total shares after giving effect to the de-SPAC transaction under the no redemptions scenario. Where there are no redemptions, the company valuation is based on Black Spade III’s offering price of the securities in the initial registered offering of $10.00 per share and is therefore calculated as: $10.00 (per share IPO price) times 123,000,000 shares, or $1,230.0 million. The following table illustrates the valuation at the offering price of the securities in the initial registered offering of $10.00 per share for each redemptions scenario:

	No Redemption Scenario	25% Redemptions Scenario	50% Redemptions Scenario	75% Redemptions Scenario	100% Redemptions Scenario
Black Spade III shares valuation based on offering price of the securities in the initial registered offering of $10.00 per share	$230,000,000	$186,875,000	$143,750,000	$100,625,000	$57,500,000
Black Spade III shares outstanding post de-SPAC	23,000,000	18,687,500	14,375,000	10,062,500	5,750,000
Astrum shares valuation based on offering price of the securities in the initial registered offering of $10.00 per share	$1,000,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000
Astrum shares outstanding post de-SPAC	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Total valuation based on offering price of the securities in the initial registered offering of $10.00 per share	$1,230,000,000	$1,186,875,000	$1,143,750,000	$1,100,625,000	$1,057,500,000
Total shares outstanding post de-SPAC	123,000,000	118,687,500	114,375,000	110,062,500	105,750,000

The required disclosure is not a guarantee that the trading price of the combined company will not be below the IPO offering price of Black Spade III, nor is the disclosure a guarantee that the company valuation will attain one of the stated levels of valuation.

The following table presents all possible sources and the extent of dilution that Black Spade III Shareholders who elect not to redeem their shares may experience in connection with the business combination, including sources not included in the tables above with respect to the determination of net tangible book value per share.

	No Redemption		25% Redemptions		50% Redemptions		75% Redemptions		100% Redemptions
Pro Forma Ownership	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Public Shareholders(1)(2)	23,000,000	14.2%	18,687,500	11.8%	14,375,000	9.3%	10,062,500	6.7%	5,750,000	4.0%
Initial Shareholders and Underwriters(3)	13,900,000	8.6%	13,900,000	8.8%	13,900,000	9.0%	13,900,000	9.3%	13,900,000	9.6%
Astrum Holding(4)	125,500,000	77.2%	125,500,000	79.4%	125,500,000	81.7%	125,500,000	84.0%	125,500,000	86.4%
Total	162,400,000	100.0%	158,087,500	100.0%	153,775,000	100.0%	149,462,500	100.0%	145,150,000	100.0%

____________

(1)      Amount comprises the unredeemed Public Shares in a variety of redemptions scenarios. This amount reflects the assumed redemption of (i) 0 shares under the No Redemptions Scenario, (ii) 4,312,500 shares under the 25% Redemptions Scenario, (iii) 8,625,000 shares under the 50% Redemptions Scenario, (iv) 12,937,500 shares under the 75% Redemptions Scenario, and (v) 17,250,000 shares under the 100% Redemptions Scenario.

(2)      Includes the 5,750,000 shares underlying the Public Warrants and the 17,250,000 Public Shares outstanding.

(3)      Includes the 8,150,000 shares underlying the Private Placement Warrants and the 5,750,000 Founder Shares outstanding.

(4)      Includes the 25,500,000 Performance Shares.

Stock Exchange Listing

BIII Class A Ordinary Shares, BIII Public Warrants and Units are publicly traded on the NYSE under the symbols, “BIII,” “BIIIW” and “BIIIU,” respectively.

Upon the Closing of the Business Combination, we expect that the combined company’s Class A ordinary shares and warrants will begin trading on the Qualified Stock Exchange under the symbol “ASCO” for the Class A ordinary shares and “ASCO WS” (if listed on the NYSE) or “ASCOW” (if listed on Nasdaq) for the warrants.”

Sources and Uses of Proceeds

The following tables summarize the anticipated sources and uses of funds in the Business Combination, in various redemptions scenarios. Such tables are for illustrative purposes only. Where actual amounts are not known or knowable, the figures below represent good faith estimates of such amounts.

Assuming No Redemption
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$—
		Transaction expenses	14.2
		Deferred underwriting fee	6.9
		Sponsor Transaction Bonus	3.5
		Cash	152.5
Total Sources	$177.1	Total Uses	$177.1
Assuming 25% Redemptions
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$44.3
		Transaction expenses	14.2
		Deferred underwriting fee	5.2
		Sponsor Transaction Bonus	3.5
		Cash	109.9
Total Sources	$177.1	Total Uses	$177.1

Assuming 50% Redemptions
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$88.5
		Transaction expenses	14.2
		Deferred underwriting fee	3.4
		Sponsor Transaction Bonus	3.5
		Cash	67.5
Total Sources	$177.1	Total Uses	$177.1
Assuming 75% Redemptions
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$132.8
		Transaction expenses	14.2
		Deferred underwriting fee	1.7
		Sponsor Transaction Bonus	3.5
		Cash	24.9
Total Sources	$177.1	Total Uses	$177.1
Assuming 100% Redemptions
Sources (in millions)		Uses (in millions)
Cash in the Trust Account as of September 30, 2026	$177.1	Redemptions	$177.1
		Transaction expenses(1)	—
		Deferred underwriting fee	—
		Sponsor Transaction Bonus(1)	—
		Cash	—
Total Sources	$177.1	Total Uses	$177.1

____________

(1)      Under the 100% redemptions scenario, no cash would be released from the Trust Account to fund the payment of transaction expenses or the Sponsor Transaction Bonus. Accordingly, the balance would remain outstanding and become payable upon the Closing.

Agreements Entered into in Connection with Business Combination Agreement

Astrum Shareholders Support and Lock-Up Agreement and Deed

Concurrently with the execution of the Business Combination Agreement, Black Spade III, Astrum and Astrum Space Holding Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Astrum Holding”), entered into a shareholders support and lock-up agreement and deed, pursuant to which Astrum Holding agreed to, among other things, (i) appear at any meeting of the shareholders of Astrum (in person or by proxy) or otherwise cause all of its subject shares to be counted as present for purposes of establishing a quorum, and (ii) vote or cause to be voted all of its subject shares in favor of granting the approvals necessary to consummate the Transactions, including the Merger, and against any competing acquisition transaction.

In addition, pursuant to the Astrum Shareholders Support Agreement, Astrum Holding agreed not to transfer any of its lock-up securities during the applicable period, which is (i) in respect of 4,000,000 Listco Shares held by Astrum Holding, the Closing Date (for the avoidance of doubt, such Listco Shares shall be free from lock-up restrictions upon Closing), (ii) in respect of 7,500,000 Listco Shares held by Astrum Holding, the date that is twelve (12) months after the Closing Date, and (iii) in respect of the remaining Listco Shares held by Astrum Holding, the date that is two (2) years after the Closing Date, in each case subject to customary exceptions, including transfers to officers, directors or affiliates or immediate family members thereof, transfers to shareholders, partners or members of Astrum Holding or their affiliates, transfers to affiliates of Astrum Holding, transfers to employees of Astrum Holding or its affiliates, transfers to a partnership, limited liability company or other entity wholly owned by the transferor, transfers by bona fide gift to immediate family members, transfers to family trusts for estate planning purposes, transfers by virtue of laws of descent and distribution upon death, transfers pursuant to court orders or settlement agreements in connection with dissolution of marriage or civil union, transfers by virtue of governing documents upon dissolution of an entity, pledges of lock-up securities to a financial institution pursuant to a bona fide loan transaction (with foreclosure rights), entry into Rule 10b5-1 trading plans (provided no sales occur during the lock-up period and no public announcement is made), and transfers in connection with certain corporate transactions approved by the board of directors of the Surviving Entity.

Sponsor Support and Lock-Up Agreement and Deed

Concurrently with the execution of the Business Combination Agreement, Astrum, Black Spade III, the Sponsor and the other Sponsor Related Parties entered into a sponsor support and lock-up agreement and deed, pursuant to which each Sponsor Related Party agreed to, among other things, (i) appear at any meeting of the shareholders of Black Spade III (in person or by proxy) or otherwise cause all of its subject shares to be counted as present for purposes of establishing a quorum, and (ii) vote or cause to be voted all of its subject shares (including by class vote and/or written consent, if applicable) in favor of granting the BIII Shareholder Approval and against any competing acquisition transaction.

In addition, pursuant to the Sponsor Support Agreement, the Sponsor agreed not to transfer any of its lock-up securities during the applicable period, which is (i) in respect of 3,370,000 Listco Shares held by the Sponsor immediately after the Closing, the Closing Date (for the avoidance of doubt, such Listco Shares shall be free from lock-up restrictions upon Closing), (ii) in respect of 1,750,000 Listco Shares held by the Sponsor immediately after the Closing, the date that is twelve (12) months after the Closing Date, and (iii) in respect of all BIII Private Warrants held by the Sponsor immediately after the Closing and all Listco Shares issuable upon exercise of such BIII Private Warrants, the date that is thirty (30) days after the Closing Date, in each case subject to customary exceptions, including transfers between Sponsor Related Parties or to affiliates, transfers to officers, directors or immediate family members of officers or directors, transfers to shareholders, partners or members of the Sponsor or their affiliates, transfers to employees of the Sponsor or its affiliates, transfers to a partnership, limited liability company or other entity wholly owned by the transferor, transfers by bona fide gift to immediate family members, transfers to family trusts for estate planning purposes, transfers by virtue of laws of descent and distribution upon death, transfers pursuant to court orders or settlement agreements in connection with dissolution of marriage or civil union, transfers by virtue of governing documents upon dissolution of an entity, pledges of lock-up securities to a financial institution pursuant to a bona fide loan transaction (with foreclosure rights), transfers of securities acquired in open market transactions after the Closing, the exercise of share options or warrants (with resulting shares remaining subject to lock-up restrictions), entry into Rule 10b5-1 trading plans (provided no sales occur during the lock-up period and no public announcement is made), and transfers in connection with certain corporate transactions approved by the board of directors of the Surviving Entity. For the avoidance of doubt, as the lock-up restrictions set out in the Sponsor Support Agreement will supersede the lock-up restrictions contained in the Letter Agreements, the 630,000 Listco Shares held by the other Sponsor Parties shall be free from lock-up restrictions upon Closing.

Pursuant to the Sponsor Support Agreement, from and after the Closing until the date falling two (2) years after the Closing Date, the Sponsor shall be entitled to designate one (1) representative to attend all meetings of the board of directors of the combined company in a non-voting observer capacity (the “Observer”), on such terms to be mutually agreed with the combined company. The combined company shall give the Observer copies of all materials that are provided to the board of directors, subject to customary confidentiality arrangements. In addition, pursuant to the Business Combination Agreement, from Closing and for two (2) years after Closing, the Sponsor will have the right to nominate one (1) director to the board of directors of the combined company for a term of not less than two (2) years on terms to be mutually agreed by the combined company and the Sponsor.

Registration Rights Agreement

At the Closing, Black Spade III, the Sponsor, Cohen, Chardan Capital Markets LLC, Astrum Holding and certain other existing holders and new holders will enter into an amended and restated registration rights agreement, which amends and restates the registration rights agreement entered into in connection with Black Spade III’s IPO. Pursuant to the Registration Rights Agreement, the combined company will agree to use its reasonable best efforts to file a registration statement for a shelf registration on Form F-1 covering the resale of the registrable securities held by the holders within 30 days following the Closing, and use reasonable best efforts to have such shelf declared effective as soon as practicable after the filing thereof. Pursuant to the Registration Rights Agreement, the holders may request to sell all or a portion of their registrable securities in an underwritten offering registered pursuant to the shelf; provided that the combined company will only be obligated to effect such underwritten takedown if the underwritten offering includes registrable securities proposed to be sold with a total offering price reasonably expected to exceed, in the aggregate, US$25,000,000. The combined company will also agree to provide customary “piggyback” registration rights. The Registration Rights Agreement provides that the combined company will pay certain expenses relating to such registrations and indemnify the holders against certain liabilities.

Summary of Material Financing Transactions

Background of the Business Combination

Black Spade III is a blank check company incorporated in the Cayman Islands on August 21, 2025, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets. The proposed Business Combination was the result of an extensive search for potential transactions utilizing Black Spade III’s global network and the investing, operating and transaction experience of Black Spade III’s management team and advisors and the Black Spade III Board. The terms of the Business Combination Agreement were the result of extensive arm’s length negotiations among Black Spade III, Astrum and their respective representatives, which is described in the section “Proposal One — The Business Combination Proposal — Background of the Business Combination.”

Board of the Combined Company following the Business Combination

Upon the Closing, it is anticipated that the combined company’s Board will consist of five members.

Appraisal and Dissenter’s Rights under the Cayman Islands Companies Act

Appraisal rights are not available to the shareholders of Black Spade III under the Cayman Islands Companies Act in connection with the Business Combination. Holders of Public Warrants or Units do not have appraisal rights in respect to such securities in connection with the Business Combination. However, Public Shareholders are still entitled to exercise the rights of redemption in respect to their Public Shares as set out herein, and the Black Spade III Board has determined that the redemption proceeds payable to Public Shareholders who exercise such redemption rights represent the fair value of those shares.

Proxy Solicitation

Proxies may be solicited by mail, telephone, on the internet or in person. Black Spade III has engaged Sodali & Co LLC to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its, his or her shares in person if it, he or she revokes its, his or her proxy before the Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section titled “Extraordinary General Meeting of Black Spade III Shareholders — Revoking Your Proxy.”

Black Spade III Proposals for Shareholders Approval

At the Meeting, Black Spade III Shareholders will be asked to separately approve the following proposals:

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to ratify, approve and adopt by way of ordinary resolution the Business Combination Agreement, dated as of August 27, 2026, by and among Black Spade III, Astrum and Astrum Singapore, and the transactions contemplated therein, including the merger whereby Astrum will merge with and into Black Spade III, with Black Spade III surviving the merger and the securityholders of Astrum becoming securityholders of Black Spade III.

Proposal No. 2 — The Merger Proposal — to consider and vote upon a proposal to authorize and approve by way of special resolution the Plan of Merger made in accordance with the provisions of Section 233 of the Companies Act (As Revised) of the Cayman Islands and the Business Combination.

Proposal No. 3 — The Change of Name Proposal — to consider and vote upon a proposal, by way of special resolution, to approve the change of name of Black Spade III from “Black Spade Acquisition III Co” to “Astrum Space Company”, effective from the effective time of the Merger.

Proposal No. 4 — The Authorized Share Capital Amendment Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to amend the authorized share capital of Black Spade III from: US$16,650.00 divided into 150,000,000 Class A ordinary shares of a par value of US$0.0001 each, 15,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,500,000 preference shares of a par value of US$0.0001 to: US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preference shares of a par value of US$0.0001 each, effective from the effective time of the Merger.

Proposal No. 5 — The NYSE Proposal — to consider and vote upon a proposal, by way of ordinary resolution, for purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, the issuance of BIII Class A Ordinary Shares pursuant to the Business Combination Agreement, including the approval of (a) the issuance of more than 20% of BIII’s issued and outstanding ordinary shares in connection with the Business Combination and (b) the issuance of BIII Class A Ordinary Shares that will result in a change of control.

Proposal No. 6 — The Charter Proposal — to consider and vote upon a proposal by way of special resolution to approve and adopt the proposed second amended and restated Memorandum and Articles of Association of the surviving company of the Merger (the “Post-Closing Company’s Charter”) effective from the effective time of the Merger.

Proposal No. 7 — The Governance Proposal — to consider and vote upon a proposal, on a non-binding advisory basis, to approve certain governance provisions in the Post-Closing Company’s Charter, presented separately in accordance with the SEC requirement.

Proposal No. 8 — The Incentive Plan Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to approve and adopt the Astrum 2026 Equity Incentive Plan and the material terms thereof, including the authorization of the initial share reserve thereunder.

Proposal No. 9 — The Director Election Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to elect the following five directors to serve on the board of directors of the post-closing combined company, in each case, until their respective successors are duly elected and qualified.

Proposal No. 10 — The Adjournment Proposal — to consider and vote upon a proposal by way of ordinary resolution to adjourn the Meeting to a later date or dates to be determined by the chairman of the Meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve one or more of the proposals above, or if the Chairman of the Meeting, in his sole and absolute discretion, decides it is necessary.

For more information about these proposals, see the sections of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal,” “Proposal Two — The Merger Proposal,” “Proposal Three — The Change of Name Proposal,” “Proposal Four — The Authorized Share Capital Amendment Proposal,” “Proposal Five — The NYSE Proposal,” “Proposal Six — The Charter Proposal,” “Proposal Seven — The Governance Proposal,” “Proposal Eight — The Incentive Plan Proposal,” “Proposal Nine — The Director Election Proposal,” and “Proposal Ten — The Adjournment Proposal.”

Date, Time and Place of the Meeting

The Meeting will be held at [*] a.m., Eastern Time, on            , 2026, virtually via live webcast at [*], or such other date, time and place to which such meeting may be adjourned, to consider and vote upon the proposals.

Voting Power; Record Date

Black Spade III Shareholders will be entitled to vote or direct votes to be cast at the Meeting if they owned BIII Class A Ordinary Shares at the close of business on            , 2026, which is the Record Date for the Meeting. Black Spade III Shareholders will have one vote for each BIII Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. BIII Warrants do not have voting rights. As of the close of business on the Record Date, there were 23,000,000 BIII Ordinary Shares outstanding, of which 17,250,000 were BIII Class A Ordinary Shares and 5,750,000 were BIII Class B Ordinary Shares. The Sponsor holds 5,120,000 Founder Shares, and the Initial Shareholders collectively hold 5,750,000 Founder Shares.

The Sponsor and Sponsor Related Parties have agreed to vote all of their BIII Class B Ordinary Shares, and any other BIII securities acquired by them, in favor of the Business Combination Proposal. Black Spade III’s issued and outstanding BIII Warrants do not have voting rights at the Meeting.

Quorum and Vote Required for the Black Spade III Proposals

A quorum will be present at the Meeting if a majority of the BIII Shares outstanding and entitled to vote at the Meeting is represented in person or by proxy.

The approval of each of the Business Combination Proposal, the Authorized Share Capital Amendment Proposal, the NYSE Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of shareholders holding a simple majority of the BIII Shares which, being so entitled, are voted on such resolutions in person or by proxy at the Meeting at which a quorum is present.

The approval of each of the Merger Proposal, the Change of Name Proposal and the Charter Proposal requires a special resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of shareholders holding a majority of not less than two-thirds of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present.

Pursuant to the Business Combination Agreement, the Business Combination is conditioned upon the approval of holders of the requisite number of outstanding BIII Shares entitled to vote, whether in person or by proxy, at the Meeting.

In accordance with the Sponsor Support Agreement entered into concurrently with the execution of the Business Combination Agreement, holders of 5,750,000 BIII Class B Ordinary Shares (or 25.0% of the outstanding BIII Shares as of the date of this proxy statement/prospectus) have agreed to vote in favor of each of the proposals, subject to certain customary conditions.

For more information about these proposals, see the section titled “Quorum and Vote Required for the Black Spade III Proposals.”

Recommendation to Black Spade III Shareholders

The Black Spade III Board believes that the Business Combination Proposal and the other Proposals to be presented at the Meeting are fair to and in the best interest of Black Spade III Shareholders and unanimously recommends that its shareholders vote “FOR” all of the proposals.

The Black Spade III Board’s Reasons for Approval of the Proposed Transactions

In evaluating the Business Combination and making the above determinations and its recommendation, the Black Spade III Board consulted with its advisors and its management and considered a number of factors, including, but not limited to, the factors discussed below. In light of the wide number and complexity of the factors considered in connection with its evaluation of the Business Combination, the Black Spade III Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Black Spade III Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Black Spade III Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

The Black Spade III Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, and the Ancillary Agreements, and the transactions contemplated thereby. Before reaching its decision to approve the Business Combination, the Black Spade III Board reviewed the results of due diligence conducted by Black Spade III’s management and by Black Spade III’s legal and financial advisors, which included, among other things:

•        meetings and calls with Astrum’s founder, management team, employees, consultants and advisors regarding, among others, Astrum’s assets, operations, business plans and strategy;

•        review of the satellite communications industry, including historical growth trends, market share information and recent comparable transactions involving spectrum assets;

•        review of the history of the company and the quality of Astrum’s key assets, including health reports regarding Astrum’s in-orbit GEO satellite, progress in the manufacturing and launch window of the NEASTAR-1 satellite, and status of ITU filings for Astrum’s L-band spectrum rights at the 105°E orbital slot;

•        review of the cost and practicality of extending the life of Astrum’s in-orbit GEO satellite;

•        review of memoranda of understanding executed by Astrum with mobile, broadband and communications services providers across the Asia-Pacific region;

•        review of Astrum’s unaudited historical financial statements and operating information;

•        financial analysis of Astrum and the Business Combination with the assistance of Cohen, Black Spade III’s financial advisor, utilizing information provided by Astrum, publicly available information and the valuation report issued by Roma Appraisals Limited regarding Astrum’s L-Band spectrum; and

•        assessment of Astrum’s readiness to list as a public company.

The Black Spade III Board’s ultimate decision to pursue a business combination with Astrum over continuing to search for a business combination target was generally the result of, but not limited to, a combination of the following reasons:

•        the determination of Black Spade III’s management that: (i) the market opportunity was substantial, (ii) the scarcity of spectrum assets and resulting barriers to entry, and (iii) Astrum was an attractive investment opportunity because of its uniqueness and its business plans and growth opportunity;

•        the determination that Astrum generally fit into Black Spade III’s target sectors, met Black Spade III’s expectations for business quality and valuation and was suitable as a public company given other comparable companies in the market; and

•        the determination that, given the potential synergies that could be achieved between the parties, the combination of Black Spade III and Astrum has the potential to increase substantially the likelihood of Astrum achieving its growth potential and thereby create shareholder value.

Specifically, the Black Spade III Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to approve the entry into the Business Combination Agreement and the transactions contemplated therein, including, but not limited to, the following material factors:

•        Growing Global Attention and Support for the Satellite Communications Industry.    The Black Spade III Board believes that the satellite communications industry is receiving sharply rising global attention and support, driven especially by satellite-to-device technology, which is shifting satellite communications from niche/enterprise use toward potential mainstream consumer and operator offerings, with strong industry and government support worldwide.

•        Scarcity of Spectrum Assets and Resulting Barriers to Entry.    The Black Spade III Board considered the legal scarcity of spectrum assets, and noted that Astrum holds a strong and unique market position as the owner of a contiguous 25MHz L-band BSS spectrum with the highest priority in Region 3 (Asia and Oceania) as defined by the ITU.

•        Ability to Secure Launch Slot on a SpaceX Falcon 9 Launch Vehicle.    The Black Spade III Board considered the fact that Astrum has contracted with Impulse Space for delivery services supporting the planned deployment of the NEASTAR-1 satellite, and has secured a launch slot with a SpaceX Falcon 9 launch vehicle supported by Impulse Space’s launch booster technology.

•        Path to Commercialization.    Astrum has entered into memoranda of understanding with six telecommunications companies and satellite operators across three Southeast Asian countries. These MOUs typically span 2–3 years, with product and service cooperation, regulatory filing, and market validation as the key areas of collaboration, which provides Astrum with a key means of accelerating commercialization of its service. Astrum has also received written confirmation from the Papua New Guinea National Information & Communications Technology Authority that, subject to Astrum’s formal application, it is prepared to grant the appropriate operator and radiocommunication licenses for Astrum to provide L-band broadcast satellite service (BSS) into Papua New Guinea.

•        Experienced and Committed Management Team.    The Black Spade III Board considered the fact that Astrum will be led by its senior management team, who have years of experience and backgrounds in the satellite communications sector. The senior management team intends to remain with Astrum in the capacity of officers and/or directors, which will provide helpful continuity in advancing Astrum’s strategic goals.

•        Letter of Support from Astrum’s Founder.    The Black Spade III Board considered the fact that Mr. Zhou Qingzhi, the founder of Astrum, entered into a Letter of Support with Astrum and has committed to provide funding to Astrum and its subsidiaries in an aggregate amount of up to US$168,000,000 to support Astrum’s operating, investing, and financing activities, including capital expenditures necessary for the development, manufacture, testing, and launch of the NEASTAR-1 satellite. The Black Spade III Board believed that such commitment from the founder not only alleviates potential uncertainties about Astrum’s financial capability to fulfil its contractual obligations regarding the manufacture and launch of the NEASTAR-1 satellite as planned, but also demonstrates the founder’s ongoing financial and strategic backing to Astrum and its business.

•        Continued Ownership by Astrum’s Shareholder.    Astrum Holding is converting its entire ownership interests in Astrum into the combined company in the proposed Business Combination. Approximately 96% of the shares of the combined company held by Astrum Holding will be subject to lock-up restrictions after Closing, which the Black Spade III Board believed reflects the shareholder’s belief in and commitment to the continued growth prospects of Astrum going forward.

•        Novation or Cancellation of Related Party Loans.    Pursuant to the Business Combination Agreement, Astrum has covenanted to cause all outstanding related party indebtedness owed by Astrum or any of its subsidiaries to be novated to Astrum Holding or otherwise forgiven or cancelled, such that no related party indebtedness will be reflected as a liability of Astrum or its subsidiaries for any post-Closing period. The Black Spade III Board believed that such novation or cancellation, once completed, would not only eliminate Astrum’s liabilities and improve its overall financial position, but also signal the commitment of the founder of Astrum and the controlling shareholder of Astrum Holding, to remain invested in the combined company for the long term.

•        Terms and Conditions of the Business Combination Agreement.    The terms and conditions of the Business Combination Agreement and the Business Combination were, in the opinion of the Black Spade III Board, the product of arm’s-length negotiations between the parties.

The Black Spade III Board also considered a variety of uncertainties, risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Business Risks.    The Black Spade III Board considered that there were risks associated with the successful implementation of Astrum’s business plans and uncertainties regarding whether Astrum would be able to realize the anticipated benefits of the Business Combination on the expected timeline or at all, including due to factors outside the parties’ control. The Black Spade III Board considered the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that Black Spade III Shareholders may not fully realize these benefits to the extent that they expected to retain the BIII Public Shares following the completion of the Business Combination.

•        Industry Risks.    Astrum may encounter unforeseen expenses, difficulties, complications, delays and other unknown events relating to the manufacturing, testing and launch of the NEASTAR-1 satellite. These risks may include potential issues arising from third party manufacturers or launch providers whose systems or capabilities may prove incompatible or otherwise impact the GEO launch plan. Such factors could lead to delays in executing Astrum’s business plan and additional costs.

•        Limited Operating History.    Astrum’s limited operating history makes evaluating its business and future prospects difficult.

•        Macroeconomic Risks.    Macroeconomic uncertainty and the effects it could have on the revenues of Astrum after the Business Combination.

•        Regulatory Risks.    The risk of changes in Astrum’s regulatory environment, including changes to ITU regulations and national laws and regulations.

•        Redemption Risk.    The potential that a significant number of Black Spade III Shareholders elect to redeem their shares prior to the consummation of the Merger, thereby depleting the amount of cash available in the Trust Account.

•        Shareholder Vote.    Black Spade III Shareholders may fail to provide the respective votes necessary to effect the Merger.

•        Closing Conditions.    The completion of the Merger is conditioned on the satisfaction of certain closing conditions that are not within Black Spade III’s control.

•        Litigation.    The possibility of litigation challenging the Business Combination Agreement or that an adverse judgment granting permanent injunctive relief could delay or prevent consummation of the Business Combination.

•        No Fairness Opinion.    The Black Spade III Board considered the fact that the parties to the Business Combination have not sought any fairness opinion in connection with the Business Combination.

•        Liquidation of Black Spade III.    The risks and costs to Black Spade III if the Merger is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Black Spade III being unable to effect a business combination within the Completion Window.

•        Reduced Influence of Black Spade III Shareholders.    The existing Black Spade III Shareholders will hold a minority position in the combined company after the Business Combination. In addition, although the Sponsor may, from Closing and for two (2) years after Closing, nominate one (1) director and designate one (1) non-voting observer to the board of directors of the combined company, no incumbent director of Black Spade III will serve in the combined company after the Business Combination as director. This may reduce the influence that Black Spade III’s current shareholders have on the management of the post-combination company.

•        Fees and Expenses.    The risk of the expected fees and expenses associated with the Business Combination, some of which would be payable regardless of whether the Business Combination is consummated.

•        Other Risks.    Various other risks associated with the Business Combination, the business of Astrum and the business of Black Spade III described under “Risk Factors.”

In addition to considering the factors described above, the Black Spade III Board also considered that the officers and some of the directors of Black Spade III may have interests in the Business Combination as individuals that are different from, or in addition to, those of other shareholders and Warrant holders generally (see “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination”). Black Spade III’s independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the Black Spade III Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination.

The Black Spade III Board concluded that the potential benefits that it expected Black Spade III and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Black Spade III Board unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were advisable and fair to, and in the best interests of, Black Spade III and its shareholders.

Interests of Black Spade III’s Directors and Officers in the Business Combination

When considering the Black Spade III Board’s recommendation that Black Spade III Shareholders vote in favor of the approval of the Business Combination Proposal and the other proposals presented for shareholders’ approval in this proxy statement/prospectus, Black Spade III Shareholders should be aware that the Sponsor and certain of Black Spade III’s executive officers and directors have interests in the Business Combination that may be different from or in addition to (or which may conflict with) the interests of Black Spade III’s other shareholders.

These interests may influence Black Spade III’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the transactions contemplated thereby. These interests were considered by the Black Spade III Board when it approved the Business Combination.

Since the Sponsor and the Sponsor Related Parties have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of BIII Class A Ordinary Shares, a conflict of interest may exist in determining whether the Business Combination with Astrum is appropriate. Such interests include that the Sponsor and the Sponsor Related Parties will lose their entire investment in Black Spade III if Black Spade III does not complete a business combination. When you consider the recommendation of the Black Spade III Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and the Sponsor Related Parties, have interests in such proposal that are different from, or in addition to (which may conflict with), those of the Black Spade III Shareholders generally. These conflicts of interest include, among other things, the interests listed below:

•        if Black Spade III is unable to complete a business combination within the Completion Window, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Black Spade III for services rendered or contracted for or for products sold to Black Spade III, but only if such a vendor or target business has not executed a waiver. If Black Spade III consummates a business combination, on the other hand, Black Spade III will be liable for all such claims;

•        the beneficial ownership of the Sponsor and the Sponsor Related Parties of an aggregate of 5,750,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, which shares and warrants were originally acquired by the Sponsor for an aggregate investment of $3,525,000 at the time of Black Spade III’s formation and Black Spade III’s IPO and would become worthless if Black Spade III does not complete a business combination within the Completion Window, as such shareholders have waived any redemption right with respect to those shares and the Private Placement Warrants would expire worthless. After giving effect to the Business Combination, the Sponsor and the Sponsor Related Parties would own up to an aggregate of 5,750,000 of the combined company’s Class A Ordinary Shares and 7,000,000 Warrants of the combined company. Such shares (including shares underlying warrants) have an aggregate market value of approximately $            , based on the Closing Price of BIII Class A Ordinary Shares and BIII Public Warrants of $            and $            , respectively, on NYSE on            , 2026;

•        under the Business Combination Agreement, upon Closing, the Sponsor will be entitled to receive a transaction bonus equal to $3,500,000 from Astrum in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. Such payment will be deducted from the Trust Account or paid from Astrum’s available funds;

•        the Sponsor and the Sponsor Related Parties will benefit from the completion of a business combination within the Completion Window, and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate (in which case the Sponsor and Black Spade III’s officers and directors will lose their entire investment in Black Spade III);

•        given the difference between the purchase price that the Sponsor initially paid for the Founder Shares and the price of the BIII Public Shares and considering that the Sponsor and the Sponsor Related Parties would receive a substantial amount of the Class A Ordinary Shares of the combined in connection with the Business Combination, the Sponsor and the Sponsor Related Parties may earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the combined company;

•        the continued indemnification of current directors and officers of Black Spade III and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the Sponsor and Black Spade III’s officers and directors and their respective affiliates will be reimbursed for out-of-pocket expenses incurred in connection with activities on Black Spade III’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, with all expenses incurred by the Sponsor and its affiliates on behalf of Black Spade III booked and carried on the financial statements of Black Spade III. As of September 30, 2026, there were $60,646.80 of unpaid reimbursable expenses; and

•        Cohen and Chardan Capital Markets, LLC, as underwriters of Black Spade III’s IPO, are entitled to a deferred underwriting fee up to $6,876,000, which will be payable from the amounts held in the Trust Account solely in the event that Black Spade III completes a business combination, and purchased 1,150,000 Private Placement Warrants at a price of $0.50 per warrant at the time of Black Spade III’s IPO. Shares underlying such warrants have an aggregate market value of approximately $            , based on the Closing Price of BIII Class A Ordinary Shares of $            on NYSE on            , 2026.

See “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.”

Compensation Received by the Sponsor and its affiliates

Set forth below is a summary of the terms and amount of the compensation received or to be received by the Sponsor and its affiliates in connection with the Business Combination or any related financing transaction, the amount of securities issued or to be issued to the Sponsor and its affiliates and the price paid or to be paid for such securities or any related financing transaction.

	Interest in Securities	Other Compensation
Sponsor

On September 5, 2025, the Sponsor purchased 5,750,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.004 per share.

On December 9, 2025, the Sponsor transferred an aggregate of 630,000 Founder Shares to Black Spade III’s directors and officers and certain employees of Sponsor’s affiliates, at a price of $0.004 per share. The Sponsor currently holds 5,120,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, and the Initial Shareholders collectively hold 5,750,000 Founder Shares.

Upon the completion of the Business Combination, the Sponsor and its affiliates will hold a total of 5,750,000 Class A Ordinary Shares and 7,000,000 Warrants of the combined company.

Under the Business Combination Agreement, upon Closing, the Sponsor will be entitled to receive a transaction bonus equal to US$3,500,000 from Astrum in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. Such payment will be deducted from the Trust Account or paid from Astrum’s available funds

The retention of shares by Sponsor and the Sponsor Related Parties will not result in a material dilution of the equity interests of non-redeeming Black Spade III Shareholders. For more information, please see the sections titled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities — The Combined Company.”

Redemption Rights

Pursuant to the Black Spade III Articles, holders of the BIII Public Shares may seek to redeem their shares for cash regardless of whether they vote for or against, or whether they abstain from voting on, any proposal described by this proxy statement/prospectus. Holders of the BIII Public Shares (whether or not they are holders on the Record Date) will be entitled to receive cash for these shares only if they demand that Black Spade III redeem their shares for cash no later than [*] a.m. Eastern Time on            , 2026 (two business days prior to the vote at the Meeting) by (A) submitting their request in writing to Continental Stock Transfer & Trust Company, Black Spade III’s transfer agent in which they: (i) request that Black Spade III redeem all or a portion of their shares for cash, and (ii) identify themselves as the beneficial holder of the BIII Public Shares and provide their legal name, phone number and address; and by (B) either tendering their share certificates (if any) to Continental Stock Transfer & Trust Company, Black Spade III’s transfer agent, or delivering their shares to the transfer agent electronically using DTC’s DWAC (Deposit Withdrawal at Custodian) system. If the Business Combination is not completed, these shares will not be redeemed for cash. In such case, Black Spade III will promptly return any shares delivered by public holders for redemption and such holders may only share in the assets of the Trust Account upon the liquidation of Black Spade III. This may result in holders receiving less than they would have received if the Business Combination was completed and they had exercised their redemption rights in connection therewith due to potential claims of creditors. If a holder of the BIII Public Shares properly demands redemption, Black Spade III will redeem each Public Share for a full pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of            , 2026, this would amount to approximately $            per share. If a holder of the BIII Public Shares exercises its redemption rights, then it will be exchanging its ordinary shares of Black Spade III for cash and will no longer own the shares. See the section titled “Extraordinary General Meeting of Black Spade III Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to convert your shares into cash.

Comparison of Rights of Shareholders of Black Spade III and Shareholders of Astrum

If the Business Combination is successfully completed, BIII’s shareholders who continue to hold ordinary shares of the combined company and Astrum’s shareholders who receive BIII Ordinary Shares in the Business Combination will each become shareholders in the surviving company of the Merger. Please see “Comparison of Corporate Governance and Shareholder Rights.”

Emerging Growth Company

Black Spade III is, and consequently, following the Business Combination, the combined company will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the combined company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.

The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which the combined company has total annual gross revenue of at least US$1.235 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than US$1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

The combined company is expected to be a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, the combined company is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards applicable to U.S. domestic companies. For example, the combined company is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. As a result, the combined company’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to corporate governance requirements. As a foreign private issuer, the combined company is also subject to reduced disclosure requirements and is exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

Controlled Company

By virtue of being a controlled company under listing rules, the combined company may elect not to comply with certain corporate governance requirements, including that:

•        a majority of board of directors must be independent directors;

•        the compensation and nominating committees composed solely of independent directors;

•        the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and

•        director nominees selected or recommended to the board of directors for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

The combined company intends to rely on the exemption from the requirement that a majority of its board of directors must be independent directors available to a “controlled company.” As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all of corporate governance requirements.

U.S. Federal Income Tax Considerations for Holders of BIII Class A Ordinary Shares Exercising Redemption Rights

For a description of certain material U.S. federal income tax consequences to holders of BIII Class A Ordinary Shares of exercising redemption rights, please see “Material Tax Considerations—Material U.S. Federal Income Tax Considerations.”

Regulatory Matters

The Business Combination is not subject to any federal or state regulatory requirement or approval, except for filings in the Cayman Islands necessary to effectuate the Business Combination.

Anticipated Accounting Treatment

The Merger is comprised of a series of transactions pursuant to the Business Combination Agreement, as described elsewhere in this proxy statement/prospectus. For accounting purposes, the Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, Black Spade III would be expected to be treated as the “acquired” company for financial reporting purposes, and Astrum will be the accounting “acquirer”.

Summary of Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Meeting of Black Spade III Shareholders, you should carefully read this proxy statement/prospectus, including the annexes, and especially review and consider the factors discussed in the section titled “Risk Factors.” Some of the risks related to Astrum’s businesses and industries, Black Spade III, and the Business Combination are summarized below.

Risks Relating to Astrum’s Businesses and Industries

•        Our NEASTAR-1 satellite and other components of our satellite network are in development and may not be completed and launched on time or at all, and the costs associated with its development, deployment and commercialization may be greater than expected.

•        We will need to raise additional funds to fully implement our satellite network. These funds may not be available to us when we need them on favorable terms or at all. If we cannot raise additional funds when needed, our operations and prospects could be negatively affected.

•        We are an early-stage company with a history of losses and may never become profitable.

•        Our key satellite and spectrum assets were acquired from third parties and have underwent several changes of ownership. Our historical records of these assets may be incomplete or inaccurate, and these assets may carry undisclosed or unknown liabilities originating from prior owners.

•        Our ability to implement our business plan will depend on our ability to establish and maintain key strategic relationships with commercial, governmental and other partners throughout the Asia-Pacific region. If we are unable to establish or maintain such relationships on commercially reasonable terms, our ability to develop, deploy and commercialize our services will be materially and adversely affected.

•        We could fail to achieve revenue, or experience a decline in revenue, as a result of competition from companies in the communications industry, including LEO and other satellite operators, wireless service providers and providers of alternative technologies.

•        We depend on obtaining and maintaining the spectrum rights, orbital resources, market access rights and regulatory approvals necessary to operate our business.

•        Our ability to successfully implement our business plan will depend on a number of factors outside of our control.

•        We are highly dependent on the services of certain members of our senior management team, and the loss of one or more of these individuals could adversely affect our business.

•        Rapid and significant technological changes could render our services obsolete and impair our ability to compete.

•        We rely on third parties for equipment, satellite components and services.

•        We face substantial risks associated with our international operations and planned expansion throughout the Asia-Pacific region.

Risks Related to the NEASTAR-1 Satellite and Related Infrastructures

•        We may not be able to successfully launch our satellite, and the loss of our satellite during launch could delay and could materially impair our ability to offer our services and generate our expected revenues. Launch insurance, even if available, will not fully cover this risk.

•        Our satellite could be further delayed because of issues encountered in the satellite manufacturing process, which could result in our inability to utilize the launch services for which we have contracted.

•        We will commence our commercial operations with only one satellite, which could fail prematurely, causing a material adverse effect on our business, prospects and potential profitability.

Risks Related to ITU Filings and Coordination, 3GPP Standardization, National Regulatory Approvals and Market Access

•        Our business depends on maintaining our L-Band spectrum rights.

•        Our business depends on maintaining our ITU filings, coordination rights and orbital resources.

•        Our business depends on continued standardization and commercial adoption of 3GPP Band 246 and related NTN specifications.

Risks Relating to Black Spade III and the Business Combination

•        We may not be able to complete the Transactions or any other business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our Public Shares and thereafter commence a voluntary liquidation, in which case our Public Shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and BIII Warrants will expire worthless.

•        If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Black Spade III’s securities may decline before the Closing, or the market price of the combined company’s securities may decline after the Closing.

•        Black Spade III and Astrum will incur significant transaction and transition costs in connection with the Business Combination.

•        Investors of Astrum may not receive the same benefits as an investor in an underwritten public offering.

•        The combined company’s actual financial position and results of operations following the completion of the Business Combination may differ materially from the unaudited pro forma condensed combined financial data included in this proxy statement/prospectus and, accordingly, such information may not be meaningful to your evaluation of the proposed Business Combination.

•        The Black Spade III Board did not obtain a fairness opinion in determining whether or not to proceed with the Transactions, and the only material financial and valuation analyses undertaken as part of the Transaction were prepared by the Black Spade III Board. As a result, the terms of the Transaction may not be fair from a financial point of view to the Black Spade III Public Shareholders.

•        If we were deemed to be an investment company for purposes of the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, unless we are able to modify our activities so that we would not be deemed an investment company, we would expect to abandon our efforts to complete an initial business combination and instead to liquidate the Company.

•        Securities of companies formed through SPAC mergers such as ours may experience a material decline in price relative to the share price of the SPAC prior to the merger.

•        Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.

•        The proposed Business Combination could disrupt Astrum’s relationships with its customers, business partners and others, as well as its operating results and business generally.

Risks Relating to Ownership of Securities of the Combined Company

•        The market price and trading volume of our securities may be volatile.

•        We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner. If we fail to implement and maintain an effective system of internal controls to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence in our company and the market price of our shares may be negatively impacted.

Risks Relating to Redemption of BIII Public Shares

•        If a shareholder fails to receive notice of Black Spade III’s offer to redeem the BIII Public Shares in connection with the Business Combination, such shares may not be redeemed.

•        You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your Public Shares and/or warrants, potentially at a loss.

•        There is no guarantee that a Public Shareholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

SELECTED HISTORICAL FINANCIAL DATA OF BLACK SPADE III

The following tables present Black Spade III’s selected historical financial information which is derived from Black Spade III’s audited financial statements for the period from August 21, 2025 (inception) through December 31, 2025, and Black Spade III’s unaudited condensed financial statements for the nine months ended September 30, 2026, which are included elsewhere in this proxy statement/prospectus.

The financial data set forth below should be read in conjunction with, and is qualified with reference to, “Black Spade III Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Black Spade III’s financial statements are prepared and presented in accordance with U.S. GAAP.

	For the period from August 21, 2025 (inception) through December 31, 2025	For the Nine Months Ended September 30, 2026
Condensed Statement of Operations

General and administrative costs	$—	$2,458,337
Formation and operational expenses	86,377	—
Loss from operations	(86,377)	(2,458,337)

Other income
Interest earned on cash held in Trust Account	—	4,573,722
Other income, net	—	—
Total other income	—	4,573,722

Net (loss) income	$(86,377)	$2,115,385

Basic and diluted weighted average shares outstanding, Class A ordinary shares	—	16,870,879
Basic and diluted net income per share, Class A ordinary shares	$—	$0.09

Basic weighted average shares outstanding, Class B ordinary shares	5,000,000	5,733,516
Basic net income/(loss) per share, Class B ordinary shares	$(0.02)	$0.09

Diluted weighted average shares outstanding, Class B ordinary shares	5,000,000	5,750,000
Diluted net income/(loss) per share, Class B ordinary shares	$(0.02)	$0.09
	As of December 31, 2025	As of September 30, 2026
Condensed Balance Sheet
Assets
Current assets
Cash	$3,279,258	$201,559
Prepaid expenses	—	23,700
Prepaid insurance	—	54,269
Total current assets	3,279,258	279,528

Deferred offering costs	383,694	—
Cash held in Trust Account	—	177,073,722
Total Assets	$3,662,952	$177,353,250

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts Payable and accrued expenses	$43,299	$1,675,910
Accrued offering costs	282,042	85,000
Advances from related party	3,275,000	—
Promissory note-related party	123,988	—
Total current liabilities	3,724,329	1,760,910
Deferred underwriting fee	—	6,876,000
Total Liabilities	3,724,329	8,636,910

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption; $0.0001 par value; 17,250,000 and 0 shares at redemption value of $10.27 and $0 per share as of September 30, 2026 and December 31, 2025, respectively	—	177,073,722

	As of December 31, 2025	As of September 30, 2026
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,500,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 150,000,000 shares authorized; none issued or outstanding (excluding 17,250,000 and 0 shares subject to possible redemption) as of September 30, 2026 and December 31, 2025, respectively	—	—
Class B ordinary shares, $0.0001 par value; 15,000,000 shares authorized; 5,750,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025	575	575
Additional paid-in capital	24,425	—
Accumulated deficit	(86,377)	(8,357,957)
Total Shareholders’ Deficit	(61,337)	(8,357,382)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$3,662,952	$177,353,250

Condensed Statement of Cash Flows

	For the period from August 21, 2025 (inception) through December 31, 2025	For the Nine Months Ended September 30, 2026
Cash Flows from Operating Activities:
Net income/(loss)	$(86,377)	$2,115,385
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Interest earned on cash held in Trust Account	—	(4,573,722)
Payment of general and administrative costs through promissory note – related party	47,336	—
Changes in operating assets and liabilities:
Prepaid expenses	—	(23,700)
Prepaid insurance	—	(54,269)
Accrued expenses	43,299	1,632,611
Net cash provided by/(used in) operating activities	4,258	(903,695)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	$—	$172,500,000
Net cash used in investing activities	—	172,500,000

Cash Flows from Financing Activities:
Sale of Units, net of underwriting discounts paid	$—	$170,208,000
Sale of Private Placement Warrants	—	4,075,000
Advances from related party	3,275,000	(3,347,804)
Repayment of promissory note – related party	—	(123,988)
Payment of offering costs	—	(485,212)
Net cash provided by financing activities	3,275,000	170,325,996

Net Change in Cash	3,279,258	(3,077,699)
Cash – Beginning of period	—	3,279,258
Cash – End of period	$3,279,258	201,559

Non – cash investing and financing activities:
Deferred underwriting fee payable	—	$6,876,000
Offering costs included in accrued offering costs	—	$85,000
Deferred offering costs paid through advances from related party	—	72,804
Deferred offering costs included in accrued offering costs	$282,042	—
Deferred offering costs paid through promissory note – related party	$76,652	—
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000	—

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED FINANCIAL INFORMATION

The following summary unaudited pro forma Condensed Combined and consolidated financial information (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination and related transactions. The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, Black Spade III would be expected to be treated as the “acquired” company for financial reporting purposes, and Astrum will be the accounting “acquirer.” The summary unaudited pro forma Condensed Combined and consolidated statement of financial position data as of June 30, 2026 gives effect to the Business Combination and related transactions as if they had occurred on June 30, 2026. The summary unaudited pro forma Condensed Combined and consolidated statements of profit or loss data for the six months ended June 30, 2026 and for the year ended December 31, 2025 give effect to the Business Combination and related transactions as if they had occurred on January 1, 2025, the beginning of the earliest periods presented.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma Condensed Combined and consolidated financial information included in the section titled “Unaudited Pro Forma Condensed Combined and consolidated Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma Condensed Combined and consolidated financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Black Spade III and Astrum for the applicable period included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the combined company following the capital recapitalization.

The unaudited pro forma Condensed Combined and consolidated financial information has been prepared using the assumptions below with respect to the potential redemption for cash of Public Shares:

•        Assuming No Redemptions Scenario:    This presentation assumes that no Public Shareholders exercise their rights to redeem any of their Public Shares for a pro rata portion of the funds in the Trust Account. Thus, the amount of funds held in the Trust Account is available for the Business Combination.

•        Assuming 100% Redemptions Scenario:    This presentation assumes that Public Shareholders holding 17,250,000 Public Shares will exercise their redemption rights for $175.5 million upon consummation of the Business Combination at a redemption price of $10.17 per share.

	No Redemption Scenario	100% Redemptions Scenario
Summary Unaudited Pro Forma Condensed Combined and Consolidated Statement of Profit or Loss Data for the six months ended June 30, 2026
Net loss	$(3,697,487)	$(3,697,487)
Weighted average shares outstanding – basic and diluted	123,000,000	105,750,000
Basic and diluted net loss per share	$(0.03)	$(0.03)

	No Redemption Scenario	100% Redemptions Scenario
Summary Unaudited Pro Forma Condensed Combined and Consolidated Statement of Profit or Loss Data for the year ended December 31, 2025
Net loss	$(98,750,210)	$(93,980,485)
Weighted average shares outstanding – basic and diluted	123,000,000	105,750,000
Basic and diluted net loss per share	$(0.80)	$(0.89)
	No Redemption Scenario	100% Redemptions Scenario
Summary Unaudited Pro Forma Condensed Combined and Consolidated Statement of Financial Position Data as of June 30, 2026
Total assets	$219,914,833	$69,044,944
Total liabilities	279,250,021	296,972,907
Total shareholders’ deficit	$(59,335,188)	$(227,927,963)

COMPARATIVE PER SHARE DATA

The following table sets forth the historical comparative share information for Black Spade III and Astrum on a stand-alone basis and the unaudited pro forma combined share information for the six months ended June 30, 2026 and for the year ended December 31, 2025, after giving effect to the Business Combination, assuming (i) no Public Shareholders exercise redemption rights with respect to their Public Shares upon the consummation of the Business Combination; and (ii) the Public Shareholders exercise their redemption rights with respect to a maximum of 17,250,000 Public Shares, or $10.17 per share or $175.5 million. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the 100% redemptions.

This information is only a summary and should be read together with the selected historical financial information summary of Black Spade III and Astrum and the historical financial statements and related notes of each of Black Spade III and Astrum, in each case, that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of Black Spade III and Astrum is derived from, and should be read in conjunction with, the unaudited pro forma Condensed Combined and consolidated financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had Black Spade III and Astrum consummated a business combination during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Black Spade III and Astrum would have been had Black Spade III and Astrum consummated a business combination during the periods presented.

	Astrum (Historical)	Black Spade III (Historical)	Pro Forma Combined (No Redemption Scenario)	Pro Forma Combined (100% Redemptions Scenario)
As of and for the Six Months Ended June 30, 2026
Book (deficit) value per share(1)	$(11,678,300.00)	$(0.30)	$(0.48)	$(2.16)
Weighted average shares outstanding – basic and diluted	1
Net loss per share – basic and diluted	$(3,359,350.00)
Basic and diluted weighted average shares outstanding, Class A ordinary shares		16,678,177
Basic and diluted net income per share, Class A ordinary shares		$0.08
Basic weighted average shares outstanding, Class B ordinary shares		6,475,138
Basic net income per share, Class B ordinary shares		$0.08
Diluted weighted average shares outstanding, Class B ordinary shares		6,500,000
Diluted net income per share, Class B ordinary shares		$0.08
Weighted average shares outstanding – basic and diluted			123,000,000	105,750,000
Net loss per share – basic and diluted			$(0.03)	$(0.03)

	Astrum (Historical)	Black Spade III, as adjusted for IPO (Historical)	Pro Forma Combined (No Redemption Scenario)	Pro Forma Combined (100% Redemptions Scenario)
For the Year Ended December 31, 2025
Weighted average shares outstanding – basic and diluted	1		123,000,000	105,750,000
Net loss per share – basic and diluted	$(2,992,940.00)		$(0.80)	$(0.89)
Basic and diluted weighted average Class B ordinary shares outstanding		5,000,000
Basic and diluted net loss per Class B ordinary share		$(0.02)

____________

(1)      The book (deficit) value per share is equal to the total (deficit) equity divided by the total number of outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express Black Spade III’s and Astrum’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements include all matters that are not historical facts and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “is/are likely to,” “potential,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding Black Spade III’s and Astrum’s intentions, beliefs or current expectations concerning, among other things, the Business Combination, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which Astrum operates as well as any information concerning possible or assumed future results of operations of the combined company after the consummation of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•        Risks relating to the development, manufacture, launch and commercialization of the NEASTAR-1 satellite, including potential delays, cost overruns and technical challenges;

•        Astrum’s ability to raise sufficient additional capital to fund its operations, develop its satellite network and achieve commercialization on favorable terms or at all;

•        Astrum’s ability to establish and maintain key strategic partnerships with mobile network operators, government agencies, content providers, automotive manufacturers and other commercial partners throughout the Asia-Pacific region;

•        Competition from existing and emerging satellite operators, including LEO-based direct-to-device platforms, terrestrial wireless and broadband providers and other communications technologies;

•        Astrum’s ability to obtain, maintain and commercially exploit L-Band spectrum rights, orbital resources, market access rights and regulatory approvals in the jurisdictions in which it intends to operate;

•        Astrum’s limited operating history and the early-stage nature of its geostationary satellite-to-device broadcasting business;

•        Astrum’s reliance on third-party satellite manufacturers, launch providers, suppliers and contractors, including SWISSto12 and Impulse Space, and the risks associated with complex systems and components;

•        Rapid technological changes and the risk that new technologies could render Astrum’s services less competitive or obsolete;

•        Astrum’s dependence on key personnel, including its senior management team, and its ability to attract, retain and develop qualified technical and engineering personnel

•        Risks associated with Astrum’s international operations and planned expansion throughout the Asia-Pacific region, including regulatory, political, economic and operational challenges;

•        The number and percentage of Black Spade III Shareholders voting against the Transaction Proposals and/or seeking redemption, the risk that the Business Combination may not be completed in a timely manner or at all, and the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•        The failure to realize the anticipated benefits of the Business Combination, including expected synergies and growth opportunities;

•        Natural disasters, public health emergencies, geopolitical events, war, acts of terrorism, supply chain disruptions and other events that could affect Astrum’s business, assets or operations;

•        Foreign currency exchange rate fluctuations and exposure to multiple tax jurisdictions;

•        Changes in interest rates, rates of inflation or general macroeconomic and capital market conditions;

•        Legal, regulatory and other proceedings;

•        The combined company’s ability to initially list, and once listed, maintain the listing of, its securities on the Qualified Stock Exchange following the Business Combination, and market volatility affecting the trading price and volume of such securities;

•        The results of future financing efforts and the ability to obtain additional capital on favorable terms; and

•        The other matters described in the sections titled “Risk Factors” and “Astrum Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Black Spade III and Astrum caution you against placing undue reliance on forward-looking statements, which reflect current expectations and beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this proxy statement/prospectus. Black Spade III and Astrum will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In the event that any forward-looking statement is updated, no inference should be made that Black Spade III or Astrum will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Business Combination, in Black Spade III’s public filings with the SEC or, upon and following the consummation of the Business Combination, in the combined company’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”

In addition, the Business Combination is subject to the satisfaction of the conditions to the completion of the Business Combination set forth in the Business Combination Agreement and the absence of events that could give rise to the termination of the Business Combination Agreement, the possibility that the Business Combination does not close, and risks that the proposed Business Combination disrupts current plans and operations and business relationships, or poses difficulties in attracting or retaining employees for Astrum.

Market, ranking and industry data used throughout this proxy statement/prospectus, including statements regarding market size and market potential, is based on the good faith estimates of Astrum’s management, which in turn are based upon Astrum’s management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While Astrum is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Astrum Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this proxy statement/prospectus.

RISK FACTORS

If the Business Combination is completed, the combined company will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus or to invest in the securities.

The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of the combined company’s securities following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by Black Spade III and Astrum, which later may prove to be incorrect or incomplete. Black Spade III and Astrum may face additional risks and uncertainties that are not presently known to them, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party or on the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, the combined company’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of the combined company’s Ordinary Shares or, if the Business Combination is not consummated, BIII Public Shares could decline, and you may lose part or all of the value of any BIII Public Shares or the combined company’s Ordinary Shares that you hold.

Risks Relating to Astrum’s Business and Industry

Our NEASTAR-1 satellite and other components of our satellite network are in development and may not be completed and launched on time or at all, and the costs associated with its development, deployment and commercialization may be greater than expected.

The development, manufacturing, launch and commercialization of our NEASTAR-1 satellite will require substantial capital expenditures and significant management attention. There can be no assurance that we will successfully complete the development, deployment and commercialization of the satellite and other components of our network on a timely basis, within budget or at all.

We are targeting the full commercial launch of 5G broadcast services in the Asia-Pacific region in the first half of 2029. Meeting this timeline requires satellite manufacturing, integration, testing, transport and launch; in-orbit deployment, commissioning and performance verification; commercial gateway and TT&C ground infrastructure, including our primary gateway in Brisbane, Australia; required regulatory authorizations and market access approvals; and compatible devices and chipsets at commercial scale. We expect to continue incurring substantial operating losses without generating meaningful revenue throughout this pre-operational period. Any delays in commencement of commercial operations — including delays attributable to our satellite manufacturer, launch provider, regulatory authorities, device ecosystem partners, or unforeseen technical issues — would extend the period during which we consume capital without revenue generation and could require us to seek additional funding on potentially unfavorable terms.

The design, manufacture, launch and operation of geostationary satellite systems are highly complex and have historically been subject to delays, technical challenges and cost overruns. Development of our satellite and other components of our network utilizes technologies and services that are novel or have not yet achieved widespread commercial adoption and may suffer delays, interruptions or increased costs due to many factors, some of which may be beyond our control, including:

•        technological, manufacturing, design or performance issues;

•        delays or failures in satellite manufacturing, integration, testing, launch, deployment, commissioning or in-orbit operation;

•        launch costs, manufacturing costs or other development costs exceeding our estimates;

•        non-performance by satellite manufacturers, launch providers, suppliers, contractors or other key counterparties;

•        incompatibility of systems or functions between our satellite manufacturers and delivery or launch service providers;

•        inability to obtain necessary components, technology, services or financing on commercially reasonable terms or at all;

•        delays in obtaining or maintaining required regulatory approvals, spectrum rights, orbital resources or market access rights;

•        failure of the broader device, chipset or 3GPP NTN ecosystem to support technologies necessary for our services;

•        changes in project scope, engineering requirements, laws, regulations or market conditions; and

•        geopolitical events, public health emergencies, severe weather, supply chain disruptions or other events outside our control.

If any of the foregoing events occur, they could materially impair our ability to develop, deploy, launch, commercialize and operate our satellite and other components of our network, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

We will need to raise additional funds to fully implement our satellite network. These funds may not be available to us when we need them on favorable terms or at all. If we cannot raise additional funds when needed, our operations and prospects could be negatively affected.

The design, manufacture, integration, testing, assembly and launch of satellites and related components and related ground infrastructure is a capital-intensive venture.

As of August 2026, we estimate that our total capital expenditure and funding requirements through the operational launch of NEASTAR-1 will be approximately $168 million, comprising hardware procurement costs for the satellite, launch vehicle, ground stations and insurance, as well as satellite operations and general and administrative expenses. In connection with the Business Combination, Mr. Zhou Qingzhi, the founder of Astrum and the controlling shareholder of Astrum Holding, has entered into a binding and irrevocable letter of support pursuant to which he has committed to provide funding to us in an aggregate amount of up to $168 million to fund our operating, investing and financing activities, including capital expenditures necessary for the development, manufacture, testing and preparation of the NEASTAR-1 satellite for operational launch. The Founder’s commitment is irrevocable until the later of two years from the date of the letter of support or the date of operational launch of NEASTAR-1, and funding may be provided in the form of unsecured and subordinated shareholder loans, equity contributions, or a combination thereof.

Although our founder has committed funds for the manufacture and launch of the NEASTAR-1 satellite and initial ground infrastructure, we may need additional funds to complete these activities and will need significant additional funds for the manufacture and launch of additional satellites and operation of our business.

We intend to raise additional capital before commercial launch and will require significant additional capital to fund our operations, develop, deploy, launch and commercialize our satellite network and expected operations throughout the Asia-Pacific region. We expect to seek such capital through equity, equity-related or debt securities, or credit from government or financial institutions or commercial partners, to fund ongoing operations and commercialization activities and the deployment of additional satellite assets and related infrastructure.

Our ability to raise funds will depend on market conditions, including macroeconomic conditions, geopolitical events, public health emergencies and volatility in global capital markets, as well as economic and other factors affecting the satellite communications industry.

We cannot be certain that additional funds will be available to us on the timelines we may need, on favorable terms if required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially adversely affected.

Our long-term business plan contemplates scaling to up to four satellites with multiple reconfigurable spot beams, enabling country- and language-specific broadcasts across our coverage footprint. Expansion beyond NEASTAR-1 will require substantial additional capital expenditures, successful procurement of additional satellite platforms, coordination of additional orbital positions or expanded use of the 105° East position, and the negotiation of additional regulatory authorizations. There can be no assurance that we will secure the funding, manufacturing capacity, launch opportunities, spectrum coordination or regulatory approvals necessary to deploy additional satellite assets, or that market demand will justify such expansion at the time deployment becomes feasible.

We are an early-stage company with a history of losses and may never become profitable.

Since our formation, we have incurred significant net losses and negative operating cash flows and have an accumulated deficit of $11.7 million as of June 30, 2026.

We will continue to incur operating and net losses each quarter until at least the time we begin generating meaningful revenue from our planned operations, and there can be no assurance regarding the timing or extent of such revenue generation.

The likelihood of success of our business plan must be considered in light of the substantial challenges, expenses, difficulties, complications and delays frequently encountered in connection with developing and expanding early-stage businesses and the competitive environment in which we operate.

Our business model and potential profitability depend on the successful development and commercialization of a geostationary satellite-to-device broadcasting business, which may not occur. The development of a geostationary satellite-to-device broadcasting business is a speculative undertaking, involves a substantial degree of risk, is a capital-intensive business and may ultimately fail. If we cannot successfully execute our plan to develop, deploy and commercialize a geostationary satellite-to-device broadcasting business, our business may not succeed.

Geostationary satellite-to-device broadcasting is a new and comparatively untested business model. The markets for many of our anticipated services remain relatively unproven, and potential customers may adopt competing technologies, alternative communications platforms or other solutions instead of our services. These markets remain in relatively early stages of development and may not develop as quickly or to the extent that we anticipate.

Even if we are able to successfully develop our geostationary satellite-to-device broadcasting business, there can be no assurance that we will be commercially successful or become profitable on a sustained basis, if at all.

We expect to have quarter-to-quarter fluctuations in revenues, expenses and capital expenditures, some of which could be significant, due to research, development and manufacturing expenses and the investments required to manufacture and launch the NEASTAR-1 satellite and related infrastructure.

Our key satellite and spectrum assets were acquired from third parties and have underwent several changes of ownership. Our historical records of these assets may be incomplete or inaccurate, and these assets may carry undisclosed or unknown liabilities originating from prior owners

Our existing AsiaStar satellite and our 25 MHz of contiguous L-band BSS spectrum at the 105° East orbital position are foundational assets of our business that have passed through several owners over a period of more than two decades. Each prior owner maintained its own financial records, internal controls, accounting systems and operational documentation relating to AsiaStar and the L-band spectrum rights. These records may be incomplete, inaccurate, inconsistent or otherwise unreliable. We have limited ability to access or retrieve prior owners’ historical records that were not transferred to us, including records relating to satellite operational history, maintenance logs, regulatory correspondence, spectrum coordination matters, contractual commitments, insurance claims, environmental conditions and other matters that could be relevant to the evaluation of our assets and business.

The quality and completeness of historical records maintained by prior owners may not meet the standards required for a public company or that are expected by investors, auditors, regulators or commercial partners. Any gaps, inconsistencies or inaccuracies in historical records could impair our ability to satisfy audit requirements or regulatory inquiries, comply with public company reporting obligations, accurately assess the condition, history or value of our satellite and spectrum assets, evaluate and quantify potential liabilities arising from prior ownership periods, and respond to claims or disputes relating to the assets’ prior history. Such deficiencies could result in unexpected costs, regulatory actions, impairment charges, restatements of financial information, delays in regulatory approvals or reputational harm, any of which could have a material adverse effect on our business, financial condition and results of operations.

These assets may be subject to undisclosed or unknown contractual obligations, regulatory commitments, liens, encumbrances, pending or threatened claims, environmental liabilities, spectrum coordination obligations, intellectual property disputes, indemnification obligations or other liabilities originating from prior ownership periods that were not discovered during the due diligence conducted in connection with our acquisition of the assets or in connection with earlier transfers among prior owners. If any such undisclosed liabilities materialize, we may be required to devote substantial resources to resolving them, which could divert management attention and financial resources from our business operations. In addition, our ability to seek recourse against prior owners for any undisclosed liabilities may be limited or unavailable, whether due to contractual limitations on indemnification, the expiration of applicable survival periods, the financial condition of prior owners, or the passage of time. The discovery of material undisclosed liabilities could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our ability to implement our business plan will depend on our ability to establish and maintain key strategic relationships with commercial, governmental and other partners throughout the Asia-Pacific region. If we are unable to establish or maintain such relationships on commercially reasonable terms, our ability to develop, deploy and commercialize our services will be materially and adversely affected.

Our business model depends on establishing and maintaining B2B relationships with content providers, mobile network operators and content delivery network (CDN) providers (for broadcast content delivery), B2G relationships with government agencies (for emergency disaster broadcasting and public safety communications), and B2B2C relationships with automotive manufacturers (for direct-to-vehicle integration with platforms such as Android Auto and Apple CarPlay). Each of these revenue streams requires distinct sales capabilities, contractual arrangements, regulatory approvals and technology integrations.

Our initial commercial strategy is B2B-focused, targeting mobile network operators (MNOs) and content providers for cellular traffic offloading. If MNOs do not adopt satellite-based multicast as a cost-effective alternative to terrestrial CDN infrastructure, our ability to generate meaningful revenue could be materially adversely affected. A core element of our business strategy is the proposition that MNOs will adopt our satellite-based multicast service to offload high-volume multimedia content from congested terrestrial cellular networks, thereby reducing MNO infrastructure investment and CDN costs. This value proposition depends on MNOs accepting satellite-based content delivery as a credible, cost-effective and reliable supplement to their terrestrial networks, and on content providers and aggregators being willing to distribute content via our broadcast platform. If MNOs develop alternative capacity solutions (such as small cells, Wi-Fi offload, terrestrial 5G Broadcast (5GB), or edge computing/CDN architectures) that address the same congestion challenges at lower cost or with greater control, or if MNOs are unwilling to integrate a third-party satellite broadcasting layer into their network architecture, our primary B2B revenue thesis may not be validated, which would materially adversely affect our financial condition and prospects.

Our B2G strategy will depend in particular on our ability to generate revenue from government customers for emergency disaster broadcasting, mass notification and public safety services. The willingness of national and sub-national emergency management agencies to adopt satellite-based broadcasting as a complement or alternative to existing public warning systems (such as cell broadcasting, sirens and terrestrial broadcast networks) will depend on policy decisions and budget allocations that are outside our control. Such services and revenues therefrom will be subject to government procurement processes, budget cycles, legislative or ministerial appropriations, competitive tendering outcomes and policy priorities in multiple Asia-Pacific jurisdictions. Government contracts may be subject to termination for convenience, non-renewal, reduced funding or reallocation of budget priorities.

Our B2C strategy includes integration with in-vehicle infotainment platforms such as Android Auto and Apple CarPlay to deliver differentiated satellite content directly to vehicles. This revenue stream depends on our ability to negotiate integration agreements with automotive manufacturers and infotainment platform providers, meet automotive-grade reliability and safety certification requirements, and demonstrate a compelling consumer value proposition for satellite-delivered in-car content. The automotive integration cycle is typically lengthy, subject to rigorous qualification processes and dependent on long-term original equipment manufacturers (OEM) product planning horizons. There can be no assurance that automotive manufacturers or infotainment platforms will agree to integrate our services, or that consumers will value satellite-broadcast content sufficiently to influence vehicle purchasing or subscription decisions.

We intend to rely on strategic partners such as cellular and other terrestrial communications commercial enterprises, government agencies, automotive infotainment companies, and other distributors based in the Asia-Pacific region, device ecosystem participants and others, to market, distribute, support and facilitate the delivery of our geostationary satellite-to-device broadcasting business throughout the Asia-Pacific region. As a result of these arrangements, we expect to be highly dependent on the performance of our commercial and strategic partners to generate a significant portion of our customers and revenue. Such partners will operate independently of us, and for their own commercial advantage, which exposes us to significant risks.

Our partners may not commit the necessary resources to promote, distribute or support our products and services and may offer or promote competing products and services. If current or future partners do not perform adequately or agree to commercially acceptable terms, or if we are unable to convert existing memoranda of understanding into definitive agreements, we may be unable to generate revenue, enter new markets, achieve anticipated growth or successfully commercialize our services. Any such failure could materially harm our business prospects.

We could fail to achieve revenue, or experience a decline in revenue, as a result of competition from companies in the communications industry, including LEO and other satellite operators, wireless service providers and providers of alternative technologies.

The markets in which we intend to operate are highly competitive and rapidly evolving. We face substantial competition from providers offering various communications, broadband, media distribution, emergency communications, IoT, datacasting and related services. We also face competition from companies developing innovative direct-to-device, satellite communications and non-terrestrial network solutions.

We may compete directly or indirectly with a variety of satellite operators, mobile satellite service providers, direct-to-device providers, non-terrestrial network providers and terrestrial communications providers. Potential competitors may include companies operating LEO or other geostationary satellite systems, as well as providers of terrestrial wireless and broadband services. Competition may also increase as a result of industry consolidation, strategic alliances, technological developments or the deployment of new satellite systems and constellations.

We expect to face strong competition from other direct-to-device networks, particularly LEO-based direct-to-device platforms (such as AST SpaceMobile and Starlink’s Direct-to-Cell service) that provide two-way cellular broadband connectivity directly to unmodified smartphones. Our platform is designed primarily to deliver one-way broadcast and multicast services — including HD video, audio, datacasting, emergency notifications, IoT data and over-the-air software updates — from a geostationary satellite using the 1467-1492 MHz band (L-Band) broadcasting-satellite service (BSS) spectrum. This is a fundamentally different service model from competing LEO-based direct-to-device platforms. While we believe our multicast architecture offers significant cost advantages for high-volume content distribution and cellular network offloading, our satellite networks are not expected initially to provide interactive, two-way communications. Potential customers and partners — particularly MNOs evaluating satellite partnerships — may prefer competitors offering full-duplex broadband that enables voice, messaging and interactive data services, which could limit our market share and ability to receive favorable pricing even in broadcast use cases where our technology may be technically superior. Accordingly, existing and new LEO satellite constellations may reduce or eliminate the need for our services.

In addition to satellite-based competitors, terrestrial wireless, broadband and communications providers may continue to expand service availability and functionality in rural, remote and underserved areas, including areas targeted by our services. Although our services may complement terrestrial networks in certain applications, they may also compete with terrestrial offerings in some markets and for certain use cases. Customers may perceive competing terrestrial or satellite services as more cost-effective, better performing or more widely available than our services.

In addition, we may face competition from companies that provide regional communications, media distribution, emergency communications, IoT or related services in portions of the Asia-Pacific region. In addition, certain foreign competitors may receive governmental support, subsidies or other protections from their home jurisdictions.

Some of our competitors, as well as other companies that may seek to enter the markets we serve, may have substantially greater capital resources, more established operations, greater access to financing, larger customer bases, more extensive intellectual property portfolios or superior technical capabilities. Certain competitors may benefit from greater brand recognition, customer relationships, operational histories, spectrum resources, orbital assets, technological capabilities, governmental support or financial resources than we possess.

Our competitors may be able to develop, market or provide products and services more effectively than we can, respond more quickly to technological changes, devote greater resources to research and development and offer products or services at lower prices. Any of these factors could adversely affect our business, financial condition, results of operations and prospects.

As a result of competition, we may not be able to successfully commercialize our services, retain customers or attract new customers. The failure to compete effectively could materially adversely affect our revenues, business, financial condition and prospects.

We depend on obtaining and maintaining the spectrum rights, orbital resources, market access rights and regulatory approvals necessary to operate our business.

Our business depends on our ability to obtain, maintain, coordinate and commercially exploit the L-Band spectrum rights, orbital resources, including our ability to access and utilize our planned geostationary orbital position, operating authority and other regulatory approvals in the jurisdictions where we intend to offer our services. We will be required to obtain approvals, licenses, permits, market access rights and other authorizations from governmental, telecommunications, spectrum and broadcasting authorities in the jurisdictions in which we intend to operate. We cannot be sure that these regulatory approvals will be forthcoming or, if received, that they will be issued at a time and on terms and conditions that will allow us to meet our business plan.

Our ability to provide satellite-to-device broadcasting, datacasting, emergency notification and related services may also depend on successful international spectrum coordination, continued access to L-Band spectrum rights and orbital resources, compliance with evolving regulatory requirements and the maintenance of necessary operating authority. Certain licenses, spectrum rights, orbital resources, market access rights and regulatory approvals may require us to satisfy specified milestones, performance requirements or other conditions. If we fail to satisfy such requirements, we may lose, or have restricted access to, rights or authorizations necessary to operate our business, which could materially impair our ability to implement our business plan and commercialize our services.

Changes in regulatory frameworks, delays in approvals, adverse regulatory decisions, failures in spectrum coordination efforts or the loss of required rights, authorizations or orbital resources could materially impair our ability to implement our business plan and commercialize our services.

We have a limited operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our business and future prospects.

Formed on October 24, 2023, our company has a limited operating history in the satellite communications industry, which is rapidly evolving. As a result, there is limited information on which investors can base an evaluation of our business, strategy, operating plan, results and prospects.

We are a pre-revenue company facing substantial business and operational risks, including a relatively untested market strategy. We intend to derive substantially all of our revenues from our geostationary satellite-to-device broadcasting business, which remains in development and has not yet achieved widespread commercial adoption.

Our success will also depend, in part, on our ability to establish and maintain relationships with government agencies, commercial enterprises, distributors, device ecosystem participants and other strategic partners throughout the Asia-Pacific region, which may be difficult to evaluate given our limited operating history.

It is difficult to predict future revenues and appropriately budget for expenses, and we have limited insight into trends that may emerge and affect our business. These points make forecasting future business results particularly difficult and results in a significant level of execution risk.

In addition, because the markets for many of our anticipated services remain relatively early-stage, it may be difficult for us to predict future revenues, customer adoption and the extent to which potential customers may adopt our services instead of competing technologies or alternative communications platforms.

Our existing satellite, our 105° East orbital position, and our L-Band BSS spectrum assets have their origins in Worldspace, a satellite radio company that filed for bankruptcy in 2008 after failing to achieve commercial viability for its satellite radio broadcasting services using L-Band frequencies. Although our planned services, technology standards and business model differ materially from those previously offered by Worldspace, potential stakeholders, customers, regulators and partners may draw adverse comparisons between our business and Worldspace’s prior commercial failure. The market reception issues that contributed to Worldspace’s failure — including limited subscriber adoption, high proprietary receiver costs, and competition from terrestrial digital platforms — may be perceived as relevant to our business, which could adversely affect our ability to raise capital, attract customers or establish strategic partnerships.

Our ability to successfully implement our business plan will depend on a number of factors outside of our control.

The success of our business plan is dependent on a number of factors outside of our control, including:

•        the ability to maintain the functionality, capacity and control of the NEASTAR-1 satellite and related infrastructure once launched;

•        the ability to obtain, maintain, coordinate and commercially exploit the L-Band spectrum rights, orbital resources and regulatory authorizations necessary to operate our business;

•        the level of market acceptance and demand for our satellite-to-device broadcasting, datacasting, emergency notification, IoT and related services;

•        the ability to introduce products and services that satisfy market demand;

•        the ability to comply with all applicable regulatory requirements in the countries in which we plan to operate;

•        the effectiveness of competitors in developing and offering similar services and products;

•        the ability to find third parties to successfully launch our satellites;

•        the ability to maintain competitive prices for our products and services and to control our expenses;

•        the continued development, deployment and adoption of the 3GPP NTN ecosystem;

•        the ability to establish and maintain commercial, government and other strategic partnerships throughout the Asia-Pacific region;

•        the successful development, launch, deployment and operation of the NEASTAR-1 satellite.

In addition, if our services do not provide the reliability, functionality, accessibility or value proposition anticipated by customers and users, we may not achieve widespread market acceptance.

We are highly dependent on the services of certain members of our senior management team, and the loss of one or more of these individuals could adversely affect our business.

We are highly dependent on the services of our Chief Executive Officer, Michael Do; our Chief Financial Officer and Chief Strategy Officer, Jonathan Wang and our Chief Technology Officer, Dr. Liang Sun. Mr. Do, Mr. Wang and Dr. Sun possess critical relationships with satellite manufacturers, regulatory authorities and potential commercial partners throughout the Asia-Pacific region. The loss of any of these individuals could significantly impair our ability to execute our business plan, maintain standards body engagement, advance regulatory approvals and preserve key commercial relationships.

If one or more members of our senior management team were to discontinue employment with us due to death, disability or for any other reason, we could be significantly disadvantaged. The unexpected loss of, or failure to retain, one or more of these individuals could adversely affect our ability to develop, deploy and commercialize the NEASTAR-1 satellite, implement our geostationary satellite-to-device broadcasting business and otherwise execute our business plan. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.

If we are unable to attract, retain, train and develop qualified management, technical and engineering personnel, our ability to compete and execute our business plan could be harmed.

Our success depends, in part, on our continuing ability to identify, hire, attract, train and develop highly qualified personnel, particularly individuals with expertise in satellite communications, aerospace engineering, telecommunications, spectrum management, regulatory matters, software development and related technical fields.

Experienced and highly skilled employees are in high demand, competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation and professional opportunities. We may also face concerns relating to the improper use or disclosure of competitors’ proprietary information by newly hired employees.

Because our business relies on specialized technologies relating to GEO satellite systems, satellite-to-device communications, 3GPP NTN standards and related services, individuals with sufficient training and experience may be difficult to identify and recruit. As a result, we may be required to invest significant time and resources in training and developing personnel.

We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including our ability to develop, deploy and commercialize the NEASTAR-1 satellite, implement our geostationary satellite-to-device broadcasting business and otherwise execute our business plan. Any failure to maintain an effective workforce may have a material adverse effect on our business, prospects, financial condition and results of operations.

Rapid and significant technological changes could render our services obsolete and impair our ability to compete.

The satellite communications industry is subject to rapid advances and innovations in technology. New technology could render our geostationary satellite-to-device broadcasting business less competitive by satisfying customer demand in more attractive ways or through the introduction of incompatible standards. Particular technological developments that could adversely affect our business plan may include the deployment by competitors of new satellites or communications systems with greater power, flexibility, efficiency or capabilities than ours, improvements in terrestrial wireless and broadband technologies, the continued technological development of competing direct-to-device services or competing satellite communications platforms, and advances in alternative communications technologies.

To remain competitive, we may need to make significant capital expenditures, including expenditures to enhance, modify or replace elements of our satellite-to-device platform, develop new services, adopt emerging technologies or launch additional satellite assets.

Customer acceptance of our products and services may be affected by technology-based differences in service offerings compared to those of our competitors. New technologies may also be protected by patents or other intellectual property rights and therefore may not be available to us on commercially reasonable terms or at all.

In addition, our business will depend on the continued development and adoption of the 3GPP NTN ecosystem, including new technologies and standards applicable to GEO-based satellite-to-device services and commercially supported smartphones and other devices. If new technologies or device ecosystems evolve in a manner unfavorable to our services, our ability to compete could be adversely affected.

Any failure to identify, develop, acquire or implement new technologies may compromise our ability to compete and could materially adversely affect our business, financial condition, results of operations and prospects.

We rely on third parties for equipment, satellite components and services.

Our business depends in large part on our ability to successfully develop, deploy, launch and operate the NEASTAR-1 satellite and related infrastructure, and in the future additional satellites. We rely on multiple third-party suppliers, manufacturers, contractors and service providers for satellite components, ground infrastructure, launch services and other highly specialized products and services.

We have selected SWISSto12 as the sole manufacturer of the NEASTAR-1 satellite, based on its HummingSat small geostationary platform — a spacecraft roughly 1,500 kg and approximately five times more compact than conventional GEO satellites. NEASTAR-1 is the fifth satellite ordered on the HummingSat product line (with prior orders from Intelsat and Viasat). While this selection benefits from manufacturing heritage, the HummingSat platform has not yet completed a full operational mission lifecycle, and we are dependent on a single satellite manufacturer with no second-source capability. Any failure by SWISSto12 to meet development, testing or delivery milestones — or any disruption to its supply chain (including its proprietary space-qualified additive manufacturing technology)— could materially delay the deployment of our platform.

Certain components, technologies and services used in our business may be available only from a limited number of suppliers, manufacturers, contractors or service providers. If any of these third parties fail to perform, cease operations, experience financial distress, are unable to satisfy our technical or quality requirements or become unwilling or unable to continue supporting our business, replacement sources may not be available on acceptable terms, within required timeframes or at all.

Any failure of these suppliers or other third parties to perform could require us to identify alternative providers, renegotiate arrangements or incur additional costs and delays. Production, manufacturing and logistics activities may be disrupted by a variety of factors, including natural disasters, information technology failures, transportation disruptions, commercial disputes, labor shortages, geopolitical events, trade restrictions, public health emergencies or other circumstances beyond our control.

If any supplier, contractor or service provider terminates its relationship with us, fails to deliver products or services on a timely basis or fails to satisfy performance expectations, we may be unable to develop, launch or operate our services in a competitive manner, which could adversely affect our business, reputation, financial condition and results of operations.

We cannot assure you that we will be able to develop reliable, scalable and cost-effective operating capabilities and maintain dependable sources of supply necessary to support our geostationary satellite-to-device broadcasting business. Any failure to do so within anticipated costs or timeframes could have a material adverse effect on our business, prospects, financial condition and results of operations.

We and our suppliers rely on complex systems and components, which involve a significant degree of risk and uncertainty in terms of operational performance and costs.

We and our suppliers rely on complex systems, technologies and components in connection with the development, manufacture, launch and operation of the NEASTAR-1 satellite and related infrastructure, and implementation of our geostationary satellite-to-device broadcasting business. These systems and components involve a significant degree of uncertainty and risk with respect to their operational performance and cost.

Such systems and components may experience unexpected malfunctions, defects or failures and may require repairs, modifications or replacement parts that may not be readily available when needed. Unexpected malfunctions could adversely affect operational performance, delay development activities or increase costs.

Operational performance and costs can be difficult to predict and are frequently influenced by factors outside our control, including shortages of materials, supply chain disruptions, environmental conditions, delays in obtaining governmental approvals, manufacturing defects, industrial accidents, fires, seismic activity, severe weather, space weather events and other natural or man-made disasters.

Should any of these operational risks materialize, they could result in monetary losses, delays, cost overruns, interruptions in operations, environmental damage, regulatory actions, increased insurance costs, contractual liabilities or litigation. Any such event could have a material adverse effect on our business, prospects, financial condition and results of operations.

If we fail to manage our future growth effectively, our business, prospects, operating results and financial condition may be materially adversely affected.

We intend to expand our operations significantly as we continue developing our geostationary satellite-to-device broadcasting business and commence commercial operations. To properly manage our growth, we will need to hire and retain additional personnel, upgrade our operational, management and financial reporting systems, improve our business processes and controls, and establish relationships with commercial, governmental and other strategic partners throughout the Asia-Pacific region.

Our future expansion may include:

•        hiring, training and retaining additional personnel;

•        developing, deploying, operating and maintaining the NEASTAR-1 satellite and related infrastructure, and in the future additional satellites and related infrastructures;

•        developing new technologies, products and services;

•        controlling expenses and investments in anticipation of expanded operations;

•        upgrading operational management and financial reporting systems to comply with the requirements of a public company; and

•        implementing and enhancing administrative infrastructure, systems, processes and internal controls.

Failure to manage growth effectively could have a material adverse effect on the execution of our business plan, our ability to attract and retain qualified personnel, our relationships with strategic partners and customers, and our business, financial condition and results of operations.

In addition, as we introduce new services or enter additional markets throughout the Asia-Pacific region, we may face new market, technological, operational, regulatory, compliance and administrative risks and challenges, including risks and challenges that are unfamiliar to us. We may not be able to mitigate these risks and challenges successfully or execute large and complex projects effectively, which could materially adversely affect our business, prospects, financial condition and results of operations.

Pursuing strategic transactions may cause us to incur additional risks.

In addition to the strategic partnering with companies in the Asia-Pacific region necessary for the advancement of our geostationary satellite-to-device broadcasting business, we may pursue acquisitions, joint ventures, strategic investments, partnerships or other strategic transactions from time to time. Such transactions may include opportunities intended to enhance our technological capabilities, expand our service offerings, strengthen our geographic presence, accelerate commercialization of our satellite-to-device platform or otherwise support our business strategy.

We may face costs and risks arising from any such transactions, including difficulties integrating acquired businesses, technologies, personnel, assets or operations, managing joint ventures or strategic partnerships, achieving anticipated synergies or realizing expected benefits. These risks may include adverse legal, regulatory, operational, organizational and financial consequences, loss of customers, partners or employees, unforeseen liabilities and the diversion of management’s time and attention from our existing business and operations.

In addition, strategic transactions may require substantial operational, financial and management resources and may expose us to risks that are different from, or greater than, those associated with our existing business. We may not be successful in identifying suitable opportunities, completing transactions on acceptable terms or realizing the anticipated benefits of completed transactions.

Any significant acquisition, investment, joint venture or other strategic transaction may also require substantial additional financing. Depending on market conditions, investor perceptions of our business and prospects, the availability of capital and other factors, we may not be able to obtain financing on acceptable terms, in sufficient amounts or when needed to complete or support such transactions.

If we are unable to successfully identify, complete, finance, integrate or manage strategic transactions, or if such transactions fail to achieve the anticipated benefits, our business, prospects, financial condition and results of operations could be materially adversely affected.

We face substantial risks associated with our international operations and planned expansion throughout the Asia-Pacific region.

Our operations are distributed across multiple countries, each performing distinct functions critical to our platform: our global headquarters is in Singapore; satellite engineering, launch vehicle procurement and regulatory management are conducted from the United States; our satellite gateway and TT&C station is located in Brisbane, Australia, with additional gateway sites under planning; and customer services operations are based in the Philippines. Our multi-jurisdictional operational structure subjects us to the laws, regulations, tax regimes and employment practices of each country and requires effective coordination across geographies with different time zones, legal systems and regulatory environments. Any disruption at a single operational node — particularly the Brisbane gateway facility, which is essential for satellite command and control — could impair our ability to operate the NEASTAR-1 satellite and deliver services.

We plan to offer our services in multiple jurisdictions throughout the Asia-Pacific region and may rely on relationships with local commercial, government and strategic partners in those markets. Operating internationally exposes us to substantial risks, including difficulties developing products and services tailored to local market needs, establishing and maintaining local partnerships, obtaining required regulatory authorizations, complying with differing and evolving legal and regulatory requirements and enforcing contractual and other legal rights.

Our L-Band BSS spectrum and geostationary orbital position at 105° East provide coverage across the Asia-Pacific region, Oceania, and portions of Africa and the Middle East, encompassing billions of potential end users. While our initial commercial focus is the Asia-Pacific region, our coverage footprint creates potential regulatory obligations in additional jurisdictions beyond those we initially plan to serve. Regulatory authorities in covered jurisdictions where we do not initially plan to offer services may nonetheless assert jurisdiction over our satellite transmissions or impose requirements relating to spectrum coordination, signal spillover, local content, or operational authorizations. The breadth of our geographic footprint may also increase the complexity and cost of international spectrum coordination, particularly under the ITU Radio Regulations.

International operations also expose us to risks associated with political and economic instability, geopolitical conflicts, changes in trade and investment policies, foreign ownership restrictions, local content or operational requirements, data privacy and cybersecurity requirements, intellectual property protection, tax matters and foreign currency exchange rate fluctuations.

We may also be subject to anti-corruption, sanctions, export control, anti-money laundering and other international trade laws and regulations in multiple jurisdictions. Any failure to comply with these laws and regulations could result in penalties, investigations, loss of business opportunities, restrictions on our operations and reputational harm.

If we are unable to manage the risks associated with our international operations and planned expansion, our ability to commercialize our satellite-to-device platform, enter new markets, establish strategic relationships and generate revenues could be materially adversely affected.

We may be exposed to foreign currency exchange risk, which could adversely affect our results of operations.

As we expand our operations and commercial activities throughout the Asia-Pacific region, we may generate revenues, incur expenses, enter into contracts or hold assets and liabilities denominated in currencies other than the United States dollar. Fluctuations in exchange rates between the United States and such foreign currencies could increase our costs, reduce our revenues or otherwise adversely affect our financial condition and results of operations.

We may not be able to effectively hedge our foreign currency exposure, and any hedging strategies we implement may not be successful. Significant foreign currency fluctuations could materially adversely affect our business, financial condition and results of operations.

Risks Related to the NEASTAR-1 Satellite and Related Infrastructures

We may not be able to successfully launch our satellite, and the loss of our satellite during launch could delay and could materially impair our ability to offer our services and generate our expected revenues. Launch insurance, even if available, will not fully cover this risk.

We will rely on third parties to launch the NEASTAR-1 satellite and any future satellite assets. We have entered into a rideshare delivery services agreement with Impulse Space for a late-2028 to first-quarter-2029 launch. If the launch is delayed or unsuccessful, our services may not become operational within the anticipated timeframe or at all.

In addition, we may not be able to successfully operate our satellite due to launch failures, mechanical deployment failures, post-launch anomalies or problems occurring during deployment and commissioning. We may also fail to achieve the desired orbital position or operating parameters necessary to provide our planned services.

We expect to obtain launch insurance at least for our initial satellite launch to the extent such insurance is available and commercially reasonable. We presently intend to obtain launch insurance for subsequent satellite launches, although we may choose not to obtain insurance for every launch or may only partially insure certain launches. Even if a lost satellite is fully insured, obtaining and deploying a replacement satellite may be difficult, costly and time consuming. In addition, insurance generally does not cover lost revenues, business opportunities, delays in commercialization or reputational harm.

Any launch insurance that we obtain will likely contain exclusions, limitations, deductibles and other restrictions on coverage. Such policies may exclude certain risks, including acts of war, cyber incidents, space weather events and other risks that are commonly excluded from space insurance policies.

Insurance may become unavailable, more restrictive or significantly more expensive. If insurance coverage becomes unavailable or cost prohibitive, we may bear all or a substantial portion of the risk associated with satellite launch failures. Any such failure could materially adversely affect our business, financial condition, results of operations and prospects.

Our satellite could be further delayed because of issues encountered in the satellite manufacturing process, which could result in our inability to utilize the launch services for which we have contracted.

We have already experienced delays in the manufacture of our NEASTAR-1 satellite, and any additional failures by SWISSto12 to meet development, testing or delivery milestones — or any disruption to its supply chain (including its proprietary space-qualified additive manufacturing technology)— could materially delay the deployment of our platform.

Although our planned launch in late-2028 to first-quarter-2029 is intended to provide an additional cushion of time for completion and testing of our NEASTAR-1 satellite, there is no assurance that such cushion will be sufficient. If our NEASTAR-1 satellite is not ready for launch on the launch date, we could lose the amounts paid for launch services and have to procure other launch services. There are a limited number of launch providers and demand for launch services presently exceeds the available supply. If suitable launch providers are unavailable, experience delays, increase pricing, are unable to accommodate our satellite specifications or fail to perform as expected, the deployment of our services could be delayed or materially adversely affected.

We will commence our commercial operations with only one satellite, which could fail prematurely, causing a material adverse effect on our business, prospects and potential profitability.

In Phase 1, our entire commercial service depends on a single satellite — NEASTAR-1 — operating from a single geostationary orbital position at 105° East. Unlike competitors deploying multi-satellite LEO constellations (which offer built-in redundancy through constellation spare capacity), or traditional GEO operators that may have backup satellites in adjacent orbital positions, we will have no redundant satellite capacity. The total or partial loss of NEASTAR-1 — whether due to launch failure, deployment anomaly, in-orbit malfunction, space debris collision, or premature component degradation — would result in the complete loss or interruption of our commercial services across our entire Asia-Pacific, Oceania, African and Middle Eastern coverage footprint, with no ability to restore services until a replacement satellite is designed, manufactured, launched and commissioned, a process that would likely take several years.

Our business plan depends substantially on the successful operation of the NEASTAR-1 satellite and any future satellite assets for their expected operational lives. Geostationary satellites may experience degradation or failure before the end of their expected useful lives due to fuel depletion, component failures, solar activity, radiation exposure, space weather events, manufacturing defects, orbital control issues or other causes.

Once our NEASTAR-1 satellite becomes operational, we may experience temporary signal disruptions, service interruptions, data transmission failures, degraded performance, network outages or other operational difficulties inherent in operating a complex communications satellite utilizing advanced technologies and operating within heavily regulated environments. Any such disruption could impair our ability to provide services for an indeterminate period of time.

If the magnitude or frequency of such problems becomes significant, we may be unable to provide commercially acceptable service levels to our customers, which may include enterprises, broadcasters, emergency management organizations or other government agencies, distributors and consumers. Such problems could cause us to lose customers and revenue, impair our ability to attract new customers, delay commercial deployments, result in litigation or regulatory proceedings, increase customer support obligations and damage our reputation.

Although we may have the ability to remedy certain problems remotely from the ground, physical repair or replacement of an operational satellite in orbit may be impractical, prohibitively expensive or impossible. Any such failures could reduce anticipated revenues, increase costs and materially adversely affect our business, financial condition and results of operations.

Our satellite may experience in-orbit malfunctions after launch that could adversely affect service reliability or result in partial or total satellite failure. In-orbit failures may result from component failures, loss of power, fuel depletion, positioning failures, solar activity, cosmic radiation, space weather, space debris, manufacturing defects or other causes. Additional factors that could affect satellite longevity include environmental conditions in space, degradation of solar panels, deterioration of onboard systems and the durability of satellite components.

The useful life of a geostationary satellite is typically constrained by factors including available fuel for station-keeping and orbit control, the durability of onboard components and systems and environmental conditions encountered during operation in space. If our satellite does not achieve its expected operational life, our business plan, financial condition and results of operations could be materially adversely affected.

Because replacement satellites require substantial capital, long development timelines and launch opportunities that may not be readily available, the premature loss or degradation of a satellite could result in prolonged service disruptions, reduced coverage, loss of customers, reduced revenues and significant additional expenditures.

Should a satellite fail before the end of its expected useful life, our ability to provide services could be materially impaired. We may also be required to record impairment charges or other accounting adjustments, which could adversely affect our financial results.

Our customized hardware and software may be difficult and expensive to service, upgrade or replace.

Certain hardware, software and communications systems utilized in our satellite-to-device platform, including Mobile MBox and related supplemental hardware that may be used during the initial phases of our service offering, may be highly customized and specifically designed for our business requirements. Because of this customization, replacement components, support services and upgrades may be difficult or expensive to obtain. In some cases, replacement hardware or components may only be available from a limited number of suppliers. As technologies evolve, we may need to modify, upgrade or replace portions of our infrastructure. Such efforts may be technically challenging, expensive, time-consuming or unsuccessful. If we are unable to effectively service, maintain, upgrade or replace critical systems and components, our ability to provide services and generate revenues could be adversely affected.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in competitors offering similar products or services, reducing our competitive advantages and adversely affecting our business.

Our success depends in part on our ability to protect our proprietary technologies, know-how and other intellectual property. We expect to rely on patents, trade secrets, trademarks, copyrights, confidentiality agreements, licenses and other contractual protections.

However, these protections may be ineffective because:

•        patent applications may not result in issued patents;

•        issued patents may not adequately protect our proprietary rights;

•        patents may be challenged, narrowed or invalidated;

•        employees, contractors or business partners may breach confidentiality obligations;

•        third parties may independently develop similar technologies;

•        the costs of enforcing intellectual property rights may be prohibitive; and

•        competitors may design around or otherwise circumvent our intellectual property rights.

In addition, intellectual property laws vary among jurisdictions, and our intellectual property rights may be more difficult to enforce in certain countries. Any inability to adequately protect our intellectual property could materially adversely affect our business, financial condition and results of operations.

We may become subject to claims that our technologies, products or services infringe the intellectual property rights of others.

We operate in industries in which intellectual property litigation is common. As a result, we may in the future become subject to claims alleging infringement, misappropriation or other violations of patents, trademarks, copyrights, trade secrets or other intellectual property rights. Defending intellectual property claims can be costly, time-consuming and disruptive, even where the claims lack merit. Such claims may divert management’s attention and resources from the operation of our business. An adverse outcome could require us to pay substantial damages, obtain costly licenses, cease using important technologies, redesign products or services or otherwise materially alter our business operations. Any such outcome could materially adversely affect our business, financial condition and results of operations.

Our systems, networks, satellite assets and those of our third-party service providers may be vulnerable to cybersecurity threats, security breaches and other disruptions, which could materially adversely affect our operations.

The secure transmission and protection of information is critical to our business. Our systems, networks, satellite assets and those of our suppliers, service providers, strategic partners and customers may be vulnerable to cyberattacks, unauthorized access, malware, ransomware, distributed denial-of-service attacks, credential harvesting, social engineering, supply-chain attacks, data breaches and other security incidents.

Successful cyberattacks or security breaches could result in service interruptions, operational disruptions, unauthorized disclosure of information, corruption of data, reputational damage, regulatory investigations, litigation, financial losses and significant costs to investigate, remediate and protect against future incidents.

We may be required to devote significant resources to the detection, prevention, investigation and remediation of security incidents and to compliance with cybersecurity and data protection requirements. The development and maintenance of systems designed to prevent, detect and mitigate cyberattacks requires ongoing monitoring and investment, and our efforts may not be sufficient to prevent or mitigate the effects of a material cyberattack.

Although we implement cybersecurity measures designed to protect our systems and data, no security measures can provide absolute protection. Any significant security incident or cyberattack could materially adversely affect our business, financial condition and results of operations.

Risks Related to ITU Filings and Coordination, 3GPP Standardization, National Regulatory Approvals and Market Access

Our business depends on maintaining international spectrum and orbital rights, obtaining regulatory approvals in the jurisdictions in which we intend to operate, and securing continued industry support for the standards that enable our services. Our platform is built around access to specific L-Band spectrum rights, operation from the 105° East geostationary orbital position, continued support for 3GPP Band 246 and related NTN standards, and the receipt of market access rights, landing rights and other regulatory approvals throughout the Asia-Pacific region. If we are unable to maintain or obtain these rights and approvals, or if the applicable regulatory, technical or commercial frameworks develop in a manner unfavorable to our business, our ability to commercialize our services could be materially adversely affected.

Our business depends on maintaining our L-Band spectrum rights.

Our planned services rely on L-Band BSS spectrum for direct-to-device broadcasting, datacasting, emergency communications and related services. We hold ITU filings associated with L-Band spectrum intended to provide coverage across ITU Region 3, including the Asia-Pacific region and portions of Oceania, Africa and the Middle East. These include ASIABSS, filed through Australia and recorded in the ITU Master International Frequency Register with the earliest priority; NYASIABSS, filed through Papua New Guinea with a bring-into-use deadline of November 18, 2026; and NEASTAR-1, filed through Germany with a bring-into-use deadline of December 24, 2031. This spectrum position is a foundational asset of our business and service architecture.

Our satellite payload, network infrastructure, planned device ecosystem and commercialization strategy have been designed around these frequencies. Alternative spectrum bands may not provide comparable technical or commercial characteristics and could require substantial redesign of our satellite systems, ground infrastructure and devices. Our ability to provide our planned services therefore depends on our ability to maintain, coordinate and use these specific L-Band spectrum rights.

Competing operators, changing regulatory priorities, adverse coordination outcomes, evolving spectrum allocations, interference concerns or other regulatory developments could impair our ability to use or commercially exploit these spectrum rights. Any loss, limitation or restriction of our L-Band spectrum rights could materially adversely affect our business, financial condition and results of operations.

Our business depends on maintaining our ITU filings, coordination rights and orbital resources.

Our ability to use our L-Band spectrum rights depends on maintaining the underlying ITU filings and completing coordination processes required under the ITU Radio Regulations. These processes require coordination with other satellite operators, spectrum users and national administrations to avoid harmful or unacceptable interference and preserve access to spectrum and orbital resources.

International coordination proceedings are inherently uncertain. Other administrations or operators may oppose aspects of our filings, seek additional operational constraints, assert competing rights or challenge our proposed operations. Regulatory authorities may also impose technical limitations, coordination requirements or operating conditions that affect the scope, timing or economics of our planned services.

Our operations also depend on continued access to the geostationary orbital position at 105° East. We currently own a GEO satellite, which was originally launched in 2000 and was used during our October 2024 proof-of-concept trials in Singapore and the Philippines. Our existing satellite is more than 25 years old and is at or beyond its expected useful life. Our ability to preserve occupancy of the 105° East orbital position may depend on maintaining our existing satellite’s operational status until NEASTAR-1 is launched and operational and satisfying any continuity requirements imposed by regulators. If we cannot preserve occupancy, we will have a limited period of time to launch NEASTAR-1 and make it operational in order to maintain our rights to the 105° East orbital position.

There can be no assurance that we will maintain uninterrupted access to the 105° East orbital position or that regulatory authorities will permit the transition from our existing satellite to NEASTAR-1 without delay, additional conditions or new requirements. If we are unable to maintain our ITU filings, preserve our coordination rights or retain access to necessary orbital resources, our business could be materially adversely affected.

Our business depends on continued standardization and commercial adoption of 3GPP Band 246 and related NTN specifications.

Our planned services rely on 3GPP Band 246 (1467-1492 MHz) and the continued development and support of standards applicable to geostationary NTN operations. The commercial value of our spectrum position depends in part on whether Band 246 remains incorporated into commercially supported 3GPP standards and is implemented by chipset manufacturers, device manufacturers and network vendors.

Our services rely on technical specifications accepted into 3GPP Release 19 in November 2025 that designate Band 246 for geostationary satellite operations in Region 3 and establish Broadcast over Geosynchronous Satellite (“BOG”) as a category within the 3GPP NTN framework. Continued support for Band 246 and BOG is not assured.

BOG remains at an early stage of development. No commercial smartphones currently ship with native Band 246 reception enabled, and future 3GPP releases may modify, supersede or deprioritize BOG or Band 246 in favor of other NTN technologies.

Our ability to serve standard smartphones also depends on chipset manufacturers incorporating Band 246 functionality into commercial modem platforms and on device manufacturers enabling that functionality in their products. Although we have conducted proof-of-concept trials with Qualcomm Technologies, OnePlus, Xiaomi and other ecosystem partners, these companies are not obligated to continue supporting BOG functionality or Band 246 in future products.

Until native Band 246 support becomes broadly available, our near-term service strategy depends in part on our Mobile MBox Wi-Fi device, which receives our satellite signal and distributes content to nearby smartphones and connected devices. Slower-than-expected industry adoption could limit customer adoption and reduce the size of our addressable market.

If Band 246, BOG or related NTN standards fail to achieve meaningful industry support, our technology platform and business model may not achieve commercial viability.

Our ability to generate revenue depends on obtaining and maintaining national regulatory approvals and market access rights.

In addition to international spectrum rights and technical standardization, we must obtain and maintain regulatory approvals in the jurisdictions where we intend to provide service. These approvals may include landing rights, market access authorizations, spectrum approvals, operating licenses, service authorizations, broadcasting approvals and other governmental permissions.

We currently have authorization for BSS transmissions into Papua New Guinea and are pursuing an operator license from the National Information and Communications Technology Authority of Papua New Guinea. We are also pursuing approvals in Vietnam and the Philippines and expect Thailand to be a key target market. Our current priority launch markets are Papua New Guinea, Vietnam, Thailand and the Philippines.

Regulatory approval processes are often lengthy, costly and uncertain. Applications may be delayed, challenged, conditioned or denied. Certain approvals may only be available through local telecommunications providers, broadcasters or other strategic partners, increasing our dependence on third parties. Regulators may also impose local ownership requirements, infrastructure obligations, service commitments, milestone requirements or other conditions that increase costs or limit operational flexibility.

Many approvals require periodic renewal and remain subject to modification, suspension or revocation. If we fail to obtain or maintain the approvals necessary to operate in key markets, our ability to commercialize our platform and generate revenue could be materially adversely affected.

Our business is subject to broader regulatory, spectrum, operational and competitive risks.

Our services rely on a unique L-Band spectrum allocation whose regulatory treatment may evolve over time. Our platform is built around L-Band BSS spectrum associated with 3GPP Band 246. Unlike many direct-to-device providers that operate using mobile-spectrum allocations designed for two-way voice, messaging and broadband services, our platform is designed primarily for one-way broadcast and multicast delivery from a geostationary satellite. The international allocation of these frequencies has historically supported BSS and related broadcasting applications. Because our services utilize a broadcast-oriented BSS allocation rather than spectrum traditionally used for two-way mobile communications, future regulatory developments may affect our services differently than competing direct-to-device systems.

The international regulatory framework applicable to satellite-to-device services continues to evolve. World Radiocommunication Conference 2027 (“WRC-27”) Agenda Item 1.13 considers regulatory and technical matters relating to direct connectivity between satellites and mobile devices. The studies cover the 1427-1518 MHz band, including our 1467-1492 MHz BSS spectrum, and presented options range from no change to a secondary or primary mobile-satellite service (“MSS”) allocation. Current WRC-27 resolution drafts would permit MSS use only under a regulator-approved agreement with an MNO. Our existing BSS rights and licenses support one-way broadcast only; any two-way service would require an MSS allocation (or non-conforming use waiver) and national MSS authorizations, which we do not currently hold, as well as, under current WRC-27 resolution drafts, a regulator-approved agreement with an MNO. A new allocation would not affect our existing BSS rights and could present an additional two-way service opportunity for us, although there can be no assurance as to the outcome or timing. Technical conditions such as power limits remain under study, and current WRC-27 resolution drafts contemplate one satellite operator per MNO band and area. In a market where we do not reach such an agreement, our services would continue under our BSS rights. The resulting ITU-R studies, WRC-27 decisions and subsequent implementation by national administrations could affect the broader regulatory treatment of satellite-to-device services. Future ITU actions could result in new coordination requirements, sharing criteria, technical limitations, notification procedures or other regulatory measures affecting how satellite-to-device services are authorized and operated.

Our operations depend on successful spectrum sharing and interference management. L-Band frequencies are used by a variety of incumbent services worldwide. To protect other authorized users, regulators may impose power limits, geographic restrictions, coordination obligations, interference-protection requirements or other operating conditions. Future sharing studies, interference analyses or coordination proceedings could result in additional technical constraints on our network or require modifications to our operations.

National regulatory frameworks for satellite-to-device services remain under development in many jurisdictions. Regulators may apply existing telecommunications, broadcasting, satellite communications, emergency communications, cybersecurity, privacy, consumer-protection, foreign-investment or national-security laws to our services. Because regulatory approaches differ across jurisdictions, we may be required to comply with multiple and potentially inconsistent legal and regulatory frameworks, which could increase compliance costs, delay market entry or restrict our ability to offer services in certain markets.

Competitive, geopolitical and broader regulatory developments may affect our ability to operate and grow. Competing satellite operators may obtain approvals more quickly, receive more favorable regulatory treatment or establish stronger relationships with regulators, mobile network operators or government authorities. Trade restrictions, sanctions, national-security reviews, diplomatic disputes, military conflicts and other geopolitical developments could limit our ability to access markets, obtain approvals, engage suppliers or maintain commercial relationships in certain jurisdictions. In addition, our satellite operations remain subject to evolving requirements relating to orbital debris mitigation, collision avoidance, space sustainability, end-of-life disposal and space object registration. Changes in these requirements could increase costs, delay approvals or impose additional operational constraints on our satellite network.

Any of these developments could materially adversely affect our business, financial condition and results of operations.

Risks Relating to Black Spade III and the Business Combination

Unless the context otherwise requires, all references in this subsection to “Black Spade III,” “we,” “us,” or “our” refer to Black Spade Acquisition III Co.

We may not be able to complete the Transactions or any other business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our Public Shares and thereafter commence a voluntary liquidation, in which case our Public Shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and BIII Warrants will expire worthless.

We must complete a business combination within the Completion Window or amend the Black Spade III Articles to extend the date by which we must consummate an initial business combination. We may not be able to consummate the Business Combination or any other business combination by that date. Our ability to complete an initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets, new rulemaking from the SEC and the other risks described herein, including as a result of war, natural disasters, or a significant outbreak of infectious diseases.

If we have not completed a business combination by that date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of our then outstanding Public Shares, which redemption will completely extinguish our Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the Black Spade III Board, liquidate or dissolve, subject in clauses (ii) and (iii) to our obligations under the laws of the Cayman Islands to provide for claims of creditors and the requirements of other applicable law. In such case, our Public Shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and BIII Warrants will expire worthless. In certain circumstances, our Public Shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Black Spade III’s securities may decline before the Closing, or the market price of the combined company’s securities may decline after the Closing.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Black Spade III’s securities may decline before the Closing. The market value of the Black Spade III’s securities at the time of the Business Combination may vary significantly from its price on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which Black Spade III Shareholders vote on the Business Combination.

Following the Business Combination, fluctuations in the price of the combined company’s securities could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment, and Black Spade III’s securities before the Closing (or the combined company’s securities after the Closing) may trade at prices significantly below the price you paid. In such circumstances, the trading price of Black Spade III’s securities before the Closing (or the combined company’s securities after the Closing) may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of the combined company’s securities after the Closing, irrespective of the combined company’s operating performance. The stock market and stock exchanges in general have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these shares, and of the combined company’s securities, may not be predictable. A loss of investor confidence in the market for the shares of other companies, could depress the price of the combined company’s securities regardless of its business, prospects, financial conditions or results of operations. A decline in the market price for the combined company’s securities also could adversely affect the combined company’s ability to issue additional securities and the combined company’s ability to obtain additional financing in the future.

Black Spade III and Astrum will incur significant transaction and transition costs in connection with the Business Combination.

Black Spade III and Astrum have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination, and the combined company may also incur significant additional costs to operate as a public company following the consummation of the Business Combination and retain key employees. All expenses incurred in connection with the Business Combination Agreement and the Business Combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.

Investors of Astrum may not receive the same benefits as an investor in an underwritten public offering.

Astrum will become a publicly listed company upon the completion of the Transactions. The Transactions are not an underwritten initial public offering of Astrum’s securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

Like other business combinations and spin-offs, in connection with the Transactions, investors will not receive the benefits of the due diligence performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market through one or more underwriters, who distribute or resell such securities to the public.

Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Section 11 of the Securities Act (“Section 11”) imposes liability on parties, including underwriters, involved in a securities offering if the registration statement contains a materially false statement or material omission. To effectively establish a due diligence defense against a cause of action brought pursuant to Section 11, a defendant, including an underwriter, carries the burden of proof to demonstrate that he or she, after reasonable investigation, believed that the statements in the registration statement were true and free of material omissions. In order to meet this burden of proof, underwriters in a registered offering typically conduct extensive due diligence of the registrant and vet the registrant’s disclosure. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business, prospects and financial results. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. Investors must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of Astrum’s business or material misstatements or omissions in this proxy statement/prospectus.

In addition, because there are no underwriters engaged in connection with the Transactions, prior to the opening of trading on the trading day immediately following the Closing, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of the combined company’s securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of the combined company’s securities or helping to stabilize, maintain or affect the public price of the combined company’s securities following the Closing. Moreover, the combined company will not engage in, and has not and will not, directly or indirectly, request financial advisors to engage in any special selling efforts or stabilization or price support activities in connection with the combined company securities that will be outstanding immediately following the Closing. In addition, since the combined company will become public through a merger, securities analysts of major brokerage firms may not provide coverage of the combined company since there is no incentive to brokerage firms to recommend the purchase of its ordinary shares. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on the combined company’s behalf. All of these differences from an underwritten public offering of the combined company’s securities could result in a more volatile price for the combined company’s securities.

In addition, the Sponsor, certain members of the Black Spade III Board and its officers, as well as their respective affiliates and permitted transferees, have interests in the Transactions that are different from or are in addition to those of holders of the combined company’s securities following completion of the Transactions, and that would not be present in an underwritten public offering of Astrum’s securities. Such interests may have influenced the Black Spade III Board in making its recommendation that Black Spade III Shareholders vote in favor of the approval of the Business Combination Proposal and the other Proposals described in this proxy statement/prospectus.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if Astrum became a publicly listed company through an underwritten initial public offering instead of upon completion of the Business Combination.

The combined company’s actual financial position and results of operations following the completion of the Business Combination may differ materially from the unaudited pro forma condensed combined financial data included in this proxy statement/prospectus and, accordingly, such information may not be meaningful to your evaluation of the proposed Business Combination.

The unaudited pro forma financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of the combined company’s results if the Business Combination is completed.

Black Spade III and Astrum currently operate as separate companies and have had no prior history as a combined entity, and Astrum’s operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and may not be indicative of what the combined company’s financial position or results of operations would have been had the Business Combination been completed on the dates indicated, nor the future operating results or financial position of Astrum. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Black Spade III’s and Astrum’s historical financial statements and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement/prospectus in respect of the estimated financial position and results of operations of the combined company.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the combined company’s financial condition or results of operations following the Closing. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the share price of the combined company.

The Black Spade III Board did not obtain a fairness opinion in determining whether or not to proceed with the Transactions, and the only material financial and valuation analyses undertaken as part of the Transaction were prepared by the Black Spade III Board. As a result, the terms of the Transaction may not be fair from a financial point of view to the Black Spade III Public Shareholders.

In analyzing the Business Combination, the Black Spade III Board conducted due diligence on Astrum. As is customary for a transaction of this nature that is on arm’s length commercial terms and given the Black Spade III Board’s prior experience with de-SPAC transactions and its experience in investing, the Black Spade III Board did not seek or receive a fairness opinion from a third-party investment bank in connection with the Business Combination. Accordingly, the only material financial and valuation analyses undertaken as part of the Transaction were prepared by the Black Spade III Board. The Black Spade III Board’s financial analysis of the financial terms of the Business Combination primarily took account of, or relied on, among other items, the following: (i) the valuation report regarding Astrum’s L-Band spectrum issued by Roma Appraisals Limited (“Roma”), valuation expert commissioned by Astrum; (ii) the assistance of Cohen, financial advisor to Black Spade III, with information provided by Cohen and discussions with them on other public market transactions and methodology of valuation and; (iii) due diligence on Astrum’s business operations and financials with the assistance of Black Spade III’s legal and financial due diligence advisors; (iv) public information and data related to the peer companies and relevant transactions and markets globally; and (v) the collective experience of Black Spade III’s management in public market transactions in constructing and evaluating financial models and conducting valuations of businesses.

For a complete discussion of the factors utilized by the Black Spade III Board in approving the Business Combination, see the section titled, “Proposal One — The Business Combination Proposal — The Black Spade III Board’s Reasons for Approval of the Proposed Transactions.”

The Black Spade III Board believes, because of the financial skills and background of its directors, it was qualified to prepare the financial and valuation analyses of the Business Combination and to conclude that the Business Combination were fair from a financial perspective to its shareholders and that Astrum’s fair market value was at least 80% of Black Spade III’s net assets (excluding deferred underwriting discounts and commissions Black Spade III would otherwise pay to the underwriters, unless subsequently waived). Investors will be relying solely on the judgment of the Black Spade III Board in valuing Astrum’s business. There may be risks in placing reliance on the Black Spade III Board’s financial and valuation analyses because, among other things, the members of the Black Spade III Board may have interests in the completion of the Business Combination that are different from, or in conflict with, the interests of the Black Spade III Public Shareholders. See also “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.” The Black Spade III Board may be incorrect in its assessment of the Business Combination. The lack of a fairness opinion may also lead an increased number of Public Shareholders to vote against the Business Combination Proposal or demand redemption of their shares for cash, which could potentially impact Black Spade III’s ability to consummate the Transactions or materially and adversely affect the combined company’s liquidity following the consummation of the Transactions.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, unless we are able to modify our activities so that we would not be deemed an investment company, we would expect to abandon our efforts to complete an initial business combination and instead to liquidate the Company.

We may be deemed to be an investment company under the Investment Company Act. As a SPAC, we were formed for the sole purpose of completing an initial business combination. The funds in the Trust Account have, since our Initial Public Offering, been held only as cash or in an interest-bearing demand deposit account at a bank. As a result of maintaining the funds in an interest-bearing demand deposit account, we would likely receive less interest on the funds held in the Trust Account than we would have if we had invested the funds in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities. However, interest previously earned on the funds held in the Trust Account still may be released to us to pay our taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the securities held in the Trust Account and thereafter to hold all funds in the Trust Account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of Black Spade III.

If we are deemed to be an investment company under the Investment Company Act, our activities would be severely restricted. In addition, we would be subject to burdensome compliance requirements. We do not believe that our principal activities will subject us to regulation under the Investment Company Act. However, if we were deemed to be subject to the Investment Company Act, compliance with additional regulatory burdens would require additional expenses which we have not allotted funds and may hinder our ability to complete a business combination. As a result, unless we are able to modify our activities so that we would not be deemed an investment company, we would expect to abandon our efforts to complete a business combination and instead to liquidate. If we are required to liquidate, you may lose all or part of your investment in us and our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our shares and warrants following such a transaction, and our warrants would expire worthless.

Securities of companies formed through SPAC mergers such as ours may experience a material decline in price relative to the share price of the SPAC prior to the merger.

As with most SPAC initial public offerings in recent years, we issued shares for $10.00 per share upon the closing of our Initial Public Offering. As with other SPACs, the $10.00 per share price of us reflected each share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the Trust Account equal to approximately $10.00 per share prior to the closing of the Business Combination. Following the Closing, the shares outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of the combined company, which, like the securities of other companies formed through SPAC mergers in recent years, may decline to a level significantly less than $10.00 per share.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into business combination or similar agreements and/or their officers and directors alleging, among other things, that the proxy statement/prospectus filed in connection with such business combination contains false and misleading statements and/or omits material information concerning the business combination. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Black Spade III’s and Astrum’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed or from being completed within the expected timeframe, which may adversely affect Black Spade III’s and Astrum’s respective businesses, financial condition and results of operation. Although no such lawsuits have been filed in connection with the Business Combination, it is possible that such actions may arise and, if such actions do arise, they generally seek, among other things, injunctive relief and an award of attorneys’ fees and expenses. Defending such lawsuits could require Black Spade III and/or Astrum to incur significant costs and draw the attention of Black Spade III’s and Astrum’s management away from the Business Combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is consummated may adversely affect the combined company’s prospective business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business Combination from becoming effective within the agreed-upon timeframe.

The proposed Business Combination could disrupt Astrum’s relationships with its customers, business partners and others, as well as its operating results and business generally.

Whether or not the Business Combination is ultimately consummated, risks relating to the impact of the announcement of the Business Combination on Astrum’s business include the following:

•        Astrum’s employees may experience uncertainty about their future roles, which might adversely affect its ability to retain and hire key personnel and other employees;

•        customers, business partners and other parties with whom Astrum maintains business relationships may experience uncertainty about their future or seek alternative relationships with third parties, seek to alter their business relationships with Astrum or choose not to extend an existing relationship with Astrum; and

•        Astrum has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the Business Combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact Astrum’s results of operations and cash available to fund its business.

Subsequent to the consummation of the Business Combination, the combined company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although Black Spade III has conducted due diligence on Astrum, Black Spade III cannot assure you that this diligence will surface all material issues that may be present in Astrum’s business, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of Astrum’s business and outside of its control will not later arise. As a result of these factors, the combined company may be forced to later write-down or write-off assets, restructure its operations or incur impairment or other charges that could result in its reporting losses. Even if Black Spade III’s due diligence successfully identified existing risks, unexpected risks may arise in the future and previously known risks may materialize in a manner not consistent with Black Spade III’s risk analysis. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our Public Shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by our Public Shareholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. In order to protect the amounts held in the Trust Account, the Sponsor has agreed it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we have not asked the Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per Public Share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share or (ii) other than due to the failure to obtain such waiver, such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Shareholders may be reduced below $10.00 per share.

If we are unable to consummate our initial business combination within the Completion Window, our Public Shareholders may be forced to wait beyond the ten business day period thereafter before redemption from our Trust Account.

If we are unable to consummate our initial business combination within the Completion Window, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem all our Public Shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of our then outstanding Public Shares and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of our Public Shareholders from the Trust Account shall be effected automatically by function of the Black Spade III Articles prior to our commencing any voluntary liquidation. If we are required to liquidate prior to distributing the aggregate amount then on deposit in the Trust Account, then such winding up, liquidation and distribution must comply with the applicable provisions of the Cayman Islands Companies Act. In that case, investors may be forced to wait beyond the ten business days following within the Completion Window, before the redemption proceeds of our Trust Account become available to them, and they receive the return of their portion of the proceeds from our Trust Account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of the Black Spade III Articles and then only in cases where investors have sought to redeem their Public Shares. Only upon our redemption or any liquidation will our Public Shareholders be entitled to distributions if we are unable to complete our initial business combination.

If deemed to be insolvent, distributions made to our Public Shareholders, or part of them, from our Trust Account may be subject to claw back in certain circumstances.

If we do not complete our initial business combination within the Completion Window, and instead distribute the aggregate amount then on deposit in the Trust Account to our Public Shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those Public Shares and the payment of the proceeds to our Public Shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the Cayman Islands Companies Act, (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). If, after the redemption proceeds are paid to our Public Shareholders, it transpires that our financial position at the time was such that it did not satisfy the solvency test, the Cayman Islands Companies Act provides a mechanism by which those proceeds could be recovered from our Public Shareholders. However, the Cayman Islands Companies Act also provides for circumstances where such proceeds could not be subject to claw back, namely where (a) our Public Shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a Public Shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.

If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to the Black Spade III Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our shareholders in connection with its liquidation may be reduced.

Our Public Shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their Public Shares.

If we are forced to enter into an insolvent liquidation, any distributions received by our Public Shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and us to claims, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while it was unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine of approximately $18,000.00 and to imprisonment for five years in the Cayman Islands.

If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the Black Spade III Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the Black Spade III Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, the Black Spade III Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, including in the event the Business Combination is not completed, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by the Black Spade III Articles, the Cayman Islands Companies Act and the common law of the Cayman Islands. We are also subject to the federal securities laws of the United States. The rights of our shareholders to take action against our directors, actions by our minority shareholders and the fiduciary responsibilities of our directors to our shareholders under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like Black Spade III have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Black Spade III directors have discretion under the Black Spade III Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Appleby, Black Spade III’s Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgement to be enforced in the Cayman Islands, such judgement must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or a penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our officers, directors or controlling shareholders than they would as shareholders of a corporation incorporated in the United States.

The Initial Shareholders have agreed to vote in favor of the Business Combination, regardless of how our Public Shareholders vote.

Unlike many other blank check companies in which the Initial Shareholders agree to vote their Founder Shares in accordance with the majority of the votes cast by the Black Spade III Public Shareholders in connection with an initial business combination, the Initial Shareholders have agreed to vote their Founder Shares, as well as any BIII Shares purchased after Black Spade III’s IPO, in favor of the Business Combination, and own approximately 25% of the outstanding BIII Shares. Accordingly, it is more likely that the necessary shareholder approval to complete the Business Combination will be received than would be the case if the Initial Shareholders agreed to vote their BIII Shares in accordance with the majority of the votes cast by our Public Shareholders.

The Sponsor and our executive officers and directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination proposal and approval of the other related proposals.

In considering the recommendation of the Black Spade III Board to vote in favor of approval of the Business Combination Proposal and the Merger Proposal, shareholders should keep in mind that the Sponsor and Black Spade III’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of Black Spade III Shareholders generally. In particular:

•        if Black Spade III is unable to complete a business combination within the Completion Window, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Black Spade III for services rendered or contracted for or for products sold to Black Spade III, but only if such a vendor or target business has not executed a waiver. If Black Spade III consummates a business combination, on the other hand, Black Spade III will be liable for all such claims;

•        the beneficial ownership of the Sponsor and the Sponsor Related Parties of an aggregate of 5,750,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, which shares and warrants were originally acquired by the Sponsor for an aggregate investment of $3,525,000 at the time of Black Spade III’s formation and Black Spade III’s IPO and would become worthless if Black Spade III does not complete a business combination within the Completion Window, as the Initial Shareholders waived any right to redemption with respect to these shares and the Private Placement Warrants would expire worthless. After giving effect to the Business Combination, the Sponsor and the Sponsor Related Parties would own up to an aggregate of 5,750,000 of the combined company’s Class A Ordinary Shares and 7,000,000 Warrants of the combined company. Such shares (including shares underlying warrants) have an aggregate market value of approximately $            based on the closing price of the BIII Class A Ordinary Shares and BIII Public Warrants of $            and $            , respectively, on the NYSE on            , 2026;

•        under the Business Combination Agreement, upon Closing, the Sponsor will be entitled to receive a transaction bonus equal to $3,500,000 from Astrum in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. Such payment will be deducted from the Trust Account or paid from Astrum’s available funds;

•        the Sponsor and the Sponsor Related Parties will benefit from the completion of a business combination within the Completion Window and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate (in which case the Sponsor and Black Spade III’s officers and directors will lose their entire investment in Black Spade III);

•        given the difference between the purchase price that the Sponsor initially paid for the Founder Shares and the price of the BIII Public Shares and considering that the Sponsor and the Sponsor Related Parties would receive a substantial amount of the Class A Ordinary Shares of the combined company in connection with the Transactions, the Sponsor and the Sponsor Related Parties may earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the combined company;

•        the continued indemnification of current directors and officers of Black Spade III and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the Sponsor and Black Spade III’s officers and directors and their respective affiliates will be reimbursed for out-of-pocket expenses incurred in connection with activities on Black Spade III’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, with all expenses incurred by the Sponsor and its affiliates on behalf of Black Spade III booked and carried on the financial statements of Black Spade III. As of September 30, 2026, there were $60,646.80 of unpaid reimbursable expenses; and

•        Cohen and Chardan Capital Markets, LLC, as underwriters of Black Spade III’s IPO, are entitled to a deferred underwriting fee up to $6,876,000, which will be payable from the amounts held in the Trust Account solely in the event that Black Spade III completes a business combination, and purchased 1,150,000 Private Placement Warrants at a price of $0.50 per warrant at the time of Black Spade III’s IPO. Shares underlying such warrants have an aggregate market value of approximately $            , based on the Closing Price of BIII Class A Ordinary Shares of $            on NYSE on            , 2026.

The existence of financial and personal interests of Black Spade III’s directors and officers may result in a conflict of interest on part of one or more of them between what they may believe is best for Black Spade III and what they may believe is best for themselves in determining whether or not to make their recommendation to vote in favor of the approval of the Business Combination Proposal and the other Proposals described in this proxy statement/prospectus. See “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.” Under Cayman Islands law, directors and officers owe certain fiduciary duties, including, among others, a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole and a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose. Directors also owe a duty of care, which is not fiduciary in nature. Accordingly, directors and officers have a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interest, and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. Black Spade III’s directors and officers considered their fiduciary duty and the conflicts of interest, among other matters, in evaluating the Business Combination and in recommending to shareholders that they approve the Business Combination. You should also read the section titled “Summary — The Business Combination Agreement.”

The exercise of discretion by Black Spade III’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of Black Spade III securityholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Business Combination Agreement, would require Black Spade III to agree to amend the Business Combination Agreement, to consent to certain actions or to waive rights that Black Spade III is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Astrum’s business, a request by Astrum to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement, the occurrence of events that would have a material adverse effect on Astrum’s business and would entitle Black Spade III to terminate the Business Combination Agreement, or other reasons. In any of such circumstances, it would be in Black Spade III’s discretion, acting through the Black Spade III Board, to grant Black Spade III’s consent or waive its rights.

The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Black Spade III and its securityholders and what they may believe is best for themselves or their affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Black Spade III does not believe there will be any changes or waivers that its directors and officers would be likely to make after shareholder approval of the Business Combination has been obtained. While certain changes could be made without further shareholder approval, if there is a change to the terms of the transaction that would have a material impact on the shareholders, Black Spade III will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of its shareholders with respect to the Business Combination.

Since the Sponsor and our executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if a business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for a business combination.

At the closing of our initial business combination, the Sponsor and our executive officers and directors, and any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of the Sponsor and our executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing the Business Combination.

At Closing, the trading price per share value of combined company Ordinary Shares may be less than the per share value of the Trust Account.

Black Spade III Public Shareholders who do not exercise redemption rights will receive Class A Ordinary Shares of the combined company that will have a value ascribed to them by their trading price as of two business days prior to the extraordinary general meeting, which may be substantially less than the amount they would have received upon exercise of redemption rights. See “Questions and Answers About the Business

Combination and the Extraordinary General Meeting — What happens if a substantial number of Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?” In particular, the shares of most companies that are the result of a recently completed business combination between a special purpose acquisition company and an operating company have traded at prices substantially below $10.00 per share. As such Public Shareholders who do not exercise redemptions right may hold securities that never obtain a value equal to or exceeding the per share value of the Trust Account.

Neither Black Spade III nor its shareholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total consideration for the Business Combination in the event that any of the representations and warranties made by Astrum in the Business Combination Agreement ultimately proves to be inaccurate or incorrect.

The representations and warranties made by Astrum and Black Spade III to each other in the Business Combination Agreement will not survive the consummation of the Business Combination. As a result, Black Spade III and its shareholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total merger consideration if any representation or warranty made by Astrum in the Business Combination Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, Black Spade III would have no indemnification claim with respect thereto and its financial condition or results of operations could be adversely affected.

There can be no assurance that Ordinary Shares and Warrants of the combined company issued in connection with the Business Combination will be approved for listing on the Qualified Stock Exchange following the Closing, or that the combined company will be able to comply with the continued listing standards of the Qualified Stock Exchange.

The publicly traded Units, BIII Class A Ordinary Shares and BIII Warrants are currently listed on the NYSE. The obligations of Black Spade III and Astrum to consummate the Business Combination are conditioned on the Class A Ordinary Shares and Warrants of the combined company being approved for listing on the Qualified Stock Exchange, subject to official notice of issuance. The combined company will seek to list the Class A Ordinary Shares and Warrants of the combined company on the Qualified Stock Exchange, each of which has initial and continued listing standards that the combined company would be required to meet. For example, as part of the exchange application process, the combined company is required to provide evidence that it will be able to meet the initial listing requirements of the Qualified Stock Exchange, which may be more rigorous than the respective continued listing requirements.

The combined company’s eligibility for listing may depend on, among other things, the number of Public Shares that are redeemed. If the Qualified Stock Exchange, denies the combined company’s listing application for failure to meet the listing standards and the parties agree to waive the listing condition in the Business Combination Agreement or, after the Closing, the Qualified Stock Exchange, delists the combined company’s Class A Ordinary Shares or Warrants from trading on its exchange for failure to meet the continued listing standards, the combined company and its shareholders could face significant material adverse consequences including:

•        a limited availability of market quotations for its securities;

•        reduced liquidity for its securities;

•        a determination that the Class A Ordinary Shares of the combined company are a “penny stock” which will require brokers trading in the Class A Ordinary Shares of the combined company to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities;

•        limited or no news or analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Ordinary Shares and Warrants of the combined company are listed on the Qualified Stock Exchange, they will be covered securities. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if the combined company was not listed on the Qualified Stock Exchange, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities.

The Sponsor, the Initial Shareholders, and/or their respective affiliates may elect to purchase Public Shares or Public Warrants from Public Shareholders, which may reduce redemption and reduce the public “float” of our ordinary shares.

At any time prior to the Meeting, during a period when they are not then aware of any material nonpublic information regarding Black Spade III or its securities, the Sponsor, the Initial Shareholders, and/or their respective affiliates may purchase Public Shares from shareholders who indicate an intention to redeem BIII Class A Ordinary Shares. While they have no current plans to do so, the Sponsor, the Initial Shareholders and/or their respective affiliates reserve the right to purchase shares from holders of BIII Class A Ordinary Shares who have already elected to exercise their redemption rights, in which event such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such transaction would be separately negotiated at the time of the transaction.

As of the date of this proxy statement/prospectus, the Sponsor, the Initial Shareholders, and/or their respective affiliates, have not made any such purchases of shares and/or warrants from investors. If the Sponsor, the Initial Shareholders, and/or their respective affiliates enter into any such arrangements: (i) any such purchases of securities would be made at a price no higher than the redemption price; (ii) shares acquired in such transactions would not be voted in favor of approving the Business Combination; and (iii) holders of such shares would waive their right to redemption rights with respect to such shares.

The purpose of such share purchases and other transactions would be to reduce redemptions, where it appears that such requirements for the consummation of the Business Combination would otherwise not be met. This may result in the completion of the Business Combination in a way that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by our initial shareholders for nominal value. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or public warrants in such transactions.

Entering into any such arrangements may have a depressive effect on Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Public Shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Meeting and would likely increase the chances that such proposals would be approved. In addition, if such purchases are made, the public “float” of BIII Ordinary Shares and Public Warrants may be reduced and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Black Spade III will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The Business Combination is subject to conditions that may not be satisfied on a timely basis, if at all. Certain of these conditions are outside of our control, including the requirement to obtain certain regulatory approvals.

The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by Black Spade III Shareholders is not obtained, subject to certain terms specified in the Business

Combination Agreement (as described under “The Business Combination Agreement — Conditions to Closing of the Transactions”), or that other closing conditions are not satisfied. If Black Spade III does not complete the Business Combination, it could be subject to several risks, including:

•        the parties may be liable for damages to one another under the terms and conditions of the Business Combination Agreement;

•        negative reactions from the financial markets, including declines in the price of BIII Class A Ordinary Shares due to the fact that current prices may reflect a market assumption that the Business Combination will be completed;

•        the attention of its management will have been diverted to the Business Combination rather than its own operations and pursuit of other opportunities that could have been beneficial to Black Spade III;

•        diminished attractiveness of Black Spade III to potential partners for an alternative business combination if it is unable to complete the current Business Combination, and

•        limited period of time, if any, to complete an alternative initial business combination.

Black Spade III may waive one or more of the conditions to the Business Combination.

Black Spade III may agree to waive, in whole or in part, some of the conditions to Black Spade III’s obligations to complete the Business Combination, to the extent permitted by the Black Spade III Articles and applicable laws. For example, it is a condition to our obligations to close the Business Combination that certain of Astrum’s representations and warranties are true and correct in all material respects as of the Closing Date. However, if the Black Spade III Board determines that it is in Black Spade III Shareholders’ best interest to waive any such breach, then the board may elect to waive that condition and close the Business Combination. Black Spade III is not able to waive the condition that Black Spade III Shareholders approve the Business Combination.

Black Spade III anticipates that it will be treated as a Passive Foreign Investment Company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors who exercise their right to redeem the BIII Public Shares.

Black Spade III anticipates that it will be treated as a PFIC with respect to its current taxable year. In that case, the U.S. federal income tax treatment of any income or gain recognized by a U.S. Holder that exercises its redemption rights will depend on the application of the PFIC rules discussed below and whether the U.S. Holder has made a QEF Election (as defined below) or mark-to-market election with respect to its BIII Class A Ordinary Shares. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights by a U.S. Holder, see the sections titled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Redemption of BIII Class A Ordinary Shares” and “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding BIII Warrants (except as described herein with respect to the Private Placement Warrants) at any time after they become exercisable and prior to their expiration, in whole and not in part, at a price of $0.01 per Warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sales price of the BIII Class A Ordinary Shares for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of ordinary shares and equity-linked securities for capital raising purposes in connection with the completion of our initial Business Combination) and provided certain other conditions are met. We will not redeem the Warrants unless an effective registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-day redemption period, except if the Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants, or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

Except as described above, none of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor, the underwriters of Black Spade III’s IPO or its permitted transferees.

For context regarding the thresholds above, historical trading prices for our BIII Class A Ordinary Shares have varied between a low of approximately $            per share in            , to a high of approximately $            per share in            . For illustrative purposes, the closing price of BIII Class A Ordinary Shares was $            on the NYSE on            .

Notice of redemption shall be mailed by first class mail, postage prepaid, by us not less than thirty (30) days prior to the redemption date we fixed for the redemption to the registered holders of the Public Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the warrants will be notified of such redemption by our posting of the redemption notice to DTC.

Black Spade III’s ability to successfully effect the Business Combination and the combined company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of Astrum, all of whom Black Spade III expects to stay with the combined company following the Closing. The loss of such key personnel could negatively impact the operations and financial results of the combined business.

Black Spade III’s ability to successfully effect the Business Combination and the combined company’s ability to successfully operate the business following the Closing is dependent upon the efforts of certain key personnel of Astrum. Although Black Spade III expects key personnel to remain with the combined company following the Business Combination, there can be no assurance that they will do so. It is possible that the combined company will lose some key personnel, the loss of which could negatively impact the operations and profitability of the combined company. Furthermore, following the Closing, certain of the key personnel of Astrum who will become the management of the combined company may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause the combined company to have to expend time and resources helping them become familiar with such requirements.

Black Spade III may not have sufficient funds to satisfy indemnification claims of its directors and executive officers.

Black Spade III has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, Black Spade III’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account. Accordingly, any indemnification provided will be able to be satisfied by Black Spade III only if (i) Black Spade III has sufficient funds outside of the Trust Account or (ii) Black Spade III consummates an initial business combination. Black Spade III’s obligation to indemnify its officers and directors may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Black Spade III’s officers and directors, even though such an action, if successful, might otherwise benefit Black Spade III and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Black Spade III pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

Black Spade III may amend the terms of the Public Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least a majority of the then outstanding Public Warrants. As a result, the exercise price of the Public Warrants could be increased, the exercise period could be shortened and the number of BIII Class A Ordinary Shares purchasable upon exercise of a Public Warrant could be decreased, all without your approval.

BIII Warrants are issued in registered form under the Black Spade III Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Black Spade III. The Black Spade III Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or to make any amendments that are necessary in the good faith determination of our Board of Directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in our financial statements (provided that such amendment shall not increase the warrant price or shorten the exercise period), but otherwise requires the approval by the holders of at least 50% of the then outstanding public warrants and private placement warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, Black Spade III may amend the terms of the public warrants (i) in a manner adverse to a holder of public warrants if holders of at least 50% of the then outstanding public warrants and private placement warrants approve of such amendment or (ii) to the extent necessary for the warrants in the good faith determination of our Board of Directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in our financial statements without the consent of any shareholder or warrant holder; provided that this clause (ii) shall not allow any amendment that would increase the warrant price or shorten the exercise period. Although Black Spade III’s ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants and private placement warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of BIII Class A Ordinary Shares purchasable upon exercise of a warrant.

Upon the release of the restrictions in the Astrum Shareholders Support Agreement and the Sponsor Support Agreement, additional resales of the Class A Ordinary Shares of the combined company from the shareholders that were subject to the lock-up restrictions could cause the market price of the Class A Ordinary Shares of the combined company to drop significantly, even if the combined company’s business is doing well.

Pursuant to the Astrum Shareholders Support Agreement, Astrum Holding agreed not to transfer any of its lock-up securities during the applicable period, which is (i) in respect of 4,000,000 Listco Shares held by Astrum Holding, the Closing Date (for the avoidance of doubt, such Listco Shares shall be free from lock-up restrictions upon Closing), (ii) in respect of 7,500,000 Listco Shares held by Astrum Holding, the date that is twelve (12) months after the Closing Date, and (iii) in respect of the remaining Listco Shares held by Astrum Holding, the date that is two (2) years after the Closing Date, in each case subject to customary exceptions. In addition, pursuant to the Sponsor Support Agreement, the Sponsor agreed not to transfer any of its lock-up securities during the applicable period, which is (i) in respect of 3,370,000 Listco Shares held by the Sponsor immediately after the Closing, the Closing Date (for the avoidance of doubt, such Listco Shares shall be free from lock-up restrictions upon Closing), (ii) in respect of 1,750,000 Listco Shares held by the Sponsor immediately after the Closing, the date that is twelve (12) months after the Closing Date, and (iii) in respect of all BIII Private Warrants held by the Sponsor immediately after the Closing and all Listco Shares issuable upon exercise of such BIII Private Warrants, the date that is thirty (30) days after the Closing Date, in each case subject to customary exceptions. For details, see “Agreements Entered into in Connection with the Business Combination Agreement”. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of restrictions in the lock-up agreements, could cause the market price of the Class A Ordinary Shares of the combined company to fall or make it more difficult for you to sell your Class A Ordinary Shares of the combined company at a time and price that you deem appropriate.

In addition, promptly following the completion of the Business Combination, the combined company intends to file one or more registration statements registering the issuance of additional Class A Ordinary Shares of the combined company under the combined company’s incentive award plan. Shares registered under these registration statements will be available for sale in the public market subject to vesting arrangements and exercise of options and, in the case of affiliates, the restrictions of Rule 144 under the Securities Act. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of the Class A Ordinary Shares of the combined company could decline.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations. An initial business combination could become subject to a lengthy review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS) and could ultimately be prohibited.

The Sponsor is a Cayman Islands limited liability company controlled by non-U.S. persons, and immediately following the consummation of the Business Combination, our Sponsor will own approximately 9.3%, 9.6%, 9.8%, 9.8% and 9.8% of the issued and outstanding shares of the combined company under the “no redemptions” scenario, the 25%, 50% and 75% redemptions scenarios and the maximum redemptions scenario, respectively. In some circumstances, controlling or non-controlling investments in U.S. businesses are subject to a mandatory filing with the CFIUS or can be reviewed by CFIUS on its own initiative unless the parties file voluntarily and obtain clearance. CFIUS is an interagency committee authorized to review certain transactions involving investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Any proposed business combination between Black Spade III and a U.S. business or a non-U.S. business with a U.S. presence could be subject to CFIUS review and/or other foreign ownership restrictions by the U.S. government or a U.S. state government. If Black Spade III’s potential initial business combination falls within the scope of foreign ownership restrictions, Black Spade III may be unable to consummate a business combination. In addition, if Black Spade III’s potential business combination falls within CFIUS jurisdiction, Black Spade III may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order Black Spade III to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. Foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with Black Spade III or prevent Black Spade III from pursuing certain initial business combination opportunities that it believes would otherwise be beneficial to us and its shareholders. As a result, the pool of potential targets with which Black Spade III could complete an initial business combination may be limited, and Black Spade III may be adversely affected in terms of competing with other special purpose acquisition companies that do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because Black Spade III has only a limited time to complete its initial business combination, its failure to obtain any required approvals within the Completion Window, or such later date that may be approved by Black Spade III’s shareholders, may require Black Spade III to liquidate. If Black Spade III liquidates, Black Spade III Public Shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and the BIII Warrants will expire worthless. This will also cause Black Spade III Public Shareholders to lose the potential investment opportunity in the combined company and the chance of realizing future gains on their investment through any price appreciation.

Risks Relating to Ownership of Securities of the Combined Company

The market price and trading volume of our securities may be volatile.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our ordinary shares regardless of our operating performance. We cannot assure you that the market price of our ordinary shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•        the realization of any of the risk factors presented in this prospectus;

•        developments involving our competitors;

•        announcements regarding satellite development programs, launch schedules, launch delays, launch failures, in-orbit performance, regulatory approvals, spectrum rights, orbital resources, strategic partnerships or commercialization milestones;

•        variations in our operating performance and the performance of our competitors in general;

•        difficult global market and economic conditions;

•        loss of investor confidence in the global financial markets and investing in general;

•        inability to attract, retain or motivate our directors, officers or other key personnel;

•        adverse market reaction to indebtedness we may incur or securities we may issue in the future, including shares of our ordinary shares;

•        failure to meet securities analysts’ expectations;

•        publication of negative or inaccurate research reports about us or our industry or the failure of securities analysts to provide adequate coverage of our ordinary shares;

•        speculation in the press or investment community about our business;

•        additions and departures of key employees and personnel;

•        competition for talent and skill sets required for our business;

•        commencement of, or involvement in, litigation involving us;

•        the volume of shares available for public sale;

•        additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business, or announcements relating to such matters;

•        increases in compliance, enforcement inquiries or investigations by regulatory authorities; and

•        adverse publicity about our industry.

Information available in public media that is published by third parties, including blogs, articles, message boards and social and other media, may not be reliable or accurate and could adversely affect the market price of our securities.

We may receive significant media coverage that is published or otherwise disseminated by third parties, including blogs, articles, message boards and social and other media platforms. Such coverage may include information that is not attributable to statements made by us or our representatives.

Information published by third parties may not be reliable or accurate, may spread rapidly through traditional and social media channels and may influence investor perceptions of our company, industry or prospects. As a result, such information could materially affect the trading price, volatility or liquidity of our securities, regardless of its accuracy.

We may be subject to securities litigation and other legal proceedings, which may harm our business, financial condition and results of operations.

Companies that have experienced volatility in the market price of their securities have often been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and damages and divert management’s attention and resources from other business concerns, which could adversely affect our business, financial condition and results of operations.

We may also be required to defend ourselves against lawsuits, regulatory proceedings or other claims arising from our business operations. Some of these proceedings may seek significant damages or other remedies. Due to the inherent uncertainties of litigation and regulatory matters, we cannot accurately predict the ultimate outcome of any proceeding.

An unfavorable outcome in any legal or regulatory proceeding could have a material adverse effect on our business, financial condition and results of operations. In addition, current and future litigation or regulatory proceedings, regardless of their merits, may result in substantial legal fees, settlement costs, judgments or penalties and may divert management’s attention and resources from the operation of our business.

An active trading market for our securities may not be maintained.

We can provide no assurance that we will be able to maintain an active trading market for our ordinary shares on the NYSE or any other securities exchange in the future. If an active market for our securities is not maintained, or if we fail to satisfy applicable continued listing requirements and our securities are delisted, it may be difficult for security holders to sell their securities without adversely affecting the market price of those securities, or at all.

An inactive trading market may also impair our ability to raise capital through the sale of equity securities and may limit our ability to use our securities as consideration in acquisitions, strategic transactions or other business combinations.

We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner. If we fail to implement and maintain an effective system of internal controls to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence in our company and the market price of our shares may be negatively impacted.

Upon consummation of the Business Combination, we will become subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires that we include a report from management on the effectiveness of our internal control over financial reporting in our second annual report on Form 20-F after we become a public company in the United States. During the audit of our consolidated financial statements for the fiscal years ended December 31, 2024 and 2025, we have identified a material weakness in our internal control over financial reporting. Under standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness that has been identified relates to our lack of sufficient accounting and financial reporting personnel with requisite knowledge and comprehensive accounting and reporting policies and procedures relating to the application and compliance with SEC rules and regulations. We and our independent registered public accounting firm were not required to perform an evaluation of our internal control over financial reporting as of December 31, 2024 and 2025 in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses.

We are in the process of implementing a number of measures to address the material weakness that have been identified including: (i) hiring additional accounting and financial reporting personnel with SEC reporting experience, (ii) expanding the capabilities of existing accounting and financial reporting personnel through continuous training and education in the accounting and reporting requirements under SEC rules and regulations, as well as International Financial Reporting Standards, or IFRS Accounting Standards, and (iii) establishing effective monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our company’s consolidated financial statements and related disclosures. At this time, we cannot predict when our efforts to remediate the identified material weakness will be successful and cannot estimate any associated material costs. While we believe these measures will remediate the material weakness identified, we may not be able to complete the remediation in a timely fashion. There can be no assurances that the measures taken to date and/or actions that may be taken in the future, will be sufficient to remediate the control deficiencies that led to our material weakness in our internal control over financial reporting or that they will prevent or avoid potential future material weaknesses.

The presence of a material weakness could result in financial statement errors which, in turn, could lead to errors in our financial reports or delays in our financial reporting, which could require us to restate our operating results or result in our auditors issuing a qualified audit report. In order to establish and maintain effective disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Developing, implementing and testing changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in establishing and maintaining adequate internal controls.

If either we are unable to conclude that we have effective internal controls over financial reporting or our independent auditors are unwilling or unable to provide us with an unqualified report on the effectiveness of our internal controls over financial reporting as required by Section 404(b) of the Sarbanes-Oxley Act, investors may lose confidence in our operating results, the share price could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, we may not be able to remain listed on the Qualified Stock Exchange.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our securities may be influenced, in part, by research reports and other commentary published by industry and financial analysts. We do not control such analysts or the content of their reports.

If analysts who cover us provide inaccurate information, issue unfavorable opinions regarding our business or industry, downgrade our securities or publish research that does not meet investor expectations, the market price of our securities could decline.

In addition, if we do not obtain analyst coverage, if analysts cease coverage of us or if analysts fail to publish reports about us on a regular basis, we may lose visibility in the financial markets, which could result in reduced investor interest and lower trading volume or market prices for our securities.

There can be no assurance that Listco will not be a passive foreign investment company for any taxable year, which could subject U.S. Holders to significant adverse U.S. federal income tax consequences.

If Listco is or becomes a PFIC within the meaning of section 1297 of the Code for any taxable year during which a U.S. Holder holds Listco Shares or Listco Warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. A non-U.S. corporation will generally be a PFIC for U.S. federal income tax purposes if, in any taxable year, either (1) at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of assets giving rise to passive income) or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income.

Based on the current and anticipated value of the assets and the composition of the income and assets, including goodwill and other unbooked intangibles, of Listco and its subsidiaries, there is a material risk that Listco will be classified as a PFIC for its taxable year that includes the Business Combination or future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of the income and assets of Listco and its subsidiaries and, thus, is subject to change. Accordingly, there can be no assurance that Listco or any of its subsidiaries will not be a PFIC for any taxable year. Moreover, U.S. Holders (as defined under “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) of BIII Shares or BIII Warrants will generally be expected to be subject to certain adverse tax consequences with respect to such securities as Listco Shares and Listco Warrants following the completion of the Business Combination unless certain elections are timely made. For a more detailed discussion of the PFIC rules and the risks and adverse tax consequences of PFIC classification to U.S. Holders of Listco Shares or Listco Warrants, see “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Risks Relating to Redemption of Black Spade III Public Shares

If a shareholder fails to receive notice of Black Spade III’s offer to redeem the BIII Public Shares in connection with the Business Combination, such shares may not be redeemed.

Black Spade III will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite Black Spade III’s compliance with these rules, if a shareholder fails to receive Black Spade III’s proxy materials, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials that Black Spade III furnishes to the Black Spade III Public Shareholders in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem the BIII Public Shares. For example, Public Shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to either tender their certificates to the transfer agent at least two business days prior to the vote on the proposal to approve the Business Combination, or to deliver their shares to the transfer agent electronically. In the event that a Public Shareholder fails to comply with these or any other procedures, its shares may not be redeemed.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your Public Shares and/or warrants, potentially at a loss.

Black Spade III Public Shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of an initial business combination and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations and on the conditions described herein, (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Black Spade III Articles (A) to modify the substance or timing of Black Spade III’s obligation to allow redemption in connection with our initial business combination or to redeem 100% of Public Shares if Black Spade III does not complete an initial business combination within the Completion Window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of Public Shares if Black Spade III has not completed an initial business combination within the Completion Window, subject to applicable law and as further described herein. Public Shareholders who redeem their Public Shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if Black Spade III has not completed the Business Combination within the Completion Window, with respect to such Public Shares so redeemed. In no other circumstances will a Public Shareholder have any right or interest of any kind in the Trust Account. Holders of Public Warrants will not have any right to the proceeds held in the Trust Account with respect to the Public Warrants. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or Public Warrants, potentially at a loss.

There is no guarantee that a Public Shareholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

No assurance can be given as to the price at which a Public Shareholder may be able to sell the combined company’s ordinary shares in the future. Certain events following the consummation of the Business Combination may cause an increase in the combined company’s share price, and may result in a lower value realized now than a Public Shareholder might realize in the future had the Black Spade III Public Shareholder not elected to redeem their Public Shares. Similarly, if a Public Shareholder does not redeem his, her or its shares, such shareholder will bear the risk of ownership of the combined company’s ordinary shares, and there can be no assurance that a shareholder can sell his, her or its combined company ordinary shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. Any Public Shareholder should consult his, her or its own tax and/or financial advisor for assistance on how this may affect its individual situation.

The ability of Public Shareholders to exercise redemption rights with respect to a large number of BIII Ordinary Shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem BIII Shares.

If the Business Combination is not consummated, you would not receive your pro rata portion of the Trust Account until the Trust Account is liquidated. If you are in need of immediate liquidity, you could attempt to sell your BIII Ordinary Shares in the open market; however, at such time BIII Ordinary Shares may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with Black Spade III’s redemption until Black Spade III liquidates or you are able to sell your BIII Ordinary Shares in the open market.

Public Shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

A public shareholder, together with any affiliate or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, if you hold more than 15% of the public shares and the Business Combination Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 15% or sell them in the open market. Black Spade III cannot assure you that the value of such excess shares will appreciate over time following a business combination or that the market price of BIII Ordinary Shares will exceed the per-share redemption price.

Risks Relating to the Adjournment Proposal

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Black Spade III Board will not have the ability to adjourn the Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Black Spade III Board will be seeking approval to adjourn the Meeting to a later date or dates if, at the Meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the Business Combination. If the Adjournment Proposal is not approved, the Black Spade III Board will not have the ability to adjourn the Meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Business Combination. In such event, the Business Combination would not be completed.

EXTRAORDINARY GENERAL MEETING OF BLACK SPADE III SHAREHOLDERS

General

Black Spade III is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the Black Spade III Board for use at the extraordinary general meeting of Black Spade III Shareholders and at any adjournment thereof. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the Meeting.

Date, Time and Place of Meeting of Black Spade III Shareholders

The Meeting will be held on            , 2026, at [*] a.m., Eastern Time, virtually over the Internet by means of a live audio webcast. For the purposes of the amended and restated memorandum and articles of association of Black Spade III adopted by special resolution dated January 5, 2026 (as amended and/or restated from time to time, the “Black Spade III Articles”), the physical location of the Meeting shall be deemed to be at the offices of Latham & Watkins LLP, at 9 Raffles Place, #42-02 Republic Plaza, Singapore 048619. You may attend the Meeting webcast by accessing the web portal located at [*] and following the instructions set forth on your proxy card.

Purpose of the Black Spade III Meeting

At the Meeting, Black Spade III is asking its shareholders:

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to ratify, approve and adopt by way of ordinary resolution the Business Combination Agreement, dated as of August 27, 2026, by and among Black Spade III, Astrum and Astrum Singapore, and the transactions contemplated therein, including the merger whereby Astrum will merge with and into Black Spade III, with Black Spade III surviving the merger and the securityholders of Astrum becoming securityholders of Black Spade III.

Proposal No. 2 — The Merger Proposal — to consider and vote upon a proposal to authorize and approve by way of special resolution the Plan of Merger made in accordance with the provisions of Section 233 of the Companies Act (As Revised) of the Cayman Islands and the Business Combination.

Proposal No. 3 — The Change of Name Proposal — to consider and vote upon a proposal, by way of special resolution, to approve the change of name of Black Spade III from “Black Spade Acquisition III Co” to “Astrum Space Company”, effective from the effective time of the Merger.

Proposal No. 4 — The Authorized Share Capital Amendment Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to amend the authorized share capital of Black Spade III from: US$16,650.00 divided into 150,000,000 Class A ordinary shares of a par value of US$0.0001 each, 15,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,500,000 preference shares of a par value of US$0.0001 to: US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preference shares of a par value of US$0.0001 each, effective from the effective time of the Merger.

Proposal No. 5 — The NYSE Proposal — to consider and vote upon a proposal, by way of ordinary resolution, for purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, the issuance of BIII Class A Ordinary Shares pursuant to the Business Combination Agreement, including the approval of (a) the issuance of more than 20% of BIII’s issued and outstanding ordinary shares in connection with the Business Combination and (b) the issuance of BIII Class A Ordinary Shares that will result in a change of control.

Proposal No. 6 — The Charter Proposal — to consider and vote upon a proposal by way of special resolution to approve and adopt the proposed second amended and restated Memorandum and Articles of Association of the surviving company of the Merger, effective from the effective time of the Merger.

Proposal No. 7 — The Governance Proposal — to consider and vote upon a proposal, by way of ordinary resolution, on a non-binding advisory basis, to approve certain governance provisions in the Post-Closing Company’s Charter, presented separately in accordance with the SEC requirement.

Proposal No. 8 — The Incentive Plan Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to approve and adopt the Astrum 2026 Equity Incentive Plan and the material terms thereof, including the authorization of the initial share reserve thereunder.

Proposal No. 9 — The Director Election Proposal — to consider and vote upon a proposal, by way of ordinary resolution, to elect the following five directors to serve on the board of directors of the post-closing combined company, in each case, until their respective successors are duly elected and qualified.

Proposal No. 10 — The Adjournment Proposal — to consider and vote upon a proposal by way of ordinary resolution to adjourn the Meeting to a later date or dates to be determined by the chairman of the Meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve one or more of the proposals above or if the Chairman of the Meeting, in his sole and absolute discretion, decides it is necessary.

Recommendation of the Black Spade III Board

The Black Spade III Board has determined that each of the proposals outlined above is fair to and in the best interests of Black Spade III and its shareholders and recommended that Black Spade III Shareholders vote “FOR” all of the proposals.

Record Date; Persons Entitled to Vote

Black Spade III Shareholders will be entitled to vote or direct votes to be cast at the Meeting if they owned BIII Shares at the close of business on the Record Date for the Meeting. Shareholders will have one vote for each BIII Share owned at the close of business on the Record Date of the Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. BIII’s warrants do not have voting rights. As of the close of business on the Record Date, there were 23,000,000 BIII Shares outstanding, of which 17,250,000 were BIII Public Shares.

Quorum

A quorum is the minimum number of BIII Shares that must be present to hold a valid meeting. A quorum will be present at the Meeting if a majority of the voting power of the issued and outstanding BIII Shares entitled to vote at the Meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The BIII Class A Ordinary Shares and BIII Class B Ordinary Shares are entitled to vote together as a single class on all matters submitted to a vote of Black Spade III Shareholders at the Meeting.

Vote Required

The proposals to be presented at the Meeting will require the following votes:

The approval of the Business Combination Proposal, the Authorized Share Capital Amendment Proposal, the NYSE Proposal, the Governance Proposal, the Incentive Plan Proposal, the Director Election Proposal, and the Adjournment Proposal will require an ordinary resolution under Cayman Islands law and pursuant to Black Spade III Articles, being a resolution passed by the affirmative vote of shareholders holding a simple majority of the outstanding BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present.

The approval of each of the Merger Proposal, the Change of Name Proposal and the Charter Proposal will require a special resolution under Cayman Islands law and pursuant to Black Spade III Articles, being a resolution passed by the affirmative vote of shareholders holding a majority of not less than two thirds of the outstanding BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present.

Voting Your Shares

If you are a holder of record of BIII Shares, there are two ways to vote your BIII Shares at the Meeting:

•        By Proxy.    You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope and, in any event so as to be received by Black Spade III no later than at [*] a.m. Eastern Time, on            , 2026, being 48 hours before the time appointed for the holding of the Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting). Alternatively, you may authorize the individuals named on your proxy card to vote your shares by using the Internet as described in the instructions included with your proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” all of the proposals in accordance with the recommendation of the Black Spade III Board. Proxy cards received after a matter has been voted upon at the Meeting will not be counted.

•        In Person.    You may attend the Meeting virtually over the Internet by joining the live audio webcast and vote electronically by submitting a ballot through the web portal during the Meeting. You may attend the Meeting webcast by accessing the web portal located at [*] and following the instructions set forth on your proxy card. See the section titled “Extraordinary General Meeting of Black Spade III Shareholders — Date, Time and Place of Meeting of Black Spade III Shareholders” for more information.

Revoking Your Proxy

If you are a holder of record of BIII Shares and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card to Black Spade III’s transfer agent with a later date so that it is received no later than at [*] a.m. Eastern Time, on            , 2026, being 48 hours before the time appointed for the holding of the Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting) or attend the live webcast of the Meeting and vote electronically;

•        you may notify Black Spade III’s transfer agent in writing, prior to the vote at the Meeting, that you have revoked your proxy; or

•        you may attend the Meeting virtually over the internet by joining the live audio webcast of the Meeting and vote electronically, although your attendance alone will not revoke any proxy that you have previously given.

If you hold your BIII Shares in “street name,” you may submit new instructions on how to vote your shares by contacting your broker, bank or other nominee.

Who Can Answer Your Questions About Voting Your Shares

If you are a Black Spade III Shareholder and have any questions about how to vote or direct a vote in respect of your BIII Shares, you may contact Sodali & Co LLC, Black Spade III’s proxy solicitor, at (800) 662-5200 or BIII.info@investor.sodali.com.

Redemption Rights

Holders of BIII Public Shares may seek to redeem their shares for cash, regardless of whether they vote for or against, or whether they abstain from voting on, any proposal described by this proxy statement/prospectus. Any shareholder holding BIII Public Shares may demand that Black Spade III redeem such shares for a full pro rata portion of the Trust Account (for illustrative purposes, based on funds in the Trust Account of approximately $177.1 million as of September 30, 2026, the estimated redemption price per share would have been approximately $10.27), calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the merger with Astrum is consummated, Black Spade III will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a Black Spade III Public Shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

Holders of Black Spade III’s Founder Shares will not have redemption rights with respect to such shares.

If you are a holder of BIII Public Shares and wish to exercise your redemption rights, you must:

•        submit a written request to Continental Stock Transfer & Trust Company, Black Spade III’s transfer agent, in which you (i) request that Black Spade III redeem all or a portion of your BIII Public Shares for cash, and (ii) identify yourself as the beneficial holder of the BIII Public Shares and provide your legal name, phone number and address; and

•        either tender your share certificates (if any) to Continental Stock Transfer & Trust Company, Black Spade III’s transfer agent, or deliver your BIII Public Shares to the transfer agent electronically using The Depository Trust Company’s Deposit/Withdrawal at Custodian System.

Holders must complete the procedures for electing to redeem their BIII Public Shares in the manner described above no later than 5:00 p.m. Eastern Time on            , 2026, two (2) business days prior to the Meeting, in order for the BIII Public Shares to be redeemed. If you hold the shares in “street name,” you will need to coordinate with your broker, bank or nominee to have the BIII Public Shares you beneficially own certificated and delivered electronically. Holders of Units must elect to separate the Units into the underlying BIII Public Shares and the BIII Warrants prior to exercising redemption rights with respect to the BIII Public Shares. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed merger is not consummated this may result in an additional cost to shareholders for the return of their shares.

Black Spade III’s transfer agent can be contacted at the following address with regard to questions on redemption:

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
Email: spacredemptions@continentalstock.com

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the Business Combination Proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically). Such a request must be made by contacting Continental Stock Transfer & Trust Company, Black Spade III’s transfer agent, at the address set out above.

If the Business Combination is not approved or completed for any reason, then Black Spade III Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the Trust Account, as applicable. In such case, Black Spade III will promptly return any shares delivered by Black Spade III Public Shareholders.

The closing price of BIII Class A Ordinary Shares on NYSE on            , 2026 was $            . The cash held in the Trust Account on such date was approximately $            million ($            per public share). Prior to exercising redemption rights, shareholders should verify the market price of BIII Class A Ordinary Shares as they may receive higher proceeds from the sale of their BIII Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Black Spade III cannot assure its shareholders that they will be able to sell their BIII Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a holder of BIII Public Shares exercises his, her or its redemption rights, then he, she or it will be exchanging their BIII Class A Ordinary Shares for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the Business Combination Proposal by delivering your share certificate (either physically or electronically) to Black Spade III’s transfer agent prior to the vote at the Meeting, and the merger is consummated.

For a detailed discussion of the material U.S. federal income tax considerations for shareholders with respect to the exercise of these redemption rights, see the section titled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Redemption of BIII Class A Ordinary Shares.” The consequences of a redemption to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the exercise of your redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws in light of your particular circumstances.

Appraisal Rights under the Cayman Islands Companies Act

Appraisal rights are not available to the shareholders of Black Spade III under the Cayman Islands Companies Act in connection with the Business Combination. However, Public Shareholders are still entitled to exercise the rights of redemption in respect to their Public Shares as set out herein, and the Black Spade III Board has determined that the redemption proceeds payable to Public Shareholders who exercise such redemption rights represent the fair value of those shares.

Holders of BIII Public Warrants or Units do not have appraisal rights in respect to such securities in connection with the Business Combination.

Proxy Solicitation Costs

Black Spade III is soliciting proxies on behalf of the Black Spade III Board. This solicitation is being made by mail but also may be made by telephone. Black Spade III and its directors, officers and employees may also solicit proxies online. Black Spade III will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Black Spade III will bear the cost of the solicitation.

Black Spade III has hired Sodali & Co LLC to assist in the proxy solicitation process. Black Spade III has agreed to pay Sodali & Co LLC a fee of $22,500 plus disbursements.

Black Spade III will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Black Spade III will reimburse them for their reasonable expenses.

Other Matters

As of the date of this proxy statement/prospectus, the Black Spade III Board does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Interests of Black Spade III’s Directors and Officers in the Business Combination

In considering the recommendation of the Black Spade III Board to vote in favor of approval of the Business Combination Proposal and the Merger Proposal, shareholders should keep in mind that the Sponsor and Black Spade III’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of Black Spade III Shareholders generally. In particular:

•        if Black Spade III is unable to complete a business combination within the Completion Window, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Black Spade III for services rendered or contracted for or for products sold to Black Spade III, but only if such a vendor or target business has not executed a waiver. If Black Spade III consummates a business combination, on the other hand, Black Spade III will be liable for all such claims;

•        the beneficial ownership of the Sponsor and the Sponsor Related Parties of an aggregate of 5,750,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, which shares and warrants were originally acquired by the Sponsor for an aggregate investment of $3,525,000 at the time of Black Spade III’s formation and Black Spade III’s IPO and would become worthless if Black Spade III does not complete a business combination within the Completion Window, as such shareholders have waived any redemption right with respect to those shares and the Private Placement Warrants would expire worthless. After giving effect to the Business Combination, the Sponsor and the Sponsor Related Parties would own up to an aggregate of 5,750,000 of the combined company’s Class A Ordinary Shares and 7,000,000 Warrants of the combined company. Such shares (including shares underlying warrants) have an aggregate market value of approximately $            , based on the Closing Price of BIII Class A Ordinary Shares of $            on NYSE on            , 2026;

•        under the Business Combination Agreement, upon Closing, the Sponsor will be entitled to receive a transaction bonus equal to $3,500,000 from Astrum in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. Such payment will be deducted from the Trust Account or paid from Astrum’s available funds;

•        the Sponsor and the Sponsor Related Parties will benefit from the completion of a business combination within the Completion Window, and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate (in which case the Sponsor and Black Spade III’s officers and directors will lose their entire investment in Black Spade III);

•        given the difference between the purchase price that the Sponsor initially paid for the Founder Shares and the price of the BIII Public Shares and considering that the Sponsor and the Sponsor Related Parties would receive a substantial amount of the Class A Ordinary Shares of the combined company in connection with the Transactions, the Sponsor and its affiliates may earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the combined company;

•        the continued indemnification of current directors and officers of Black Spade III and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the Sponsor and Black Spade III’s officers and directors and their respective affiliates will be reimbursed for out-of-pocket expenses incurred in connection with activities on Black Spade III’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, with all expenses incurred by the Sponsor and its affiliates on behalf of Black Spade III booked and carried on the financial statements of Black Spade III. As of September 30, 2026, there were $60,646.80 of unpaid reimbursable expenses; and

•        Cohen and Chardan Capital Markets, LLC, as underwriters of Black Spade III’s IPO, are entitled to a deferred underwriting fee up to $6,876,000, which will be payable from the amounts held in the Trust Account solely in the event that Black Spade III completes a business combination, and purchased 1,150,000 Private Placement Warrants at a price of $0.50 per warrant at the time of Black Spade III’s IPO. Shares underlying such warrants have an aggregate market value of approximately $          , based on the Closing Price of BIII Class A Ordinary Shares of $           on NYSE on           , 2026.

Certain of Black Spade III’s officers and directors presently have, and any of them in the future may have additional, fiduciary duties to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of Black Spade III’s officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary duty to present the opportunity to such entity, he or she will honor his or her fiduciary duty to present such opportunity to such entity. Black Spade III believes, however, that the fiduciary duties or contractual obligations of its officers or directors will not materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Below is a table summarizing the entities to which Black Spade III’s officers and directors currently have fiduciary duties:

Individual	Entity	Entity’s Business	Affiliation
Dennis Tam	Maple Peak Investments Inc.	Investment	Chief Executive Officer, Director
	Black Spade Capital Limited	Investment	President, Chief Executive Officer, Director
Kester Ng	GRE Investment Advisors Limited	Investment	Chief Executive Officer
	Maple Peak Investments Inc.	Investment	Co-Chief Executive Officer, Chief Financial Officer, Director
Richard Taylor	Maple Peak Investments Inc.	Investment	Co-Chief Executive Officer, and Chief Operating Officer, Director
Russell Galbut	Crescent Heights	Real estate development	Principal
Robert Moore	Sentinels Corporation	eSports	Chief Executive Officer, Chief Financial Officer

The existence of financial and personal interests of Black Spade III’s directors and officers may result in a conflict of interest on part of one or more of them between what they may believe is best for Black Spade III and what they may believe is best for themselves in determining whether or not to make their recommendation to vote in favor of the approval of the Business Combination Proposal and the other Proposals described in this proxy statement/prospectus. See “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.” Under Cayman Islands law, directors and officers owe certain fiduciary duties, including, among others, a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole and a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose. Directors also owe a duty of care, which is not fiduciary in nature. Accordingly, directors and officers have a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interest, and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. Black Spade III’s directors and officers considered their fiduciary duty and the conflicts of interests, among other matters, in evaluating the Business Combination and in recommending to shareholders that they approve the Business Combination.

Purchases of BIII Shares

At any time prior to the Meeting, during a period when they are not then aware of any material nonpublic information regarding Black Spade III or its securities, the Sponsor, the Initial Shareholders, and/or their respective affiliates may purchase BIII Public Shares from shareholders who indicate an intention to redeem BIII Class A Ordinary Shares. While they have no current plans to do so, the Sponsor, the Initial Shareholders, and/or their respective affiliates reserve the right to purchase shares from holders of BIII Class A Ordinary Shares who have already elected to exercise their redemption rights, in which event such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such transaction would be separately negotiated at the time of the transaction.

As of the date of this proxy statement/prospectus, the Sponsor, the Initial Shareholders, and/or their respective affiliates, have not made any such purchases of shares and/or warrants from investors. If the Sponsor, the Initial Shareholders, and/or their respective affiliates enter into any such arrangements: (i) any such purchases of securities would be made at a price no higher than the redemption price; (ii) shares acquired in such transactions would not be voted in favor of approving the Business Combination; and (iii) holders of such shares would waive their right to redemption rights with respect to such shares.

The purpose of such share purchases and other transactions would be to reduce redemptions, where it appears that such requirements for the consummation of the Business Combination would otherwise not be met. This may result in the completion of the Business Combination in a way that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by our initial shareholders for nominal value. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or public warrants in such transactions.

Entering into any such arrangements may have a depressive effect on BIII Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of BIII Public Shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Meeting and would likely increase the chances that such proposals would be approved. In addition, if such purchases are made, the public “float” of BIII Shares and BIII Public Warrants may be reduced and the number of beneficial holders of securities of Black Spade III may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of such securities on a national securities exchange. Black Spade III will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE BUSINESS COMBINATION AGREEMENT

For a discussion of the Business Combination structure and consideration provisions of the Business Combination Agreement, see the section titled “Proposal One — The Business Combination Proposal.” Such discussion and the following summary of other material provisions of the Business Combination Agreement does not purport to describe all of the terms of the Business Combination Agreement and is qualified by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A (Business Combination Agreement) to this proxy statement/prospectus. All Black Spade III Shareholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the Business Combination.

The summary of the Business Combination Agreement below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the Business Combination Agreement and not to provide any other factual information regarding Black Spade III, Astrum or their respective businesses. Accordingly, the representations and warranties and other provisions of the Business Combination Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.

In this section, “Astrum” refers to Astrum Space Inc, and “Astrum Singapore” refers to Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore and a direct wholly owned subsidiary of Astrum.

Introduction

On August 27, 2026, the Business Combination Agreement was entered into by and among Black Spade III, Astrum and Astrum Singapore, and subsequently amended on November 5, 2026, pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, Astrum will merge with and into Black Spade III (the “Merger”), with Black Spade III surviving the Merger as the combined company (the “Merger Surviving Company”). The Business Combination Agreement was approved by the board of directors of each of Black Spade III, Astrum and Astrum Singapore.

Closing and Effective Time of the Transactions

The Closing will take place on the third Business Day following the satisfaction or waiver of the conditions set forth in the Business Combination Agreement and summarized below under the subsection titled “— Conditions to Closing of the Transactions,” unless Black Spade III and Astrum agree to another time or unless the Business Combination Agreement is terminated pursuant to its terms.

Conversion of Securities

Pursuant to the Business Combination Agreement, among others, immediately prior to the Merger Effective Time:

•        each BIII Unit that is issued and outstanding immediately prior to the Merger Effective Time will be automatically detached and the holder thereof will be deemed to hold one BIII Class A Ordinary Share and one-third of a BIII Public Warrant in accordance with the terms of the BIII Unit (the “Unit Separation”); and

•        each holder of a BIII Class B Ordinary Share that is issued and outstanding immediately prior to the Merger Effective Time will elect to convert each such share into one BIII Class A Ordinary Share pursuant to the BIII Articles, and each BIII Class B Ordinary Share will no longer be outstanding and will be cancelled, and each former holder of BIII Class B Ordinary Shares shall thereafter cease to have any rights with respect to such BIII Class B Ordinary Shares (the “Conversion”);

Pursuant to the Business Combination Agreement, at the Merger Effective Time and as a result of the Merger:

•        each BIII Class A Ordinary Share (including the BIII Class A Ordinary Shares issued as a result of the Conversion) that is issued and outstanding immediately prior to the Merger Effective Time (other than BIII Excluded Shares and BIII Redeeming Shares) will remain issued and outstanding, and each holder thereof will continue to hold such shares as Class A Ordinary Shares of the Merger Surviving Company (“Listco Shares”);

•        the ordinary shares of Astrum that are issued and outstanding immediately prior to the Merger Effective Time, all of which are held by Astrum Holding, will be cancelled in exchange for the right of Astrum Holding to receive a total of 100,000,000 validly issued, fully paid and non-assessable Listco Shares (the “Merger Consideration Shares”);

•        each BIII Redeeming Share that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and cease to exist and will thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount in accordance with the BIII Articles;

•        each BIII Class A Ordinary Share that is held as treasury shares by Black Spade III, including shares redeemed by Black Spade III in connection with the exercise of BIII Shareholder Redemption Rights (if any) (collectively, the “BIII Excluded Shares”), will be cancelled and cease to exist, and no consideration will be paid or payable with respect thereto; and

•        each whole BIII Warrant (including each BIII Public Warrant and each BIII Private Warrant) that is issued and outstanding and unexercised immediately prior to the Merger Effective Time will remain outstanding and will continue to represent the right to purchase one Listco Share on the same terms and conditions as in effect immediately prior to the Merger Effective Time.

Performance Shares

Pursuant to the Business Combination Agreement, an aggregate of 25,500,000 Performance Shares will be reserved for issuance to Astrum Holding. The Performance Shares will be issued upon the achievement of the following milestone events (each, a “Milestone Event”) on or prior to the applicable milestone date (each, a “Milestone Date”):

•        Milestone 1 — Full Spacecraft Integration: 7,650,000 Performance Shares will be issuable upon full spacecraft integration of the NEASTAR-1 satellite, on or prior to February 1, 2028;

•        Milestone 2 — Shipment to Launch Site: 10,200,000 Performance Shares will be issuable upon shipment of NEASTAR-1 to the launch site, on or prior to April 15, 2029; and

•        Milestone 3 — Satellite Launch: 7,650,000 Performance Shares will be issuable upon the launch of NEASTAR-1 satellite, on or prior to June 30, 2029.

Performance Shares will be issued as soon as reasonably practicable following the achievement of the applicable Milestone Event on or prior to the applicable Milestone Date, and in any event within ten (10) Business Days of the occurrence of such Milestone Event.

If a subsequent Milestone Event is achieved by its applicable Milestone Date but a prior Milestone Event was not achieved by its applicable Milestone Date, Astrum Holding will be entitled to receive, in addition to the Performance Shares corresponding to such subsequent Milestone Event, the number of Performance Shares corresponding to any prior Milestone Event(s) that were not previously achieved by the applicable Milestone Date. The Business Combination Agreement also provides for an extension of the date for the launch milestone is extended day-for-day for the length of the event, but not beyond December 31, 2029, and only if the combined company has made commercially reasonable efforts to reduce its effects. The dates for the integration and shipment milestones are not extended.

Performance Share Milestone Events and Dates

Astrum has a contract with SWISSto12 under which SWISSto12 is building the NEASTAR-1 satellite and will test the satellite, support its launch and supply related ground equipment. The contract sets out an agreed schedule of design reviews, construction, testing and delivery. Astrum has also entered into a launch and orbital delivery services agreement with Impulse Space to secure a launch slot on a SpaceX Falcon 9 launch vehicle. After launch, an Impulse Space transfer vehicle is expected to carry NEASTAR-1 to its operating position.

The Milestone Dates were set by reference to this manufacturing schedule and the planned launch window. Based on the current schedule, Astrum expects each Milestone Event to be achieved on or before its Milestone Date.

The NEASTAR-1 satellite has completed its preliminary design review, and its critical design review is expected to be completed in early December 2026. Although the program has experienced some delay compared with the original contract schedule, SWISSto12 currently expects to complete in October 2028 its final review before shipment. This final review is to be undertaken after the completed satellite has finished its testing to confirm that it is complete, tested, documented and meets the contract requirements, following which Astrum may authorize SWISSto12 to transport the satellite from the manufacturing facility to the launch site to be prepared for launch. Launch is planned for late 2028 to the first quarter of 2029.

Milestone 1 — Full Spacecraft Integration

Milestone 1 contemplates full spacecraft integration of NEASTAR-1 on or prior to February 1, 2028. At this stage, after the individual components are integrated and tested, the satellite’s two main parts — the platform, which provides power, propulsion and control, and the communications payload — are assembled into a single complete spacecraft, and initial checks confirm that the assembled satellite works as a whole. This milestone falls roughly in the middle of the program: design and component construction are complete, but full-system testing has not yet begun. The principal risks to this milestone are delays in completing the remaining design work, late delivery of components by SWISSto12’s suppliers, and technical problems discovered during assembly that require parts to be repaired, replaced or retested. Building a geostationary satellite is complex, programs of this type have historically experienced delays, and NEASTAR-1 has already experienced manufacturing delays. Astrum depends on SWISSto12 to achieve this milestone and has limited control over its performance. The SWISSto12 contract requires SWISSto12 to pay a capped amount of damages and to provide a recovery plan if its delivery is late, but these remedies would not compensate Astrum for a missed Milestone Date.

Milestone 2 — Shipment to the Launch Site

Milestone 2 contemplates shipment of NEASTAR-1 to the launch site on or prior to April 15, 2029. Before shipment, the completed satellite goes through a series of tests designed to show that it can survive launch and operate in space, including testing in a vacuum chamber at extreme temperatures and vibration and acoustic testing that simulates launch conditions. Astrum and SWISSto12 then hold a final review to confirm the satellite meets the contract requirements, after which Astrum authorizes shipment and the satellite is transported to the launch site, subject to required export and customs approvals. The principal risks to this milestone are that problems found during testing require repairs and retesting, that the final review identifies items that must be corrected before shipment is authorized, that required export or customs approvals are delayed, or that shipment is held back until the launch vehicle is ready. Because shipment cannot occur until the satellite has been fully integrated, any delay in reaching Milestone 1 is likely to delay this milestone as well.

Milestone 3 — Satellite Launch

Milestone 3 contemplates the launch of NEASTAR-1 on or prior to June 30, 2029. At the launch site, the satellite is checked for any damage in transit, mounted on the launch vehicle and enclosed in the rocket’s nose cone, and declared ready for flight at a final readiness review. Launch occurs when the rocket lifts off.

Launch depends on the earlier steps being completed and on Impulse Space, SpaceX and the launch site being ready, and Astrum has limited control over the performance of its launch providers. The principal risks to this milestone are delays in the launch provider’s schedule or launch vehicle readiness, problems identified at the launch site or at the final readiness review, delays in required launch-related regulatory approvals, and the loss of the contracted launch slot if the satellite is not ready. Launch slots are limited, and a missed slot could take time to replace. Because of the catch-up feature described above, launch by June 30, 2029 would result in issuance of all 25,500,000 Performance Shares, even if an earlier milestone was missed.

Force Majeure

Events outside the parties’ control could also delay the milestones, including natural disasters, war or terrorism, accidents at the manufacturing or launch site, launch vehicle failures or delays, government actions such as sanctions or export restrictions, strikes, pandemic-related restrictions and the failure of key suppliers where no alternative is reasonably available. Under the Business Combination Agreement, if such an event occurs, the date for the launch milestone is extended day-for-day for the length of the event, but not beyond December 31, 2029, and only if the combined company has made commercially reasonable efforts to reduce its effects. The dates for the integration and shipment milestones are not extended.

There can be no assurance that any Milestone Event will be achieved by its Milestone Date, or at all. See “Risk Factors — Risks Related to the NEASTAR-1 Satellite and Related Infrastructures.”

Sponsor Transaction Bonus

Pursuant to the Business Combination Agreement, at the Closing, Astrum shall pay, or cause to be paid, to the Sponsor a transaction bonus equal to US$3,500,000 (the “Sponsor Transaction Bonus”) in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. The Sponsor Transaction Bonus shall be deducted from the Trust Account or paid from Astrum’s available funds concurrently at Closing.

Equity Incentive Plan

Black Spade III will adopt an equity incentive plan prior to the Closing, subject to the approval of the Black Spade III shareholders. The equity incentive plan will provide for the grant of awards to employees, service providers, the founder of Astrum and other eligible participants of the Merger Surviving Company and its subsidiaries with a total pool of awards of Listco Shares not exceeding 20% of the aggregate number of Listco Shares outstanding as of immediately after the Closing on a fully diluted, as converted and as-exercised basis. The equity incentive plan shall be effective upon and from the Closing.

Appraisal Rights under the Cayman Islands Companies Act

Appraisal rights are not available to the shareholders of Black Spade III under the Cayman Islands Companies Act in connection with the Business Combination. However, Public Shareholders are still entitled to exercise the rights of redemption in respect to their Public Shares as set out herein, and the Black Spade III Board has determined that the redemption proceeds payable to Public Shareholders who exercise such redemption rights represent the fair value of those shares.

Holders of BIII Public Warrants or Units do not have appraisal rights in respect to such securities in connection with the Business Combination.

Representations and Warranties

Under the Business Combination Agreement, Astrum and Astrum Singapore made customary representations and warranties to Black Spade III, relating to, among other things: corporate organization; the authorization, performance and enforceability against Astrum and Astrum Singapore of the Business Combination Agreement; required consents and filings; absence of conflicts; subsidiaries; capitalization of Astrum and its subsidiaries; financial statements; absence of undisclosed liabilities; absence of changes; litigation; compliance with laws; significant contracts; intellectual property; data privacy and security; employee benefits; labor matters; tax matters; insurance; real property; environmental matters; affiliate transactions; vendors; anti-corruption, anti-money laundering and sanctions matters; information supplied for inclusion in the Registration Statement; bankruptcy and insolvency; satellite matters; and broker’s fees. Certain representations and warranties of Astrum and Astrum Singapore are qualified in whole or in part by materiality thresholds, including a material adverse effect standard as discussed further in the subsection titled “— Material Adverse Effect” below, and Astrum’s disclosure schedule.

Under the Business Combination Agreement, Black Spade III made customary representations and warranties to Astrum and Astrum Singapore relating to, among other things: the authorization, performance and enforceability against Black Spade III of the Business Combination Agreement; required consents and filings; absence of conflicts; litigation; capitalization; undisclosed liabilities; reports filed with the SEC, financial statements and internal controls; listing and compliance with NYSE rules; information supplied for inclusion in the Registration Statement and Proxy Statement; trust account; absence of changes; compliance with laws; material contracts; employees and employee benefit plans; properties; related party transactions; tax matters; anti-corruption, anti-money laundering and sanctions matters; independent investigation; and broker’s fees. Certain representations and warranties of Black Spade III are qualified in whole or in part by materiality thresholds, including a material adverse effect standard as discussed further in the subsection titled “— Material Adverse Effect” below, Black Spade III’s disclosure schedule, and the information included in Black Spade III’s public filings filed with the SEC no later than 5:30 p.m. (New York Time) at least two Business Days before the date of the Business Combination Agreement (subject to certain exclusions).

Material Adverse Effect

Pursuant to the Business Combination Agreement, a material adverse effect with respect to Astrum (“Company Material Adverse Effect”) means any effect, development, event, occurrence, fact, condition, circumstance or change that, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition, assets or liabilities of Astrum and its subsidiaries taken as a whole, or (b) does or would reasonably be expected to prevent Astrum from timely consummating the Closing (including the Business Combination) on the terms set forth in the Business Combination Agreement or perform its agreements or covenants thereunder; provided, however, in the case of foregoing clause (a) only, no effect, development, event, occurrence, fact, condition, circumstance or change, to the extent resulting from any of the following, either individually or in the aggregate, will be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(i)     any change in Applicable Law or IFRS, or regulatory policies or interpretations thereof;

(ii)    any change in interest rates or economic, financial or market conditions generally;

(iii)   the announcement or the execution of the Business Combination Agreement, the pendency or consummation of the Business Combination or the performance thereof, including any termination of, reduction in or similar adverse impact on Astrum’s and its subsidiaries’ relationships with third parties (but in each case only to the extent attributable to such announcement, execution, pendency, consummation or performance); provided that the foregoing shall not prevent a determination that a breach of any representation and warranty set forth in the Business Combination Agreement which addresses the consequences of the execution and performance of the Business Combination Agreement or the consummation of the Business Combination has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect;

(iv)   any change generally affecting any of the industries or markets in which Astrum or any of its subsidiaries operates;

(v)    any acts of war, sabotage, civil unrest or terrorism, changes in global, national, regional, state or local political or social conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire or other natural disaster or act of God, any epidemic or pandemic and any other force majeure event (natural or man-made), or any worsening of any of the foregoing;

(vi)   the compliance with the express terms of the Business Combination Agreement, including any actions required to be taken, or required not to be taken, pursuant to the terms of the Business Combination Agreement or otherwise taken at the specific prior written request of Black Spade III or omitted to be taken to the extent wholly attributable to Black Spade III unreasonably withholding its consent pursuant to the Business Combination Agreement;

(vii)  in and of itself, the failure of Astrum and its subsidiaries, taken as a whole, to meet any projections, forecasts or budgets or estimates of revenues, earnings or other financial metrics for any period; provided that the foregoing shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts or budgets has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect; or

(viii) any matter set forth in Astrum’s disclosure schedule which matter is reasonably apparent on its face as constituting a Company Material Adverse Effect (disregarding this clause);

except in the case of the foregoing (i), (ii) and (iv), to the extent that any such effect, development, event, occurrence, fact, condition, circumstance or change has a disproportionate and adverse effect on the business, assets, results of operations or condition of Astrum and its subsidiaries, taken as a whole, relative to other similarly situated participants in the industry in which Astrum and its subsidiaries operate, but only to the extent of the incremental disproportionate effect on Astrum and its subsidiaries, taken as a whole, relative to such similarly situated participants.

Pursuant to the Business Combination Agreement, a material adverse effect with respect to Black Spade III (“BIII Material Adverse Effect”) means any effect, development, event, occurrence, fact, condition, circumstance or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the ability of Black Spade III to timely consummate the Closing (including the Business Combination) on the terms set forth under the Business Combination Agreement or to perform its agreements or covenants thereunder.

No Survival

None of the representations, warranties, covenants and agreements in the Business Combination Agreement or in any instrument, document or certificate delivered pursuant to the Business Combination Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations shall survive the Closing, except for (a) those covenants and agreements contained therein which by their terms expressly apply in whole or in part after the Closing and then only to such extent until such covenants and agreements have been fully performed, (b) any covenants and agreements in the Surviving Provisions (as defined therein) and (c) any claim arising out of fraud.

Comparison of Rights of Shareholders of Astrum, Black Spade III and the Combined Company

Each of Astrum and Black Spade III is a company incorporated under the laws of the Cayman Islands and the combined company after the Business Combination will remain as a company incorporated under the laws of the Cayman Islands. Accordingly, the rights of the shareholders of Astrum are governed by its memorandum and articles of association and the Cayman Islands Companies Act and the rights of the shareholders of Black Spade III are governed by the Black Spade III Articles and the Cayman Islands Companies Act. The rights of the shareholders of the combined company after the consummation of the Business Combination will be governed by the Post-Closing Company’s Charter and the Cayman Islands Companies Act.

The Post-Closing Company’s Charter will take effect on the Closing Date and at the Merger Effective Time.

Additional Agreements

Astrum Shareholders Support and Lock-Up Agreement

See “Agreements Entered into in Connection with the Business Combination Agreement — Astrum Shareholders Support and Lock-Up Agreement and Deed.”

Sponsor Support and Lock-Up Agreement

See “Agreements Entered into in Connection with the Business Combination Agreement — Sponsor Support and Lock-Up Agreement and Deed.”

Registration Rights Agreement

See “Agreements Entered into in Connection with the Business Combination Agreement — Amended and Restated Registration Rights Agreement.”

Proxy Statement & Registration Agreement

Pursuant to the Business Combination Agreement, as promptly as practicable following the date of the Business Combination Agreement, Black Spade III, Astrum and Astrum Singapore will prepare and Black Spade III will file with the SEC the Registration Statement on Form F-4 (of which this proxy statement/prospectus forms a part) in connection with the registration under the Securities Act of the issuance of the BIII Class A Ordinary Shares to each former holder of BIII Class B Ordinary Shares in connection with the Conversion, the issuance of the Merger Consideration Shares and Performance Shares to Astrum Holding, the issuance of Listco Shares issuable upon the exercise of BIII Warrants and the resale of all Listco Shares (including Listco Shares issuable upon exercise of BIII Warrants) and BIII Warrants held or to be held by the Non-Public Eligible BIII Shareholders. Black Spade III, Astrum and Astrum Singapore will use reasonable best efforts to have the Registration Statement declared effective as promptly as practicable after such filing, and to keep the Registration Statement effective (i)  as long as is necessary to consummate the Merger and the other Transactions, or (ii) until such date after Closing on which a registration statement on Form F-1 registering (A) the issuance of Listco Shares issuable upon the exercise of BIII Warrants and (B) the resale of all Listco Shares (including Listco Shares issuable upon exercise of BIII Warrants) and BIII Warrants held or to be held by the Non-Public Eligible BIII Shareholders has been declared effective under the Securities Act (the “Resale F-1 Effective Date”), whichever is later, and to use commercially reasonable efforts to keep the resale prospectus included in the Registration Statement current until the Resale F-1 Effective Date. Black Spade III will also prepare and file with the SEC this proxy statement/prospectus as part of the Registration Statement.

Black Spade III’s Shareholders’ Meeting

Pursuant to the Business Combination Agreement, Black Spade III will convene and hold an extraordinary general meeting of Black Spade III Shareholders (the “BIII Extraordinary General Meeting”) as promptly as practicable following the date the Registration Statement is declared effective, for the purpose of providing Black Spade III Shareholders with the opportunity to vote on the Transaction Proposals. Through the Black Spade III Board, Black Spade III will recommend to Black Spade III Shareholders (including in this proxy statement/prospectus) the adoption and approval of the Transaction Proposals, including (i) the Business Combination Agreement and the transactions contemplated thereby, (ii) the Merger and the Plan of Merger, (iii) the amendment to the authorized share capital of BIII from the Merger Effective Time to increase the number of authorized shares of the combined company, (iv) the amendment and restatement of the BIII governing documents by their replacement with the Listing Articles from the Merger Effective Time, (v) the change of name of Black Spade III to “Astrum Space Company” from the Merger Effective Time, (vi) the issuance of the Merger Consideration Shares and the Performance Shares, and (vii) the adoption and approval of the Incentive Plan.

Stock Exchange Listing

Until the Closing Date, Black Spade III has agreed to use reasonable best efforts to ensure Black Spade III remains listed as a public company on the NYSE. Black Spade III has also agreed to use reasonable best efforts to cause the Listco Shares (including the Merger Consideration Shares) to be approved for listing on the Qualified Stock Exchange, subject to official notice of issuance.

Covenants

Conduct of Business

Pursuant to the Business Combination Agreement, during the period from the date of the Business Combination Agreement until the Closing Date or earlier termination of the Business Combination Agreement (the “Interim Period”), Astrum and Astrum Singapore have agreed, and will cause their respective subsidiaries, except as set forth in the Company Disclosure Schedule, as necessary to consummate the transactions in accordance with the Business Combination Agreement, as consented to by Black Spade III in writing, or as required by applicable law, to use commercially reasonable efforts to operate their business only in the ordinary course of business, preserve their business, maintain the services of their officers and key employees, make payments of accounts payable and conduct collection of accounts receivable in the ordinary course of business, maintain the existing business relationships of Astrum and its subsidiaries, and not take certain specified actions without the prior written consent of Black Spade III, including certain actions that would affect Astrum’s capitalization, governing documents, material contracts, or result in material changes to its business.

During the Interim Period, the parties shall use commercially reasonable efforts to raise equity or equity-linked financing or debt financings as mutually agreed by Black Spade III and Astrum, to be consummated no later than the Closing.

Pursuant to the Business Combination Agreement, Astrum has covenanted to maintain in full force and effect a letter of support dated August 21, 2026, pursuant to which Mr. Zhou Qingzhi, the founder of Astrum, has committed to provide funding to the Astrum Group in an aggregate amount of up to US$168,000,000 to support the operating, investing and financing activities of the Astrum Group, including the development and launch of the NEASTAR-1 satellite.

Prior to the Closing, Astrum shall cause all outstanding related party indebtedness owed by Astrum or any of its subsidiaries to be novated to Astrum Holding or otherwise forgiven or cancelled, such that no related party indebtedness will be reflected as a liability of Astrum or its subsidiaries for any post-Closing period.

During the Interim Period, Black Spade III has also agreed, except as set forth in its disclosure schedule, as necessary to consummate the transactions in accordance with the Business Combination Agreement, as consented to by Astrum in writing, or as required by applicable law, to operate its business only in the ordinary course of business, preserve its business, and not take certain specified actions without the prior written consent of Astrum.

Conditions to Closing of the Transactions

The consummation of the Business Combination is conditioned upon the satisfaction or waiver by the applicable parties to the Business Combination Agreement of the conditions summarized below. There can be no assurance as to whether or when all of the conditions will be satisfied or waived.

Conditions to Each Party’s Obligations

The obligations of each of Black Spade III, Astrum and Astrum Singapore to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

•        the Merger Consideration Shares shall have been approved for listing on the Qualified Stock Exchange, subject only to official notice of issuance thereof;

•        all required governmental consents, authorizations and approvals set forth in the Company Disclosure Schedule shall have been received;

•        there shall not be in force any applicable law or governmental order enjoining, prohibiting, making illegal or preventing the consummation of the transactions contemplated by the Business Combination Agreement;

•        the BIII Shareholder Approval shall have been obtained and shall remain in full force and effect;

•        the Registration Statement shall have been declared effective in accordance with the Securities Act; and

•        no stop order shall have been issued by the SEC with respect to the Registration Statement and no action seeking such stop order shall have been threatened or initiated.

Other Conditions to the Obligations of Astrum

The obligations of Astrum and Astrum Singapore to consummate the Merger are further subject to the satisfaction or waiver of the following additional conditions:

•        the representations and warranties of Black Spade III contained in the Business Combination Agreement (other than certain fundamental representations) shall be true and correct as of the date of the Business Combination Agreement and as of the Closing (except with respect to representations and warranties which speak as to another specified time), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a BIII Material Adverse Effect;

•        certain fundamental representations and warranties of Black Spade III shall be true and correct (except for de minimis inaccuracies) as of the date of the Business Combination Agreement and as of the Closing;

•        Black Spade III shall have performed each of its covenants, obligations and agreements required to be performed as of or prior to the Closing in all material respects;

•        from the date of the Business Combination Agreement, there shall not have occurred a BIII Material Adverse Effect that is continuing; and

•        Astrum shall have received certain closing deliverables, including a certificate signed by an authorized director or officer of Black Spade III certifying satisfaction of such conditions.

Other Conditions to the Obligations of Black Spade III

The obligations of Black Spade III to consummate the Merger are further subject to the satisfaction or waiver of the following additional conditions:

•        the representations and warranties of Astrum and Astrum Singapore contained in the Business Combination Agreement (other than certain fundamental representations) shall be true and correct as of the date of the Business Combination Agreement and as of the Closing (except with respect to representations and warranties which speak as to another specified time), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•        certain fundamental representations and warranties of Astrum and Astrum Singapore (including with respect to capitalization and subsidiaries) shall be true and correct (except for de minimis inaccuracies) as of the date of the Business Combination Agreement and as of the Closing;

•        each of Astrum and Astrum Singapore shall have performed each of its covenants, obligations and agreements required to be performed as of or prior to the Closing in all material respects, except that the covenant regarding novation of related party loans shall have been performed in all respects;

•        from the date of the Business Combination Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing;

•        Black Spade III shall have received certain closing deliverables, including a certificate signed by an authorized officer of Astrum certifying satisfaction of such conditions; and

•        Astrum Holding, as the sole shareholder of Astrum, shall have passed a special resolution approving the execution, delivery and performance of the Business Combination Agreement, the Plan of Merger and the consummation of the transactions contemplated thereby, including the Merger, and such resolution shall remain in full force and effect.

Termination

The Business Combination Agreement may be terminated and the transactions contemplated thereby abandoned prior to the Closing: (i) by a written instrument executed by all the parties; (ii) by either Astrum or Black Spade III if the Closing has not occurred on or before the Termination Date; provided that a party may not terminate if its breach of the Business Combination Agreement resulted in the failure of the Closing to occur by such date; (iii) by either Astrum or Black Spade III if the consummation of the Merger is permanently enjoined, prohibited, deemed illegal or prevented by the terms of a final, non-appealable governmental order; (iv) by Black Spade III if there is any breach of any representation, warranty, covenant or agreement on the part of Astrum or Astrum Singapore such that the closing conditions would not be satisfied, subject to a 30-day cure period for curable breaches; (v) by Astrum if there is any breach of any representation, warranty, covenant or agreement on the part of Black Spade III such that the closing conditions would not be satisfied, subject to a 30-day cure period for curable breaches; or (vi) by either Astrum or Black Spade III if the BIII Shareholder Approval is not obtained upon a vote duly taken at the BIII Extraordinary General Meeting (including any permitted adjournment or postponement thereof). Upon termination of the Business Combination Agreement, the Business Combination Agreement will become void and of no further effect (other than certain customary provisions that will survive a termination) and there will be no liability on the part of any party to another party thereto (other than liability for any intentional and willful material breach of the Business Combination Agreement occurring prior to the termination of the Business Combination Agreement or any fraud claim by a party). If the Business Combination Agreement is terminated for any reason other than a breach solely attributable to BIII, Astrum is required to issue to the Sponsor, within ten (10) business days following such termination, 0.0035 ordinary shares of Astrum (subject to customary anti-dilution adjustments). The 0.0035 ordinary shares represents a value of approximately $3.5 million based on the equity value of Astrum pursuant to the Business Combination.

Expenses

Each party to the Business Combination Agreement will bear its own costs and expenses incurred in connection with the Business Combination Agreement, the Ancillary Agreements and the Transactions, including the fees and disbursements of its legal, accounting and other advisors.

Notwithstanding the foregoing, if the Transactions are consummated, the Merger Surviving Company shall pay or cause to be paid all costs and expenses (including reasonable and documented fees and expenses of counsel, auditors and financial and other advisors and fees and expenses relating to directors’ and officers’ indemnification and insurance under the Business Combination Agreement) incurred by Astrum and its subsidiaries and Black Spade III in connection with the Business Combination Agreement, the Ancillary Agreements and the Transactions.

In addition, if the Transactions are not consummated, Astrum shall bear all costs and expenses paid to the SEC in connection with the Registration Statement and Proxy Statement and related printer fees, all costs and expenses paid to the NYSE or Nasdaq in connection with the application for listing of the Merger Surviving Company, all costs and expenses relating to the satisfaction of stock exchange continued and/or initial listing requirements relating to an entity’s public float, shareholder distribution or related conditions, and all costs and expenses incurred in connection with the PIPE Financing, including any fees and expenses payable to placement agents in connection therewith.

Amendments

The Business Combination Agreement may be amended, supplemented or modified at any time, but only by a written instrument signed by Black Spade III, Astrum and Astrum Singapore. No amendment to any provision of the Business Combination Agreement will be effective unless it is in writing and signed by all parties thereto.

Governing Law

The Business Combination Agreement, and all claims or causes of action based upon, arising out of, or related to the Business Combination Agreement or the Transactions, is governed by and construed in accordance with the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

AGREEMENTS ENTERED INTO IN CONNECTION WITH THE BUSINESS COMBINATION

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The full text of the Ancillary Agreements, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Black Spade III Shareholders and other interested parties are urged to read such Ancillary Agreements in their entirety prior to voting on the proposals presented at the Meeting.

In this section, “Astrum” refers to Astrum Space Inc.

Astrum Shareholders Support and Lock-Up Agreement and Deed

Concurrently with the execution of the Business Combination Agreement, Black Spade III, Astrum and Astrum Space Holding Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Astrum Holding”), entered into a shareholders support and lock-up agreement and deed, pursuant to which Astrum Holding agreed to, among other things, (i) appear at any meeting of the shareholders of Astrum (in person or by proxy) or otherwise cause all of its subject shares to be counted as present for purposes of establishing a quorum, and (ii) vote or cause to be voted all of its subject shares in favor of granting the approvals necessary to consummate the Transactions, including the Merger, and against any competing acquisition transaction.

In addition, pursuant to the Astrum Shareholders Support Agreement, Astrum Holding agreed not to transfer any of its lock-up securities during the applicable period, which is (i) in respect of 4,000,000 Listco Shares held by Astrum Holding, the Closing Date (for the avoidance of doubt, such Listco Shares shall be free from lock-up restrictions upon Closing), (ii) in respect of 7,500,000 Listco Shares held by Astrum Holding, the date that is twelve (12) months after the Closing Date, and (iii) in respect of the remaining Listco Shares held by Astrum Holding, the date that is two (2) years after the Closing Date, in each case subject to customary exceptions, including transfers to officers, directors or affiliates or immediate family members thereof, transfers to shareholders, partners or members of Astrum Holding or their affiliates, transfers to affiliates of Astrum Holding, transfers to employees of Astrum Holding or its affiliates, transfers to a partnership, limited liability company or other entity wholly owned by the transferor, transfers by bona fide gift to immediate family members, transfers to family trusts for estate planning purposes, transfers by virtue of laws of descent and distribution upon death, transfers pursuant to court orders or settlement agreements in connection with dissolution of marriage or civil union, transfers by virtue of governing documents upon dissolution of an entity, pledges of lock-up securities to a financial institution pursuant to a bona fide loan transaction (with foreclosure rights), entry into Rule 10b5-1 trading plans (provided no sales occur during the lock-up period and no public announcement is made), and transfers in connection with certain corporate transactions approved by the board of directors of the Surviving Entity.

Sponsor Support and Lock-Up Agreement and Deed

Concurrently with the execution of the Business Combination Agreement, Astrum, Black Spade III, the Sponsor and the other Sponsor Related Parties entered into a sponsor support and lock-up agreement and deed, pursuant to which each Sponsor Related Party agreed to, among other things, (i) appear at any meeting of the shareholders of Black Spade III (in person or by proxy) or otherwise cause all of its subject shares to be counted as present for purposes of establishing a quorum, and (ii) vote or cause to be voted all of its subject shares (including by class vote and/or written consent, if applicable) in favor of granting the BIII Shareholder Approval and against any competing acquisition transaction.

In addition, pursuant to the Sponsor Support Agreement, the Sponsor agreed not to transfer any of its lock-up securities during the applicable period, which is (i) in respect of 3,370,000 Listco Shares held by the Sponsor immediately after the Closing, the Closing Date (for the avoidance of doubt, such Listco Shares shall be free from lock-up restrictions upon Closing), (ii) in respect of 1,750,000 Listco Shares held by the Sponsor immediately after the Closing, the date that is twelve (12) months after the Closing Date, and (iii) in respect of all BIII Private Warrants held by the Sponsor immediately after the Closing and all Listco Shares issuable upon exercise of such BIII Private Warrants, the date that is thirty (30) days after the Closing Date, in each case subject to customary exceptions, including transfers between Sponsor Related Parties or to affiliates, transfers to officers, directors or immediate family members of officers or directors, transfers to shareholders, partners or members of the Sponsor or their affiliates, transfers to employees of the Sponsor or its affiliates, transfers to a partnership, limited liability company or other entity wholly owned by the transferor, transfers by bona fide gift to immediate family members, transfers to family trusts for estate planning purposes, transfers by virtue of laws of descent and distribution upon death, transfers pursuant to court orders or settlement agreements in connection with dissolution of marriage or civil union, transfers by virtue of governing documents upon dissolution of an entity, pledges of lock-up securities to a financial institution pursuant to a bona fide loan transaction (with foreclosure rights), transfers of securities acquired in open market transactions after the Closing, the exercise of share options or warrants (with resulting shares remaining subject to lock-up restrictions), entry into Rule 10b5-1 trading plans (provided no sales occur during the lock-up period and no public announcement is made), and transfers in connection with certain corporate transactions approved by the board of directors of the Surviving Entity. For the avoidance of doubt, as the lock-up restrictions set out in the Sponsor Support Agreement will supersede the lock-up restrictions contained in the Letter Agreements, the 630,000 Listco Shares held by the other Sponsor Parties shall be free from lock-up restrictions upon Closing.

Pursuant to the Sponsor Support Agreement, from and after the Closing until the date falling two (2) years after the Closing Date, the Sponsor shall be entitled to designate one (1) representative to attend all meetings of the board of directors of the combined company in a non-voting observer capacity (the “Observer”), on such terms to be mutually agreed with the combined company. The combined company shall give the Observer copies of all materials that are provided to the board of directors, subject to customary confidentiality arrangements. In addition, pursuant to the Business Combination Agreement, from Closing and for two (2) years after Closing, the Sponsor will have the right to nominate one (1) director to the board of directors of the combined company for a term of not less than two (2) years on terms to be mutually agreed by the combined company and the Sponsor.

Registration Rights Agreement

At the Closing, Black Spade III, the Sponsor, Cohen, Chardan Capital Markets LLC, Astrum Holding and certain other existing holders and new holders will enter into an amended and restated registration rights agreement, which amends and restates the registration rights agreement entered into in connection with Black Spade III’s IPO. Pursuant to the Registration Rights Agreement, the combined company will agree to use its reasonable best efforts to file a registration statement for a shelf registration on Form F-1 covering the resale of the registrable securities held by the holders within 30 days following the Closing, and use reasonable best efforts to have such shelf declared effective as soon as practicable after the filing thereof. Pursuant to the Registration Rights Agreement, the holders may request to sell all or a portion of their registrable securities in an underwritten offering registered pursuant to the shelf; provided that the combined company will only be obligated to effect such underwritten takedown if the underwritten offering includes registrable securities proposed to be sold with a total offering price reasonably expected to exceed, in the aggregate, US$25,000,000. The combined company will also agree to provide customary “piggyback” registration rights. The Registration Rights Agreement provides that the combined company will pay certain expenses relating to such registrations and indemnify the holders against certain liabilities.

PROPOSAL ONE — THE BUSINESS COMBINATION PROPOSAL

The following is a discussion of the proposed Business Combination and the Business Combination Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A (Business Combination Agreement). Black Spade III Shareholders are urged to read this entire proxy statement/prospectus carefully, including the Business Combination Agreement, for a more complete understanding of the Business Combination. In this section, “Astrum” refers to Astrum Space Inc.

Under the Business Combination Agreement, the Closing is conditioned on approval of the Business Combination Proposal. Additionally, each of the Business Combination Proposal, the Merger Proposal and the NYSE Proposal is cross-conditioned on the approval of each other. If any one of these proposals is not approved by the Black Spade III Shareholders, the Business Combination shall not be consummated.

General

Transaction Structure

The Business Combination Agreement provides for the merger of Astrum with and into Black Spade III, with Black Spade III surviving the merger.

In connection with the Business Combination, Black Spade III will change its name to Astrum Space Company, amend its authorized share capital to increase the number of authorized shares, and amend and restate its currently effective memorandum and articles of association and adopt the Post-Closing Company’s Charter, the form of which is attached hereto as Annex C.

Pro Forma Capitalization

The pro forma equity valuation of Astrum Space Company upon consummation of the Transactions is estimated to be approximately $1,230 million based on Black Spade III’s offering price of $10.00 per share (assuming no redemptions).

We estimate that, upon completion of the Business Combination:

•        under the “no redemptions” scenario, Black Spade III Public Shareholders would own an ownership interest of approximately 14.0% of the combined company’s Class A Ordinary Shares, BIII Founder Shareholders, which consists of the Sponsor, Black Spade III’s directors and officers and certain of the Sponsor’s affiliates and employees, would own approximately 4.7% of the combined company’s Class A Ordinary Shares and Astrum Holding will retain an aggregate of approximately 81.3% of the combined company’s Class A Ordinary Shares.

•        under the 25% redemptions scenario, Black Spade III Public Shareholders would own an ownership interest of approximately 10.9% of the combined company’s Class A Ordinary Shares, BIII Founder Shareholders, which consists of the Sponsor, Black Spade III’s directors and officers and certain of the Sponsor’s affiliates and employees, would own approximately 4.8% of the combined company’s Class A Ordinary Shares and Astrum Holding will retain an aggregate of approximately 84.3% of the combined company’s Class A Ordinary Shares.

•        under the 50% redemptions scenario, Black Spade III Public Shareholders would own an ownership interest of approximately 7.5% of the combined company’s Class A Ordinary Shares, BIII Founder Shareholders, which consists of the Sponsor, Black Spade III’s directors and officers and certain of the Sponsor’s affiliates and employees, would own approximately 5.0% of the combined company’s Class A Ordinary Shares and Astrum Holding will retain an aggregate of approximately 87.5% of the combined company’s Class A Ordinary Shares.

•        under the 75% redemptions scenario, Black Spade III Public Shareholders would own an ownership interest of approximately 3.9% of the combined company’s Class A Ordinary Shares, BIII Founder Shareholders, which consists of the Sponsor, Black Spade III’s directors and officers and certain of the

Sponsor’s affiliates and employees, would own approximately 5.2% of the combined company’s Class A Ordinary Shares and Astrum Holding will retain an aggregate of approximately 90.9% of the combined company’s Class A Ordinary Shares.

•        under the maximum redemptions scenario, Black Spade III Public Shareholders would own an ownership interest of approximately 0% of the combined company’s Class A Ordinary Shares, BIII Founder Shareholders, which consists of the Sponsor, Black Spade III’s directors and officers and certain of the Sponsor’s affiliates and employees, would own approximately 5.4% of the combined company’s Class A Ordinary Shares and Astrum Holding will retain an aggregate of approximately 94.6% of the combined company’s Class A Ordinary Shares.

Merger Consideration

Pursuant to the Business Combination Agreement, among others, immediately prior to the Merger Effective Time:

•        each BIII Unit that is issued and outstanding immediately prior to the Merger Effective Time will be automatically detached and the holder thereof will be deemed to hold one BIII Class A Ordinary Share and one-third of a BIII Public Warrant in accordance with the terms of the BIII Unit (the “Unit Separation”); and

•        each holder of a BIII Class B Ordinary Share that is issued and outstanding immediately prior to the Merger Effective Time will elect to convert each such share into one BIII Class A Ordinary Share pursuant to the BIII Articles, and each BIII Class B Ordinary Share will no longer be outstanding and will be cancelled, and each former holder of BIII Class B Ordinary Shares shall thereafter cease to have any rights with respect to such BIII Class B Ordinary Shares (the “Conversion”);

Pursuant to the Business Combination Agreement, at the Merger Effective Time and as a result of the Merger:

•        each BIII Class A Ordinary Share (including the BIII Class A Ordinary Shares issued as a result of the Conversion) that is issued and outstanding immediately prior to the Merger Effective Time (other than BIII Excluded Shares and BIII Redeeming Shares) will remain issued and outstanding, and each holder thereof will continue to hold such shares as Class A Ordinary Shares of the Merger Surviving Company (“Listco Shares”);

•        the ordinary share of Astrum that is issued and outstanding immediately prior to the Merger Effective Time and held by Astrum Holding will be cancelled in exchange for the right of Astrum Holding to receive a total of 100,000,000 validly issued, fully paid and non-assessable Listco Shares (the “Merger Consideration Shares”);

•        each BIII Redeeming Share that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and cease to exist and will thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount in accordance with the BIII Articles;

•        each BIII Class A Ordinary Share that is held as treasury shares by Black Spade III, including shares redeemed by Black Spade III in connection with the exercise of BIII Shareholder Redemption Rights (if any) (collectively, the “BIII Excluded Shares”), will be cancelled and cease to exist, and no consideration will be paid or payable with respect thereto; and

•        each whole BIII Warrant (including each BIII Public Warrant and each BIII Private Warrant) that is issued and outstanding and unexercised immediately prior to the Merger Effective Time will remain outstanding and will continue to represent the right to purchase one Listco Share on the same terms and conditions as in effect immediately prior to the Merger Effective Time.

Background of the Business Combination

Black Spade III is a blank check company incorporated in the Cayman Islands on August 21, 2025, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets. The proposed Business Combination was the result of an extensive search for potential transactions utilizing Black Spade III’s global network and the investing, operating and transaction experience of Black Spade III’s management team and advisors and the Black Spade III Board. The terms of the Business Combination Agreement were the result of extensive arm’s length negotiations among Black Spade III, Astrum and their respective representatives. The following chronology does not purport to catalog every conversation among the parties to the Business Combination Agreement or their representatives.

On January 7, 2026, Black Spade III closed its initial public offering of 17,250,000 Units, including 2,250,000 Units issued pursuant to the full exercise by the underwriters of their over-allotment option. Each Unit consists of one BIII Class A Ordinary Share and one-third of one BIII Public Warrant, with each whole BIII Warrant exercisable for one BIII Class A Ordinary Share at a price of $11.50 per share. The Units from the Black Spade III’s IPO (including the over-allotment option) were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $172,500,000.

Simultaneously with the closing of Black Spade III’s IPO, Black Spade III consummated the sale of an aggregate of 8,150,000 Private Placement Warrants at a price of $0.50 per Private Placement Warrant, in a private placement to the Sponsor and to the underwriters of the IPO, generating gross proceeds of $4,075,000. Of those 8,150,000 Private Placement Warrants, the Sponsor purchased 7,000,000 Private Placement Warrants and the underwriters purchased 1,150,000 Private Placement Warrants.

Black Spade III’s IPO was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-290602) that became effective on January 5, 2026.

Prior to the consummation of Black Spade III’s IPO, neither Black Spade III, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any potential target with respect to an initial business combination with Black Spade III.

Promptly following its consummation of Black Spade III’s IPO, Black Spade III commenced an active search and consideration of potential target businesses in a wide range of industries, including those in the cross section of entertainment-related enabling technology and digital financial infrastructure. Black Spade III sought out potential target businesses based on internal research and through the networks of relationships of its management, board of directors and with professional service providers (lawyers, accountants, consultants, finders and investment bankers). Black Spade III educated these parties on its structure as a special purpose acquisition and its criteria for an acquisition. Black Spade III also responded to inquiries from investment bankers or other similar professionals who represented companies engaged in a sale or financing process. On a regular basis, Black Spade III’s directors were updated with respect to the status of the business combination search. Input received from Black Spade III’s directors was material to management’s evaluation of a potential business combination.

From the closing of Black Spade III’s IPO through the signing of the Business Combination Agreement with Astrum on August 27, 2026, representatives of Black Spade III contacted and were contacted by a number of individuals and entities with respect to business combination opportunities and engaged in discussions with several possible target businesses in various sectors. Black Spade III discussed with those parties its general, nonexclusive criteria and guidelines that it believed were important in evaluating potential targets for the initial business combination, including:

•        compatibility with Black Spade III’s target sectors;

•        large total addressable market and strong growth potential;

•        positioning or uniqueness of target business;

•        market leadership with sustainable competitive advantage;

•        operational and financial position to be successful as a public company;

•        the regulatory environment of the industry;

•        potential synergies brought by the business combination and Black Spade III’s expertise in capital markets; and

•        a strong and experienced management and operational team that Black Spade III could potentially work alongside and augment as the business scales.

During the search process, Black Spade III reviewed approximately 17 potential targets in various industries, including entertainment-related enabling technology, digital assets, fintech, AI, space, renewable energy and natural resources, and entered into non-disclosure agreements and engaged in preliminary discussions with respect to potential business combination opportunities with approximately eight potential targets, including Astrum. Black Spade III submitted non-binding letters of intent to three potential targets, but did not execute any letters of intent or memorandum of understanding with other companies (other than Astrum), nor did Black Spade III agree to any exclusivity terms with any of the potential targets.

Upon conducting a number of calls, meetings and business diligence sessions with these potential acquisition targets, and having taken into consideration their respective business prospects, strategy, management teams, structure, growth potential, likelihood of execution and valuation considerations, Black Spade III ultimately determined to pursue a business combination with Astrum over the other potential targets that it evaluated for reasons such as the following: (i) the business sector or the business model of the potential target was less attractive in the current market, (ii) the potential target did not meet the valuation or business quality expectations of Black Spade III or (iii) Black Spade III could not come to an agreement with the potential target on the key economic terms for a potential transaction.

In late January 2026, Mr. Dennis Tam, chairman and co-CEO of Black Spade III, was contacted by one of his business partners from an investment firm which acted as a business development consultant to Astrum, in connection with introducing Astrum and its business to Black Spade III.

On February 2, 2026, Mr. Tam met with a representative of the business development consultant in Hong Kong, who provided an overview of Astrum’s core business assets, including the existing satellite and the 25 MHz L-band spectrum, as well as the uniqueness and competitive strengths of Astrum’s business.

On February 6, 2026, Mr. Tam, together with Mr. Kester Ng, Co-CEO and CFO of Black Spade III, and Mr. Richard Taylor, Co-CEO and COO of Black Spade III, met with the representative again in Macau. The meeting included a more detailed discussion regarding the history and outlook of Astrum’s business, technology, strategy, growth opportunities, and the possibility of a potential business combination between Black Spade III and Astrum.

On February 11, 2026, Mr. Tam, Mr. Ng and Mr. Taylor held an introductory meeting with Mr. Zhou, founder of Astrum and Mr. Jonathan Wang, CFO of Astrum, who shared additional details about the background and development plans of Astrum, and confirmed Astrum’s interest in pursuing a potential business combination with Black Spade III. The parties then discussed that the appropriate next step would be for Black Spade III to prepare preliminary commercial terms and an indicative project timeline and to share with Astrum.

Between February 11, 2026, and February 20, 2026, Black Spade III engaged in internal discussions and conducted preliminary due diligence on the company and industry in which it operates based on the information provided by Astrum management as well as research reports and other publicly available information. Black Spade III management reviewed details of the preliminary due diligence findings and exchanged opinions on the key commercial terms to be proposed to Astrum.

Black Spade III sent a one-page timeline and summary of key terms to Astrum on February 20, 2026, and shared a preliminary term sheet with Astrum on February 24, 2026.

On February 25, 2026, Mr. Tam, Mr. Ng and Mr. Taylor met with Mr. Wang in Hong Kong. During the meeting, the parties discussed the business prospects of Astrum in the context of the prevailing capital market outlook, and agreed that it was in the parties’ mutual interest to pursue the proposed transaction efficiently. On the same day, Black Spade III entered into a confidentiality agreement with Astrum Singapore, a key subsidiary of Astrum, to facilitate further discussions and the exchange of information. On February 26, 2026, Astrum shared additional information about the Astrum Group, including a previous press release on its partnership with Qualcomm.

On March 2, 2026, Mr. Tam, Mr. Ng and Mr. Taylor met with Mr. Zhou in Hong Kong. The principals exchanged ideas and initial feedback about the preliminary term sheet and the proposed project timeline. They also discussed the fundraising plans for Astrum to finance the deployment of an expanded multiple-satellite Equatorial LEO system, allowing it to leverage an integrated GEO-LEO broadcast technology and to develop and commercialize a dedicated B2B platform for the Asia-Pacific market.

On March 3, 2026, Black Spade III shared research materials on recent de-SPAC transactions as well as a revised project timeline with Astrum.

On March 4, 2026, Black Spade III sent Astrum an initial draft of the letter of intent (the “LoI”), setting out the proposed key terms of the business combination, incorporating the preliminary term sheet and principals’ discussions over the March 2 meeting.

Between March 4, 2026, and March 13, 2026, the parties reviewed and discussed the draft LoI over several meetings, calls and email correspondence. During this period, each of the Black Spade III management team and the Astrum management team separately held several meetings and calls, both internally and with their respective counsels, to discuss various aspects of the potential business combination, including but not limited to the terms of the LoI, the transaction structure and timeline.

On March 13, 2026, Black Spade III and Astrum finalized and entered into the LoI. The LoI contained a non-binding term sheet that set forth the key terms of the proposed business combination that reflected the parties’ negotiation, including, among other things, (i) an indicative pre-money enterprise valuation of Astrum of approximately $500 million to $1 billion, (ii) lock-up agreements, (iii) equity incentive plan considerations, (iv) earn-out arrangements tied to specified VWAP thresholds and satellite launch, (v) a payment to the Sponsor contingent upon closing and (vi) certain customary closing conditions.

On March 16, 2026, Mr. Zhou was invited to Macau and met with Mr. Tam, Mr. Ng and Mr. Taylor. The principals celebrated the entering into of the LoI, and agreed to hold an all-party kick-off meeting in Singapore, where Astrum’s head office is based.

Between March 19, 2026, and May 14, 2026, Black Spade III continued its due diligence process and gathered more information about Astrum and about recent transactions in the space and satellite industry. Black Spade III held weekly meetings with Astrum to discuss and monitor the progress of Astrum’s preparation of its financial year 2025 management accounts, the selection and engagement of auditors and Astrum’s corporate reorganization in preparation for the proposed business combination.

On May 19, 2026, a kick-off meeting was held at the offices of Latham & Watkins in Singapore. Participants in the meeting included Mr. Tam, Mr. Ng and Mr. Taylor as representatives of Black Spade III, Mr. Zhou, Mr. Wang, Mr. CP Lim, Mr. Michael Do, Mr. Willy Chow and Dr. Liang Sun as representatives of Astrum, Latham & Watkins, Loeb & Loeb, the financial due diligence advisor to Black Spade III and Deloitte, as auditor to Astrum. Astrum made presentations on all major aspects of Astrum’s assets and businesses, and answered questions from Black Spade III and Latham & Watkins. The parties agreed to move forward quickly and instructed counsel to start the preparation of the definitive transaction documents. Astrum agreed to continue facilitating the efforts made by Black Spade III to carry out detailed due diligence on Astrum. Following the meeting, all-party calls were scheduled to take place every Tuesday and Thursday.

Beginning on May 19, 2026, Black Spade III, with the assistance of Latham & Watkins, as well as Black Spade III’s legal counsels as to German, Australian and Papua New Guinea law, commenced legal due diligence on Astrum. Black Spade III also engaged a financial due diligence advisor to conduct financial due diligence on Astrum. The legal, financial and business due diligence efforts of Black Spade III and its advisors included multiple meetings and calls with members of Astrum management, review of Astrum’s historical financial information, evaluation of Astrum’s business pipeline and executed MOUs, assessment of the condition of Astrum’s in-orbit satellite and the progress of the NEASTAR-1 satellite under construction, and detailed analysis of Astrum’s regulatory and ITU filings related to satellite orbital positioning and satellite-to-device services. In parallel with Black Spade III’s due diligence of Astrum, Latham & Watkins and Loeb & Loeb also began to draft the Business Combination Agreement and the Ancillary Agreements.

While the parties continued to conduct due diligence, Black Spade III’s management also leveraged their network of relationships with management teams of companies relevant to Astrum’s business and introduced Astrum to potential business partners.

On May 29, 2026, Mr. Taylor arranged a virtual meeting through Zoom for Mr. Do and Mr. Wang of Astrum to meet with the owners of Quest Broadcasting, one of the largest Philippine radio franchise owners and operators, to discuss potential business cooperation opportunities in the Philippines.

On June 1, 2026, Mr. Ng met with Mr. Wang in Hong Kong to discuss the potential transaction as well as the latest update on Astrum’s ongoing negotiations with various potential commercial partners in Southeast Asia.

On June 3, 2026, Mr. Taylor contacted Mr. Eddy Sariaatmadja, the owner of SCTV, one of the largest TV and media groups in Indonesia, who put Mr. Taylor in touch with Mr. Sutanto Hartono, CEO of Surya Citra Media, and Mr. Rachmat Akbari, Chief of Broadcast Technology Officer of Emtek Media Division. A virtual meeting was arranged with the Astrum management on June 18, 2026 to discuss potential business opportunities in Indonesia.

On June 9, 2026, having heard that Astrum and VinSpace JSC entered into a memorandum of understanding with regard to the cooperation and collaboration in delivering rich media content to customer devices in Vietnam, Mr. Tam connected Astrum with Ms. Le Thi Thu Thuy, vice chairwoman of Vingroup to help strengthen Astrum’s relationship with Vingroup.

On July 7, 2026, the founder and senior management of Astrum, represented by Mr. Zhou and Mr. Wang, held a meeting with senior management of Black Spade III, represented by Mr. Tam, in Macau, which was also attended by Mr. Lawrence Ho, the founder of Black Spade III. The purpose of the meeting was to discuss the proposed transaction and potential long-term strategic collaborations between the two companies. This meeting was an important step towards the execution and completion of the transaction.

On July 9, 2026, Black Spade III held a board meeting, where the management of Black Spade III presented to the board an update on the target searching process, including an overview of each of the potential business combination opportunities available to Black Spade III and the strengths and weaknesses of each opportunity. The management also presented to the board the non-binding letter of intent with Astrum and key terms of the Proposed Transaction, and provided an update on the due diligence work streams and estimated transaction timeline. The directors indicated their support for the Proposed Transaction and would await further updates from the management.

Between June 30, 2026 and August 12, 2026, Black Spade III, Astrum, Latham & Watkins and Loeb & Loeb exchanged drafts of the Business Combination Agreement and the Ancillary Documents and engaged in discussions regarding such documents and the Proposed Transaction.

On August 12, 2026, the founder and senior management teams of Black Spade III and Astrum, consisting of Mr. Tam, Mr. Ng and Mr. Taylor from Black Spade III, and Mr. Zhou, Mr. Do and Mr. Wang from Astrum, met in Black Spade III’s office. The parties discussed the key outstanding commercial terms in the draft of the Business Combination Agreement and the Ancillary Documents, including among other things (i) the valuation of Astrum, (ii) the earn-out milestones and the number of shares issuable by the combined company upon achievement of each milestone, (iii) the scope and duration of the lock-up restrictions, (iv) the allocation of expenses relating to the combined company’s fulfilment of listing requirements, SEC filing fees and related expenses, NYSE application and listing fees and other related fees and expenses, (v) the payment to the Sponsor upon closing of Business Combination, and (vi) the effect of termination of the Business Combination Agreement. At the end of the meeting, the principals agreed on most of the outstanding items, except for the earn-out mechanism to be further discussed. Black Spade III also followed up with Astrum management and sought clarification on certain supplemental questions raised during the due diligence process conducted by Black Spade III and its advisors, including, for example, the regional coverage and the latest status of Astrum’s ITU filings.

On August 13, 2026, during the all-party weekly call, Astrum and Black Spade III had in-depth discussions on the proposed performance shares mechanism and milestones, with input from their respective legal counsels as well as Astrum’s accountants and auditors.

On August 14, 2026, Astrum and Black Spade III held a Zoom meeting with Cohen, in its capacity as the potential financial advisor to Black Spade III and potential placement agent to Astrum in connection with the Transaction. During the meeting, Astrum management, represented by Mr. Do and Mr. Wang, provided Cohen with an overview of the company, its core assets and business strategies. The parties then engaged in live discussions on the differentiating factors of Astrum’s L-band spectrum, Astrum’s business plans and proposed use of fundraising proceeds and valuation metrics in light of recent comparable transactions.

After the meeting with Cohen, Astrum conducted a virtual management presentation for the Black Spade III Board, which was led by Mr. Do and Mr. Wang and attended by all Black Spade III directors. During the Q&A session, Black Spade III directors asked questions about the cost and funding plan for the NEASTAR-1 satellite, recent market transactions involving the sale and purchase of spectrum, and Astrum’s business roadmap. The presentation and the discussions helped Black Spade III directors develop a deeper understanding of Astrum’s business and its unique market position.

Between August 14, 2026 and August 21, 2026, Latham & Watkins and Loeb & Loeb continued to finalize the outstanding issues and exchanged drafts of the transaction documents, reflecting updates that had been discussed with Black Spade III and Astrum, respectively. The parties resolved all open commercial items, and the Business Combination Agreement and the Ancillary Agreements were in substantially agreed form.

On August 21, 2026, Black Spade III held a board meeting, where Black Spade III’s management team presented to the Black Spade III Board the terms and conditions of the Business Combination Agreement and the Ancillary Documents, a valuation analysis prepared by Astrum and the reasons for approving the Business Combination. Representatives of Black Spade III’s legal advisor, financial due diligence advisor and proposed financial advisor also attended the meeting and presented to the Black Spade III Board their respective findings of legal due diligence, financial due diligence and financial analysis. During the board meeting, the Black Spade III Board was provided with the substantially finalized forms of the Business Combination Agreement, the Ancillary Agreements and other transaction documents, reviewed the Black Spade III Board’s fiduciary duties under Cayman Islands law in the context of consideration of the proposed transaction with Astrum, and unanimously adopted resolutions, among others, (i) determining that it is in the best interests of Black Spade III and its shareholders for Black Spade III to enter into the Business Combination Agreement, the Ancillary Agreements and other transaction documents and the consummation of the Merger and the other Transactions, (ii) adopting the Business Combination Agreement and approving Black Spade III’s execution, delivery and performance of the same and the consummation of the transactions contemplated by the Business Combination Agreement including entry into the Ancillary Documents and other transaction documents, and (iii) approving the filing of the proxy statement with the SEC, subject, in each case, to changes to the Business Combination Agreement and documentation acceptable to the authorized representatives.

On August 26, 2026, Cohen was formally engaged by Black Spade III to serve as its financial advisor in connection with the Business Combination. In connection therewith, Cohen is providing customary financial advisory services to Black Spade III, including advice on the strategic aspects and terms of the Business Combination and the financial analysis conducted with respect thereto, assistance in the review of the offering materials and assistance in implementing and closing the Business Combination.

On August 27, 2026, Black Spade III, Astrum and other relevant parties executed and delivered the Business Combination Agreement, the Ancillary Agreements and other transaction documents. Afterwards, Black Spade III and Astrum issued a joint press release announcing the Business Combination. Later that day, Black Spade III filed a current report on Form 8-K that included the joint press release and copies of the transaction documents as exhibits.

Also on August 27, 2026, Mr. Tam, Mr. Ng, Mr. Taylor and Mr. Robert Moore, director of Black Spade III, joined Mr. Do and Mr. Wang of Astrum in a signing ceremony hosted by Impulse Space, Inc. (“Impulse Space”) at its headquarters in California, celebrating the execution of delivery services agreement between Astrum Singapore and Impulse Space supporting the planned deployment of the NEASTAR-1 satellite. Certain representatives of Black Spade III and Astrum also attended site tours arranged by Impulse Space and SpaceX, its launch vehicle partner, respectively, at their local facilities in California.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take all requisite corporate actions to advance towards the closing of the Business Combination.

The Black Spade III Board’s Reasons for Approval of the Proposed Transaction

In evaluating the Business Combination and making the above determinations and its recommendation, the Black Spade III Board consulted with its advisors and its management and considered a number of factors, including, but not limited to, the factors discussed below. In light of the wide number and complexity of the factors considered in connection with its evaluation of the Business Combination, the Black Spade III Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Black Spade III Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Black Spade III Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

The Black Spade III Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, and the Ancillary Agreements, and the transactions contemplated thereby. Before reaching its decision to approve the Business Combination, the Black Spade III Board reviewed the results of due diligence conducted by Black Spade III’s management and by Black Spade III’s legal and financial advisors, which included, among other things:

•        meetings and calls with Astrum’s founder, management team, employees, consultants and advisors regarding, among others, Astrum’s assets, operations, business plans and strategy;

•        review of the satellite communications industry, including historical growth trends, market share information and recent comparable transactions involving spectrum assets;

•        review of the history of the company and the quality of Astrum’s key assets, including health reports regarding Astrum’s in-orbit GEO satellite, progress in the manufacturing and launch window of the NEASTAR-1 satellite, and status of ITU filings for Astrum’s L-band spectrum rights at the 105°E orbital slot;

•        review of the cost and practicality of extending the life of Astrum’s in-orbit GEO satellite;

•        review of memoranda of understanding executed by Astrum with mobile, broadband and communications services providers across the Asia-Pacific region;

•        review of Astrum’s unaudited historical financial statements and operating information;

•        financial analysis of Astrum and the Business Combination with the assistance of Cohen, Black Spade III’s financial advisor, utilizing information provided by Astrum, publicly available information and the valuation report issued by Roma Appraisals Limited regarding Astrum’s L-Band spectrum; and

•        assessment of Astrum’s readiness to list as a public company.

The Black Spade III Board’s ultimate decision to pursue a business combination with Astrum over continuing to search for a business combination target was generally the result of, but not limited to, a combination of the following reasons:

•        the determination of Black Spade III’s management that: (i) the market opportunity was substantial, (ii) the scarcity of spectrum assets and resulting barriers to entry, and (iii) Astrum was an attractive investment opportunity because of its uniqueness and its business plans and growth opportunity;

•        the determination that Astrum generally fit into Black Spade III’s target sectors, met Black Spade III’s expectations for business quality and valuation and was suitable as a public company given other comparable companies in the market; and

•        the determination that, given the potential synergies that could be achieved between the parties, the combination of Black Spade III and Astrum has the potential to increase substantially the likelihood of Astrum achieving its growth potential and thereby create shareholder value.

Specifically, the Black Spade III Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to approve the entry into the Business Combination Agreement and the transactions contemplated therein, including, but not limited to, the following material factors:

•        Growing Global Attention and Support for the Satellite Communications Industry.    The Black Spade III Board believes that the satellite communications industry is receiving sharply rising global attention and support, driven especially by satellite-to-device technology, which is shifting satellite communications from niche/enterprise use toward potential mainstream consumer and operator offerings, with strong industry and government support worldwide.

•        Scarcity of Spectrum Assets and Resulting Barriers to Entry.    The Black Spade III Board considered the legal scarcity of spectrum assets, and noted that Astrum holds a strong and unique market position as the owner of a contiguous 25MHz L-band BSS spectrum with the highest priority in Region 3 (Asia and Oceania) as defined by the ITU.

•        Ability to Secure Launch Slot on a SpaceX Falcon 9 Launch Vehicle.    The Black Spade III Board considered the fact that Astrum has contracted with Impulse Space for delivery services supporting the planned deployment of the NEASTAR-1 satellite, and has secured a launch slot with a SpaceX Falcon 9 launch vehicle supported by Impulse Space’s launch booster technology.

•        Path to Commercialization.    Astrum has entered into memoranda of understanding with six telecommunications companies and satellite operators across three Southeast Asian countries. These MOUs typically span 2–3 years, with product and service cooperation, regulatory filing, and market validation as the key areas of collaboration, which provides Astrum with a key means of accelerating commercialization of its service. Astrum has also received written confirmation from the Papua New Guinea National Information & Communications Technology Authority that it is, subject to Astrum’s formal application, prepared to grant the appropriate operator and radiocommunication licenses for Astrum to provide L-band broadcast satellite service (BSS) into Papua New Guinea.

•        Experienced and Committed Management Team.    The Black Spade III Board considered the fact that Astrum will be led by its senior management team, who have years of experience and backgrounds in the satellite communications sector. The senior management team intends to remain with Astrum in the capacity of officers and/or directors, which will provide helpful continuity in advancing Astrum’s strategic goals.

•        Letter of Support from Astrum’s Founder.    The Black Spade III Board considered the fact that Mr. Zhou Qingzhi, the founder of Astrum, entered into a Letter of Support with Astrum and has committed to provide funding to Astrum and its subsidiaries in an aggregate amount of up to US$168,000,000 to support Astrum’s operating, investing, and financing activities, including capital expenditures necessary for the development, manufacture, testing, and launch of the NEASTAR-1 satellite. The Black Spade III Board believed that such commitment from the founder not only alleviates potential uncertainties about Astrum’s financial capability to fulfil its contractual obligations regarding the manufacture and launch of the NEASTAR-1 satellite as planned, but also demonstrates the founder’s ongoing financial and strategic backing to Astrum and its business.

•        Continued Ownership by Astrum’s Shareholder.    Astrum Holding is converting its entire ownership interests in Astrum into the combined company in the proposed Business Combination. Approximately 96% of the shares of the combined company held by Astrum Holding will be subject to lock-up restrictions after Closing, which the Black Spade III Board believed reflects the shareholder’s belief in and commitment to the continued growth prospects of Astrum going forward.

•        Novation or Cancellation of Related Party Loans.    Pursuant to the Business Combination Agreement, Astrum has covenanted to cause all outstanding related party indebtedness owed by Astrum or any of its subsidiaries to be novated to Astrum Holding or otherwise forgiven or cancelled, such that no related party indebtedness will be reflected as a liability of Astrum or its subsidiaries for any post-Closing period. The Black Spade III Board believed that such novation or cancellation, once completed, would not only eliminate Astrum’s liabilities and improve its overall financial position, but also signal the commitment of the founder of Astrum and the controlling shareholder of Astrum Holding, to remain invested in the combined company for the long term.

•        Terms and Conditions of the Business Combination Agreement.    The terms and conditions of the Business Combination Agreement and the Business Combination were, in the opinion of the Black Spade III Board, the product of arm’s-length negotiations between the parties.

The Black Spade III Board also considered a variety of uncertainties, risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Business Risks.    The Black Spade III Board considered that there were risks associated with the successful implementation of Astrum’s business plans and uncertainties regarding whether Astrum would be able to realize the anticipated benefits of the Business Combination on the expected timeline or at all, including due to factors outside the parties’ control. The Black Spade III Board considered the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that Black Spade III Shareholders may not fully realize these benefits to the extent that they expected to retain the BIII Public Shares following the completion of the Business Combination.

•        Industry Risks.    Astrum may encounter unforeseen expenses, difficulties, complications, delays and other unknown events relating to the manufacturing, testing and launch of the NEASTAR-1 satellite. These risks may include potential issues arising from third party manufacturers or launch providers whose systems or capabilities may prove incompatible or otherwise impact the GEO launch plan. Such factors could lead to delays in executing Astrum’s business plan and additional costs.

•        Limited Operating History.    Astrum’s limited operating history makes evaluating its business and prospects difficult.

•        Macroeconomic Risks.    Macroeconomic uncertainty and the effects it could have on the revenues of Astrum after the Business Combination.

•        Regulatory Risks.    The risk of changes in Astrum’s regulatory environment, including changes to ITU regulations and national laws and regulations.

•        Redemption Risk.    The potential that a significant number of Black Spade III Shareholders elect to redeem their shares prior to the consummation of the Merger, thereby depleting the amount of cash available in the Trust Account.

•        Shareholder Vote.    Black Spade III Shareholders may fail to provide the respective votes necessary to effect the Merger.

•        Closing Conditions.    The completion of the Merger is conditioned on the satisfaction of certain closing conditions that are not within Black Spade III’s control.

•        Litigation.    The possibility of litigation challenging the Business Combination Agreement or that an adverse judgment granting permanent injunctive relief could delay or prevent consummation of the Business Combination.

•        No Fairness Opinion.    The Black Spade III Board considered the fact that the parties to the Business Combination have not sought any fairness opinion in connection with the Business Combination.

•        Liquidation of Black Spade III.    The risks and costs to Black Spade III if the Merger is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Black Spade III being unable to effect a business combination within the Completion Window.

•        Reduced Influence of Black Spade III Shareholders.    The existing Black Spade III Shareholders will hold a minority position in the combined company after the Business Combination. In addition, although the Sponsor may appoint, from Closing and for two (2) years after Closing, nominate one (1) director and designate one (1) non-voting observer to the board of directors of the combined company, no incumbent director of Black Spade III will serve in the combined company after the Business Combination as director. This may reduce the influence that Black Spade III’s current shareholders have on the management of the post-combination company.

•        Fees and Expenses.    The risk of the expected fees and expenses associated with the Business Combination, some of which would be payable regardless of whether the Business Combination is consummated.

•        Other Risks.    Various other risks associated with the Business Combination, the business of Astrum and the business of Black Spade III described under “Risk Factors.”

In addition to considering the factors described above, the Black Spade III Board also considered that the officers and some of the directors of Black Spade III may have interests in the Business Combination as individuals that are different from, or in addition to, those of other shareholders and Warrant holders generally (see “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination”). Black Spade III’s independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the Black Spade III Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination.

The Black Spade III Board concluded that the potential benefits that it expected Black Spade III and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Black Spade III Board unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were advisable and fair to, and in the best interests of, Black Spade III and its shareholders.

Financial Analysis

The following is a summary of the material financial and valuation analyses reviewed by the Black Spade III Board in connection with its valuation of Astrum in the Business Combination. As is customary for a transaction of this nature that is on arm’s length commercial terms and given the Black Spade III Board’s prior experience with de-SPAC transactions and its experience in investing, the Black Spade III Board did not seek or receive a fairness opinion from a third-party investment bank in connection with the Business Combination.

The Black Spade III Board’s financial analysis of the financial terms of the Business Combination primarily took account of, or relied on, among other items, the following: (i) the valuation report regarding Astrum’s L-Band spectrum issued by Roma Appraisals Limited (“Roma”), valuation expert commissioned by Astrum; (ii) the assistance of Cohen, financial advisor to Black Spade III, with information provided by Cohen and discussions with them on other public market transactions and methodology of valuation and; (iii) due diligence on Astrum’s business operations and financials with the assistance of Black Spade III’s legal and financial due diligence advisors; (iv) public information and data related to the peer companies and relevant transactions and markets globally; and (v) the collective experience of Black Spade III’s management in public market transactions in constructing and evaluating financial models and conducting valuations of businesses. During negotiation of the terms of the Business Combination Agreement, the Black Spade III Board received information from its financial advisor, Cohen, and researched publicly available information, in order to assess the value that public markets would potentially ascribe to Astrum following a business combination with Black Spade III.

As a backdrop to the financial discussion, Cohen highlighted the rapid recent development of the space sector as an attractive investment sector for both private and public institutional investors. This has been supported by a number of high profile public transactions, including the initial public offering of Space Exploration Technologies Corp. (“SpaceX”), as well as the previously successful deSPAC transactions of Rocket Lab Corporation and AST SpaceMobile, Inc.

Cohen assisted the Black Spade III Board to assess the global Direct-to-Device (“D2D”) market. D2D technology enables conventional smartphones and IoT sensors to connect directly with Geostationary Earth Orbit (“GEO”) satellites and Low Earth Orbit (“LEO”) satellites. According to Transpire Insight (April 2026), the global D2D market was approximately US$4.4 billion in 2025 and is expected to grow to over US$20 billion by 2033, representing a compound annual growth rate of approximately 22%. As of March 2026, 61 countries and territories were testing or deploying D2D services, yet only 15 had operational commercial services, leaving more than 98% of the addressable market untapped (Sources: The Global D2D Market, Ookla, March 2026; Measuring the Direct-to-Device (D2D) Marketplace, Ookla, April 2026). The United States currently leads global D2D connections with approximately 45.9% market share, followed by Australia (18.1%), Chile (10.0%), and Canada (9.8%). Asia-Pacific, which is the principal market opportunity for Astrum’s spectrum assets and satellite connectivity platform, represents a particularly compelling market for D2D adoption given structural limitations on terrestrial infrastructure across archipelagic and mountainous geographies in the Philippines, Indonesia, and Malaysia, where conventional cell tower economics are challenging for significant segments of the population. D2D providers such as Astrum can deliver value to mobile network operators (“MNOs”) by improving overall network efficiency, extending service coverage, and reducing dependence on MNO-owned physical infrastructure across geographically dispersed landscapes.

Cohen also assisted the Black Spade III Board in assessing public market transactions in the D2D market as additional information. In April 2026, Amazon.com, Inc. agreed to acquire Globalstar, Inc. for approximately $11.6 billion. In June 2026, Rocket Lab Corporation announced its planned acquisition of Iridium Communications Inc. for approximately $8.0 billion. SpaceX entered into a subsequent agreement to acquire EchoStar’s remaining AWS-4 and H-Block spectrum assets for approximately $19.6 billion. Collectively, these transactions reflect a significant acceleration in institutional and strategic interest in satellite spectrum and connectivity assets.

In connection with the Business Combination, Astrum engaged Roma to conduct an independent spectrum valuation report. In the course of preparing its report, Roma held discussions with Astrum’s management regarding the licensing status, network deployment plans, technical characteristics, and other relevant attributes of the spectrum assets.

Roma applied the Market Approach for its valuation, using observed transaction pricing for comparable spectrum as the primary input. During its transaction research, Roma considered the following spectrum transactions:

•        the EchoStar — AT&T transaction

•        the SpaceX — EchoStar S-band/AWS-4 sale,

•        the AST SpaceMobile — Ligado L-band MSS agreement,

•        the T-Mobile — UScellular acquisition, and

•        the Egypt NTRA multi-operator agreement.

Roma considered the EchoStar — AT&T transaction to be the best available benchmark over the other four spectrum transactions because it is the largest, most recent, and most transparent all-cash transaction with publicly disclosed spectrum quantities and covered population.

EchoStar — AT&T
Closing Date	July 2026
Spectrum	617–652/663–698 MHz & 3450–3550 MHz
(~50 MHz average across 400+ markets)
Comparable population	341,784,860 (United States)
Comparable GDP per capita	$90,027
Price per MHz-Population (“$/MHz/POP”) $1.346

Having benchmarked against comparable primary and secondary market spectrum transactions normalized on a $/MHz/POP basis, Roma derived an adjusted implied valuation multiple range of $0.524 to $0.873 per MHz/POP for Astrum’s spectrum assets.

Using adjusted $/MHz/POP benchmarks and applying further adjustments for spectrum location and band type, Roma assigned a valuation range of $2.81 billion to $4.53 billion to Astrum’s spectrum, with a midpoint of approximately $3.67 billion.

Against the agreed Business Combination equity value of approximately $1.0 billion, the implied valuation corresponds to a $/MHz/POP range of $0.14 to $0.24. This range was calculated by dividing the agreed equity value of $1 billion by the midpoint of Roma’s spectrum-asset valuation range, then applying the relevant benchmark $/MHz/POP range of $0.524 to $0.873.

These factors, together with the due diligence conducted on Astrum’s business operations and financials, helped Black Spade III Board determine that the terms of the Business Combination were in the best interests of Black Spade III and its shareholders.

Satisfaction of 80% Test

NYSE rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of signing a definitive agreement in connection with an initial business combination. The Black Spade III Board has determined that the fair market value of the Business Combination meets this test at the time of execution of the Business Combination Agreement.

Interests of Black Spade III’s Directors and Officers in the Business Combination

In considering the recommendation of the Black Spade III Board to vote in favor of approval of the Business Combination Proposal and the Merger Proposal, shareholders should keep in mind that the Sponsor and Black Spade III’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of Black Spade III Shareholders generally. In particular:

•        if Black Spade III is unable to complete a business combination within the Completion Window, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Black Spade III for services rendered or contracted for or for products sold to Black Spade III, but only if such a vendor or target business has not executed a waiver. If Black Spade III consummates a business combination, on the other hand, Black Spade III will be liable for all such claims;

•        the beneficial ownership of the Sponsor and the Sponsor Related Parties of an aggregate of 5,750,000 BIII Class B Ordinary Shares and 7,000,000 Private Placement Warrants, which shares and warrants were originally acquired by the Sponsor for an aggregate investment of $3,525,000 at the time of Black Spade III’s formation and Black Spade III’s IPO and would become worthless if Black Spade III does not complete a business combination within the Completion Window, as such shareholders have waived any redemption right with respect to those shares and the Private Placement Warrants would expire worthless. After giving effect to the Business Combination, the Sponsor and the Sponsor Related Parties would own up to an aggregate of 5,750,000 of the combined company’s Class A Ordinary Shares and 7,000,000 Warrants of the combined company. Such shares (including shares underlying warrants) have an aggregate market value of approximately $            , based on the Closing Price of BIII Class A Ordinary Shares of $            on NYSE on            , 2026;

•        under the Business Combination Agreement, upon Closing, the Sponsor will be entitled to receive a transaction bonus equal to $3,500,000 from Astrum in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. Such payment will be deducted from the Trust Account or paid from Astrum’s available funds;

•        the Sponsor and the Sponsor Related Parties will benefit from the completion of a business combination within the Completion Window, and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate (in which case the Sponsor and Black Spade III’s officers and directors will lose their entire investment in Black Spade III);

•        given the difference between the purchase price that the Sponsor initially paid for the Founder Shares and the price of the BIII Public Shares and considering that the Sponsor and the Sponsor Related Parties would receive a substantial amount of the Class A Ordinary Shares of the combined company in connection with the Transactions, the Sponsor and the Sponsor Related Parties may earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the combined company;

•        the continued indemnification of current directors and officers of Black Spade III and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the Sponsor and Black Spade III’s officers and directors and their respective affiliates will be reimbursed for out-of-pocket expenses incurred in connection with activities on Black Spade III’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, with all expenses incurred by the Sponsor and its affiliates on behalf of Black Spade III booked and carried on the financial statements of Black Spade III. As of September 30, 2026, there were $60,646.80 of unpaid reimbursable expenses; and

•        Cohen and Chardan Capital Markets, LLC, as underwriters of Black Spade III’s IPO, are entitled to a deferred underwriting fee up to $6,876,000, which will be payable from the amounts held in the Trust Account solely in the event that Black Spade III completes a business combination, and purchased 1,150,000 Private Placement Warrants at a price of $0.50 per warrant at the time of Black Spade III’s IPO. Shares underlying such warrants have an aggregate market value of approximately $            , based on the Closing Price of BIII Class A Ordinary Shares of $            on NYSE on            , 2026.

The existence of financial and personal interests of Black Spade III’s directors and officers may result in a conflict of interest on part of one or more of them between what they may believe is best for Black Spade III and what they may believe is best for themselves in determining whether or not to make their recommendation to vote in favor of the approval of the Business Combination Proposal and the other Proposals described in this proxy statement/prospectus. Under Cayman Islands law, directors and officers owe certain fiduciary duties, including, among others, a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole and a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose. Directors also owe a duty of care, which is not fiduciary in nature. Accordingly, directors and officers have a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interest, and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. Black Spade III’s directors and officers considered their fiduciary duty and the conflicts of interests, among other matters, in evaluating the Business Combination and in recommending to shareholders that they approve the Business Combination.

The majority of the directors of Black Spade III have not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination and/or preparing a report concerning the approval of the Business Combination.

Anticipated Accounting Treatment

The Merger is comprised of a series of transactions pursuant to the Business Combination Agreement, as described elsewhere in this proxy statement/prospectus. For accounting purposes, the Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, Black Spade III would be expected to be treated as the “acquired” company for financial reporting purposes, and Astrum will be the accounting “acquirer”.

Regulatory Matters

The Business Combination is not subject to any federal or state regulatory requirement or approval, except for filings with the Registrar of Companies in the Cayman Islands necessary to effectuate the Business Combination.

Vote Required for Approval

The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands Law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of the Black Spade III Shareholders holding a simple majority of BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present.

Brokers are not entitled to vote on the Business Combination Proposal absent voting instructions from the beneficial holder. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Meeting, and otherwise will have no effect on a particular proposal.

The approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved, the other proposals (except an Adjournment Proposal, as described below) will not be presented to Black Spade III Shareholders for a vote.

Resolution

The full text of the resolution to be passed is as follows:

“Resolution 1:

RESOLVED, as an ordinary resolution, that Black Spade Acquisition III Co’s (“Black Spade III”) entry into the Business Combination Agreement dated as of August 27, 2026, and amended as of November 5, 2026, by and among Black Spade III, Astrum Space Inc (“Astrum”) and Astrum Networks Pte. Ltd. (“Astrum Singapore”), as may be amended, supplemented or restated from time to time (the “Business Combination Agreement”), pursuant to which, among other things, Astrum will merge with and into Black Spade III, with Black Spade III surviving the merger, in accordance with the terms and subject to the conditions of the Business Combination Agreement, and the transactions contemplated by the Business Combination Agreement each be authorized, approved, ratified and confirmed in all respects.”

Recommendation of the Black Spade III Board:

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL TWO — THE MERGER PROPOSAL

The Merger Proposal, if approved, will authorize the Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex B.

Under the Business Combination Agreement, the Closing is conditioned on approval of the Merger Proposal. Additionally, each of the Business Combination Proposal, the Merger Proposal and the NYSE Proposal is cross-conditioned on the approval of each other. If any one of these proposals is not approved by the Black Spade III Shareholders, the Business Combination shall not be consummated.

Vote Required for Approval

The approval of the Merger Proposal will require a special resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a majority of not less than two thirds of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the Merger Proposal. Brokers are not entitled to vote on the Merger Proposal absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the Merger Proposal.

Resolutions to be Voted Upon

“Resolution 2:

RESOLVED, as a special resolution, that:

(a)     the Plan of Merger, by and among Black Spade Acquisition III Co (“Black Spade III”), and Astrum Space Inc (“Astrum”) substantially in the form attached to the accompanying proxy statement/prospectus as Annex B (the “Plan of Merger”), be authorized and approved in all respects;

(b)    Black Spade III be authorized to merge with Astrum (the “Business Combination”) so that Black Spade III will be the surviving company (surviving the Business Combination, in accordance with the terms and subject to the conditions of the Business Combination Agreement and Plan of Merger) and all the undertaking, property and liabilities of Astrum shall vest in Black Spade III by virtue of the Business Combination pursuant to the provisions of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”);

(c)     Black Spade III be authorized to enter into the Plan of Merger;

(d)    there being no holders of any outstanding security interest granted by Black Spade III immediately prior to the Merger Effective Time (as defined in the Plan of Merger), the Plan of Merger be executed by any one director on behalf of Black Spade III and any director or delegate or agent thereof be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands;

(e)     from the Merger Effective Time, the memorandum and articles of association of Black Spade III will be in the form of the second amended and restated memorandum and articles of association attached to the Plan of Merger which shall provide, among other things, the new authorized share capital and the new name of the surviving company; and

(f)     all actions taken and any documents or agreements executed, signed or delivered prior to or after the date of these Resolutions by any director or officer of Black Spade III in connection with the transactions contemplated by these resolutions be approved, ratified and confirmed in all respects.”

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

Appraisal Rights under the Cayman Islands Companies Act

Appraisal rights are not available to the shareholders of Black Spade III under the Cayman Islands Companies Act in connection with the Business Combination. However, Public Shareholders are still entitled to exercise the rights of redemption in respect to their Public Shares as set out herein, and the Black Spade III Board has determined that the redemption proceeds payable to Public Shareholders who exercise such redemption rights represent the fair value of those shares.

Holders of BIII Public Warrants and Units do not have appraisal rights in respect to such securities in connection with the Business Combination.

PROPOSAL THREE — THE CHANGE OF NAME PROPOSAL

BIII Shareholders are also being asked to approve the change of name of Black Spade III from “Black Spade Acquisition III Co” to “Astrum Space Company”, effective from the Merger Effective Time, which name will be reflected in the Post-Closing Company’s Charter.

Reasons for the Change of Name

The change of name of Black Spade III to Astrum Space Company was negotiated as part of the Transactions. The post-closing company will not be a blank check company and therefore the name “Black Spade III” will serve no purpose following the Transactions. The name “Astrum Space Company” aptly reflects the business of the post-closing company.

Vote Required for Approval

The approval of the Change of Name Proposal will require a special resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a majority of not less than two thirds of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the Change of Name Proposal. Brokers are not entitled to vote on the Change of Name Proposal absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the Change of Name Proposal.

Resolution to be Voted Upon

“Resolution 3:

RESOLVED, as a special resolution, that the name of Black Spade III be changed from “Black Spade Acquisition III Co” to “Astrum Space Company”, with effect from the Merger Effective Time.”

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CHANGE OF NAME PROPOSAL.

PROPOSAL FOUR — THE AUTHORIZED SHARE CAPITAL AMENDMENT PROPOSAL

BIII Shareholders are also being asked to approve the amendment to the authorized share capital of Black Spade III from: US$16,650.00 divided into 150,000,000 Class A ordinary shares of a par value of US$0.0001 each, 15,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,500,000 preference shares of a par value of US$0.0001 to: US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preference shares of a par value of US$0.0001 each, effective from the Merger Effective Time, which share capital will be reflected in the Post-Closing Company’s Charter.

Reasons for the Amendment to the Authorized Share Capital

The amendment to the authorized share capital of the combined company was negotiated as part of the Transactions and is being proposed in order to increase the number of authorized shares for the issuance of the Merger Consideration Shares, the Performance Shares, Listco Shares under the Equity Incentive Plan, Listco Shares upon exercise of BIII Warrants, and such additional Listco Shares as may be necessary for general corporate purposes.

Vote Required for Approval

The approval of the Authorized Share Capital Amendment Proposal will require an ordinary resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a simple majority of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the Authorized Share Capital Amendment Proposal. Brokers are not entitled to vote on the Authorized Share Capital Amendment Proposal absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the Authorized Share Capital Amendment Proposal.

Resolution to be Voted Upon

“Resolution 4:

RESOLVED, as an ordinary resolution, that, with effect from the Merger Effective Time, the authorized share capital of Black Spade III be amended to increase:

from: US$16,650.00 divided into 150,000,000 Class A ordinary shares of a par value of US$0.0001 each, 15,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,500,000 preference shares of a par value of US$0.0001 each, to: US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preference shares of a par value of US$0.0001 each, by the creation of 250,000,000 additional Class A ordinary shares of a par value of US$0.0001 each and 98,500,000 additional preference shares of a par value of US$0.0001 each and the cancellation of 15,000,000 unissued Class B ordinary shares of a par value of US$0.0001 each.”

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARE CAPITAL AMENDMENT PROPOSAL.

PROPOSAL FIVE — THE NYSE PROPOSAL

We are proposing the NYSE Proposal in order to comply with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual. Under Section 312.03 of the NYSE’s Listed Company Manual, shareholder approval is required prior to the issuance of shares in certain circumstances, including (i) if the shares to be issued are, or will be upon issuance, equal to or in excess of 20% of the number or voting power of shares outstanding before the issuance; and (ii) the issuance will result in a change of control.

Pursuant to the Business Combination Agreement, we will issue 100,000,000 BIII Ordinary Shares to the Astrum shareholders as consideration in the Business Combination and up to 25,500,000 Performance Shares to Astrum Holding upon the achievement of certain milestone events on or prior to certain milestone dates. Because the number of BIII Ordinary Shares and maximum number of Performance Shares we anticipate issuing pursuant to the Business Combination (i) will constitute more than 20% of our outstanding ordinary shares and more than 20% of outstanding voting power prior to such issuance, and (ii) will result in a change of control of BIII, we are required to obtain shareholder approval of such issuance pursuant to the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual.

Consequences If the NYSE Proposal Is Not Approved

If the NYSE Proposal is not approved and we consummate the Business Combination on its current terms, BIII would be in violation of Section 312.03 of the NYSE’s Listed Company Manual, which could result in the delisting of our securities from the NYSE. If NYSE delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of BIII and Astrum to close the Business Combination that our BIII Class A ordinary shares remain listed on the NYSE. As a result, if the NYSE Proposal is not adopted, the Business Combination may not be completed unless this condition is waived.

Vote Required for Approval

The approval of the NYSE Proposal will require an ordinary resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a simple majority of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the NYSE Proposal. Brokers are not entitled to vote on the NYSE Proposal absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the NYSE Proposal.

Resolution to be Voted Upon

“Resolution 5:

RESOLVED, as an ordinary resolution, that, for the purposes of complying with Section 312.03 of the NYSE’s Listed Company Manual, the issuances of BIII ordinary shares pursuant to the Business Combination Agreement be approved in all respects, be and is hereby approved.”

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL IF PRESENTED.

PROPOSAL SIX — THE CHARTER PROPOSAL

BIII Shareholders are also being asked to approve and adopt the surviving company of the Merger’s amended and restated memorandum and articles of association (the “Post-Closing Company’s Charter”) in the form attached hereto as Annex C, which, in the judgment of the BIII Board, is necessary to adequately address the needs of the combined company following the Closing. If the Charter Proposal is approved and the Business Combination is consummated, then the Post-Closing Company’s Charter will be substantially in the form set forth on Annex C. The approval or lack thereof of any of the Governance Proposals will not affect the effectiveness of the Charter Proposal if the Charter Proposal is approved and the Governance Proposals are not approved.

The following is a summary of the key changes effected by the Post-Closing Company’s Charter, but this summary is qualified in its entirety by reference to the full text of the Post-Closing Company’s Charter, a copy of which is included as Annex C:

•        reflect the change the name of Black Spade III from “Black Spade Acquisition III Co” to “Astrum Space Company”;

•        remove the provisions relating to Black Spade III’s status as a blank check company, including its limited life, or that, by their terms are no longer applicable after the completion of an initial business combination;

•        reflect the amendment to the authorized share capital of Black Spade III and the cancellation of the Class B ordinary shares and remove related provisions, including an amendment to the provisions governing the election of directors to permit all holders of ordinary shares to vote in the election of directors rather than just the holders of Class B ordinary shares; and

•        reducing the size of the board from seven members to five members.

Reasons for the Amendments

Each of the amendments was negotiated as part of the Transactions. The BIII Board’s specific reasons for proposing each of these amendments are set forth below.

•        Reflecting the change of name of Black Spade III to Astrum Space Company and deleting the provisions relating to BIII’s status as a blank check company. These revisions are desirable because, following the Closing, the post-closing company will not be a blank check company and therefore these will serve no purpose following the Transactions;

•        Reflecting the amendment to the authorized share capital which increases the number of authorized shares, needed to facilitate the issuance of the Class A ordinary shares in the Business Combination and to provide a reserve for future issuances of securities;

•        Removal of the related provisions and special rights attached to the Class B ordinary shares following their cancellation including all rights with respect to the nomination and election of directors. This revision is desirable in connection with the removal of the provisions relating to BIII’s status as a blank check company, as the post-closing company will not be authorized to issue Class B ordinary shares, and to make Astrum Space Company comparable to most publicly traded operating companies; and

•        Reducing the size of the board will permit Astrum Space Company to operate with a “lean” board.

Vote Required for Approval

The approval of the Charter Proposal will require a special resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a majority of not less than two thirds of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the Charter Proposal. Brokers are not entitled to vote on the Charter Proposal absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the Charter Proposal.

Resolution to be Voted Upon

“Resolution 6:

RESOLVED, as a special resolution, that, the existing amended and restated memorandum and articles of association of Black Spade III be and are hereby replaced in their entirety with the new second amended and restated memorandum and articles of association, a copy of which is annexed to the Plan of Merger, effective as of the Merger Effective Time.”

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE Charter PROPOSAL.

PROPOSAL SEVEN — THE GOVERNANCE PROPOSAL

BIII Shareholders are also being asked to vote on the governance provisions referred to below, which are included in the Post-Closing Company’s Charter. In accordance with SEC guidance, this proposal is being presented separately and will be voted upon on a non-binding advisory basis.

In the judgment of the BIII Board, these provisions are necessary to adequately address the needs of the combined company and its shareholders following the Closing. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Black Spade III intends that the Post-Closing Company’s Charter in the form set forth on Annex C, will take effect at consummation of the Business Combination, assuming adoption of the Charter Proposal. The summaries set forth in this section are qualified by reference to the complete text of the Post-Closing Company’s Charter attached to this proxy statement/prospectus as Annex C. All BIII Shareholders are encouraged to read the Post-Closing Company’s Charter in its entirety for a more complete description of its terms.

Proposal No. 7A: Deleting the provisions relating to BIII’s status as a blank check company.

Reasons for the Amendment

The BIII Board has determined that it is in the best interest of Black Spade III to eliminate provisions specific to its status as a special purpose acquisition company. This deletion is desirable because these amendments remove the requirement to dissolve the post-Business Combination company if Black Spade III does not complete an initial business combination within a certain period of time and will allow the post-Business Combination company to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the customary period of existence for corporations and the Board believes that it is the most appropriate period for the post-Business Combination company.

Proposal No. 7B: Removing the provision that vested in the holders of the Class B ordinary shares all rights with respect to the nomination and election of directors.

Reason for the Amendment

Black Spade III believes that as a public operating company having all holders of ordinary shares voting in the election of directors is more typical of public operating companies. Moreover, Black Spade III does not anticipate that immediately upon completion of the Business Combination there would be any Class B ordinary shares outstanding.

Proposal No. 7C: Reducing the size of the board from seven members to five members.

Reason for the Amendment

The BIII Board believes that reducing the size of the board will permit Astrum Space Company to operate more efficiently with a “lean” board.

Vote Required for Approval

The approval of the Governance Proposals will be passed by way of an ordinary resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a simple majority of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the Governance Proposals. Brokers are not entitled to vote on the Governance Proposals absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the Governance Proposals.

As discussed above, a vote to approve the Governance Proposals is an advisory vote, and therefore, is not binding on Black Spade III, Astrum or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Black Spade III and Astrum intend that the Post-Closing Company’s Charter, in the form set forth in Annex C and containing the provisions noted above, will take effect at consummation of the business combination, assuming adoption of the Charter Proposal.

Resolution to be Voted Upon

“Resolution 7:

RESOLVED, on a non-binding advisory basis, as an ordinary resolution, effective from the Merger Effective Time, that:

(a)     the deletion of the provisions relating to Black Spade III’s status as a blank check in its articles of association, be and is hereby approved;

(b)    the removal of the provisions that vested in the holders of the Class B ordinary shares and its rights with respect to the nomination and election of directors set out in Black Spade III’s s articles of association, be and is hereby approved; and

(c)     the reduction of the size of the board of Black Spade III from seven to five members, be and is hereby approved.”

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNANCE PROPOSALS.

PROPOSAL EIGHT — THE INCENTIVE PLAN PROPOSAL

BIII Shareholders are also being asked to approve and adopt the Astrum Space Inc 2026 Equity Incentive Plan (the “Incentive Plan”) and the material terms thereof, which was approved by the BIII Board on [*], 2026. While the Incentive Plan will become effective immediately upon adoption, subject to shareholders’ approval, no awards will be made under it until after the Closing.

The purposes of the Incentive Plan are to enhance the combined company’s ability, following the consummation of the Business Combination, to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the combined company by providing these individuals with equity ownership and other incentive opportunities. Equity awards are intended to motivate high levels of performance and align the interests of the combined company’s directors, employees and consultants with those of its shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the combined company and providing a means of recognizing their contributions to the success of the combined company. The Incentive Plan will provide for the grant of awards to employees, service providers, the Founder and other eligible participants of the Merger Surviving Company and its Subsidiaries with a total pool of awards of Listco Shares not exceeding 20% of the aggregate number of Listco Shares outstanding as of immediately after the Closing, on a fully diluted, as converted and as-exercised basis. The Incentive Plan shall be effective upon and from the Closing. The BIII Board and BIII’s management believe that equity awards are necessary to remain competitive in the industry and are essential to recruiting and retaining the highly qualified individuals who help the combined company meet its goals.

The following is a summary of the material terms of the Incentive Plan and is qualified in its entirety by the full text of the Incentive Plan, a copy of which is included as Annex D to this proxy statement/prospectus.

Summary of the Material Features of the Incentive Plan

The following paragraphs summarize the principal terms of the Incentive Plan.

Type of Awards.    The Incentive Plan permits the awards of options, restricted shares, restricted share units or other equity incentive awards pursuant to the authorizations of the administrator under the 2026 Equity Incentive Plan.

Plan Administration.    The combined company’s board of directors or a committee of one or more members of the board (or such other administrator to which such committee delegates all of its authority) administers the Incentive Plan. The administrator of Incentive Plan determines, among other things, the eligibility of individuals to receive awards, the type and number of awards to be granted to each eligible individual, and the terms and conditions of each award.

Award Agreement.    Each award granted under the Incentive Plan is evidenced by an award agreement.

Eligibility.    Astrum may grant awards to employees, consultants and directors. The general scope of eligible individuals shall be determined by the Committee.

Vesting Schedule.    In general, the administrator determines the vesting schedule, if any, which is specified in the award agreement.

Exercise of Options.    The exercise price per share subject to an option shall be determined by the administrator and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares; provided, however, that no option may be granted to an individual subject to taxation in the United States at less than the fair market value on the date of grant, without compliance with Section 409A of the Code, or the holder’s consent.

Transfer Restrictions.    Awards may not be transferred in any manner by the holder other than in accordance with the exceptions provided in the Incentive Plan, such as transfers to us or transfers upon the death of the holder, pursuant to such conditions and procedures as the administrator may establish.

Termination and Amendment of the Incentive Plan.    Unless terminated earlier, the Incentive Plan has a term of 10 years. The Committee has the authority to terminate, amend or modify the plan.

Vote Required for Approval

The approval of the Incentive Plan Proposal will require an ordinary resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a simple majority of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the Incentive Plan Proposal. Brokers are not entitled to vote on the Incentive Plan Proposal absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the Incentive Plan Proposal.

Resolution to be Voted Upon

“Resolution 8:

RESOLVED, as an ordinary resolution, that the adoption of the Astrum 2026 Equity Incentive Plan and any form of award agreements thereunder, be approved, ratified and confirmed in all respects.”

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NINE — THE DIRECTOR ELECTION PROPOSAL

Assuming the Business Combination Proposal, the Merger Proposal and the NYSE Proposal are approved at the Meeting, we are requesting that BIII Shareholders approve and adopt a proposal to elect five directors to the board of the combined company post-closing, effective immediately upon the Closing of the Business Combination, in each case until their respective successor is duly elected and qualified, or until their earlier resignation, removal or death.

For more information on the experience of Michael Do, Kenneth Lee, Chuan Poh Lim, David Mitlyng, and Bin Shen, please see the section titled “Management Following the Business Combination.”

Vote Required for Approval

The approval of the Director Election Proposal will require an ordinary resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a simple majority of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the Director Election Proposal. Brokers are not entitled to vote on the Director Election Proposal absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the Director Election Proposal.

Resolution to be Voted Upon

“Resolution 9:

RESOLVED, as an ordinary resolution, that the persons named below be elected to serve on the board of Black Spade III effective upon the Merger Effective Time:

Name of Director

Michael Do

Kenneth Lee

Chuan Poh Lim

David Mitlyng

Bin Shen

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL TEN — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow the chairman of the Meeting to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more of the proposals above, or if the Chairman of the Meeting, in his sole and absolute discretion, decides it is necessary. In no event will Black Spade III solicit proxies to adjourn the Meeting or consummate the Transactions beyond the date by which it may properly do so under the Black Spade III Articles and Cayman Islands law. The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Transactions. See the section titled “Proposal One — The Business Combination Proposal — Interests of Black Spade III’s Directors and Officers in the Business Combination.”

Consequences If the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented to the Meeting and is not approved by the Black Spade III Shareholders, the Black Spade III Board may not be able to adjourn the Meeting to a later date or dates. In such event, the Transactions would not be completed.

Vote Required for Approval

The approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law and pursuant to the Black Spade III Articles, being a resolution passed by the affirmative vote of Black Spade III Shareholders holding a simple majority of the BIII Shares which, being so entitled, are voted on such resolution in person or by proxy at the Meeting at which a quorum is present. Abstentions, while considered present for the purpose of establishing a quorum, will have no effect on the Adjournment Proposal. Brokers are not entitled to vote on the Adjournment Proposal absent voting instructions from the beneficial holder and, consequently, while considered present for the purpose of establishing a quorum, broker non-votes will have no effect on the Adjournment Proposal.

Resolution to be Voted Upon

“Resolution 10:

RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more other proposals at the extraordinary general meeting, or if the Chairman of the Meeting, in his sole and absolute discretion, decides it is necessary.”

Recommendation of the Black Spade III Board

THE BLACK SPADE III BOARD UNANIMOUSLY RECOMMENDS THAT THE BLACK SPADE III SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL IF PRESENTED.

INFORMATION ABOUT BLACK SPADE III

References in this section to “Black Spade III,” “we,” “our” or “us” refer to Black Spade Acquisition III Co, a Cayman Islands exempted company.

Introduction

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets.

While we may pursue an initial business combination opportunity in any business or industry, we are focused on identifying a business combination target that can benefit from the extensive collective network, knowledge and experience of our founder and management team that is related to or in the entertainment industry, with a focus on enabling technology, lifestyle brands, products, or services and entertainment media (the “Target Sectors”). We also believe there are compelling opportunities in sectors aligned with the ongoing digitization of financial infrastructure and at the cross section of entertainment and digital infrastructure.

Our Founder and Our Sponsor

Black Spade Capital Limited (“Black Spade Capital”) is the private investment arm of Mr. Lawrence Ho and an affiliate of our sponsor, Black Spade Sponsor LLC III. Mr. Ho is a visionary entrepreneur and a globally recognized leader within the leisure and entertainment industry. Mr. Ho has been the chairman and chief executive officer of Melco International Development Limited, a company listed on the Stock Exchange of Hong Kong (collectively with its subsidiaries, “Melco International”) since March 2006. Mr. Ho is also currently the chairman and chief executive officer of Melco Resorts & Entertainment Limited, a company listed on the NASDAQ Global Select Market and a director of Studio City International Holdings Limited, a company listed on The New York Stock Exchange, both listed subsidiaries of Melco International. Through his companies, Mr. Ho has raised more than US$26 billion of capital in the aggregate.

Black Spade Capital, headquartered in Hong Kong, has a team of over 10 members, including professionals with experience from global investment banks and law firms such as UBS, Freshfields, Goldman Sachs, and Merrill Lynch, and runs a global portfolio consisting of a wide spectrum of cross-border investments including ownership of businesses in the healthcare, media & web3 sectors, and consistently seeks to add new investment projects and opportunities to its portfolio. Black Spade Capital’s investment strategy covers all geographic regions and sectors whilst maintaining a portfolio of diversified asset classes, including equities (including SPAC and pre-IPO investments), fixed income and real estate. In 2018, Black Spade Capital became the first ever issuer of bonds denominated in Macau’s local currency patacas with its MOP$2 billion bond issuance. Black Spade Capital is also a controlling shareholder of iRad, which is the largest MRI diagnostic services provider in Hong Kong by revenue and by the number of MRI scanners in 2024, and the first medical imaging group in the world to offer comprehensive private imaging and examination services, including MRI and CT services, to the integrated resort industry. Black Spade III is the third special purpose acquisition company of our founder, Black Spade Capital and our management team. Our first special purpose acquisition company, Black Spade Acquisition Co (“BSAQ”), completed its $169.0 million initial public offering in August 2021. In August 2023, BSAQ completed business combination with VinFast, a leading Vietnamese automaker and the first Vietnamese business to list in the U.S. by way of a business combination, in a transaction with a business combination value of approximately $27 billion. VinFast, the electric vehicle arm of Vingroup JSC, one of Vietnam’s largest conglomerates that is owned by the richest man in Vietnam, Mr. Pham Nhat Vuong, is a pure-play electric vehicle manufacturer with the mission of making EVs accessible to everyone. VinFast boasts an automotive manufacturing complex in Vietnam and aims to innovate to bring high-quality products, advanced smart services, and seamless customer experiences for all to inspire global customers to jointly create a future of smart mobility and a sustainable planet. VinFast’s product lineup today includes a wide range of electric SUVs, e-scooters, and e-buses. VinFast is currently embarking on its next growth phase through rapid expansion of its distribution and dealership network globally and increasing its manufacturing capacities with a focus on key markets across North America, Europe and Asia. Despite the complexity of the business combination transaction and a substantial valuation, the 91-day transaction timeline from date of announcement to shareholders’ approval highlights the premier speed of execution. The business combination between VinFast and BSAQ is the third largest ever de-SPAC by deal value (based on Dealogic data available through April 2024) and saw strong price performance post listing, with average closing prices of $23.88 and $3.79, intraday highs of $93.00 and $10.00, peak day close prices of $82.35 and $7.89 and average daily trading volume of 6.15 million and 1.42 million for VinFast’s ordinary shares and warrants, respectively, in the eight weeks after VinFast began trading on Nasdaq. VinFast is listed on Nasdaq under the ticker symbol “VFS.”

Our second special purpose acquisition company, Black Spade Acquisition II Co (“BSII”), completed its $153.0 million initial public offering in September 2024. In June 2025, BSII completed a $488 million business combination with TGE, a French-headquartered media, entertainment and hospitality platform. TGE holds a diversified portfolio of media and entertainment businesses (including a variety of movie and entertainment projects, and iconic publications such as L’Officiel, The Art Newspaper) and premium properties. Despite the complexity of this cross-border transaction, our founder and management team were able to progress from initial public offering to consummation of the business combination within a compressed 10-month timeframe, which we believe underscores our expertise and proven track record in delivering sizeable, multi-jurisdictional transactions with speed and exceptional execution capability. On the first day of trading following the business combination, TGE shares rose from its offer price of US$10.00 per share to an intraday high of US$37.02. TGE is listed on the NYSE under the ticker symbol “TGE.”

Company History

On September 5, 2025, our Sponsor purchased 5,750,000 Founder Shares in exchange for a capital contribution of $25,000 that was paid by our Sponsor for deferred offering costs. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 25% of Black Spade III’s issued and outstanding ordinary shares after our initial public offering. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the initial public offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture.

On December 9, 2025, our Sponsor transferred an aggregate of 630,000 Founder Shares to Black Spade III’s directors and officers and certain employees of Sponsor’s affiliates, at a price of $0.004 per share.

On January 7, 2026, we completed our initial public offering of 17,250,000 units at a price of $10.00 per unit, generating gross proceeds of $172,500,000. Each unit consists of one BIII Class A Ordinary Shares, par value $0.0001 per share, and one-third of one BIII Warrant. Each whole warrant entitles the holder thereof to purchase one BIII Class A Ordinary Share at a price of $11.50 per share, subject to certain adjustments.

Simultaneously with the closing of the IPO, we completed the private sales of 8,150,000 warrants (the “Private Placement Warrants”), including the sale of 7,000,000 Private Placement Warrants to the Sponsor at a purchase price of $0.50 per Private Placement Warrant, generating gross proceeds of $3,500,000 and the sale of 1,150,000 Private Placement Warrants to the Underwriters at a purchase price of $0.50 per Private Placement Warrant, generating gross proceeds of $575,000. The Private Placement Warrants will not be redeemable by Black Spade III and may be exercisable on a cashless basis. The Private Placement Warrants (including the Class A Ordinary Shares issuable upon conversion or exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial business combination, provided that with respect to Private Placement Warrants held by the Underwriters and/or their respective designees, (i) such Private Placement Warrants will not be exercisable more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8), and (ii) pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated, nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until January 4, 2026, being a period of 180 days immediately following the commencement of sales in the IPO except to any Underwriter and selected dealers participating in the offering and their officers or partners, registered persons of affiliates or as otherwise permitted under FINRA Rule 5110(e)(2). The Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights.

Following the closing of our initial public offering, an amount of $172,500,000 from the net proceeds of the sale of the Units and the sale of the Private Placement Warrants was placed in a U.S.-based trust account at Citibank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. On January 26, 2026, we announced that, commencing on January 29, 2026, the holders of BIII Units may elect to separately trade the Class A ordinary shares and the warrants included in the units. Those units not separated continued to trade on the NYSE under the symbol “BIIIU” and the Class A ordinary shares and warrants that were separated trade under the symbols “BIII” and “BIIIW,” respectively.

Initial Business Combination

The rules of the NYSE and the Black Spade III Articles require that an initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). We refer to this as the 80% fair market value test. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the NYSE’s 80% fair market value test described above. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions.

Offering Proceeds Held in Trust

Upon the closing of our Initial Public Offering and the partial exercise of the over-allotment option, $172,500,000 was placed in the Trust Account with Continental Stock Transfer & Trust Company acting as trustee.

Except for the withdrawal of interest to pay taxes, if any, the Black Spade III Articles provides that none of the funds held in trust will be released from the Trust Account until the earliest of (i) the completion of our initial business combination; (ii) the redemption of our Public Shares if we are unable to complete our initial business combination within the Completion Window, subject to applicable law, or (iii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Black Spade III Articles (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of the BIII Public Shares if we have not consummated an initial business combination within the Completion Window or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which could have priority over the claims of our Public Shareholders. The proceeds held in the Trust Account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations.

Except as described in the prospectus for our Initial Public Offering and in the section titled “Black Spade III Management’s Discussion and Analysis of Financial Condition and Results of Operations,” these proceeds will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding Public Shares upon our failure to consummate a business combination within the Completion Window.

Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the net assets held in the Trust Account at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. The Board determined that this test was met in connection with the proposed Business Combination with Astrum.

Shareholder Approval of Business Combination

Under the Black Spade III Articles, in connection with any proposed business combination, we must seek shareholder approval of an initial business combination at a meeting called for such purpose at which Public Shareholders may seek to redeem their Public Shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for our Initial Public Offering. Accordingly, in connection with the Business Combination with Astrum, the Black Spade III Public Shareholders may seek to redeem their Public Shares in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with the Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Business Combination Proposal, all of our Initial Shareholders, as well as all of our officers and directors, have agreed to vote the Founder Shares and any Public Shares purchased during or after our Initial Public Offering (including in open market and privately-negotiated transactions).

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of a proposed business combination.

The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding and/or increase the likelihood of approval of matters submitted to the warrant holders for approval in connection with our initial business combination (as any public warrants so purchased by our Sponsor, directors, officers, advisors or their affiliates in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving such matters). Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our initial shareholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our Sponsor, officers, directors, advisors or any of their affiliates will select which shareholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Our Sponsor, officers, directors and/or their affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for payment of taxes and not previously released to us to pay our taxes), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our Sponsor and each of the Sponsor Related Parties have entered into a Letter Agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the completion of our initial business combination.

Limitations on Redemptions

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into prior to or following consummation of our initial public offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Redemption of Public Shares and Liquidation if No Initial Business Combination

The Black Spade III Articles provide that we will have only 24 months from the closing of our initial public offering to complete our initial business combination (or 27 months from the closing of our initial public offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of our initial public offering). We signed a letter of intent within 24 months from the closing of our initial public offering. If we do not complete our initial business combination within such 27-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 27-month time period.

Our Sponsor and each of the Sponsor Related Parties have entered into a Letter Agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if we fail to complete our initial business combination within the Completion Window.

However, if our Sponsor or management team acquire public shares in or after our initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 27-month time period.

Our Sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to the Black Spade III Articles (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for payment of taxes), divided by the number of then outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $638,930 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any remaining interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request the trustee to release to us such remaining interest of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our initial public offering and the sale of the Private Placement Warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

WithumSmith+Brown, PC, our independent registered public accounting firm, and the underwriters of our initial public offering will not execute agreements with us waiving such claims to the monies held in the trust account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors.

If we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders.

Additionally, if we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the completion window, (ii) in connection with a shareholder vote to amend the Black Spade III Articles to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of the Black Spade III Articles, like all provisions of the Black Spade III Articles, may be amended with a shareholder vote.

Transfer Restrictions

Pursuant to the Sponsor Support Agreement, the Sponsor has agreed to restrictions on its ability to transfer, assign, or sell the Listco Shares and Private Placement Warrants (and the underlying securities), as summarized in the table below. The Sponsor Support Agreement will supersede the lock-up provisions set forth in the Letter Agreements, which provisions will be of no further force or effect as of the Closing.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
1,750,000 Listco Shares	the date that is twelve (12) months after the Closing Date	Sponsor

Transfers permitted (a) in the case of an entity, to (i) such entity’s officers or directors, or any affiliate or immediate family member of any of such entity’s officers or directors, (ii) any shareholder, partner or member of such entity or their affiliates, (iii) any affiliate of such entity or (iv) any employees of such entity or of its affiliates; (b) to a partnership, limited liability company or other entity of which the transferor is the legal and beneficial owner of all of the outstanding equity securities; (c) in the case of an individual, (i) by bona fide gift to a member of the individual’s immediate family, (ii) to a family trust established for the exclusive benefit of the individual and/or members of the individual’s immediate family for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of the individual or (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (d) in the case of an entity, by virtue of the laws of the entity’s jurisdiction of formation and the entity’s governing documents upon dissolution of the entity; (e) by pledge to a financial institution that creates a security interest pursuant to a bona fide loan or indebtedness transaction, so long as the holder continues to control the exercise of the voting rights of the pledged securities, and any foreclosure on such pledged securities; (f) of Listco Shares or other equity

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions

securities of the Merger Surviving Company convertible into or exercisable or exchangeable for Listco Shares acquired in open market transactions after the Closing; (g) in connection with the exercise of share options or warrants to purchase Listco Shares, including any related transfer of Listco Shares to the Merger Surviving Company deemed to occur upon the “cashless” or “net” exercise of such options or warrants or for the purpose of paying the exercise price or taxes due as a result of such exercise, provided that all Listco Shares received upon such exercise will remain subject to these transfer restrictions; (h) in connection with the entry, at any time after the Closing, into a trading plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for or permit the sale of any Listco Shares during the applicable lock-up period and no public announcement or filing is voluntarily made or required regarding such plan during such period; (i) in the event of the completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction approved by the Board, which results in all of the Merger Surviving Company’s security holders having the right to exchange their Listco Shares and other equity securities of the Merger Surviving Company for cash, securities or other property; and (j) between the Sponsor Parties, to another entity that is an affiliate of the transferor, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the transferor or its affiliates or that shares a common investment advisor with the transferor; provided, however, that in the case of clauses (a) through (e), (i) and (j), these permitted transferees must enter into a written agreement with the Merger Surviving Company agreeing to be bound by these transfer restrictions. The transfer restrictions may also be waived with the prior written consent of the Board.

Private Placement Warrants (and underlying securities)	the date that is thirty (30) days after the Closing Date	Sponsor	As above

Facilities

We currently utilize office space at Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong from our sponsor and the members of our management team as our executive offices. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on the stage of the target search or business combination process we are in.

Directors and Executive Officers

Name	Age	Title
Dennis Tam	57	Executive Chairman of the Board and Co-Chief Executive Officer
Kester Ng	59	Director, Co-Chief Executive Officer and Chief Financial Officer
Richard Taylor	67	Director, Co-Chief Executive Officer and Chief Operating Officer
Russell Galbut	74	Director
Robert Moore	64	Director
Patsy Chan	62	Director
Sammy Hsieh	53	Director

Dennis Tam, or Chi Wai Dennis Tam, is our Executive Chairman and Co-Chief Executive Officer. As the Chairman and Co-Chief Executive Officer of BSAQ and BSII, Mr. Tam led BSAQ to complete a US$27 billion business combination with VinFast in 2023 (based on business combination value), and BSII to complete a US$488 million business combination with TGE in 2025. Mr. Tam serves as President and CEO of Black Spade Capital with more than 30 years of experience in capital markets, corporate finance, mergers & acquisitions and accounting and controls. Prior to joining Black Spade Capital, Mr. Tam was the Group Finance Director of Melco International from 2006 to 2017. By the end of his tenure with Melco Group, the market capitalization of Melco Resorts and Entertainment, the flagship subsidiary of the Group, reached over US$14 billion. He has also held senior management positions with various local listed and multinational companies throughout his career. He has been a fellow of the Institute of Certified Management Accountants since 2014, a member of the Institute of Public Accountants since 2013, and a member of CPA Australia since 2000. Mr. Tam was awarded “Asia’s Best CFO (Investor Relations)” at the Asian Excellence Awards by Corporate Governance Asia magazine in 2014, 2015, 2017 and 2018. Mr. Tam obtained his master’s degree in accounting from Monash University, and was trained at Harvard Business School in Cambridge, Massachusetts.

Kester Ng, or Shing Joe Kester Ng, is our Co-Chief Executive Officer and Chief Financial Officer. He served as Co-Chief Executive Officer of BSAQ, which consummated a business combination with VinFast in August 2023. Mr. Ng also serves as the Chief Executive Officer of GRE Investment Advisors Limited, a company providing private equity investment advisory and asset management services to institutions, ultra-high net worth individuals and family offices. GRE is licensed by the Hong Kong Securities & Futures Commission (“SFC”) to provide investment advisory and asset management services, under type 4 (Advising on Securities) and Type 9 (Asset Management) licenses. Mr. Ng is also a Managing Partner of the NM Strategic Focus Fund I and II, which are both private equity funds with a focus on making direct investments and providing growth capital to companies in the areas of technology, fintech, health care and consumer services in Asia-Pacific and the Greater China region. Private Equity Investee companies include the likes of Lufax (“LU US EQUITY”) and Ping An Health and Technology (“1833 HK”). Before joining GRE Investment Advisors Limited in 2014, Mr. Ng worked at J.P. Morgan from 2006 to 2013 where he was the Chairman and Head of Equity Capital & Derivatives Markets for the whole Asia Pacific region (including Japan and Australia), responsible for raising capital for both public and private companies via initial public offerings, equity-linked offerings and pre-IPO transactions. Prior to J.P. Morgan, Mr. Ng served as the Managing Director and Head of Greater China Equity Capital Markets at Merrill Lynch and worked there from 1995 to 2006 in London and Hong Kong. Over his professional career, Mr. Ng is one of the most senior ECM bankers in the Asia-Pacific Region, having completed a significant number of IPOs, equity and equity-linked transactions. His experience includes more than 100 IPOs, pre-IPOs and equity linked transactions for Asia Pacific companies, raising over $100 billion on the major stock exchanges globally, including Hong Kong, NYSE, Nasdaq, London and Singapore. He completed the Agricultural Bank of China’s $22 billion dual listed Hong Kong and Shanghai IPO in 2010, which was the largest IPO globally ever at the time. Mr. Ng also served as a director of the boards of both J.P Morgan Securities (Asia Pacific) Limited and J.P. Morgan Broking (Hong Kong) Limited. In addition, he also previously served as a Hong Kong SFC Responsible Officer as well as a Hong Kong Monetary Authority Executive Officer. Mr. Ng has a bachelor’s degree in medical sciences from the University of Nottingham Medical School, United Kingdom.

Richard Taylor, or Richard Kirby Taylor, is our Co-Chief Executive Officer, Chief Operating Officer and one of our directors. He served as a member of advisory committee of BSAQ, which consummated a business combination with VinFast in August 2023, and also served as the Co-Chief Executive Officer and Chief Operating Officer of BSII, which consummated a business combination with TGE in June 2025. Mr. Taylor was a Managing Director at GRE Investment Advisors Limited, an SFC licensed investment advisory and management services company in Hong Kong with a focus on the technology, healthcare and new consumer sectors from September 2020 to August 2022. Prior to joining GRE, Mr. Taylor pursued a 30-year Investment Banking career in London from 1988 to 1993 with Daiwa Securities, and in Hong Kong from 1993 to 1996 before joining CLSA in Hong Kong in 1996 to lead, manage and build out the Hong Kong and regional investment banking business of the group. In this position, he served in a number of roles, including Head of Investment Banking, Head of Corporate Finance and Capital Markets, HKSFC Registered Representative and Responsible Officer, managing a team in 11 Asian regional offices advising on and raising capital for companies and institutional investors in the private and public capital markets. In addition to Hong Kong and Greater China, key markets of focus have been Indonesia, Philippines, Malaysia, Singapore, Thailand and India, as well as the frontier markets of Vietnam, Cambodia, Myanmar and Sri Lanka. Mr. Taylor had a particular focus on the gaming, technology, healthcare and consumer sectors. Selected transactions completed include the initial public offerings of Singapore Telecom, Tenaga Nasional, Prada, L’Occitane, Fosun Tourism, Xiaomi, Bloomberry Resorts, Sa Sa and Genting Singapore. Mr. Taylor served as a Board Director and Executive Committee member of various CLSA companies, as well as a member of the Risk and Underwriting Committees. Mr. Taylor holds BA and MA degrees from Oxford University.

Russell Galbut, or Russell William Galbut, has served as our independent director since January 2026. Mr. Galbut served as independent director of BSAQ, which consummated a business combination with VinFast in August 2023, and BSII, which consummated a business combination with TGE in June 2025. Mr. Galbut served as the Chairman of the board of directors of Norwegian Cruise Line Holdings, a leading cruise line operator listed on The New York Stock Exchange, from June 2018 to August 2024. Mr. Galbut is the Co-Founder and Managing Principal of Crescent Heights, a leading urban real estate firm, specializing in the development, ownership, and operation of architecturally distinctive, mixed-use high-rises in major cities across the United States. Prior to founding Crescent Heights in 1989, he served as a senior real estate consultant at Laventhal and Horwath for two years. He served as Chairman of New Beginnings Acquisition Corp., which consummated a business combination with Airspan Networks Inc. in March 2021. Mr. Galbut also served as Chairman of New Beginnings Acquisition Corp. II and New Beginnings Acquisition Corp. III. Mr. Galbut also serves on the Dean’s Advisory Board for the Cornell University School of Hotel Administration. Mr. Galbut received his bachelor’s degree in Hotel/Motel Administration/Management from Cornell University and a Juris Doctorate in Law from the University of Miami, School of Law.

Robert Moore, or Robert Steven Moore, has served as our independent director since January 2026. Mr. Moore served as independent director of BSAQ, which consummated a business combination with VinFast in August 2023, and BSII, which consummated a business combination with TGE in June 2025. He is the Co-Founder and Managing Partner of Phoenix 1 Esports LLC, an e-sports organization which scouts and develops elite talent to compete in world-class tournaments under the Sentinel team brand. In 2023, Phoenix 1 Esports LLC was converted from a limited liability company to a corporation and renamed Sentinels Corporation. Mr. Moore now serves as CEO and CFO of Sentinels Corporation. Prior to co-founding Phoenix 1 Esports LLC in 2016, he served as President of Paramount Pictures Corporation from 2005 to 2009 and as Vice Chairman from 2009 to 2016. Prior to joining Paramount Pictures Corporation, he was a founding partner at Revolution Studios, an independent production company, which he co-founded in 2000. Prior to Revolution Studios, Mr. Moore spent 13 years at Walt Disney Studios beginning in 1987, where he last served as Executive Vice President and Chief Financial Officer. Mr. Moore holds a bachelor’s degree, Magna Cum Laude, in Accounting from Pepperdine University.

Patsy Chan, or Po Yi Patsy Chan, has served as our independent director since January 2026. Ms. Chan served as independent director of BSAQ, which consummated a business combination with VinFast in August 2023, and BSII, which consummated a business combination with TGE in June 2025. She served as the Chief Executive Officer of North East Asia, Richemont Asia Pacific Limited from 2022 to July 2026, where she was responsible for overseeing the Hong Kong, Macau and Taiwan operations of Richemont Luxury Group, a leading luxury goods company which owns brands such as Cartier, Piaget and Montblanc. Prior to her role at Richemont Asia Pacific Limited, she was the Chief Operating Officer of Richemont Luxury (Singapore) from 2016 to 2022. Prior to her 25 year tenure at Richemont Luxury Group, Ms. Chan served as the financial controller at Marsh & McLennan, a global professional services firm. Ms. Chan has been a Certified Practicing Accountant of CPA Australia since 1992. Ms. Chan holds a bachelor’s degree of Commerce in Accounting from the University of New South Wales and has completed the Luxury Brand Management Executive Program at ESSEC Business School.

Sammy Hsieh, or Wing Hong Sammy Hsieh, has served as our independent director since January 2026. Mr. Hsieh has served as independent director of BSAQ, which consummated a business combination with VinFast in August 2023, and BSII, which consummated a business combination with TGE in June 2025. Mr. Hsieh was a Co-Founder of iClick Interactive Asia Group Limited, a leading independent online marketing and enterprise data solutions provider in China, and served as director from 2009 to 2025. Mr. Hsieh has served as an independent director of Magnum Opus Acquisition Limited, a special purpose acquisition company, from 2021 to 2024, and a non-executive director of Yoho Group Holdings Limited (HKEX: 2347), a leading e-commerce platform in Asia, from 2022 to 2024. Prior to founding iClick Interactive Limited in 2009, he served as the General Manager of the Asia-Pacific region for Efficient Frontier, a firm which was acquired by Adobe Systems in 2011, from 2008 to 2009. Prior to his role at Efficient Frontier, he was a Director of Search Marketing for Yahoo Hong Kong from 2000 to 2008, where he led and managed the company’s business operations including sales, marketing, business development and product management. Mr. Hsieh holds a Bachelor’s degree in Economics from the University of California, Los Angeles.

Number, Terms of Office and Election of Officers and Directors

Our board of directors consists of seven members elected as a single class. In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NYSE.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to the Black Spade III Articles.

Director Independence

So long as we obtain and maintain a listing for our securities on NYSE, a majority of our board of directors generally must be independent, subject to certain limited exceptions set forth under the rules of NYSE. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have four “independent directors” as defined in the NYSE rules and applicable SEC rules. Our board of directors has determined that each of Russell Galbut, Robert Moore, Patsy Chan and Sammy Hsieh is an “independent director” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on NYSE through the earlier of consummation of our initial business combination and our liquidation, we will pay our Sponsor or an affiliate up to $20,000 per month for office space, utilities, secretarial and administrative support services provided to members of our management team. In addition, our Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the Company to our Sponsor, officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

It is possible that some or all of our officers and directors may negotiate employment or consulting arrangements with the post-transaction company after our initial business combination. Any such arrangements will be disclosed in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders in connection with a proposed business combination, to the extent they are known at such time.

The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, but we do not believe that such arrangements will be a determining factor in our decision to proceed with any potential business combination.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2025, there were no delinquent filers.

Legal Proceedings

To the knowledge of our management, there is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

BLACK SPADE III MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONs

References in this section to “Black Spade III,” “we,” “our” or “us” refer to Black Spade Acquisition III Co. References to our “management” or our “management team” refer to Black Spade III’s executive officers and directors, and references to the “Sponsor” refer to Black Spade Sponsor LLC III. The following discussion and analysis by Black Spade III’s management of Black Spade III’s financial condition and results of operations should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those described under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from August 21, 2025 (inception) through September 30, 2026 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and, after our Initial Public Offering, identifying a target company and negotiating for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. Subsequent to the Initial Public Offering, we generate non-operating income in the form of interest income from the Trust Account. We expect to incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the nine months ended September 30, 2026, we had net income of $2,115,385, which consists of interest earned on cash held in Trust Account of $4,573,722, partially offset by general and administrative costs of $2,458,337.

For the period from August 21, 2025 (inception) through December 31, 2025, we had a net loss of $86,377, which consisted of general and administrative costs.

Liquidity and Going Concern

Prior to the consummation of the Initial Public Offering on January 7, 2026, our only source of liquidity was an initial purchase of Class B ordinary shares, par value $0.0001 per share, by the Sponsor and loans from the Sponsor which were repaid at the closing of the Initial Public Offering. As of September 30, 2026 and December 31, 2025, we had cash of $201,559 and $3,279,258, respectively, and a working capital deficit of $1,481,382 and $445,071, respectively.

On January 7, 2026, Black Spade III consummated the Initial Public Offering of 17,250,000 Units which includes the full exercise by the underwriters of their over-allotment option of 2,250,000 Units, at $10.00 per Unit, generating gross proceeds of $172,500,000. Simultaneously with the closing of the Initial Public Offering, Black Spade III consummated the sale of an aggregate of 8,150,000 Private Placement Warrants, at a price of $0.50 per Private Placement Warrant, in a private placement to the Sponsor and to the underwriters of the Initial Public Offering, generating gross proceeds of $4,075,000. Of those 8,150,000 Private Placement Warrants, the Sponsor purchased 7,000,000 Private Placement Warrants and the underwriters purchased 1,150,000 Private Placement Warrants.

Following the Initial Public Offering, the full exercise of the over-allotment option, and the sale of the Private Placement Warrants, a total of $172,500,000 was placed in the Trust Account. We incurred total transaction costs amounting to $9,912,668, consisting of $2,292,000 of cash underwriting fee, $6,876,000 of deferred underwriting fee and $744,668 of other offering costs.

For the nine months ended September 30, 2026, cash used in operating activities was $903,695. Net income of $2,115,385 was affected by interest earned on cash held in Trust Account of $4,573,722. Changes in operating assets and liabilities provided $1,554,642 of cash for operating activities.

For the period from August 21, 2025 (inception) through December 31, 2025, net cash provided by operating activities was $4,258. Net loss of $86,377 was affected by payment of general and administrative costs through promissory note — related party of $47,336 and the changes in accrued expenses of $43,299.

As of September 30, 2026, we had cash held in the Trust Account of $177,073,722 (including $4,573,722 of interest income). We may withdraw interest from the Trust Account to pay taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable, if any), to complete our Business Combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2026, we had cash of $201,559. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $3,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $0.50 per warrant. Such warrants would be identical to the Private Placement Warrants.

On October 30, 2026, we issued an unsecured promissory note (the “October 2026 Promissory Note”) in the amount of up to $200,000 to the Sponsor. The proceeds of the October 2026 Promissory Note will be used for costs and expenses related to our Business Combination. The October 2026 Promissory Note bears no interest and is payable in full upon the earlier of (i) March 31, 2027 and (ii) the date on which we consummate our Business Combination (such earlier date, the “Maturity Date”). The principal balance of the October 2026 Promissory Note may be prepaid at any time by us without penalty. A failure to pay the principal within five business days of the Maturity Date or the commencement of a voluntary or involuntary bankruptcy action shall be deemed an event of default, in which case the October 2026 Promissory Note may be accelerated. Up to the date of the unaudited condensed financial statements were issued, we received $200,000 under the October 2026 Promissory Note.

In connection with our assessment of going concern considerations in accordance with FASB ASC 205-40, “Presentation of Financial Statements — Going Concern,” management believes that we may need to raise additional funds in order to meet the expenditures required for operating our business. While we expect to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. This condition raises substantial doubt about our ability to continue as a going concern for a period of time within one year after the date that the unaudited condensed financial statements are issued. There is no assurance that our plans to raise additional capital (to the extent ultimately necessary) will be successful. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2026. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than as follows:

Administrative Services Agreement

Commencing on January 5, 2026, Black Spade III agreed to pay the Sponsor or an affiliate a total of $20,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or Black Spade III’s liquidation, Black Spade III will cease paying these monthly fees. As of December 31, 2025, such arrangements had not been executed, and Black Spade III did not incur any fees for these services. For the nine months ended September 30, 2026, Black Spade III incurred $177,419 in fees for these services.

Underwriting Agreement

Black Spade III granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 2,250,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On January 7, 2026, the underwriters exercised their over-allotment option, closing on the 2,250,000 additional Units simultaneously with the Initial Public Offering.

Pursuant to the underwriting agreement dated January 5, 2026, the Sponsor and underwriters have agreed that solely for the purpose of determining the underwriters’ discounts and commissions, the 60,000 Units shall be considered sold to investors identified and referred or otherwise directly introduced by Black Spade III or the Sponsor and such investors are not known to Black Spade III or the Sponsor by reason of previous introduction by the underwriters (“Excluded Investors”), at the offering price of $10.00 per Unit.

The underwriters were paid in cash an underwriting discount of $2,292,000, net of the cash underwriting discount of $8,000 for Units sold to Excluded Investors, upon closing of the Initial Public Offering on January 7, 2026. In addition, the underwriters were entitled to a deferred fee of $0.40 per Unit, or $6,876,000 in the aggregate, net of the deferred fee of $24,000 for Units sold to Excluded Investors. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Black Spade III completes a Business Combination.

Registration Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of Black Spade III’s IPO, (ii) Private Placement Warrants, which were issued in a private placement simultaneously with the closing of this offering and the Class A ordinary shares underlying such Private Placement Warrants and (iii) Private Placement Warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $3,500,000 of working capital loans are converted into Private Placement Warrants, we will be obligated to register up to 20,900,000 Class A ordinary shares and 15,150,000 warrants. The number of Class A ordinary shares includes (i) 5,750,000 Class A ordinary shares to be issued upon conversion of the Founder Shares, (ii) 8,150,000 Class A ordinary shares underlying the Private Placement Warrants, and (iii) 7,000,000 Class A ordinary shares underlying the Private Placement Warrants that may be issued upon conversion of working capital loans. The number of warrants includes (i) 8,150,000 Private Placement Warrants, and (ii) 7,000,000 Private Placement Warrants that may be issued upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Critical Accounting Estimates

The preparation of the financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the period reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates.

We have identified the below as our critical accounting policies. See Note 2 — “Summary of Significant Accounting Policies” of our financial statements and notes thereto included elsewhere in this proxy statement/prospectus for additional information regarding the critical accounting policies and other significant accounting policies.

Warrant Instruments

We account for our Public Warrants and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with ASC 815, “Derivatives and Hedging.” In determining the appropriate accounting classification, management evaluated whether the warrants are indexed to Black Spade III’s own ordinary shares under ASC 815-40-15 and meet the requirements for equity classification under ASC 815-40-25.

Specifically, management considered the exercise contingencies, exercise price adjustments, anti-dilution provisions, cashless exercise features and redemption provisions, including the differences between the Public Warrants and Private Placement Warrants. Management also evaluated whether the warrants could require cash settlement under circumstances outside the Company’s control, whether sufficient authorized and unissued shares are available for settlement, and the settlement provisions applicable upon a reorganization or business combination.

Based on its evaluation of the contractual terms and applicable accounting guidance, management determined that both the Public Warrants and Private Placement Warrants qualify for equity classification. Accordingly, the warrants were initially recorded within shareholders’ deficit and are not subsequently remeasured at fair value.

We evaluated and classified the warrant instruments under equity treatment at their assigned values. There were 5,750,000 Public Warrants and 8,150,000 Private Placement Warrants outstanding as of September 30, 2026.

The fair value of the Public Warrants was $2,760,000 or $0.48 per Public Warrant on January 7, 2026. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the Public Warrants:

January 7, 2026
Implied Class A share price	$9.84
Exercise price	$11.50
Expected term to de-SPAC (years)	2.0
Warrant term	7.0
Probability of de-SPAC and market adjustment	40.0%
Risk-free rate (continuous)	3.89%
Selected volatility	5.0%

Recent Accounting Standards

Management does not believe that there are any recently issued, but not yet effective, accounting standards, which, if currently adopted, would have a material effect on the financial statements and notes thereto.

INFORMATION ABOUT ASTRUM

Unless the context otherwise requires, all references in this section to “Astrum,” “Company,” “we,” “us” or “our” refer to Astrum Space Inc and its subsidiaries.

Overview

Astrum is a satellite communication company developing a wholesale satellite-to-device broadcast and data-distribution network designed to deliver wide-area data and content services to mobile network operators, broadcasters, governments and enterprise customers across the Asia-Pacific region. Our strategy is to generate wholesale recurring service revenues through partnerships with existing mobile, media and satellite-industry infrastructure rather than building a direct consumer-facing mobile service. Our network will offer three core strengths: (1) wide-area coverage from a single geostationary orbit (“GEO”) satellite; (2) “one-to-many” delivery that distributes the same content to many users at once, offloading high-volume content such as live media, software updates and public information from terrestrial mobile networks and thereby potentially freeing up their capacity for other services; and (3) resilience through a satellite-based broadcast layer that can continue operating when terrestrial networks are congested, damaged or unavailable, providing reliable emergency communications and public information distribution.

We began operations on October 24, 2023 through the formation of Astrum Singapore. In May 2026, Astrum was formed as a holding company for our operations. Following the completion of a corporate reorganization in July 2026, Astrum Singapore became our principal operating subsidiary. Our operations are conducted primarily through Astrum Singapore and additional subsidiaries incorporated in Australia, Singapore, the Philippines and the United States. These subsidiaries include Asiaspace Pty. Ltd., which holds certain spectrum and orbital rights, and Astrum Mobile Pte. Ltd., Astrum Technologies, Inc. and Astrum Mobile Philippines, Inc., each of which is a local service entity that supports the overall business.

We hold rights and arrangements associated with 25 megahertz of contiguous L-band spectrum (the 1467-1492 MHz band) and the 105°E orbital position, supported by relevant International Telecommunication Union (“ITU”) satellite filings and associated coordination priority under the ITU broadcasting-satellite service (“BSS”) allocation, which together provide us with valuable and difficult-to-obtain spectrum and orbital resources on which we intend to deliver broadcast services across the Asia-Pacific region and other regions. Commercial operation in other jurisdictions, however, remains subject to applicable country-by-country landing rights, spectrum authorizations, service licenses and other regulatory approvals.

We currently operate an existing GEO satellite that we acquired in February 2024, and are also developing NEASTAR-1, a new GEO satellite intended to replace our existing satellite as the primary satellite for our planned satellite-to-device broadcast network. The NEASTAR-1 satellite is currently under construction, and we have entered into a launch and orbital delivery services agreement with Impulse Space in connection with the planned deployment of NEASTAR-1, currently targeted for late-2028 to first-quarter of 2029, subjected to launch readiness and orbital delivery schedules.

We operate from leased locations that include our corporate headquarters located in Singapore, a corporate office in the Philippines and a ground station in Brisbane, Australia for satellite monitoring and control operations. Astrum’s headquarters are located at 60 Paya Lebar Road #07-13, Paya Lebar Square, Singapore 409051 and its telephone number at its headquarters is +65 3106 1160.

Astrum Singapore, as our principal operating subsidiary, has funded and expects to continue to fund the working capital and capital expenditure needs of its subsidiaries in Australia, Singapore, the Philippines and the United States. It does so through intercompany loans and capital contributions, and those subsidiaries may repay intercompany loans to Astrum Singapore from time to time. After the Business Combination, the combined company may transfer cash, including any net proceeds of the Business Combination and any related financing, to Astrum Singapore and onward to its subsidiaries in a similar manner.

There are currently no foreign exchange controls in the Cayman Islands or Singapore, the governing law of the combined company and Astrum Singapore, respectively, that restrict the ability of the combined company or Astrum Singapore to transfer cash between entities, across borders or to U.S. investors, or to distribute earnings to the combined company or to U.S. investors. Astrum Singapore’s subsidiaries in Australia, the Philippines and the United States are local service entities that support Astrum’s overall business. These subsidiaries do not generate revenue, are funded by Astrum Singapore through intercompany loans and capital contributions, and are not expected to generate revenue and accumulate earnings available for distribution to Astrum Singapore. Under applicable law, dividends may be paid only out of profits or other lawfully available funds and only if the paying entity remains solvent after the payment. Subject to these requirements, there are no restrictions under Cayman Islands law on the payment of dividends by the combined company to its shareholders, including U.S. investors. Dividend payments are not subject to withholding tax in the Cayman Islands or Singapore.

Astrum has not commenced commercial services for its planned S2M broadcast network and is not expected to generate material commercial services revenue until after the successful deployment and commissioning of its NEASTAR-1 satellite and commencement of commercial services. Following the Business Combination, the combined company expects to retain all available funds and any future earnings to fund the development and expansion of its business. It does not anticipate declaring or paying cash dividends on its ordinary shares, or otherwise distributing earnings, in the foreseeable future. Instead, it is expected that any cash generated by the combined company’s subsidiaries will be retained and reinvested in their respective businesses. Any future decision to pay dividends will be at the discretion of the combined company’s board of directors. Such decision will depend on the combined company’s results of operations, financial condition, capital requirements, contractual restrictions and other factors the board considers relevant.

Pending Business Combination

On August 27, 2026, Astrum and Astrum Singapore entered into a Business Combination Agreement with Black Spade III and subsequently amended it on November 5, 2026. Pursuant to the Business Combination Agreement, Astrum will merge with and into Black Spade III, as a result of which Black Spade III will be the surviving company of the merger, which we refer to as the “combined company.” As a result of the Business Combination, Astrum Singapore will become a wholly owned subsidiary of the combined company. The contemplated merger is subject to the satisfaction or waiver of various conditions.

The following diagram illustrates Astrum’s current structure. In connection with the Business Combination, Astrum will merge with and into Black Spade III, with Black Spade III as the surviving company of the merger. We refer to such surviving company as the “combined company.” In connection with the Business Combination, the combined company will be re-named “Astrum Space Company”. As such, this same diagram also reflects the anticipated structure upon completion of the Business Combination, except that where the diagram indicates “Astrum Space Inc”, such reference should be read as “Astrum Space Company”, being the name of the combined company that will serve as the new holding company for operations.

Market Opportunity

Astrum’s market opportunity is expected to be shaped by the size and growth of the Asia-Pacific mobile ecosystem, the rollout of 5G and non-terrestrial network (“NTN”) capable networks and devices, and the emerging direct-to-device, or D2D, market. The D2D market refers to satellite networks that communicate directly with consumer devices such as smartphones, wearables, vehicles and other equipment without requiring a dedicated satellite phone, antenna or terminal. The D2D market is emerging as one of the fastest growing segments of the satellite communications market because it expands connectivity to areas where standard cellular networks do not exist or have been disrupted. According to a March 2026 forecast by Omdia, global smartphone satellite direct-to-device services are expected to reach 411 million monthly active users and generate approximately US$12.0 billion in annual revenue by 2030, with 4G/5G smartphones expected to account for over 95% of the global smartphone satellite D2D monthly active users. According to Novaspace (formerly Euroconsult), a leading space industry market intelligence firm, over US$100 billion in cumulative revenues are projected across all D2D and IoT segments by 2034, with D2D broadband capabilities expected by 2028 marking a major inflection point that could unlock higher-value service tiers and expand addressable markets. Novaspace projected the D2D market will service over 425 million monthly users by 2033. According to the Deloitte 2026 Technology, Media & Telecommunications Predictions report, spending on D2D satellite capacity and infrastructure is expected to reach US$6-8 billion in 2026, with over 1,000 direct-to-device-capable satellites in orbit by year-end providing basic connectivity including SOS, text and voice services. D2D communications remain mostly focused on messaging or emergency communications today but are anticipated to expand to voice calls, data, video and internet of things (“IoT”) connectivity as more satellite networks focused on D2D are deployed and more spectrum becomes available to support D2D. Looking ahead, 6G is expected to be the first mobile communications standard to incorporate NTN capabilities from the outset of its standardization, with the first release of 6G standards anticipated by 2029, according to Omdia, which is expected to further accelerate the integration between terrestrial and non-terrestrial networks. Further, according to the GSM Association (“GSMA”), the Asia-Pacific region is expected to have approximately 1.8 billion mobile internet users by 2030. Based on Marketintelo and Omdia data, the Asia-Pacific region accounted for approximately 35% of global D2D revenue in 2025, and Astrum estimates an Asia-Pacific D2D serviceable addressable market of approximately US$4.2 billion per year. According to GSMA data reported in DataReportal’s Digital 2026 reports, there were approximately 376 million cellular connections in the Philippines, Vietnam, Thailand and Papua New Guinea as of late-2025, representing approximately 21% of the projected 1.8 billion regional mobile internet users, although cellular connections and unique mobile internet users are not directly comparable, from which Astrum estimates a serviceable obtainable market of approximately US$0.9 billion per year. These regional market opportunity and revenue scenario figures are illustrative estimates derived by Astrum from the cited third-party data. Astrum believes it is a differentiated position in the GEO broadcast layer in the Asia-Pacific D2D market.

A key technology supporting broadcast and multicast applications within the 5G ecosystem is 5G Multicast Broadcast Service (“MBS”), a capability standardized by the 3rd Generation Partnership Project (“3GPP”) that allows mobile networks to deliver the same content to many recipients simultaneously rather than requiring separate transmissions to each user. The underlying broadcast and multicast approach is particularly well-suited to satellite delivery because a single GEO satellite transmission can efficiently distribute common content — such as live media, emergency alerts, software updates and public information — across very large geographic areas. 3GPP broadcast and multicast technologies have evolved from Multimedia Broadcast Multicast Service (“MBMS”) and evolved MBMS (“eMBMS”) to LTE-based 5G Broadcast and NR-based MBS, which are distinct but related standardized capabilities. The underlying point-to-multipoint principle is relevant to Astrum’s architecture because it allows common content to be distributed once to many recipients rather than through repeated individual unicast sessions. Terrestrial cellular broadcast and multicast services have historically faced commercial and deployment challenges, including the opportunity cost of terrestrial mobile spectrum, network coordination requirements and the economics of dedicating terrestrial capacity to common-content delivery. Astrum believes a GEO satellite broadcast layer may address some of these constraints by using spectrum allocated to the broadcasting-satellite service (“BSS”), subject to applicable regulatory authorizations, and wide-area coverage for common-content distribution while potentially preserving terrestrial network capacity for personalized and interactive traffic.

According to the Ericsson Mobility Report (June 2026), total monthly global mobile network data traffic reached 210 exabytes in the first quarter of 2026, growing 22% year-on-year, with video traffic accounting for approximately 76% of all mobile data traffic globally at the end of 2025. Global 5G subscriptions have now passed the 3 billion mark, and approximately half (48% at the end of 2025) of the world’s mobile data traffic is carried over 5G. Total mobile network data traffic, including fixed wireless access, is anticipated to grow by a factor of approximately 2.5 over the forecast period, reaching 515 exabytes per month by 2031, with a compound annual growth rate of 17%. Certain categories of this video and multimedia content — including live media, software updates and popular on-demand programming — may consist of common content delivered simultaneously to large numbers of users and may therefore be well-suited to multicast or broadcast delivery rather than individual unicast transmissions. Astrum’s architecture is designed to align with applicable 3GPP LTE-based 5G Broadcast standards and evolving non-terrestrial network (“NTN”) technologies, positioning Astrum to serve as a potential standards-aligned GEO broadcast layer for mobile network operators, subject to compatible receiving devices and network integration. For example, according to an illustrative analysis in a February 2013 white paper by Qualcomm Technologies, Inc., Qualcomm Labs, Inc. and Ericsson AB, an assumed allocated unicast network cost of approximately US$100,000 per cell site per year was compared with incremental multicast costs of approximately US$1,000 to US$4,000 per site per year, with multicast delivery reaching an illustrative break-even point at approximately three to five concurrent viewers per cell site under the modeled assumptions. These figures relate to terrestrial LTE network economics and do not represent projected costs or savings from Astrum’s GEO satellite services.

The key drivers of growth in the D2D market are:

•        Ubiquitous Coverage.    Wireless companies offering D2D can provide expanded geographic coverage without having to build additional cell towers in rural areas, areas where towers are not possible (such as oceans, deserts or mountain ranges) or restricted areas (such as national parks). According to the ITU Facts and Figures 2025 report (published November 2025), approximately 2.2 billion people remain offline globally, and while 5G networks now cover approximately 55% of the world’s population, coverage remains highly uneven–84% of people in high-income countries have access to 5G, compared with only 4% in low-income countries. Globally, 85% of those in urban areas are online versus only 58% in rural areas. Areas without any mobile broadband coverage remain predominantly rural, with 4G coverage reaching 99% of urban areas but only approximately 84% of rural areas, and in low-income countries only approximately 38% of rural inhabitants have access to 4G. The coverage gap is particularly pronounced in the Asia-Pacific region: according to the ITU, 5G coverage in the region reached approximately 70% of the population overall in 2025, but coverage remains uneven between urban and rural areas.

•        Consumer Demand.    Consumers increasingly expect continuous connectivity, including in locations without robust cellular networks. According to the GSMA’s State of Mobile Internet Connectivity 2025 report (published September 2025), 4.7 billion people, or 58% of the world’s population, used mobile internet services, but 3.4 billion people globally remained unconnected to mobile internet services in 2024. Of those unconnected, over 90% live in areas with available coverage but remain unable or unwilling to use it — the “usage gap.” Adults living in rural areas in low- and middle-income countries are 25% less likely to use mobile internet services than those in urban areas. The GSMA estimates that closing this usage gap would provide an estimated US$3.5 trillion in additional GDP globally over the eight years to 2030. These figures reflect the broader mobile internet market and do not directly measure demand for satellite D2D services.

•        Emergency Communications.    With D2D capability, certain communications services may remain available in the event of natural disasters or other damage to terrestrial infrastructure. The importance of satellite-based communications during disasters has been demonstrated in recent events. For example, following the 7.3 magnitude earthquake in Vanuatu in December 2024, government agencies and international organizations including the World Health Organization used satellite communications to support disaster-response activities after terrestrial communications infrastructure was disrupted. The European Union’s Galileo Emergency Warning Satellite Service, expected to become operational in 2026, is designed to broadcast predefined alerts directly to compatible receivers including smartphones.

•        Government and Public Safety.    Governments increasingly recognize satellite communications as an important complement to terrestrial networks for maintaining communications in the case of disasters, public safety, search and rescue and defensed-related applications. The ITU has emphasized the critical role of satellite communications in disaster preparedness and response, and in February 2025 announced a cooperation agreement with Intelsat aimed at enhancing disaster preparedness and response through satellite telecommunications. Satellite equipment has been pre-positioned by the ITU in regions around the world to quickly restore communications links in the event of a disaster. The Asia-Pacific region is experiencing growing interest and investment in public safety communications infrastructure, driven by rapid urbanization, exposure to natural disasters and climate-related risks and growing government focus on communications resilience.

•        Need for Expanded Capacity.    We believe consumers increasingly expect to have the ability to download large amounts of data and have access to high-quality digital content and services, including video, software updates and public information. Astrum believes satellite broadcast and datacasting can complement terrestrial mobile networks by efficiently distributing common content to multiple compatible receivers, potentially reducing repetitive terrestrial data transmissions.

According to the GSMA Intelligence Global Mobile Trends 2026 report, global annual incremental revenue opportunities from direct-to-device (“D2D”) services are projected to reach approximately US$30 – 35 billion by 2035, with satellite-connected IoT representing a potential addressable market of 2.5-3.0 billion devices.

Overall, D2D is widely viewed as a significant evolution in wireless communications because it has the potential to make mobile connectivity more widely available by integrating satellite networks with existing cellular systems. Growth will depend on successful satellite deployments, regulatory approvals, spectrum access, device compatibility and the pace at which operators expand beyond messaging to voice and broadband services, as well as the development of broadcast and data-distribution applications.

Public market data estimating the growth of the Asia-Pacific mobile and 5G ecosystem supports Astrum’s long-term strategy. According to The Mobile Economy Asia Pacific 2026 report published by GSMA, mobile technologies and services contributed approximately US$1.0 trillion to the Asia-Pacific economy in 2025, equivalent to approximately 5.9% of regional GDP, and that contribution is projected to reach approximately US$1.4 trillion by 2030. The same report forecasts approximately 1.5 billion 5G connections in Asia-Pacific by 2030, representing about

50% of regional mobile connections. These figures indicate a very large and increasingly 5G-capable network and device ecosystem that may support the development and integration of compatible satellite-based broadcast, multicast and non-terrestrial services, subject to device capabilities, standards implementation and regulatory approvals.

According to the ITU Facts and Figures 2025 report, approximately 74% of the world’s population — an estimated 6 billion people — are using the internet in 2025, up from 5.8 billion in 2024. The gap between network coverage and actual usage remains commercially important: satellite services can create value not only by extending physical coverage but also by improving resilience, supporting remote and maritime users, and distributing common content or critical information without requiring repeated terrestrial unicast delivery, subject to compatible receiving devices and service integration.

According to GSMA’s Mobile Economy Asia Pacific 2025 report, Asia-Pacific had approximately 1.5 billion mobile internet users in 2024 and is expected to approach 1.8 billion by 2030. Separately, GSMA’s The Mobile Economy 2025 global report estimates that roughly 40% of new mobile-internet subscribers globally between 2025 and 2030 will come from Asia-Pacific, led particularly by India, Pakistan and Indonesia.

Business and Operations

Astrum’s business and operations are centered on maintaining its existing spectrum and orbital resources, operating its existing GEO satellite for testing and regulatory continuity, developing and launching NEASTAR-1, and building the gateway, partner and regulatory infrastructure required to commercialize its planned D2D broadcast network.

Spectrum and Orbital Rights.    As described above in the Overview, Astrum holds rights and arrangements associated with 25 megahertz of contiguous L-band spectrum (the 1467-1492 MHz band) and the 105°E orbital position, supported by relevant ITU satellite filings and associated coordination priority. Commercial operation in any particular jurisdiction, however, remains subject to applicable country-by-country landing rights, spectrum authorizations, service licenses and other regulatory approvals. With respect to Papua New Guinea, the Papua New Guinea National Information & Communications Technology Authority (“NICTA”) has indicated that, subject to Astrum’s formal application and satisfaction of applicable regulatory requirements, it is prepared to grant the appropriate operator and radiocommunication licenses for Astrum to provide L-band BSS into Papua New Guinea. This confirmation is not itself an issued license, and any authorization remains subject to the applicable application and licensing process. Astrum has identified Papua New Guinea, Vietnam, Thailand and the Philippines as priority launch markets and is targeting Vietnam and the Philippines as the next jurisdictions for satellite broadcasting authorizations.

Existing Satellite Operation.    Astrum currently operates an existing GEO satellite at the 105°E BSS position that was launched in 2000 and acquired by Astrum in February 2024. The existing satellite is now primarily used for testing and regulatory continuity purposes, as continuous operation supports the maintenance of the relevant ITU frequency assignments, subject to applicable ITU Radio Regulations and national administration requirements, and subject to the satellite’s remaining operational capability and applicable disposal requirements. Astrum currently estimates that its existing satellite will reach end-of-life by the third quarter of 2029. At end-of-life, Astrum intends to relocate the existing satellite to a disposal orbit using propellant reserved onboard for this purpose. The cost of this propellant is included in the capitalized cost of the satellite and is reflected in its estimated useful life. We do not expect to incur material additional costs to retire the existing satellite. Astrum currently operates a leased site in Brisbane, Australia for telemetry, tracking and command, media and communications-payload uplink and telemetry downlink.

October 2024 Trial.    In October 2024, Astrum conducted a 5G broadcast trial using its GEO satellite, positioned at 105° East. The trial was conducted in Singapore, including at the Singapore University of Technology and Design, with a subsequent mobile reception trial in the Philippines in November 2024 over a distance of approximately 350 kilometers and over seven hours, using selected, specially configured OnePlus and Xiaomi smartphones with Qualcomm Snapdragon 5G Modem-RF systems. The trial demonstrated GEO satellite-based 5G broadcasting, real-time video delivery, datacasting and emergency broadcast alerts, including mobility use cases, and included testing in weather conditions relevant to the Asia-Pacific region. GEO satellites offer several characteristics that make them particularly well-suited for broadcast and multicast D2D services. A single GEO satellite can provide continuous geographic coverage across large portions of a region or continent, subject to satellite coverage and receiver visibility, from a fixed orbital position, without requiring the complex inter-satellite handovers associated with low-Earth-orbit constellations. This wide-area, always-on coverage model is inherently efficient for delivering common content — such as video, emergency alerts and software updates — to large numbers of compatible users simultaneously. GEO satellite infrastructure also operates without relying on terrestrial mobile radio access networks for its satellite downlink, although ground infrastructure remains necessary, providing an additional layer of communications resilience in the event of natural disasters or damage to ground-based infrastructure, a characteristic that industry organizations, including the ITU, have recognized as important for resilient communications networks. 3GPP introduced support for non-terrestrial networks, including GEO satellite deployment scenarios, within its 5G NR-NTN framework beginning with Release 17. Separately, 3GPP has advanced LTE-based 5G Broadcast standardization, including Band 246 for the 1467–1492 MHz band, supporting Astrum’s planned GEO broadcast architecture. Commercial interoperability remains dependent on compatible devices, network integration and applicable regulatory approvals.

Based on this 5G broadcast trial, Astrum believes that GEO satellites — including legacy assets not originally designed for D2D — can be repurposed to deliver 3GPP-based broadcast services directly to appropriately configured consumer smartphones. The October 2024 trial demonstrated that GEO-based 5G broadcasting, real-time video delivery, datacasting and emergency alert distribution can be achieved using consumer smartphone models equipped with widely available Qualcomm 5G chipsets, using trail-specific device configurations and without requiring a separate conventional satellite terminal. Astrum believes this trial supports the technical feasibility of its GEO-based architecture and its potential to leverage existing or repurposed GEO satellite assets as part of a potentially cost-efficient deployment strategy, while purpose-built satellites designed specifically for D2D are expected to deliver improved performance, capacity and coverage relative to the legacy satellite used in the trial, subject to final spacecraft design and operational performance.

NEASTAR-1 Satellite.    Astrum is actively developing NEASTAR-1, a new high-power GEO satellite intended to replace its existing satellite and serve as the primary satellite for Astrum’s D2D broadcast network. NEASTAR-1 is being manufactured by SWISSto12 on the HummingSat platform for operation at the 105°E orbital slot. The satellite is expected to have a launch mass of approximately 1,500 kilograms and to be approximately five times more compact than conventional GEO satellites in its stowed configuration. The spacecraft uses a 5-meter unfurlable L-band reflector antenna and is designed to provide high-power regional L-band broadcast coverage across Asia-Pacific markets using three interoperable configurable service beams and covering more than 585 million people across the Philippines, Vietnam, Thailand, Indonesia and Papua New Guinea.

Gateway System.    Astrum’s planned gateway system is designed for secure and resilient satellite uplink operations and engineered for service-critical reliability, with planned integration into existing networks, scalable architecture and continuous monitoring and support. Astrum expects regional service gateways to incorporate redundant equipment and infrastructure to support service continuity. Astrum’s primary gateway and TT&C station is located in Brisbane, Australia and is intended to support NEASTAR-1 following completion of required upgrades and commisioning. Astrum is developing a ground-system procurement and hosting strategy intended to support expansion of the satellite fleet while increasing operational redundancy. In the near term, Astrum is evaluating a cold-standby antenna in Brisbane as a redundant asset to its existing operating system. Astrum is also evaluating one or more hosting facilities in Western Australia as a backup ground site for its existing satellite and as an additional ground site for the future NEASTAR-1 teleport. The planned ground segment is intended to support telemetry, tracking and command and payload-uplink functions, subject to site-specific technical and regulatory requirements. The procurement strategy contemplates both direct ownership of selected ground-system assets and the lease or managed use of existing infrastructure based on performance, availability, implementation timing, resilience and cost. As additional satellite services commence, Astrum also expects to evaluate the use of qualified local partner or satellite-operator infrastructure for gateway and TT&C services. This partner-based approach could accelerate market entry, provide geographic diversity and reduce upfront capital requirements where suitable infrastructure is available. Any third-party site would be subject to technical qualification, cybersecurity and operational requirements, regulatory authorization, service-level commitments and commercial terms.

Satellite Fleet Expansion Plan.    To support the service plan, Astrum’s long-term business plan contemplates scaling up to four GEO satellites co-located at or operating in coordination with the 105°E orbital position, subject to applicable ITU coordination, frequency-assignment and national regulatory requirements, with multiple configurable or reconfigurable service beams. Deployment of satellites beyond NEASTAR-1 would be phased based on market demand, regulatory readiness, partner commitments, financing and demonstrated utilization.

The current planning concept includes: (i) coverage focused on mainland and Southeast Asian markets, including Thailand, Vietnam, Laos, Cambodia and the Philippines; (ii) switchable or configurable coverage for Indonesia and selected South East Asian markets; (iii) additional or enhanced service coverage for Japan, South Korea, Australia, Papua New Guinea, Pacific Island markets and potentially New Zealand; and (iv) potential future capacity focused on South Asian markets, including India, Nepal, Bhutan and Bangladesh, with flexibility to support Myanmar and other adjacent territories. Final spacecraft coverage, beam configuration and deployment sequence would be determined through market, regulatory and technical planning. As the business case for subsequent satellites becomes sufficiently developed, Astrum may place follow-on spacecraft orders on overlapping manufacturing schedules. This approach could reduce the interval between satellite deployments, preserve manufacturing continuity and mitigate service-expansion schedule risk, subject to manufacturer capacity and program execution. Any such orders would remain subject to market demand, financing, regulatory readiness, and manufacturing capacity.

Devices.    The service is designed to work with compatible mobile devices, including appropriately configured consumer smartphones and other receiving devices, using potential chipset support from providers such as Qualcomm and Samsung and aligning with applicable 3GPP broadcast and non-terrestrial network (NTN) standards, as supported by relevant device implementations. The chipsets required to support certain satellite NTN and direct-to-device applications are increasingly available in commercially smartphones. Qualcomm’s Snapdragon X80 5G Modem-RF System, launched in 2024, was the first 5G modem with fully integrated NB-NTN satellite communications support. Qualcomm’s next-generation Snapdragon X82 and X85 modems, reflect continuing development of 5G modem technology, although their specific satellite capabilities and commercial device availability must be assessed separately, and may expand NTN capability across product segments. MediaTek has also introduced the MT6825, the world’s first commercially available 5G IoT-NTN chipset, which supports connections to GEO satellite networks using compatible 3GPP Release 17 IoT-NTN implementations. Samsung has supported satellite communication on select Galaxy flagship smartphones and Galaxy A series models since 2025, with commercial satellite services now available across multiple carriers and markets including T-Mobile and Verizon in the United States, KDDI, SoftBank and docomo in Japan, and Orange in Europe. According to Counterpoint Research (April 2026), NTN-capable smartphones are projected to account for approximately 46% of global smartphone shipments by 2030, with Apple, Samsung and Google expected to lead in adoption of satellite connectivity. Qualcomm currently leads among Android chipset vendors enabling satellite connectivity, while HiSilcon, Google, Samsung and MediaTek are also competing in this market.

Mobile MBox.    Astrum expects its initial service to use a Mobile MBox, branded as “MBox™,” a one-to-many local CDN multimedia device that receives satellite broadcast content and distributes it no nearby devices over Wi-Fi, designed for home, in-vehicle infotainment, maritime and transport partner applications. The MBox™ is expected to be compatible with legacy Android and iOS devices including 3G-, 4G- and LTE-capable smartphones and tables with compatible Wi-Fi functionality, while Astrum’s long-term vision is to enable native satellite broadcast reception by smartphones and other devices through 3GPP Band n246 (1467 – 1492 MHz), subject to chipset, RF and device-manufacturer support.

Manufacturing, Assembly and Launch

Astrum relies, and expects to continue to rely, on contract manufacturers, suppliers and other third parties to manufacture satellite hardware and software components, perform integration, testing and quality-control activities and provide related services for its satellite systems.

NEASTAR-1 is being manufactured by SWISSto12, pursuant to a contract entered into in January 2025, on the HummingSat platform, and Astrum expects integration, testing and quality-control activities to be conducted through third-party facilities. It is the fifth satellite in the HummingSat product line, according to Astrum’s current program information. The satellite has successfully completed its preliminary design review in July 2025, a major development milestone. NEASTAR-1 is expected to reach critical design review in early December 2026, a milestone at which the satellite’s detailed design is expected to be sufficiently mature to proceed toward full-scale fabrication, assembly, integration and testing. The NEASTAR-1 program is currently scheduled for pre-ship review in October 2028, which is expected to assess whether the satellite is complete, tested, documented and ready for shipment.

Astrum has entered into a rideshare delivery services agreement with Impulse Space for a planned late-2028 to first-quarter-2029 launch. After launch into low Earth orbit aboard a medium-lift launch vehicle, the Impulse Helios transfer vehicle will provide orbital transfer services for NEASTAR-1 toward geostationary orbit, with subsequent positioning at the 105°E orbital slot, and NEASTAR-1 will be subject to commissioning before commercial service can commence. The exact timing of launch and commissioning is contingent on the satisfactory completion of manufacturing, testing and regulatory requirements and on the availability of the contracted launch window and launch vehicle. Astrum currently expects these phases to proceed as follows: planning and design, fourth quarter of 2024; manufacturing, 2025 through 2028; ground segment and network deployment, 2026 through 2028; launch and in-orbit commissioning, late-2028 to first quarter of 2029; and operations and commercial service, targeted for the first half of 2029. These estimates are preliminary and subject to change.

Launch and In-Orbit Insurance.    Astrum has engaged insurance brokers since early 2025 regarding launch and in-orbit risk coverage for NEASTAR-1. Astrum currently expects the formal insurance placement process to begin in 2028 and to be completed sufficiently in advance of launch, subject to market conditions, underwriting requirements, coverage availability and pricing. Astrum’s spacecraft procurement arrangements include provisions intended to support a replacement-spacecraft pathway in the event of a launch failure or early-orbit spacecraft loss. Astrum intends to work with its insurance broker, spacecraft manufacturer and other mission counterparties to structure coverage and claims procedures that, to the extent commercially available, would support timely funding of a replacement spacecraft, although insurance proceeds may not cover all replacement costs or associated delays. The scope, limits, deductibles, exclusions and timing of any insurance coverage remain subject to final underwriting and policy terms.

Strategy

Astrum intends to pursue a primarily wholesale business-to-business (“B2B”), business-to-government (“B2G”) and business-to-consumer (“B2C”) model, partnering with mobile network operators, broadcasters, content providers, OTT providers and CDN providers (for broadcast content delivery), government agencies and public-safety agencies (for emergency disaster broadcasting and public safety information distribution), software and IoT providers and other enterprises (for datacasting and over-the-air software and data distribution), LEO and other NTN operators (for potential hybrid GEO and LEO network services), and automotive manufacturers (for potential in-vehicle content delivery through compatible infotainment systems, including applications accessible through Android Auto and Apple CarPlay). Astrum’s partners are expected to integrate Astrum’s broadcast services into their existing offerings and distribute them to their customers, whether businesses, governments or consumers. The service is designed as an overlay that complements terrestrial networks rather than replacing them, addressing three structural challenges facing mobile network operators.

By partnering with existing mobile operators, broadcasters and content providers rather than building its own consumer-facing infrastructure, Astrum believes it can potentially reduce the cost of repeatedly transporting popular content through terrestrial networks where sufficient numbers of users receive the same content and create opportunities for recurring wholesale revenues, advertising and revenue-sharing arrangements. Astrum expects to monetize its structural advantage primarily through recurring wholesale capacity and service commitments, supplemented where appropriate by usage-based pricing, advertising and revenue-sharing arrangements, rather than relying primarily on direct consumer average revenue per user. These revenues are expected to come from several potential revenue streams, including: wholesale capacity, priced on the basis of contracted capacity per year (measured in MHz or channels), for broadcasters, MNOs and governments; managed 5G MBS services, priced on the basis of a managed-service fee per country or service area, for mobile network operators; network offload, priced on the basis of a share of the offload savings realized by mobile network operators; hybrid GEO and LEO NTN services, priced on the basis of bundled service and cross-network fees, for LEO and NTN operators; content and data distribution, priced on the basis of revenue share and advertising CPM for ad-supported video and a fee per channel or per gigabyte for data, for broadcasters, OTT providers and software and IoT providers; and government and enterprise services, such as alerts and public safety, priced on the basis of annual service contracts, for governments, public-safety agencies and enterprises. These pricing bases are illustrative only, and actual commercial terms will be subject to the negotiation and execution of definitive agreements with partners and to launch timing. As satellite utilization increases, the incremental cost of serving additional compatible recipients is expected to remain relatively low, which could support operating leverage and margin expansion if Astrum achieves sufficient scale. Astrum believes its services can potentially reduce data distribution costs, particularly in prepaid-dominant markets where consumers are price-sensitive, subject to service adoption, integration costs and commercial arrangements.

Until native 3GPP Band n246 support becomes broadly available in commercial smartphones, Astrum’s near-term service delivery strategy depends in part on its Mobile MBox Wi-Fi device, which receives Astrum’s satellite signal and distributes content to nearby smartphones and connected devices over a local Wi-Fi connection.

Astrum expects this partner-led approach to address three structural challenges facing mobile network operators:

•        Ubiquitous Coverage.    Astrum’s planned GEO broadcast architecture at 105°E is intended to provide wide-area broadcast service across targeted markets in Asia-Pacific and Oceania, and potential portions of Africa and the Middle East, subject to satellite technical feasibility and regulatory authorizations, encompassing billions of potential end users within its broader geographic footprint. Its GEO satellite broadcast network is designed to complement terrestrial networks, particularly in remote, rural and underserved areas where building cell towers is not cost-effective or is difficult due to terrain, geography or maritime environments. The service extends broadcast content and information delivery to areas where cellular networks do not exist or have been disrupted, provided compatible receiving equipment is available. Astrum’s strategy emphasizes reliable broadcast and multicast delivery and service continuity rather than replacing terrestrial two-way mobile networks.

•        Capacity.    Astrum’s “one-to-many” broadcast model distributes the same content simultaneously to many recipients, potential reducing the need for repeated individual transmissions over terrestrial networks. This could free up terrestrial network capacity for interactive services while supporting large-scale distribution of media, software, public information and other broadcast content. Astrum’s platform is designed primarily to deliver one-way broadcast and multicast services — including HD video, audio, datacasting, emergency notifications, IoT data and over-the-air software updates, with actual channel capacity dependent on bandwidth allocation, encoding, transmission parameters and service configuration. This is a fundamentally different service model from competing LEO-based direct-to-device platforms, which emphasize two-way communications, although LEO systems may also support broadcast or multicast functionality. Astrum’s satellite network is not expected initially to provide interactive, two-way communications, but to utilize return connectivity provided through its terrestrial partners where available. The adoption of Astrum’s satellite-based multicast service by MNOs will depend on MNOs accepting satellite-based content delivery as a credible, cost-effective and reliable supplement to their terrestrial networks.

•        Emergency Services and Public Safety.    With D2D capability, satellite-based broadcast information delivery may remain available in the event of natural disasters or other damage to terrestrial infrastructure, subject to continued satellite, gateway and receiving-device operation. Consumers are increasingly expecting service to be available during emergencies and other times of high usage. Satellite service can provide an additional resilient distribution path, and its one-to-many architecture can support simultaneous delivery of common emergency information to large numbers of compatible receivers. D2D also appeals to governments, which view satellite-enabled emergency broadcasting as a potential complement to terrestrial public warning and first-responder communications systems.

Astrum’s planned D2D service offerings are expected to fall into three principal categories:

•        Media & Entertainment.    This category includes Astrum’s planned B2B wholesale content and data distribution offerings. Astrum intends to partner with mobile operators, broadcasters, content providers and enterprise customers to distribute popular video, audio, data and other high-volume content directly over the satellite broadcast layer. These services are expected to include live television and events, including high-viewership live sports, Pay TV, FAST TV, freemium services, long-form and short-form rich media, selected national news, short-form video and advertising-supported services. This model is designed to potentially offload suitable common-content traffic from terrestrial networks while preserving terrestrial networks for interactive services.

•        Emergency Broadcasting including Mass Notification Services.    This category includes Astrum’s planned B2G public protection and disaster relief, government and public-information offerings. Astrum’s initial market-development strategy emphasizes cooperation with government agencies to deliver regional and local emergency broadcasts, public warnings, selected government news/information channels and other resilient public-interest content. The satellite layer is intended to extend terrestrial capabilities during emergencies and, where terrestrial infrastructure is unavailable, provide a wide-area broadcast path to the public through compatible receiving devices. These services are expected to target governments and businesses in Astrum’s priority launch markets, where satellite-based broadcast delivery may offer resilience advantages over terrestrially exposed networks.

•        IoT OTA Datacasting.    This category includes Astrum’s planned IoT/datacasting, firmware and software distribution, mobility and emerging consumer applications and other additional markets. Astrum intends to support over-the-air datacasting by broadcasting or multicasting low-data-rate information, device data, software and firmware updates and other content directly to compatible mobile devices, fixed terminals and large populations of compatible endpoints. These services are expected to support one-way IoT data distribution and time-sensitive information delivery via satellite links, scalable smart city, industrial and enterprise applications, service-critical data delivery and, over time, mobility applications such as connected vehicles, maritime transport and other terminals. In particular Astrum intends to work with automotive manufacturers and in-vehicle platforms to support satellite-enabled in-vehicle content delivery, including with in-vehicle infotainment platforms such as Android Auto and Apple CarPlay-enabled environments, subject to compatible receiving hardware and software integration. This revenue stream depends on our ability to negotiate integration agreements with automotive manufacturers and infotainment platform providers, meet applicable automotive-grade reliability and safety certification requirements, and demonstrate a compelling consumer value proposition for satellite-delivered in-car content.

Potential use cases include wide-area broadcast availability within the satellite’s service footprint, particularly across archipelagic territories; maritime datacasting for offshore information delivery, navigation updates and safety alerts; vehicle infotainment with live content, location-based data and entertainment across land, sea and air; in-home entertainment to help bridge the digital divide; long-distance travel and public transit with streaming and real-time updates for air, land and sea passengers; and emergency and government broadcast services. As described above under ‘Market Opportunity,’ video traffic accounted for approximately 75% of all mobile data traffic globally at the end of 2025, according to the Ericsson Mobility Report (June 2026).

The D2D service is intended to provide a SIM-free and cellular-data-plan-free satellite broadcast reception user experience without requiring a separate end-user data plan for the satellite broadcast component, subject to compatible receiving equipment and the applicable service model. The platform is designed to support large numbers of simultaneous users, subject to available capacity per day, depending on the final system configuration and operating assumptions, and high-power coverage designed to maintain service availability under specified weather and rain fade conditions.

Astrum’s commercialization strategy is planned in three phases. These sequential but overlapping service phases are designed to convert Astrum’s core GEO L-band strengths — wide-area coverage, one-to-many delivery and resilience even during emergencies — into progressively larger recurring-revenue opportunities. The sequencing is designed to generate early market access and service validation without depending on immediate mass-market smartphone adoption, then expand into remote and mobility markets, and ultimately scale through terrestrial-network integration. The three phases are as follows:

•        Phase 1 — Public Services.    The first commercialization priority is government and public-interest services that demonstrate potential societal value while building national operating rights and local partnerships. Priority applications include emergency warning and public-safety alerts, disaster-resilience information distribution and government datacasting. Other D2D services have chosen public services as their initial offerings due to the potential resilience of the satellite service during disasters that damage local communications infrastructure. These applications are well matched to GEO L-band because the same content can be distributed simultaneously across very large areas, including locations where terrestrial infrastructure is congested, damaged or unavailable, provided that the satellite, gateway and compatible receiving equipment remain operational. In addition, Astrum believes that L-band frequencies (1-2 GHz) exhibit very good rain resilience relative to higher-frequency bands such as X-band, Ku-band and Ka-band, and that L-band’s low rain fade and strong propagation characteristics make it well suited for reliable, highly available D2D (including S2M) services, subject to actual system performance and operating conditions.

•        Phase 2 — Remote Reach and Mobility Services.    Once initial landing rights and service partnerships are established, Astrum intends to expand into mobility and remote-market applications where wide-area coverage has clear value. Target segments include maritime transport, commercial shipping, remote communities and long-distance land transport. Services can combine safety and operational data with media, maps and weather content delivered to vehicles, vessels or site-based terminals equipped with compatible receiving systems. This phase is expected to broaden Astrum’s partner base while increasing satellite utilization without requiring Astrum to become a direct retail operator.

•        Phase 3 — Terrestrial Overlay and Scaled Commercial Services.    As devices compatible with Astrum’s satellite broadcast technology become more widely available, Astrum intends to position itself as a complement to mobile network operators rather than a competitor. Astrum’s satellite network would handle the distribution of popular content that many users want at the same time — such as live media, software updates and public information — while mobile networks continue to handle personalized, interactive and time-sensitive traffic. This approach could generate revenue through wholesale agreements with mobile operators, content partnerships, advertising arrangements and enterprise services across the Asia-Pacific region. Astrum’s long-term objective is to develop a regional digital-infrastructure platform supporting large-scale software and cybersecurity updates, connected-vehicle content, smart-infrastructure synchronization and other high-volume common-content services. As additional NGSO/MSS capabilities become commercially available, whether through Astrum-developed systems or third-party partnerships, Astrum expects to work with terrestrial MNOs and satellite operators to develop integrated network architectures that use each network element for the applications to which it is best suited, subject to applicable spectrum rights, regulatory approvals, technical interoperability and commercial agreements.

Competitive Strengths

•        Strategic L-Band Spectrum and 105°E Orbital Position.    Astrum has rights and arrangements associated with the largest contiguous L-band BSS spectrum allocations globally, together with a prime GEO orbital slot at 105°E, providing Astrum with a strategically valuable and hard-to-replicate platform for delivering satellite-enabled broadcast services across the Asia-Pacific region. Astrum’s core operating resource is 25 megahertz of contiguous L-band BSS downlink spectrum at 1467-1492 MHz, within the broader 1452-1492 MHz BSS allocation (with associated uplink transmissions in the 7025-7075 MHz band). The 1467-1492 MHz range aligns with 3GPP Band n246, which supports Astrum’s strategy of enabling compatible smartphones and other devices to receive satellite broadcasts, subject to appropriate chipset, RF and software support. Together, Astrum’s spectrum position, orbital resources and ITU coordination priority through the ASIABSS filing in Asia (ITU Region 3) create a strategic foundation that Astrum believes would be difficult for new entrants to replicate. Commercial use in each market remains subject to applicable national authorization and landing-right requirements. Established satellite frequency assignments and associated coordination status may provide an advantage relative to new entrants seeking comparable regulatory access. Astrum holds long-established ITU filings, which Astrum believes provide a regulatory advantage against new entrants that would need to secure spectrum and orbital resources through a lengthy and uncertain international coordination process.

•        Large Regional Addressable Market.    Astrum’s 105°E GEO position and L-band broadcast architecture are intended to support wide-area Asia-Pacific coverage and one-to-many delivery to large populations of compatible devices. Astrum’s planned coverage footprint encompasses billions of potential end users across densely populated Asia-Pacific markets, subject to the spacecraft’s actual service-beam coverage and receiving-device capabilities, with commercial addressability expected to scale with country licensing, local operator partnerships and adoption of 3GPP Band n246-compatible broadcasting receiving devices.

•        Cost.    As compared to other D2D providers, by focusing on satellite-based distribution of popular content that would otherwise be transmitted repeatedly over terrestrial networks, Astrum believes its services can potentially reduce data distribution costs, particularly in prepaid-dominant markets where consumers are price-sensitive, subject to sufficient common-content demand, service adoption and integration costs.

•        GEO One-to-Many Broadcast Architecture.    Astrum’s high-power GEO platform is designed for efficient wide-area delivery of the same content or data to many recipients simultaneously. This one-to-many architecture is well suited for services such as media distribution, public alerts, software updates, IoT/datacasting and mobile network content offload. By transmitting common content once over the satellite broadcast layer, Astrum’s network can reduce the need for repeated terrestrial network transmissions, potentially free up terrestrial network capacity for interactive and personalized services, and support lower incremental delivery costs as usage scales and the number of compatible recipients increases.

•        Partner-Centric B2G/B2B Model.    Astrum intends to commercialize its services through governments, mobile network operators (“MNOs”), broadcasters, content providers, enterprises, device and chipset participants and other satellite operators. Public-sector services are expected to provide a potential initial market-entry opportunity and a basis for pursuing regulatory authorizations; remote and mobility partnerships are expected to broaden network utilization; and MNO, media and device integrations are expected to provide the principal path to scaled recurring commercial revenue. Astrum does not plan to compete with MNOs for direct retail subscriber ownership.

•        Experienced Management Team.    Our management team includes Michael Do, our Chief Executive Officer; Jonathan Wang, our Chief Financial Officer and Chief Strategy Officer; and Dr. Liang Sun, our Chief Technology Officer. Our leadership team combines satellite, telecommunications, standards, finance, regulatory and commercialization experience relevant to executing Astrum’s wholesale D2D strategy. The management team is focused on advancing NEASTAR-1 development, securing regulatory approvals, expanding strategic partnerships and converting Astrum’s spectrum-related rights, orbital resources and technology platform into scalable wholesale service opportunities across priority Asia-Pacific markets.

•        Standards Alignment.    Astrum’s L-band spectrum aligns with 3GPP Band n246 and Astrum’s architecture is designed to integrate with the evolving 3GPP 5G Broadcast and broader NTN standards ecosystem. Samsung, a leading mobile chipset and device provider, is an active proponent of 5G MBS technology, and the standards trajectory supports the long-term case for a GEO broadcast layer. Astrum Mobile co-drafted the technical contributions incorporated into 3GPP Release 19 Technical Specifications TS 36.102 and TS 36.108 with Qualcomm, Huawei and ZTE. Related change requests were approved for 3GPP Release 19 in September 2025, and Astrum announced the milestone in November 2025 and designate Band n246 for GEO satellite operations in ITU Region 3, establishing BOG (Broadcast over Geosynchronous Satellite) as a standardized satellite broadcast capability within the broader 3GPP non-terrestrial network ecosystem. The standardization initiative received reported support from industry participants including OPPO, Xiaomi, Thales, the European Broadcasting Union, ABS (Academy of Broadcasting Science, China) and Rohde & Schwarz.

•        Standards and Device Ecosystem.    A critical element of Astrum’s strategy is continued development of the 3GPP mobile ecosystem for L-band satellite broadcast, including Band n246 (1467-1492 MHz), and incorporation of compatible functionality into commercially deployed devices. Ecosystem readiness therefore depends on standards, chipset, handset and network support developing in parallel with NEASTAR-1 and subsequent commercial deployment. Astrum intends to work with chipset manufacturers, device manufacturers, network operators and standards participants to advance L-band broadcast compatibility. Astrum’s business objectives assume that compatible consumer-device support will expand over time; however, the timing, scale and commercial availability of native Band n246 support remain execution dependencies rather than completed ecosystem milestones. Until such support is broadly available, Astrum expects to pursue services using dedicated or intermediary devices and partner-integrated solutions where commercially appropriate. Industry participants, including major infrastructure and chipset companies, continue to develop and support broadcast, multicast and NTN capabilities within the broader 3GPP ecosystem. Astrum believes this standards trajectory supports the long-term case for a GEO broadcast layer, while recognizing that commercial adoption will depend on sustained industry investment, operator demand, device implementation and successful service demonstrations.

Astrum’s long-term business plan contemplates scaling to up to four satellites with multiple reconfigurable spot beams, enabling country- and language-specific broadcasts across the coverage footprint.

Customer Relationships

While Astrum has not yet launched its NEASTAR-1 satellite and has not entered into any binding contracts with potential partners, Astrum has entered into memoranda of understanding with certain partners that it expects to turn into future contracts. There can be no assurance that the parties will ultimately enter into a definitive agreement or successfully complete the purposes under consideration by the parties.

These MOUs include the following:

Cignal TV Inc.    On January 23, 2025, Astrum entered into a memorandum of understanding with Cignal TV Inc., a Philippines-based pay television provider with approximately 9 million satellite pay-TV viewers, to collaborate on the development and launch of NEASTAR-1 satellite services delivering 5G Multicast Broadcast Services of 100 – 300 rich media channels directly to unmodified mobile smartphones and other devices throughout Southeast Asia. The collaboration covers branding and marketing, TV and radio content development, market and territory definition, regulatory and licensing matters, mobile app and service platform development, and end-user device specifications.

Gulf Space Technology Public Company Limited.    On March 18, 2025, Astrum entered into a memorandum of understanding with Gulf Space Technology Public Company Limited (formerly known as Thaicom Public Company Limited), a leading satellite operator in Thailand and the Asia-Pacific region. On June 16, 2026, the parties executed a First Amendment extending the term to four years from the original effective date and setting forth a revised scope of collaboration organized into pre-launch and post-launch phases. Pre-launch activities include workshop discussions on market segments and business cases in Thailand, L-band spectrum acquisition strategy, network and service architecture, targeted advertising partnerships, TT&C teleport hosting requirements in Australia, emergency broadcasting applications, and mobile application and device requirements. Post-launch activities include TT&C teleport hosting and managed operations in Australia, gateway teleport uplink infrastructure in Thailand, L-band spectrum and landing rights, and deployment of emergency broadcasting services.

INVIDI Technologies Corporation.    On November 12, 2025, Astrum entered into a non-binding memorandum of understanding with INVIDI Technologies Corporation. Under the MOU, the parties intend to negotiate a definitive agreement within one year of the MOU, which definitive agreement would contemplate all the material terms and conditions pursuant to which the parties would work together to jointly launch addressable advertising functionality on Astrum’s satellite distribution network and provide other video capabilities, marketing, and sales services. The MOU contemplates that under the definitive agreement to be negotiated, INVIDI would license its advertising technology allowing for the targeting of advertising to specific L-band enabled cell phones and create a sales house to educate and train advertising inventory owners, while Astrum will provide the satellite bandwidth, transponder, gateways, and subsystems, engage content partners, and handle regulatory matters including obtaining landing rights.

Kacific Broadband Satellites.    On June 9, 2026, Astrum entered into a memorandum of understanding with Kacific Broadband Satellites to establish a framework for cooperation in the development, deployment, commercialization, and operation of L-band satellite-enabled services and related telecommunications opportunities in Central Asia, Southeast Asia, and the Pacific Islands. The preliminary areas of cooperation include integration of Astrum’s L-band satellite services with Kacific’s PointCast terminals for one-way command and control capabilities, deployment of Astrum’s broadcast media services to Kacific’s remote village broadband sites, and exploration of IoT-related business opportunities across the region.

Additional MOUs.    Between November 2024 and June 2026, Astrum also entered into two additional non-binding memoranda of understanding with (i) a Philippines-based media and entertainment company and producer of audio-visual content, and (ii) a Vietnamese space technology and satellite company. These MOUs relate to markets in Southeast Asia, including the Philippines and Vietnam. Across the two MOUs, the areas of collaboration contemplated include the development of content packages and branding and marketing strategy for Astrum’s direct-to-device services; the development and implementation of satellite-based 5G services; mobile, IoT and government emergency services; and cooperation on next-generation satellite platform technical requirements.

Competition

The mobile satellite services industry is highly competitive and subject to significant barriers to entry, including the cost, technical complexity and lead time associated with developing, manufacturing, launching and operating satellite systems, obtaining access to spectrum and orbital resources, securing governmental and regulatory approvals, deploying ground infrastructure and developing compatible devices and partner ecosystems. We may compete directly or indirectly with a variety of satellite operators, mobile satellite service providers, direct-to-device providers, non-terrestrial network providers and terrestrial communications providers. Potential competitors may include companies operating LEO or other GEO satellite systems, as well as providers of terrestrial wireless and broadband services. Many of these companies are more established, have greater financial, technical, regulatory and commercial resources or have extensive existing customer relationships.

Astrum’s strategy differs from many LEO-based direct-to-device models. While LEO systems are generally designed for individualized two-way services where lower latency may be important, Astrum is developing a high-power GEO L-band one-to-many broadcast and datacasting architecture intended for efficient wide-area delivery of common content and data. GEO systems can provide continuous regional coverage from a fixed orbital position without satellite-to-satellite handovers. Astrum intends to focus its GEO architecture on broadcast and multicast applications such as media, software updates, public information and emergency alerts rather than latency-sensitive conversational voice. The commercial value proposition is expected to depend on the ability of a high-power GEO platform to distribute common content efficiently across very large geographic areas and recipient populations.

Astrum expects to face competition from companies developing or operating satellite-enabled direct-to-device, mobile satellite, fixed satellite, broadband, broadcast and data-distribution services, including SpaceX’s Starlink, AST SpaceMobile, Inmarsat Global Limited, Globalstar, Thuraya Telecommunications Co., Iridium Communications and Skylo.

Astrum may also face substitution and pricing pressure from terrestrial mobile networks, terrestrial content delivery networks, conventional satellite broadcast services, future multi-orbit platforms and other technologies that can deliver media, data, emergency communications or IoT services to the same customers or end users. Competition may occur across multiple dimensions, including service coverage, reliability, latency, capacity, cost, device compatibility, regulatory approvals, spectrum access, partner relationships and time to market.

As described above under “Strategy,” Astrum’s platform is designed primarily for one-way broadcast and multicast, which is a fundamentally different service model from competing LEO-based direct-to-device platforms. While Astrum believes its multicast architecture offers significant cost advantages for high-volume content distribution and cellular network offloading, potential customers and partners — particularly MNOs evaluating satellite partnerships — may prefer competitors offering full-duplex broadband that enables voice, messaging and interactive data services, which could limit Astrum’s market share and ability to receive favorable pricing even in broadcast use cases where its technology may be technically superior.

Astrum intends to operate through a wholesale model that positions Astrum as a complementary broadcast layer for mobile network operators, broadcasters, governments and enterprise customers. Astrum’s ability to compete successfully will depend on, among other things, obtaining required regulatory approvals, executing commercial partnerships, achieving device and standards alignment, successfully launching and commissioning NEASTAR-1 and demonstrating that its satellite broadcast layer can deliver commercially attractive use cases at scale.

Proprietary Rights

Our intellectual property position is primarily based on our contributions to 3GPP Release 19 Technical Specifications TS 36.102 and TS 36.108, which support 5G NTN operations using Band n246 and the BOG framework. These specifications were co-drafted by Astrum Mobile, Qualcomm, Huawei and ZTE and endorsed by OPPO, Xiaomi, Thales, the European Broadcasting Union, ABS (Academy of Broadcasting Science, China) and Rohde & Schwarz. We also seek to protect related technology, software, standards-related know-how, trademarks, copyrights, trade secrets and contractual rights.

We seek to establish and maintain our proprietary rights in the technology, software, standards-related know-how and services through a combination of copyrights, trademarks, trade secrets, confidentiality arrangements, licenses and contractual rights, together with patents or patent applications where applicable. We seek to maintain our trade secrets and confidential information through nondisclosure policies, appropriate confidentiality agreements and other security measures.

There can be no assurance that these rights can be successfully enforced against competitive products in any particular jurisdiction. Although we believe these protections have value, the rapidly changing technology in the satellite, broadcasting and wireless communications industries and uncertainties in the legal process make our future success dependent primarily on the innovative skills, technological expertise and management abilities of our employees rather than solely on formal intellectual property protections.

Certain of our products include software or other intellectual property licensed from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of our products, we believe, based upon past experience and standard industry practice, that such licenses generally could be obtained on commercially reasonable terms. Nonetheless, there can be no assurance that the necessary licenses would be available on acceptable terms, if at all.

The industry in which we compete is characterized by rapidly changing technology, a large number of patents, and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot assure you that our patents and other proprietary rights will not be challenged, invalidated or circumvented, that others will not assert intellectual property rights to technologies that are relevant, or that our rights will give us a competitive advantage. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States.

Litigation

There is no material litigation, arbitration or governmental proceeding currently pending or, to Astrum’s knowledge, threatened against it or any members of Astrum’s management team in their capacity as such.

Regulatory

We are required to comply with the laws and regulations of, and obtain approvals from, national and local authorities in connection with our proposed services.

Our services rely on access to international spectrum and orbital resources.    Satellites must be operated in a manner consistent with the regulations and procedures of the ITU, a specialized agency of the United Nations that provides a framework for coordinating satellite systems and avoiding harmful interference among users of the radio spectrum.

Astrum holds ITU coordination priority through the ASIABSS network filing at the 105°E orbital slot, filed through Australia. The ASIABSS filing has been registered with the ITU for a term of 60 years. The filing covers 25 megahertz of L-band BSS downlink spectrum at 1467-1492 MHz (with associated uplink transmissions in the 7025-7075 MHz band).

Astrum’s long-term business plan contemplates scaling to up to four satellites with multiple reconfigurable spot beams, enabling country- and language-specific broadcasts across the coverage footprint. Astrum’s regulatory strategy also includes filings through Papua New Guinea and Germany.

Astrum’s L-band BSS spectrum and GEO orbital position at 105°E provide coverage across the Asia-Pacific region, Oceania, and portions of Africa and the Middle East. While Astrum’s initial commercial focus is the Asia-Pacific region, this coverage footprint may create potential regulatory obligations in additional jurisdictions beyond those Astrum initially plans to serve.

Our regulatory strategy includes maintaining access to the 105°E orbital position.    Astrum currently owns a GEO satellite at the 105°E orbital position, which was originally launched in 2000 and is more than 25 years old. Astrum’s ability to preserve occupancy of the 105°E orbital position may depend on maintaining its existing satellite’s operational status until NEASTAR-1 is launched and operational and satisfying any continuity requirements imposed by regulators.

Our services are based on a broadcast-oriented regulatory framework.    Unlike many space-based D2D providers that operate using mobile-spectrum allocations designed for two-way voice, messaging and broadband services, Astrum’s platform is designed primarily for one-way broadcast and multicast delivery from a GEO orbit satellite using a broadcast-oriented BSS spectrum allocation.

Because Astrum’s services utilize a BSS allocation rather than spectrum traditionally used for two-way mobile communications, future regulatory developments may affect Astrum’s services differently than competing direct-to-device systems.

Commercial operation requires national regulatory approvals and market access authorizations.    ITU filing and coordination rights establish the international spectrum and orbital framework but do not themselves authorize Astrum to provide commercial service in each country. Commercial operation will require country-by-country landing rights, market access authorizations, spectrum approvals, operating licenses, service authorizations, broadcasting approvals and other governmental permissions, as well as any applicable equipment or network approvals.

Certain approvals may only be available through local telecommunications providers, broadcasters or other strategic partners. Regulators may impose local ownership requirements, infrastructure obligations, service commitments, milestone requirements or other conditions that increase costs or limit operational flexibility. Many approvals require periodic renewal and remain subject to modification, suspension or revocation.

Astrum will need to secure such approvals in each jurisdiction where it intends to operate, and its inability to obtain such approvals could impact its commercial plans.

Astrum is pursuing regulatory approvals in priority Asia-Pacific markets.    Astrum is actively pursuing the authorizations required in priority Asia-Pacific markets. Astrum’s current priority launch markets are Papua New Guinea, Vietnam, Thailand and the Philippines.

Astrum currently has authorization for BSS transmissions into Papua New Guinea. The Papua New Guinea NICTA has confirmed that, subject to Astrum’s formal application, it is prepared to grant the appropriate operator and radiocommunication licenses for Astrum to provide L-band BSS into Papua New Guinea. This confirmation is not itself an issued license, and any authorization remains subject to the applicable application and licensing process.

Astrum is also pursuing approvals in Vietnam and the Philippines and expects Thailand to be a key target market to obtain regulatory approval.

The regulatory framework applicable to space-based D2D services continues to evolve.    The international regulatory framework applicable to space-based D2D services continues to evolve. World Radiocommunication Conference 2027 Agenda Item 1.13 is considering regulatory and technical matters relating to direct connectivity between satellites and mobile devices, and the resulting decisions and implementation by national administrations could affect the broader regulatory treatment of space-based D2D services.

The studies cover the 1427-1518 MHz band, including Astrum’s 1467-1492 MHz BSS spectrum. A new MSS allocation would leave Astrum’s existing BSS rights unaffected and could allow Astrum to add two-way MSS in partnership with MNOs. Astrum’s earliest-priority ITU filing, regional GSO coverage and existing partner relationships may assist it in pursuing that opportunity. Astrum’s BSS rights and licenses support one-way broadcast only; any two-way service would require an MSS allocation and national MSS authorizations, which Astrum does not currently hold, as well as, under current WRC-27 resolution drafts, a regulator-approved agreement with an MNO. Current WRC-27 resolution drafts would condition any MSS use on a regulator-approved agreement with an MNO, and national administrations would implement any WRC-27 decision. Any MSS capability would be intended to complement Astrum’s core BSS broadcast offering, consistent with Astrum’s Phase 3 strategy, and no integrated service design has been finalized.

Region 3 administrations have taken differing positions. Australia supports a primary MSS allocation subordinate to the mobile service, Russia has proposed no change, and Korea, China and India have submitted WRC-27 resolution draft texts. Current WRC-27 resolution drafts contemplate one satellite operator per MNO band and area, a model that may benefit operators with existing filings and established MNO relationships. Astrum’s MOU partners in its priority markets of Papua New Guinea, Vietnam, Thailand and the Philippines may provide a starting point for such relationships. Astrum’s one-way BSS services do not depend on the WRC-27 outcome.

L-band frequencies are also used by a variety of incumbent services worldwide, and regulators may impose power limits, geographic restrictions, coordination obligations, interference-protection requirements or other operating conditions to protect other authorized users.

Human Capital

As of September 30, 2026, we had eight full-time employees and seven independent contractors.

Environmental Matters

We are subject to various laws and regulations relating to the protection of the environment and human health and safety, including those governing the management, storage and disposal of hazardous materials, such as fuels and batteries. We could incur significant costs, including cleanup costs, fines, sanctions and third-party claims, as a result of violations of or in connection with liabilities under environmental laws and regulations.

Facilities

We operate from leased locations that include our corporate headquarters located in Singapore, a corporate office in the Philippines and a ground station in Brisbane, Australia for satellite monitoring and control operations.

ASTRUM MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis by management of Astrum Space Inc (“Astrum Space” or the “Company”), Astrum Networks Pte. Ltd. (“Astrum Singapore”) and their subsidiaries (collectively, the “Group” or “Astrum Group”) should be read in conjunction with the combined and consolidated financial statements and related notes of Astrum Space as of and for the years ended December 31, 2025 and 2024, and the unaudited condensed combined and consolidated financial statements and related notes as of June 30, 2026 and for the six months ended June 30, 2026 and 2025, included elsewhere in this proxy statement/prospectus. Astrum Space was incorporated in the Cayman Islands on May 13, 2026. On July 14, 2026, the shareholders of Astrum Singapore transferred all of their shares in Astrum Singapore to Astrum Space Holding Inc (“Astrum Holding”) in exchange for ordinary shares of Astrum Holding, resulting in Astrum Singapore becoming a wholly owned subsidiary of Astrum Holding. On July 15, 2026, Astrum Holding transferred all of its shares in Astrum Singapore to Astrum Space. Because Astrum Singapore and Astrum Space were under the same ultimate control before and after the transaction, the transaction was accounted for as a reorganization of entities under common control and did not result in a change in the ultimate control of the underlying business. The following discussion and analysis includes forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed elsewhere in this proxy statement/prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

Astrum Networks Pte. Ltd. (“Astrum Singapore”) is a private company limited by shares formed in the Republic of Singapore on October 24, 2023. The address of Astrum Singapore’s registered office is 160 Robinson Road, #14-04, Singapore Business Federation Center, Singapore 068914. Prior to the corporate reorganization described below, Zhou Qingzhi was the controlling shareholder of Astrum Singapore.

Astrum Space was incorporated in the Cayman Islands on May 13, 2026. The address of Astrum Space’s registered office is 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1002, Cayman Islands. Upon incorporation, one ordinary share with a par value of $0.01 was issued to Astrum Holding. Astrum Holding was incorporated in the Cayman Islands on May 11, 2026. Upon incorporation, one ordinary share with a par value of $0.01 was issued to Zhou Qingzhi.

Astrum Singapore undertook a corporate reorganization in July 2026, subsequent to the interim reporting date, to establish a new holding company structure. On July 14, 2026, the shareholders of Astrum Singapore transferred all of their shares in Astrum Singapore to Astrum Holding in exchange for 4,594,999 ordinary shares of Astrum Holding. As a result of the transaction, Astrum Singapore became a wholly owned subsidiary of Astrum Holding. On July 15, 2026, Astrum Holding transferred all of its shares in Astrum Singapore to Astrum Space at nil consideration, as a result of which Astrum Singapore became a wholly owned subsidiary of Astrum Space. As a result of the corporate reorganization, Astrum Space and Astrum Holding became the immediate and ultimate holding entities of Astrum Singapore, respectively. The same ultimate controlling shareholder or group of shareholders controlled Astrum Singapore and Astrum Space before and after the transaction. Accordingly, the transaction represents a reorganization of entities under common control and did not result in a change in the ultimate control of the underlying business.

The Company, Astrum Singapore and their subsidiaries are collectively referred to as the “Group” or “Astrum Group.” The principal business of the Group is the development of satellite telecommunications networks and related communications infrastructure. The Group is currently engaged in developmental, technical and strategic planning activities associated with its satellite telecommunications projects.

Recent Developments

Corporate Reorganization

As described in the Overview above, Astrum Singapore undertook a corporate reorganization in July 2026 as a result of which Astrum Singapore became a wholly owned subsidiary of Astrum Space. Because the reorganization was among entities under common control, these financial statements are presented as if Astrum Space had been the holding company of Astrum Singapore from the beginning of the periods presented.

Cancellation of Convertible Note and SAFE

On July 14, 2026, Astrum Singapore and Astrum Holding entered into an agreement with a noteholder to terminate and cancel such noteholder’s Convertible Note with an outstanding principal amount of $5,000,000, together with accrued interest. In consideration for the termination and cancellation of the Convertible Note and all associated rights, on July 14, 2026, Astrum Holding issued 25,000 ordinary shares to the noteholder. The termination became effective upon issuance of the consideration shares.

On July 14, 2026, Astrum Singapore and Astrum Holding entered into an agreement with an investor to terminate and cancel such investor’s SAFE with an original purchase amount of $10,000,000. In consideration for the termination and cancellation of the SAFE and all associated rights, on July 14, 2026, Astrum Holding issued 50,000 ordinary shares to the investor. The termination became effective upon issuance of the consideration shares.

Business Combination Agreement

On August 27, 2026, Black Spade Acquisition III Co (“BIII”), a special purpose acquisition company whose securities are listed on the New York Stock Exchange, Astrum Space and Astrum Singapore entered into a Business Combination Agreement, which was subsequently amended November 5, 2026 (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, Astrum Space will merge with and into BIII, with BIII continuing as the surviving publicly traded entity and Astrum Singapore becoming a direct subsidiary of the surviving company. At the closing of the business combination, all outstanding shares of Astrum Space will be canceled and Astrum Holding, as the sole shareholder of Astrum Space, will be entitled to receive 100,000,000 newly issued ordinary shares of the surviving company. The Business Combination Agreement also provides for the potential issuance of up to 25,500,000 newly issued ordinary shares of the surviving company to Astrum Holding based on the achievement of certain performance targets by the surviving company.

Completion of the Business Combination is subject to customary closing conditions, including, among others, the effectiveness of the applicable registration statement filed with the U.S. Securities and Exchange Commission, approval by BIII’s shareholders, approval for listing of the shares to be issued in connection with the transaction on a Qualified Stock Exchange, receipt of required governmental consents and the absence of any legal prohibition preventing completion of the transaction. Accordingly, there can be no assurance that the proposed Business Combination will be completed on the terms contemplated or at all.

As the proposed Business Combination had not been completed as of the date the Company’s unaudited condensed combined and consolidated financial statements were authorized for issuance, no effect of the proposed transaction has been reflected in the Company’s unaudited condensed combined and consolidated financial statements as of and for the six months ended June 30, 2026.

Cancellation of Related Party Indebtedness

On October 14, 2026, Astrum Singapore, Astrum Holding, Astrum Space, Mr. Zhou Qingzhi and Hansom Group Limited, an entity affiliated with Mr. Zhou, entered into a Loan Cancellation Agreement. Mr. Zhou and Hansom Group Limited irrevocably and unconditionally cancelled, forgave and released all loans made to Astrum Singapore, together with all accrued and unpaid interest, and as a result, all related party indebtedness of Astrum Space and its subsidiaries outstanding as of the date of the Loan Cancellation Agreement has been cancelled. The cancelled indebtedness is accounted for as a capital contribution to additional paid-in capital.

Components of our Results of Operations

Operating expenses

Selling expenses include advertising and promotional activities.

General and administrative expenses primarily consist of satellite expenses, staff costs, depreciation of property, plant and equipment and right-of-use lease assets, professional and legal fees, audit and corporate secretarial costs, office and representative office expenses, rent and building management fees, travel, insurance, communications, directors’ remuneration, subscriptions and license fees, bank charges, repair and maintenance costs, and other general corporate and administrative expenses.

Non-operating expenses

Gain or loss on change in fair value of SAFE note consists of the gains or losses resulting from an increase or decrease in the fair value of the SAFE note payable between issuance and at each subsequent reporting period.

Gain on change in fair value of convertible note payable consists of the gain resulting from a decrease in the fair value of the convertible note payable between issuance and at each subsequent reporting period.

Finance income consists of interest earned on corporate cash and cash equivalents.

Finance expense consists of interest expense related to leases and borrowings.

Comparison of Results of Operations

Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025

The following selected financial data are derived from the unaudited condensed combined and consolidated financial statements of the Company for the six months ended June 30, 2026 and 2025, and should be read in conjunction with the combined and consolidated financial statements as of and for the years ended December 31, 2025 and 2024, and the related notes included elsewhere in this proxy statement/prospectus. The historical results are not necessarily indicative of the results of future operations.

The following table sets forth our unaudited condensed combined and consolidated statements of income for the periods presented.

	For the six months ended
	June 30, 2026	June 30, 2025	Change (Amount)	Change (Percentage)
Operating expenses
Selling	$—	$2,117	$(2,117)	(100)%
General and administrative	3,325,432	2,900,674	424,758	15%
Foreign exchange (gains)/losses	10,338	94,607	(84,269)	(89)%
Total operating expenses	3,335,770	2,997,398	338,372	11%
Operating loss	(3,335,770)	(2,997,398)	(338,372)	11%

Loss on change in fair value of SAFE note	(478,323)	(94,614)	(383,709)	406%
Gain on change in fair value of convertible note payable	848,058	153,550	694,508	452%
Finance income	4	22,251	(22,247)	(100)%
Finance expense	(393,319)	(265,198)	(128,121)	48%
Loss before income tax	(3,359,350)	(3,181,409)	(177,941)	6%

Income tax	—	—	—	N/A %
Loss for the period	$(3,359,350)	$(3,181,409)	$(177,941)	6%

Selling expenses decreased by $2,117 or 100%, to zero for the six months ended June 30, 2026 from $2,117 for the six months ended June 30, 2025. This is due to a reduction in conference sponsorship expenditure, as management elected to limit discretionary promotional activities during the current reporting period.

General and administrative expenses increased by $424,758, or 15%, to $3,325,432 for the six months ended June 30, 2026 from $2,900,674 for the six months ended June 30, 2025. The increase was primarily attributable to higher professional and legal fees, which rose by $595,964, or 80%, due to acquisition-related matters. This increase was partially offset by a reduction in staff costs of $170,393, or 16%, resulting from changes in headcount. Excluding the impact of acquisition-related audit and legal fees and the offsetting decrease in staff costs, general and administrative expenses remained relatively consistent year-over-year, reflecting ongoing corporate overhead, professional services, and administrative personnel costs. Management anticipates that general and administrative expenses will normalize in future periods absent further acquisition-related adjustments, although such expenses may increase in line with the Company’s operational growth and compliance requirements.

A foreign exchange loss of $10,338 was recognized for the six months ended June 30, 2026, compared with a foreign exchange loss of $94,607 for the six months ended June 30, 2025. The movement primarily reflects foreign exchange differences arising from the Group’s CHF-denominated transactions with the satellite vendor, as well as the remeasurement of a related-party loan payable denominated in SGD. As the Group’s presentation currency is the U.S. Dollar, foreign currency-denominated monetary balances are remeasured into the applicable functional currency at prevailing exchange rates, with resulting foreign exchange differences recognized in profit or loss in accordance with the Group’s accounting policies.

Loss on change in fair value of SAFE note increased by $383,709, or 406%, to $478,323 for the six months ended June 30, 2026 from $94,614 for the six months ended June 30, 2025. The increase was due to prevailing market conditions, management expectations, and potential negotiated transactions that influenced the valuation of the instrument. These factors reflect the inherent variability in fair value measurement of convertible instruments. Management expects that future gains or losses related to changes in fair value of the SAFE note will continue to be subject to fluctuations in market dynamics, transaction activity, and evolving expectations regarding liquidity events.

Gain on change in fair value of convertible note payable increased by $694,508, or 452%, to $848,058 for the six months ended June 30, 2026 from $153,550 for the six months ended June 30, 2025. The increase was due to prevailing market conditions, management expectations, and potential negotiated transactions that influenced the valuation of the instrument. These factors underscore the inherent variability in fair value measurement of convertible instruments. Management expects that future gains or losses related to changes in fair value of the convertible note will continue to be subject to fluctuations in market dynamics, transaction activity, and evolving expectations regarding liquidity events.

Finance income decreased by $22,247, or 100%, to $4 for the six months ended June 30, 2026 from $22,251 for the six months ended June 30, 2025. The decrease was attributable to lower average cash balances on hand during the current period, as expenditures under the satellite manufacturing contract commenced and work in progress increased, as well as the absence of money market deposits in 2026 compared to those maintained in 2025. This reduction reflects the utilization of cash resources to fund capital projects and operational commitments. During the six months ended June 30, 2026, the Group maintained its available funds in current accounts that generated minimal interest income. Although the Group received $9 million from its shareholder in May 2026, the funds were held for less than two months during the reporting period and generated minimal interest income. Accordingly, the shareholder funding did not significantly contribute to finance income for the period. Management expects finance income to remain sensitive to available cash balances and prevailing interest rates, with future levels subject to fluctuation depending on the timing of contract payments and the investment of surplus funds.

Finance expense increased by $128,121, or 48%, to $393,319 for the six months ended June 30, 2026 from $265,198 for the six months ended June 30, 2025. The increase reflects additional borrowings, which were utilized to fund the Company’s ongoing capital expenditure and operational commitments. Management expects finance expenses to remain sensitive to the Group’s borrowing levels, financing arrangements, and the extent to which borrowing costs qualify for capitalization in future periods.

Comparison of Results of Operations

Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

The following selected financial data are derived from the combined and consolidated financial statements of the Company for the years ended December 31, 2025 and 2024, and should be read in conjunction with such combined and consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. The historical results are not necessarily indicative of the results of future operations.

The following table sets forth our combined and consolidated statements of income for the periods presented.

	For the year ended
	December 31, 2025	December 31, 2024	Change (Amount)	Change (Percentage)
Operating expenses
Selling	$20,568	$37,662	$(17,094)	(45)%
General and administrative	5,313,157	6,806,737	(1,493,580)	(22)%
Foreign exchange (gains)/losses	(28,357)	38,031	(66,388)	(175)%
Total operating expenses	5,305,368	6,882,430	(1,577,062)	(23)%
Operating loss	(5,305,368)	(6,882,430)	1,577,062	(23)%

Gain on change in fair value of SAFE note	1,508,647	1,676,110	(167,463)	(10)%
Gain on change in fair value of convertible note payable	931,077	161,730	769,347	476%
Finance income	20,439	135,740	(115,301)	(85)%
Finance expense	(147,735)	(172,598)	24,863	(14)%
Loss before income tax	(2,992,940)	(5,081,448)	2,088,508	(41)%

Income tax	—	—	—	N/A
Loss for the year	$(2,992,940)	$(5,081,448)	$2,088,508	(41)%

Selling expenses decreased by $17,094 or 45%, to $20,568 for the year ended December 31, 2025 from $37,662 for the year ended December 31, 2024. This is due to conference sponsorship expenses decreasing by $17,094 as management decided to limit discretionary spending on promotional activities during the period.

General and administrative expenses decreased by $1,493,580 or 22%, to $5,313,157 for the year ended December 31, 2025 from $6,806,737 for the year ended December 31, 2024. The first two NEASTAR-1 satellite program milestone payments were recognized as expenses in the prior year and were subsequently capitalized as assets under construction in the following year, resulting in a $3,313,016 or 78% decrease year over year. Staff costs increased by $966,338 or 101%, due to higher headcount and increased compensation for existing personnel. This increase reflects the Company’s continued investment in human capital to support expanded operations and strategic initiatives. Excluding the impact of these additions, staff costs remained proportionate to overall operating expenses. Management expects staff costs to normalize as hiring levels stabilize, although compensation expenses may continue to rise in future periods in line with market conditions and the Company’s growth trajectory. Excluding the impact of the decrease in acquisition-related settlements offset by the increase in staff costs, general and administrative expenses remained relatively consistent, reflecting ongoing corporate overhead, professional services, and administrative personnel costs. Management expects general and administrative expenses to normalize in future periods absent further acquisition-related adjustments, though such expenses may increase in line with the Company’s operational growth and compliance requirements.

A $28,357 foreign exchange gain was recognized for the year ended December 31, 2025, as compared to a loss of $38,031 recognized in the prior year. The movement is due to foreign exchange differences arising from the Group’s CHF-denominated transactions with the satellite vendor, as well as the remeasurement of related-party loan payable that is denominated in SGD. As the Group’s presentational currency is the U.S. Dollar, the CHF- and SGD-denominated balances are translated into USD at the applicable exchange rates, wth foreign exchange differences recognized in profit or loss upon settlement and/or remeasurement of the outstanding balances.

Gain on change in fair value of SAFE note decreased by $167,463 or 10%, to $1,508,647 for the year ended December 31, 2025 from $1,676,110 for the year ended December 31, 2024. The decrease was due to prevailing market conditions, management expectations, and potential negotiated transactions that influenced the valuation of the instrument. These factors reflect the inherent variability in fair value measurement of convertible instruments. Management expects that future gains or losses related to changes in fair value of the SAFE note will continue to be subject to fluctuations in market dynamics, transaction activity, and evolving expectations regarding liquidity events.

Gain on change in fair value of convertible note payable increased by $769,347 or 476%, to $931,077 for the year ended December 31, 2025 from $161,730 for the year ended December 31, 2024. The increase was due to prevailing market conditions, management expectations, and potential negotiated transactions that influenced the valuation of the instrument. These factors underscore the inherent variability in fair value measurement of convertible instruments. Management expects that future gains or losses related to changes in fair value of the convertible note will continue to be subject to fluctuations in market dynamics, transaction activity, and evolving expectations regarding liquidity events.

Finance income decreased by $115,301 or 85%, to $20,439 for the year ended December 31, 2025 from $135,740 for the year ended December 31, 2024. The decrease was due to a lower cash balance on hand as expenditures under the satellite manufacturing contract commenced and work in progress increased. This reduction reflects the utilization of cash resources to fund capital projects and operational commitments. Management expects finance income to remain sensitive to cash balances and prevailing interest rates, and future levels may fluctuate depending on the timing of contract payments and investment of available funds.

Finance expense decreased by $24,863 or 14%, to $147,735 for the year ended December 31, 2025 from $172,598 for the year ended December 31, 2024. The reduction is due to the greater capitalization of finance expenses, resulting from increased financing activities under related-party arrangements during the period. Management expects finance expense to remain sensitive to the Company’s borrowing levels, and future periods may reflect increases should intercompany funding requirements arise.

Liquidity and Capital Resources

Funding requirements and going concern

Our principal capital management objectives are to maintain our ability to continue as a going concern and to maintain a capital structure capable of supporting our development and growth strategy. As of June 30, 2026 and December 31, 2025, we had cash and cash equivalents of $8,506,807 and $131,316, respectively, and loan payables of $69,688,177 and $58,835,660, respectively. Loan payables is comprised of convertible note payable of $3,592,354 and $4,315,412, SAFE note payable of $7,293,566 and $6,815,243, and related party loans payable of $58,802,257 and $47,705,005, as of June 30, 2026 and December 31, 2025, respectively. There are no covenants attached to the respective loan payables. Details of the respective loan arrangements are described in Note 9 to the unaudited condensed combined and consolidated financial statements.

We have not generated revenue from operations since inception and do not expect to generate revenue for at least the next three years as we continue developing our business and satellite communications infrastructure. During the six months ended June 30, 2026, we incurred a net loss of $3,359,350 and used $2,642,462 of cash in operating activities and zero in investing activities. During 2025, we incurred a net loss of $2,992,940 and used $5,535,416 of cash in operating activities and $49,698,294 in investing activities, principally reflecting expenditures on the NEASTAR-1 satellite program. These expenditures on the NEASTAR-1 satellite program were funded primarily by proceeds from shareholder and related-party loans amounting to $47,705,005 for the year ended December 31, 2025. There were no expenditures on the NEASTAR-1 satellite program during the first half of 2026.

We expect to continue to incur significant expenditures to fund our operations and development activities. Our future funding requirements are expected to be met through additional equity financing, debt financing, strategic investments and other sources of capital. In addition, our majority shareholder has provided a letter of support committing to fund our operating, investing and financing activities, with the amount of the commitment exceeding our expected cash requirements through the operational launch of the NEASTAR-1 satellite. Based on this support, management believes that we will have sufficient resources to meet our obligations and continue our operations for the foreseeable future.

Management estimates that the total remaining cost to complete the development, manufacture, testing, and launch of the NEASTAR-1 is approximately $167 million, comprising of approximately $152 million for hardware procurement (including satellite manufacturing, launch vehicle, ground systems and insurance), approximately $3 million for satellite operations, and approximately $12 million for selling and general and administrative expenses. These expenditures are expected to be incurred over the period from October 2026 through December 2028, consistent with the expected launch of NEASTAR-1. As of June 30, 2026, Astrum Group had contractual commitments of $64 million relating to the design, construction, testing, and delivery of the NEASTAR-1 satellite and related components and systems. The remaining amounts are payable upon achievement of specified contractual milestones and will generally be capitalized as assets under construction as the related costs are incurred. Our majority shareholder has provided a letter of support committing, from August 2026, to fund up to $168 million of our operating, investing and financing activities through the operational launch of the NEASTAR-1 satellite. The commitment remains in effect until the later of (a) two years from the date of the Letter of Support or (b) the successful launch of the NEASTAR-1 satellite. We expect to fund our capital requirements primarily through third-party financing we are able to secure on commercially reasonable terms from third-party sources, including bank borrowings, credit facilities, issuances of equity or debt, strategic partnerships and other available capital resources or, failing which, through funding from our majority shareholder pursuant to the letter of support. Based on our current estimates and the committed amount under the letter of support which covers the twelve months from the date of the combined and consolidated financial statements, management does not expect that additional financing beyond the committed amount will be required to fund the Company’s operations through the commencement of commercial operations of the NEASTAR-1 satellite program.

Critical Accounting Estimates

Our management’s discussion and analysis of financial condition and results of operations were derived from our combined and consolidated financial statements in conformity with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IASB”). The preparation of the combined and consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income, expenses and related disclosures. The estimates and underlying assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. Our significant accounting judgments and key sources of estimation uncertainty, including those relating to the fair value measurement of convertible note payable and SAFE note payable and the recognition of assets under construction, are described in Note 3 to our combined and consolidated financial statements.

The Directors do not consider there to be any other critical accounting judgments or key sources of estimation uncertainty in the preparation of the Company’s combined and consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market risks, including foreign currency risk, liquidity risk, credit risk, and interest rate risk, as set out below. We manage and monitor these exposures to ensure appropriate measures are implemented in a timely and effective manner. We did not hedge or consider it necessary to hedge any of these risks.

Foreign currency risk

Our reporting currency and the functional currency of Astrum Space Inc are the U.S. Dollar. Certain of our subsidiaries have functional currencies other than the U.S. Dollar, including the Australian dollar, and we conduct transactions and incur expenses denominated in currencies other than the functional currency of the applicable entity. We are therefore exposed to foreign currency risk arising from transactions and monetary assets and liabilities denominated in currencies other than the respective entities’ functional currencies, primarily SGD, AUD, PHP, CHF, and USD. We seek to manage this exposure by matching cash receipts and expenditures in the same currency where practicable. We did not use derivative financial instruments to hedge foreign currency exposure during annual 2025 and 2024 reporting periods, or the interim 2026 and 2025 reporting periods.

Our exposure to foreign currency fluctuations did not have a material effect on our results of operations during the 2026 interim reporting period or the 2025 annual reporting period. We recognized a foreign exchange loss of approximately $10,338 in the 2026 interim reporting period, compared with a foreign exchange gain of $94,607 in the 2025 interim reporting period. We recognized a foreign exchange gain of approximately $28,357 in 2025 compared with a foreign exchange loss of approximately $38,031 in 2024. In addition, foreign currency translation differences recognized in other comprehensive income were approximately $22,231 of losses in interim 2026, $6,203 of losses in interim 2025, $31,476 of losses in annual 2025, and $4,768 of gains in annual 2024.

The following tables demonstrates the sensitivity to a reasonable possible change in USD exchange rates with all other variables held constant.

	June 30, 2026	June 30, 2025
Net SGD monetary (liability)/asset exposure	$(7,473,974)	$104,681
Effect on profit or loss:
10% strengthening of USD against SGD	$747,397	$(10,468)
10% weakening of USD against SGD	$(747,397)	$10,468
	December 31, 2025	December 31, 2024
Net SGD monetary (liability)/asset exposure	$(5,778,920)	$208,845
Effect on profit or loss:
10% strengthening of USD against SGD	$577,892	$(20,885)
10% weakening of USD against SGD	$(577,892)	$20,885

Liquidity risk

We are subject to significant liquidity risk because we are pre-revenue, have incurred recurring operating losses and negative operating cash flows, and require significant capital to fund the development of our satellite communications infrastructure. As of June 30, 2026, we had cash and cash equivalents of $8,506,807, compared with $131,316 as of December 31, 2025. We had current assets of $8,848,211 and current liabilities of $30,664,572, resulting in a working capital deficit of $21,816,361 as of June 30, 2026. We had current assets of $466,508 and current liabilities of $12,416,854, resulting in a working capital deficit of $11,950,346 as of December 31, 2025.

Our contractual undiscounted financial liability cash flows as of June 30, 2026 totaled $74,532,564, of which $26,917,248 was payable on demand, $5,651,917 was due within one year and $41,963,399 was due more than one year after June 30, 2026. The $7,293,566 SAFE liability is not included in this maturity analysis because it does not have a contractual maturity date and settlement occurs only upon specified events, including an equity financing, liquidity event or dissolution event.

Our contractual undiscounted financial liability cash flows as of December 31, 2025 totaled $61,008,376, of which $8,049,847 was payable on demand, $5,500,596 was due within one year and $47,457,933 was due more than one year after December 31, 2025. The $6,815,243 SAFE liability is not included in this maturity analysis because it does not have a contractual maturity date and settlement occurs only upon specified events, including an equity financing, liquidity event or dissolution event.

Our $16,902,257 and $5,805,005 of loans from our ultimate controlling party as of June 30, 2026 and December 31, 2025, respectively, bear interest at 5.0%, are unsecured, and repayable on demand, while $41,900,000 of loans from an entity under common control as of June 30, 2026 and December 31, 2025, bear interest at 5.0% and mature between January 2028 and January 2029. Our Convertible Note had an aggregate principal amount of $5,000,000, bears interest at 5.0% and, as of June 30, 2026 and December 31, 2025, was scheduled to mature on July 15, 2026 unless earlier converted in accordance with its terms.

Subsequent to June 30, 2026, we entered into agreements to terminate and cancel both the Convertible Note and SAFE in exchange for shares of Astrum Space Holding Inc. The termination of each instrument becomes effective upon issuance of the applicable consideration shares, which occurred on July 14, 2026.

Credit risk

We are also exposed to credit risk with respect to cash deposits and other receivables. As of June 30, 2026 and December 31, 2025, cash and cash equivalents were $8,506,807 and $131,316, respectively, and other receivables were $318,862 and $312,650, respectively. Cash is deposited with multiple banking partners, and management considers the risk of loss on these financial instruments to be low. The maximum credit exposure associated with our recognized financial assets is represented by their carrying amounts.

Interest rate risk

We also have minimal exposure to changes in interest rates and other market-based assumptions through our financing arrangements. As of June 30, 2026 and December 31, 2025, we had $41,900,000 of loans from an entity under common control bearing interest at a fixed rate of 5.0%, with maturities between January 1, 2028 and January 1, 2029, and $16,902,257 and $5,805,005, respectively, of loans from the ultimate controlling party bearing interest at a fixed rate of 5.0% payable on demand. Because the interest rate on these borrowings is fixed, changes in market interest rates do not directly affect the contractual interest expense on these borrowings.

Our convertible note and SAFE note are measured at fair value through profit or loss and are classified as Level 3 financial instruments. Their valuations incorporate market-sensitive and other unobservable assumptions, including enterprise value, expected equity volatility, the risk-free interest rate and the expected timing and probability of financing and liquidity events. At June 30, 2026, the convertible note and SAFE note had fair values of approximately $3,592,354 and $7,293,566, respectively. December 31, 2025, the convertible note and SAFE note had fair values of approximately $4,315,412 and $6,815,243, respectively. The valuation models used an equity value of $852,582,379 and expected equity volatility of 70% as of June 30, 2026. The valuation models used an equity value of $199,766,964 and expected equity volatility of 70% as of December 31, 2025.

The following tables demonstrates the sensitivity to a reasonably possible change in equity value and expected volatility with all other variables held constant.

	For the six months ended
	June 30, 2026	June 30, 2025
Effect on profit or loss:
10% increase in equity value	$(162,733)	$160,184
10% decrease in equity value	$168,059	$(149,820)

10% increase in expected volatility	$1,088,592	$150,736
10% decrease in expected volatility	$(1,088,592)	$(151,224)
	For the year ended
	December 31, 2025	December 31, 2024
Effect on profit or loss:
10% increase in equity value	$20,682	$160,184
10% decrease in equity value	$(32,052)	$(149,820)

10% increase in expected volatility	$(209,172)	$150,736
10% decrease in expected volatility	$204,876	$(151,224)

Cash Flows

Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025

The following table summarizes Astrum Group’s unaudited cash flows from operating, investing, and financing activities for the six months ended June 30, 2026 and 2025.

	For the six months ended
	June 30, 2026	June 30, 2025	Change (Amount)	Change (Percentage)
Cash used in operating activities	$(2,642,462)	$(3,432,879)	$790,417	(23)%
Cash used in investing activities	—	(32,394,605)	32,394,605	(100)%
Cash provided by financing activities	11,018,052	28,166,691	(17,148,639)	(61)%
Total cash flows	$8,375,590	$(7,660,793)	$16,036,383	(209)%

Cash flows used in operating activities

Cash used in operating activities decreased by $790,417 or 23%, to $2,642,462 for the six months ended June 30, 2026 from $3,432,879 for the six months ended June 30, 2025. Cash used in operating activities during the six months ended June 30, 2026 primarily reflected our loss before income taxes of $3,359,350, adjusted for non-cash items, including losses and gains from changes in the fair values of our SAFE and convertible note liabilities, and changes in working capital. The decrease in cash used in operating activities compared with the six months ended June 30, 2025 was primarily attributable to an increase in trade and other payables.

We have not generated revenue from operations since inception and expect to continue incurring operating expenditures as we develop our business and satellite communications infrastructure.

Cash flows used in investing activities

Cash used in investing activities decreased by $32,394,605 or 100%, to zero for the six months ended June 30, 2026 from $32,394,605 for the six months ended June 30, 2025. The decrease was primarily attributable to $32,392,009 of cash expenditures associated with the construction and development of the NEASTAR-1 satellite during the first half of 2025 with no NEASTAR-1 related expenditures in the first half of 2026.

As of June 30, 2026, assets under construction had a carrying amount of $58,235,346, which increased by $6,915,599 from the carrying amount as of December 31, 2025 of $51,319,747. The difference between the carrying amount increase of $6,915,599 and zero cash expenditures on assets under construction during the first half of 2026 reflects $1,009,489 of accrued interest on related-party financing and convertible note payable that was capitalized as part of the cost of the qualifying asset during the first half of 2026. Additional increase of $5,906,110 reflects the additional accrued development cash expenditures on assets under construction that is not paid as of June 30, 2026.

These capital expenditures are incurred as part of the continued development of NEASTAR-1 which is critical to the future revenue generating activities of the Company and are funded by available cash balances as well as proceeds from related party loans.

Cash flows provided by financing activities

Cash provided by financing activities decreased by $17,148,639 or 61%, to $11,018,052 for the six months ended June 30, 2026 from $28,166,691 for the six months ended June 30, 2025. During the first half of 2026, financing cash inflows consisted of $11,097,252 of proceeds from related-party loans, partially offset by $79,200 of principal payments on lease liabilities. The related-party financing consisted of $11,097,252 of loans from the ultimate controlling party.

By comparison, financing cash flows in the first half of 2025 primarily consisted of $28,300,000 of proceeds from related-party loans, partially offset by $133,309 of principal payments on lease liabilities.

Cash Flows

Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

The following table summarizes Astrum Group’s cash flows from operating, investing, and financing activities for the years ended December 31, 2025 and 2024.

	For the year ended
	December 31, 2025	December 31, 2024	Change (Amount)	Change (Percentage)
Cash used in operating activities	$(5,535,416)	$(6,514,812)	$979,396	(15)%
Cash used in investing activities	(49,698,294)	(1,003,634)	(48,694,660)	4,852%
Cash provided by financing activities	47,402,533	14,864,316	32,538,217	219%
Total cash flows	$(7,831,177)	$7,345,870	$(15,177,047)	(207)%

Cash flows used in operating activities

Cash used in operating activities decreased by $979,396 or 15%, to $5,535,416 for the year ended December 31, 2025 from $6,514,812 for the year ended December 31, 2024. Cash used in operating activities in 2025 primarily reflected our loss before income taxes of $2,992,940, adjusted for non-cash items, including gains from changes in the fair values of our SAFE and convertible note liabilities, and changes in working capital. The decrease in cash used in operating activities compared with 2024 was primarily attributable to the lower loss before income taxes and an increase in trade and other payables, partially offset by an increase in other receivables.

We have not generated revenue from operations since inception and expect to continue incurring operating expenditures as we develop our business and satellite communications infrastructure.

Cash flows used in investing activities

Cash used in investing activities increased by $48,694,660 or 4852%, to $49,698,294 for the year ended December 31, 2025 from $1,003,634 for the year ended December 31, 2024. The increase was primarily attributable to $49,695,698 of cash expenditures associated with the construction and development of the NEASTAR-1 satellite during 2025. Investing activities in 2024 primarily consisted of $302,085 for property and equipment.

As of December 31, 2025, assets under construction had a carrying amount of $51,319,747. The difference between this carrying amount and cash expenditures on assets under construction during 2025 reflects, among other things, $1,382,758 of accrued interest on related-party financing and convertible note payable that was capitalized as part of the cost of the qualifying asset.

These capital expenditures are incurred as part of the continued development of NEASTAR-1 which is critical to the future revenue generating activities of the Company and are funded by available cash balances as well as proceeds from related party loans.

Cash flows provided by financing activities

Cash provided by financing activities increased by $32,538,217 or 219%, to $47,402,533 for the year ended December 31, 2025 from $14,864,316 for the year ended December 31, 2024. During 2025, financing cash inflows consisted of $47,705,005 of proceeds from related-party loans, partially offset by $302,472 of principal payments on lease liabilities. The related-party financing consisted of $41,900,000 of loans from an entity under common control and $5,805,005 of loans from our majority shareholder.

By comparison, financing cash flows in 2024 primarily consisted of $10,000,000 of proceeds from the issuance of the SAFE and $5,000,000 of proceeds from the issuance of the convertible note, partially offset by $135,684 of principal payments on lease liabilities.

The significant increase in financing during 2025 primarily reflects the funding obtained to support the development of NEASTAR-1. The $41,900,000 of loans from the entity under common control bear interest at 5.0% and mature between January 2028 and January 2029, and the $5,805,005 of loans from the ultimate controlling party bear interest at 5.0% and are repayable on demand.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma Condensed Combined and consolidated financial information presents the combination of financial information of Black Spade III and Astrum, adjusted to give effect to the Business Combination and related transactions.

Therefore, the following unaudited pro forma Condensed Combined and consolidated statement of financial position as of June 30, 2026 combines the historical unaudited condensed combined and consolidated statement of financial position of Astrum as of June 30, 2026 and the historical unaudited balance sheet of Black Spade III as of June 30, 2026, giving pro forma effect to the Business Combination as if it had occurred as of June 30, 2026.

The following unaudited pro forma condensed combined and consolidated statement of profit or loss for the six months ended June 30, 2026 includes the historical unaudited condensed combined and consolidated statement of profit or loss of Astrum for the six months ended June 30, 2026 and the historical unaudited statement of operations of Black Spade III for the six months ended June 30, 2026 on a pro forma basis as if the Business Combination had occurred on January 1, 2025, the beginning of the earliest periods presented.

The following unaudited pro forma combined and consolidated statement of profit or loss for the year ended December 31, 2025 includes the historical audited combined and consolidated statement of profit or loss of Astrum for the year ended December 31, 2025 and the historical audited statement of operations of Black Spade III for the period from August 21, 2025 (inception) through December 31, 2025 on a pro forma basis as if the Business Combination had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined and consolidated statement of financial position as of June 30, 2026, has been derived from:

•        the historical unaudited condensed financial statements of Black Spade III as of June 30, 2026, and the related notes thereto; and

•        the historical unaudited condensed combined and consolidated financial statements of Astrum as of June 30, 2026, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined and consolidated statement of profit or loss for the six months ended June 30, 2026, has been derived from:

•        the historical unaudited condensed financial statements of Black Spade III for the six months ended June 30, 2026, and the related notes thereto; and

•        the historical unaudited condensed combined and consolidated financial statements of Astrum for the six months ended June 30, 2026, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined and consolidated statement of profit or loss for the year ended December 31, 2025, has been derived from:

•        the historical audited financial statements of Black Spade III for the period from August 21, 2025 (inception) through December 31, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus; and

•        the historical combined and consolidated financial statements of Astrum for the year ended December 31, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this proxy statement/prospectus which incorporates Transaction Accounting Adjustments. Astrum and Black Spade III have elected not to present any estimates related to potential synergies and other transaction effect that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in unaudited pro forma condensed combined and consolidated financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of Astrum and Black Spade III included in this proxy statement/prospectus, the section titled “Astrum Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the section titled “Black Spade III Management’s Discussion and Analysis of Financial Condition and Results of Operations of Black Spade III” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Transactions

Business Combination

On August 27, 2026, the Business Combination Agreement was entered into by and among Black Spade III, Astrum and Astrum Singapore, and subsequently amended on November 5, 2026, pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, Astrum will merge with and into Black Spade III (the “Merger”), with Black Spade III surviving the Merger as a publicly traded company listed on the NYSE or The Nasdaq Stock Market LLC.

Pursuant to the Business Combination Agreement, among others, immediately prior to the Merger Effective Time:

•        each BIII Unit that is issued and outstanding immediately prior to the Merger Effective Time will be automatically detached and the holder thereof will be deemed to hold one BIII Class A Ordinary Share and one-third of a BIII Public Warrant in accordance with the terms of the BIII Unit (the “Unit Separation”);

•        each holder of a BIII Class B Ordinary Share that is issued and outstanding immediately prior to the Merger Effective Time will elect to convert each such share into one BIII Class A Ordinary Share pursuant to the BIII Articles, and each BIII Class B Ordinary Share will no longer be outstanding and will be cancelled, and each former holder of BIII Class B Ordinary Shares shall thereafter cease to have any rights with respect to such BIII Class B Ordinary Shares (the “Conversion”);

Pursuant to the Business Combination Agreement, at the Merger Effective Time and as a result of the Merger:

•        each BIII Class A Ordinary Share (including the BIII Class A Ordinary Shares issued as a result of the Conversion) that is issued and outstanding immediately prior to the Merger Effective Time (other than BIII Excluded Shares and BIII Redeeming Shares) will remain issued and outstanding, and each holder thereof will continue to hold such shares as Class A Ordinary Shares of the Merger Surviving Company (“Listco Shares”);

•        the ordinary share of Astrum that is issued and outstanding immediately prior to the Merger Effective Time and held by Astrum Holding will be cancelled in exchange for the right of Astrum Holding to receive a total of 100,000,000 validly issued, fully paid and non-assessable Listco Shares (the “Merger Consideration Shares”);

•        each BIII Redeeming Share that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and cease to exist and will thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount in accordance with the BIII Articles;

•        each BIII Class A Ordinary Share that is held as treasury shares by Black Spade III, including shares redeemed by Black Spade III in connection with the exercise of BIII Shareholder Redemption Rights (if any) (collectively, the “BIII Excluded Shares”), will be cancelled and cease to exist, and no consideration will be paid or payable with respect thereto; and

•        each whole BIII Warrant (including each BIII Public Warrant and each BIII Private Warrant) that is issued and outstanding and unexercised immediately prior to the Merger Effective Time will remain outstanding and will continue to represent the right to purchase one Listco Share on the same terms and conditions as in effect immediately prior to the Merger Effective Time.

Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, Black Spade III would be expected to be treated as the “acquired” company for financial reporting purposes, and Astrum will be the accounting “acquirer”. This determination was primarily based on the assumption that:

•        Astrum’s current shareholder will hold a majority of the voting power of the combined company post Business Combination;

•        Astrum’s current shareholder will have the ability to control decisions regarding election and removal of directors and officers of the combined company;

•        Astrum’s operations will substantially comprise the ongoing operations of the combined company; and

•        Astrum’s senior management will comprise the senior management of the combined company.

Another determining factor was that Black Spade III does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization, within the scope of International Financial Reporting Standard 2, Share-based Payment (“IFRS 2”). The net assets of Black Spade III will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to Black Spade III over the fair value of Black Spade III’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

The unaudited pro forma condensed combined and consolidated financial information is prepared under two different redemptions scenarios of Public Shares into cash as more fully described below:

•        Assuming No Redemptions Scenario:    This presentation assumes that no Public Shareholders exercise their rights to redeem any of their Public Shares for a pro rata portion of the funds in the Trust Account. Thus, the amount of funds held in the Trust Account is available for the Business Combination.

•        Assuming 100% Redemptions Scenario:    This presentation assumes that Public Shareholders holding 17,250,000 Public Shares will exercise their redemption rights for $175.5 million upon consummation of the Business Combination at a redemption price of $10.17 per share.

Ownership

The following table sets out share ownership of the combined company on a pro forma basis assuming the No Redemptions Scenario and 100% Redemptions Scenario:

	No Redemption		100% Redemptions
Pro Forma Ownership	Shares	%	Shares	%
Public Shareholders	17,250,000	14.0%	—	0.0%
Initial Shareholders	5,750,000	4.7%	5,750,000	5.4%
Astrum Holding	100,000,000	81.3%	100,000,000	94.6%
Total	123,000,000	100.0%	105,750,000	100.0%

The following unaudited pro forma condensed combined and consolidated statement of financial position as of June 30, 2026 and the unaudited pro forma condensed combined and consolidated statement of profit or loss for the six months ended June 30, 2026 are based on (i) the unaudited condensed combined and consolidated financial statements of Astrum for the six months ended June 30, 2026, and (ii) the unaudited condensed financial statements of Black Spade III for the six months ended June 30, 2026. The unaudited pro forma combined and consolidated statement of profit or loss for the year ended December 31, 2025 is based on (i) the combined and consolidated financial statements of Astrum for the year ended December 31, 2025, and (ii) the audited financial statements of Black Spade III for the period from August 21, 2025 (inception) through December 31, 2025. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined and consolidated financial statements:

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF
FINANCIAL POSITION
AS OF JUNE 30, 2026(1)

	Historical			Scenario 1: No Redemptions Scenario			Scenario 2: 100% Redemptions Scenario
	Astrum (IFRS)	Black Spade III (US GAAP)	IFRS Conversion and Presentation Alignment (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Non-current assets
Intangible assets, net	$701,549	$—	$—	$—		$701,549	$—		$701,549
Property, plant and equipment, net	245,749	—	—	—		245,749	—		245,749
Assets under construction	58,235,346	—	—	—		58,235,346	—		58,235,346
Right-of-use assets	210,814	—	—	—		210,814	—		210,814
Cash held in Trust Account	—	175,468,775	—	(175,468,775)	B	—	(175,468,775)	B	—
Total non-current assets	59,393,458	175,468,775	—	(175,468,775)		59,393,458	(175,468,775)		59,393,458
Current assets
Other receivables	318,862	—	—	—		318,862	—		318,862
Other current assets	22,542	—	—	—		22,542	—		22,542
Prepaid expenses	—	8,045	—	—		8,045	—		8,045
Prepaid insurance	—	106,300	—	50,000	D	156,300	50,000	D	156,300
Cash and cash equivalents	8,506,807	638,930	—	175,468,775	B	160,015,626	175,468,775	B	9,145,737
				(6,876,000)	C		(14,222,886)	D
				(14,222,886)	D		(157,745,889)	H
				(3,500,000)	I		(3,500,000)	I
Total current assets	8,848,211	753,275	—	150,919,889		160,521,375	50,000		9,651,486
Total assets	$68,241,669	$176,222,050	$—	$(24,548,886)		$219,914,833	$(175,418,775)		$69,044,944

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF
FINANCIAL POSITION — (Continued)
AS OF JUNE 30, 2026(1)

	Historical			Scenario 1: No Redemptions Scenario			Scenario 2: 100% Redemptions Scenario
	Astrum (IFRS)	Black Spade III (US GAAP)	IFRS Conversion and Presentation Alignment (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Liabilities and shareholders’ deficit
Non-current liabilities
Black Spade III Class A ordinary shares subject to possible redemption	$—	$—	$175,468,775	$(175,468,775)	H	$—	$(175,468,775)	H	$—
Deferred underwriting fee	—	6,876,000	—	(6,876,000)	C	—	(6,876,000)	C	—
Warrant liabilities	—	—	4,865,000	—		4,865,000	—		4,865,000
Related party loans payable	41,900,000	—	—	(41,900,000)	L	—	(41,900,000)	L	—
SAFE note payable	7,293,566	—	—	—		7,293,566	—		7,293,566
Lease liabilities	61,831	—	—	—		61,831	—		61,831
Performances shares liability	—	—	—	255,000,000	K	255,000,000	255,000,000	K	255,000,000
Total non-current liabilities	49,255,397	6,876,000	180,333,775	30,755,225		267,220,397	30,755,225		267,220,397
Current liabilities
Trade and other payables	10,014,991	—	—	(2,542,148)	L	7,472,843	(2,542,148)	L	7,472,843
Related party loans payable	16,902,257	—	—	(16,902,257)	L	—	(16,902,257)	L	—
Convertible note payable	3,592,354	—	—	—		3,592,354	—		3,592,354
Lease liabilities	154,970	—	—	—		154,970	—		154,970
Accrued offering costs	—	85,000	—	—		85,000	—		85,000
Accrued expenses	—	724,457	—	—		724,457	17,722,886	H	18,447,343
Total current liabilities	30,664,572	809,457	—	(19,444,405)		12,029,624	(1,721,519)		29,752,510
Total liabilities	79,919,969	7,685,457	180,333,775	11,310,820		279,250,021	29,033,706		296,972,907
Commitments and Contingencies
Black Spade III Class A ordinary shares subject to possible redemption	—	175,468,775	(175,468,775)	—		—	—		—

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF
FINANCIAL POSITION — (Continued)
AS OF June 30, 2026(1)

	Historical			Scenario 1: No Redemptions Scenario			Scenario 2: 100% Redemptions Scenario
	Astrum (IFRS)	Black Spade III (US GAAP)	IFRS Conversion and Presentation Alignment (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Shareholders’ Equity
Black Spade III preference shares, $0.0001 par value, 1,500,000 shares authorized	—	—	—	—		—	—		—
Black Spade III Class A ordinary shares, $0.0001 par value, 150,000,000 shares authorized	—	—	—	575	A	12,300	575	A	10,575
				10,000	F		10,000	F
				1,725	H
Black Spade III Class B ordinary shares, $0.0001 par value, 15,000,000 shares authorized	—	575	—	(575)	A	—	(575)	A	—
Foreign currency translation reserve	(48,939)	—	—	—		(48,939)	—		(48,939)
Additional paid-in capital	—	—	—	2,154,600	E	37,482,846	6,876,000	C	(135,877,929)
				(9,259)	F		2,154,600	E
				(21,025,243)	G		(9,259)	F
				175,467,050	H		(21,025,243)	G
				74,551,293	J		69,781,568	J
				(255,000,000)	K		(255,000,000)	K
				61,344,405	L		61,344,405	L
	741	—	—	(741)	F	—	(741)	F	—
Accumulated deficit	(11,630,102)	(6,932,757)	(4,865,000)	(14,172,886)	D	(96,781,395)	(14,172,886)	D	(92,011,670)
				(2,154,600)	E		(2,154,600)	E
				21,025,243	G		21,025,243	G
				(3,500,000)	I		(3,500,000)	I
				(74,551,293)	J		(69,781,568)	J
Total shareholders’ deficit	(11,678,300)	(6,932,182)	(4,865,000)	(35,859,706)		(59,335,188)	(204,452,481)		(227,927,963)
Total liabilities and shareholders’ deficit	$68,241,669	$176,222,050	$—	$(24,548,886)		$219,914,833	$(175,418,775)		$69,044,944

____________

(1)      The unaudited pro forma condensed combined and consolidated statement of financial position as of June 30, 2026 combines the historical unaudited condensed combined and consolidated statement of financial position of Astrum as of June 30, 2026 and the historical unaudited balance sheet of Black Spade III as of June 30, 2026.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED
STATEMENT OF PROFIT OR LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2026(1)

	Historical			Scenario 1: No Redemptions Scenario			Scenario 2: 100% Redemptions Scenario
	Astrum (IFRS)	Black Spade III (US GAAP)	IFRS Conversion and Presentation Alignment (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
General and administrative	$3,325,432	$1,033,137	$—	$—		$4,358,569	$—		$4,358,569
Foreign exchange losses	10,338	—	—	—		10,338	—		10,338
Total operating expenses	3,335,770	1,033,137	—	—		4,368,907	—		4,368,907

Operating loss	(3,335,770)	(1,033,137)	—	—		(4,368,907)	—		(4,368,907)

Interest earned on cash held in Trust Account	—	2,968,775	—	(2,968,775)	EE	—	(2,968,775)	EE	—
Change in fair value of warrant liabilities	—	—	695,000	—		695,000	—		695,000
Finance income	4	—	—	—		4	—		4
Loss on change in fair value of SAFE note payable	(478,323)	—	—	—		(478,323)	—		(478,323)
Gain on change in fair value of convertible note payable	848,058	—	—	—		848,058	—		848,058
Finance expense	(393,319)	—	—	—		(393,319)	—		(393,319)

Loss before income taxes	(3,359,350)	1,935,638	695,000	(2,968,775)		(3,697,487)	(2,968,775)		(3,697,487)
Income tax expense	—	—	—	—		—	—		—
Loss for the year	$(3,359,350)	$1,935,638	$695,000	$(2,968,775)		$(3,697,487)	$(2,968,775)		$(3,697,487)

Loss per share, basic and diluted	$(3,359,350.00)

Basic and diluted net income per share, Class A ordinary shares		$0.08

Basic net income per share, Class B ordinary shares		$0.08

Diluted net income per share, Class B ordinary shares		$0.08

Pro forma weighted average number of shares outstanding – basic and diluted(2)						123,000,000			105,750,000

Pro forma loss per share – basic and diluted						$(0.03)			$(0.03)

____________

(1)      The unaudited pro forma condensed combined and consolidated statement of profit or loss for the six months ended June 30, 2026 combines the historical unaudited condensed combined and consolidated statement of profit or loss of Astrum for the six months ended June 30, 2026 and the historical unaudited statement of operations of Black Spade III for the six months ended June 30, 2026.

(2)      Please refer to Note 6 — Net Loss per Share for details.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED
STATEMENT OF PROFIT OR LOSS
FOR THE YEAR ENDED DECEMBER 31, 2025(1)

	Historical			Scenario 1: No Redemptions Scenario			Scenario 2: 100% Redemptions Scenario
	Astrum (IFRS)	Black Spade III (US GAAP)	IFRS Conversion and Presentation Alignment (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Selling	$20,568	$—	$—	$—		$20,568	$—		$20,568
General and administrative	5,313,157	86,377	—	74,551,293	AA	96,205,427	69,781,568	AA	91,435,702
				2,154,600	BB		2,154,600	BB
				3,500,000	CC		3,500,000	CC
				10,600,000	DD		10,600,000	DD
Foreign exchange losses	(28,357)	—	—	—		(28,357)	—		(28,357)
Total operating expenses	5,305,368	86,377	—	90,805,893		96,197,638	$86,036,168		91,427,913

Operating loss	(5,305,368)	(86,377)	—	(90,805,893)		(96,197,638)	(86,036,168)		(91,427,913)

Change in fair value of warrant liabilities	—	—	(4,865,000)	—		(4,865,000)	—		(4,865,000)
Finance income	20,439	—	—	—		20,439	—		20,439
Gain on change in fair value of SAFE note payable	1,508,647	—	—	—		1,508,647	—		1,508,647
Gain on change in fair value of convertible note payable	931,077	—	—	—		931,077	—		931,077
Finance expense	(147,735)	—	—	—		(147,735)	—		(147,735)

Loss before income taxes	(2,992,940)	(86,377)	(4,865,000)	(90,805,893)		(98,750,210)	(86,036,168)		(93,980,485)
Income tax expense	—	—	—	—		—	—		—
Loss for the year	$(2,992,940)	$(86,377)	$(4,865,000)	$(90,805,893)		$(98,750,210)	$(86,036,168)		$(93,980,485)

Loss per share, basic and diluted	$(2,992,940.00)

Basic and diluted net loss per Class B ordinary share		$(0.02)

Pro forma weighted average number of shares outstanding – basic and diluted(2)						123,000,000			105,750,000

Pro forma loss per share – basic and diluted						$(0.80)			$(0.89)

____________

(1)      The unaudited pro forma condensed combined and consolidated statement of profit or loss for the year ended December 31, 2025 combines the historical audited combined and consolidated statement of profit or loss of Astrum for the year ended December 31, 2025 and the historical audited statement of operations of Black Spade III for the period from August 21, 2025 (inception) through December 31, 2025.

(2)      Please refer to Note 6 — Net Loss per Share for details.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of the Proposed Transactions

Business Combination

For a description of the Business Combination and certain agreements executed in connection therewith, see “Summary of the Proxy statement/prospectus — The Business Combination” and “Certain Agreements Related to the Business Combination.”

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined and consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined and consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Black Spade III will experience. Astrum and Black Spade III have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified Transaction Accounting Adjustments and present the Management’s Adjustments. Black Spade III has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined and consolidated financial information.

Black Spade III does not meet the definition of a “business” pursuant to IFRS 3 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of IFRS 3; rather, the Business Combination will be accounted for as a capital reorganization in accordance with IFRS 2. See Note 3 — Accounting for the Business Combination for more details.

The historical financial statements of Astrum have been prepared in accordance with IFRS as issued by the IASB. The historical financial statements of Black Spade III have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined and consolidated financial information reflects IFRS, the basis of accounting used by Astrum. One adjustment required to convert Black Spade III’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined and consolidated financial information was to reclassify Black Spade III Class A ordinary shares subject to redemption to non-current financial liabilities under IAS 32. Another adjustment required to convert Black Spade III’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined and consolidated financial information was to reclassify Black Spade III Warrants to non-current financial liabilities under IAS 32.

Black Spade III has elected to provide the unaudited pro forma condensed combined and consolidated financial information under two different redemptions scenarios of Public Shares into cash as more fully described below:

•        Assuming No Redemptions Scenario:    This presentation assumes that no Public Shareholders exercise their rights to redeem any of their Public Shares for a pro rata portion of the funds in the Trust Account. Thus, the amount of funds held in the Trust Account is available for the Business Combination.

•        Assuming 100% Redemptions Scenario:    This presentation assumes that Public Shareholders holding 17,250,000 Public Shares will exercise their redemption rights for $175.5 million upon consummation of the Business Combination at a redemption price of $10.17 per share.

The following table sets out share ownership of the combined company on a pro forma basis assuming the No Redemptions Scenario and 100% Redemptions Scenario:

	No Redemption		100% Redemptions
Pro Forma Ownership	Shares	%	Shares	%
Public Shareholders	17,250,000	14.0%	—	0.0%
Initial Shareholders	5,750,000	4.7%	5,750,000	5.4%
Astrum Holding	100,000,000	81.3%	100,000,000	94.6%
Total	123,000,000	100.0%	105,750,000	100.0%

The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently non-deductible or non-taxable based on the laws of the relevant jurisdiction.

Upon consummation of the Business Combination, management will perform a comprehensive review of the entity’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

Note 2 — Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, Black Spade III would be expected to be treated as the “acquired” company for financial reporting purposes, and Astrum will be the accounting “acquirer”. This determination was primarily based on the assumption that:

•        Astrum’s current shareholder will hold a majority of the voting power of the combined company post Business Combination;

•        Astrum’s current shareholder will have the ability to control decisions regarding election and removal of directors and officers of the combined company;

•        Astrum’s operations will substantially comprise the ongoing operations of the combined company; and

•        Astrum’s senior management will comprise the senior management of the combined company.

Another determining factor was that Black Spade III does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of Black Spade III will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to Black Spade III over the fair value of Black Spade III’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Note 3 — IFRS Conversion and Presentation Alignment

The historical financial statements of Astrum have been prepared in accordance with IFRS as issued by the IASB. The historical financial statements of Black Spade III have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined and consolidated financial information reflects IFRS, the basis of accounting used by Astrum. One adjustment required to convert Black Spade III’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined and consolidated financial information was to reclassify Black Spade III Class A ordinary shares subject to redemption to non-current financial liabilities under IAS 32. Accordingly, $175.5 million was reclassified from mezzanine equity to non-current liabilities on the unaudited pro forma condensed combined and consolidated statement of financial position. Another adjustment required to convert Black Spade III’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined and consolidated financial information was to reclassify Black Spade III Warrants to non-current financial liabilities under IAS 32. The warrants represent a settlement alternative that does not result in the exchange of a fixed amount of cash for a fixed number of shares. As there is a potential settlement that results in other than a fixed amount of cash for a fixed number of shares, the warrants fail to meet the criteria to the accounted as equity instruments under IFRS. Accordingly, $4.87 million was reflected as warrant liabilities on the unaudited pro forma condensed combined and consolidated statement of financial position, $0.7 million was reflected as change in fair value of warrant liabilities on the unaudited pro forma condensed combined and consolidated statement of profit or loss for the six months ended June 30, 2026, and $(4.87) million was reflected as change in fair value of warrant liabilities on the unaudited pro forma condensed combined and consolidated statement of profit or loss for the year ended December 31, 2025.

Note 4 — Adjustments to Unaudited Pro Forma condensed combined and consolidated Statement of Financial Position as of June 30, 2026

The pro forma adjustments to the unaudited pro forma condensed combined and consolidated statement of financial position as of June 30, 2026 are as follows:

A.     Reflects the conversion of 5,750,000 Black Spade III Class B Ordinary Shares into Black Spade III Class A Ordinary Shares on a one-for-one basis.

B.      Reflects the liquidation and reclassification of $175.5 million of cash held in Trust Account to cash and cash equivalents that becomes available following the Business Combination.

C.     Reflects the settlement of deferred underwriting fee by cash upon the Closing of the Business Combination.

D.     Represents preliminary estimated transaction costs expected to be incurred by Black Spade III and Astrum of $3.6 million and $10.7 million, respectively, for legal, accounting and printing fees incurred as part of the Business Combination.

For the Black Spade III transaction costs, none have been accrued or paid as of the pro forma statement of financial position date. The amount of $3.6 million is reflected as an adjustment to accumulated deficit. The Black Spade III transaction costs exclude the deferred underwriting fee included in (C) above.

For the Astrum transaction costs, none have been accrued or paid as of the pro forma statement of financial position date. $0.1 million of these costs related to the D&O insurance is included as an adjustment to prepaid insurance. The remaining amount of $10.6 million is included as an adjustment to accumulated deficit.

E.      Represents the recognition of share-based compensation in connection with the shares transferred to directors, officers, and certain employees of Sponsor’s affiliates by the Sponsor.

F.      Represents the issuance of 100,000,000 Black Spade III Class A Ordinary Shares to Astrum Holding upon the Closing of the Business Combination.

G.     Represents the elimination of Black Spade III’s historical accumulated losses after recording the transaction costs to be incurred by Black Spade III as described in (D) above, the share-based compensation as described in (E) above, and the Sponsor Transaction Bonus as described in (J) below.

H.     The No Redemptions Scenario reflects no Public Shareholders exercise their rights to redeem any of their Public Shares for a pro rata portion of the funds in the Trust Account. Thus, the amount of funds held in the Trust Account as of closing is available for the Business Combination.

The 100% Redemptions Scenario reflects Public Shareholders holding 17,250,000 Public Shares will exercise their redemption rights for $175.5 million upon consummation of the Business Combination at a redemption price of $10.17 per share.

I.       Represents the payment of Sponsor Transaction Bonus upon the Closing of the Business Combination.

J.       In the No Redemptions Scenario, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by Astrum over the fair value of Black Spade III’s identifiable net assets at the date of the Business Combination, resulting in a $74.6 million increase to accumulated deficit. In the 100% Redemptions Scenario, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by Astrum over the fair value of Black Spade III’s identifiable net assets at the date of the Business Combination, resulting in a $69.8 million increase to accumulated deficit. The fair value of shares issued was estimated based on a market price of $10.05 per share (as of September 24, 2026). The value is preliminary and will change based on fluctuations in the share price of Black Spade III Class A Ordinary Shares through the Closing Date. In the No Redemptions Scenario, a one

percent change in the market price per share would result in a change of $2.3 million in the estimated expense. In the 100% Redemptions Scenario, a one percent change in the market price per share would result in a change of $0.6 million in the estimated expense.

	No Redemption Scenario		100% Redemptions Scenario
	Shares	Amount	Shares	Amount
Black Spade III Shareholders	23,000,000		5,750,000
Deemed costs of shares to be issued to Black Spade III Shareholders		$231,150,000		$57,787,500
Net assets of Black Spade III as of June 30, 2026		(6,932,182)		(6,932,182)
Less: Black Spade III warrant liabilities		(4,865,000)		(4,865,000)
Add: Settlement of deferred underwriting fee		—		6,876,000 (1)
Less: Black Spade III transaction costs		(3,572,886)		(3,572,886)
Less: Payment of Sponsor Transaction Bonus		(3,500,000)		(3,500,000)
Add: Reclassification of shares subject to redemption to equity		175,468,775		—
Adjusted net assets of Black Spade III as of June 30, 2026		156,598,707		(11,994,068)
Difference – being IFRS 2 charge for listing services		$74,551,293		$69,781,568

____________

(1)      This pertains to underwriting fee that no longer needs to be paid under the 100% redemptions scenario. Accordingly, this will lead to an increase in adjusted net assets of Black Spade III.

K.     Reflects the recognition of an estimated liability of $255.0 million associated with the potential issuance of up to 25,500,000 Performance Shares pursuant to the Business Combination Agreement. For purposes of the unaudited pro forma condensed combined and consolidated financial information, the liability has been estimated using an assumed share price of $10.00 per share, consistent with Black Spade III’s initial public offering price and the per-share value of the funds initially deposited into the trust account, assuming all 25,500,000 Performance Shares become issuable. The actual fair value of the liability will be determined based on the trading price as of the Closing Date and may differ materially from the estimated amount reflected herein. If Performance Shares are issued, the liability will be remeasured to fair value and reclassified to equity. Any unissued Performance Shares remaining at the final milestone date will be derecognized through profit or loss

The following table presents a sensitivity analysis of the estimated liability based on assumed share prices of $8.00, $10.00 and $12.00 per share, assuming all 25,500,000 Performance Shares become issuable and all other assumptions remain unchanged. The sensitivity analysis is presented for illustrative purposes only and does not necessarily represent the fair value of the liability as of the Closing Date.

	Assumed Share Price	Estimated Liability	Change
20% decrease	$8.00	$204,000,000	$(51,000,000)
Base	$10.00	$255,000,000	—
20% increase	$12.00	$306,000,000	51,000,000

L.      Reflects the cancellation of certain related party loans pursuant to the Loan Cancellation Agreement, with the outstanding balances recorded as a capital contribution to additional paid-in capital.

Note 5 — Adjustments and Reclassifications to Unaudited Pro Forma condensed combined and consolidated Statements of Profit or Loss for the Six Months Ended June 30, 2026 and for the Year Ended December 31, 2025

The pro forma adjustments included in the unaudited pro forma condensed combined and consolidated statements of profit or loss for the six months ended June 30, 2026 and for the year ended December 31, 2025 are as follows.

AA.  Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of shares issued by Astrum over the fair value of Black Spade III’s identifiable net assets at the date of the Business Combination.

BB.   Represents the recognition of share-based compensation in connection with the shares transferred to directors, officers, and certain employees of Sponsor’s affiliates by the Sponsor. The expense is non-recurring and is not expected to recur in the statement of profit or loss beyond 12 months after the Business Combination.

CC.   Represents the payment of Sponsor Transaction Bonus upon the Closing of the Business Combination. The expense is non-recurring and is not expected to recur in the statement of profit or loss beyond 12 months after the Business Combination.

DD.   Represents the effect of the pro forma statement of financial position adjustment presented in (D) above in the aggregate amount of $10.6 million for the transaction costs expected to be incurred by Astrum. The expense is non-recurring and is not expected to recur in the statement of profit or loss beyond 12 months after the Business Combination.

EE.   Represents the elimination of interest earned on cash held in Trust Account which will be released upon closing of the Business Combination.

The pro forma income statement does not reflect any adjustment related to the remeasurement of the Performance Shares described in Note K because the pro forma income statement information assume that the business combination occurred on January 1, 2025 and apply a constant assumed price of US$10.00 to estimate the Performance Shares liability. Any remeasurement in the pro forma periods would therefore depend on changes in the estimated probability and timing of the NEASTAR-1 milestones. Management concluded that the result would not be a reliable estimate and therefore does not consider the remeasurement in the unaudited pro forma condensed combined and consolidated statements of profit or loss.

Note 6 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined and consolidated financial information has been prepared assuming two alternative levels of redemption of Public Shares:

	For the six months ended June 30, 2026
Weighted average shares outstanding – basic and diluted(1)	No Redemption Scenario	100% Redemptions Scenario
Public Shareholders	17,250,000	—
Initial Shareholders	5,750,000	5,750,000
Astrum Holding	100,000,000	100,000,000
Total	123,000,000	105,750,000
	For the year ended December 31, 2025
Weighted average shares outstanding – basic and diluted(1)	No Redemption Scenario	100% Redemptions Scenario
Public Shareholders	17,250,000	—
Initial Shareholders	5,750,000	5,750,000
Astrum Holding	100,000,000	100,000,000
Total	123,000,000	105,750,000

____________

(1)      For the purposes of calculating diluted earnings per share, all the 5,750,000 shares underlying the Public Warrants, the 8,150,000 shares underlying the Private Placement Warrants, or the 25,500,000 Performance Shares, should have been assumed to have been exercised or issued. However, since this results in anti-dilution, the effect of such exercise or issuance was not included in calculation of diluted earnings per share.

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION

The following table sets forth certain information relating to the executive officers and directors of the combined company immediately after the consummation of the Business Combination.

Directors and Executive Officers	Age	Position/Title
Michael Do	62	Chief Executive Officer, President and Director
Jonathan Wang	50	Chief Financial Officer and Chief Strategy Officer
Dr. Liang Sun	61	Chief Technology Officer
Willy Chow	58	Chief Commercial Officer
Chuan Poh Lim	71	Chairman of the Board of Directors
Kenneth Lee	66	Independent Director
David Mitlyng	55	Independent Director
Bin Shen	55	Independent Director

Michael Do — Chief Executive Officer, President and Director

Mr. Do has served as Chief Executive Officer and President of Astrum Singapore since May 2026 and as Chief Executive Officer, President, and Director of Astrum since August 24, 2026. He also serves as Chief Executive Officer and Chairman of Asiaspace Pty. Ltd. beginning in October 2023. Since June 2024, Mr. Do has also served as Chief Operating Officer and General Manager of Astrum Singapore and Astrum Mobile Pte. Ltd., where he oversaw space systems procurement, launch services, engineering, ground operations, and global spectrum management. In addition, since October 2023, he has served as Chief Executive Officer, Managing Director, and Vice President of Space Systems of Astrum Technologies Inc., where he directed Satellite to Device system architecture development and procurement, and managed financial performance, program execution, and technical progress.

From October 2020 to October 2023, Mr. Do served as Chief of Staff of Stratolaunch, LLC. From July 2018 to October 2020, he served as Chief Operations Officer of SilkWave Holdings Limited, where he directed engineering and vendor management operations across Africa, the Middle East, Australia, and the United States, and managed its U.S. low power television business operations. From September 2016 to July 2018, Mr. Do served as Chief Technical Officer of New York Broadband, LLC, overseeing satellite broadcasting services, in orbit satellite operations, and ground systems activities in Europe, Africa, and Australia.

Earlier in his career, Mr. Do served as Senior Vice President of Global Business Development at Aon Risk Services from May 2012 to September 2016, where he led space systems procurement and risk advisory services. From July 2000 to May 2012, he held progressively senior positions at Orbital Sciences Corporation, culminating in his role as Vice President of Business Development. From January 1989 to July 2000, Mr. Do held engineering and systems management positions at Boeing/Hughes Electronics. Mr. Do holds a Master of Science in Electrical Engineering from the University of Southern California and a Bachelor of Science in Electrical Engineering from California State University, Long Beach.

Mr. Do qualifications to serve as Chief Executive Officer, President and Director include a rare combination of deep technical expertise, multinational operational leadership, and decades of experience guiding complex space and telecommunications programs. His background includes executive oversight of engineering, launch and ground operations, global spectrum strategy, business development, and corporate governance — positioning him as a highly qualified leader for companies operating in aerospace, satellite communications, and advanced technology sectors.

Jonathan H. Wang — Chief Financial Officer and Chief Strategy Officer

Mr. Wang has served as Chief Financial Officer of Astrum Singapore since October 2023 and as the Chief Financial Officer and Chief Strategy Officer of Astrum since August 24, 2026. In such roles, Mr. Wang provided strategic direction and financial and operational support for space systems procurement, including launch services, engineering, ground operations, and spectrum management. Since June 2013, Mr. Wang has also served as Director and Portfolio Manager of Cheng Yuen Investment, Ltd., a family office based in Hong Kong, overseeing investments across the capital structure in public markets, private placements, and venture capital. From 2011 to 2013, Mr. Wang served as Macroeconomist and Investment Strategist for the Greater China Region at Morningstar, Inc. From 2009 to 2011, Mr. Wang served as an Analyst at Osterweis

Capital Management, a hedge fund. From 2006 to 2008, Mr. Wang served as an Equity Research Associate at Banc of America Securities, LLC. Earlier in his career, Mr. Wang served as a Fixed Income Trader and Equity Analyst at Cohen Capital Management, Inc. Mr. Wang holds a Master of Business Administration from the University of California, Los Angeles’ Anderson School of Management, and a Bachelor of Arts in Economics and a Bachelor of Science in Biochemistry from the University of California, Davis.

We believe Mr. Wang is qualified to serve as Chief Financial Officer due to his extensive experience in financial management, investment strategy, and capital markets, as well as his direct operational experience supporting the Company’s space systems procurement activities.

Liang Q. Sun, Ph.D. — Chief Technology Officer

Dr. Sun has served as Chief Technology Officer of Astrum since August 24, 2026. Dr. Sun is a satellite communication system and hardware designer with extensive experience in both GEO and LEO satellite communication engineering leadership and RF payload systems innovation. Dr. Sun is also Deputy Program Manager and Satellite Payload Lead for the Geo7 Service Program at Leidos, in which capacity he is responsible for overall cost, schedule, and technical performance of navigation satellite communication programs for the Federal Aviation Administration. From 2017 to 2018, Dr. Sun served as Engineering Principal at Linquest Corporation, supporting NASA host payload satellite communications system design. From 2014 to 2017, Dr. Sun served as Engineering Principal at Lockheed Martin Space System Company, where he led payload development for GEO and LEO satellites and served as proposal lead and program architect for a satellite program. Between 2002 and 2014, Dr. Sun served at Northrop Grumman Innovation Systems (formerly Orbital Sciences Corporation) in various roles, including as Satellite Communication Payload Manager and Satellite Payload Proposal Lead, where he led payload development for numerous major satellite programs including MEXSAT-3, SES-8, Intelsat, and DirecTV satellites. Earlier in his career, Dr. Sun served at Lockheed Martin Globe Telecommunications (Comsat Laboratories) as Senior Member of Technical Staff. Dr. Sun holds a Ph.D. and a Master of Science in Electrical Engineering from the University of Virginia and a Master and Bachelor of Science and Engineering from Shanghai JiaoTong University.

We believe Dr. Sun is qualified to serve as Chief Technology Officer due to his deep technical expertise in satellite payload systems design, his extensive leadership of major commercial and government satellite programs, and his proven track record of delivering complex space communications systems.

Willy Chow — Chief Commercial Officer

Mr. Chow has served as Chief Commercial Officer of Astrum since August 24, 2026.

Mr. Chow has served as Chief Financial Officer of Kacific Broadband Satellites Limited, a private satellite broadband company, since May 2024, where he focuses on shareholder value creation through capital restructuring, operational cost streamlining, and new growth opportunities in telecommunications, green energy, and robotic equipment. From December 2020 to April 2024, Mr. Chow served as Chief Financial Officer, Strategic Portfolio at Singapore Telecommunications (SingTel), a publicly listed telecommunications operator, where he managed, restructured, and divested multiple business units, and established SingTel’s Strategic Relations department managing relationships with private equity institutions and key government organizations. From March 2019 to December 2020, Mr. Chow served as Chief Executive Officer of Road King Expressway International, a joint venture between Road King Infrastructure and CVC Capital Partners, where he managed a portfolio of toll expressways.

From 2006 to 2018, Mr. Chow served as Chief Financial Officer and subsequently Chief Commercial Officer and Board Director of Asia Broadcast Satellite (ABS), a private satellite company, where he was a founding management team member and led, negotiated, and closed key financing, mergers and acquisitions and strategic projects.

From 2001 to 2006, Mr. Chow served as Senior Director, Strategic Investments at SingTel, where he managed SingTel’s key strategic investments in Bharti Tele-Ventures (India), Telkomsel (Indonesia), Advance Info (Thailand), APT Satellite (Hong Kong), and Globe Telecom (Philippines). Earlier in his career, Mr. Chow served as Executive Vice-President of Corporate Development and Board Director at SpeedCast, a broadband content distribution company, from 1999 to 2001, and as a Manager at Deloitte Consulting in Hong Kong from 1996 to 1999, where he provided strategic and corporate finance advisory services to major telecommunications operators across Asia-Pacific.

Mr. Chow holds a Master of Business Administration from Imperial College, University of London and a Bachelor of Science in Electrical Engineering from the University of Toronto. Mr. Chow is also a Chartered Financial Analyst (CFA) charter holder.

We believe Mr. Chow is qualified to serve as Chief Commercial Officer due to his extensive experience in corporate finance, capital markets, and mergers and acquisitions in the satellite and telecommunications industries, his track record of leading complex financings and strategic transactions, and his deep operational expertise across international markets.

Chuan Poh Lim — Chairman of the Board

Mr. Lim will serve as Chairman of the Board of the combined company upon the Closing of the Business Combination. Mr. Lim has served as Chief Advisor to Astrum Mobile Pte. Ltd. since 2024. From 2017 to 2025, Mr. Lim served as an Independent Board Member of SPTel, a joint venture between Singapore Power and Singapore Technologies Engineering Group. From 2016 to 2021, Mr. Lim served as Senior Advisor to Nokia Global Enterprise & Public Sector, Asia Pacific, and from 2012 to 2016 served as Chairman of Alcatel-Lucent (Singapore). From 1998 to 2010, Mr. Lim held several senior management positions at Singapore Telecommunications Limited (SingTel), including Chief Executive Officer, International Business, where he was responsible for SingTel’s mergers and acquisitions activities and oversight of all overseas associates and investments, as well as CEO of SingTel Mobile, Executive Vice President of Consumer Business, and Executive Vice President of Corporate Business. Prior to joining SingTel, Mr. Lim served as Director-General of the Telecommunications Authority of Singapore and Deputy Permanent Secretary in the Ministry of Communications, where he led the liberalization of Singapore’s telecommunications sector. Mr. Lim holds a Bachelor of Arts (Honours) in Engineering Science from Balliol College, Oxford University and a Master of Science in Public Health Engineering from Imperial College of Science & Technology, United Kingdom.

We believe Mr. Lim is qualified to serve on our Board of Directors due to his extensive executive leadership experience in the telecommunications industry across Asia, his deep expertise in international business strategy and mergers and acquisitions, and his significant board-level governance experience with major telecommunications companies.

Kenneth Lee — Independent Director

Mr. Lee will serve as an independent director of the combined company upon the Closing of the Business Combination. Mr. Lee is a satellite industry executive with over 37 years of experience in spacecraft-related technical and programmatic management. Between 2006 and 2019, Mr. Lee served at Intelsat Corporation, initially as Vice President of Space Systems Management and Planning and, from 2013, as Senior Vice President, Space Systems, where he was responsible for the design, procurement, and in-orbit operations of more than 50 satellites. During his tenure at Intelsat, Mr. Lee deployed the first and only global fleet of digital communications satellites, led the development and deployment of GEO arc life extension vehicles, and drove industry efforts toward next-generation satellite cost and cycle time reductions. From 1999 to 2006, Mr. Lee served at PanAmSat Corporation, ultimately as Vice President of Space Systems Acquisition, where he was responsible for communications satellite requirement development, contract negotiations, program management and on-orbit operations of 25 active satellites. Earlier in his career, Mr. Lee held engineering and management positions at Hughes Space and Communications Company (now Boeing), culminating in his role as Chief Engineer responsible for the entire 601HP satellite product line. Mr. Lee holds a Bachelor of Science in Mechanical Engineering from the University of Hawaii.

We believe Mr. Lee is qualified to serve on our Board of Directors due to his deep technical expertise in satellite design and operations, his extensive experience managing large-scale space programs, and his proven track record of driving innovation in the satellite communications industry.

David Mitlyng — Independent Director

Mr. Mitlyng will serve as an independent director of the combined company upon the Closing of the Business Combination. Since May 2018, Mr. Mitlyng has served as Chief Executive Officer, Director, and Co-Founder of Xairos Systems, Inc., a company focused on commercializing space-based quantum communications systems. From 2015 to 2018, Mr. Mitlyng served in Business Development & Strategy at BridgeSat, Inc. (now BridgeComm), a company focused on space-based optical communications. From 2013 to 2015, Mr. Mitlyng served as Vice President of Marketing and Sales at Space Systems/Loral (now Intuitive Machines), where he developed satellite projects for major GEO and LEO broadband operators including Pasifik Satelit Nusantara (PSN), PT Bank Rakyat Indonesia (BRI), among others. From 2000 to 2013, Mr. Mitlyng served at Orbital Sciences Corporation (now Northrop Grumman) as Director of Business Development, Chief Engineer, and Systems Engineering Lead for major GEO and LEO broadband operators including NTT DoCoMo, KT, MEASAT, PT Telkom, SKY Perfect JSAT, among others. Earlier in his career, Mr. Mitlyng held systems engineering positions at Space Systems/Loral and Hughes Space and Communications (now Boeing). Mr. Mitlyng holds a Master of Business Administration from the MIT Sloan School of Management, a Master of Science in Aeronautics & Astronautics from Stanford University, and a Bachelor of Science in Aeronautical Engineering from California Polytechnic State University.

We believe Mr. Mitlyng is qualified to serve on our Board of Directors due to his extensive experience in the satellite and aerospace industries, his leadership of innovative space communications ventures, and his strong technical and business background in satellite systems engineering and development.

Bin Shen — Independent Director

Mr. Shen will serve as an independent director of the combined company upon the Closing of the Business Combination. Since October 2026, Mr. Shen has served as Chief Executive Officer and a member of the board of directors of Mynd.ai, a company listed on NYSE American, where he also serves on the Nominating and Corporate Governance Committee. From 2024 to 2026, Mr. Shen served at EchoStar Corporation. He started as Senior Vice President, Strategic Business Development, and from 2025 served as Senior Vice President, Mergers & Acquisitions, EchoStar Capital, reporting to the CEO. From 2019 to 2023, Mr. Shen served at Microsoft. He was first Vice President, Consumer and Device Sales, Greater China, and then Vice President, Global Partner Solutions. From 2018 to 2019, Mr. Shen served as President of Honeywell China. From 2014 to 2018, Mr. Shen served as Corporate Vice President, Corporate Strategy & New Business Development at Verizon Communications, leading digital strategy development, strategic investments in 5G and Gigabit Fiber broadband, and high-tech ecosystem partnerships. Earlier in his career, Mr. Shen held senior positions at Marvell Technology, Google/Motorola Mobility, Sprint Nextel (where he co-founded the mobile broadband business unit), Deloitte Consulting, and Eastman Kodak. Mr. Shen holds a Master of Business Administration from the William E. Simon Graduate School of Business Administration at the University of Rochester and a Bachelor of Science in Finance from Golden Gate University.

We believe Mr. Shen is qualified to serve on our Board of Directors due to his extensive executive leadership experience at global technology companies, his public company board experience, his background in M&A and strategic investments, and his track record in the 5G technology and spectrum development, Gigabit fiber broadband, mobile broadband, satellite broadband, mobile chipset technology, and smart devices.

Board of Directors

The board of directors of the combined company will initially consist of not more than five directors (including a Chairman of the Board), immediately after the consummation of the Business Combination. The Post-Closing Company’s Charter provides that the maximum and minimum number of directors may be fixed by ordinary resolution of the shareholders of the combined company from time to time, but unless such numbers are fixed the minimum number of directors shall be one and the maximum number of directors shall be unlimited. From Closing and for two years after Closing, the Sponsor will have the right to nominate one director to the Board for a term not less than two years on terms to be mutually agreed by the Merger Surviving Company and the Sponsor.

A director is not required to hold any shares in the combined company by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the combined company is required to declare the nature of his or her interest at a board meeting. Subject to applicable stock exchange rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director may be interested provided that (a) the nature of his/her interest is declared at a meeting of the directors, either specifically or by way of a general notice, and such director’s vote may be counted in the quorum at any meeting of directors at which any such contract or proposed contract or arrangement is considered, and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee.

The directors may exercise all the powers of the company to raise or borrow money, mortgage, or charge its undertaking, property, and assets (present or future), uncalled capital or any part thereof, and to issue debentures, debenture stock, bonds, or other securities, whether outright or as collateral security for any debt, liability, or obligation of our company or of any third party.

No non-employee director has a service contract with the combined company that provides for benefits upon termination of service.

Board Committees

The combined company’s board of directors will have an audit committee, a compensation committee and a nominating and corporate governance committee, and a charter will be adopted for each of the foregoing committees. Each committee’s members and functions are described below.

Audit Committee

The audit committee will consist of Kenneth Lee, David Mitlyng, and Bin Shen. Bin Shen will be the chairperson of the audit committee. Mr. Shen satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of Kenneth Lee, David Mitlyng, and Bin Shen satisfies the requirements for an “independent director” within the meaning of applicable stock exchange rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

The audit committee will oversee the accounting and financial reporting processes. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of the combined company’s accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with the code of business conduct and ethics, including reviewing the adequacy and effectiveness of the procedures to ensure proper compliance.

Compensation Committee

The compensation committee will consist of Kenneth Lee, David Mitlyng, and Bin Shen. David Mitlyng will be the chairperson of the compensation committee. Each of Kenneth Lee, David Mitlyng, and Bin Shen satisfies the requirements for an “independent director” within the meaning of applicable stock exchange rules.

The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to directors and executive officers. The chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for the chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of the non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting a compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will consist of Kenneth Lee, David Mitlyng, and Bin Shen. Kenneth Lee will be the chairperson of the nominating and corporate governance committee. Each of Kenneth Lee, David Mitlyng, and Bin Shen satisfies the requirements for an “independent director” within the meaning of applicable stock exchange rules.

The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become directors of the combined company and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regard to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regard to significant developments in the law and practice of corporate governance as well as compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, directors owe fiduciary duties to the company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in the company’s best interests. Directors must also exercise their powers only for a proper purpose, exercise their powers fairly as between different sections of shareholders and exercise independent judgement. Directors should not improperly fetter the exercise of future discretion nor put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Directors also have a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to the combined company, directors must ensure compliance with the combined company’s memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. The combined company has the right to seek damages if a duty owed by its directors is breached. A shareholder may in certain circumstances have rights to seek damages in the name of the company if a duty owed by its directors is breached.

Appointment and Removal of Directors

The Post-Closing Company’s Charter provides that all directors may be appointed by ordinary resolution and removed by ordinary resolution. The Post-Closing Company’s Charter also provides that the directors may, by the affirmative vote of a simple majority of the remaining directors, appoint any person to be a director so as to fill a casual vacancy or as an addition to the existing board of directors. Directors are generally not subject to a term of office and will hold office until such time as he or she resigns his office by notice in writing to the combined company, is removed from office by ordinary resolution or is otherwise disqualified from acting as a director or removed in accordance with the Post-Closing Company’s Charter.

The office of a director shall be vacated if, amongst other things, such director (a) becomes bankrupt or makes any arrangement or composition with his or her creditors, (b) dies or is found to be or becomes of unsound mind, (c) resigns his or her office by notice in writing to the combined company, (d) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings, and the board resolves that his or her office be vacated; or (e) is removed from office pursuant to any other provision of the Post-Closing Company’s Charter.

Foreign Private Issuer Status

The combined company is an exempted company limited by shares incorporated under the laws of the Cayman Islands. After the consummation of the Business Combination, the combined company will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. For so long as the combined company qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

The combined company will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, the combined company intends to publish its results on a quarterly basis through press releases, distributed pursuant to applicable stock exchange rules. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information the combined company is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, the combined company shareholders will receive less or different information about the combined company than a shareholder of a U.S. domestic public company would receive.

The combined company is a non-U.S. company with foreign private issuer status, and, after the consummation of the Business Combination, will be listed on the Qualified Stock Exchange. Applicable stock exchange rules permit a foreign private issuer like the combined company to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is the combined company’s home country, may differ significantly from applicable corporate governance listing standards. Among other things, the combined company is not required to have:

•        a majority of the board of directors consist of independent directors;

•        a compensation committee consisting of independent directors;

•        a nominating committee consisting of independent directors; or

•        regularly scheduled executive sessions with only independent directors each year.

Further, as a foreign private issuer, we are exempt from the provisions of Section 312.03 of the NYSE Listed Company Manual or Nasdaq Listing Rule 5635, as applicable, which require domestic issuers to obtain shareholder approval prior to certain equity issuances. In accordance with NYSE Rule 303A.00 or Nasdaq Listing Rule 5615(a)(3), as applicable, we intend to follow home country practice in the Cayman Islands in lieu of these requirements. Specifically, we are exempt from seeking shareholder approval for the types of equity issuances:

•        any issuance of common stock (or securities convertible into common stock) if the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance;

•        any issuance that will result in a “change of control” of the issuer, as under Cayman Islands law, a change of control resulting from a private placement or share exchange does not require shareholder approval unless it involves a statutory merger or consolidation;

•        the adoption of, or material revision to, equity compensation plans for employees, officers, or directors, as under Cayman Islands law, the board of directors may establish, amend, or terminate equity incentive plans and grant options or restricted stock units without seeking a stockholder vote; or

•        issuances to directors, officers, or substantial security holders that exceed 1% of the number of shares or voting power outstanding (or, in the case of Nasdaq, issuances to directors, officers or substantial shareholders in connection with an acquisition where such persons have a 5% or greater interest in the target or consideration), as we intend to follow home country practice, which permits our board of directors to approve such issuances provided the directors disclose their interest and act in good faith.

Although not required and as may be changed from time to time, the combined company intends to have, as of the consummation of the Business Combination, a majority-independent compensation committee and nominating and corporate governance committee. Subject to the foregoing, the combined company intends to rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements applicable to U.S. domestic public companies.

Code of Business Conduct and Ethics

The combined company will adopt a Code of Business Conduct and Ethics applicable to its directors, officers and employees. The combined company seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. The Code of Business Conduct and Ethics sets out the principles designed to guide business practices — compliance, integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including the Chairperson, Chief Executive Officer and Chief Financial Officer. Relevant sections of the code also apply to members of the board of directors. The combined company expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to it or acting on its behalf.

Compensation of Directors and Executive Officers

For the year ended December 31, 2025, Astrum paid an aggregate of US$1,498,643 million in cash and benefits to its executive officers as a group and we did not pay any compensation to our non-executive directors. The combined company has not set aside or accrued any amount to provide pension, retirement or other similar benefits to its executive officers. Astrum’s Singapore subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, work-related injury insurance and maternity insurance and other statutory benefits, and a housing provident fund.

For information regarding share awards granted to Astrum’s directors and executive officers, see the section titled “— Equity Incentive Plan.”

Employment Agreements and Indemnification Agreements

Each of the executive officers is party to an employment agreement with Astrum. Under these agreements, the employment of each executive officer is at-will. Employment may be terminated for cause, at any time and without advance notice or compensation, for certain acts of the executive officer, including willful misconduct, gross negligence, fraud, dishonesty, felony conviction, continued unsatisfactory performance, policy violations, or material breach of the employment agreement. In the event of termination by Astrum without cause or by the executive officer for good reason, and subject to the executive officer signing a release, the executive officer is entitled to receive certain severance payments and continued health coverage for a specified period following termination.

Each executive officer of Astrum has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any proprietary information of Astrum or trade secrets, any confidential information or trade secrets of Astrum’s customers or prospective customers, or the confidential or proprietary information of any third party received by Astrum and for which Astrum has confidential obligations. The executive officers have also agreed to disclose in confidence to Astrum all inventions, designs, and trade secrets which they conceive, develop, or reduce to practice during the executive officer’s employment with Astrum and to assign all right, title, and interest in them to Astrum, and assist Astrum in obtaining and enforcing patents, copyrights, and other legal rights for these inventions, designs, and trade secrets.

In addition, each executive officer of Astrum has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for 12 months following the last date of employment. Specifically, each executive officer has agreed not to (a) engage in competitive business activities, (b) solicit employees or independent contractors of Astrum, or (c) solicit customers or customer prospects of Astrum.

Astrum has also entered into indemnification agreements with each of its directors and executive officers. Under these agreements, Astrum agrees to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Astrum.

Equity Incentive Plan

Black Spade III plans to adopt the 2026 Equity Incentive Plan, subject to the approval of the Black Spade III shareholders. The 2026 Equity Incentive Plan will provide for the grant of awards to employees, service providers, the founder of Astrum and other eligible participants of the combined company and its subsidiaries with a total pool of awards of Listco Shares not exceeding 20% of the aggregate number of Listco Shares outstanding as of immediately after the Closing on a fully diluted, as converted and as-exercised basis. The 2026 Equity Incentive Plan shall be effective upon and from the Closing.

The following paragraphs summarize the principal terms of the 2026 Equity Incentive Plan.

Type of Awards.    The 2026 Equity Incentive Plan permits the awards of options, restricted shares, restricted share units or other equity incentive awards pursuant to the authorizations of the administrator under the 2026 Equity Incentive Plan.

Plan Administration.    The combined company’s board of directors or a committee of one or more members of the board (or such other administrator to which such committee delegates all of its authority) administers the 2026 Equity Incentive Plan. The administrator of 2026 Equity Incentive Plan determines, among other things, the eligibility of individuals to receive awards, the type and number of awards to be granted to each eligible individual, and the terms and conditions of each award.

Award Agreement.    Each award granted under the 2026 Equity Incentive Plan is evidenced by an award agreement.

Eligibility.    Astrum may grant awards to employees, consultants and directors. The general scope of eligible individuals shall be determined by the Committee.

Vesting Schedule.    In general, the administrator determines the vesting schedule, if any, which is specified in the award agreement.

Exercise of Options.    The exercise price per share subject to an option shall be determined by the administrator and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares; provided, however, that no option may be granted to an individual subject to taxation in the United States at less than the fair market value on the date of grant, without compliance with Section 409A of the Code, or the holder’s consent.

Transfer Restrictions.    Awards may not be transferred in any manner by the holder other than in accordance with the exceptions provided in the 2026 Equity Incentive Plan, such as transfers to us or transfers upon the death of the holder, pursuant to such conditions and procedures as the administrator may establish.

Termination and Amendment of the 2026 Equity Incentive Plan.    Unless terminated earlier, the 2026 Equity Incentive Plan has a term of 10 years. The Committee has the authority to terminate, amend or modify the plan.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following are the material U.S. federal income tax considerations to U.S. Holders (defined below) of (i) the exercise of redemption rights by U.S. Holders of BIII Class A Ordinary Shares, and (ii) the ownership and disposition of Listco Shares following the completion of the Business Combination.

This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold BIII Class A Ordinary Shares and, after the completion of the Business Combination, will hold Listco Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual circumstances or status, including:

•        the Sponsor or any member thereof;

•        partnerships or other passthrough entities and persons that hold BIII Shares or Listco Shares through such entities;

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5% or more of BIII’s shares, by vote or value, or will hold 5% or more of the shares of Listco, by vote or value;

•        persons that acquired BIII Class A Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the U.S.;

•        persons that hold BIII Class A Ordinary Shares, or will hold Listco Shares, as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds BIII Class A Ordinary Shares or Listco Shares, the tax treatment of such partnership and its partners will generally depend on the status of the partners and the activities of the partnership. Partnerships holding any BIII Class A Ordinary Shares or Listco Shares and their partners should consult their tax advisers as to the particular U.S. federal income tax consequences of the merger, ownership and disposition of Listco Shares, or the exercise of redemption rights with respect to the BIII Class A Ordinary Shares.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated under the Code (“Treasury Regulations,” as used herein), and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address alternative minimum or Medicare contribution tax considerations, the special tax accounting rules under Section 451(b) of the Code or U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes), nor does it address any aspects of U.S. state, local or non-U.S. taxation.

We have not and do not intend to seek any ruling from the Internal Revenue Service (the “IRS”) regarding any aspect of the Business Combination or the exercise of redemption rights. There can be no assurance that the IRS will not take positions that are inconsistent with those discussed below or that any such positions would not be sustained by a court.

As used herein, the term “U.S. Holder” means a beneficial owner of BIII Class A Ordinary Shares or Listco Shares, as the case may be, who or that is for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. HOLDERS OF BIII CLASS A ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ANY ASPECT OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF LISTCO SHARES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Redemption of BIII Class A Ordinary Shares

Subject to the discussions below under the section titled “Passive Foreign Investment Company Rules,” in the event that a U.S. Holder’s BIII Class A Ordinary Shares are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under the section titled “Extraordinary General Meeting of Black Spade III Shareholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will generally depend on whether the redemption qualifies as a sale of the BIII Class A Ordinary Shares under Section 302 of the Code or rather as a distribution. If the redemption qualifies as a sale of BIII Class A Ordinary Shares by the U.S. Holder under Section 302 of the Code, the U.S. Holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of the BIII Class A Ordinary Shares redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such U.S. Holder’s BIII Class A Ordinary Shares generally will equal the cost of such shares (and, in the case of any holder of BIII Class A Ordinary Shares that acquired such BIII Class A Ordinary Shares as part of a BIII Unit, the portion of the purchase price for such BIII Unit allocable to the BIII Class A Ordinary Share). If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s BIII Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the BIII Class A Ordinary Shares.

As discussed in more detail below under “— Passive Foreign Investment Company Rules,” BIII believes that it will be a PFIC with respect to its current taxable year. In that case, the U.S. federal income tax treatment of any income or gain recognized by a U.S. Holder that exercises its redemption rights will depend on the application of the PFIC rules discussed below and whether the U.S. Holder has made a PFIC Election (as defined below) with respect to its BIII Class A Ordinary Shares.

Generally, whether a redemption qualifies for sale treatment will depend largely on the total number of BIII Ordinary Shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning warrants) relative to all BIII Shares outstanding both before and after such redemption.

The redemption of BIII Class A Ordinary Shares generally will be treated as a sale of the BIII Class A Ordinary Shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in BIII (and, after the completion of the Business Combination, Listco) or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests (each, a “Section 302 Test”) are explained more fully below and are determined immediately after the completion of the Business Combination.

In determining whether any of the Section 302 Tests are satisfied, a U.S. Holder generally takes into account not only BIII Shares actually owned by the U.S. Holder, but also any BIII Shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include BIII Class A Ordinary Shares that could be acquired pursuant to the exercise of the BIII Warrants.

In order to meet the substantially disproportionate test, the percentage of BIII’s outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of BIII Class A Ordinary Shares must, among other requirements, be less than 80% of the percentage of BIII’s outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Before the merger, the BIII Class A Ordinary Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all BIII Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all BIII Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of BIII (and, after the completion of the Business Combination, Listco). The redemption of BIII Class A Ordinary Shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in BIII. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in BIII will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing Section 302 Tests is satisfied, then the redemption will be treated as a corporate distribution and taxed in the manner described below under the sections titled “— Consequences of Ownership and Disposition of Listco Shares — Taxation of Distributions” and “— Passive Foreign Investment Company Rules.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed BIII Class A Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining BIII Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in other shares of BIII (and, after the completion of the Business Combination, Listco) constructively owned by such U.S. Holder.

U.S. HOLDERS OF BIII CLASS A ORDINARY SHARES CONTEMPLATING THE EXERCISE OF THEIR REDEMPTION RIGHTS SHOULD CONSULT THEIR TAX ADVISERS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES THEREOF, INCLUDING THE APPLICATION OF THE PFIC RULES AND AVILIABILITY OF ANY PFIC ELECTIONS.

Consequences of Ownership and Disposition of Listco Shares

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on Listco Shares to the extent the distribution is paid out of Listco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Listco Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Listco Shares.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to the PFIC rules, dividends generally will be taxed at the lower applicable long-term capital gains rate (see the section titled “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Listco Shares” below) only if the Listco ordinary shares are readily tradable on an established securities market in the United States, Listco is not a PFIC (as discussed below) with respect to the U.S. Holder for either the taxable year in which the dividend was paid or the preceding taxable year, and certain other requirements are met (any such dividend income, “qualified dividend income”). U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the Listco Shares.

Dividends on Listco Shares generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, foreign taxes withheld on any distributions on the Listco Shares may be eligible for credit against a U.S. Holder’s federal income tax liability. For this purpose, dividends distributed by us with respect to Listco Shares will generally constitute “passive category income.” If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The rules relating to the determination of the U.S. foreign tax credit are complex and subject to various limitations, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming a deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Listco Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of the Listco Shares. Any such capital gain or loss will be U.S. source gain or loss and generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Listco Shares exceeds one year at the time of such disposition.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Listco Shares so disposed. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “— Exercise, Lapse or Redemption of a Listco Warrant” below for a discussion regarding a U.S. Holder’s basis in a Listco Share acquired pursuant to the exercise of a Public Warrant following the completion of the Business Combination (such warrant, a “Listco Warrant”). The deductibility of capital losses is subject to certain limitations.

Exercise, Lapse or Redemption of a Listco Warrant

Subject to the PFIC rules discussed below, and except as discussed below with respect to the cashless exercise of a Listco Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Listco Share on the exercise of a Listco Warrant for cash. A U.S. Holder’s tax basis in a Listco Share received upon exercise of the Listco Warrant generally will equal the sum of the U.S. Holder’s tax basis in the Listco Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Listco Share will commence on the date of exercise of the Listco Warrant or the day following the date of exercise of the Listco Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Listco Warrant. If a Listco Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Listco Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the holding period in the Listco Warrants is more than one year. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a Listco Warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Listco Share received generally would equal the U.S. Holder’s tax basis in the Listco Warrant. If the cashless exercise was not treated as a recapitalization, it is unclear whether a U.S. Holder’s holding period for the Listco Share would commence on the date of exercise of the Listco Warrant or the day following the date of exercise of the Listco Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Listco Share would include the holding period of the Listco Warrant.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized, as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Listco Shares.” In such event, a portion of the Listco Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Listco Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered Listco Warrants with an aggregate value equal to the exercise price for the total number of Listco Warrants that are deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Listco Warrants deemed surrendered and the U.S. Holder’s tax basis in such Listco Warrants. In this case, a U.S. Holder’s tax basis in the Listco Shares received would equal the sum of the U.S. Holder’s tax basis in the Listco Warrants deemed exercised and the exercise price of such Listco Warrants. It is unclear whether a U.S. Holder’s holding period for the Listco Shares would commence on the date of exercise of the Listco Warrant or the day following the date of exercise of the Listco Warrant.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each Listco Warrant provide for an adjustment to the number of Listco Shares for which the Listco Warrant may be exercised or to the exercise price of the Listco Warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. U.S. Holders of Listco Warrants would, however, be treated as receiving a constructive distribution from Listco if, for example, the adjustment increases the warrantholders’ proportionate interest in Listco’s assets or earnings and profits (e.g., through an increase in the number of Listco Shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of Listco Shares which is taxable to the U.S. Holders of such Listco Shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section generally in the same manner as if the U.S. Holders of the Listco Warrants received a cash distribution from Listco equal to the fair market value of the increase in the interest. A U.S. Holder’s tax basis in Listco Warrants will be increased to the extent of any such constructive dividend. It is not entirely clear whether a constructive dividend deemed paid to a non-corporate U.S. Holder could be “qualified dividend income” as discussed above under “— Taxation of Distributions.” For certain information reporting purposes, Listco may be required to determine the date and amount of any such constructive distributions. Proposed Treasury Regulations, which Listco may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of constructive distributions are determined.

Additional Reporting Requirements

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Listco Shares, subject to certain exceptions, by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Listco Shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Listco Shares.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of BIII Class A Ordinary Shares and Listco Shares could be materially different from that described above if BIII or Listco is or was treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. References to “we” in the discussion below are to BIII for periods prior to the completion of the Business Combination and to Listco following the completion of the Business Combination.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents may be passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

PFIC Status of BIII and Listco

Because BIII is a blank check company with no active business, and based on the expected closing date of the Business Combination, it is expected that BIII will be classified as a PFIC for its taxable year ending December 31, 2026. In addition, based on the current and anticipated value of the assets and the composition of the income and assets, including goodwill and other unbooked intangibles, of Astrum and its subsidiaries, there is a material risk that Listco will be classified as a PFIC for the taxable year ending December 31, 2027. However, this conclusion is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of the income and assets, which may fluctuate, of Listco and its subsidiaries, and, thus, is subject to change. Accordingly, there can be no assurance as to Listco or any of its subsidiaries’ classification as a PFIC for any taxable year. Furthermore, fluctuations in the market price of the Listco Shares may cause impact Listco’s status as a PFIC because the value of its assets, including goodwill and other unbooked intangibles, for purposes of the asset test may be determined by reference to the market price of the Listco Shares, which may be volatile.

Application of PFIC Rules

If BIII or Listco (as the case may be) is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder’s BIII Shares or Listco Shares (as the case may be, “Shares”), respectively, then such holder will generally be subject to special rules (the “Default PFIC Regime”) with respect to such Shares unless the U.S. Holder made (i) a timely and effective QEF election for such entity’s first taxable year as a PFIC in which the U.S. Holder held such Shares (such taxable year as it relates to each U.S. Holder, the “First PFIC Holding Year”), or (ii) a “mark-to-market” election, each as described below under “QEF Election and Mark-to-Market Election.”

It is not entirely clear how various aspects of the PFIC rules apply to the BSIII Warrants and the Listco Warrants (as the case may be, “Warrants”). Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). U.S. Holders are urged to consult their tax advisors regarding the possible application of the Proposed PFIC Option Regulations to the Warrants. The following discussion assumes that the Proposed PFIC Option Regulations will apply to the Warrants.

The Default PFIC Regime applies with respect to:

•        Any gain recognized by the U.S. Holder on the sale or other disposition of such securities; and

•        any “excess distribution” made to the U.S. Holder with respect to such securities (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of such securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under the Default PFIC Regime:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for such securities;

•        the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the First PFIC Holding Year, will be taxed as ordinary income;

•        the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE REDEMPTION OF BIII CLASS A ORDINARY SHARES OR ON THE OWNERSHIP OR DISPOSITION OF LISTCO SHARES AND WARRANTS, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election and Mark-to-Market Election and Purging Election (collectively, “PFIC Elections”)

In general, a U.S. Holder may avoid the Default PFIC Regime with respect to its Shares (but not Warrants) by making a timely and effective “qualified electing fund” election under Section 1295 of the Code (a “QEF Election”) with respect to such shares for such holder’s First PFIC Holding Year. A U.S. Holder that makes a QEF Election will include in income its pro rata share of an entity’s capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the entity’s taxable year ends if such entity is treated as a PFIC for that taxable year. In order to comply with the requirements of a QEF Election with respect to shares in a PFIC, a U.S. Holder must receive certain information from the PFIC. If BIII or Listco, as the case may be, is considered a PFIC, BIII or Listco, as applicable, Listco has agreed to endeavor to provide such information to U.S. Holders, but there is no assurance that Listco will timely provide such information.

A U.S. Holder may not make a QEF Election with respect to its Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise of such Warrants) and BIII or Listco (as the case may be) was a PFIC at any time during the U.S. Holder’s holding period of such Warrants, any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. If a U.S. Holder that exercises such Warrants properly makes a QEF Election with respect to the newly acquired Listco Shares, the QEF Election will apply to the newly acquired Listco Shares (it is not clear whether or how a previously made QEF Election that is in effect with respect to BIII or Listco Shares would apply to Listco Shares subsequently acquired on the exercise of such Warrants). Notwithstanding the foregoing, the adverse tax consequences relating to PFIC treatment, adjusted to take into account current income inclusions resulting from the QEF Election, will generally continue to apply with respect to such newly acquired Listco Shares (which will generally be deemed under proposed Treasury Regulations to have a holding period for purposes of the PFIC rules that includes all or a portion of the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a purging election (discussed below).

The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF Election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided by the PFIC, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF Elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF Election under their particular circumstances.

If a U.S. Holder has made a QEF Election with respect to its Shares, and the special tax and interest charge rules do not apply to such shares (because the QEF Election was made in the U.S. Holder’s First PFIC Holding Year or a purging election (discussed below) was made), any gain recognized on the sale of such shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above,

U.S. Holders who make a QEF Election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF Election has been made will be increased by amounts that are included in taxable income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF Election has been made.

As noted above, a determination that BIII or Listco is a PFIC for a taxable year in which a U.S. Holder holds shares in such entity will generally continue to apply to such U.S. Holder for subsequent years in which the holder continues to hold shares in such entity (including a successor entity), whether or not such entity continues to be a PFIC. A U.S. Holder who makes the QEF Election for such holder’s First PFIC Holding Year, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the qualified electing fund inclusion regime with respect to such shares for any taxable year of such entity that ends within or with a taxable year of the U.S. Holder in which such entity is not a PFIC. However, if the QEF Election is not effective for each taxable year in which such entity is a PFIC and the U.S. Holder holds (or is deemed to hold) Shares, the Default PFIC Regime discussed above will continue to apply to such shares unless the holder makes a purging election (discussed below), and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF Election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes (or has made) a valid mark-to-market election with respect to Shares for such holder’s First PFIC Holding Year, such holder will generally not be subject to the Default PFIC Regime in respect of such shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that BIII or Listco (as the case may be) is treated as a PFIC the excess, if any, of the fair market value of such shares at the end of its taxable year over the adjusted basis in such shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of such shares over the fair market value of such shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in such shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of such shares in a taxable year in which BIII or Listco (as the case may be) is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s First PFIC Holding Year. Currently, a mark-to-market election may not be made with respect to any Warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election under their particular circumstances.

Any Shares treated as stock of a PFIC under the Default PFIC Regime will continue to be treated as stock of a PFIC, including in taxable years in which BIII or Listco (as the case may be) ceases to be a PFIC, unless the applicable U.S. Holder makes a “purging election” with respect to such Shares. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value on the last day of the last year in which such entity is treated as a PFIC, and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such shares. U.S. Holders should consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

If Listco is a PFIC and, at any time, has an equity interest in any foreign entity that is classified as a PFIC, U.S. Holders of Listco securities would generally be deemed to own a proportionate amount (by value) of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Listco receives a distribution from, or disposes of all or part of Listco’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions. A mark-to-market election generally would not technically be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and the elections described above are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules under their particular circumstances.

Application to BIII and Exercise of Redemption Rights

Assuming BIII is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of BIII Class A Ordinary Shares and that the U.S. Holder did not make an applicable PFIC Election (or under proposed Treasury Regulations, BIII Warrants), such U.S. Holder generally will be subject to the special and adverse rules discussed above with respect to (i) any gain recognized by the U.S. Holder on the redemption or other disposition of its BIII Class A Ordinary Shares or BIII Warrants and (ii) any “excess distribution” made to the U.S. Holder. For this purpose, a U.S. Holder of BIII Shares will be treated as receiving an “excess distribution” only if (a) the U.S. Holder held the BIII Class A Ordinary Shares for more than one of its taxable years and (b) the amount a U.S. Holder receives upon a redemption of BIII Class A Ordinary Shares is treated as a distribution because the redemption does not satisfy the Section 302 Tests described above under the section titled “— Redemption of BIII Class A Ordinary Shares.” In that case, all of the redemption proceeds would be treated as an “excess distribution”.

U.S. Holders considering exercising redemption rights are strongly urged to consult their own tax advisors regarding the availability and desirability of any PFIC Elections.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Information Reporting and Backup Withholding

Dividend payments with respect to BIII Class A Ordinary Shares or Listco Shares, constructive distributions with respect to the BIII or Listco Warrants, and proceeds from the sale, exchange or redemption of BIII Class A Ordinary Shares or Listco Shares or Warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. U.S. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

Under the laws of the Cayman Islands, no stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands or if the transfer documents are executed in or, after the execution, brought into the Cayman Islands or produced before a court of the Cayman Islands.

DESCRIPTION OF SECURITIES OF The combined company

The following description of the material terms of the securities of the combined company includes a summary of specified provisions of the combined company’s Charter that will be in effect on the Closing Date and immediately prior to the Merger Effective Time. This description is qualified by reference to the Post-Closing Company’s Charter as will be in effect on the Closing Date and immediately prior to the Merger Effective Time. In this section, the terms “Astrum,” “we”, “our” or “us” refer to the combined company following the consummation of the Business Combination, and all capitalized terms used in this section are as defined in the Post-Closing Company’s Charter, unless elsewhere defined herein.

Prior to the Business Combination, Black Spade III is a Cayman Islands exempted company with limited liability and its affairs are governed by its amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to its amended and restated memorandum and articles of association, Black Spade III is authorized to issue 165,000,000 ordinary shares, $0.0001 par value each, including 150,000,000 Class A ordinary shares and 15,000,000 Class B ordinary shares, as well as 1,500,000 preference shares, $0.0001 par value each.

The authorized share capital of the combined company following the consummation of the Business Combination will consist of 500,000,000 shares of a par value of US$0.0001 each, consisting of 400,000,000 Class A Ordinary Shares, and 100,000,000 preferred shares (the “Preferred Shares”). All BIII Ordinary Shares issued and outstanding at the consummation of the Business Combination will be fully paid and non-assessable.

The Post-Closing Company’s Charter will become effective on the Closing Date and immediately prior to the Merger Effective Time. The following are summaries of material provisions of the Post-Closing Company’s Charter and the Cayman Islands Companies Act insofar as they relate to the material terms of the BIII Ordinary Shares.

Ordinary Shares

General

Immediately prior to the consummation of the Business Combination, BIII’s authorized share capital will be US$16,650 divided into 166,500,000 shares of a par value of US$0.0001 each, comprising (a) 150,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (b) 15,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (c) 1,500,000 preference shares of a par value of US$0.0001 each (the “Preference Shares”). At the Merger Effective Time, the authorized share capital of the combined company will be US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, comprising (a) 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (b) 100,000,000 Preference Shares of a par value of US$0.0001 each. All of the issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. The combined company may not issue shares to bearer. The combined company’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

Subject to any rights and restrictions for the time being attached to any shares, the directors of the combined company may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of the combined company lawfully available therefor. Subject to any rights and restrictions for the time being attached to any shares, the combined company by an ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the directors.

Voting Rights

Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

A quorum required for a meeting of shareholders consists of one or more shareholders holding at least a majority of the paid up voting share capital entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, the combined company is not obliged by the Companies Act to call shareholders’ annual general meetings. The Post-Closing Company’s Charter provides that the combined company may (but is not obliged to) in each year hold a general meeting as its annual general meeting in which case it will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. The combined company, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the applicable exchange listing rules. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. The chairman of our board of directors, any co-chief executive officer or our board of directors (acting by a board resolution) may call extraordinary general meetings. The Post-Closing Company’s Charter does not provide its shareholders with any right to requisition an extraordinary general meeting or put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least five (5) clear days is required for the convening of the annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

An ordinary resolution to be passed by the shareholders requires the affirmative votes of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, or be approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders; while a special resolution requires the affirmative votes of not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or approval in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders. A special resolution will be required for important matters such as a change of name or making changes to the memorandum and articles of association.

Transfer of Shares

Subject to the restrictions in the Post-Closing Company’s Charter as set out below, any registered shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors, provided that such transfer complies with the rules and regulations of the Qualified Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law.

Subject to the rules and regulations of the Qualified Stock Exchange, the SEC or applicable law, the board of directors may determine to decline to register any transfer of any ordinary share without assigning any reason therefor. If the relevant shares were issued in conjunction with rights, options, units or warrants issued pursuant to the Post-Closing Company’s Charter on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such right, option, warrant or unit. For the avoidance of doubt, shares held in book-entry form with DTC or its nominee being the holder of record are freely transferrable.

The registration of transfers may, after compliance with any notice required by the rules of the Qualified Stock Exchange, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine, provided always, that the registration of transfers shall not be suspended nor the register closed for more than 40 calendar days in any year as the board may determine.

Liquidation

If the combined company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the combined company for unpaid calls or otherwise.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the Companies Act and the Post-Closing Company’s Charter, the combined company may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by its board of directors, and make a payment in respect of the redemption of our own shares in any manner permitted by the Cayman Islands Companies Act, including out of capital. The combined company may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its board of directors or are otherwise authorized by the Post-Closing Company’s Charter. Under the Companies Act, the redemption or repurchase of any share may be paid out of the profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, the combined company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of the combined company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

General Meetings of Shareholders

The combined company may (but shall not be obliged to) in each calendar year hold an annual general meeting. The annual general meeting shall be held at such time and place as the board of directors may determine. At least five clear days’ notice shall be given for any general meeting. The chairperson of our board of directors, any co-chief executive officer or the board of directors may call extraordinary general meetings. Shareholders of the combined company will not have the ability to call general meetings.

Inspection of Books and Records

The board of directors will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books will be open to the inspection by shareholders, and no shareholder will otherwise have any general right of inspecting any account or book or document except as required by law or the Post-Closing Company’s Charter or authorized by the board of directors.

Changes in Capital

The combined company may from time to time by ordinary resolution:

•        increase its share capital by new shares of such amount as it thinks expedient;

•        consolidate and divide all or any share capital into shares of a larger amount than existing shares;

•        sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•        cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

The combined company may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by the Cayman Islands Companies Act.

Warrants

Upon the consummation of the Business Combination, each BIII Warrant outstanding immediately prior will remain to be warrants of the combined company. Each Warrant will continue to have and be subject to substantially the same terms and conditions as were applicable to such BIII Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions). A summary description of the existing BIII Warrants is set forth below.

Public BIII Warrants

Each whole BIII Warrant entitles the registered holder to purchase one BIII Public Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the IPO and 30 days after the completion of Black Spade III’s initial business combination, except as discussed in the immediately succeeding paragraph. Pursuant to the Black Spade III Warrant Agreement, a BIII Warrant holder may exercise its BIII Warrants only for a whole number of BIII Public Shares. This means only a whole BIII Warrant may be exercised at a given time by a BIII Warrant holder. No fractional BIII Warrants will be issued upon separation of Units and only whole BIII Warrants will trade. Accordingly, unless an investor purchases at least three Units, they will not be able to receive or trade a whole BIII Warrant. The BIII Warrants will expire five years after the completion of Black Spade III’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Black Spade III will not be obligated to deliver any BIII Public Shares pursuant to the exercise of a BIII Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the BIII Public Shares underlying the BIII Warrants is then effective and a prospectus relating thereto is current, subject to Black Spade III satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No BIII Warrant will be exercisable for cash or on a cashless basis, and Black Spade III will not be obligated to issue a BIII Public Share upon exercise of a BIII Warrant unless the BIII Public Share issuable upon such BIII Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the BIII Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a BIII Warrant, the holder of such BIII Warrant will not be entitled to exercise such BIII Warrant and such BIII Warrant may have no value and expire worthless. In no event will Black Spade III be required to net cash settle any BIII Warrant. In the event that a registration statement is not effective for the exercised BIII Warrants, the purchaser of a Unit containing such BIII Warrant will have paid the full purchase price for the Unit solely for the BIII Public Share underlying such Unit.

Black Spade III has agreed that as soon as practicable, but in no event later than 30 business days after the closing of its initial business combination, Black Spade III will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the BIII Public Shares issuable upon exercise of the BIII Warrants, and it will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating to those BIII Public Shares until the BIII Warrants expire or are redeemed, as specified in the Black Spade III Warrant Agreement. If the BIII Public Shares are at the time of any exercise of a BIII Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Black Spade III may, at its option, require holders of public BIII Warrants who exercise their BIII Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Black Spade III so elects, it will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the BIII Public Shares issuable upon exercise of the BIII Warrants is not effective within 60 business days after the closing of the initial business combination, Black Spade III warrant holders may, until such time as there is an effective registration statement and during any period when Black Spade III will have failed to maintain an effective registration statement, exercise BIII Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In the case of a cashless exercise, each holder would pay the exercise price by surrendering the BIII Warrants for that number of BIII Public Shares equal to the quotient obtained by dividing (x) the product of the number of BIII Public Shares underlying the BIII Warrants, multiplied by the excess of the “fair market value” less the exercise price of the BIII Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume-weighted average price of the BIII Public Shares as reported during the 10 trading day period ending on the trading day prior to the date on which the notice of exercise is received by the BIII Warrant agent.

A holder of a BIII Warrant may notify Black Spade III in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such BIII Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the BIII warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the BIII Public Shares issued and outstanding immediately after giving effect to such exercise.

Redemption of BIII Warrants.    Once the BIII Warrants become exercisable, Black Spade III may redeem the outstanding BIII Warrants (except as described herein with respect to the BIII Private Warrants):

•        in whole and not in part;

•        at a price of $0.01 per BIII Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each Black Spade III warrant holder; and

•        if, and only if, the closing price of the BIII Public Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a BIII Warrant as described under the heading “— Warrants — Public Shareholders’ Warrants — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before Black Spade III sends the notice of redemption to the Black Spade III warrant holders.

If and when the BIII Warrants become redeemable by Black Spade III, it may not exercise its redemption right if the issuance of BIII Public Shares upon exercise of the BIII Warrants is not exempt from registration or qualification under applicable state blue sky laws or Black Spade III is unable to effect such registration or qualification. If and when the BIII Warrants become redeemable, Black Spade III may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, Black Spade III may redeem BIII Warrants even if the holders are otherwise unable to exercise their warrants.

Black Spade III has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the BIII Warrant exercise price. If the foregoing conditions are satisfied and Black Spade III issues a notice of redemption of the BIII Warrants, each Black Spade III warrant holder will be entitled to exercise his, her or its BIII Warrant prior to the scheduled redemption date. However, the price of the BIII Public Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a BIII Warrant as described below under the heading “— Warrants — Public Shareholders’ Warrants — Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) BIII Warrant exercise price after the redemption notice is issued.

If Black Spade III calls the BIII Warrants for redemption as described above, Black Spade III management will have the option to require any holder that wishes to exercise its BIII Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their BIII Warrants on a “cashless basis,” Black Spade III management will consider, among other factors, Black Spade III’s cash position, the number of BIII Warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of BIII Public Shares issuable upon the exercise of the BIII Warrants. If Black Spade III management takes advantage of this option, all holders of BIII Warrants would pay the exercise price by surrendering their BIII Warrants for that number of BIII Public Shares equal to the quotient obtained by dividing (x) the product of the number of BIII Public Shares underlying the BIII Warrants, multiplied by the difference between the exercise price of the BIII Warrants and the “fair market value” by (y) the fair market value. For this purpose, “fair market value” means the average reported last sale price of the BIII Public Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of BIII Warrants. If Black Spade III management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of BIII Public Shares to be received upon exercise of the BIII Warrants, including the “fair market value” in such case.

Anti-dilution Adjustments.    If the number of outstanding BIII Public Shares is increased by a capitalization or share dividend payable in BIII Public Shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, subdivision or similar event, the number of BIII Public Shares issuable on exercise of each BIII Warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase BIII Public Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of BIII Public Shares equal to the product of (i) the number of BIII Public Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for BIII Public Shares) and (ii) one minus the quotient of (x) the price per BIII Public Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for BIII Public Shares, in determining the price payable for BIII Public Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of BIII Public Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the BIII Public Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Black Spade III, at any time while the BIII Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to holders of the BIII Public Shares on account of such BIII Public Shares (or other securities into which the BIII Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the BIII Public Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of BIII Public Shares issuable on exercise of each BIII Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of BIII Public Shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of BIII Public Shares in connection with a shareholder vote to amend the amended and restated memorandum and articles of association (A) to modify the substance or timing of Black Spade III’s obligation to provide holders of the BIII Public Shares the right to have their shares redeemed in connection with an initial business combination or to redeem 100% of the public shares if Black Spade III does not complete the initial business combination within the Completion Window, or (B) with respect to any other material provisions relating to the shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of the public shares upon Black Spade III’s failure to complete an initial business combination, then the BIII Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each BIII Public Share in respect of such event.

If the number of outstanding BIII Public Shares is decreased by a consolidation, combination, reverse share sub-division, or reclassification of BIII Public Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of BIII Public Shares issuable on exercise of each BIII Warrant will be decreased in proportion to such decrease in outstanding BIII Public Shares.

Whenever the number of BIII Public Shares purchasable upon the exercise of the BIII Warrants is adjusted, as described above, the BIII Warrant exercise price will be adjusted by multiplying the BIII Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of BIII Public Shares purchasable upon the exercise of the BIII Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of BIII Public Shares so purchasable immediately thereafter.

In addition, if (x) Black Spade III issues additional BIII Public Shares or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Black Spade III Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the BIII Public Shares during the 20 trading day period starting on the trading day prior to the day on which Black Spade III consummates its initial business combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the BIII Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “— Redemption of BIII Warrants when the price per BIII Public Share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding BIII Public Shares (other than those described above or that solely affects the par value of such BIII Public Shares), or in the case of any merger or consolidation of Black Spade III with or into another corporation (other than a consolidation or merger in which Black Spade III is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding BIII Public Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Black Spade III as an entirety or substantially as an entirety in connection with which Black Spade III is dissolved, the holders of the BIII Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the BIII Warrants and in lieu of the BIII Public Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of BIII Public Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the BIII Warrants would have received if such holder had exercised their BIII Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each BIII Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of BIII Public Shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding BIII Public Shares, the holder of a BIII Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Black Spade III warrant holder had exercised the BIII Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the BIII Public Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Black Spade III Warrant Agreement. If less than 70% of the consideration receivable by the holders of BIII Public Shares in such a transaction is payable in the form of BIII Public Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the BIII Warrant properly exercises the BIII Warrant within 30 days following public disclosure of such transaction, the BIII Warrant exercise price will be reduced as specified in the Black Spade III Warrant Agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the Black Spade III Warrant Agreement) of the BIII Warrant.

The BIII Warrants were issued in registered form under a Black Spade III Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Black Spade III. The Black Spade III Warrant Agreement provides that (a) the terms of the BIII Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the Black Spade III Warrant Agreement to the description of the terms of the BIII Warrants and the Black Spade III Warrant Agreement set forth in this prospectus, or defective provision, (ii) removing or reducing Black Spade III’s ability to redeem the BIII Public Warrants and, if applicable, a corresponding amendment to Black Spade III’s ability to redeem the BIII Private Warrants, or (iii) adding or changing any provisions with respect to matters or questions arising under the Black Spade III Warrant Agreement as the parties to the Black Spade III Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the BIII Public Warrants under the Black Spade III Warrant Agreement in any material respect; (b) the terms of the BIII Warrants may be amended with the vote or written consent of at least 50% of the then outstanding BIII Public Warrants and BIII Private Warrants, voting together as a single class, to allow for the BIII Warrants to be, or continue to be, as applicable, classified as equity in Black Spade III’s financial statements; and (c) all other modifications or amendments to the Black Spade III Warrant Agreement with respect to (i) the BIII Public Warrants require the vote or written consent of holders of at least 50% of the then outstanding BIII Public Warrants, and (ii) the BIII Private Warrants require the vote or written consent of holders of at least 50% of the then outstanding BIII Private Warrants.

The Black Spade III warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their BIII Warrants and receive BIII Public Shares. After the issuance of BIII Public Shares upon exercise of the BIII Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional BIII Warrants will be issued upon separation of the Units and only whole BIII Warrants will trade. If, upon exercise of the BIII Warrants, a holder would be entitled to receive a fractional interest in a share, Black Spade III will, upon exercise, round down to the nearest whole number the number of BIII Public Shares to be issued to the Black Spade III warrant holder.

Subject to applicable law, any action, proceeding or claim against Black Spade III arising out of or relating in any way to the Black Spade III Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and Black Spade III irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants.    The BIII Private Warrants (including the BIII Public Shares issuable upon exercise of the BIII Private Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the initial business combination (except pursuant to limited exceptions to Black Spade III’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by Black Spade III so long as they are held by the Sponsor, its members or their respective permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the BIII Private Warrants on a cashless basis. If the BIII Private Warrants are held by holders other than the Sponsor or its permitted transferees, the BIII Private Warrants will be redeemable by Black Spade III in all redemptions scenarios and exercisable by the holders on the same basis as the BIII Warrants included in the Units.

Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private placement warrants will not be redeemable by us and may be exercisable on a cashless basis.

If holders of the BIII Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its BIII Warrants for that number of BIII Public Shares equal to the quotient obtained by dividing (x) the product of the number of BIII Public Shares underlying the BIII Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the BIII Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the volume-weighted average price of the BIII Public Shares for the 10 trading days ending on the 10th trading day prior to the date on which the notice of BIII Warrant exercise is sent to the BIII Warrant agent. The reason that Black Spade III agreed that these BIII Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with Black Spade III following a business combination. If they remain affiliated with Black Spade III, their ability to sell BIII Securities in the open market will be significantly limited. Black Spade III has policies in place that prohibit insiders from selling BIII Securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell BIII Securities, an insider cannot trade in BIII Securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their BIII Warrants and sell the BIII Public Shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Black Spade III believes that allowing the holders to exercise such BIII Warrants on a cashless basis is appropriate.

Exempted Company

Black Spade III is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 or 30 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Recent Sales of Unregistered Securities

In the past three years, Astrum issued the following securities:

On May 13, 2026, Astrum was established by issuing 1 ordinary share to Astrum Space Holding Inc for a consideration of US$0.01.

Astrum believes that the above issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in the above issuance.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England. In addition, the Cayman Islands Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (a) a special resolution (usually a majority of two-thirds in value of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a Cayman Islands parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its Cayman Islands subsidiary company, if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including the following requirements: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the directors of the Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Companies Act provides appraisal rights for dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder who elects to dissent must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his decision to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value of all dissenting shares and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (iii) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date, where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a scheme of arrangement, which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, by a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% in value of the shares for which the offer relates, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);

•        the act complained of, although not beyond the scope of the authority, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Post-Closing Company’s Charter provides that we shall indemnify our directors, secretaries and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Post-Closing Company’s Charter.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and the Post-Closing Company’s Charter provides that a resolution in writing signed by all the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the combined company (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting duly convened and held.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Post-Closing Company’s Charter does not provide our shareholders with any right to requisition general meetings or to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Post-Closing Company’s Charter does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Post-Closing Company’s Charter, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under the Post-Closing Company’s Charter, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is removed from office pursuant to other provisions of the Post-Closing Company’s Charter.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Post-Closing Company’s Charter, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or series or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or series.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, the Post-Closing Company’s Charter may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by the Post-Closing Company’s Charter on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Post-Closing Company’s Charter governing the ownership threshold above which shareholder ownership must be disclosed.

BENEFICIAL OWNERSHIP OF SECURITIES

Black Spade III Before the Business Combination

The following table sets forth information with respect to the beneficial ownership of BIII Shares as of the date of this proxy statement/prospectus:

•        each of Black Spade III’s directors and executive officers;

•        all of Black Spade III’s directors and executive officers as a group; and

•        each person known by Black Spade III to be the beneficial owner of more than five percent of its ordinary shares.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, Black Spade III believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

The percentage calculations in the table below are based on 17,250,000 BIII Class A Ordinary Shares and 5,750,000 BIII Class B Ordinary Shares issued and outstanding as of the date of this proxy statement/prospectus.

	Class B ordinary shares(2)		Class A ordinary shares		Approximate Percentage of Voting Control
Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class
Black Spade Sponsor LLC III(3)	5,120,000	89.0	—	—	22.3%
Dennis Tam	200,000	3.5	—	—	1.0%
Kester Ng	100,000	1.7	—	—	*
Richard Taylor	100,000	1.7	—	—	*
Russell Galbut	20,000	*	—	—	*
Robert Moore	20,000	*	—	—	*
Patsy Chan	20,000	*	—	—	*
Sammy Hsieh	20,000	*	—	—	*
All officers and directors as a group (seven individuals)	480,000	8.3%	—	—	2.1%

Other 5% shareholders
Tenor Capital Management Company, L.P.(4)	—	—	1,000,000	5.8%	4.4%
RP Investment Advisors LP(5)	—	—	1,800,000	10.4%	7.9%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of the Sponsor and each Black Spade III officer and director is Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong.

(2)      Interests shown consist solely of Founder Shares, classified as BIII Class B Ordinary Shares. Such shares will automatically convert into Class A Ordinary Shares of the combined company concurrently with or immediately following the consummation of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.

(3)     Black Spade Sponsor LLC III, the Sponsor, is the record holder of the shares reported herein. The Sponsor is managed by three managers, each of whom has one vote, and the approval of two of the three managers is required to approve an action of our sponsor. No individual manager exercises voting or dispositive control over any of the securities held by the Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the

Sponsor. Based upon the foregoing analysis, no individual manager of our sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(4)      Represents shares that may be deemed to be beneficially owned by Tenor Capital Management Company, L.P., Tenor Opportunity Master Fund, Ltd. and Robin Shah. The address of the principal business office of each of these entities/persons is 810 Seventh Avenue, Suite 1905, New York, NY 10019. Information derived from a Schedule 13G filed with the SEC on January 9, 2026.

(5)      Represents shares directly held by RP Investment Advisors LP,. RP Select Opportunities Master Fund Ltd., RP Select Opportunities Master Fund Ltd., RP Alternative Global Bond Fund, and RP Alternative Credit Opportunities Fund. The address of the principal business office of each of these entities/persons is RP Alternative Credit Opportunities Fund. Information derived from a Schedule 13G filed with the SEC on February 11, 2026.

The Combined Company

The following table sets forth information regarding the expected beneficial ownership immediately following the consummation of the Business Combination by:

•        each person who is expected to beneficially own 5.0% or more of the issued and outstanding shares;

•        each person who is currently an executive officer or director and who will be an executive officer or director following the consummation of the Business Combination; and

•        all of those executive officers and directors of the combined company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The total number of shares expected to be issued and outstanding after the consummation of the Business Combination will be (i) 130,000,000 shares assuming a no redemptions scenario, and (ii) 112,750,000 shares assuming a maximum redemptions scenario. If the actual facts differ from these assumptions, these amounts will differ.

Ordinary Shares Beneficially Owned Immediately After Closing of the Business Combination
	No Redemptions Scenario			Maximum Redemptions Scenario
	Class A ordinary shares	% of total ordinary shares	% of voting power	Class A ordinary shares	% of total ordinary shares	% of voting power
Directors and Executive Officers(1):
Michael Do	—	—	—	—	—	—
Jonathan Wang	—	—	—	—	—	—
Dr. Liang Sun	—	—	—	—	—	—
Willy Chow	—	—	—	—	—	—
Kenneth Lee	—	—	—	—	—	—
Chuan Poh Lim	—	—	—	—	—	—
David Mitlyng	—	—	—	—	—	—
Bin Shen	—	—	—	—	—	—
All Directors and Executive Officers as a Group

5.0% Shareholders:
Black Spade Sponsor LLC III(2)	12,120,000	9.3%	9.3%	12,120,000	9.8%	9.8%
Astrum Holding(3)	100,000,000	76.9%	76.9%	100,000,000	88.6%	88.6%

____________

*        Entities and persons in the table above marked “—” indicate percentage less than 1%

(1)      The business address for the directors and executive officers of Astrum is 60 Paya Lebar Road #07-13, Paya Lebar Square, Singapore 409051.

(2)      Represents (i) the 5,120,000 Class A Ordinary Shares of the combined company held by the Sponsor and (ii) 7,000,000 Class A Ordinary Shares of the combined company issuable upon the exercise of the 7,000,000 Private Placement Warrants held by the Sponsor. The Sponsor is managed by three managers, each of whom has one vote, and the approval of two of the three managers is required to approve an action of the Sponsor. No individual manager exercises voting or dispositive control over any of the securities held by the Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Sponsor. Based upon the foregoing analysis, no individual manager of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of the Sponsor is Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong.

(3)      Consists of 100,000,000 Class A Ordinary Shares of the combined company held directly by Astrum Holding. Mr. Zhou Qingzhi is the sole chief executive officer and director of Astrum Holding. Mr. Zhou holds 80.2% of all of the issued and outstanding share capital of Astrum Holding, which represents 80.2% of the aggregate voting power of Astrum Holding. By virtue of this voting control, Mr. Zhou has the unilateral power to elect the board of directors of Astrum and direct the voting and disposition of all assets held by Astrum Holding. As a result, Mr. Zhou exercises sole voting and dispositive power over, and may be deemed to beneficially own, the shares of the combined company held by Astrum Holding. The remaining 19.8% equity interests in Astrum Holding are held by various passive third-party investors and Astrum employees who do not possess voting or investment control over Astrum Holding’s assets. Mr. Zhou disclaims beneficial ownership of the shares of the combined company held by Astrum Holding except to the extent of his pecuniary interest therein. The registered address of Astrum Holding is 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman KY1-1102, George Town, Cayman Islands.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions — Black Spade III

On September 5, 2025, the Sponsor purchased 5,750,000 Founder Shares in exchange for a capital contribution of $25,000 that was paid by the Sponsor for deferred offering costs.

On December 9, 2025, the Sponsor transferred an aggregate of 630,000 Founder Shares to Black Spade III’s directors and officers and certain employees of the Sponsor’s affiliates, at a price of $0.004 per share.

Simultaneously with the completion of Black Spade III’s IPO, the Sponsor and the underwriters purchased an aggregate of 8,150,000 Private Placement Warrants at a price of $0.50 per warrant, generating gross proceeds of $4,075,000 in the aggregate. Of those 8,150,000 Private Placement Warrants, the Sponsor purchased 7,000,000 Private Placement Warrants, and the underwriters purchased 1,150,000 Private Placement Warrants.

The Private Placement Warrants are identical to the warrants sold in Black Spade III’s IPO except that the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) are not redeemable by Black Spade III, (ii) may not (including the BIII Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) are entitled to registration rights. The Private Placement Warrants (including the BIII Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Pursuant to a letter agreement with the Sponsor, Black Spade III has agreed not to enter into a definitive agreement regarding a business combination without the prior written consent of the Sponsor.

Black Spade III currently utilizes office space at Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong from the Sponsor as its executive offices. Commencing on the date that the BIII securities are first listed on NYSE through the earlier of consummation of its initial business combination and its liquidation, Black Spade III pays the Sponsor or an affiliate up to $20,000 per month for office space, utilities, secretarial and administrative support services provided to members of its management team.

No compensation of any kind, including finder’s and consulting fees, will be paid by Black Spade III to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Black Spade III’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Black Spade III’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or Black Spade III’s or their affiliates.

On September 5, 2025, the Sponsor issued an unsecured promissory note to Black Spade III (the “September 2025 Promissory Note”), pursuant to which Black Spade III may borrow up to an aggregate principal amount of $250,000. The September 2025 Promissory Note was non-interest bearing and, as amended on December 31, 2025, is payable on the earlier of (i) June 30, 2026 or (ii) the consummation of Black Spade III’s IPO. As of December 31, 2025, Black Spade III had borrowed $123,988 under the September 2025 Promissory Note. On January 7, 2026, the $123,988 outstanding under the September 2025 Promissory Note was fully settled simultaneously with the closing of Black Spade III’s IPO. Borrowings under the September 2025 Promissory Note are no longer available.

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor may, but is not obligated to, loan Black Spade III funds as may be required. Such working capital loans would be evidenced by promissory notes. The notes may be repaid upon completion of a business combination, without interest, or, at the lender’s discretion, up to $3,500,000 of the notes may be converted upon completion of a business combination into warrants at a price of $0.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a business combination does not close, Black Spade III may use a portion of proceeds held outside the trust account to repay the working capital loans but no proceeds held in the trust account would be used to repay the working capital loans. As of December 31, 2025, there were no amounts outstanding under the working capital loans.

On October 30, 2026, Black Spade III issued an unsecured promissory note in the amount of up to $200,000 to the Sponsor (the “October 2026 Promissory Note”). The proceeds of the October 2026 Promissory Note, which may be drawn down from time to time prior to the earlier of (i) March 31, 2027 and (ii) the date on which Black Spade III consummates its business combination, will be used for costs and expenses related to the Business Combination. On October 30, 2026, Black Spade III borrowed $200,000 under the October 2026 Promissory Note.

Any of the foregoing payments to the Sponsor, repayments of loans from the Sponsor or repayments of working capital loans prior to Black Spade III’s initial business combination will be made using funds held outside the trust account.

After Black Spade III’s initial business combination, members of Black Spade III’s management team who remain with Black Spade III may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to Black Spade III’s shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to Black Spade III’s shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider Black Spade III’s initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Black Spade III has entered into a registration rights agreement with respect to the Founder Shares and Private Placement Warrants.

Certain Relationships and Related Person Transactions — Astrum

Employment Agreements and Indemnification Agreements

See “Management Following the Business Combination — Employment Agreements and Indemnification Agreements.”

Equity Incentive Plan

See “Management Following the Business Combination — Equity Incentive Plan.”

Letter of Support

Mr. Zhou Qingzhi is the founder of Astrum and the controlling shareholder of Astrum Holding, which owns all of the outstanding shares of Astrum as of the as of the date of this proxy statement/prospectus.

On August 21, 2026, Mr. Zhou entered into a Letter of Support with Astrum, pursuant to which Mr. Zhou committed to provide, or cause to be provided, funding to Astrum and its subsidiaries in an aggregate amount of up to US$168,000,000 (the “Committed Amount”) to support our operating, investing, and financing activities, including capital expenditures necessary for the development, manufacture, testing, and preparation of the NEASTAR-1 satellite for operational launch, and also agreed that any liabilities owed by Astrum or its subsidiaries to Mr. Zhou or any entity controlled by Mr. Zhou will not be accelerated or called prior to their scheduled maturity during the Availability Period (as defined below).

Astrum is required to use commercially reasonable efforts to obtain financing from third-party sources prior to requesting any funding under the Letter of Support, and the Committed Amount will be correspondingly reduced to the extent Astrum obtains such alternative financing. The commitment remains in effect until the later of (a) two years from the date of the Letter of Support or (b) the successful launch of the NEASTAR-1 satellite (the “Availability Period”). Funding may be provided in the form of unsecured subordinated shareholder loans, equity contributions, or a combination thereof, as mutually agreed at the time of each drawdown. Any shareholder loans provided under the Letter of Support will be unsecured, subordinated obligations of Astrum, subordinated in right of payment to all senior indebtedness of Astrum, including any indebtedness to banks, financial institutions, or other third-party creditors.

Mr. Zhou’s commitment is irrevocable during the Availability Period and may not be terminated, withdrawn, or reduced without prior written consent of the board of directors of Astrum. The Letter of Support terminates upon the earliest of: (a) the expiration of the Availability Period, (b) the full funding of the Committed Amount, (c) the receipt of sufficient alternative financing, (d) mutual written agreement, or (e) Mr. Zhou ceasing to control Astrum (provided that termination under clause (e) does not apply to any change of control resulting from the consummation of a de-SPAC transaction or business combination with a special purpose acquisition company). Notwithstanding the foregoing, the Letter of Support may not terminate until Astrum has received an unqualified audit opinion on its financial statements for the year ended December 31, 2025.

Loans to Astrum Singapore

During the year ended December 31, 2025, Mr. Zhou entered into loans with Astrum Singapore totaling approximately US$47,705,005, consisting of the following:

•        Loans from Mr. Zhou:    During the year ended December 31, 2025, Astrum Singapore entered into three unsecured loan agreements with Mr. Zhou with principal amounts of SGD 270,000, SGD 715,500 and SGD 6,500,000, respectively. These loans were advanced between November 2025 and December 2025 and had an aggregate carrying amount of approximately US$5,805,005 as of December 31, 2025. The loans are non-interest bearing, unsecured and repayable on demand, with no fixed repayment schedule.

•        Loans from entity controlled by Mr. Zhou:    During the year ended December 31, 2025, Astrum Singapore entered into seven unsecured loan agreements with an entity controlled by Mr. Zhou. Individual borrowings ranged from US$300,000 to US$18.0 million and were advanced between January 2025 and August 2025. As of December 31, 2025, the aggregate principal amount outstanding under these loans was US$41,900,000. The loans bear interest at a fixed rate of 5.0% per annum, calculated on a simple interest basis, and mature on various dates between January 1, 2028 and January 1, 2029. Principal and all accrued but unpaid interest are payable in a single lump-sum payment upon maturity. The loans are unsecured, contain no conversion features, and may be prepaid by Astrum Singapore in accordance with the respective loan agreements.

Pursuant to the Business Combination Agreement, prior to the Closing, Astrum is required to cause all outstanding related party indebtedness owed by Astrum or any of its subsidiaries (including Astrum Singapore) to be novated to Astrum Holding or otherwise forgiven or cancelled, such that no related party indebtedness will be reflected as a liability of Astrum or its subsidiaries for any post-Closing period. In satisfaction of the foregoing requirement, on October 14, 2026, Astrum Singapore, Astrum Holding, Astrum, Mr. Zhou Qingzhi and Hansom Group Limited, an entity affiliated with Mr. Zhou, entered into a Loan Cancellation Agreement. Mr. Zhou and Hansom Group Limited irrevocably and unconditionally cancelled, forgave and released all loans made to Astrum Singapore, together with all accrued and unpaid interest, and as a result, all related party indebtedness of Astrum and its subsidiaries outstanding as of the date of the Loan Cancellation Agreement has been cancelled.

PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION

Price Range of BIII’s Securities

Black Spade III’s Units, the BIII Class A Ordinary Shares and the BIII Public Warrants are each traded on the NYSE under the symbols “BIIIU,” “BIII” and “BIIIW,” respectively.

The closing price of the Units, BIII Class A Ordinary Shares and BIII Public Warrants on August 26, 2026, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.26, $10.01 and $0.34, respectively. As of            , 2026, the record date for the extraordinary general meeting, the most recent closing price for each Unit, BIII Class A Ordinary Shares and BIII Public Warrant was $            , $            and $            , respectively.

Holders of the Units, BIII Class A Ordinary Shares and BIII Public Warrants should obtain current market quotations for their securities. The market price of BIII’s securities could vary at any time before the Business Combination.

Price Range of Astrum’s Securities

Historical market price information regarding Astrum is not provided because there is no public market for Astrum’s securities. See the section titled “Astrum Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Holders

As of November 5, 2026, there was one holder of record of Units, one holder of record of BIII Class A Ordinary Shares, 13 holders of record of BIII Founder Shares, one holder of record of BIII Public Warrants and three holders of record of BIII Private Warrants.

Dividend Policy

Black Spade III has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of an initial business combination.

The payment of cash dividends after the consummation of the Business Combination is dependent upon the combined company’s revenues and earnings, if any, the terms of any indebtedness, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

If the Business Combination is consummated, you shall be entitled to attend and participate in the combined company’s annual meetings of shareholders. If the combined company holds (but it is not obliged to under the Post-Closing Company’s Charter) a 2027 annual meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which such annual meeting shall be held. As a foreign private issuer, the combined company shall not be subject to the SEC’s proxy rules.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the Black Spade III Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Black Spade III, Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong. Following the Business Combination, such communications should be sent in care of Astrum to its registered service office, 160 Robinson Road, #14-04, Singapore Business Federation Center, Singapore 068914. Each communication shall be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The validity of the Class A Ordinary Shares of the combined company offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon by Appleby. Certain legal matters relating to U.S. federal securities and New York State laws will be passed upon for the combined company by Loeb & Loeb LLP. Certain Cayman Islands matters will be passed upon for Astrum by Harneys.

Certain legal matters relating to U.S. federal securities and New York State laws will be passed upon for Black Spade III by Latham & Watkins LLP.

EXPERTS

The combined and consolidated financial statements of Astrum Space Inc as of December 31, 2024 and 2025, and for each of the two years in the period ended December 31, 2025 included in this prospectus have been audited by Deloitte & Touche LLP, Singapore, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The offices of Deloitte & Touche LLP, Singapore are located at 6 Shenton Way, #33-00, OUE Downtown, Singapore 068809.

The financial statements of Black Spade Acquisition III Co as of December 31, 2025, and for the period from August 21, 2025 (inception), through December 31, 2025, appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Black Spade III and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of Black Spade III’s annual report to shareholders and Black Spade III’s proxy statement. Upon written or oral request, Black Spade III shall deliver a separate copy of the annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that Black Spade III deliver single copies of such documents in the future. Shareholders may notify Black Spade III of their requests by calling or writing to Black Spade III at its principal executive offices at +852 3955 1316 and Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong. Following the Business Combination, such requests should be made by writing to Astrum at its registered service office at 160 Robinson Road, #14-04, Singapore Business Federation Center, Singapore 068914.

ENFORCEABILITY OF CIVIL LIABILITY

Black Spade III is incorporated under the laws of the Cayman Islands. Service of process upon it and upon its directors and officers named in this proxy statement/prospectus, may be difficult to obtain within the United States.

Black Spade III has been advised by its Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Black Spade III has also been advised by its Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against Black Spade III under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, the combined company shall be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. Black Spade III files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Black Spade III at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

To obtain additional copies of this proxy statement/prospectus, at no cost, and ask any questions you may have about the proposals described therein, please contact:

Investor Relations
Black Spade Acquisition III Co
Suite 2902, 29/F, The Centrium
60 Wyndham Street, Central
Hong Kong
Email: ir@bsaiii.com

You may also obtain these documents at no cost by requesting them in writing or by telephone from Black Spade III’s proxy solicitation agent and ask any questions about how to vote or direct a vote in respect of your BIII Shares at the following address, telephone number and email:

Sodali & Co LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and Brokerage Firms, please call: (203) 658-9400
Email: BIII.info@investor.sodali.com

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Meeting. If you request any documents from us, we shall mail them to you by first class mail, or another equally prompt means.

You may contact Black Spade III’s transfer agent at the following address and emails for redemption and proxy matters respectively:

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
Email: spacredemptions@continentalstock.com

Or

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004
Email: proxy@continentalstock.com

None of Black Spade III or Astrum has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that which is contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.

All information contained in this proxy statement/prospectus relating to Astrum has been supplied by Astrum, and all such information relating to Black Spade III has been supplied by Black Spade III. Information provided by one another does not constitute any representation, estimate or projection of the other.

The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

BLACK SPADE ACQUISITION III CO

Page(s)
Unaudited Condensed Financial Statements
Unaudited Condensed Balance Sheets as of September 30, 2026 and December 31, 2025	F-2
Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2026 and for the Period from August 21, 2025 (inception) through September 30, 2025 (Unaudited)	F-3

Unaudited Condensed Statements of Changes in Shareholders’ Deficit for the three and nine months ended September 30, 2026 and for the Period from August 21, 2025 (inception) through September 30, 2025 (Unaudited)

F-4
Unaudited Condensed Statements of Cash Flows for the three and nine months ended September 30, 2026 and for the Period from August 21, 2025 (inception) through September 30, 2025 (Unaudited)	F-5
Notes to Condensed Financial Statements (Unaudited)	F-6 to F-23

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-24
Balance Sheet as of December 31, 2025	F-25
Statement of Operations for the Period from August 21, 2025 (Inception) through December 31, 2025	F-26
Statement of Changes in Shareholders’ Deficit for the Period from August 21, 2025 (Inception) through December 31, 2025	F-27
Statement of Cash Flows for the Period from August 21, 2025 (Inception) through December 31, 2025	F-28
Notes to Financial Statements	F-29 to F-42

ASTRUM SPACE INC

BLACK SPADE ACQUISITION III CO
CONDENSED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash	$201,559	$3,279,258
Prepaid expenses	23,700	—
Prepaid insurance	54,269	—
Total current assets	279,528	3,279,258
Deferred offering costs	—	383,694
Cash held in Trust Account	177,073,722	—
Total Assets	$177,353,250	$3,662,952

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current liabilities
Accrued offering costs	$85,000	$282,042
Accounts Payable and accrued expenses	1,675,910	43,299
Advances from related party	—	3,275,000
Promissory note – related party	—	123,988
Total current liabilities	1,760,910	3,724,329
Deferred underwriting fee	6,876,000	—
Total Liabilities	8,636,910	3,724,329

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 17,250,000 and 0 shares at redemption value of $10.27 and $0 per share as of September 30, 2026 and December 31, 2025, respectively	177,073,722	—

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,500,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 150,000,000 shares authorized; none issued or outstanding (excluding 17,250,000 and 0 shares subject to possible redemption) as of September 30, 2026 and December 31, 2025, respectively	—	—
Class B ordinary shares, $0.0001 par value; 15,000,000 shares authorized; 5,750,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025	575	575
Additional paid-in capital	—	24,425
Accumulated deficit	(8,357,957)	(86,377)
Total Shareholders’ Deficit	(8,357,382)	(61,377)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$177,353,250	$3,662,952

The accompanying notes are an integral part of these unaudited condensed financial statements.

BLACK SPADE ACQUISITION III CO
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30, 2026	For the Nine Months Ended September 30, 2026	For the period from August 21, 2025 (inception) through September 30, 2025
General and administrative costs	$1,425,200	$2,458,337	$22,525
Loss from operations	(1,425,200)	(2,458,337)	(22,525)

Other income:
Interest earned on cash held in Trust Account	1,604,947	4,573,722	—
Total other income	1,604,947	4,573,722	—
Net income (loss)	$179,747	$2,115,385	$(22,525)
Basic and diluted weighted average shares outstanding, Class A ordinary shares	17,250,000	16,870,879	—
Basic and diluted net income (loss) per share, Class A ordinary shares	$0.01	$0.09	$—
Basic weighted average shares outstanding, Class B ordinary shares(1)	5,750,000	5,733,516	5,000,000
Basic net income (loss) per share, Class B ordinary shares	$0.01	$0.09	$(0.00)
Diluted weighted average shares outstanding, Class B ordinary shares(1)	5,750,000	5,750,000	5,000,000
Diluted net income (loss) per share, Class B ordinary shares	$0.01	$0.09	$(0.00)

____________

(1)      Excludes an aggregate of 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters for the period from August 21, 2025 (inception) through September 30, 2025. For the three and nine months ended September 30, 2026, 750,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters were not included in the calculation of weighted average shares outstanding until January 7, 2026, when the underwriters exercised their over-allotment option in full.

The accompanying notes are an integral part of these unaudited condensed financial statements.

BLACK SPADE ACQUISITION III CO
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026
(UNAUDITED)

	Class A Ordinary Shares		Class B Ordinary Shares(1)		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2026	—	$—	5,750,000	$575	$24,425	$(86,377)	$(61,377)
Sale of Private Placement Warrants	—	—	—	—	4,075,000	—	4,075,000
Fair value of Public Warrants at issuance	—	—	—	—	2,760,000	—	2,760,000
Allocated value of transaction costs to Public and Private Warrants	—	—	—	—	(175,513)	—	(175,513)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(6,683,912)	(7,230,338)	(13,914,250)
Net income	—	—	—	—	—	1,087,209	1,087,209
Balance – March 31, 2026 (unaudited)	—	—	5,750,000	575	—	(6,229,506)	(6,228,931)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(1,551,680)	(1,551,680)
Net income	—	—	—	—	—	848,429	848,429
Balance – June 30, 2026 (unaudited)	—	—	5,750,000	575	—	(6,932,757)	(6,932,182)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(1,604,947)	(1,604,947)
Net income	—	—	—	—	—	179,747	179,747
Balance – September 30, 2026 (unaudited)	—	$—	5,750,000	$575	$—	$(8,357,957)	$(8,357,382)

FOR THE PERIOD FROM AUGUST 21, 2025 (INCEPTION) THROUGH SEPTEMBER 30, 2025

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – August 21, 2025 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Ordinary Shares(2)	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(22,525)	(22,525)
Balance – September 30, 2025	—	$—	5,750,000	$575	$24,425	$(22,525)	$2,475

____________

(1)      Includes up to an aggregate of 750,000 Class B ordinary shares were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters as of December 31, 2025. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture (see Note 5).

(2)      Includes an aggregate of 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture (see Note 5).

The accompanying notes are an integral part of these unaudited condensed financial statements.

BLACK SPADE ACQUISITION III CO
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30, 2026	For the period from August 21, 2025 (inception) through September 30, 2025
Cash Flows from Operating Activities:
Net income (loss)	$2,115,385	$(22,525)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on cash held in Trust Account	(4,573,722)	—
Payment of general and administrative costs through promissory note – related party	—	10,420
Changes in operating assets and liabilities:
Prepaid expenses	(23,700)	—
Prepaid insurance	(54,269)	—
Accrued expenses	1,632,611	12,105
Net cash used in operating activities	(903,695)	—

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(172,500,000)	—
Net cash used in investing activities	(172,500,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	170,208,000	—
Proceeds from sale of Private Placement Warrants	4,075,000	—
Repayment of advances from related party	(3,347,804)	—
Repayment of promissory note – related party	(123,988)	—
Payment of offering costs	(485,212)	—
Net cash provided by financing activities	170,325,996	—

Net Change in Cash	(3,077,699)	—
Cash – Beginning of period	3,279,258	—
Cash – End of period	$201,559	$—

Non-cash Investing and Financing Activities
Offering costs included in accrued offering costs	$85,000	$272,825
Deferred offering costs paid through advances from related party	$72,804	$—
Deferred offering costs paid through promissory note – related party	$—	$36,533
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
Deferred underwriting fee payable	$6,876,000	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Black Spade Acquisition III Co (the “Company” or “Black Spade III”) was incorporated in the Cayman Islands on August 21, 2025. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company may pursue an acquisition or a business combination with a target in any business or industry that can benefit from the expertise and capabilities of the management team, and the Company believes the sectors that are aligned with the ongoing digitization of financial infrastructure provide ample business combination opportunities. The Company will not consummate the initial Business Combination with an entity or business with China operations consolidated through a variable interest entity, or VIE, structure.

As of September 30, 2026, the Company had not commenced any operations. All activity for the period from August 21, 2025 (inception) through September 30, 2026 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company and negotiating for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering became effective on January 5, 2026. On January 7, 2026, the Company consummated the Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option of 2,250,000 Units, at $10.00 per Unit, generating gross proceeds of $172,500,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 8,150,000 warrants (the “Private Placement Warrants”), at a price of $0.50 per Private Placement Warrant, in a private placement to Black Spade Sponsor LLC III (the “Sponsor”) and to the underwriters of the Initial Public Offering, generating gross proceeds of $4,075,000. Of those 8,150,000 Private Placement Warrants, the Sponsor purchased 7,000,000 Private Placement Warrants and the underwriters purchased 1,150,000 Private Placement Warrants.

Transaction costs amounted to $9,912,668, consisting of $2,292,000 of cash underwriting fees, $6,876,000 of deferred underwriting fees and $744,668 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Following the closing of the Initial Public Offering on January 7, 2026, an amount of $172,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the net proceeds from the sale of the Private Placement Warrants, was held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities and/or held as cash or cash items (including in demand deposit accounts), within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, including interest earned on the funds held in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor, directors, officers, and certain employees of Sponsor’s affiliates have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor, directors, officers, and certain employees of Sponsor’s affiliates have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

If the Company has not completed a Business Combination within 24 months from the closing of the Initial Public Offering (or 27 months from the closing of the Initial Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Initial Public Offering) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less taxes payable, if any, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period. As the Company entered into the Business Combination Agreement on August 27, 2026, within 24 months from the closing of the Initial Public Offering, the Combination Period has been extended to 27 months from the closing of the Initial Public Offering, and the Company has until April 7, 2028 to complete a Business Combination.

The Sponsor, directors, officers, and certain employees of Sponsor’s affiliates have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, directors, officers, and certain employees of Sponsor’s affiliates acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Business Combination Agreement

On August 27, 2026, Black Spade III entered into a Business Combination Agreement, as amended by a first amendment to the Business Combination Agreement dated November 5, 2026 (together, the “Business Combination Agreement”) with Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Astrum”), and Astrum Networks Pte. Ltd., a company incorporated under the laws of Singapore and a direct wholly-owned subsidiary of Astrum (“Astrum Singapore”), pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, Astrum will merge with and into Black Spade III (the “Merger”), with Black Spade III surviving the Merger (the “Merger Surviving Company”), following which Astrum Singapore will become a direct wholly owned subsidiary of the Merger Surviving Company. The Merger and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination.”

Pursuant to the Business Combination Agreement, among other things, immediately prior to the effective time of the Merger (the “Merger Effective Time”), (i) each unit of Black Spade III (“BIII Unit”) that is issued and outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one Class A ordinary share of Black Spade III, par value $0.0001 per share (“BIII Class A Ordinary Share”), and one-third of a redeemable warrant of Black Spade III (“BIII Public Warrant”) (the “Unit Separation”); and (ii) each holder of a Class B ordinary share of Black Spade III, par value $0.0001 per share (“BIII Class B Ordinary Share”) that is issued and outstanding immediately prior to the Merger Effective Time will elect to convert each such share into one BIII Class A Ordinary Share, and each BIII Class B Ordinary Share shall no longer be outstanding and shall be cancelled, and each former holder of BIII Class B Ordinary Shares shall thereafter cease to have any rights with respect to such BIII Class B Ordinary Shares (the “Conversion”).

At the Merger Effective Time and as a result of the Merger,

(i)     the separate corporate existence of Astrum will cease and Black Spade III will continue as the Merger Surviving Company;

(ii)    the second amended and restated memorandum and articles of association of Black Spade III (the “Listing Articles”) will be adopted and become effective;

(iii)   the Merger Surviving Company will be renamed “Astrum Space Company” (or such other name as may be agreed by the parties) and will trade on the NYSE under a new ticker symbol;

(iv)   each BIII Class A Ordinary Share (including the BIII Class A Ordinary Shares issued as a result of the Conversion) that is issued and outstanding immediately prior to the Merger Effective Time (other than BIII Class A Ordinary Shares that are treasury shares, validly redeemed shares or dissenting shares) shall remain issued and outstanding as Class A ordinary shares of the Merger Surviving Company (“Listco Shares”);

(v)    the ordinary shares of Astrum issued and outstanding immediately prior to the Merger Effective Time and held by Astrum Space Holding Inc (“Astrum Holding”) shall be cancelled in exchange for the right of Astrum Holding to receive 100,000,000 Listco Shares;

(vi)   each BIII Class A Ordinary Share that is held immediately prior to the Merger Effective Time by Black Spade III as treasury shares, including shares redeemed in connection with the exercise of redemption rights by Black Spade III shareholders (the “BIII Shareholder Redemption”), shall be cancelled and cease to exist;

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

(vii)  each BIII Class A Ordinary Share that has been validly redeemed pursuant to the BIII Shareholder Redemption shall be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the funds held in Black Spade III’s trust account; and

(viii) each BIII Class A Ordinary Share that is held by any person who has validly exercised and not effectively withdrawn or lost their right to dissent from the Merger in accordance with Section 238 of the Companies Act (As Revised) of the Cayman Islands will be cancelled and carry no right other than the right to receive the payment of the fair value of such share determined in accordance with such Section 238.

At the Merger Effective Time, each issued and outstanding warrant of Black Spade III (“BIII Warrant”), including each BIII Public Warrant and each Private Placement Warrant of Black Spade III (“BIII Private Warrant”), will continue to be exercisable for Listco Shares on the same terms and conditions as the applicable BIII Warrant.

At the Closing, Astrum shall pay, or cause to be paid, to the Sponsor a transaction bonus equal to $3,500,000 (the “Sponsor Transaction Bonus”) in consideration for the Sponsor’s efforts in facilitating the consummation of the Business Combination. The Sponsor Transaction Bonus shall be deducted from the trust account or paid from Astrum’s available funds concurrently at Closing.

On October 15, 2026, the Company and Astrum filed a registration statement on Form F-4 in connection with the proposed Business Combination (the “Registration Statement”).

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in unaudited condensed financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 6, 2026, which contains the audited financial statements and notes thereto. The interim results for the three and nine months ended September 30, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future periods.

Going Concern

The Company’s liquidity needs up to January 7, 2026 had been satisfied through the loan under an unsecured promissory note from the Sponsor of up to $250,000 (see Note 5). As of September 30, 2026, the Company had $201,559 in cash and had a working capital deficit of $1,481,382.

On October 30, 2026, the Company issued an unsecured promissory note (the “Note”) in the amount of up to $200,000 to the Sponsor. The proceeds of the Note will be used for costs and expenses related to the Company’s Business Combination. The Note bears no interest and is payable in full upon the earlier of (i) March 31, 2027 and

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ii) the date on which the Company consummates its Business Combination (such earlier date, the “Maturity Date”). The principal balance of the Note may be prepaid at any time by the Company without penalty. A failure to pay the principal within five business days of the Maturity Date or the commencement of a voluntary or involuntary bankruptcy action shall be deemed an event of default, in which case the Note may be accelerated. Up to the date of the unaudited condensed financial statements were issued, the Company received $200,000 under the Note.

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor may, but is not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $3,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $0.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2026 and December 31, 2025, there were no amounts outstanding under the Working Capital Loans.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, “Presentation of Financial Statements — Going Concern,” the Company believes it may need to raise additional funds in order to meet the expenditures required for operating its business. While the Company expects to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. This condition raises substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the unaudited condensed financial statements are issued. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) will be successful. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $201,559 and $3,279,258 in cash, and no cash equivalents as of September 30, 2026 and December 31, 2025, respectively.

Cash Held in Trust Account

As of September 30, 2026, the assets held in the Trust Account, amounting to $177,073,722, are held in cash. As of December 31, 2025, there were no assets held in the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares were charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants were charged to shareholders’ deficit as Public and Private Placement Warrants after management’s evaluation were accounted for under equity treatment.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with FASB ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and then to accumulated deficit. Accordingly, as of September 30, 2026, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets. As of September 30, 2026, the Class A ordinary shares subject to possible redemption reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$172,500,000
Less:
Proceeds allocated to Public Warrants	(2,760,000)
Class A ordinary shares issuance cost	(9,737,155)
Plus:
Accretion for Class A ordinary shares to redemption amount	13,914,250
Class A ordinary shares subject to possible redemption, March 31, 2026	173,917,095
Plus:
Accretion for Class A ordinary shares to redemption amount	1,551,680
Class A ordinary shares subject to possible redemption, June 30, 2026	175,468,775
Plus:
Accretion for Class A ordinary shares to redemption amount	1,604,947
Class A ordinary shares subject to possible redemption, September 30, 2026	$177,073,722

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the unaudited condensed financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the unaudited condensed financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2026 and December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of shares of ordinary shares outstanding for the period. The Company has two classes of ordinary shares,

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average shares of ordinary shares outstanding for the respective period.

The calculation of diluted net income (loss) did not consider the effect of the 5,750,000 Public Warrants underlying the Units sold in the Initial Public Offering (including the consummation of the over-allotment) and the 8,150,000 Private Placement Warrants to purchase an aggregate of 8,150,000 shares of Class A Ordinary Shares in the calculation of diluted income (loss) per ordinary share, because their exercise is contingent upon future events. Accretion associated with the redeemable Class A Ordinary Shares is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	For the Three Months Ended September 30, 2026		For the Nine Months Ended September 30, 2026		For the period from August 21, 2025 (inception) through September 30, 2025
	Class A	Class B	Class A	Class B	Class A	Class B
Basic net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$134,810	$44,937	$1,578,826	$536,559	$—	$(22,525)
Denominator:
Basic weighted average shares outstanding	17,250,000	5,750,000	16,870,879	5,733,516	—	5,000,000
Basic net income (loss) per ordinary share	$0.01	$0.01	$0.09	$0.09	$—	$(0.00)
	For the Three Months Ended September 30, 2026		For the Nine Months Ended September 30, 2026		For the period from August 21, 2025 (inception) through September 30, 2025
	Class A	Class B	Class A	Class B	Class A	Class B
Diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$134,810	$44,937	$1,578,826	$536,559	$—	$(22,525)
Denominator:
Diluted weighted average shares outstanding	17,250,000	5,750,000	16,870,879	5,750,000	—	5,000,000
Diluted net income (loss) per ordinary share	$0.01	$0.01	$0.09	$0.09	$—	$(0.00)

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the condensed balance sheets, primarily due to their short-term nature.

Warrant Instruments

The Company accounts for the Public and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. There are 5,750,000 Public Warrants and 8,150,000 Private Placement Warrants currently outstanding as of September 30, 2026. There are no Public Warrants and Private Placement Warrants currently outstanding as of December 31, 2025.

Share-Based Compensation

The Company records share-based compensation in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”), guidance to account for its share-based compensation. It defines a fair value-based method of accounting for an employee share option or similar equity instrument. The Company recognizes all forms of share-based payments at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest. Share-based payments are valued using the Monte Carlo model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Share-based compensation expenses are included in general and administrative costs in the unaudited condensed statements of operations.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the closing of Initial Public Offering on January 7, 2026, the Company sold 17,250,000 Units including 2,250,000 Units for the full close of the underwriters’ over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $172,500,000.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering on January 7, 2026, the Sponsor and the underwriters purchased an aggregate of 8,150,000 Private Placement Warrants, at a price of $0.50 per Private Placement Warrant, generating gross proceeds of $4,075,000. Of those 8,150,000 Private Placement Warrants, the Sponsor purchased 7,000,000 Private Placement Warrants and the underwriters purchased 1,150,000 Private Placement Warrants.

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or saleable until 30 days after the completion of an initial Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTIES

Founder Shares

On September 5, 2025, the Sponsor purchased 5,750,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for a capital contribution of $25,000 that was paid by the Sponsor for deferred offering costs. As of December 31, 2025, the Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 25% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture.

On December 9, 2025, the Sponsor transferred an aggregate of 630,000 Founder Shares to directors, officers, and certain employees of Sponsor’s affiliates, at a price of $0.004 per share. The transfer of the Founder Shares to the holders of such interests is in the scope of FASB ASC 718. Under FASB ASC 718, share-based compensation associated with equity classified awards is measured at fair value upon the assignment date. The total fair value of the 630,000 Founder Shares on December 9, 2025 was $2,154,600 or $3.42 per share. The Company established the initial fair value of the Founder Shares on December 9, 2025, the date of the grant agreement, using a calculation prepared by a third-party valuation team which takes into consideration the implied Class A share price of $9.84, probability of de-SPAC and instrument-specific market adjustment of 40.0% and discount of lack of marketability of $(0.51). The Founder Shares are classified as Level 3 at the measurement date due to the use of unobservable inputs, and other risk factors. The Founder Shares were assigned subject to a performance condition (i.e., the occurrence of a Business Combination). Share-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares. As of September 30, 2026 and December 31, 2025, the Company determined that the initial Business Combination is not considered probable and therefore no compensation expense has been recognized.

On August 27, 2026, the Company, the Sponsor, the Company’s directors and officers and certain employees of the Sponsor’s affiliates, among others, entered into a sponsor support and lock-up agreement and deed (the “Sponsor Support Agreement”), pursuant to which, among other things and subject to limited exceptions, the Sponsor agreed not to transfer any of its lock-up securities during the applicable lock-up period, which ends

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 5 — RELATED PARTIES (cont.)

(i) with respect to 3,370,000 Listco Shares held by the Sponsor immediately after the closing of the initial Business Combination, on the closing date of the initial Business Combination (such that these Listco Shares will be free from lock-up restrictions upon the closing date of the initial Business Combination), (ii) with respect to 1,750,000 Listco Shares held by the Sponsor immediately after the closing date of the initial Business Combination, on the date that is twelve months after the closing date of the initial Business Combination, and (iii) with respect to all BIII Private Warrants held by the Sponsor immediately after the closing date of the initial Business Combination and all Listco Shares issuable upon exercise of such BIII Private Warrants, on the date that is 30 days after the closing date of the initial Business Combination.

Promissory Note — Related Party

On September 5, 2025, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest bearing and as amended on December 31, 2025, payable on the earlier of (i) June 30, 2026 or (ii) the consummation of the Initial Public Offering. The Company had borrowed $123,988 under the Promissory Note, which was repaid at the closing of the Initial Public Offering on January 7, 2026. Borrowing against the Promissory Note is no longer available.

Administrative Services Agreement

Commencing on January 5, 2026, the Company agreed to pay the Sponsor or an affiliate a total of $20,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2026, the Company incurred $60,000 and $177,419 in administrative support fees, respectively. For the period from August 21, 2025 (inception) through September 30, 2025, no fees incurred for these services. As of September 30, 2026 and December 31, 2025, no administrative fees were unpaid.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor may, but is not obligated to, loan the Company funds as may be required. Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $3,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $0.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2026 and December 31, 2025, there is no amount outstanding under the Working Capital Loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and increasing military conflicts in the Middle East. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to Eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Furthermore, changes to policy implemented by the U.S. Congress, the Trump administration or any new administration have impacted and may in the future impact, among other things, the U.S. and global economy, international trade relations, unemployment, immigration, healthcare, taxation, the U.S. regulatory environment, inflation and other areas. For example, during the prior Trump administration, increased tariffs were implemented on goods imported into the U.S., particularly from China, Canada, and Mexico. On February 1, 2025, the U.S. imposed a 25% tariff on imports from Canada and Mexico, which were subsequently suspended for a period of one month, and a 10% additional tariff on imports from China. More recently on April 2, 2025, President Trump signed an executive order imposing a minimum 10 percent baseline tariff on all U.S. imports, with higher tariffs applied to imports from 57 specific countries. The baseline tariff rate became effective on April 5, while tariffs on imports from the 57 targeted nations, ranging from 11 to 50 percent, took effect on April 9. On the same day, President Trump announced a 90-day ‘pause’ on reciprocal tariffs for all but China, which continues to face tariffs as high as 145%. Historically, tariffs have led to increased trade and political tensions, between not only the U.S. and China, but also between the U.S. and other countries in the international community. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, and tariff on imports from foreign countries could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 2,250,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On January 7, 2026, the underwriters exercised their over-allotment option, closing on the 2,250,000 additional units simultaneously with the Initial Public Offering.

Pursuant to the underwriting agreement dated January 5, 2026, the Sponsor and underwriters have agreed that solely for the purpose of determining the underwriters’ discounts and commissions, the 60,000 Units shall be considered sold to investors identified and referred or otherwise directly introduced by the Company or the Sponsor and such investors are not known to the Company or the Sponsor by reason of previous introduction by the underwriters (“Excluded Investors”), at the offering price of $10.00 per Unit.

The underwriters were paid in cash an underwriting discount of $2,292,000, net of the cash underwriting discount of $8,000 for Units sold to Excluded Investors. In addition, the underwriters are entitled to a deferred fee of $0.40 per Unit, or $6,876,000 in the aggregate, net of the deferred fee of $24,000 for Units sold to Excluded Investors. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination.

Simultaneously with the closing of the Initial Public Offering on January 7, 2026, the underwriters purchased 1,150,000 Private Placement Warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at $0.50 per Private Placement Warrant, generating gross proceeds of $575,000. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are not transferable, assignable or saleable until 30 days after the consummation of an initial Business Combination except with respect to permitted transferees and the Private Placement Warrants held by the underwriters are not exercisable more than five years from the commencement of sales in the Initial Public Offering in accordance with FINRA Rule 5110(g)(8). Such Private Placement Warrants are considered underwriting compensation in connection with the Initial Public Offering. Such Private Placement Warrants are subject to lock-up restrictions, as required by FINRA Rule 5110(e)(1) and may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement, except as provided in FINRA Rule 5110(e)(2). The underwriters are entitled under the registration rights agreement to demand and “piggyback” resale registration rights. The underwriters may not exercise their demand and “piggyback” registration rights after five and seven years, respectively, after the commencement of sales in the Initial Public Offering and may not exercise their demand rights on more than one occasion.

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,500,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 150,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of September 30, 2026 and December 31, 2025, there were no Class A ordinary shares issued or outstanding, excluding the 17,250,000 and 0 shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue 15,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of September 30, 2026 and December 31, 2025, there were 5,750,000 Class B ordinary shares issued and outstanding.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 7 — SHAREHOLDERS’ DEFICIT (cont.)

As of December 31, 2025, an aggregate of up to 750,000 Class B ordinary shares was subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the number of Founder Shares will equal 25% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As a result, 750,000 Founder Shares are no longer subject to forfeiture by the Sponsor.

Only holders of the Class B ordinary shares have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as otherwise required by law. In connection with the initial Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of the Initial Public Offering.

The Class B ordinary shares will convert into Class A ordinary shares concurrently with or immediately following the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 25% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issuable upon conversion of the Class B ordinary shares issued and outstanding upon the completion of the Initial Public Offering, plus (iii) the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (including securities issued or issuable pursuant to forward purchase agreements or backstop arrangements the Company may enter into prior to or following consummation of the Initial Public Offering but excluding the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, upon conversion of Working Capital Loans, minus (iv) the number of Class A ordinary shares redeemed by public shareholders; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 8 — WARRANTS

As of September 30, 2026, there were 13,900,000 warrants outstanding, including 5,750,000 of Public Warrants and 8,150,000 of Private Placement Warrants. As of December 31, 2025, there were no warrants outstanding in Public Warrants and Private Placement Warrants. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 8 — WARRANTS (cont.)

seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC, and will use its best efforts to have declared effective within 60 business days following the closing of its Business Combination, a registration statement covering the issuance of Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of ordinary shares and equity-linked securities for capital raising purposes in connection with the completion of the initial Business Combination) (which is referred to as the “Reference Value”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Public Warrants for cash unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or the Company has elected to require the exercise of the Public Warrants on a cashless basis. If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, the Company may redeem warrants even if the holders are otherwise unable to exercise their warrants.

If the Company calls the Public Warrants for redemption as described above, the Company will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of the shares of Class A ordinary shares over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” means the volume weighted average price of the Class A ordinary shares as reported during the ten (10) trading days ending on the trading day prior to the date on which the notice of redemption is sent to the holder of the public warrants or its securities broker or intermediary.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 8 — WARRANTS (cont.)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees.

NOTE 9 — SEGMENT INFORMATION

FASB ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their unaudited condensed financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed statements of operations as net income or loss. The measure of segment assets is reported on the condensed balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

	September 30, 2026	December 31, 2025

Cash	$201,559	$3,279,258
Cash held in Trust Account	$177,073,722	$—

The CODM reviews the position of total assets to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company.

	For the Three Months Ended September 30, 2026	For the Nine Months Ended September 30, 2026	For the period from August 21, 2025 (inception) through September 30, 2025
General and administrative costs	$1,425,200	$2,458,337	$22,525
Interest earned on cash held in Trust Account	$1,604,947	$4,573,722	$—

General and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs as reported on the unaudited condensed statements of operations, are the significant segment expenses provided to CODM on a regular basis.

BLACK SPADE ACQUISITION III CO
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2026
(UNAUDITED)

NOTE 9 — SEGMENT INFORMATION (cont.)

The CODM reviews interest earned on cash held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement.

NOTE 10 — FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Public Warrants is $2,760,000 or $0.48 per Public Warrant on January 7, 2026. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the Public Warrants:

January 7, 2026
Implied Class A share price	$9.84
Exercise price	$11.50
Expected term to de-SPAC (years)	2.0
Warrant term (years)	7.0
Probability of de-SPAC and market adjustment	40.0%
Risk-free rate (continuous)	3.89%
Selected volatility	5.0%

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date through November 5, 2026, the date that the unaudited condensed financial statements were issued. Based upon this review, other than disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On October 15, 2026, the Company and Astrum filed a registration statement on Form F-4 in connection with the proposed Business Combination (the “Registration Statement”).

On October 30, 2026, the Company issued a Note in the amount of up to $200,000 to the Sponsor. See Note 2.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Black Spade Acquisition III Co:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Black Spade Acquisition III Co as of December 31, 2025, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from August 21, 2025 (inception) through December 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period from August 21, 2025 (inception) through December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

New York, New York
March 6, 2026

PCAOB ID Number 100

BLACK SPADE ACQUISITION III CO
BALANCE SHEET
DECEMBER 31, 2025

Assets:
Current assets
Cash	$3,279,258
Total current assets	3,279,258
Deferred offering costs	383,694
Total Assets	$3,662,952

Liabilities and Shareholders’ Deficit
Current liabilities
Accrued expenses	$43,299
Accrued offering costs	282,042
Advances from related party	3,275,000
Promissory note – related party	123,988
Total current liabilities	3,724,329
Total Liabilities	3,724,329

Commitments and Contingencies (Note 6)

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,500,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 150,000,000 shares authorized; none issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 15,000,000 shares authorized; 5,750,000 shares issued and outstanding(1)	575
Additional paid-in capital	24,425
Accumulated deficit	(86,377)
Total Shareholders’ Deficit	(61,377)
Total Liabilities and Shareholders’ Deficit	$3,662,952

____________

(1)      Includes an aggregate of 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture (see Note 5).

The accompanying notes are an integral part of the financial statements.

BLACK SPADE ACQUISITION III CO
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 21, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

General and administrative costs	$86,377
Loss from operations	(86,377)

Net loss	$(86,377)

Basic and diluted weighted average Class B ordinary shares outstanding(1)	5,000,000

Basic and diluted net loss per Class B ordinary share	$(0.02)

____________

(1)      Excludes an aggregate of 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture (see Note 5).

The accompanying notes are an integral part of the financial statements.

BLACK SPADE ACQUISITION III CO
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM AUGUST 21, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – August 21, 2025 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Ordinary Shares(1)	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(86,377)	(86,377)
Balance – December 31, 2025	—	$—	5,750,000	$575	$24,425	$(86,377)	$(61,377)

____________

(1)      Includes an aggregate of 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture (see Note 5).

The accompanying notes are an integral part of the financial statements.

BLACK SPADE ACQUISITION III CO
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 21, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Cash Flows from Operating Activities:
Net loss	$(86,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Payment of general and administrative costs through promissory note – related party	47,336
Changes in operating assets and liabilities:
Accrued expenses	43,299
Net cash provided by operating activities	4,258

Cash Flows from Financing Activities:
Advances from related party	3,275,000
Net cash provided by financing activities	3,275,000

Net Change in Cash	3,279,258
Cash – Beginning of period	—
Cash – End of period	$3,279,258

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$282,042
Deferred offering costs paid through promissory note – related party	$76,652
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000

The accompanying notes are an integral part of these financial statements.

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Black Spade Acquisition III Co (the “Company”) was incorporated in the Cayman Islands on August 21, 2025. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company may pursue an acquisition or a business combination with a target in any business or industry that can benefit from the expertise and capabilities of the management team, and the Company believes the sectors that are aligned with the ongoing digitization of financial infrastructure provide ample business combination opportunities. The Company will not consummate the initial Business Combination with an entity or business with China operations consolidated through a variable interest entity, or VIE, structure.

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from August 21, 2025 (inception) through December 31, 2025 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering became effective on January 5, 2026. On January 7, 2026, the Company consummated the Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option of 2,250,000 Units, at $10.00 per Unit, generating gross proceeds of $172,500,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 8,150,000 warrants (the “Private Placement Warrants”), at a price of $0.50 per Private Placement Warrant, in a private placement to Black Spade Sponsor LLC III (the “Sponsor”) and to the underwriters of the Initial Public Offering, generating gross proceeds of $4,075,000. Of those 8,150,000 Private Placement Warrants, the Sponsor purchased 7,000,000 Private Placement Warrants and the underwriters purchased 1,150,000 Private Placement Warrants.

Transaction costs amounted to $9,912,668, consisting of $2,292,000 of cash underwriting fee, $6,876,000 of deferred underwriting fee and $744,668 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Following the closing of the Initial Public Offering on January 7, 2026, an amount of $172,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the net proceeds from the sale of the Private Placement Warrants, was held in a U.S.-based trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. The funds may only be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, including interest earned on the funds held in the trust account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within 24 months from the closing of the Initial Public Offering (or 27 months from the closing of the Initial Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Initial Public Offering) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor, directors, officers, and certain employees of Sponsor’s affiliates have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, directors, officers, and certain employees of Sponsor’s affiliates acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Liquidity and Capital Resources

The Company’s liquidity needs up to December 31, 2025 had been satisfied through the loan under an unsecured promissory note from the Sponsor of up to $250,000 (see Note 5). As of December 31, 2025, the Company had $3,279,258 in cash and had a working capital deficit of $445,071.

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $3,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $0.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2025, there are no amounts outstanding under the Working Capital Loans.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 204-50, “Presentation of Financial Statements — Going Concern,” the Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the initial Business Combination. The Company has the Completion Window to complete the initial Business Combination. The Company has since completed its Initial Public Offering on January 7, 2026, at which time the capital in excess of the funds deposited in Trust Account and/or used to fund offering costs and other expenses was released to the Company for general capital purposes. Management has determined that upon the consummation of the Initial Public Offering and the sale of the Private Placement Warrants, the Company has sufficient funds to finance the working capital needs of the Company within one year from the date of issuance of the financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss per Class B Ordinary Share

Net loss per Class B ordinary share is computed by dividing net loss by the weighted average number of Class B ordinary shares outstanding during the period, excluding Class B ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 750,000 Class B ordinary shares that are

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). As of December 31, 2025, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per Class B ordinary share is the same as basic loss per Class B ordinary share for the period presented.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $3,279,258 in cash and no cash equivalents as of December 31, 2025.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the FASB ASC Topic 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC Topic 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. On January 7, 2026, upon completion of the Initial Public Offering, offering costs allocated to the Public Shares were charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants were charged to shareholders’ deficit as Public and Private Placement Warrants, after management’s evaluation, were accounted for under equity treatment.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Warrant Instruments

The Company accounts for the Public and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. There are no Public Warrants and Private Placement Warrants issued or outstanding as of December 31, 2025.

Share-Based Compensation

The Company records share-based compensation in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation,” guidance to account for its share-based compensation. It defines a fair value-based method of accounting for an employee share option or similar equity instrument. The Company recognizes all forms of share-based payments at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest. Share-based payments are valued using the Monte Carlo model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Share-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the statement of operations.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the closing of Initial Public Offering on January 7, 2026, the Company sold 17,250,000 Units including 2,250,000 Units for the full close of the underwriters’ overallotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $172,500,000.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). Only whole Public Warrants are exercisable. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering on January 7, 2026, the Sponsor and the underwriters purchased an aggregate of 8,150,000 Private Placement Warrants, at a price of $0.50 per Private Placement Warrant, generating gross proceeds of $4,075,000. Of those 8,150,000 Private Placement Warrants, the Sponsor purchased 7,000,000 Private Placement Warrants and the underwriters purchased 1,150,000 Private Placement Warrants.

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or saleable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTIES

Founder Shares

On September 5, 2025, the Sponsor purchased 5,750,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for a capital contribution of $25,000 that was paid by the Sponsor for deferred offering costs. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 25% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture.

On December 9, 2025, the Sponsor transferred an aggregate of 630,000 Founder Shares to directors, officers, and certain employees of Sponsor’s affiliates, at a price of $0.004 per share. The sale of the Founder Shares to the holders of such interests is in the scope of FASB ASC Topic 718. Under FASB ASC Topic 718, share-based compensation associated with equity classified awards is measured at fair value upon the assignment date. The total fair value of the 630,000 Founder Shares on December 9, 2025 was $2,154,600 or $3.42 per share. The Company established the initial fair value of the Founder Shares on December 9, 2025, the date of the grant agreement, using a calculation prepared by a third party valuation team which takes into consideration the implied Class A share price of $9.84, probability of de-SPAC and instrument-specific market adjustment of 40.0% and discount of lack of marketability of $(0.51). The Founder Shares were assigned subject to a performance condition (i.e., the occurrence of a Business Combination). Share-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 5 — RELATED PARTIES (cont.)

Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares. As of December 31, 2025, the Company determined that the initial Business Combination is not considered probable and therefore no compensation expense has been recognized.

The Sponsor, directors, officers, and certain employees of Sponsor’s affiliates have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On September 5, 2025, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest bearing and, as amended on December 31, 2025, was payable on the earlier of (i) June 30, 2026 or (ii) the consummation of the Initial Public Offering. As of December 31, 2025, the Company had borrowed $123,988 under the Promissory Note. On January 7, 2026, the $123,988 outstanding under the Promissory Note was fully settled simultaneously with the closing of the Initial Public Offering. Borrowings under the Promissory Note are no longer available.

Advances from Related Party

On December 31, 2025, in anticipation of the Company’s sale of Private Placement Warrants in a private placement to occur simultaneously with the closing of the Initial Public Offering, the Sponsor transferred to the Company an aggregate of $3,275,000 and reflected in the Company’s balance sheet under advances from related party. On January 7, 2026, the entire $3,275,000 received in advance from the Sponsor together with the $225,000 additional funds received from the Sponsor have been used to purchase the 7,000,000 Private Placement Warrants that occurred simultaneously with the closing of the Initial Public Offering.

Administrative Services Agreement

Commencing on January 5, 2026, the Company agreed to pay the Sponsor or an affiliate a total of $20,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. As of December 31, 2025, such arrangements had not been executed, and the Company did not incur any fees for these services.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $3,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $0.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2025, there is no amount outstanding under the Working Capital Loans.

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Risk and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber — attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Furthermore, changes to policy implemented by the U.S. Congress, the Trump administration or any new administration have impacted and may in the future impact, among other things, the U.S. and global economy, international trade relations, unemployment, immigration, healthcare, taxation, the U.S. regulatory environment, inflation and other areas. For example, during the prior Trump administration, increased tariffs were implemented on goods imported into the U.S., particularly from China, Canada, and Mexico. On February 1, 2025, the U.S. imposed a 25% tariff on imports from Canada and Mexico, which were subsequently suspended for a period of one month, and a 10% additional tariff on imports from China. More recently on April 2, 2025, President Trump signed an executive order imposing a minimum 10 percent baseline tariff on all U.S. imports, with higher tariffs applied to imports from 57 specific countries. The baseline tariff rate became effective on April 5, while tariffs on imports from the 57 targeted nations, ranging from 11 to 50 percent, took effect on April 9. On the same day, President Trump announced a 90-day ‘pause’ on reciprocal tariffs for all but China, which continues to face tariffs as high as 145%. Historically, tariffs have led to increased trade and political tensions, between not only the U.S. and China, but also between the U.S. and other countries in the international community. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods.

On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act. FASB ASC Topic 740 requires the effects of changes in tax laws to be recognized in the period in which the legislation is enacted. The Company is currently evaluating the impact of the new law. However, none of the tax provisions are expected to have a significant impact on the Company’s financial statements.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, and tariffs on imports from foreign countries could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Shares) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 2,250,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On January 7, 2026, the underwriters exercised their over-allotment option, closing on the 2,250,000 additional Units simultaneously with the Initial Public Offering.

Pursuant to the underwriting agreement dated January 5, 2026, the Sponsor and underwriters have agreed that solely for the purpose of determining the underwriters’ discounts and commissions, the 60,000 Units shall be considered sold to investors identified and referred or otherwise directly introduced by the Company or the Sponsor and such investors are not known to the Company or the Sponsor by reason of previous introduction by the underwriters (“Excluded Investors”), at the offering price of $10.00 per Unit.

The underwriters were paid in cash an underwriting discount of $2,292,000, net of the cash underwriting discount of $8,000 for Units sold to Excluded Investors, upon closing of the Initial Public Offering on January 7, 2026. In addition, the underwriters were entitled to a deferred fee of $0.40 per Unit, or $6,876,000 in the aggregate, net of the deferred fee of $24,000 for Units sold to Excluded Investors. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination.

Simultaneously with the closing of the Initial Public Offering on January 7, 2026, the underwriters purchased 1,150,000 Private Placement Warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at $0.50 per Private Placement Warrant, generating gross proceeds of $575,000. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are not transferable, assignable or saleable until 30 days after the consummation of an initial Business Combination except with respect to permitted transferees and the Private Placement Warrants held by the underwriters are not exercisable more than five years from the commencement of sales in the Initial Public Offering in accordance with FINRA Rule 5110(g)(8). Such Private Placement Warrants are considered underwriting compensation in connection with the Initial Public Offering. Such Private Placement Warrants are subject to lock-up restrictions, as required by FINRA Rule 5110(e)(1) and may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement, except as provided in FINRA Rule 5110(e)(2). The underwriters are entitled under the registration rights agreement to demand and “piggyback” resale registration rights. The underwriters may not exercise their demand and “piggyback” registration rights after five and seven years, respectively, after the commencement of sales in the Initial Public Offering and may not exercise their demand rights on more than one occasion.

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,500,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 150,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of December 31, 2025, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 15,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of December 31, 2025, there were 5,750,000 Class B ordinary shares issued and outstanding, of which an aggregate of up to 750,000 Class B ordinary shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the number of Founder Shares will equal 25% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As a result, 750,000 Founder Shares are no longer subject to forfeiture by the Sponsor.

Only holders of the Class B ordinary shares have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as otherwise required by law. In connection with the initial Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of the Initial Public Offering.

The Class B ordinary shares will convert into Class A ordinary shares concurrently with or immediately following the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 25% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issuable upon conversion of the Class B ordinary shares issued and outstanding upon the completion of the Initial Public Offering, plus (iii) the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (including securities issued or issuable pursuant to forward purchase agreements or backstop arrangements the Company may enter into prior to or following consummation of the Initial Public Offering but excluding the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, minus (iv) the number of Class A ordinary shares redeemed by Public Shareholders; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 8 — WARRANTS

As of December 31, 2025, there were no Public Warrants and Private Placement Warrants issued or outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 8 — WARRANTS (cont.)

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC, and will use its best efforts to have declared effective within 60 business days following the closing of its Business Combination, a registration statement covering the issuance of Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of ordinary shares and equity-linked securities for capital raising purposes in connection with the completion of the initial Business Combination as described elsewhere in this prospectus) (which is referred to as the “Reference Value”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Public Warrants for cash unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or the Company has elected to require the exercise of the Public Warrants on a cashless basis. If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, the Company may redeem warrants even if the holders are otherwise unable to exercise their warrants.

If the Company calls the Public Warrants for redemption as described above, the Company will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of the Class A ordinary shares over

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 8 — WARRANTS (cont.)

the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” means the volume weighted average price of the Class A ordinary shares as reported during the ten (10) trading days ending on the trading day prior to the date on which the notice of redemption is sent to the holder of the Public Warrants or its securities broker or intermediary.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees.

NOTE 9 — SEGMENT INFORMATION

FASB ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

December 31, 2025
Cash	$3,279,258
Deferred offering costs	$383,694
For the Period from August 21, 2025 (Inception) through December 31, 2025
General and administrative costs	$86,377

The CODM reviews general and administrative costs to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the Completion Window. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

BLACK SPADE ACQUISITION III CO
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 9 — SEGMENT INFORMATION (cont.)

The CODM reviews the position of total assets as reported in the Company’s balance sheet to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. Additionally, the CODM regularly reviews the status of deferred offering costs incurred to assess if these are in line with the planned use of proceeds raised from the Initial Public Offering.

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the accompanying balance sheet date up to March 6, 2026, the date that the accompanying financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 5, 2026, the registration statement for the Company’s Initial Public Offering became effective.

On January 5, 2026, the Company agreed to pay the Sponsor or an affiliate a total of $20,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

On January 7, 2026, the Company consummated the Initial Public Offering of 17,250,000 Units, which includes the full exercise by the underwriters of their over-allotment option of 2,250,000 Units, at $10.00 per Unit, generating gross proceeds of $172,500,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 8,150,000 Private Placement Warrants, at a price of $0.50 per Private Placement Warrant, in a private placement to the Sponsor and to the underwriters of the Initial Public Offering, generating gross proceeds of $4,075,000. Of those 8,150,000 Private Placement Warrants, the Sponsor purchased 7,000,000 Private Placement Warrants and the underwriters purchased 1,150,000 Private Placement Warrants.

Following the closing of the Initial Public Offering on January 7, 2026, an amount of $172,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the net proceeds from the sale of the Private Placement Warrants, was held in a Trust Account.

On January 7, 2026, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 750,000 Founder Shares are no longer subject to forfeiture.

The underwriters were paid in cash an underwriting discount of $2,292,000, net of the cash underwriting discount of $8,000 for Units sold to Excluded Investors, upon closing of the Initial Public Offering on January 7, 2026. In addition, the underwriters were entitled to a deferred fee of $0.40 per Unit, or $6,876,000 in the aggregate, net of the deferred fee of $24,000 for Units sold to Excluded Investors. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination.

On January 7, 2026, the Company repaid the total outstanding balance of the Promissory Note amounting to $123,988. Borrowings under the Promissory Note are no longer available.

On January 7, 2026, the Company owed $72,804 to a related party for expenses which they have paid on the Company’s behalf. This amount was fully settled on January 9, 2026.

Astrum Space Inc
Unaudited Condensed Combined and Consolidated Statements of Financial Position
Expressed in USD

	Note	June 30, 2026	December 31, 2025
Assets
Non-current assets
Intangible assets, net		$701,549	$701,549
Property, plant and equipment, net		245,749	258,458
Assets under construction	8	58,235,346	51,319,747
Right-of-use assets		210,814	118,161
Total non-current assets		59,393,458	52,397,915
Current assets
Other receivables		318,862	312,650
Other current assets		22,542	22,542
Cash and cash equivalents		8,506,807	131,316
Total current assets		8,848,211	466,508
Total assets		$68,241,669	$52,864,423

Liabilities and shareholders’ deficit
Non-current liabilities
Related party loans payable	9, 11	$41,900,000	$41,900,000
Simple Agreement for Future Equity (“SAFE”) note payable	9	7,293,566	6,815,243
Lease liabilities		61,831	29,045
Total non-current liabilities		49,255,397	48,744,288
Current liabilities
Trade and other payables		10,014,991	2,207,670
Related party loans payable	9, 11	16,902,257	5,805,005
Convertible note payable	9	3,592,354	4,315,412
Lease liabilities		154,970	88,767
Total current liabilities		30,664,572	12,416,854
Total liabilities		79,919,969	61,161,142

Commitments and contingencies	12

Share capital[1]	6	—	—
Additional paid-in capital[1]	6	741	741
Foreign currency translation reserve		(48,939)	(26,708)
Accumulated deficit		(11,630,102)	(8,270,752)
Total shareholders’ deficit		(11,678,300)	(8,296,719)
Total liabilities and shareholders’ deficit		$68,241,669	$52,864,423

____________

[1]      Giving retroactive effect to reflect common-control reorganization (Note 1)

The accompanying notes are an integral part of these unaudited condensed combined and consolidated financial statements.

Astrum Space Inc
Unaudited Condensed Combined and Consolidated Statements of Income

Expressed in USD

		For the six months ended
	Note	June 30, 2026	June 30, 2025
Operating expenses
Selling		$—	$2,117
General and administrative	7	3,325,432	2,900,674
Foreign exchange losses		10,338	94,607
Total operating expenses		3,335,770	2,997,398
Operating loss		(3,335,770)	(2,997,398)

Loss on change in fair value of SAFE note payable	9	(478,323)	(94,614)
Gain on change in fair value of convertible note payable	9	848,058	153,550
Finance income		4	22,251
Finance expense		(393,319)	(265,198)
Loss before income tax		(3,359,350)	(3,181,409)

Income tax		—	—
Loss for the period		$(3,359,350)	$(3,181,409)

Loss per share, basic and diluted		$(3,359,350)	$(3,181,409)
Weighted average shares outstanding, basic and diluted[1]		1	1

____________

[1]      Giving retroactive effect to reflect common-control reorganization (Note 1)

The accompanying notes are an integral part of these unaudited condensed combined and consolidated financial statements.

Astrum Space Inc
Unaudited Condensed Combined and Consolidated Statements of Comprehensive Income

Expressed in USD

		For the six months ended
	Note	June 30, 2026	June 30, 2025
Loss for the period		$(3,359,350)	$(3,181,409)

Items that may be reclassified to profit or loss
Foreign currency translation differences		(22,231)	(6,203)
Other comprehensive loss for the period, net of tax		(22,231)	(6,203)
Total comprehensive loss for the period, net of tax		$(3,381,581)	$(3,187,612)

The accompanying notes are an integral part of these unaudited condensed combined and consolidated financial statements.

Astrum Space Inc
Unaudited Condensed Combined and Consolidated Statements of Changes in Shareholders’ Deficit

Expressed in USD

				Other comprehensive income (loss)
	Note	Share capital[1]	Additional paid in capital[1]	Foreign currency translation reserve	Total	Accumulated deficit	Net shareholders’ deficit
Balance, December 31, 2025, as adjusted		—	741	(26,708)	(26,708)	(8,270,752)	(8,296,719)
Foreign currency translation differences		—	—	(22,231)	(22,231)	—	(22,231)
Loss for the period		—	—		—	(3,359,350)	(3,359,350)
Balance, June 30, 2026		$—	$741	$(48,939)	$(48,939)	$(11,630,102)	$(11,678,300)
				Other comprehensive income (loss)
	Note	Share capital[1]	Additional paid in capital[1]	Foreign currency translation reserve	Total	Accumulated deficit	Net shareholders’ deficit
Balance, December 31, 2024, as adjusted		—	741	4,768	4,768	(5,277,812)	(5,272,303)
Foreign currency translation differences		—	—	(6,203)	(6,203)	—	(6,203)
Loss for the period		—	—	—	—	(3,181,409)	(3,181,409)
Balance, June 30, 2025		$—	$741	$(1,435)	$(1,435)	$(8,459,221)	$(8,459,915)

____________

[1]      The share capital is presented as the one ordinary share of Astrum Space Inc, as if Astrum Space had been the holding company from the beginning of the earliest period presented (see Note 1). The historical share capital of Astrum Singapore of $741 has been reclassified to additional paid-in capital.

The accompanying notes are an integral part of these unaudited condensed combined and consolidated financial statements.

Astrum Space Inc
Unaudited Condensed Combined and Consolidated Statements of Cash Flows

Expressed in USD

		For the six months ended June 30,
	Note	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period		$(3,359,350)	$(3,181,409)
Adjustments to reconcile loss for the period to net cash used in operating activities:
Depreciation expenses		95,868	137,727
Finance expenses		393,319	265,198
Change in fair value of SAFE note payable	9	478,323	94,614
Change in fair value of convertible note payable	9	(848,058)	(153,550)
Unrealized foreign exchange (gain)/loss		(24,822)	(10,458)
Changes in operating assets and liabilities:
Other receivables		(6,212)	(209,508)
Other current assets		—	593
Trade and other payables	10	628,470	(376,086)
CASH USED IN OPERATING ACTIVITIES		(2,642,462)	(3,432,879)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment		—	(2,596)
Purchase of assets under construction	8	—	(32,392,009)
CASH USED IN INVESTING ACTIVITIES		—	(32,394,605)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans payable	9, 11	11,097,252	28,300,000
Principal portion of lease payments		(79,200)	(133,309)
CASH PROVIDED BY FINANCING ACTIVITIES		11,018,052	28,166,691

Change in cash and cash equivalents		8,375,590	(7,660,793)

Cash and cash equivalents, beginning of period		131,316	7,951,902
Effect of foreign exchange rate changes		(99)	2,835
Cash and cash equivalents, end of period		$8,506,807	$293,944

Supplemental disclosure of noncash investing and financing activities:
Initial recognition of right-of-use assets and lease liabilities		$169,376	$—
Capitalized accrued loan interest to assets under construction	8	$1,009,489	$243,444
Additions to assets under construction not yet paid	8	$5,906,110	$—

The accompanying notes are an integral part of these unaudited condensed combined and consolidated financial statements.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

1 — Organization, reorganization and description of the business

Astrum Networks Pte. Ltd. (“Astrum Singapore”) is a private company limited by shares formed in the Republic of Singapore on October 24, 2023. The address of Astrum Singapore’s registered office is 160 Robinson Road, #14-04, Singapore Business Federation Center, Singapore 068914. Prior to the corporate reorganization described below, Zhou Qingzhi was the controlling shareholder of Astrum Singapore.

Astrum Space Inc (“Astrum Space” or the “Company”) was incorporated in the Cayman Islands on May 13, 2026. The address of Astrum Space’s registered office is 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1002, Cayman Islands. Upon incorporation, one ordinary share with a par value of $0.01 was issued to Astrum Space Holding Inc. Astrum Space Holding Inc (“Astrum Holding”) was incorporated in the Cayman Islands on May 11, 2026. Upon incorporation, one ordinary share with a par value of $0.01 was issued to Zhou Qingzhi. Astrum Holding and Astrum Space had no operations, assets or liabilities of substance before the reorganization described below.

Astrum Singapore undertook a corporate reorganization in July 2026 to redomicile to the Cayman Islands. On July 14, 2026, the shareholders of Astrum Singapore transferred all of their shares (1,000,000,000 ordinary shares) in Astrum Singapore to Astrum Holding in exchange for 4,594,999 ordinary shares of Astrum Holding. There was no change in the relative shareholding percentages of the existing shareholders before and after the reorganization. As a result of the transaction, Astrum Singapore became a wholly owned subsidiary of Astrum Holding. On July 15, 2026, Astrum Holding transferred all of its shares in Astrum Singapore to Astrum Space for nil consideration, as a result of which Astrum Singapore became a wholly owned subsidiary of Astrum Space. As a result of the corporate reorganization, Astrum Space and Astrum Holding became the immediate and ultimate holding entities of Astrum Singapore, respectively. The same ultimate controlling shareholder or group of shareholders controlled Astrum Singapore and Astrum Holding before and after the transaction.

The reorganization is a re-domiciliation of Astrum Singapore to the Cayman Islands among entities under common control and is outside the scope of IFRS 3. IFRS Accounting Standards do not specifically address combined financial statements or common-control reorganizations. The Company therefore applied IAS 8 and elected to present the combined financial statements as a continuation of the Astrum Singapore business, as if Astrum Space had been the holding company of Astrum Singapore from the beginning of the earliest period presented. “Combined” refers to aggregating the financial information of entities that were under the common control of Zhou Qingzhi but were not linked by a parent–subsidiary relationship during the period. The historical carrying amounts of Astrum Singapore’s assets and liabilities are retained, and no goodwill, gain or loss is recognized. All balances and transactions between combined or consolidated entities are eliminated.

Before the reorganization, Astrum Singapore had 1,000,000,000 ordinary shares outstanding. Under the continuation presentation, the parent entity is Astrum Space, whose only ordinary share outstanding in any period presented is the one share issued upon its incorporation. In the combined and consolidated statements of changes in shareholders’ deficit, the share capital of the Group is therefore presented as the one share of Astrum Space. The legal form of the reorganization through the reverse recapitalization results in the presentation of number of shares that the Company has outstanding as there is no corresponding change in net assets of the common control entities and therefore results in the equivalent of a reverse share split, and the number of shares is adjusted as if the event had occurred at the beginning of the earliest period presented. The historical share capital of Astrum Singapore of $741 has been reclassified and presented as additional paid-in capital of the Company.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

1 — Organization, reorganization and description of the business (cont.)

Basic loss per share is calculated by dividing the loss attributable to ordinary equity holders of the Company by the weighted-average number of ordinary shares of the Company outstanding in the period. The Group’s share structure is presented as a continuation, as if the Company’s single ordinary share had been outstanding from the beginning of the earliest period presented. The weighted-average number of ordinary shares is therefore one for all periods presented, as shown below.

	Six months ended June 30, 2026	Six months ended June 30, 2025
Loss attributable to ordinary equity holders	(3,359,350)	(3,181,409)
Weighted-average ordinary shares	1	1
Basic and diluted loss per share	(3,359,350)	(3,181,409)

There were no potentially dilutive ordinary shares in any period presented, so diluted loss per share equals basic loss per share.

The Company, Astrum Singapore and their subsidiaries are collectively referred to as the “Group” or “Astrum Group.” The principal business of the Group is the development of satellite telecommunications networks and related communications infrastructure. The Group is currently engaged in developmental, technical and strategic planning activities associated with its satellite telecommunications projects.

2 — Significant accounting policies

These unaudited condensed combined and consolidated financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”). They do not include all of the information and disclosures required in annual financial statements and should be read in conjunction with the audited combined and consolidated financial statements of Astrum Space for the years ended December 31, 2025 and 2024.

The accounting policies applied in these unaudited condensed combined and consolidated financial statements are consistent with those applied in the audited combined and consolidated financial statements for the year ended December 31, 2025, except for the accounting for the reorganization of entities under common control described below.

The unaudited condensed combined and consolidated financial statements are presented as a continuation of the Astrum Singapore business, as if Astrum Space Inc. had been the holding company of Astrum Singapore from the beginning of the earliest period presented. IFRS Accounting Standards contain no specific guidance for reorganizations of entities under common control, and the Company has applied IAS 8.10-12 to elect this accounting policy. Consolidation for periods before July 15, 2026 therefore reflects this policy election and does not reflect the legal acquisition date. For periods before the incorporation of Astrum Space (May 13, 2026), the financial statements reflect the historical results of Astrum Singapore and its subsidiaries, which constitute the Group’s operations.

In the opinion of management, these unaudited condensed combined and consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Group’s financial position, results of operations and cash flows for the interim periods presented. Results for the six months ended June 30, 2026 are not necessarily indicative of the results to be expected for the full year ending December 31, 2026.

The Group’s management is responsible for the preparation and fair presentation of these unaudited condensed combined and consolidated financial statements in accordance with IFRS Accounting Standards, which have been completed and authorized for issuance by the Board of Directors of the Company on October 15, 2026.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Basis of preparation

These unaudited condensed combined and consolidated financial statements have been prepared under the historical cost basis, except for those financial instruments and other balances that are required to be measured at fair value under applicable IFRS Accounting Standards. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group considers the characteristics of the asset or liability that market participants would consider when pricing the asset or liability at the measurement date.

Uniform accounting policies are applied consistently by entities comprising the Group.

As described in Note 1, in July 2026, subsequent to the interim reporting date, Astrum Singapore became a wholly owned subsidiary of Astrum Space, which did not result in a change in the ultimate control of the underlying business. Accordingly, the transaction was accounted for as a reorganization of entities under common control using a continuity-of-interests basis.

The accompanying unaudited condensed combined and consolidated financial statements reflect the reorganization as if the entities comprising the Group had been under the current organizational structure from the beginning of the earliest period presented, or from the date on which the respective entities first came under common control, if earlier. Accordingly, the assets and liabilities of the entities included in the reorganization are presented at their historical carrying amounts, no goodwill or other fair value adjustments were recognized as a result of the reorganization, and comparative financial information has been presented on the same basis. For financial periods prior to the incorporation of the Company, the financial statements represent those of Astrum Singapore.

Basis of consolidation

The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are combined and consolidated from the date on which control is obtained and cease to be combined and consolidated from the date on which control is lost, except for entities included in a reorganization under common control that are accounted for on a continuity-of-interests basis as described above.

The unaudited condensed combined and consolidated financial statements include the financial information of the Company and the entities comprising the Group for the periods presented. For purposes of preparing these unaudited condensed combined and consolidated financial statements, the financial information of subsidiaries has been adjusted, where necessary, to conform their reporting periods and accounting policies with those of the Group. All intercompany balances, transactions, income and expenses, including intercompany management fees and investments in subsidiaries, are eliminated in consolidation.

The entities included in the July 15, 2026 common-control reorganization have remained under the control of the same ultimate controlling party throughout the periods presented. Accordingly, their financial position and results of operations have been included in these unaudited condensed combined and consolidated financial statements on a continuity-of-interests basis for all periods during which they were under common control. There were no non-controlling interests in the entities included in the Group during the periods presented.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

The Company holds, directly or indirectly, 100% of the ordinary share capital of, or otherwise controls, the following entities:

Company	Domicile	Legal date of acquisition/ incorporation	Main activity	Functional currency	Ownership %
					June 30, 2026		December 31, 2025
Astrum Networks Pte. Ltd. (*)	Singapore	October 24, 2023*	Satellite telecommunications development	USD	100	%(*)	100	%(*)
Asiaspace Pty. Ltd.	Australia	February 23, 2024	Satellite operations	AUD	100%		100%
Astrum Mobile Pte. Ltd.	Singapore	January 17, 2024	Regional market development	USD	100%		100%
Astrum Mobile Philippines, Inc. (**)	Philippines	May 27, 2025	Regional market development	PHP	100%		100%
Astrum Technologies Inc. (***)	United States	September 26, 2023	Procurement	USD	100%		100%

____________

(*)      Astrum Singapore became a legal subsidiary of Astrum Space on July 15, 2026. As described above, because the transaction represented a reorganization of entities under common control, Astrum Singapore and its subsidiaries are presented as part of the Group for all periods during which they were under common control.

(**)    Shares are held indirectly through other subsidiaries of the Group.

(***)  On May 5, 2026, Astrum Technologies, LLC converted from a Delaware limited liability company to a Delaware corporation. The Company controls Astrum Technologies Inc. through nominee shareholders acting on its behalf. Through these contractual nominee arrangements, the Group has power over Astrum Technologies Inc., is exposed to, or has rights to, variable returns from its involvement with Astrum Technologies Inc., and has the ability to use its power to affect those returns.

The ultimate controlling party of the Group is Zhou Qingzhi.

Going concern

The accompanying unaudited condensed combined and consolidated financial statements have been prepared assuming that the Group will continue as a going concern. The Group has not generated revenues from operations since inception and does not expect to generate revenues for at least the next three years as it continues the development of its business and satellite communications infrastructure. The Group has incurred recurring operating losses and negative cash flows from operating activities and had an accumulated deficit of $11,630,102 as of June 30, 2026 (December 31, 2025: $8,270,752). In addition, the Group had negative working capital of $21,816,361 as of June 30, 2026 (December 31, 2025: $11,950,346). The Group expects to continue to incur significant expenditures to fund its operations and development activities.

Management estimates that the total remaining cost to complete the development, manufacture, testing, and launch of the NEASTAR-1 satellite as of June 30, 2026 is approximately $167 million, primarily comprising an estimated nearly $152 million for hardware procurement (including satellite manufacturing, launch vehicle, ground systems and insurance). These expenditures are expected to be incurred over the period from October 2026 through December 2028, consistent with the expected launch of NEASTAR-1. As of June 30, 2026, Astrum Group had contractual commitments of $64 million relating to the design, construction, testing, and delivery of the NEASTAR-1 satellite and related components and systems. The remaining amounts are payable upon achievement of specified contractual milestones and will generally be capitalized as assets under construction as the related costs are incurred. The Group’s majority shareholder has provided a letter of support committing, from August 2026, to fund up to $168.0 million of the Group’s operating, investing and financing activities through the operational launch of the NEASTAR-1 satellite. The commitment remains in effect until the later of (a) two years from the date of the letter of support or (b) the successful launch of the NEASTAR-1 satellite. We expect to fund our capital

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

requirements primarily through the letter of support, supplemented by any alternative financing we are able to secure on commercially reasonable terms from third-party sources, including bank borrowings, credit facilities, strategic partnerships and other available capital resources. Based on management’s current estimates and the committed amount under the letter of support which covers the twelve months from the date of the financial statements, management does not expect that additional financing beyond the committed amount will be required to fund the Group’s operations through the commencement of commercial operations of the NEASTAR-1 satellite program.

Segment reporting

The Group has identified its Chief Operating Decision Maker (“CODM”) as the President and Chief Executive Officer. The CODM reviews the financial results of the Group on a combined and consolidated basis for the purposes of allocating resources and assessing performance. Accordingly, the Group has determined that it operates as a single operating segment. In accordance with IFRS 8, Operating Segments, the measure of segment profit or loss is loss before income taxes, as reported in the unaudited condensed combined and consolidated statements of income, and the measure of segment assets is total assets as reported in the unaudited condensed combined and consolidated statements of financial position.

Changes to accounting standards

The following amendments to IFRS Accounting Standards became effective for the current interim reporting period and did not have a material impact on the Group’s unaudited condensed combined and consolidated financial statements:

•        Amendments to IFRS 9 and IFRS 7, Amendments to the Classification and Measurement of Financial Instruments (effective January 1, 2026) — The amendments clarify the requirements for the recognition and de-recognition of certain financial assets and liabilities, including financial liabilities settled through electronic payment systems, and clarify the assessment of contractual cash flow characteristics of financial assets. The amendments also introduce additional disclosure requirements for certain financial instruments.

•        Annual Improvements to IFRS Accounting Standards — Volume 11 (effective January 1, 2026) — The annual improvements include limited amendments to IFRS 1, IFRS 7, IFRS 9, IFRS 10 and IAS 7 to clarify existing requirements and address minor inconsistencies, including matters relating to hedge accounting by a first-time adopter, de-recognition of financial and lease liabilities, transaction price, determination of a de facto agent and the presentation of certain cash flows.

At the date of authorization of these unaudited condensed combined and consolidated financial statements, the following new standards and amendments to IFRS Accounting Standards have been issued but are not yet effective. The Group has not early adopted these standards and amendments:

•        IFRS 18, Presentation and Disclosure in Financial Statements (effective January 1, 2027) — IFRS 18 replaces IAS 1, Presentation of Financial Statements, and introduces new requirements for presentation and disclosure, particularly within the statement of profit or loss, including defined subtotals for operating profit and profit before financing and income taxes, requirements relating to management-defined performance measures, and enhanced requirements for aggregation and disaggregation of information. The Group expects IFRS 18 to primarily affect the presentation and disclosure of its financial performance and is not expected to affect the recognition or measurement of amounts in the combined and consolidated financial statements.

•        IFRS 19, Subsidiaries without Public Accountability: Disclosures (effective January 1, 2027) — IFRS 19 permits eligible subsidiaries that do not have public accountability and whose parent prepares combined and consolidated financial statements under IFRS Accounting Standards to apply reduced disclosure requirements while continuing to apply the recognition, measurement and presentation requirements of other IFRS Accounting Standards.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

3 — Critical accounting judgments and key sources of estimation uncertainty

In the application of the Group’s accounting policies, management is required to make judgments, estimates and assumptions that have a significant impact on the reported amounts of assets, liabilities, income and expenses. Estimates and underlying assumptions are reviewed on an ongoing basis, and revisions are recognized prospectively. The critical accounting judgments and key sources of estimation uncertainty applied in preparing these unaudited condensed combined and consolidated financial statements are consistent with those described in the audited combined and consolidated financial statements for the year ended December 31, 2025, except for accounting for the common-control reorganization discussed in Note 1. Refer below for critical accounting judgments and key sources of estimation uncertainty applied in preparing these unaudited condensed combined and consolidated financial statements.

Significant accounting judgments

The following are the judgments that management has made in applying the Group’s accounting policies that have the most significant effect on the amounts recognized in the combined and consolidated financial statements.

Accounting for the common-control reorganization

Management exercised judgment in concluding that the transfer of Astrum Singapore to Astrum Holding, then transfer of Astrum Singapore to Astrum Space, described in Note 1 represents a reorganization of entities under common control that is outside the scope of IFRS 3, Business Combinations, and in electing to apply a continuity-of-interests basis of accounting under which the assets and liabilities of the entities comprising the Group are carried forward at their historical carrying amounts for all periods presented.

Recognition of assets under construction

Management exercises significant judgment in determining which expenditures incurred under the NEASTAR-1 satellite program are directly attributable to bringing the satellite to the location and condition necessary for its intended use and therefore qualify for capitalization as assets under construction under IAS 16. Accrued interest on borrowings directly attributable to the construction of qualifying assets is also capitalized to assets under construction in accordance with IAS 23, Borrowing Costs.

Determination of functional currency

The Directors have determined the functional currency of each entity of the Group, reflecting the currency of the primary economic environment in which each entity operates and is based on factors including:

•        the currency in which sales prices are denominated and settled;

•        the currency of significant asset acquisition costs;

•        the currency of significant operating costs, including staff costs; and

•        the currency in which financing is obtained

Key sources of estimation uncertainty

The following estimates and assumptions have a significant risk of resulting in a material adjustment to the carrying amounts of assets or liabilities within the next financial year.

Fair value measurement of convertible note payable and SAFE note payable

The convertible note and SAFE note are measured at fair value, which requires management to make significant estimates and assumptions regarding the valuation of these instruments at each reporting date, including assumptions related to the Group’s equity value, the expected timing and probability of future financing or liquidity events, expected volatility, discount rates and other market-based assumptions. See Notes 5 and 9.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

4 — Financing activities

The following table presents changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes:

	SAFE note payable	Convertible note payable	Related party loan payable	Lease liabilities
Balance as of December 31, 2024	$8,323,890	$4,996,489	$—	$276,441
Cash flows	—	—	47,705,005	(302,472)
Non-cash movement	(1,508,647)	(681,077)	—	143,843
Balance as of December 31, 2025	6,815,243	4,315,412	47,705,005	117,812
Cash flows	—	—	11,097,252	(79,200)
Non-cash movement	478,323	(723,058)	—	178,189
Balance as of June 30, 2026	$7,293,566	$3,592,354	$58,802,257	$216,801

5 — Fair value measurement

As of June 30, 2026, the Group’s financial liabilities measured at fair value were as follows:

	Fair Value
	Level 1	Level 2	Level 3	Total
Non-current financial liability
SAFE note payable	$—	$—	$7,293,566	$7,293,566
Subtotal non-current financial liability	$—	$—	$7,293,566	$7,293,566

Current financial liability
Convertible note payable	$—	$—	$3,592,354	$3,592,354
Subtotal current financial liability	$—	$—	$3,592,354	$3,592,354

As of December 31, 2025, the Group’s financial liabilities measured at fair value were as follows:

	Fair Value
	Level 1	Level 2	Level 3	Total
Non-current financial liability
SAFE note payable	$—	$—	$6,815,243	$6,815,243
Subtotal non-current financial liability	$—	$—	$6,815,243	$6,815,243

Current financial liability
Convertible note payable	$—	$—	$4,315,412	$4,315,412
Subtotal current financial liability	$—	$—	$4,315,412	$4,315,412

There were no transfers between levels within the fair value hierarchy during the six months ended June 30, 2026 and 2025. Refer to Note 9 for the inputs used to assess the fair value of these Level 3 instruments.

6 — Capital management and shareholders’ deficit

Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to optimize the capital structure in order to support the Group’s growth strategy. For purposes of capital management, the Group defines capital as total equity attributable to the owners of the parent, comprised of share capital, additional paid-in capital, other comprehensive income and accumulated deficit. There were no changes to the Group’s objectives, policies or processes for managing capital during the reporting periods.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

6 — Capital management and shareholders’ deficit (cont.)

Share capital

The Company was incorporated in the Cayman Islands on May 13, 2026 with an authorized share capital of $50,000 divided into 5,000,000 ordinary shares of par value $0.01 each. Upon incorporation, one ordinary share was issued to Astrum Holding. As of June 30, 2026, one ordinary share was issued and outstanding, with an aggregate par value of $0.01, which is presented as nil in whole-dollar amounts.

Additional paid-in capital

In connection with the common-control reorganization described in Note 1, the historical share capital of Astrum Singapore of $741, has been presented as additional paid-in capital for all periods presented.

7 — General and administrative

General and administrative expenses are composed of the following for the six months ended June 30, 2026 and 2025:

	For the six months ended
	June 30, 2026	June 30, 2025
Depreciation	$95,868	$137,727
General and administrative	236,383	180,731
Office expenses	95,791	53,361
Professional and legal fees	1,219,766	748,872
Repairs and maintenance	—	12,550
Satellite expenses	408,188	473,386
Staff costs	1,009,291	1,054,615
Travel	260,145	239,432
Total general and administrative expenses	$3,325,432	$2,900,674

8 — Assets under construction

Assets under construction consist of the following:

	June 30, 2026	December 31, 2025
Cost NEASTAR-1 satellite program	$55,843,099	$49,936,989
Capitalized interest accrued on loans from entity under common control	2,017,247	1,132,758
Capitalized interest accrued on convertible note payable	375,000	250,000
Total assets under construction	$58,235,346	$51,319,747

Borrowing costs of $1,009,489 were capitalized to assets under construction during the six months ended June 30, 2026 (six months ended June 30, 2025: $243,444), applying a capitalization rate of 2.03% to the qualifying assets. No cash expenditures on the NEASTAR-1 satellite program were incurred during the six months ended June 30, 2026.

The NEASTAR-1 satellite, including the Dynamic Satellite Simulator, was not available for its intended use as of June 30, 2026 and, accordingly, no depreciation expense has been recognized related to these assets. Upon successful completion of in-orbit testing and operational acceptance, the total capitalized costs associated with the satellite are expected to be transferred from assets under construction to property, plant and equipment and depreciated over the satellite’s estimated useful life of approximately fifteen years. For the six months ended June 30, 2026 no impairment indicators were identified by management.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

9 — Borrowings

Convertible note payable

On July 16, 2024, Astrum Singapore issued a convertible note (the “Convertible Note”) with an aggregate principal amount of $5,000,000 to a third party investor. The Convertible Note bears interest at 5.0% per annum and matures on July 15, 2026, unless earlier converted in accordance with its terms. The Convertible Note is classified as a financial liability measured at fair value through profit or loss and is presented as a current liability as of June 30, 2026 and December 31, 2025. Subsequent to the interim reporting date, the Convertible Note was terminated and canceled (see Note 13).

The following table provides a summary of the changes in the fair value of the Group’s Level 3 Convertible Note:

Fair value as of December 31, 2024	$4,996,489
Finance expense	125,000
Gain on change in fair value of convertible note payable	(153,550)
Fair value as of June 30, 2025	4,967,939
Finance expense	125,000
Gain on change in fair value of convertible note payable	(777,527)
Fair value as of December 31, 2025	4,315,412
Finance expense	125,000
Gain on change in fair value of convertible note payable	(848,058)
Fair value as of June 30, 2026	$3,592,354

The Company estimates the fair value of the Convertible Note using a probability-weighted valuation model incorporating Monte Carlo simulation techniques to evaluate the various contractual settlement outcomes, including qualified financing, maturity conversion, and liquidity scenarios. Significant assumptions used in the valuation as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Equity value	$852,582,379	$199,766,964
Expected equity financing date	12/31/2026	6/30/2026
Expected equity volatility	70%	70%
Risk-free interest rate	4.90%	3.60%
Discount for lack of marketability:
Qualified financing	11.6%	13.0%
Liquidity event	11.6%	13.0%
Maturity	22.2%	13.0%
Settlement scenario probabilities:
Qualified financing	90%	10%
Liquidity event	0%	70%
Dissolution/no payoff	0%	10%
Maturity	10%	10%

Because the valuation relies on significant unobservable inputs, changes in these assumptions could result in materially different fair value measurements. Generally, increases in the estimated equity value or probability of a qualified financing would increase the fair value of the Convertible Note, while decreases in equity value or changes in the probability of conversion events could decrease the fair value.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

9 — Borrowings (cont.)

SAFE note payable

On May 15, 2024, Astrum Singapore entered into a Simple Agreement for Future Equity (“SAFE”) with Olive Tree Series Mission, LP pursuant to which the investor provided $10,000,000 in exchange for the right to receive ordinary shares upon the occurrence of specified future events. The SAFE contains a post-money valuation cap of $1.0 billion and provides for automatic conversion upon a qualifying equity financing. The SAFE is accounted for as a financial liability measured at fair value through profit or loss because settlement may require the delivery of a variable number of ordinary shares and the instrument does not qualify for equity classification under IAS 32. Subsequent to the interim reporting date, the SAFE was terminated and canceled (see Note 13).

The following table provides a summary of the changes in the fair value of the Group’s Level 3 SAFE note payable:

Fair value as of December 31, 2024	$8,323,890
Loss on change in fair value of SAFE note payable	94,614
Fair value as of June 30, 2025	8,418,504
Gain on change in fair value of SAFE note payable	(1,603,261)
Fair value as of December 31, 2025	6,815,243
Loss on change in fair value of SAFE note payable	478,323
Fair value as of June 30, 2026	$7,293,566

The Company estimated the fair value of the SAFE note payable using a probability-weighted valuation model incorporating Monte Carlo simulation techniques to evaluate the various contractual settlement outcomes, including qualified financing, liquidity, and change of control scenarios. Significant assumptions used in the valuation as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Equity value	$852,582,379	$199,766,964
Expected equity financing date	12/31/2026	6/30/2026
Expected equity volatility	70%	70%
Risk-free interest rate	4.90%	3.60%
Discount for lack of marketability:
Qualified financing	11.6%	13.0%
Liquidity event	11.6%	13.0%
Change of control	22.2%	27.5%
Settlement scenario probabilities:
Qualified financing	90%	10%
Liquidity event	0%	70%
Dissolution/no payoff	0%	10%
Later liquidity	10%	10%

Changes in these assumptions could materially affect the estimated fair value. In general, increases in the estimated equity value or the probability of a qualified financing would increase the value of the SAFE note payable, while decreases in equity value or changes in the expected timing of future financing events would reduce the estimated fair value.

The fair values of the Convertible Note and the SAFE note are classified within Level 3 of the fair value hierarchy because the valuations incorporate significant unobservable inputs, including estimates of the Group’s equity value, the expected timing and probability of future financing events, expected volatility, and other assumptions that are not observable in active markets.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

9 — Borrowings (cont.)

Related party loans payable

The Group has entered into loan arrangements with Hansom Group Limited, an entity controlled by its ultimate controlling party, and with its ultimate controlling party, Zhou Qingzhi, to provide financing for the Group’s operations. These loans are unsecured and are classified as financial liabilities measured at amortized cost. The carrying amounts of related party loans were as follows:

	June 30, 2026	December 31, 2025
Loans from entity under common control	$41,900,000	$41,900,000
Loans from ultimate controlling party	16,902,257	5,805,005
Total related party loans	$58,802,257	$47,705,005

Loans from entity under common control

No additional loans were advanced by, and no repayments were made to, Hansom Group Limited during the six months ended June 30, 2026. The loans bear interest at a fixed rate of 5.0% per annum, calculated on a simple interest basis, with principal and all accrued but unpaid interest payable in a single lump-sum payment upon maturity. The loans mature on various dates between January 1, 2028 and January 1, 2029, are unsecured and contain no conversion features. The loans are classified as non-current liabilities as of June 30, 2026 and December 31, 2025.

Loans from ultimate controlling party

During the six months ended June 30, 2026, the Group entered into four additional unsecured loan agreements with its ultimate controlling party, with principal amounts of SGD 650,000, SGD 800,000, SGD 1,230,000 and USD $9,000,000, aggregating USD $11,097,252. The loans were advanced between January 2026 and May 2026. The loans bear interest at a fixed rate of 5.0% per annum, calculated on a simple interest basis. Principal and all accrued but unpaid interest are repayable on demand, and no fixed repayment schedule has been established. Accordingly, the loans are classified as current liabilities.

Interest on borrowings for the six months ended June 30, 2026 totaled $1,397,741, of which $1,009,489 was capitalized to assets under construction (Note 8) and $388,252 was recognized within finance expense in the unaudited condensed combined and consolidated statements of income.

10 — Trade and other payables

The table below represents the details of trade and other payables as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Accrued interest on loans from entity under common control	$2,294,534	$1,255,644
Accrued interest on loans from ultimate controlling party	247,614	13,763
Accrued professional fees	665,766	76,004
Accrued payable to satellite vendor	6,147,401	241,291
Accrued payable to other vendors	328,114	322,536
Accrued staff compensation	220,878	215,427
Staff reimbursement payable	110,684	83,005
Total trade and other payables	$10,014,991	$2,207,670

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

11 — Related parties

The Group’s transactions with related parties comprise remuneration of key management personnel, loans with an entity under common control of the Group’s ultimate controlling party, and loans with the ultimate controlling party. The ultimate controlling party of the Group is Zhou Qingzhi.

Balances with related parties

Balances with related parties on the unaudited condensed combined and consolidated statement of financial position as of June 30, 2026 and December 31, 2025 were as follows.

	June 30, 2026	December 31, 2025
Related party loans payable
Balance with entity under common control	$41,900,000	$41,900,000
Balance with ultimate controlling party	$16,902,257	$5,805,005
Trade and other payables
Accrued interest on loans from entity under common control	$2,294,534	$1,255,644
Accrued interest on loans from ultimate controlling party	$247,614	$13,763

Outstanding balances are unsecured and are repayable in cash.

Capitalized borrowing costs

During the six months ended June 30, 2026, the Group obtained financing from related parties to fund the construction of a qualifying asset (see Note 8). Interest of $884,489 accrued on borrowings from a related party has been capitalized as part of the cost of assets under construction during the six months ended June 30, 2026, in accordance with IAS 23, Borrowing Costs, and is not recognized as finance expense until capitalization ceases (six months ended June 30, 2025: $118,444).

Remuneration of key management personnel

The remuneration of the Directors and other members of senior management, who are the key management personnel of the Group, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosure.

	Six months ended June 30,
	2026	2025
Wages and salaries	$740,640	$909,868
Social security and taxes	33,965	46,640
Total key management compensation	$774,605	$956,508

Compensation of the highest paid member of key management:
Wages and salaries	$252,609	$324,578
Social security and taxes	15,152	15,867
Total compensation of the highest paid member of key management	$267,761	$340,445

12 — Commitments and contingencies

From time to time, the Group may be subject to legal proceedings, claims, investigations, and government inquiries in the ordinary course of business. There are no currently pending legal proceedings that the Group believes will have a material adverse impact on the business or the unaudited condensed combined and consolidated financial statements.

Astrum Space Inc
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements
Expressed in USD

12 — Commitments and contingencies (cont.)

Capital commitments

As of June 30, 2026 and December 31, 2025, the Group had contractual commitments of approximately $63,968,107 and $65,369,398, respectively, (CHF 51,765,440) relating to the design, construction, testing and delivery of the NEASTAR-1 satellite and related components and systems. The remaining amounts are payable upon achievement of specified contractual milestones and will generally be capitalized as assets under construction as the related costs are incurred.

13 — Subsequent events

Corporate reorganization

On July 14, 2026, the shareholders of Astrum Singapore transferred their shares in Astrum Singapore to Astrum Holding in exchange for 4,594,999 ordinary shares in Astrum Holding. As a result of the transaction, Astrum Singapore became a wholly owned subsidiary of Astrum Holding.

On July 15, 2026, Astrum Holding transferred all of its shares in Astrum Singapore to Astrum Space.

As a result of the corporate reorganization, Astrum Space and Astrum Holding became the immediate and ultimate holding entities of Astrum Singapore, respectively.

Cancellation of Convertible Note and SAFE

On July 14, 2026, Astrum Singapore and Astrum Holding entered into an agreement with a noteholder to terminate and cancel such noteholder’s Convertible Note with an outstanding principal amount of $5,000,000, together with accrued interest. In consideration for the termination and cancellation of the Convertible Note and all associated rights, on July 14, 2026, Astrum Holding issued 25,000 ordinary shares to the noteholder. The termination became effective upon issuance of the consideration shares.

On July 14, 2026, Astrum Singapore and Astrum Holding entered into an agreement with an investor to terminate and cancel such investor’s SAFE with an original purchase amount of $10,000,000. In consideration for the termination and cancellation of the SAFE and all associated rights, on July 14, 2026, Astrum Holding issued 50,000 ordinary shares to the investor. The termination became effective upon issuance of the consideration shares.

Business combination agreement

On August 27, 2026, Black Spade Acquisition III Co (“BIII”), a special purpose acquisition company whose securities are listed on the New York Stock Exchange, Astrum Space and Astrum Singapore entered into a Business Combination Agreement. Pursuant to the Business Combination Agreement, Astrum Space will merge with and into BIII, with BIII continuing as the surviving publicly traded entity and Astrum Singapore becoming a direct subsidiary of the surviving company. At the closing of the business combination, all outstanding shares of Astrum Space will be canceled and Astrum Holding, as the sole shareholder of Astrum Space, will be entitled to receive 100,000,000 newly issued ordinary shares of the surviving company. The Business Combination Agreement also provides for the potential issuance of up to 25,500,000 newly issued ordinary shares of the surviving company to Astrum Holding based on the achievement of certain performance targets by the surviving company.

Cancellation of loans

On October 14, 2026, Astrum Singapore, Astrum Holding, Astrum Space, Mr. Zhou Qingzhi and Hansom Group Limited, an entity affiliated with Mr. Zhou, entered into a Loan Cancellation Agreement. Under that agreement, Mr. Zhou and Hansom Group Limited irrevocably and unconditionally cancelled, forgave and released all loans made to Astrum Singapore, together with all accrued and unpaid interest, and no related party loans remain outstanding. As of June 30, 2026, these loans totaled $61,344,405, consisting of $41,900,000 of non-current related party loans payable, $16,902,257 of current related party loans payable and $2,542,148 of related accrued interest included in trade and other payables. The cancelled amount is accounted for as a capital contribution to the Group and recorded in additional paid-in capital.

Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of
Astrum Space Inc

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated statements of financial position of Astrum Space Inc and subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related combined and consolidated statements of income, comprehensive income, changes in shareholders’ deficit, and cash flows, for each of the two years in the years ended December 31, 2025 and 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the years ended December 31, 2025 and 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Singapore
October 15, 2026

We have served as the Company’s auditor since 2026

Astrum Space Inc
Combined and Consolidated Statements of Financial Position
Expressed in USD

	Note	December 31, 2025	December 31, 2024
Assets
Non-current assets
Intangible assets, net	12	$701,549	$701,549
Property, plant and equipment, net	13	258,458	284,294
Assets under construction	14	51,319,747	—
Right-of-use assets	8	118,161	255,042
Total non-current assets		52,397,915	1,240,885
Current assets
Other receivables		312,650	105,825
Other current assets		22,542	20,980
Cash and cash equivalents		131,316	7,951,902
Total current assets		466,508	8,078,707
Total assets		$52,864,423	$9,319,592

Liabilities and shareholders’ deficit
Non-current liabilities
Related party loans payable	15,17	$41,900,000	$—
Simple Agreement for Future Equity (“SAFE”) note payable	15	6,815,243	8,323,890
Convertible note payable	15	—	4,996,489
Lease liabilities	8	29,045	16,291
Total non-current liabilities		48,744,288	13,336,670
Current liabilities
Trade and other payables	16	2,207,670	995,075
Related party loans payable	15,17	5,805,005	—
Convertible note payable	15	4,315,412	—
Lease liabilities	8	88,767	260,150
Total current liabilities		12,416,854	1,255,225
Total liabilities		61,161,142	14,591,895

Commitments and contingencies	18
Share capital	7	—	—
Additional paid-in capital	7	741	741
Foreign currency translation reserve		(26,708)	4,768
Accumulated deficit		(8,270,752)	(5,277,812)
Total shareholders’ deficit		(8,296,719)	(5,272,303)
Total liabilities and shareholders’ deficit		$52,864,423	$9,319,592

The accompanying notes are an integral part of these combined and consolidated financial statements.

Astrum Space Inc
Combined and Consolidated Statements of Income
Expressed in USD

		For the year ended
	Note	December 31, 2025	December 31, 2024
Operating expenses
Selling		20,568	37,662
General and administrative	9	5,313,157	6,806,737
Foreign exchange (gains)/losses		(28,357)	38,031
Total operating expenses		5,305,368	6,882,430
Operating loss		(5,305,368)	(6,882,430)

Gain on change in fair value of SAFE note payable	15	1,508,647	1,676,110
Gain on change in fair value of convertible note payable	15	931,077	161,730
Finance income		20,439	135,740
Finance expense		(147,735)	(172,598)
Loss before income tax		(2,992,940)	(5,081,448)
Income tax	11	—	—
Loss for the year		$(2,992,940)	$(5,081,448)

Loss per share, basic and diluted		$(2,992,940)	$(5,081,448)
Weighted average shares outstanding, basic and diluted		1	1

The accompanying notes are an integral part of these combined and consolidated financial statements.

Astrum Space Inc
Combined and Consolidated Statements of Comprehensive Income
Expressed in USD

		For the year ended
	Note	December 31, 2025	December 31, 2024
Loss for the year		$(2,992,940)	$(5,081,448)

Items that may be reclassified to profit or loss
Foreign currency translation differences		(31,476)	4,768
Other comprehensive (loss)/income for the year, net of tax		(31,476)	4,768
Total comprehensive loss for the year, net of tax		$(3,024,416)	$(5,076,680)

The accompanying notes are an integral part of these combined and consolidated financial statements.

Astrum Space Inc
Combined and Consolidated Statements of Changes in Shareholders’ Deficit
Expressed in USD

				Other comprehensive income (loss)
	Note	Share capital(1)	Additional paid-in capital(1)	Foreign currency translation reserve	Total	Accumulated deficit	Net shareholders’ deficit
Balance, January 1, 2024		$—	$741	$—	$—	$(196,364)	$(195,623)
Foreign currency translation differences		—	—	4,768	4,768	—	4,768
Loss for the year		—	—	—	—	(5,081,448)	(5,081,448)
Balance, December 31, 2024		—	741	4,768	4,768	(5,277,812)	(5,272,303)
Foreign currency translation differences		—	—	(31,476)	(31,476)	—	(31,476)
Loss for the year		—	—	—	—	(2,992,940)	(2,992,940)
Balance, December 31, 2025		$—	$741	$(26,708)	$(26,708)	$(8,270,752)	$(8,296,719)

____________

(1)      The share capital is presented as the one ordinary share of Astrum Space Inc as if Astrum Space had been the holding company from the beginning of the earliest period presented (see Note 1). The historical share capital of Astrum Singapore of $741 has been reclassified to additional paid-in capital.

The accompanying notes are an integral part of these combined and consolidated financial statements.

Astrum Space Inc
Combined and Consolidated Statements of Cash Flows
Expressed in USD

		For the year ended December 31,
	Note	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year		$(2,992,940)	$(5,081,448)
Adjustments to reconcile loss before income tax to net cash used in operating activities:
Depreciation expenses	8,9,13	310,349	165,373
Finance expenses		147,735	172,598
Change in fair value of SAFE note payable	15	(1,508,647)	(1,676,110)
Change in fair value of convertible note payable	15	(931,077)	(161,730)
Unrealized foreign exchange (gain)/loss		(54,346)	(108)
Changes in operating assets and liabilities:
Other receivables		(206,825)	(105,825)
Other current assets		(1,562)	(20,980)
Trade and other payables	16	(298,103)	193,418
CASH USED IN OPERATING ACTIVITIES		(5,535,416)	(6,514,812)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	13	(2,596)	(302,085)
Purchase of intangible assets	12	—	(701,549)
Purchase of assets under construction	14	(49,695,698)	—
CASH USED IN INVESTING ACTIVITIES		(49,698,294)	(1,003,634)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from SAFE note	15	—	10,000,000
Proceeds from convertible note payable	15	—	5,000,000
Related party loan payable	15,17	47,705,005	—
Principal portion of lease payments	8	(302,472)	(135,684)
CASH PROVIDED BY FINANCING ACTIVITIES		47,402,533	14,864,316
Change in cash and cash equivalents		(7,831,177)	7,345,870

Cash and cash equivalents, beginning of year		7,951,902	606,032
Effect of foreign exchange rate changes		10,591	—
Cash and cash equivalents, end of year		$131,316	$7,951,902

Supplemental disclosure of noncash investing and financing activities:
Initial recognition of right-of-use assets and lease liabilities	8	$137,513	$402,369
Capitalized accrued loan interest to assets under construction	14	$1,382,758	$—
Additions to assets under construction not yet paid	16	$241,291	$—

The accompanying notes are an integral part of these combined and consolidated financial statements.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

1 — Organization and description of the business

Astrum Networks Pte. Ltd. (“Astrum Singapore”) is a private company limited by shares formed in the Republic of Singapore on October 24, 2023. The address of Astrum Singapore’s registered office is 160 Robinson Road, #14-04, Singapore Business Federation Center, Singapore 068914. Prior to the corporate reorganization described below, Zhou Qingzhi was the controlling shareholder of Astrum Singapore.

Astrum Space Inc (“Astrum Space” or the “Company”) was incorporated in the Cayman Islands on May 13, 2026. The address of Astrum Space’s registered office is 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1002, Cayman Islands. Upon incorporation, one ordinary share with a par value of $0.01 was issued to Astrum Space Holding Inc. Astrum Space Holding Inc (“Astrum Holding”) was incorporated in the Cayman Islands on May 11, 2026. Upon incorporation, one ordinary share with a par value of $0.01 was issued to Zhou Qingzhi. Astrum Holding and Astrum Space had no operations, assets or liabilities of substance before the reorganization described below.

Astrum Singapore undertook a corporate reorganization in July 2026 to redomicile to the Cayman Islands. On July 14, 2026, the shareholders of Astrum Singapore transferred all of their shares (1,000,000,000 ordinary shares) in Astrum Singapore to Astrum Holding in exchange for 4,594,999 ordinary shares of Astrum Holding. There was no change in the relative shareholding percentages of the existing shareholders before and after the reorganization. As a result of the transaction, Astrum Singapore became a wholly owned subsidiary of Astrum Holding. On July 15, 2026, Astrum Holding transferred all of its shares in Astrum Singapore to Astrum Space for nil consideration, as a result of which Astrum Singapore became a wholly owned subsidiary of Astrum Space. As a result of the corporate reorganization, Astrum Space and Astrum Holding became the immediate and ultimate holding entities of Astrum Singapore, respectively. The same ultimate controlling shareholder or group of shareholders controlled Astrum Singapore and Astrum Holding before and after the transaction.

The reorganization is a re-domiciliation of Astrum Singapore to the Cayman Islands among entities under common control and is outside the scope of IFRS 3. IFRS Accounting Standards do not specifically address combined financial statements or common-control reorganizations. The Company therefore applied IAS 8 and elected to present the combined financial statements as a continuation of the Astrum Singapore business, as if Astrum Space had been the holding company of Astrum Singapore from the beginning of the earliest period presented. “Combined” refers to aggregating the financial information of entities that were under the common control of Zhou Qingzhi but were not linked by a parent–subsidiary relationship during the period. The historical carrying amounts of Astrum Singapore’s assets and liabilities are retained, and no goodwill, gain or loss is recognized. All balances and transactions between combined or consolidated entities are eliminated.

Before the reorganization, Astrum Singapore had 1,000,000,000 ordinary shares outstanding. Under the continuation presentation, the parent entity is Astrum Space, whose only ordinary share outstanding in any period presented is the one share issued upon its incorporation. In the combined and consolidated statements of changes in shareholders’ deficit, the share capital of the Group is therefore presented as the one share of Astrum Space. The legal form of the reorganization through the reverse recapitalization results in the presentation of number of shares that the Company has outstanding as there is no corresponding change in net assets of the common control entities and therefore results in the equivalent of a reverse share split, and the number of shares is adjusted as if the event had occurred at the beginning of the earliest period presented. The historical share capital of Astrum Singapore of $741 has been reclassified and presented as additional paid-in capital of the Company.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

1 — Organization and description of the business (cont.)

Basic loss per share is calculated by dividing the loss attributable to ordinary equity holders of the Company by the weighted-average number of ordinary shares of the Company outstanding in the period. The Group’s share structure is presented as a continuation, as if the Company’s single ordinary share had been outstanding from the beginning of the earliest period presented. The weighted-average number of ordinary shares is therefore one for all periods presented, as shown below.

	Year ended December 31, 2025	Year ended December 31, 2024
Loss attributable to ordinary equity holders	(2,992,940)	(5,081,448)
Weighted-average ordinary shares	1	1
Basic and diluted loss per share	(2,992,940)	(5,081,448)

There were no potentially dilutive ordinary shares in any period presented, so diluted loss per share equals basic loss per share.

The Company, Astrum Singapore, and their subsidiaries are collectively referred to as the “Group” or “Astrum Group.” The principal business of the Group is the development of satellite telecommunications networks and related communications infrastructure. The Group is currently engaged in developmental, technical and strategic planning activities associated with its satellite telecommunications projects.

2 — Significant accounting policies

These combined and consolidated financial statements have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IASB”).

The accounting policies adopted in the preparation of the combined and consolidated financial statements are set out below, and the policies have been consistently applied to all the years presented, unless otherwise stated.

The combined and consolidated financial statements are presented as a continuation of the Astrum Singapore business, as if Astrum Space Inc. had been the holding company of Astrum Singapore from the beginning of the earliest period presented. IFRS Accounting Standards contain no specific guidance for reorganizations of entities under common control, and the Company has applied IAS 8.10-12 to elect this accounting policy. Consolidation for periods before July 15, 2026 therefore reflects this policy election and does not reflect the legal acquisition date. For periods before the incorporation of Astrum Space (May 13, 2026), the financial statements reflect the historical results of Astrum Singapore and its subsidiaries, which constitute the Group’s operations.

The preparation of financial statements in compliance with adopted IFRS Accounting Standards requires the use of certain critical accounting estimates. It also requires Group management to exercise judgment in applying the Group’s accounting policies. The areas where significant judgments and estimates have been made in preparing the combined and consolidated financial statements and their effects are disclosed in the critical accounting estimates and judgments section of Note 3.

The Group’s management is responsible for the preparation and fair presentation of these combined and consolidated financial statements in accordance with IFRS Accounting Standards, which have been completed and authorized for issuance by the Board of Directors of the Company on October 15, 2026.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Basis of preparation

These combined and consolidated financial statements are prepared under the historical cost basis. Historical cost is generally based on the fair value of the consideration given at the time of acquiring goods and services. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

Uniform accounting policies are applied consistently by entities comprising the Group. Subsidiaries are entities over which the Group has control.

As described in Note 1, on July 15, 2026, subsequent to the reporting date, Astrum Singapore became a wholly owned subsidiary of Astrum Holding, which did not result in a change in the ultimate control of the underlying business. Accordingly, the transaction was accounted for as a reorganization of entities under common control using a continuity-of-interests basis.

The accompanying combined and consolidated financial statements reflect the reorganization as if the entities comprising the Group had been under the current organizational structure from the beginning of the earliest period presented, or from the date on which the respective entities first came under common control, if later. Accordingly, the assets and liabilities of the entities included in the reorganization are presented at their historical carrying amounts, no goodwill or other fair value adjustments were recognized as a result of the reorganization, and comparative financial information has been presented on the same basis. For financial periods prior to the incorporation of the Company, the financial statements represent those of Astrum Singapore.

Basis of consolidation

The Group controls an entity when it is exposed to, or has the rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are combined and consolidated from the date on which control is obtained and cease to be combined and consolidated from the date on which control is lost, except for entities included in a reorganization under common control that are accounted for on a continuity-of-interests basis as described above.

The combined and consolidated financial statements include the financial information of the Company and the entities comprising the Group for the periods presented. For purposes of preparing these combined and consolidated financial statements, the financial information of subsidiaries has been adjusted, where necessary, to conform their reporting periods and accounting policies with those of the Group. All intercompany balances, transactions, income and expenses, including intercompany management fees and investments in subsidiaries, are eliminated in consolidation.

The entities included in the July 15, 2026 common-control reorganization have remained under the control of the same ultimate controlling party throughout the periods presented. Accordingly, their financial position and results of operations have been included in these combined and consolidated financial statements on a continuity-of-interests basis for all periods during which they were under common control. There were no non-controlling interests in the entities included in the Group during the periods presented.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

The Company holds, directly or indirectly, 100% of the ordinary share capital of, or otherwise controls, the following entities:

Company	Domicile	Legal date of acquisition/ incorporation	Main activity	Functional currency	Ownership %
					December 31,
					2025		2024
Astrum Networks Pte. Ltd. (*)	Singapore	October 24, 2023(*)	Satellite telecommunications development	USD	100	%(*)	100	%(*)
Asiaspace Pty. Ltd.	Australia	February 23, 2024	Satellite operations	AUD	100%		100%
Astrum Mobile Pte. Ltd.	Singapore	January 17, 2024	Regional market development	USD	100%		100%
Astrum Mobile Philippines, Inc. (**)	Philippines	May 27, 2025	Regional market development	PHP	100%		0%
Astrum Technologies LLC (***)	United States	September 26, 2023	Procurement	USD	100%		100%

____________

(*)      Astrum Singapore became a legal subsidiary of Astrum Space on July 15, 2026. As described above, because the transaction represented a reorganization of entities under common control, Astrum Singapore and its subsidiaries are presented as part of the Group for all periods during which they were under common control.

(**)    Shares are held indirectly through other subsidiaries of the Group.

(***)  On May 5, 2026, Astrum Technologies, LLC converted from a Delaware limited liability company to a Delaware corporation. The Company controls Astrum Technologies Inc. through nominee shareholders acting on its behalf. Through these contractual nominee arrangements, the Group has power over Astrum Technologies Inc., is exposed to, or has rights to, variable returns from its involvement with Astrum Technologies Inc., and has the ability to use its power to affect those returns.

The ultimate controlling party of the Group is Zhou Qingzhi.

Going concern

The accompanying combined and consolidated financial statements have been prepared assuming that the Group will continue as a going concern. The Group has not generated revenues from operations since inception and does not expect to generate revenues for at least the next three years as it continues the development of its business and satellite communications infrastructure. The Group has incurred recurring operating losses and negative cash flows from operating activities and has an accumulated deficit as of December 31, 2025 and 2024. In addition, the Group had negative working capital as of December 31, 2025. The Group expects to continue to incur significant expenditures to fund its operations and development activities.

Management estimates that the total remaining cost to complete the development, manufacture, testing, and launch of the NEASTAR-1 is approximately $167.2 million, comprising of approximately $151.4 million for hardware procurement (including satellite manufacturing, launch vehicle, ground systems and insurance), approximately $3.4 million for satellite operations, and approximately $12.3 million for selling and general and administrative expenses. These expenditures are expected to be incurred over the period from August 2026 through December 2028, consistent with the expected launch of NEASTAR-1. As of December 31, 2025, Astrum Group had contractual commitments of $65,369,398 relating to the design, construction, testing, and delivery of the NEASTAR-1 satellite and related components and systems. The remaining amounts are payable upon achievement of specified contractual milestones and will generally be capitalized as assets under construction as the related costs are incurred. Our majority shareholder has provided a letter of support committing, from August 2026, to fund up to $168.0 million of our operating, investing and financing activities through the operational launch of the NEASTAR-1 satellite. The commitment remains in effect until the later of (a) two years from the date of the Letter of Support or

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

(b) the successful launch of the NEASTAR-1 satellite. We expect to fund our capital requirements primarily through the letter of support, supplemented by any alternative financing we are able to secure on commercially reasonable terms from third-party sources, including bank borrowings, credit facilities, strategic partnerships and other available capital resources. Based on our current estimates and the committed amount under the letter of support, which covers the twelve months from the date of these combined and consolidated financial statements, management does not expect that additional financing beyond the committed amount will be required to fund the Company’s operations through the commencement of commercial operations of the NEASTAR-1 satellite program.

Segment reporting

IFRS 8, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engages in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Group’s Chief Operating Decision Maker (“CODM”), in deciding how to allocate resources and assess performance.

The Group has identified its CODM as the President and Chief Technology Officer. The CODM reviews the financial results of the Group on a combined and consolidated basis for the purposes of allocating resources and assessing performance. Accordingly, the Group has determined that it operates as a single operating segment.

In accordance with IFRS 8, the measure of segment profit or loss is profit or loss before income taxes, as reported in the combined and consolidated statements of income, as this is the primary measure used by the CODM to evaluate performance and make resource allocation decisions. The measure of segment assets is total assets as reported in the combined and consolidated statements of financial position.

Changes to accounting standards

The following amendment to IFRS Accounting Standards became effective for the current reporting period but did not have a material impact on the Group’s combined and consolidated financial statements:

•        Amendments to IAS 21, Lack of Exchangeability (effective January 1, 2025) — The amendments specify how an entity should assess whether a currency is exchangeable into another currency and how it should determine the exchange rate to use when a currency is not exchangeable. The amendments also introduce additional disclosure requirements regarding the effects of a currency not being exchangeable.

At the date of authorization of these combined and consolidated financial statements, the following new standards and amendments to IFRS Accounting Standards have been issued but are not yet effective. The Group has not early adopted these standards and amendments:

•        IFRS 18, Presentation and Disclosure in Financial Statements (effective January 1, 2027) — IFRS 18 replaces IAS 1, Presentation of Financial Statements, and introduces new requirements for presentation and disclosure, particularly within the statement of profit or loss, including defined subtotals for operating profit and profit before financing and income taxes, requirements relating to management-defined performance measures, and enhanced requirements for aggregation and disaggregation of information. The Group expects IFRS 18 to primarily affect the presentation and disclosure of its financial performance, including the classification of income and expenses and presentation of required subtotals in the combined and consolidated statements of income, and is not expected to affect the recognition or measurement of amounts in the combined and consolidated financial statements.

•        IFRS 19, Subsidiaries without Public Accountability: Disclosures (effective January 1, 2027) — IFRS 19 permits eligible subsidiaries that do not have public accountability and whose parent prepares combined and consolidated financial statements under IFRS Accounting Standards to apply reduced disclosure requirements while continuing to apply the recognition, measurement and presentation requirements of other IFRS Accounting Standards.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

•        Amendments to IFRS 9 and IFRS 7, Amendments to the Classification and Measurement of Financial Instruments (effective January 1, 2026) — The amendments clarify the requirements for the recognition and de-recognition of certain financial assets and liabilities, including financial liabilities settled through electronic payment systems, and clarify the assessment of contractual cash flow characteristics of financial assets. The amendments also introduce additional disclosure requirements for certain financial instruments.

•        Annual Improvements to IFRS Accounting Standards — Volume 11 (effective January 1, 2026) — The annual improvements include limited amendments to IFRS 1, IFRS 7, IFRS 9, IFRS 10 and IAS 7 to clarify existing requirements and address minor inconsistencies, including matters relating to hedge accounting by a first-time adopter, de-recognition of financial and lease liabilities, transaction price, determination of a de facto agent and the presentation of certain cash flows.

Functional and presentational currency

The functional currency of the Company is considered to be the U.S. Dollar (“USD”) because that is the currency of the primary economic environment in which the Company operates and is the currency in which the vast majority of its expenses are incurred. The combined and consolidated financial statements are also presented in USD. Foreign operations are included in accordance with the policies set out below.

Transactions entered by Group entities in a currency other than the currency of the primary economic environment in which they operate (their “functional currency”) are recorded at the rates ruling when the transactions occur. Foreign exchange gains or losses are recorded as foreign exchange (gains)/losses operating expense. Foreign currency monetary assets and liabilities are translated at the rates ruling at the reporting date.

On consolidation, the results of overseas operations are translated into USD at rates approximating the average rate of exchange during the year. All assets and liabilities of overseas operations are translated at the rate ruling at the reporting date. Exchange differences arising on translating the opening net assets at opening rate and the results of overseas operations at actual rate are recognized in other comprehensive income and accumulated in the foreign currency translation reserve.

On disposal of a foreign operation, the cumulative exchange differences recognized in the foreign currency translation reserve relating to that operation up to the date of disposal are transferred to the combined and consolidated statement of income as part of the profit or loss on disposal.

Related party financing transactions

Financing transactions with related parties are recognized and measured in accordance with IFRS 9, Financial Instruments. Related party loans and other financing arrangements are initially recognized at fair value and subsequently measured in accordance with their applicable classification under IFRS 9. For financial liabilities measured at amortized cost, subsequent measurement is performed using the effective interest method, with interest expense recognized in profit or loss, except to the extent that borrowing costs qualify for capitalization under IAS 23, Borrowing Costs.

Where the terms of a related party financing arrangement are not on market terms, the difference between the fair value of the financial instrument at initial recognition and the transaction price is accounted for based on the substance of the transaction and the nature of the relationship between the parties. Amounts representing transactions with shareholders in their capacity as owners are recognized directly in equity, as applicable.

Related party relationships, transactions, outstanding balances and commitments are identified and disclosed in accordance with IAS 24, Related Party Disclosures. Related party balances are classified as current or non-current based on the contractual terms of the respective arrangements and the requirements of IAS 1, Presentation of Financial Statements.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Loss per share

Basic net loss per share is calculated by dividing net loss attributable to ordinary shareholders of the Company by the weighted-average number of ordinary shares outstanding during the period.

Diluted net loss per share is calculated by adjusting the weighted-average number of ordinary shares outstanding for the effect of all dilutive potential ordinary shares. The Company’s potential ordinary shares consist of shares that may be issued upon conversion or settlement of the convertible note and SAFE note.

The convertible note provides for conversion upon specified future events, including certain financing events, maturity or a change in control. The SAFE note has no contractual maturity date and provides for conversion or settlement only upon the occurrence of specified future events, including a qualifying equity financing, liquidity event or dissolution event. The number of ordinary shares that may ultimately be issued upon conversion or settlement of these instruments is not presently determinable because the number of shares depends on the occurrence and terms of the applicable future event and, as applicable, the Company’s capitalization, equity financing price, valuation or other variables existing at the time of conversion or settlement. Accordingly, no fixed number of potentially issuable ordinary shares exists as of the reporting date. See Note 15 for further information regarding the terms of the convertible note and SAFE note.

The Company reported a net loss for each of the years ended December 31, 2025 and 2024. Accordingly, potential ordinary shares associated with the convertible note and SAFE note were excluded from the calculation of diluted net loss per share because their inclusion would have been anti-dilutive. As a result, the weighted-average number of ordinary shares used to calculate basic and diluted net loss per share, and basic and diluted net loss per share, were the same for each period presented.

Intangible assets

Intangible assets consist of spectrum usage rights. Intangible assets are initially measured at cost, including directly attributable costs incurred to acquire the asset and prepare it for its intended use.

Spectrum usage rights represent the Group’s rights to utilize satellite spectrum and related orbital, regulatory, intellectual property and operating rights acquired through integrated acquisition transactions. Management has determined that these acquired rights constitute a single identifiable intangible asset because the individual acquired components do not generate economic benefits independently and collectively provide the ability to operate and commercially exploit the underlying spectrum.

Following initial recognition, intangible assets are carried at cost less accumulated amortization and accumulated impairment losses, except for intangible assets with indefinite useful lives, which are not amortized.

Spectrum usage rights are considered to have an indefinite useful life because there is no foreseeable limit to the period over which they are expected to generate net cash inflows. Accordingly, spectrum usage rights are not amortized and are tested for impairment annually, and whenever events or changes in circumstances indicate that they may be impaired.

Subsequent expenditures are capitalized only when they are expected to generate additional future economic benefits and meet the recognition criteria of IAS 38. All other expenditures are recognized in profit or loss as incurred. The useful lives and residual values are reviewed at least annually and adjusted prospectively when appropriate. Intangible assets are derecognized upon disposal or when no future economic benefits are expected from their use or disposal, with any resulting gain or loss recognized in profit or loss.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition or construction of the asset.

Depreciation is recognized on a straight-line basis over the estimated useful lives of the assets, as follows:

•        Satellite equipment (including satellite, antenna and ground station) — 10 years

•        Other equipment — 4 years

The estimated useful lives, residual values and depreciation methods are reviewed at each reporting date, with the effect of any changes in estimates accounted for prospectively.

Depreciation is recognized within general and administrative expenses in the combined and consolidated statements of income.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any resulting gain or loss is determined as the difference between the net disposal proceeds, if any, and the carrying amount of the asset and is recognized in profit or loss when the asset is derecognized.

Assets under construction

Assets under construction primarily consist of costs incurred in connection with the Company’s NEASTAR-1 satellite program and include expenditures directly attributable to the design, manufacture, testing, launch support, transfer orbit activities, mission operations, in-orbit testing, and other costs necessary to bring the satellite to the location and condition necessary for its intended use. These costs also include expenditures related to the Dynamic Satellite Simulator (“DSS”), which management has determined is an integral component of the NEASTAR-1 satellite and is necessary to prepare the satellite for its intended use. Accordingly, costs associated with the acquisition, implementation, configuration and testing of the DSS are capitalized as part of assets under construction. Costs that do not qualify for capitalization, including training costs, administrative overhead, and other general operating expenses, are recognized in profit or loss as incurred.

Assets under construction are measured at cost, less any recognized impairment losses, and include the purchase price, non-refundable taxes and duties, and directly attributable costs incurred to prepare the assets for their intended use.

Borrowing costs that are directly attributable to the acquisition or construction of qualifying assets are capitalized in accordance with IAS 23, Borrowing Costs. Capitalization of costs ceases when substantially all of the activities necessary to prepare the asset for its intended use have been completed.

Assets under construction are not depreciated until the related assets are available for use. Upon completion and commencement of operations, the assets are transferred to the appropriate category of property and equipment and depreciated over their estimated useful lives.

Assets under construction are reviewed for impairment in accordance with IAS 36, Impairment of Assets, whenever events or changes in circumstances indicate that an asset may be impaired. In assessing whether impairment indicators exist, management considers relevant external and internal sources of information, including changes in market and economic conditions, technological developments, changes in the expected use or performance of the assets, and significant delays or changes in the development of the satellite program. If an impairment indicator exists, management estimates the asset’s recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. An impairment loss is recognized in profit or loss to the extent that the carrying amount of the asset exceeds its recoverable amount.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Impairment of non-financial assets

Non-financial assets are assessed for indicators of impairment annually at each statement of financial position date in accordance with IAS 36, Impairment of Assets. For the purpose of impairment testing, assets are grouped into cash-generating units (“CGUs”), defined as the smallest identifiable groups of assets that generate cash inflows that are largely independent of the cash inflows from other assets or groups of assets. Indicators of impairment may include a decline in the market value of an asset, adverse changes in the business or economic environment, increases in market interest rates, obsolescence or physical damage, changes in the manner in which an asset is used or expected to be used, or deterioration in the economic performance of an asset or CGU.

If an indication of impairment exists, the Group estimates the asset’s or CGU’s recoverable amount. The recoverable amount is the higher of fair value less costs of disposal and value in use. An impairment loss is recognized in profit or loss when the carrying amount of an asset or CGU exceeds its recoverable amount.

At each reporting date, the Group assesses whether there is any indication that an impairment loss recognized in a prior period for an asset or CGU may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated and the impairment loss is reversed to the extent that the revised carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized in prior periods. Any reversal of an impairment loss is recognized in profit or loss.

For the years ended December 31, 2025 and 2024, the Group recognized no impairment losses or reversals of previously recognized impairment losses on non-financial assets.

Fair value measurement

The Company’s financial assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance prioritizes the inputs used in measuring fair value into the following hierarchy:

•        Level 1:    Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•        Level 2:    Quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

•        Level 3:    Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. Financial assets and financial liabilities are recognized when the Group becomes a party to the contractual provisions of the instrument. Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Financial assets

Initial recognition and measurement

The Group’s financial assets at amortized cost includes other receivables and cash and cash equivalents. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows.

Subsequent measurement

Financial assets at amortized cost are subsequently measured using the effective interest rate (“EIR”) method, with adjustments for impairment under the expected credit loss model. The primary guidance is in IFRS 9 Financial Instruments. Gains and losses are recognized in profit or loss when the asset is derecognized, modified or impaired.

De-recognition

A financial asset is derecognized when:

•        The rights to receive cash flows from the asset have expired, or

•        The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risks and rewards of ownership. When it has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, the Group continues to recognize the transferred asset to the extent of its continuing involvement. In that case, the Group also recognizes an associated liability.

The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Financial liabilities

Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss, loans and borrowings or payables, as appropriate. All financial liabilities are recognized initially at fair value and, in the case of borrowings and payables, net of directly attributable transaction costs. The Group’s financial liabilities include trade and other payables, convertible note payable, SAFE note payable, and related party loan payable.

Subsequent measurement

For purposes of subsequent measurement, financial liabilities are classified in two categories:

•        Financial liabilities at fair value through profit or loss

•        Financial liabilities at amortized cost

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Financial liabilities at fair value through profit or loss

After initial recognition, the convertible note and SAFE note are subsequently measured at fair value through profit or loss. Movements in fair value are recognized as gains or losses in profit or loss at the end of each financial year as well as when the liabilities are derecognized.

Financial liabilities at amortized cost

After initial recognition, trade and other payables and related party loan payable are subsequently measured at amortized cost using the EIR method. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the EIR amortization process. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included as finance expense in the combined and consolidated statements of income.

De-recognition

A financial liability is derecognized when the obligation under the liability is discharged or canceled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the de-recognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the combined and consolidated statements of income.

Offsetting of financial instruments

Financial assets and financial liabilities are offset, and the net amount is reported in the combined and consolidated statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, to realize the assets and settle the liabilities simultaneously.

Cash and cash equivalents

Cash and cash equivalents includes cash on hand and demand deposits that are readily convertible to a known amount of cash. All cash and cash equivalents are classified at amortized cost and are initially recognized at fair value and subsequently carried at amortized cost using the EIR method.

Operating expenses

Selling

Selling expenses include advertising, promotional activities, branding, and other customer acquisition costs.

General and administrative

General and administrative expenses include staff costs (inclusive of employee salaries, wages, bonuses, payroll taxes, and benefits, and fees paid to external contractors), depreciation of property, plant and equipment and right-of-use lease assets, legal and professional fees. and other administrative expenses not separately presented.

Foreign exchange (gains)/losses

Foreign exchange gains and losses represent realized and unrealized foreign currency transaction gains and losses recognized in profit or loss during the period.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Leases

The Group determines whether a contract is or contains a lease at inception. For leases in which it is the lessee, the Group recognizes a right-of-use (“ROU”) asset and a corresponding lease liability at the commencement date, except for short-term leases and leases of low-value assets.

ROU assets are initially measured at cost, comprising the initial lease liability adjusted for lease payments made at or before commencement, initial direct costs, and lease incentives received. ROU assets are subsequently measured at cost less accumulated depreciation and impairment losses and are depreciated on a straight-line basis over the shorter of the lease term and the useful life of the underlying asset.

Lease liabilities are initially measured at the present value of unpaid lease payments, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Lease liabilities are subsequently measured at amortized cost using the effective interest method and are remeasured when future lease payments change as a result of lease modifications, changes in lease terms, changes in an index or rate, or changes in the assessment of purchase or termination options.

Lease payments for short-term leases and leases of low-value assets are recognized as expense on a straight-line basis over the lease term.

Borrowings

Borrowings includes related party loan payable, convertible note payable, and SAFE note payable. Related party loans are subsequently measured at amortized cost using the effective interest method and include accrued interest. The Company’s convertible note and SAFE note are designated as financial liabilities at fair value through profit or loss upon initial recognition and are subsequently remeasured to fair value at each reporting date, with changes in fair value recognized in profit or loss, except for changes attributable to the Company’s own credit risk, which are recognized in other comprehensive income (“OCI”) unless doing so would create or enlarge an accounting mismatch.

Taxation

The tax credit or charge for the year represents the sum of tax currently payable or receivable and deferred tax. Tax is recognized in the combined and consolidated statements of income, except to the extent that it relates to items recognized in OCI or directly in equity. Current or deferred taxation assets and liabilities are not discounted.

Current tax

Tax currently payable or receivable is based on taxable profit or loss for the year. Taxable profit differs from net profit as reported in profit or loss because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible.

Deferred tax

Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the statement of financial position date.

Timing differences arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognized in the combined and consolidated financial statements. Deferred tax is measured using tax rates and laws that have been enacted or substantively enacted by the year end and that are expected to apply to the reversal of the timing difference.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

2 — Significant accounting policies (cont.)

Unutilized tax losses and other deferred tax assets are recognized only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

Share capital

Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs, with the nominal value included in share capital. Proceeds received for all equity instruments were equal to the nominal value.

3 — Critical accounting judgments and key sources of estimation uncertainty

In the application of the Group’s accounting policies, which are described in Note 2, management is required to make judgments, estimates and assumptions that have a significant impact on the reported amounts of assets, liabilities, income and expenses.

Judgments represent management’s decision in applying accounting policies that do not involve estimation uncertainty but have a significant effect on the amounts recognized.

Estimates and assumptions relate to matters where the carrying amounts of assets and liabilities are not readily apparent from other sources. These estimates are based on historical experience and other relevant factors. Actual results may differ from these estimates, and such differences may be material.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions are recognized prospectively in the period of change and future periods, if applicable.

Significant accounting judgments

The following are the judgments that management has made in applying the Group’s accounting policies that have the most significant effect on the amounts recognized in the combined and consolidated financial statements.

Accounting for the common-control reorganization

Management exercised judgment in concluding that the transfer of Astrum Singapore to Astrum Holding described in Note 1 represents a reorganization of entities under common control that is outside the scope of IFRS 3, Business Combinations, and in electing to apply a continuity-of-interests basis of accounting under which the assets and liabilities of the entities comprising the Group are carried forward at their historical carrying amounts for all periods presented.

Recognition of assets under construction

Management exercised significant judgment in determining which expenditures incurred under the NEASTAR-1 satellite program are directly attributable to bringing the satellite to the location and condition necessary for its intended use and therefore qualify for capitalization as assets under construction under IAS 16. Capitalized costs include satellite manufacturing, launch support services, transfer orbit activities, mission operations, in-orbit testing and other directly attributable costs, while training, routine support and other expenditures that do not meet the capitalization criteria are recognized as expenses as incurred. Accrued interest on borrowing costs directly attributable to the construction of qualifying assets, in accordance with IAS 23 Borrowing Costs, are also capitalized to assets under construction.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

3 — Critical accounting judgments and key sources of estimation uncertainty (cont.)

Determination of functional currency

The Directors have determined the functional currency of each subsidiary of the Group. This judgment reflects the currency on the primary economic environment in which each subsidiary operates and is based on factors including:

•        the currency in which sales prices are denominated and settled;

•        the currency of significant asset acquisition costs;

•        the currency of significant operating costs, including staff costs; and

•        the currency in which financing is obtained

Key sources of estimation uncertainty

The following estimates and assumptions have a significant risk of resulting in a material adjustment to the carrying amounts of assets or liabilities within the next financial year.

Fair value measurement of convertible note payable and SAFE note payable

The convertible note and SAFE note are measured at fair value, which requires management to make significant estimates and assumptions regarding the valuation of these instruments at each reporting date. The determination of fair value requires the use of unobservable inputs, including assumptions related to the Company’s equity value, expected timing and probability of future financing or liquidity events, expected volatility, discount rates and other market-based assumptions. Changes in these assumptions could result in material changes to the carrying amounts of these liabilities and the related gains or losses recognized in the combined and consolidated statements of income. See Note 14 for details on the assumptions and models used for estimating the fair value of these debt instruments as of December 31, 2025 and 2024.

The Company does not consider there to be any other significant accounting judgments or key sources of estimation uncertainty that are required to be disclosed under IAS 1.

4 — Financing activities

The following table presents changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes:

	SAFE note payable	Convertible note payable	Related party loan payable	Lease liabilities
Balance as of January 1, 2024	$—	$—	$—	$—
Cash flows	10,000,000	5,000,000	—	(135,684)
Non-cash movement	(1,676,110)	(3,511)	—	412,125
Balance as of December 31, 2024	8,323,890	4,996,489	—	276,441
Cash flows	—	—	47,705,005	(302,472)
Non-cash movement	(1,508,647)	(681,077)	—	143,843
Balance as of December 31, 2025	$6,815,243	$4,315,412	$47,705,005	$117,812

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

5 — Fair value measurement

As of December 31, 2025 the Group’s financial liabilities measured at fair value were as follows:

	Fair Value
	Level 1	Level 2	Level 3	Total
Non-current financial liability
SAFE note payable	$—	$—	$6,815,243	$6,815,243
Subtotal non-current financial liability	$—	$—	$6,815,243	$6,815,243

Current financial liability
Convertible note payable	$—	$—	$4,315,412	$4,315,412
Subtotal current financial liability	$—	$—	$4,315,412	$4,315,412

As of December 31, 2024 the Group’s financial liabilities measured at fair value were as follows:

	Fair Value
	Level 1	Level 2	Level 3	Total
Non-current financial liabilities
SAFE note payable	$—	$—	$8,323,890	$8,323,890
Convertible note payable	—	—	4,996,489	4,996,489
Subtotal non-current financial liabilities	$—	$—	$13,320,379	$13,320,379

There were no transfers between levels within the fair value hierarchy during the years ended December 31, 2025 and 2024. Refer to Note 14 for discussion of inputs used to assess the fair value of these level 3 instruments.

6 — Financial assets and financial liabilities

The Group is exposed through its operations to the following financial risks:

•        Credit risk

•        Foreign exchange risk

•        Liquidity risk

Credit and concentration risk

Credit risk is the risk of financial loss to the Group if a client or counterparty to a financial instrument fails to meet its contractual obligations. Credit risk arises principally from the Group’s cash and cash equivalents, and trade and other receivables. The cash and cash equivalents are deposited with different banking partners. The Group considers low risk of losses from these financial instruments.

The maximum credit risk is equivalent to the total amount of other receivables and cash and cash equivalents.

Foreign currency risk

The Group is exposed to foreign currency risk arising from monetary financial assets and liabilities denominated in currencies other than the functional currency of the respective Group entities. As of December 31, 2025 and 2024, the Group’s foreign currency exposure was primarily attributable to SGD-denominated monetary financial assets and liabilities held by entities whose functional currency is USD. The Group’s net SGD-denominated monetary liability exposure was $5,778,920 as of December 31, 2025, compared with a net monetary asset exposure of $208,845 as of December 31, 2024. The increase in exposure during 2025 was primarily attributable to SGD-denominated related party borrowings.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

6 — Financial assets and financial liabilities (cont.)

Management monitors foreign currency exposures on an ongoing basis and seeks to minimize foreign currency risk by matching cash receipts and expenditures in the same currency where practicable. The Group did not enter into derivative instruments to hedge foreign currency risk during the reporting periods.

The following table presents the effect on the Group’s profit or loss of a reasonably possible 10% change in the USD relative to the SGD, based on the Group’s net monetary exposure outstanding at the reporting date and assuming all other variables remained constant:

	December 31, 2025	December 31, 2024
Net SGD monetary (liability)/asset exposure	$(5,778,920)	$208,845
Effect on profit or loss:
10% strengthening of USD against SGD	$577,892	$(20,885)
10% weakening of USD against SGD	$(577,892)	$20,885

Liquidity risk

Liquidity risk is the risk the Group will be unable to meet its financial obligations as they fall due. The tables below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments and using the year-end spot rate for all items denominated in a foreign currency.

As of December 31, 2025	Carrying amount	Contractual cash flows	On demand	Less than one year	More than one year
Trade and other payables	$2,207,670	$2,207,670	$2,207,670	$—	$—
Related party loans payable	47,705,005	53,264,821	5,842,177	—	47,422,644
Lease liabilities	117,812	127,666	—	92,377	35,289
Convertible note payable	4,315,412	5,408,219	—	5,408,219	—
	$54,345,899	$61,008,376	$8,049,847	$5,500,596	$47,457,933

As of December 31, 2024	Carrying amount	Contractual cash flows	On demand	Less than one year	More than one year
Trade and other payables	$995,075	$995,075	$995,075	$—	$—
Lease liabilities	276,441	289,022	—	272,599	16,423
Convertible note payable	4,996,489	5,158,219	—	—	5,158,219
	$6,268,005	$6,442,316	$995,075	$272,599	$5,174,642

The SAFE note does not have a contractual maturity date. Settlement occurs only upon the occurrence of specified contractual events, including an equity financing, liquidity event or dissolution event. Accordingly, the timing of any contractual cash outflows cannot be reliably estimated and is not included in the maturity analysis.

7 — Capital management and shareholders’ deficit

Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to optimize the capital structure in order to support the Group’s growth strategy and maximize future returns to shareholders. For purposes of capital management, the Group defines capital as total equity attributable to the owners of the parent, comprised of share capital, additional paid-in capital, other comprehensive income, and accumulated deficit. There were no changes to the Group’s objectives, policies or processes for managing capital during the reporting periods.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

7 — Capital management and shareholders’ deficit (cont.)

Share capital

The Company was incorporated in the Cayman Islands on May 13, 2026 with an authorized share capital of $50,000 divided into 5,000,000 ordinary shares of par value $0.01 each. Upon incorporation, one ordinary share was issued to Astrum Holding, with an aggregate par value of $0.01, which is presented as nil in whole-dollar amounts.

Additional paid-in capital

In connection with the common-control reorganization described in Note 1, the historical share capital of Astrum Singapore of $741 has been presented as additional paid-in capital for all periods presented.

8 — Right-of-use assets and lease liabilities

Carrying amounts of ROU assets arising from leases and movements are shown by class in the table below.

	Office leases	Radio Frequency Transmitter (“RFT”) Antenna	Total
Balance as of January 1, 2024	$—	$—	$—
Additions	169,377	232,992	402,369
Depreciation	(69,663)	(77,664)	(147,327)
Balance as of December 31, 2024	99,714	155,328	255,042
Additions	137,513	—	137,513
Depreciation	(119,066)	(155,328)	(274,394)
Balance as of December 31, 2025	$118,161	$—	$118,161

Carrying amounts of lease liabilities and movements are shown below.

	December 31, 2025	December 31, 2024
Balance as of January 1,	$276,441	$—
Additions	137,513	402,369
Accretion of interest	11,086	11,104
Repayments	(302,472)	(135,684)
Foreign exchange gain	(4,756)	(1,348)
Balance as of December 31,	$117,812	$276,441

Lease liabilities are measured at the present value of lease payments, discounted using the Group’s incremental borrowing rate at commencement. For leases commencing during the year, the Group applied individual incremental borrowing rates depending on asset class, currency, and lease term. The weighted average remaining lease term for lease liabilities as of December 31, 2025 was 1.3 years.

The following table summarizes the maturities of the Group’s financing leases as of December 31:

2026	$92,378
2027	29,559
Total expected lease payments	121,937
Less: Imputed interest	(4,125)
Total lease liability	117,812
Less: Current lease liability	(88,767)
Non-current lease liability	$29,045

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

8 — Right-of-use assets and lease liabilities (cont.)

The following are the amounts recognized in profit or loss:

	December 31, 2025	December 31, 2024
Depreciation expense of ROU assets	274,394	147,327
Interest expense on lease liabilities	11,086	11,104
Total amount recognized in loss for the year	$285,480	$158,431

Depreciation expense is included in general and administrative expenses, and interest expense is included in finance expense, in the combined and consolidated statements of income. Total cash outflows for leases for the years ended December 31, 2025 and 2024 were $302,472 and $135,684, respectively.

9 — General and administrative

General and administrative expenses are composed of the following for the years ended December 31, 2025 and 2024.

	December 31, 2025	December 31, 2024
Depreciation	$310,349	$165,373
General and administrative	270,806	54,521
Office expenses	82,034	82,368
Professional and legal fees	1,279,998	1,074,096
Repairs and maintenance	41,210	4,980
Satellite expenses	949,800	4,262,816
Staff costs	1,926,632	960,294
Travel	452,328	202,289
Total general and administrative expenses	$5,313,157	$6,806,737

10 — Staff costs

The table below represents details of staff and contractor costs, included in general and administrative expenses in the combined and consolidated statements of income for the years ended December 31, 2025 and 2024.

	December 31, 2025	December 31, 2024
Wages and salaries	$1,645,803	$897,442
Social security and taxes	182,308	50,295
Pensions	30,641	3,143
Other costs	67,880	9,414
Total staff costs	$1,926,632	$960,294

The monthly average number of employees for the years ended December 31, 2025 and 2024 was 9 and 8, respectively.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

10 — Staff costs (cont.)

The key management of the Group is comprised of shareholders and executive management. The following table represents details of key management’s compensation costs included in staff costs as of December 31, 2025 and 2024.

	December 31, 2025	December 31, 2024
Wages and salaries	$1,438,114	$647,977
Social security and taxes	60,529	30,412
Total key management compensation	$1,498,643	$678,389

Compensation of the highest paid member of key management:
Wages and salaries	$562,716	$333,569
Social security and taxes	19,320	15,532
Total compensation of the highest paid member of key management	$582,036	$349,101

11 — Taxation

There are no current and deferred tax expenses/(credits) for the years ended December 31, 2025 and 2024.

The differences between the total income tax expense and the amount calculated by applying the Singapore statutory rate to the loss before tax expense is as follows:

	December 31, 2025	December 31, 2024
Loss before tax on continuing operations	$(2,992,940)	$(5,081,448)
Tax at Singapore corporate tax rate of 17% (2024: 17%)	(508,800)	(863,846)
Tax effect of income not taxable in determining taxable profit	(416,336)	(315,860)
Tax effect of expenses not deductible in determining taxable profit	1,116	115
Deferred tax assets not recognized	924,020	1,179,591
Total income tax expenses	$—	$—

The Group accumulates net operating loss carryforwards in the jurisdictions in which it operates. The gross amount of the Group’s net operating loss carryforwards as of December 31, 2025 for Singapore and jurisdictions outside of Singapore was $8,976,359, and $3,397,823, respectively. The gross amount of the Group’s net operating loss carryforwards as of December 31, 2024 for Singapore and jurisdictions outside of Singapore was $5,504,795, and $1,433,975, respectively.

The net operating loss carryforwards for Singapore and outside of Singapore, which includes the US and Australia, do not expire under applicable tax legislation, subject to applicable statutory limitations and requirements.

Deferred tax assets related to available tax loss carryforwards have not been recognized for the years ended December 31, 2025 and 2024 because management has determined that it is not probable that sufficient future taxable profits will be available in the respective tax jurisdictions against which such losses can be utilized.

12 — Intangible assets

Intangible assets consist of spectrum usage rights.

Management concluded that the spectrum usage rights have an indefinite useful life because there is no foreseeable limit over which the rights are expected to generate economic benefits. Consequently, the spectrum usage rights are not amortized but are tested annually for impairment and whenever impairment indicators exist.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

12 — Intangible assets (cont.)

The components of intangible assets costs were as follows:

Balance as of December 31, 2023	$—
Additions	701,549
Balance as of December 31, 2024	701,549
Additions	—
Balance as of December 31, 2025	$701,549

As of December 31, 2025 and 2024, the Group had spectrum usage rights with a carrying amount of $701,549.

The Group performs an annual impairment assessment of its spectrum usage rights and additionally whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

No impairment losses were recognized during the years ended December 31, 2025 or 2024.

13 — Property, plant and equipment

The table below represents the details of property, plant and equipment costs as of December 31, 2025 and 2024.

	Satellite equipment	Other equipment	Total
Balance as of January 1, 2024	$—	$—	$—
Additions	267,438	34,647	302,085
Balance as of December 31, 2024	267,438	34,647	302,085
Additions	—	2,596	2,596
Foreign exchange gain	8,873	11	8,884
Balance as of December 31, 2025	$276,311	$37,254	$313,565

The table below represents the details of property, plant and equipment accumulated depreciation and net book value as of December 31, 2025 and 2024.

	Satellite equipment	Other equipment	Total
Balance as of January 1, 2024	$—	$—	$—
Depreciation charge for the year	13,609	4,437	18,046
Foreign exchange loss	(254)	(1)	(255)
Balance as of December 31, 2024	13,355	4,436	17,791
Depreciation charge for the year	26,723	9,232	35,955
Foreign exchange gain	1,351	10	1,361
Balance as of December 31, 2025	$41,429	$13,678	$55,107

Net book value as of December 31, 2024	$254,083	$30,211	$284,294
Net book value as of December 31, 2025	$234,882	$23,576	$258,458

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

14 — Assets under construction

Assets under construction consist of the following:

	December 31, 2025	December 31, 2024
Cost NEASTAR-1 satellite program	49,936,989	—
Capitalized interest accrued on loans from entity under common control	1,132,758	—
Capitalized interest accrued on convertible note payable	250,000	—
Total assets under construction	$51,319,747	$—

The NEASTAR-1 satellite, including the DSS, was not available for its intended use as of December 31, 2025 and, accordingly, no depreciation expense has been recognized related to these assets. Upon successful completion of in-orbit testing and operational acceptance, the total capitalized costs associated with the satellite, including the DSS, are expected to be transferred from assets under construction to satellites within property and equipment and depreciated over the satellite’s estimated useful life of approximately fifteen years.

15 — Borrowings

Convertible note payable

On July 16, 2024, the Company issued a convertible note (the “Convertible Note”) with an aggregate principal amount of $5,000,000 to a third party investor. The Convertible Note bears interest at 5.0% per annum and matures on July 15, 2026, unless earlier converted in accordance with its terms. Upon the occurrence of specified financing events prior to maturity, the holder has the option to convert the outstanding principal and accrued interest into preferred shares at a conversion price determined in accordance with the agreement. If the Convertible Note remains outstanding at maturity, the holder may elect to convert the outstanding balance into preferred shares representing 0.5% of the Company’s fully diluted capitalization. Upon a change in control, the holder may elect either repayment in cash or conversion into common shares in accordance with the agreement.

The Convertible Note is classified as a financial liability and is measured at fair value through profit or loss. Accordingly, the liability is remeasured to fair value at each reporting date, with changes in fair value recognized in profit or loss, except for any portion attributable to changes in the Company’s own credit risk, which would be recognized in other comprehensive income if applicable under IFRS 9.

The following table provides a summary of the changes in fair value of the Company’s Level 3 Convertible Note for the years ended December 31, 2025 and 2024:

Convertible note issued	$5,000,000
Finance expense	158,219
Gain on change in fair value of convertible note payable	(161,730)
Fair value as of December 31, 2024	4,996,489
Finance expense	250,000
Gain on change in fair value of convertible note payable	(931,077)
Fair value as of December 31, 2025	$4,315,412

During the years ended December 31, 2025 and 2024, the Company recognized a gain on the change in fair value of the Convertible Note of $931,077 and $161,730, respectively, recorded as gain on change in fair value of convertible note payable on the combined and consolidated statements of income. The decrease in the fair value of the Convertible note payable during 2025 primarily reflected changes in the Company’s estimated equity value and revisions to assumptions regarding the timing of future financing events and risk-free interest rates, and discount for lack of marketability incorporated into the Company’s valuation model.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

15 — Borrowings (cont.)

The fair value of the Convertible Note is classified within Level 3 of the fair value hierarchy because the valuation incorporates significant unobservable inputs, including estimates of the Company’s equity value, expected timing and probability of future financing events, expected volatility, and other assumptions that are not observable in active markets.

The Company estimates the fair value of the Convertible Note using a probability-weighted valuation model incorporating Monte Carlo simulation techniques to evaluate the various contractual settlement outcomes, including qualified financing, maturity conversion, and change of control scenarios. Significant assumptions used in the valuation as of December 31, 2025 and 2024 included:

	December 31, 2025	December 31, 2024
Equity value	$199,766,964	$447,500,000
Expected equity financing date	6/30/2026	12/31/2025
Expected equity volatility	70%	70%
Risk-free interest rate	3.60%	4.12%
Discount for lack of marketability(*):
Qualified financing	13.0%	N/A
Liquidity event	13.0%	N/A
Maturity	13.0%	N/A
Settlement scenario probabilities:
Qualified financing	10%	10%
Liquidity event	70%	70%
Dissolution/no payoff	10%	10%
Maturity	10%	10%

____________

(*)      Discount for lack of marketability has not been applied for the year ended December 31, 2024 as the equity value is derived using the back solve method of a recent transaction. As such, the discount has been implied in the equity value.

Because the valuation relies on significant unobservable inputs, changes in these assumptions could result in materially different fair value measurements. Generally, increases in the estimated equity value or probability of a qualified financing would increase the fair value of the Convertible Note, while decreases in equity value or changes in the probability of conversion events could decrease the fair value.

SAFE note payable

On May 15, 2024, the Company entered into a Simple Agreement for Future Equity (“SAFE”) with Olive Tree Series Mission, LP pursuant to which the investor provided $10,000,000 in exchange for the right to receive ordinary shares upon the occurrence of specified future events. The SAFE contains a post-money valuation cap of $1.0 billion and provides for automatic conversion upon a qualifying equity financing. Upon a liquidity event, the investor is entitled to receive the greater of the original purchase amount or the value of the shares issuable under the agreement. Upon a dissolution event, the investor is entitled to repayment of the purchase amount, subject to the priority provisions contained in the agreement. The SAFE is accounted for as a financial liability measured at fair value through profit or loss because settlement may require the Company to deliver a variable number of its own shares and the instrument does not qualify for equity classification under IAS 32. The liability is remeasured at each reporting date, with changes in fair value recognized in earnings, except for any amount attributable to changes in the Company’s own credit risk that would be recognized in other comprehensive income, if applicable.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

15 — Borrowings (cont.)

The following table provides a summary of the changes in fair value of the Company’s Level 3 SAFE note payable for the years ended December 31, 2025 and 2024:

SAFE note issued	$10,000,000
Gain on change in fair value of SAFE note payable	(1,676,110)
Fair value as of December 31, 2024	8,323,890
Gain on change in fair value of SAFE note payable	(1,508,647)
Fair value as of December 31, 2025	$6,815,243

During the years ended December 31, 2025 and 2024, the Company recognized a gain from the remeasurement of the SAFE note payable of $1,508,647 and $1,676,110, respectively, recorded as gain on change in fair value of SAFE note payable on the combined and consolidated statements of income. The decrease in the fair value of the SAFE note payable during 2025 primarily reflected changes in the Company’s estimated equity value and revisions to assumptions regarding the timing of future financing events and risk-free interest rates, and discount for lack of marketability incorporated into the Company’s valuation model.

The fair value of the SAFE note payable is classified within Level 3 of the fair value hierarchy because the valuation incorporates significant unobservable inputs that reflect the Company’s own assumptions regarding the valuation of the underlying equity and the expected timing and probability of future conversion events.

The Company estimated the fair value of the SAFE note payable using a probability-weighted valuation model incorporating Monte Carlo simulation techniques to evaluate the various contractual settlement outcomes, including qualified financing, liquidity, and change of control scenarios. Significant assumptions used in the valuation as of December 31, 2025 and 2024 included:

	December 31, 2025	December 31, 2024
Equity value	$199,766,964	$447,500,000
Expected equity financing date	6/30/2026	12/31/2025
Expected equity volatility	70%	70%
Risk-free interest rate	3.60%	4.12%
Discount for lack of marketability(*):
Qualified financing	13.0%	N/A
Liquidity event	13.0%	N/A
Change of control	27.5%	N/A
Settlement scenario probabilities:
Qualified financing	10%	10%
Liquidity event	70%	70%
Dissolution/no payoff	10%	10%
Later liquidity	10%	10%

____________

(*)      Discount for lack of marketability has not been applied for the year ended December 31, 2024 as the equity value is derived using the back solve method of a recent transaction. As such, the discount has been implied in the equity value.

Changes in these assumptions could materially affect the estimated fair value. In general, increases in the estimated equity value or the probability of a qualified financing would increase the value of the SAFE note payable, while decreases in equity value or changes in the expected timing of future financing events would reduce the estimated fair value.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

15 — Borrowings (cont.)

Related party loans payable

The Group has entered into loan arrangements with an entity controlled by its ultimate controlling party (loans from entity under common control) and with its ultimate controlling party (loans from ultimate controlling party) to provide financing for the Group’s operations. The ultimate controlling party of the Group is Zhou Qingzhi. These loans are unsecured and are classified as financial liabilities measured at amortized cost. The carrying amount of related party loans as of December 31, 2025 is as follows:

December 31, 2025
Loans from entity under common control	$41,900,000
Loans from ultimate controlling party	5,805,005
Total related party loans	$47,705,005

Loans from entity under common control

During the year ended December 31, 2025, the Group entered into seven unsecured loan agreements with Hansom Group Limited, an entity controlled by the Group’s ultimate controlling party. Individual borrowings ranged from USD $300,000 to USD $18.0 million and were advanced between January 2025 and August 2025.

The loans bear interest at a fixed rate of 5.0% per annum, calculated on a simple interest basis. Principal and all accrued but unpaid interest are payable in a single lump-sum payment upon maturity. The loans mature on various dates between January 1, 2028 and January 1, 2029. The Group may prepay the loans in accordance with the respective loan agreements. The loans are unsecured and contain no conversion features. The accrued interest is capitalized and included in assets under construction on the combined and consolidated statements of financial position for the year ended December 31, 2025, in the amount of $1,132,758.

Loans from ultimate controlling party

During the year ended December 31, 2025, the Group entered into three unsecured loan agreements with its ultimate controlling party, with principal amounts of SGD 270,000, SGD 715,500, and SGD 6,500,000, respectively. The loans were advanced between November 2025 and December 2025.

The loans bear interest at a fixed rate of 5.0% per annum, calculated on a simple interest basis. Principal and all accrued but unpaid interest are repayable on demand. No fixed repayment schedule has been established.

As all related party loans were obtained from related parties, the Group evaluated the terms of the arrangements in accordance with IFRS 9 and IAS 24, and determined they were made using market terms and therefore no differences between the proceeds received and the initial fair value of the financial instrument.

16 — Trade and other payables

The table below represents the details of trade and other payables as of December 31, 2025 and 2024.

	December 31, 2025	December 31, 2024
Accrued interest on loans from entity under common control	$1,255,644	$—
Accrued interest on loans from ultimate controlling party	13,763	—
Accrued professional fees	76,004	—
Accrued payable to satellite vendor	241,291	553,812
Accrued payable to other vendors	322,536	153,887
Accrued staff compensation	215,427	183,523
Staff reimbursement payable	83,005	103,853
Total trade and other payables	$2,207,670	$995,075

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

17 — Related parties

The Group has some transactions with related parties, comprised of remuneration of key management personnel, loans with an entity under common control of the Group’s ultimate controlling party, and loans with the ultimate controlling party.

The remuneration of the Directors and other member of senior management, who are the key management personnel of the Group, is set out in Note 10 in aggregate for each of the categories specified in IAS 24 Related Party Disclosure.

Balances with related parties on the combined and consolidated statements of financial position for the year ended December 31, 2025 were as follows.

December 31, 2025
Related party loans payable
Balance with entity under common control	$41,900,000
Balance with ultimate controlling party	$5,805,005
Trade and other payables
Accrued interest on loans from entity under common control	$1,255,644
Accrued interest on loans from ultimate controlling party	$13,763

There were no balances with related parties on the combined and consolidated statements of financial position for the year ended December 31, 2024.

Outstanding balances are unsecured and are repayable in cash.

During 2025, the Company obtained financing from related parties to fund the construction of a qualifying asset (see Note 14). Interest accrued on loans from related parties totaling $1,132,758 is capitalized as part of the cost of the assets under construction in accordance with IAS 23 Borrowing Costs and is not recognized as finance expense until capitalization ceases.

18 — Commitments and contingencies

From time to time, the Group may be subject to legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Group believes will have a material adverse impact on the business or combined and consolidated financial statements.

Capital commitments

As of December 31, 2025, the Group had contractual commitments of approximately $65,369,398 (CHF 51,765,440) relating to the design, construction, testing and delivery of the NEASTAR-1 satellite and related components and systems. The remaining amounts are payable upon achievement of specified contractual milestones and will generally be capitalized as assets under construction as the related costs are incurred.

19 — Subsequent events

Corporate reorganization

Astrum Singapore undertook a corporate reorganization to establish a new holding company structure as follows:

•        On May 11, 2026, Astrum Space Holding Inc (“Astrum Holding”) was incorporated in the Cayman Islands, with one ordinary share with a par value of $0.01 issued to Zhou Qingzhi.

•        On May 13, 2026, Astrum Space Inc (“Astrum Space”) was incorporated in the Cayman Islands, with one ordinary share with a par value of $0.01 issued to Astrum Holding.

Astrum Space Inc
Notes to the Combined and Consolidated Financial Statements
Expressed in USD

19 — Subsequent events (cont.)

•        On July 14, 2026, the shareholders of Astrum Singapore transferred all of their shares in Astrum Singapore to Astrum Holding in exchange for 4,594,999 ordinary shares of Astrum Holding. As a result of the transaction, Astrum Singapore became a wholly owned subsidiary of Astrum Holding.

•        On July 15, 2026, Astrum Holding transferred all of its shares in Astrum Singapore to Astrum Space for nil consideration, as a result of which Astrum Singapore became a wholly owned subsidiary of Astrum Space.

As a result of the corporate reorganization, Astrum Space and Astrum Holding became the immediate and ultimate holding entities of Astrum Singapore, respectively.

Cancellation of Convertible Note and SAFE

On July 14, 2026, Astrum Singapore and Astrum Holding entered into an agreement with a noteholder to terminate and cancel such noteholder’s Convertible Note with an outstanding principal amount of $5,000,000, together with accrued interest. The Convertible Note, originally issued on July 16, 2024, bears interest at 5% per annum. In consideration for the termination and cancellation of the Convertible Note and all associated rights, on July 14, 2026, Astrum Holding issued 25,000 ordinary shares to the noteholder. The termination became effective upon issuance of the consideration shares.

On July 14, 2026, Astrum Singapore and Astrum Holding entered into an agreement with an investor to terminate and cancel such investor’s SAFE with an original purchase amount of $10,000,000. The SAFE was originally entered into on or about May 15, 2024. In consideration for the termination and cancellation of the SAFE and all associated rights, on July 14, 2026, Astrum Holding issued 50,000 ordinary shares to the investor. The termination became effective upon issuance of the consideration shares.

Business combination agreement

On August 27, 2026, Black Spade Acquisition III Co (“BIII”), a special purpose acquisition company whose securities are listed on the New York Stock Exchange, Astrum Space and Astrum Singapore entered into a Business Combination Agreement, which was subsequently amended November 5, 2026 (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, Astrum Space will merge with and into BIII, with BIII continuing as the surviving publicly traded entity and Astrum Singapore becoming a direct subsidiary of the surviving entity. At the closing of the business combination, all outstanding shares of Astrum Space will be cancelled and Astrum Holding, as the sole shareholder of Astrum Space, will be entitled to receive 100,000,000 newly issued ordinary shares of the surviving entity. The Business Combination Agreement also provides for the potential issuance of up to 25,500,000 newly issued ordinary shares of the surviving entity to Astrum Holding based on the achievement of certain performance targets by the surviving entity.

Additional loans

Subsequent to December 31, 2025, Astrum Group received additional loans totaling $11,097,252 from its ultimate controlling party. The loans are unsecured and have the same terms as the loans obtained from the ultimate controlling party during 2025, including interest at a fixed rate of 5.0% per annum and repayment of principal and accrued interest. Two of the loans are repayable on demand and two of the loans have maturity dates in April 2029. The proceeds from these loans are used to fund the construction of Astrum Group’s NEASTAR-1 satellite program, and qualifying borrowing costs are capitalized as part of assets under construction in accordance with IAS 23, Borrowing Costs.

Cancellation of loans

On October 14, 2026, Astrum Singapore, Astrum Holding, Astrum Space, Mr. Zhou Qingzhi and Hansom Group Limited, an entity affiliated with Mr. Zhou, entered into a Loan Cancellation Agreement. Under that agreement, Mr. Zhou and Hansom Group Limited irrevocably and unconditionally cancelled, forgave and released all loans made to Astrum Singapore, together with all accrued and unpaid interest, and no related party loans remain outstanding. The cancelled amount is accounted for as a capital contribution to the Group and recorded in additional paid-in capital.

Annex A

BUSINESS COMBINATION AGREEMENT

by and among

BLACK SPADE ACQUISITION III CO,

ASTRUM SPACE INC

and

ASTRUM NETWORKS PTE. LTD.

dated as of August 27, 2026

Annex A-i

Annex A-ii

ANNEXES

Annex A — Form of Listing Articles

Annex B — Form of Shareholders Support and Lock-Up Agreement and Deed

Annex C — Form of Sponsor Support and Lock-Up Agreement and Deed

Annex D — Form of Registration Rights Agreement

Annex E — Form of Plan of Merger

Annex A-iii

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (as it may be amended, restated or otherwise modified from time to time, this “Agreement”), dated as of August 27, 2026, is entered into by and among (i) Black Spade Acquisition III Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BIII”), (ii) Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and (iii) Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore (“Astrum Singapore”). BIII, the Company and Astrum Singapore are referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, BIII is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets;

WHEREAS, the Company is the direct owner of one hundred percent (100%) of the equity interests in Astrum Singapore, an entity treated as a corporation for U.S. federal income tax purposes;

WHEREAS, the Company and Astrum Holding have undertaken a restructuring resulting in the (i) Company becoming a direct wholly-owned Subsidiary of Astrum Holding and disregarded as an entity separate from Astrum Holding for U.S. federal income tax purposes, (ii) Astrum Holding becoming classified as a partnership for U.S. federal income tax purposes and (iii) Astrum Singapore becoming a direct wholly-owned Subsidiary of the Company and treated as owned by Astrum Holding for U.S. federal income tax purposes (the “Astrum Restructuring”);

WHEREAS, on the Closing Date (as defined below), in connection with the Merger and with effect from the Merger Effective Time, BIII shall adopt the second amended and restated memorandum and articles of association in substantially the form attached hereto as Annex A (with such changes as may be agreed in writing by BIII and the Company, the “Listing Articles”);

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”), at the Merger Effective Time, the Company shall be merged with and into BIII, whereupon the separate corporate existence of the Company shall cease and BIII shall be the surviving company and continue its existence under the Cayman Islands Companies Act as a publicly traded company listed on the NYSE;

WHEREAS, the board of directors of BIII (the “BIII Board”) has unanimously (i) determined that it is fair to, advisable for and in the best interests of BIII and the BIII Shareholders (as defined below) to enter into this Agreement and the Ancillary Agreements to which BIII is a party and to consummate the Merger (as defined below) and the other Transactions, (ii) approved this Agreement and the Ancillary Agreements to which BIII is a party, the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the Merger and the other Transactions, and (iii) determined to recommend to the BIII Shareholders the approval and adoption of this Agreement, the Plan of Merger, the other Ancillary Agreements to which BIII is a party, the Merger and the other Transactions;

WHEREAS, the respective boards of directors of the Company and Astrum Singapore (respectively, the “Company Board” and “Astrum Singapore Board”) have unanimously (i) determined that it is fair to, advisable for and in the best interests of the Company and Astrum Singapore and their respective shareholders, as applicable, to enter into this Agreement, the Ancillary Agreements to which it is a party and to consummate the Merger and the other Transactions, and (ii) approved this Agreement, the Plan of Merger and the other Ancillary Agreements to which it is a party, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the Merger and the other Transactions;

WHEREAS, prior to the Closing, BIII will provide an opportunity to its shareholders to have their issued and outstanding BIII Class A Ordinary Shares redeemed on the terms and subject to the conditions set forth in the Amended and Restated Memorandum and Articles of Association of BIII, adopted by special resolution dated 5 January 2026 and effective on 5 January 2026 (as may be amended, restated or otherwise modified from time to time, the “BIII Governing Document”), in connection with the Transactions;

Annex A-1

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to BIII’s willingness to enter into this Agreement, Astrum Holding has entered into a Shareholders Support and Lock-Up Agreement and Deed with BIII and the Company in the form attached as Annex B hereto (the “Shareholders Support Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, BIII, the Sponsor (as defined below) and the other parties thereto have entered into a Sponsor Support and Lock-Up Agreement and Deed in the form attached as Annex C hereto (the “Sponsor Support Agreement”); and

WHEREAS, concurrently with the consummation of the Transactions, BIII, the Sponsor, Astrum Holding, and other Holders (as defined therein) shall enter into a registration rights agreement substantially in the form attached as Annex D hereto (the “Registration Rights Agreement”);

WHEREAS, the Parties intend that, for U.S. federal income tax purposes (and applicable corresponding state and local income tax purposes), (i) the transfer of the stock of Astrum Singapore to BIII via the mechanism of the Merger (the “Astrum Stock Acquisition”) qualify as (A) a transfer of property described in Section 351 of the Code and the Treasury Regulations thereunder (taken together with any PIPE Financing) and/or (B) a “reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations thereunder (the “Intended Tax Treatment”) and (ii) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to acquisition of stock of Astrum Singapore by BIII;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, BIII, the Company and Astrum Singapore agree as follows:

Article 1
Certain Definitions

Section 1.01.    Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Transaction” has the meaning given to such term in Section 8.10.

“Action” means any action, suit, investigation (including Tax audit), litigation, claim (including any crossclaim or counterclaim), assessment, arbitration, charge or proceeding (including any civil, criminal, administrative, arbitral, investigative or appellate proceeding), in each case, that is by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Affiliate Transactions” has the meaning given to such term in Section 4.21.

“Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by Applicable Law in respect of Tax.

“Agreement” has the meaning given to such term in the preamble hereto.

“Ancillary Agreements” means the Plan of Merger, the Shareholders Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, and the other agreements, instruments and documents expressly contemplated hereby.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act or any rules or regulations thereunder, the UK Bribery Act, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and all other Applicable Laws regarding anti-corruption and bribery or illegal payments or gratuities.

Annex A-2

“Anti-Money Laundering Laws” has the meaning given to such term in Section 4.23(h).

“Antitrust Laws” means any federal, state, provincial, territorial and foreign statutes, rules, regulations, Governmental Orders and other Applicable Laws that are designed or intended to prohibit, restrict or regulate foreign investment or actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree or ruling enacted, adopted, promulgated or applied by a Governmental Authority that is legally binding upon or applicable to such Person.

“Astrum Holding” means Astrum Space Holding Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Astrum Shareholders” means the holders of issued and outstanding shares in the share capital of Astrum Holding.

“Astrum Singapore” has the meaning given to such term in the preamble hereto.

“Astrum Singapore Board” has the meaning given to such term in the recitals hereto.

“Benefit Plan” has the meaning given to such term in Section 4.15(a).

“BIII” has the meaning given to such term in the preamble hereto.

“BIII Board” has the meaning given to such term in the recitals hereto.

“BIII Board Recommendation” has the meaning given to such term in Section 5.02(c).

“BIII Class A Ordinary Shares” means the Class A ordinary shares of BIII, par value $0.0001 per share.

“BIII Class B Ordinary Shares” means the Class B ordinary shares of BIII, par value $0.0001 per share.

“BIII Cure Period” has the meaning given to such term in Section 10.01(e).

“BIII Disclosure Schedule” means the confidential disclosure schedule delivered by BIII to the Company concurrently with the execution and delivery of this Agreement.

“BIII Excluded Shares” has the meaning given to such term in Section 2.07(c)(ii).

“BIII Extraordinary General Meeting” has the meaning given to such term in Section 8.05(a).

“BIII Governing Document” has the meaning given to such term in the recitals hereto.

“BIII Material Adverse Effect” means any effect, development, event, occurrence, fact, condition, circumstance or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the ability of BIII to timely consummate the Closing (including the Merger) on the terms set forth herein or to perform its agreements or covenants hereunder.

“BIII Material Contract” has the meaning given to such term in Section 5.14.

“BIII Ordinary Shares” means the BIII Class A Ordinary Shares and the BIII Class B Ordinary Shares.

“BIII Private Warrant” means each warrant to purchase one BIII Class A Ordinary Share (i) originally issued to the Sponsor and BIII’s IPO underwriters in a private placement which took place concurrently with the closing of BIII’s initial public offering or (ii) were, or are after the date hereof, issued in connection with the conversion of working capital loans made to BIII by the Sponsor, an Affiliate of the Sponsor or certain of BIII’s officers and directors in the aggregate up to 7,000,000 such warrants.

“BIII Public Warrant” means each warrant to purchase one BIII Class A Ordinary Share that was included in the BIII Units.

Annex A-3

“BIII Redeeming Share” means each BIII Class A Ordinary Share in respect of which the applicable holder thereof has validly exercised his, her or its BIII Shareholder Redemption Right (and not waived, withdrawn or otherwise lost such rights).

“BIII Share Redemption” means the election of an eligible (as determined in accordance with the BIII Governing Document) Pre-Closing BIII Holder to exercise its BIII Shareholder Redemption Right in connection with the consummation of the Transactions.

“BIII Shareholder Approval” means the approval of the Transaction Proposals (other than the Transaction Proposal contemplated by clause (vii) of the definition thereof), in each case, by the requisite number of votes cast by the holders of BIII Ordinary Shares at the BIII Extraordinary General Meeting, in accordance with the Proxy Statement, the BIII Governing Document and Applicable Law.

“BIII Shareholder Redemption Amount” means the aggregate amount payable with respect to the exercise of BIII Shareholder Redemption Rights.

“BIII Shareholder Redemption Right” means the right of the holders of BIII Class A Ordinary Shares to redeem all or a portion of their BIII Class A Ordinary Shares as set forth in the BIII Governing Document.

“BIII Shareholders” means the holders of issued and outstanding BIII Ordinary Shares.

“BIII Units” means the units issued in BIII’s initial public offering (whether purchased in such offering or thereafter in the public market), each consisting of one BIII Class A Ordinary Share and one-third of a BIII Public Warrant.

“BIII Warrants” means the BIII Private Warrants and the BIII Public Warrants.

“Board” means the board of directors of the Merger Surviving Company.

“Business Combination” has the meaning given to such term in the BIII Governing Document.

“Business Day” means a day other than a Saturday, Sunday or another day on which commercial banks in the Cayman Islands, Hong Kong or New York are authorized or required by Applicable Law to close.

“Cayman Islands Companies Act” has the meaning given to such term in the recitals hereto.

“Cayman Islands Registrar of Companies” means the Registrar of Companies of the Cayman Islands.

“Closing” has the meaning given to such term in Section 2.03.

“Closing Date” has the meaning given to such term in Section 2.03.

“Closing Press Release” has the meaning given to such term in Section 8.08.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given to such term in the preamble hereto.

“Company Financial Statements” has the meaning given to such term in Section 4.07(a).

“Company Board” has the meaning given to such term in the recitals hereto.

“Company Cure Period” has the meaning given to such term in Section 10.01(d).

“Company Disclosure Schedule” means the confidential disclosure schedule delivered by the Company to BIII concurrently with the execution and delivery of this Agreement.

“Company IT Systems” means any and all computers, hardware, Software, servers, workstations, routers, hubs, switches, circuits, racks, PCs, laptops, terminals, networking or data communications lines and all other information technology equipment, including all documentation related to the foregoing, owned, licensed, leased, or otherwise used by or on behalf of the Company or any of its Subsidiaries.

Annex A-4

“Company Material Adverse Effect” means any effect, development, event, occurrence, fact, condition, circumstance or change that, individually or in the aggregate, (x) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition, assets or liabilities of the Company and its Subsidiaries taken as a whole, or (y) does or would reasonably be expected to prevent any of the Company or Astrum Singapore from timely consummating the Closing on the terms set forth herein or to perform their agreements or covenants hereunder; provided, however, that, in the case of the foregoing clause (x) only, no effect, development, event, occurrence, fact, condition, circumstances or change, to the extent resulting from any of the following, either individually or in the aggregate, shall be deemed to constitute, or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur: (i) any change in Applicable Law or IFRS, or regulatory policies or interpretations thereof; (ii) any change in interest rates or economic, financial or market conditions generally; (iii) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement (or the obligations hereunder), including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement, execution, pendency, consummation or performance) on the Company’s and its Subsidiaries’ relationships, contractual or otherwise, with third parties; provided that this clause (iii) shall not prevent a determination that a breach of any representation and warranty set forth herein which addresses the consequences of the execution and performance of this Agreement or the consummation of the Merger has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect; (iv) any change generally affecting any of the industries or markets in which the Company or any of its Subsidiaries operates; (v) any acts of war, sabotage, civil unrest or terrorism, changes in global, national, regional, state or local political or social conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of God, any epidemic or pandemic and any other force majeure event (natural or man-made), or any worsening of any of the foregoing; (vi) the compliance with the express terms of this Agreement, including any action required to be taken, or required not to be taken, pursuant to the terms of this Agreement or otherwise taken at the specific prior written request of BIII or omitted to be taken to the extent wholly attributable to BIII unreasonably withholding its consent pursuant to Section 6.01; (vii) in and of itself, the failure of the Company and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets or estimates of revenues, earnings or other financial metrics for any period; provided that this clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts or budgets has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect, or (viii) any matter set forth in the Company Disclosure Schedule which matter is reasonably apparent on its face as constituting a Company Material Adverse Effect (disregarding this clause (viii)); except in the case of clauses (i), (ii) and (iv), to the extent that any such effect, development, event, occurrence, fact, condition, circumstance or change has a disproportionate and adverse effect on the business, assets, results of operations or condition of the Company and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the industry in which the Company and its Subsidiaries operate, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to such similarly situated participants.

“Company Ordinary Shares” means the ordinary shares in the capital of the Company, par value $0.01 per share.

“Company Permits” has the meaning given to such term in Section 4.11(b).

“Company PII” means any and all Personally Identifiable Information that is processed by or on behalf of the Company or its Subsidiaries in connection with the development, marketing, delivery, servicing, use or other exploitation of the Company’s or its Subsidiaries’ products, services or operations.

“Company Privacy Policies” means all current and, to the extent applicable, prior public or internal policies, procedures and representations of the Company or its Subsidiaries to the extent relating to data security or the Processing of Personally Identifiable Information.

“Company Satellite” has the meaning given to such term in Section 4.27(a).

“Company Waiving Parties” has the meaning given to such term in Section 11.17.

“Completion 8-K” has the meaning given to such term in Section 8.08.

Annex A-5

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 25, 2026, by and between BIII and Astrum Singapore.

“Contracts” means any contract, agreement, subcontract, lease, sublease, license, sublicense, conditional sales contract, purchase or service order, indenture, note, bond, loan, understanding, undertaking, commitment or other arrangement or instrument, including any exhibits, annexes, appendices and attachments thereto and any amendments, statements of work, modifications, supplements, extensions or renewals thereto, whether written or oral.

“Conversion” has the meaning given to such term in Section 2.07(b).

“Damages” means all fines, losses, damages, liabilities, penalties, judgments, settlements, assessments and other reasonable costs and expenses (including reasonable legal, attorneys’ and other experts’ fees).

“Effectiveness Deadline” means (i) January 11, 2027, or (ii) if so agreed in writing by BIII and the Company (such agreement not to be unreasonably withheld), March 27, 2027.

“Eligible BIII Shareholder” means the holder of any Eligible BIII Share.

“Eligible BIII Shares” means the BIII Class A Ordinary Shares that are issued and outstanding immediately prior to the Merger Effective Time (other than the BIII Excluded Shares or BIII Redeeming Shares), including for the avoidance of doubt the BIII Class A Ordinary Shares held as a result of the Unit Separation or the Conversion.

“Employment Agreement” has the meaning given to such term in Section 4.15(a).

“Employment Laws” has the meaning given to such term in Section 4.16(b).

“Environmental Laws” means any Applicable Laws relating to pollution or the protection of the environment, including those related to the use, generation, treatment, storage, handling, emission, transportation, disposal or Release of Hazardous Materials, each as in effect on and as interpreted as of the date of this Agreement.

“Equity Incentive Plan” has the meaning given to such term in Section 8.09.

“Equity Security” means (i) any share capital, partnership interest, membership interest or unit, capital stock, equity interest, voting security or other ownership interest, (ii) any other interest or participation (including phantom units or interests) that confers on a Person the right to receive a unit of the profits and losses of, or distribution of assets of, the issuing entity (including any “profits interests”), (iii) any subscription, call, warrant, option, restricted share, restricted stock unit, stock appreciation right, performance unit, incentive unit or other commitment of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any of the foregoing and (iv) any security convertible into or exercisable or exchangeable for any of the foregoing.

“Exchange Act” has the meaning given to such term in Section 5.08(a).

“Force Majeure Event” means any event or circumstance beyond the reasonable control of the Merger Surviving Company or its Affiliates that prevents, or materially delays or impedes the achievement of a Milestone Event, including: (i) acts of God, including earthquakes, floods, hurricanes, tsunamis, volcanic eruptions, or other natural disasters; (ii) war (whether declared or undeclared), armed conflict, invasion, act of foreign enemies, hostilities, civil war, terrorism, riot, or insurrection; (iii) explosion, fire, or serious accident at the launch site, satellite manufacturing facility, or integration facility, including explosion or malfunction of a third-party satellite, launch vehicle, or spacecraft at or near the launch site, in each case not caused by the acts or omissions of the Merger Surviving Company or its Affiliates; (iv) launch vehicle failure, launch delay, or launch cancellation by the launch services provider not caused by the Merger Surviving Company or its Affiliates; (v) government action, including expropriation, nationalization, embargo, sanctions, export control restrictions, denial or revocation of licenses or permits, or other regulatory action that prevents or delays launch or satellite operations, provided that such action did not result from any breach, misrepresentation, or failure to comply with Applicable Law by the Merger Surviving Company or its Affiliates; (vi) strikes, labor disputes, or work stoppages (other than those involving solely the employees of the Merger Surviving Company or its Subsidiaries); (vii) epidemic or pandemic, but only to the extent that quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, lockdown, shut down, closure, or similar restrictions are imposed by Governmental Authorities in the jurisdictions in which the Merger Surviving Company and its Subsidiaries operate; and (viii) failure of critical third-party suppliers

Annex A-6

or subcontractors to deliver components or services, but only to the extent that (A) the Merger Surviving Company has used commercially reasonable efforts to identify and engage an alternative supplier or subcontractor capable of performing the relevant obligation, and (B) no such alternative is available on commercially reasonable terms.

“Founder” means Mr. Zhou Qingzhi, the founder of the Company.

“Founder Support Letter” means the letter of support dated August 21, 2026, executed by the Founder in favor of the Company, pursuant to which the Founder has committed to provide, or cause to be provided, funding to the Company Group (as defined in the Founder Support Letter) in an aggregate amount of up to US$168,000,000 to support the operating, investing and financing activities of the Company Group, including capital expenditures necessary for the development, manufacture, testing and preparation of the NEAStar-1 satellite for operational launch.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, including but not limited to, as applicable, the constitution, the memorandum of association, articles of association, certificates of incorporation, by-laws, material intercompany operating agreements, registration statements and equivalent organizational documents, each as amended, supplemented and/or restated to date.

“Government Official” means any public or elected official or officer, employee (regardless of rank), or Person acting on behalf of a national, provincial, or local government, including a department, agency, instrumentality, state-owned or state-controlled company, public international organization (such as the United Nations or World Bank), or non-U.S. political party, non-U.S. party official or any candidate for political office. Officers, employees (regardless of rank), or Persons acting on behalf of an entity that is financed in large measure through public appropriations, is widely perceived to be performing government functions, or has its key officers and directors appointed by a government should also be considered “Government Officials.”

“Governmental Authority” means any supra-national, federal, regional, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, agency or instrumentality, court or tribunal, including any political subdivision thereof and any entity or enterprise owned or controlled thereby, any stock exchange or any self-regulatory organization or arbitral body (public or private), or any public international organization.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, issued, promulgated, made or entered by or with any Governmental Authority.

“Hazardous Material” means material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” (or words of similar intent or meaning) under applicable Environmental Law, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

“IFRS” means the International Financial Reporting Standards as promulgated by the International Accounting Standards Board.

“Indebtedness” means any (i) indebtedness, whether or not contingent, for borrowed money, or (ii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security or similar instrument.

“Intellectual Property” means any and all intellectual property rights and similar proprietary rights in any jurisdiction throughout the world, whether registered or unregistered, including such rights in any and all of the following: (i) statutory invention registrations, patents and patent applications (together with any and all re-issuances, continuations, continuations-in-part, divisionals, revisions, provisionals, renewals, extensions and reexaminations of any of the foregoing) and all improvements to the inventions disclosed in each such patent or patent application, (ii) trademarks, service marks, trade dress, trade names, service names, brand names, certifications, corporate names, logos, social media identifiers and any and all other indications of origin, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) designs, copyrights, and all applications and registrations therefor, works of authorship, mask work rights

Annex A-7

and any and all renewals, extensions, reversions, restorations, derivative works and moral rights in connection with the foregoing, now or hereafter provided by Applicable Law, whether or not published and regardless of the medium of fixation or means of expression, (iv) Internet domain names and social media identifiers and accounts, (v) trade secrets, proprietary know-how (including inventions, discoveries, improvements, processes, market information, trade secrets, techniques, specifications, technical information, methods, tests, reports, component lists, manuals, instructions, drawings and information relating to customers and suppliers), confidential and proprietary information, including processes, data, inventions, technical data, algorithms, formulae, procedures, protocols, techniques, results of experimentation and testing, and business information (including financial and marketing plans, customer and supplier lists, and pricing and cost information), (vi) rights to publicity and privacy, (vii) Software, (viii) databases and data collections, (ix) industrial designs, (x) all registrations and applications (whether provisional, pending or final) to register, and renewals of any of the foregoing, and all common law rights thereto, and (xi) all rights to sue, bring, make, oppose, defend, appeal proceedings, claims or actions and obtain relief, recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing (including passing off and unfair competition), and all rights to claim priority in such rights, and all rights to apply for and be granted any extensions, renewals, or amendments of or to such rights.

“Intended Tax Treatment” has the meaning given to such term in the recitals hereto.

“Interim Period” has the meaning given to such term in Section 6.01.

“ITU” has the meaning given to such term in Section 4.27(c).

“ITU Rights” has the meaning given to such term in Section 4.27(c).

“Labor Contract” has the meaning given to such term in Section 4.12(a)(ix).

“Leakage” means, without duplication, to the extent paid or incurred after the date hereof and prior to the Closing Date, in each case, other than Permitted Leakage: (i) any dividend (whether in the form of cash or other property) or distribution declared, made or paid, by the Company or any Subsidiary of the Company to any Related Party; (ii) any repurchase or redemption of any Equity Securities of the Company or any Subsidiary of the Company, other than any such repurchase or redemption by any Subsidiary of the Company of any Equity Securities owned by the Company or any of its Subsidiaries; (iii) any waiver or release (A) in favor of any Related Party of any sum or obligation owing by any such Related Party to the Company or any of its Subsidiaries or (B) of any claims or rights of the Company or any of its Subsidiaries against any such Related Party, in each case, other than as expressly contemplated by this Agreement; (iv) any payments of any nature made to (or assets transferred to) any Related Party by the Company or any of its Subsidiaries; (v) any liabilities assumed or incurred for the benefit of any Related Party by the Company or any of its Subsidiaries, other than as expressly contemplated by this Agreement; (vi) the creation of any Lien over any asset of the Company or any of its Subsidiaries for the benefit of any Related Party (not including any benefit arising by virtue of the Related Party’s Equity Securities in the Company); (vii) any discharge or waiver by the Company or any of its Subsidiaries of any liability or obligation of any Related Party; (viii) any agreement or arrangement made or entered into by the Company or any of its Subsidiaries to do or give effect to any matter referred to in clause (i) through clause (vii) above; or (ix) any Tax which is payable by the Company or any of its Subsidiaries as a result of any of clause (i) through clause (viii) above.

“Leased Real Property” means all real property and interests in real property leased, subleased or otherwise occupied or used but not owned by the Company or any of its Subsidiaries.

“Licensed Intellectual Property” means any and all Intellectual Property owned by a third party and licensed or sublicensed (or purported to be licensed or sublicensed) to either the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Lien” means, with respect to any property or asset, any mortgage, charge, deed of trust, pledge, hypothecation, encumbrance, real property license, security interest, covenant not to sue, option, right of first refusal, right of first offer, claim, restriction or other lien or similar adverse claim of any kind in respect of such property or asset.

Annex A-8

“Listco Shares” means the Class A ordinary shares of the Merger Surviving Company, par value $0.0001 per share, which include, for the avoidance of doubt, the Eligible BIII Shares issued and outstanding upon consummation of the Merger.

“Listing Articles” has the meaning given to such term in the recitals hereto.

“Major Stations” has the meaning given to such term in Section 4.27(d).

“Merger” has the meaning given to such term in Section 2.01(a).

“Merger Effective Time” has the meaning given to such term in Section 2.03.

“Merger Consideration Shares” has the meaning given to such term in Section 2.07(e).

“Merger Surviving Company” has the meaning given to such term in Section 2.01(b).

“Milestone Date” has the meaning given to such term in Section 3.05.

“Milestone Event” has the meaning given to such term in Section 3.05.

“New Satellite” has the meaning given to such term in Section 4.27(a).

“Non-Public Eligible BIII Shareholder” means each Eligible BIII Shareholder that is the Sponsor or an Affiliate of the Sponsor.

“NYSE” means the New York Stock Exchange.

“Offer Documents” has the meaning given to such term in Section 8.04(c).

“Open Source Software” means any and all Software that is distributed as “free” Software, “open source” Software, “copyleft” Software or via similar licensing or distribution models that, in each case, require as a condition of use, modification or distribution (including under an ASP or “software as a service” model) of such Software that other Software using, incorporating, linking, integrating or distributing or bundling with such Software be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works, (c) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (d) redistributable at no charge. “Open Source Software” includes Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (A) the Apache Software Foundation License, (B) the GNU General Public License (GPL) or GNU Lesser General Public License (LGPL), (C) the Artistic License (e.g., PERL), (D) the Mozilla Public License, (E) the Netscape Public License, (F) the Sun Community Source License (SCSL), (G) the Sun Industry Standards License (SISL), (H) the Affero General Public License (AGPL), (I) the Common Development and Distribution License (CDDL) or (J) any license or distribution agreements or arrangements now listed as “open source” licenses on www.opensource.org or any successor website thereof or in the “Free Software Directory” maintained by the Free Software Foundation on http://directory.fsf.org/ or any successor website thereof.

“Ordinary Course of Business” with respect to any Person means, at any given time, the ordinary and usual course of operations of the business thereof, consistent with past practice, subject to any reasonable changes required to address any then current facts and circumstances (including requirements to comply with Applicable Law).

“Owned Intellectual Property” means any and all Intellectual Property owned (or purported to be owned) by the Company or any of its Subsidiaries.

“Parties” has the meaning given to such term in the preamble hereto.

“Payor” has the meaning given to such term in Section 3.03(b).

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“Performance Shares” has the meaning given to such term in Section 3.05.

Annex A-9

“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations, clearances, orders, variances, exceptions or exemptions and other similar consents issued by or obtained from a Governmental Authority.

“Permitted Leakage” means (i) any repurchase or redemption of any Equity Securities of the Company or any of its Subsidiaries by the Company or any of its Subsidiaries, as applicable, in the Ordinary Course of Business in connection with the termination of employment of any employee of the Company or its Subsidiaries, (ii) any payment by the Company or any of its Subsidiaries to (or on behalf of, or for the benefit of) any Related Party in respect of salary, bonus or other ordinary course compensation, director or manager fees, reimbursement or advancement of expenses, indemnification or other benefits due to such individual in their capacity as an employee, independent contractor or director of the Company or any of its Subsidiaries, together with any employer-paid portion of any employment or payroll Taxes related thereto, in each case, in the Ordinary Course of Business and as required by the terms of the Employment Agreements in effect on the date hereof and as made available to BIII, (iii) any payments made by the Company or any of its Subsidiaries to a Related Party pursuant to any of the Affiliate Transactions, Contracts or arrangements to the extent set forth on Section 1.01(a) of the Company Disclosure Schedule; and (iv) any Tax payable by the Company or any of its Subsidiaries as a result of any of clauses (i) through (iii) above.

“Permitted Liens” means (i) Liens that arise in the Ordinary Course of Business and which are not yet due and payable or which are being contested in good faith through appropriate Actions, (ii) Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other mandatory social security legislation, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions and with respect to which adequate reserves have been made in accordance with IFRS, (iv) Liens on real property (including zoning, building, or other similar restrictions, variances, encumbrances, easements, covenants, rights of way and similar restrictions of record and irregularities in title) that do not, individually or in the aggregate, materially interfere with the ownership, operation, value, or present uses of such real property, (v) statutory, common law and contractual Liens of landlords with respect to leased real property and the rights of lessors under any leases; (vi) purchase money Liens and Liens securing rental payments in connection with capital lease obligations of the Company; (vii) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business, and (viii) Liens described on Section 1.01(b) of the Company Disclosure Schedule.

“Person” means any individual, firm, corporation, company, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personally Identifiable Information” means any and all (i) information relating to an individual that either contains data elements that identify the individual or that can be used, directly or indirectly, to identify, contact or locate the individual, (ii) information that enables a person to contact the individual (such as information contained in a cookie or electronic device fingerprint), (iii) “personal data,” “personal information,” “nonpublic personal information” or any similar term as defined under any Applicable Law and (iv) other information, the Processing of which is regulated by an Applicable Law in relation to data protection or data privacy. Personally Identifiable Information includes (A) personal identifiers, such as name, address, telephone number, Social Security Number, date of birth, driver’s license number, identification number issued by a Governmental Authority, Taxpayer Identification Number and passport number, (B) online identifiers, e-mail addresses, social media handles, Internet or Software-based usernames, Internet protocol addresses, cookie identifiers, device identifiers, (C) financial information, including credit or debit card numbers, account numbers, access codes, consumer report information and insurance policy numbers, (D) demographic information, including information relating to an individual’s race, gender, age, ethnicity, religion or philosophy, political affiliation or sexual orientation, (E) biometric data, such as fingerprint, retina or iris image, voice print or other unique physical representation or characteristic and (F) geolocation information.

“PIPE Engagement Letters” has the meaning given to such term in Section 8.12.

“PIPE Financing” has the meaning given to such term in Section 8.12.

“Plan of Merger” has the meaning given to such term in Section 2.01(a).

Annex A-10

“Pre-Closing BIII Holders” means the Members (as defined in the BIII Governing Document) of BIII at any time prior to the Merger Effective Time.

“Privacy Requirements” means any and all (i) Company Privacy Policies, (ii) obligations of the Company under Contracts involving the Processing of Personally Identifiable Information, (iii)  Applicable Laws that apply to the security, privacy or Processing of Personally Identifiable Information, (iv) industry self-regulatory principles applicable to the protection or Processing of Personally Identifiable Information to which the Company or any of its Subsidiaries purport to adhere and (v) binding guidance issued by any Governmental Authority that pertains to any Applicable Law or principles outlined in the foregoing clauses (iii) or (iv).

“Process” or “Processing” means, with respect to any data or Personally Identifiable Information, the collection, recording, use, processing, storage, organization, modification, transfer, sale, retrieval, access, disclosure, deletion, dissemination or combination of such data or Personally Identifiable Information.

“Prospectus” has the meaning given to such term in Section 6.04.

“Proxy Statement” has the meaning given to such term in Section 8.04(a).

“Registered Intellectual Property” has the meaning given to such term in Section 4.13(a).

“Registration Rights Agreement” has the meaning given to such term in the recitals hereto.

“Registration Statement” means the Registration Statement on Form F-4, or other appropriate form determined by the Parties, including any pre-effective and post-effective amendments and supplements thereto, to be filed with the SEC by BIII under the Securities Act with respect to (i) the issuance of the BIII Class A Ordinary Share to each holder of BIII Class B Ordinary Shares in connection with the Conversion, (ii) the issuance of the Merger Consideration Shares and the Performance Shares to Astrum Holding pursuant to this Agreement, (iii) the issuance of Listco Shares issuable upon the exercise of BIII Warrants, and (iv) the resale of all Listco Shares (including Listco Shares issuable upon exercise of BIII Warrants) and BIII Warrants held or to be held by the Non-Public Eligible BIII Shareholders.

“Related Party” has the meaning given to such term in Section 4.21.

“Related Party Loans” has the meaning given to such term in Section 6.08.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the indoor or outdoor environment.

“Reporting Exception Determination” has the meaning given to such term in Section 8.03(a)(ii).

“Representatives” means, collectively, with respect to any Person, such Person’s officers, directors, Affiliates, employees, agents or advisors, including any investment banker, broker, attorney, accountant, consultant or other authorized representative of such Person.

“Resale F-1 Effective Date” has the meaning given to such term in Section 8.04(a).

“Sanctions” has the meaning given to such term in Section 4.23(g).

“Sanctioned Territories” has the meaning given to such term in Section 4.23(g).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning given to such term in Section 5.08(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” means any incident involving (i) information security breaches, intrusions, interruptions, breakdowns or failures of the Company IT Systems or (ii) unauthorized access, use, theft, extraction, Processing, transfer, modification, loss, disclosure, corruption, destruction, encryption or other compromise of Company PII or other data held, in whatever form, by or on behalf of the Company or its Subsidiaries, including where the unauthorized event results from the use of any malicious code (including without limitation viruses,

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Trojan horses, worms, malware, ransomware, bombs, backdoors, clocks, timers or similar harmful or hidden programs or other disabling device or malicious code, design or routine), social engineering, unauthorized access to physical premises, loss of devices, disclosure of passwords or otherwise.

“Service Provider” means, as of any relevant time, any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.

“Shareholders Support Agreement” has the meaning given to such term in the recitals hereto.

“Significant Contract” has the meaning given to such term in Section 4.12(a).

“Software” means any and all (i) computer, mobile, or device software, programs, systems, applications and code, including any software implementations of algorithms, models and methodologies and any source code, object code, firmware, middleware, APIs, development and design tools, applets, compilers, assemblers, interfaces, engines, utilities and scripts, (ii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iii) error corrections, updates, modifications, enhancements, documentation, other works of authorship and media, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Sponsor” means Black Spade Sponsor LLC III, a limited liability company registered under the laws of the Cayman Islands.

“Sponsor Support Agreement” has the meaning given to such term in the recitals hereto.

“Sponsor Transaction Bonus” has the meaning given to such term in Section 3.04.

“Subsidiary” means, with respect to a specified Person, a corporation or other entity (i) of which more than 50% of the voting power of the Equity Securities is owned, directly or indirectly, or held through contractual arrangement, by such specified Person or (ii) with respect to which such specified Person controls the management.

“Surviving Provisions” has the meaning given to such term in Section 10.02.

“Tax” means all federal, state, local, or foreign taxes, fees or levies imposed by a Governmental Authority (including income, profits, franchise, alternative minimum, gross receipts, sales, use, customs duties, value added, ad valorem, escheat, transfer, real property, personal property, stamp, capital stock, excise, premium, social security, payroll, occupation, employment, unemployment, severance, disability, registration, license, withholding and estimated tax), and any interest, penalty, or addition with respect thereto.

“Tax Return” means any return, report, schedule, form, election, statement, declaration, or document (including any refund claim, information statement, or amendment) filed or required to be filed with or submitted to a Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

“Terminating BIII Breach” has the meaning given to such term in Section 10.01(e).

“Terminating Company Breach” has the meaning given to such term in Section 10.01(d).

“Termination Date” has the meaning given to such term in Section 10.01(b).

“Top Vendors” means the most significant vendors of the Company, together with its Subsidiaries, as measured by amounts paid by the Company and its Subsidiaries for the 12-month period ended December 31, 2025, in each case involving aggregate payments of at least $250,000 during such period.

“Transaction Proposals” has the meaning given to such term in Section 8.05(a).

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.

“Transfer Taxes” has the meaning given to such term in Section 8.03(b).

“Treasury Regulations” means the temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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“Trust Account” means the account established by BIII for the benefit of its public shareholders pursuant to the Trust Agreement.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of January 5, 2026, by and between BIII and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, a New York corporation.

“Unit Separation” has the meaning given to such term in Section 2.07(a).

“Virtual Data Room” means the virtual data room established and maintained by and on behalf of the Company in connection with BIII’s due diligence investigation of the Company relating to the Transactions, access to which was given to BIII.

“WARN” has the meaning given to such term in Section 4.16(b).

Section 1.02.    Construction.

(a)         Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and neuter form, (ii) words using the singular or plural form also include the plural or singular form, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words refer to this entire Agreement (including the Annexes and Appendices hereto) and not to any particular provision of this Agreement, (iv) the terms “Article,” “Section” and “Annex” refer to the specified Article, Section or Annex of or to this Agreement unless otherwise specified, (v) whenever any other word derived from a defined term shall be used in this Agreement, such derived word shall have the meaning correlative to such defined term (e.g., “controlled” or “controlling” shall have the meaning correlative to “control”), (vi) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” whether or not they are in fact followed by such phrase or phrases or words of like import, (vii) the word “or” shall be disjunctive but not exclusive, and (viii) references to anything having been “provided,” “made available” or “delivered” (or any other similar references) to BIII means the relevant item has been posted in the Virtual Data Room accessible to BIII no later than 5:00 p.m. on the day which is at least two Business Days prior to the date hereof.

(b)         All Annexes or Schedules (including the Company Disclosure Schedule and the BIII Disclosure Schedule) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term(s) used in any Annex or Schedule (including the Company Disclosure Schedule and the BIII Disclosure Schedule) annexed hereto or referred to herein but not otherwise defined therein shall have the meaning ascribed to such term(s) in this Agreement.

(c)         Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto; provided that, with respect to any agreement or other document identified in the Company Disclosure Schedule or the BIII Disclosure Schedule, such amendment or other modification thereto is also identified in the Company Disclosure Schedule or the BIII Disclosure Schedule, respectively.

(d)         Unless the context of this Agreement otherwise requires, references to any statute, law or other Applicable Law shall include all regulations and rules promulgated thereunder and references to any statute, law or other Applicable Law shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e)         References to any Person include references to such Person’s successors and assigns (provided, however, that nothing contained in this clause is intended to authorize any assignment or transfer not otherwise permitted by this Agreement), and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(f)          The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its counsel has reviewed and participated in the drafting of this Agreement and that no rule of strict construction, presumption or burden of proof favoring or disfavoring a Party shall be applied against any Party.

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(g)         Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. Except as otherwise expressly provided herein, (i) any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York and (ii) references from or through any date mean, unless otherwise specified, from and including or through and including, such date, respectively.

(h)         The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(i)          The terms “writing” and “written” and comparable terms refer to printing, typing and other means of reproducing words (including email) in visible form.

(j)          All monetary figures used herein, including references to “$,” shall be in United States dollars unless otherwise specified.

Section 1.03.       Knowledge. As used herein, the phrase “to the knowledge” of any Person shall mean the actual knowledge, after reasonable inquiry, of (a) in the case of Astrum Singapore or the Company, the individuals listed on Section 1.03 of the Company Disclosure Schedule and (b) in the case of BIII, the individuals listed on Section 1.03 of the BIII Disclosure Schedule.

Article 2
The Merger; Closing

Section 2.01.    Merger.

(a)         Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, BIII and the Company shall execute a plan of merger (the “Plan of Merger”) in substantially the form attached as Annex E hereto by which the Company shall be merged with and into BIII in accordance with Part 16 of the Cayman Islands Companies Act, with BIII being the surviving company (the “Merger”), following which Astrum Singapore will become a direct wholly owned Subsidiary of the Merger Surviving Company.

(b)         Upon consummation of the Merger at the Merger Effective Time, the separate corporate existence of the Company shall cease to exist and the Company will be struck off the Register of Companies in the Cayman Islands, and BIII, as the surviving company of the Merger (hereinafter referred to for the periods at and after the Merger Effective Time as the “Merger Surviving Company”), shall continue its corporate existence under the laws of the Cayman Islands.

Section 2.02.       Effects of the Merger. At the Merger Effective Time, the Merger shall have the effects specified in this Agreement, the Plan of Merger and the Cayman Islands Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the rights, property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of BIII and the Company shall vest in the Merger Surviving Company and the Merger Surviving Company shall be liable for and subject in the same manner as BIII and the Company to all mortgages, charges or security interests and all Contracts, obligations, claims, debts and liabilities of BIII and the Company in accordance with the Cayman Islands Companies Act.

Section 2.03.       Closing; Merger Effective Time. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place on the date which is three (3) Business Days after the date on which all conditions set forth in Article 9 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as BIII and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Subject to the satisfaction or waiver of all of the conditions set forth in Article 9, on the Closing Date, BIII and the Company shall execute and file, or cause to be filed, the Plan of Merger and other documents required under the Cayman Islands Companies Act to effect the Merger with the Cayman Islands Registrar of Companies as provided by Section 233 of the Cayman Islands Companies Act. The Merger shall become effective at the time the Plan of Merger is registered by the Cayman Islands Registrar of Companies in accordance with the Cayman Islands Companies Act or at such later time or on such later (which shall not be a date later than the ninetieth day after the date the Plan of Merger is registered by the Cayman Islands

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Registrar of Companies in accordance with the Cayman Islands Companies Act) date as may be agreed by BIII and the Company in writing and, in either case, as specified in or pursuant to the Plan of Merger in accordance with the Cayman Islands Companies Act (the “Merger Effective Time”).

Section 2.04.       Memorandum and Articles of Association of Merger Surviving Company. At the Merger Effective Time, in accordance with the Plan of Merger, the memorandum and articles of association of the Merger Surviving Company shall be in the form of the Listing Articles, until thereafter amended or restated as provided therein or by Applicable Law.

Section 2.05.       Directors and Officers of the Merger Surviving Company. At the Merger Effective Time, the directors and officers of the Merger Surviving Company shall be appointed pursuant to Section 8.06, unless otherwise determined by BIII and the Company prior to the Merger Effective Time, each to serve until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Merger Surviving Company and pursuant to Section 8.06.

Section 2.06.       Name Change. At the Merger Effective Time, the name of the Merger Surviving Company shall be changed to “Astrum Space Company” (or such other name as may be agreed by the Company and BIII). Immediately after the Merger Effective Time, the Merger Surviving Company shall trade publicly on the NYSE under a new ticker symbol mutually selected by BIII and the Company.

Section 2.07.       Effects of the Merger on the Share Capital of BIII and the Company.

(a)         Immediately prior to the Merger Effective Time, each BIII Unit that is issued and outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one BIII Class A Ordinary Share and one-third of a BIII Public Warrant in accordance with the terms of the BIII Unit (the “Unit Separation”); provided that no fractional BIII Public Warrants will be issued in connection with the Unit Separation such that if a holder of BIII Units would be entitled to receive a fractional BIII Public Warrant upon the Unit Separation, the number of BIII Public Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of BIII Public Warrants without cash settlement for such rounded fraction.

(b)         Immediately prior to the Merger Effective Time, each holder of a BIII Class B Ordinary Share that is issued and outstanding immediately prior to the Merger Effective Time will elect to convert each such share into one BIII Class A Ordinary Share pursuant to Article 18 (other than Article 18.2, the application of which to the Transactions has been or will be duly waived by the written consent of holders of a majority of the issued BIII Class B Ordinary Shares as a separate class pursuant to Article 10 and Article 18.3 of the BIII Governing Document) of the BIII Governing Document, and each BIII Class B Ordinary Share shall no longer be outstanding and shall be canceled, and each former holder of BIII Class B Ordinary Shares shall thereafter cease to have any rights with respect to such BIII Class B Ordinary Shares (the “Conversion”).

(c)         At the Merger Effective Time, by virtue of the Merger and without any action on the part of BIII, the Company or any holder of Equity Securities thereof:

(i)    each Eligible BIII Share issued and outstanding immediately prior to the Merger Effective Time, including the BIII Class A Ordinary Shares issued as a result of the Conversion, shall remain issued and outstanding and shall not be affected by the Merger, and each Eligible BIII Shareholder shall continue to hold such Eligible BIII Shares as Listco Shares, being the Class A ordinary shares of the Merger Surviving Company;

(ii)   each BIII Class A Ordinary Share that is issued and outstanding and held immediately prior to the Merger Effective Time by BIII as treasury shares, including shares redeemed by BIII in connection with the exercise of BIII Shareholder Redemption Rights (if any) (collectively, the “BIII Excluded Shares”) shall be cancelled and cease to exist, and no consideration shall be paid or payable with respect thereto; and

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(iii)  each BIII Redeeming Share that is issued and outstanding immediately prior to the Merger Effective Time shall be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount in accordance with the BIII Governing Document.

(d)         At the Merger Effective Time, each whole BIII Warrant that is outstanding and unexercised immediately prior to the Merger Effective Time shall remain outstanding and shall continue to represent the right to purchase one Listco Share on the same terms and conditions as in effect immediately prior to the Merger Effective Time.

(e)         At the Merger Effective Time, by virtue of the Merger and without any action on the part of BIII, the Company or any holder of Equity Securities thereof, the ordinary shares of the Company, par value $0.01 per share, issued and outstanding immediately prior to the Merger Effective Time and held by Astrum Holding shall be cancelled in exchange for the right of Astrum Holding to receive a total of 100,000,000 validly issued, fully paid and non-assessable Listco Shares (the “Merger Consideration Shares”).

(f)          Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Merger Effective Time, the issued and outstanding BIII Ordinary Shares shall have been changed into a different number of shares or a different class by reasons of any reclassification, share split (including reverse share split), share dividend or distribution, reorganization, recapitalization or other similar transaction, then the number of Merger Consideration Shares shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change to provide Astrum Holding the same economic effect as contemplated by this Agreement.

Article 3
Closing Deliveries

Section 3.01.       Closing Deliverables.

(a)         At or prior to the Closing, the Company shall deliver or cause to be delivered to BIII:

(i)    the Registration Rights Agreement, duly executed by Astrum Holding; and

(ii)   a certificate signed by an authorized officer of the Company, dated the Closing Date, certifying that the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been fulfilled.

(b)         At or prior to the Closing, BIII shall deliver or cause to be delivered to the Company:

(i)    the Registration Rights Agreement, duly executed by BIII, the Sponsor and the other parties named or set out in the signature pages thereto; and

(ii)   a certificate signed by an authorized director or officer of BIII, dated the Closing Date, certifying that the conditions specified in Section 9.03(a), Section 9.03(b) and Section 9.03(c) have been fulfilled.

Section 3.02.       Issuance of Merger Consideration Shares.

(a)         At the Closing, BIII shall issue the Merger Consideration Shares to Astrum Holding pursuant to this Section 3.02, and shall deliver to Astrum Holding the amount of any dividends or other distributions with a record date after the Merger Effective Time theretofore paid with respect to such Merger Consideration Shares.

(b)         The Merger Consideration Shares shall be issued to Astrum Holding in book-entry form with DTC or its nominee being the holder of record of such Merger Consideration Shares.

Section 3.03.       No Liability; Withholding.

(a)         None of the Parties and the Merger Surviving Company shall be liable to any Person for any portion of the Merger Consideration Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration Shares that remains undistributed to Astrum Holding as of immediately prior to the date on which

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such Merger Consideration Shares would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by Applicable Law, become the property of the Merger Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(b)         Notwithstanding any other provision of this Agreement, each of the Parties, the Merger Surviving Company, and any other applicable withholding agent (without duplication) (each, a “Payor”) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such Taxes as are required to be deducted and withheld with respect to the making of such payment under any applicable Tax law. Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Section 3.04.       Sponsor Transaction Bonus. In consideration for Sponsor’s efforts in facilitating the consummation of the Transaction, including assisting with the PIPE Financing, at and subject to the Closing, the Company shall pay (or cause to be paid) to the Sponsor an amount (the “Sponsor Transaction Bonus”) equal to US$3,500,000. The Sponsor Transaction Bonus shall be deducted from the Trust Account or paid from the Company’s available funds (which for the avoidance of doubt shall include proceeds of any PIPE Financing), in each case concurrently at Closing.

Section 3.05.       Performance Shares.

(a)         Performance Shares. Following the Closing, the Merger Surviving Company shall issue, or cause to be issued, to Astrum Holding, up to a total of 25,500,000 Listco Shares (the “Performance Shares”), upon the terms and conditions set forth in this Section.

(b)         Milestone Events. If the Merger Surviving Company achieves any of the following milestone events (as evidenced by certifications issued by the relevant manufacturer or launch provider, as applicable, or such other reasonable documentation evidencing the satisfaction of the relevant milestone event) in respect of its geostationary earth orbit satellite named “NEASTAR-1” (each, a “Milestone Event”) on or prior to the applicable milestone date (each, a “Milestone Date”) as set forth in the following table, Astrum Holding shall be entitled to receive the applicable number of Listco Shares set out in the following table:

Milestone Event	Milestone Date	Listco Shares
Upon full spacecraft integration	On or prior to February 1, 2028	7,650,000
Upon shipment to the launch site	On or prior to April 15, 2029	10,200,000
Upon launch of the NEASTAR-1 satellite	On or prior to June 30, 2029	7,650,000

(c)         Issuance. The Listco Shares shall be issued as soon as reasonably practicable following the achievement of such Milestone Event on or prior to the applicable Milestone Date, and in any event within ten (10) Business Days of the occurrence of such Milestone Event (for the avoidance of doubt, as evidenced by certifications issued by the relevant manufacturer or launch provider, as applicable, or such other reasonable documentation evidencing the satisfaction of the relevant milestone event).

(d)         Milestone Catch-up. Notwithstanding any failure to achieve a prior Milestone Event by its applicable Milestone Date, if a subsequent Milestone Event is achieved by its applicable Milestone Date, then the Performance Share Recipients shall be entitled to receive, in addition to the Listco Shares corresponding to such subsequent Milestone Event, the number of Listco Shares corresponding to any prior Milestone Event(s) that were not previously achieved by the applicable Milestone Date; provided that such Listco Shares shall only be issuable after (and not prior to) the date of achievement of such subsequent Milestone Event.

(e)         Force Majeure. If a Force Majeure Event occurs that prevents, or materially delays or impedes the achievement of a Milestone Event, the Milestone Date for the last Milestone Event (i.e., launch of the NEASTAR-1 satellite) shall be automatically extended on a day-for-day basis for the duration of such Force Majeure Event, provided that the Merger Surviving Company has (i) used commercially reasonable efforts to mitigate the effects of such Force Majeure Event and to resume performance as soon as reasonably practicable and (ii) during the Interim Period, provided BIII with prompt written notice specifying the nature of the Force Majeure Event and its anticipated duration; provided further that in no event shall the Milestone Date for the last Milestone Event be extended to a date later than December 31, 2029. For the avoidance of doubt, Section 2.04(d) (Milestone Catch-up) shall continue to apply with respect to any Milestone Event(s) that were not achieved by the applicable Milestone Date (as extended pursuant to this Section 2.04(e)).

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(f)          The rights to the Performance Shares (i) are solely contractual rights, (ii) will not be evidenced by a certificate, do not constitute securities or other instruments and are not readily marketable, and (iii) if and until such Performance Shares are issued, may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part.

(g)         The terms and conditions governing the right to receive Performance Shares are intended to meet the conditions set forth in Revenue Procedure 84-42, and any issuance of the Performance Shares shall be treated as an adjustment to the Merger consideration by the parties for Tax purposes and not treated as “other property” within the meaning of Section 356 of the Code, unless required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or otherwise required by Law.

Article 4
Representations and Warranties of the Company and Astrum Singapore

Except (a) as set forth in the Company Disclosure Schedule (subject to Section 11.14) or (b) as otherwise explicitly set out in this Agreement, each of the Company and Astrum Singapore represents and warrants to BIII as of the date hereof and as of the Closing Date as follows, provided that Astrum Singapore shall give the representations and warranties set forth in this Article 4 only to the extent relating to the Subsidiaries of the Company (and not the Company itself):

Section 4.01.       Corporate Existence and Power.

(a)         The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate or similar organizational power and authority to own or lease its properties and to conduct its business as it is now being conducted.

(b)         True and complete copies of the Governing Documents of the Company have been made available to BIII. Such Governing Documents are in full force and effect and, if required under Applicable Law, have been registered with, as applicable, the appropriate Governmental Authorities. The Company is not in violation of any of the provisions of its Governing Documents.

(c)         The Company is duly licensed or qualified and, where applicable, in good standing (to the extent such concept exists in the relevant jurisdiction) as a foreign company in each jurisdiction in which the ownership or lease of its property or the character of its activities is such as to require it to be so licensed, qualified or in good standing (to the extent such concept exists in the relevant jurisdiction), as applicable, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.02.       Corporate Authorization.

(a)         Each of the Company and Astrum Singapore has all requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is (or is specified to be) a party, to perform its obligations hereunder and thereunder, and (subject to the approvals described in Section 4.03) to consummate the Transactions. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is (or is specified to be) a party, and the consummation of the Transactions have been duly and validly authorized and approved by the Company Board and Astrum Singapore Board, and no other corporate or similar organizational action on the part of the Company, Astrum Singapore or any of their respective Subsidiaries or any holders of any Equity Securities of the Company, Astrum Singapore or any of their respective Subsidiaries is necessary to authorize the execution and delivery by the Company and Astrum Singapore of this Agreement or the Ancillary Agreements to which the Company or Astrum Singapore is (or is specified to be) a party, the performance by the Company or Astrum Singapore of its obligations hereunder and thereunder and the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by each of the Company and Astrum Singapore and, assuming this Agreement constitutes a legal, valid and binding obligation of the other Parties, constitutes a legal, valid and binding obligation of each of the Company and Astrum Singapore, enforceable against each of the Company and Astrum Singapore in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Each Ancillary Agreement to which the Company or Astrum Singapore is (or is specified to be) a party, when executed and delivered by the Company or Astrum Singapore, will be duly and validly executed and delivered by the Company or Astrum Singapore, and, assuming such Ancillary

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Agreement constitutes a legal, valid and binding obligation of the other parties thereto, will constitute a legal, valid and binding obligation of the Company or Astrum Singapore, enforceable against the Company or Astrum Singapore in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)         Each of the Company Board and the Astrum Singapore Board has, by duly adopted resolutions and if applicable, at a meeting duly called and held, unanimously (i) approved, as applicable, this Agreement, the Ancillary Agreements and the Transactions, and (ii) determined that this Agreement, the Ancillary Agreements and the Transactions are advisable and in the best interests of, as applicable, the Company and Astrum Singapore, and their respective shareholders. The Company Board has, by duly adopted resolutions and if applicable, at a meeting duly called and held, unanimously (i) directed that the adoption of this Agreement and the Ancillary Agreements be submitted for approval by the shareholders of the Company, and (ii) recommended that the shareholders of the Company approve this Agreement, the Ancillary Agreements and the Transactions.

Section 4.03.       Governmental Authorizations; Consents. Assuming the representations and warranties in Article 5 are true, correct and complete, no consent, approval or authorization of, or designation, declaration to or filing with, notice to, or any other action by or in respect of, any Governmental Authority or other Person is required on the part of the Company or Astrum Singapore with respect to the Company’s or Astrum Singapore’s execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is (or is specified to be) a party or the consummation of the Transactions, except for (a) any applicable requirements of any Antitrust Laws, (b) the filing of the Plan of Merger and related documentation with the Cayman Islands Registrar of Companies in accordance with the Cayman Islands Companies Act and the publication of notification of the Merger in the Cayman Islands Government Gazette in accordance with the Cayman Islands Companies Act or (c) any consents, approvals, authorizations, designations, declarations, filings, notices or actions, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole.

Section 4.04.       Noncontravention. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company or Astrum Singapore is (or is specified to be) a party by the Company or Astrum Singapore and the consummation of the Transactions do not and will not (a) contravene, conflict with, or violate any provision of, or result in the breach of any Applicable Law, (b) contravene, conflict with, or violate any provision of, or result in the breach of the Governing Documents of the Company or Astrum Singapore or any of their respective Subsidiaries, (c) assuming the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.03, conflict with, violate or result in a breach of any term, condition or provision of any Significant Contract, or terminate or result in a default under, or require any consent, notice or other action by any Person under (with or without notice, or lapse of time, or both) or the loss of any right under, or create any right of termination, acceleration or cancellation of, any Significant Contract, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or Astrum Singapore or any of their respective Subsidiaries, or constitute an event which, with or without notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien or result in a violation or revocation of any required license, Permit or approval from any Governmental Authority or other Person, except, in each case of clauses (a), (c) and (d) above, to the extent that the occurrence of any of the foregoing would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole or have a material adverse effect on the ability of the Company or Astrum Singapore to enter into and perform this Agreement and the Ancillary Agreements.

Section 4.05.       Subsidiaries.

(a)         The Subsidiaries of the Company are set forth on Section 4.05(a) of the Company Disclosure Schedule. Each of the Subsidiaries of the Company has been duly incorporated, formed or organized and is validly existing and in good standing (to the extent such concept exists in the jurisdiction of the relevant Subsidiary), where applicable, under the laws of its jurisdiction of incorporation, formation or organization and has all requisite corporate or similar organizational power and authority to own or lease its properties and to conduct its business as it is now being conducted. Each Subsidiary of the Company is duly licensed or qualified and in good standing (to the extent such concept exists in the jurisdiction of the relevant Subsidiary) as a foreign company (or other entity, if applicable) in each jurisdiction in which its ownership or lease of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept exists in the jurisdiction

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of the relevant Subsidiary), as applicable, except where the failure to be so licensed or qualified or in good standing (to the extent such concept exists in the jurisdiction of the relevant Subsidiary) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)         True and complete copies of the Governing Documents of the Subsidiaries of the Company have been made available to BIII, and are in full force and effect and such Subsidiaries are not in violation of any of the provisions thereof.

Section 4.06.       Capitalization.

(a)         All of the issued Company Ordinary Shares have been duly authorized and validly issued in accordance with Applicable Law, including all applicable federal securities laws, and the Governing Documents of the Company, and are fully paid and were not issued in violation of, any preemptive rights, rights of first refusal or similar rights, and are free and clear of all Liens and other restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Company Ordinary Shares), and are not subject to any preemptive rights, rights of first refusal or similar rights, other than generally applicable transfer restrictions imposed by applicable securities laws. Section 4.06(a) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all the Company Ordinary Shares that are authorized, issued or outstanding and the holders of such Company Ordinary Shares. Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, there are no authorized, issued or outstanding Equity Securities of the Company.

(b)         Set forth on Section 4.06(b) of the Company Disclosure Schedule is (i) the capitalization of each direct and indirect Subsidiary of the Company, including the number of Equity Securities authorized, issued and outstanding (including the holder of any such Equity Securities) for each such Subsidiary and (ii) the name of each other corporation, limited liability company, trust, partnership, joint venture or other entity in which the Company or any of its Subsidiaries owns Equity Securities and the amount and the ownership percentage represented by such Equity Securities. The outstanding Equity Securities of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, rights of first refusal or similar rights. Other than as set forth on Section 4.06(b) of the Company Disclosure Schedule, the Company or one or more of its wholly owned Subsidiaries own of record and beneficially all the issued and outstanding Equity Securities of each Subsidiary of the Company free and clear of any Liens other than Permitted Liens.

(c)         Other than as set forth on Section 4.06(a) of the Company Disclosure Schedule or Section 4.06(b) of the Company Disclosure Schedule, there are no Equity Securities of the Company or any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any Subsidiary of the Company. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the equityholders of the Company or any Subsidiary of the Company may vote. None of the Company or any of its Subsidiaries is a party to any equityholders agreement, voting agreement or registration rights agreement relating to the Equity Securities of the Company or any Subsidiary of the Company. There are no declared but unpaid dividends or other distributions with regard to any issued and outstanding Equity Securities of the Company or any Subsidiary of the Company.

Section 4.07.       Financial Statements.

(a)         As used herein, “Company Financial Statements” means (i) the unaudited combined balance sheets and statements of income, other comprehensive loss, shareholders’ equity and cash flows as of and for the fiscal years ended December 31, 2024 and December 31, 2025 for the Company and (ii) once available and delivered by the Company, audited consolidated financial statements of the Company for the fiscal years ended December 31, 2024 and December 31, 2025. prepared in accordance with and pursuant to Section 6.03. The Company Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations, and changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated in the Company Financial Statements in conformity with IFRS consistently applied throughout the period indicated. Attached as Section 4.07(a) of the Company Disclosure Schedule are true and complete copies of the unaudited Company Financial Statements.

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(b)         The Company Financial Statements have been (i) prepared in all material respects in accordance with IFRS and, to the extent reasonably practicable, Regulation S-X and, upon completion of the PCAOB audit contemplated in Section 6.03, will be audited in accordance with PCAOB auditing standards by a PCAOB-qualified auditor that was independent under Rule 2-01 of Regulation S-X under the Securities Act.

(c)         Other than as set forth on Section 4.07(c) of the Company Disclosure Schedule, the Company and its Subsidiaries have established and maintained, and maintain, systems of internal controls over financial reporting. Such systems are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s general or specific authorization, (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with IFRS and to maintain accountability for the Company’s and its Subsidiaries’ assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences, and (v) material information is communicated to management as appropriate. Other than as set forth on Section 4.07(c) of the Company Disclosure Schedule, none of the Company, its Subsidiaries, or, to the knowledge of the Company, an independent auditor of the Company or its Subsidiaries, has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized or maintained by the Company or its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s or its Subsidiaries’ management or other employees who have a significant role in the preparation of financial statements or the internal accounting controls utilized or maintained by the Company or its Subsidiaries, or (iii) any claim or allegation regarding any of the foregoing.

(d)         Neither the Company nor any of its Subsidiaries is a party to, or is subject to any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), in each case, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company Financial Statements.

(e)         Neither the Company nor any of its Subsidiaries has received from any employee of the Company or its Subsidiaries any written or, to the knowledge of the Company, oral complaint, allegation, assertion or claim with respect to unlawful or potentially unlawful activity regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not independently identified or received any written notice from their independent accountants regarding any of the foregoing.

(f)          As of the date hereof, the Company and its Subsidiaries do not have any Indebtedness except as set forth in Section 4.07(f) of the Company Disclosure Schedule.

Section 4.08.       Undisclosed Liabilities.

(a)         The Company was incorporated solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Merger Effective Time except as expressly contemplated by this Agreement and the Ancillary Agreements, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(b)         There is no liability, debt or obligation of the Company or any of its Subsidiaries (x) required to be set forth on a balance sheet of the Company in accordance with IFRS or (y) that is material, except for liabilities, debts and obligations (i) as (and to the extent) reflected or reserved for on the balance sheet of the Company as of December 31, 2025 or disclosed in the notes thereto included in the Company Financial Statements, (ii) that have arisen since December 31, 2025 in the Ordinary Course of Business (none of which results from, arises out of or was caused by any tortious conduct, breach of Contract, infringement or violation of any Applicable Law by the Company or any of its Subsidiaries) or (iii) incurred in connection with the Transactions.

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Section 4.09.       Absence of Changes.

(a)         Since December 31, 2025, there has not been any Company Material Adverse Effect.

(b)         Since December 31, 2025, the Company and its Subsidiaries (i) have, in all material respects, conducted their business and operated their properties in the Ordinary Course of Business and (ii) have not taken any action (or failed to take any action) that would violate Section 6.01 if such action had been taken (or failed to be taken) after the date of this Agreement.

Section 4.10.       Litigation and Proceedings. Except as set forth in Section 4.10 of the Company Disclosure Schedule, since January 1, 2023, there have not been any, and there are currently no, pending or, to the knowledge of the Company, threatened, Actions against the Company or any of its Subsidiaries or any of their respective properties or assets, or, to the knowledge of the Company, any of their respective directors or employees, in their capacity as such except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 4.10 of the Company Disclosure Schedule, since January 1, 2023, neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any such Subsidiary, has been subject to any Governmental Order that would reasonably be expected to have a Company Material Adverse Effect.

Section 4.11.       Compliance with Laws; Permits.

(a)         The Company and its Subsidiaries, and their respective officers, directors and employees are and since January 1, 2023 have been, in compliance with Applicable Law, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Since January 1, 2023, (i) none of the Company or any of its Subsidiaries has been subjected to, or received any notification from, any Governmental Authority of a material violation of any Applicable Law or any investigation by a Governmental Authority for actual or alleged material violation of any Applicable Law, (ii) to the knowledge of the Company, no claims have been filed against the Company or any of its Subsidiaries with any Governmental Authority alleging any material failure by the Company or any of its Subsidiaries to comply with any Applicable Law, and (iii) neither the Company nor any of its Subsidiaries has made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Applicable Law.

(b)         The Company and each of its Subsidiaries has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted and as proposed to be conducted (the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. As of the date hereof, (i) each Company Permit is in full force and effect in accordance with its terms, (ii) no outstanding notice of revocation, adverse modification, cancellation or termination of any Company Permit has been received by the Company or any of its Subsidiaries, (iii) there are no Actions pending or, to the knowledge of the Company, threatened that seek the revocation, suspension, withdrawal, adverse modification, cancellation or termination of any Company Permit, and (iv) each of the Company and each of its Subsidiaries is, and has been since January 1, 2023, in compliance with all material Company Permits applicable to the Company or such Subsidiary and to the knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a default under such Company Permits, in each case, except as would not be material to the Company and its Subsidiaries, taken as a whole. The consummation of the Transactions will not cause the revocation, modification or cancellation of any Company Permits, except for any such revocation, modification or cancellation that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Section 4.11(b) of the Company Disclosure Schedule contains a true and complete list of all material Company Permits.

Section 4.12.       Significant Contracts.

(a)         Section 4.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Contracts to which the Company or any of its Subsidiaries is a party or is bound by falling within the following categories and in effect as of the date hereof (each Contract required to be listed on Section 4.12(a) of the Company Disclosure Schedule and, as of the Closing, any other Contract in effect that would have been required to be disclosed pursuant to Section 4.12(a) if in effect on the date hereof, a “Significant Contract”; it being understood

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that the Company is not required to list any Contract with suppliers, service providers or customers of the Company and its Subsidiaries entered into in the Ordinary Course of Business on Section 4.12(a) of the Company Disclosure Schedule if such Contract falls into categories set forth in Section 4.12(a)(i), (xii) and (xv) but any such Contract shall still constitute a Significant Contract for the purposes of this Agreement):

(i)          any Contract, the performance of which involves payments (A) by the Company or its Subsidiaries in the aggregate in excess of $5,000,000 in any fiscal year or (B) to the Company or its Subsidiaries in the aggregate in excess of $5,000,000 in any fiscal year, including the Founder Support Letter;

(ii)         any Contract for the voting of Equity Securities of the Company or any of its Subsidiaries;

(iii)        any Contract with a Top Vendor (other than purchase or service orders accepted, confirmed or entered into in the Ordinary Course of Business);

(iv)        any Contract for the construction, launch or operation of satellites or any associated ground network;

(v)         any satellite coordination Contract;

(vi)        any Contract with any Governmental Authority governing spectrum reservations;

(vii)       any Contract for the lease, license or operation of any Major Station or otherwise related to the operation of any Company Satellite or New Satellite;

(viii)      any employment Contract with any of the employees of the Company and/or one of its Subsidiaries that provides for annual base compensation in excess of $500,000;

(ix)        each collective bargaining Contract (a “Labor Contract”);

(x)         any Contract pursuant to which the Company or any of its Subsidiaries leases, subleases, occupies or otherwise uses any real property that involves aggregate payments of $5,000,000 in any calendar year;

(xi)        any Contract that (A)(1) contains a covenant not to compete in any line of business or solicit persons for employment (other than non-disclosure agreements and confidentiality agreements entered into in the Ordinary Course of Business), (2) grants exclusive or preferential rights or “most favored nations” status to any person, or (3) obligates the Company or any of its Subsidiaries to purchase or obtain a minimum or specified amount of any product or service in excess of $5,000,000 in the aggregate, in each case that is applicable to the Company or any of its Subsidiaries, or (B) prohibits the Company or any of its Subsidiaries from soliciting any customers or strategic partners;

(xii)       (A) any Contract under which the Company or any of its Subsidiaries has granted to a third party any right, license, sublicense or covenant not to sue with respect to any Intellectual Property, other than non-exclusive licenses granted to suppliers, service providers, or customers in the Ordinary Course of Business, or (B) any Contract pursuant to which the Company or any of its Subsidiaries obtains any right, license, sublicense or covenant not to sue from a third party with respect to any Intellectual Property, other than non-exclusive licenses of commercial off-the-shelf Software and Open Source Software that are available to the public generally with annual license, maintenance, support and other fees of less than $5,000,000;

(xiii)      any Contract under which the Company or any of its Subsidiaries has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) any Indebtedness (excluding, for the avoidance of doubt, any intercompany arrangements solely between or among the Company or any of its Subsidiaries), (B) granted a Lien on its assets or group of assets, whether tangible or intangible, to secure any Indebtedness, (C) extended credit to any Person (other than pursuant to Contracts (i) involving immaterial advances made to an employee of the Company or any of its Subsidiaries or (ii) for goods and services, in each case in the Ordinary Course of Business) or (D) granted a material performance bond, letter of credit or any other similar instrument, in each case, in excess of $5,000,000 in the aggregate;

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(xiv)      any Contract with any Governmental Authority;

(xv)       each Contract with a Related Party (other than Employment Agreements or Contracts for compensation for services performed by a Related Party as director, officer, service provider or employee of the Company or any of its Subsidiaries and amounts reimbursable for routine travel and other business expenses in the Ordinary Course of Business);

(xvi)      each Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) that contains financial covenants, indemnities or other payment obligations (including “earn-out” or other contingent payment obligations) that would reasonably be expected to result in the making of payments by the Company and its Subsidiaries after the Closing Date in excess of $5,000,000;

(xvii)     any Contract establishing any joint venture, strategic alliance, partnership or other collaboration;

(xviii)    any Contract involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute under which the Company or any of its Subsidiaries has any ongoing obligations (either monetary or non-monetary); and

(xix)      any Contract which grants any Person a right of first refusal, right of first offer or similar right with respect to any properties, assets or businesses of the Company or any of its Subsidiaries.

(b)         True and correct copies of each Significant Contract (including any side letters, side agreements, amendments, addendums or supplements thereto) as of the date hereof have been delivered to or made available to BIII. Each Significant Contract is in full force and effect and represents the legal, valid and binding obligations of the Company or the Subsidiary party thereto and, to the knowledge of the Company, the counterparties thereto and is enforceable against the Company or any of its Subsidiaries (as applicable), and to the knowledge of the Company, the counterparties thereto, in accordance with its terms and conditions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any such Significant Contract is in material breach of or in material default under such Significant Contract. Neither the Company nor any of its Subsidiaries has received any written claim or notice of material breach of or material default under any Significant Contract, and, to the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any Significant Contract by the Company or any Subsidiary of the Company party thereto or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), in each case except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, no party to any Significant Contract has exercised termination rights with respect thereto or has indicated in writing that it intends to terminate or materially modify its relationship with the Company or any of its Subsidiaries.

Section 4.13.       Intellectual Property.

(a)         Section 4.13(a) of the Company Disclosure Schedule contains a complete and accurate list of: (i) all registrations and applications for registration included in the Owned Intellectual Property as of the date of this Agreement (the “Registered Intellectual Property”), including as to each such item, as applicable, (A) the current owner or registrant, (B) the jurisdiction where the application, registration or issuance is filed, (C) the application, registration or issue number and (D) the applicable application, registration or issue date, (ii) all material unregistered Owned Intellectual Property, including Software owned by the Company and its Subsidiaries, and (iii) all domain names and social media accounts of the Company and its Subsidiaries.

(b)         Each item of Registered Intellectual Property (i) has not been abandoned, canceled, allowed to lapse or adjudged invalid or unenforceable in whole or in part, or otherwise subject to opposition, removal, amendment, challenge or surrender or, in case of applications, there are no oppositions nor anything else that would prevent the applications from being granted (and there are no potential grounds for the same), (ii) has been maintained effective by all requisite filings, renewals, payments and registration of transactions and (iii) is valid, subsisting, enforceable and in full force and effect, and the Company and its Subsidiaries have not received advice from any in-house or external professional expressing doubt on, the scope, validity or enforceability of the Registered Intellectual Property.

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(c)         The Company and its Subsidiaries have sufficient trademark protection to protect their Intellectual Property from infringement, misappropriation or violation from third parties, including valid, subsisting and enforceable registrations for all material trademarks used by the Company and its Subsidiaries in the jurisdictions they offer, sell or supply their products.

(d)         Except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries (i) solely and exclusively own all right, title and interest (including all legal and beneficial interests) in and to the Owned Intellectual Property (including all Registered Intellectual Property) free from all Liens (other than Permitted Liens), and (ii)  have a valid and enforceable right to use all Licensed Intellectual Property, in each case, free and clear of all Liens (other than Permitted Liens).

(e)         The Owned Intellectual Property: (i) has not been licensed to any third party on an exclusive basis; (ii) is fully enforceable against third parties (and there have been no acts or omissions that would prejudice the enforcement by the Company and its Subsidiaries, including acquiescence by the Company, its Subsidiaries, their Affiliates, directors, employees or other representatives in any unauthorized use by third parties). There are no restrictions on the Company’s disclosure, use, license or transfer of the Owned Intellectual Property or any agreements to that effect.

(f)          The Company and its Subsidiaries use commercially reasonable efforts in accordance with generally accepted industry practice to maintain, enforce and protect the confidentiality of all the Owned Intellectual Property and the Business Intellectual Property, the value of which to their business is contingent upon maintaining the confidentiality thereof, including maintaining policies requiring all employees, consultants and independent contractors to agree to maintain the confidentiality of such Intellectual Property pursuant to written, valid and enforceable confidentiality agreements. To the knowledge of the Company, there has been no disclosure of or unauthorized access to any trade secrets or confidential information owned by the Company other than under written confidentiality agreements in the Ordinary Course of Business sufficiently protective to preserve the confidentiality of such trade secrets and confidential information.

(g)         The Company and each of its Subsidiaries own or have a valid and enforceable license or other right to use any and all Intellectual Property used or held for use in the conduct of the business of the Company and its Subsidiaries as currently conducted (“Business Intellectual Property”). The execution and delivery of this Agreement by the Company and the consummation of the Transactions contemplated hereby will not result in the loss, alteration, encumbrance, termination, extinguishment or impairment of any rights of the Company or its Subsidiaries in the Business Intellectual Property.

(h)         Without prejudice to the generality of the foregoing, in respect of the Licensed Intellectual Property: (i) each licence is in full force and effect and binding on the parties to it; (ii) no licence grants to any third party any right or interest in relation to any derivative works or improvements made by or on behalf of the Company and its Subsidiaries pursuant to such licence; (iii) the terms of the licences have been complied with by the parties in all material respects, no notice of termination of any Licensed Intellectual Property has been received or served by the Company and its Subsidiaries and there are no grounds on which they might be terminated in each case except as would not reasonably be expected to have a Company Material Adverse Effect; (iv) to the knowledge of the Company, no disputes have arisen and no circumstances exist which are likely to give rise to a dispute; and (v) to the knowledge of the Company, there is no reason to believe that the licences will not be renewed when they expire on the same or substantially similar terms.

(i)          To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor the conduct of their business, has infringed, misappropriated or otherwise violated, nor are any of them infringing, misappropriating or otherwise violating, any third party’s Intellectual Property rights. No Action is pending or, to the knowledge of the Company, has been threatened against the Company or any of its Subsidiaries (i) alleging any infringement, misappropriation or violation of any third party’s Intellectual Property rights by the Company or any of its Subsidiaries or (ii) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property, Licensed Intellectual Property, or Business Intellectual Property. To the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Owned Intellectual Property, Licensed Intellectual Property, or Business Intellectual Property, and there has been no Action by or on behalf of the Company or its Subsidiaries against a third party with respect to the alleged infringement, misappropriation or other violation of the Owned Intellectual Property is currently pending or threatened.

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(j)          No funding, facilities, personnel or resources of any Governmental Authority or any university, college, research institute or other educational institution was used in the development of any Owned Intellectual Property, except for any such funding or use of facilities, personnel or resources that has not resulted in such Governmental Authority’s or institution’s obtaining ownership or other exclusive rights to such Owned Intellectual Property.

(k)         All current and former officers, employees, contractors and consultants or other persons who contributed to the discovery, creation or development of any Owned Intellectual Property for or on behalf of the Company or any of its Subsidiaries have transferred all of their rights, title and interest in and to such Owned Intellectual Property to the Company or one of its Subsidiaries pursuant to Applicable Law and/or have entered into binding written agreements under which they are obliged to disclose and irrevocably assign the legal and beneficial interest, free from Liens, of such Intellectual Property to the Company and/or one or more of its Subsidiaries. No such officer, employee, contractor, consultant or other person has asserted any right, license, claim or interest whatsoever in or with respect to any such Owned Intellectual Property or Business Intellectual Property.

(l)          The use of Open Source Software by the Company and its Subsidiaries and in the operation of their businesses, including the use and distribution of products and services incorporating any such Open Source Software by or on behalf of the Company and its Subsidiaries, is in material compliance with the terms and conditions of all applicable licenses for such Open Source Software, including notice and attribution obligations with respect thereto. None of the Software included in the Owned Intellectual Property contains any Open Source Software, and neither the Company nor its Subsidiaries have used Open Source Software as part of any application licensed or otherwise made available to third parties.

(m)        The Company and its Subsidiaries are in possession of the source code to the Software included in the Owned Intellectual Property and no third party has a copy of that source code. None of the Software included in the Owned Intellectual Property or otherwise distributed by the Company or any of its Subsidiaries (i)  contains any viruses, worms, Trojan horses, bombs, backdoors, clocks, timers or similar harmful or hidden programs, malware or other disabling device or malicious code, design or routine or (ii) with respect to Software included in the Owned Intellectual Property, is subject to any agreement with any Person under which the Company or any of its Subsidiaries has any duty or obligation to deliver, license or make available a copy of that source code available, or has deposited, or could be required to deposit, into escrow the source code of such Software and no such source code has been released to any Person, or is entitled to be released to any Person (on a contingent basis or otherwise), by any escrow agent, escrow service or similar third party. The consummation of the Transactions will not trigger the release of any source code of any Software included in the Owned Intellectual Property.

(n)         The Company and its Subsidiaries own the Company IT Systems free from any and all Liens. The Company IT Systems are fully functional and operate and perform in accordance with their documentation and functional specifications and otherwise in a manner that, in all material respects, permits the Company and its Subsidiaries to conduct their business as currently conducted and are in sufficiently good working condition to effectively perform all information technology operations undertaken in the course of the conduct of their businesses as currently conducted, and the Company and its Subsidiaries have the benefit of valid and binding arrangements for the maintenance and support of the Company IT Systems. The Company and its Subsidiaries have in place commercially reasonable measures, consistent with current applicable industry standards, to protect the confidentiality, integrity and security of the Company IT Systems, and all information and transactions stored or contained therein or transmitted thereby, against any unauthorized use, access, interruption, modification or corruption, and such measures include commercially reasonable security protocol technologies, including the implementation of commercially reasonable (i) safeguards and security protocol technologies designed to protect against unauthorized access to, and unauthorized use, alteration, disclosure or distribution of Personally Identifiable Information, (ii) data backup, (iii) disaster avoidance and recovery procedures, (iv) security assessments, including penetration tests (and have fully remediated any critical or high risk vulnerabilities identified in its security assessments), and (v) business continuity procedures. There has been no Security Incident involving the Company IT Systems owned by or under the control of the Company or any of its Subsidiaries, or any data or information, including Personally Identifiable Information, stored or contained therein or transmitted thereby.

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Section 4.14.       Data Privacy.

(a)         The Company and its Subsidiaries maintain commercially reasonable safeguards designed to protect Personally Identifiable Information against unauthorized access, use, or disclosure, in compliance in all material respects with all applicable Privacy Requirements. Since January 1, 2023, no Person has claimed any compensation or damages from the Company or any of its Subsidiaries, or has brought, or threatened in writing to bring, any Action against the Company or any of its Subsidiaries in relation to any actual or alleged Security Incident for or arising as a result of any actual or alleged violation, breach or other non-compliance with or of any Privacy Requirement, and, to the Company’s knowledge, no facts or circumstances exist that might give rise to any such claim.

(b)         To the knowledge of the Company, the Company and its Subsidiaries have at all times complied, and are currently in compliance, in all material respects with all Privacy Requirements with respect to the Processing of Personally Identifiable Information and other data, including (i) providing adequate notice and obtaining any necessary consents from customers required for the Processing of the Company PII as conducted by or on behalf of the Company or any of its Subsidiaries and (ii) abiding by any privacy choices (including opt-outs, do-not-calls or similar choices) of end users relating to Personally Identifiable Information. The Company and its Subsidiaries are not, and since January 1, 2023, have not been, subject to a Governmental Order of, and have not, since January 1, 2023, received a notice from, a Governmental Authority regarding actual or alleged non-compliance with or violation of any Privacy Requirement. The Company and its Subsidiaries have taken commercially reasonable steps to ensure the reliability of their employees, representatives, consultants, contractors and agents that have access to Company PII, to provide training to such individuals on all applicable Privacy Requirements and to ensure that all such employees, representatives, consultants, contractors and agents with the right to access such Company PII are subject to appropriate written and legally binding obligations of confidentiality with respect to such Company PII.

(c)         To the knowledge of the Company, each of the Company’s and its Subsidiaries’ third-party data suppliers, vendors, and partners that Process Company PII or other Personally Identifiable Information on behalf of the Company or its Subsidiaries are in compliance in all material respects with the Privacy Requirements and, to the knowledge of the Company, since January 1, 2023, there has been no unauthorized or illegal Processing, or other material breach, violation or default (or event that, with or without the giving of notice or lapse of time, would constitute a breach, violation or default) by any such supplier, vendor or other partner of any Privacy Requirements. To the knowledge of the Company, no circumstances have arisen in which the Privacy Requirements would require the Company or its Subsidiaries to notify any Governmental Authority of any Security Incident.

(d)         The consummation of the Transactions will not breach any Privacy Requirement.

Section 4.15.       Benefit Plans.

(a)         Other than the employment agreements set forth on Section 4.15(a) of the Company Disclosure Schedule (the “Employment Agreements”), neither the Company nor any of its Subsidiaries sponsors, maintains or contributes to or has any obligation to maintain or contribute to, or has any direct or indirect liability, whether absolute or contingent, with respect to any Benefit Plan. A “Benefit Plan” means any employee compensation or benefit contract, plan, policy, program, or arrangement, and any other change in control, transaction bonus, equity or equity-based compensation, severance, retention, employment, change-of-control, bonus, incentive, deferred compensation, retirement, pension, profit-sharing, vacation, disability, medical (including any self-insured arrangement), dental, vision, disability or sick leave benefits, post-retirement benefits (including compensation, pension, health, medical or insurance benefits), health, welfare, prescription, or other fringe or employee benefit plan, agreement, program, policy, or arrangement (other than offer letters for at-will employment without an obligation for severance, except as required by Applicable Law, or guaranteed bonus or similar payment), in each case whether written or unwritten (i) that is maintained, sponsored, administered, entered into or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries for the current or future benefit of any current or former Service Provider or (ii) under which the Company or any of its Subsidiaries has or is reasonably expected to have any direct or indirect obligation or liability. As of the date hereof and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries has made any plan or commitment to establish or contribute to any new Benefit Plan or modify any Employment Agreement.

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(b)         The Company has delivered or made available to BIII copies of, the Employment Agreements and any amendments thereto (if applicable).

(c)         Neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to (or is obligated to contribute to), or has any liability in respect of, or at any time in the six (6) years preceding the date hereof has sponsored, maintained, contributed to (or was obligated to contribute to), or had any material liability in respect of, a defined benefit pension plan. No Employment Agreement provides any post-termination or retiree life or health insurance or other material employee welfare benefit to any Person, except as may be required by any Applicable Law.

(d)         There are, and since January 1, 2023 there have been, no pending or, to the knowledge of the Company, threatened Actions (other than routine claims for benefits in the Ordinary Course of Business) with respect to any Employment Agreement. Neither the execution and delivery of this Agreement by the Company nor the consummation of any of the Transactions (either alone or in connection with any other event, contingent or otherwise) will (i) result in any payment or benefit (including notice, severance, golden parachute, bonus, commission or otherwise) becoming due to any current or former Service Provider, (ii) result in any forgiveness of Indebtedness to any current or former Service Provider, (iii) increase any compensation or benefits otherwise payable by the Company or any of its Subsidiaries or under any Employment Agreement, or (iv) result in the acceleration of the time of payment or vesting of any compensation or benefits. No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” (as defined in Section 280G of the Code) under any Employment Agreement or otherwise would be reasonably be expected, separately or in the aggregate, to be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code, in either case, as a result of the consummation of the Transactions. Neither the Company nor any of its Subsidiaries have an obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999, 409A or 457A of the Code.

Section 4.16.       Labor Matters.

(a)         Neither the Company nor any of its Subsidiaries is a party to, subject to, or in the process of entering into, any Labor Contract (whether written or unwritten) applicable to current or former Service Providers, nor are there any Service Providers represented by a works council or a labor organization or activities or proceedings of any labor union to organize any Service Providers. The consent of or consultation with, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.

(b)         Since January 1, 2023, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has been in compliance with Applicable Law regarding labor and employment, including provisions thereof relating to wages, hours, collective bargaining, labor management relations, overtime, employee classification, discrimination, sexual harassment, civil rights, equal opportunity, affirmative action, work authorization, immigration, safety and health, plant closings and mass layoffs, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes (collectively, the “Employment Laws”), (ii) there have been no pending or, to the knowledge of the Company, threatened complaints against the Company or its Subsidiaries regarding unfair labor practices before any Governmental Authority, (iii) there has been no pending or, to the knowledge of the Company, threatened (and the Company does not otherwise reasonably anticipate), strike, labor dispute, slowdown, work stoppage or other labor stoppage or disruption with respect to the Company or any of its Subsidiaries, (iv) there have been no pending or, to the knowledge of the Company, threatened Actions against the Company or any of its Subsidiaries with respect to the Employment Laws, (v) neither the Company nor any of its Subsidiaries has (x) taken any action which would constitute a “plant closing” or “mass lay-off” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988 or similar law (collectively, “WARN”) or issued any notification of a plant closing or mass lay-off required by WARN, or (y) incurred any liability or obligation under WARN that remains unsatisfied, and (vi) neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee, (B) any employee currently self-employed or employed by another employer, or (C) any employee currently or formerly classified as exempt from any entitlement to overtime wages.

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(c)         Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any “joint employer” liability with respect to any use of service providers, including any independent contractors or other Persons employed by a third-party employment agency or similar provider. Since January 1, 2023: (x) no current or former Service Provider has, to the knowledge of the Company, made written allegations of sexual harassment with potential merit against (A) any current or former officer or director of the Company or its Subsidiaries or (B) any Company employee who, directly or indirectly, supervises at least ten (10) Service Providers, and (y) neither the Company nor any of its Subsidiaries have entered into any settlement agreement as a result of any such allegations of sexual harassment or sexual misconduct by a Service Provider.

Section 4.17.       Taxes.

(a)         All material Tax Returns required to be filed by the Company or any of its Subsidiaries (taking into account applicable extensions) have been timely filed, and all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects.

(b)         The Company and its Subsidiaries have paid all material Taxes (whether or not shown on any Tax Return) that are due and payable by the Company and its Subsidiaries, except with respect to matters contested in good faith by appropriate proceedings, or with respect to which adequate reserves have been made in accordance with IFRS. No power of attorney with respect to any Taxes of the Company or any of its Subsidiaries has been executed or filed with any Tax Authority which will remain in effect following the Closing.

(c)         Except for Permitted Liens, there are no Liens for Taxes upon the property or assets of the Company or any of its Subsidiaries.

(d)         Neither the Company nor any of its Subsidiaries has any liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company Financial Statements, other than any liability for unpaid Taxes that has been incurred since January 1, 2023 in connection with the operation of the business of the Company and its Subsidiaries in the Ordinary Course of Business.

(e)         All material amounts of Taxes required to be withheld by the Company and its Subsidiaries have been withheld and, to the extent required, have been paid over to the appropriate Governmental Authority.

(f)          None of the Company or any of its Subsidiaries has received from any Governmental Authority written notice of any threatened, proposed, or assessed deficiency for Taxes of the Company or any of its Subsidiaries, except for such deficiencies that have been satisfied by payment, settled or withdrawn. No material audit or other proceeding by any Governmental Authority is in progress with respect to any Taxes due from the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority that any such audit or proceeding is contemplated or pending.

(g)         No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not pay a particular type of Tax or file a particular type of Tax Return that it is or may be required to file such type of Tax Return or pay such type of Tax in such jurisdiction.

(h)         Neither the Company nor any of its Subsidiaries has a request for a private letter ruling, a request for administrative relief, a request for technical advice or a request for a change of any method of accounting pending with any Governmental Authority. Neither the Company nor any of its Subsidiaries has extended the statute of limitations for assessment, collection or other imposition of any Tax (other than pursuant to an extension of time to file a Tax Return of not more than seven months obtained in the Ordinary Course of Business), which extension is currently in effect.

(i)          Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing, indemnification or allocation agreement or other similar Tax Contract, other than (i) any customary commercial Contracts or Contracts entered into in the Ordinary Course of Business, in each case, which do not primarily relate to Taxes or (ii) any such agreement solely among the Company and its Subsidiaries.

(j)          Neither the Company nor any of its Subsidiaries has ever been a member of an Affiliated Group (other than an Affiliated Group the common parent of which is the Company or any of its Subsidiaries and which consists only of the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries has liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulations

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Section 1.1502-6 (or any similar provision of Applicable Law), as transferor or successor, by Contract or otherwise (other than pursuant to any customary commercial Contract or Contract entered into in the Ordinary Course of Business, in each case, which does not principally relate to Taxes).

(k)         Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of: (i) any change in method of accounting for a taxable period ending on or prior to the Closing; (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing; (iii) any installment sale or open transaction disposition made on or prior to the Closing; or (iv) any deferred revenue or prepaid amount received on or prior to the Closing outside the Ordinary Course of Business.

(l)          Neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(m)        Neither the Company nor any of its Subsidiaries is a (i) “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code, (ii) U.S. corporation under Section 7874(b) of the Code or (iii) stapled entity within the meaning of Section 269B of the Code.

(n)         In the two (2) year period prior to the date of this Agreement, none of the Company nor any of its Affiliates or predecessors by merger or consolidation has been a party to any transaction intended to qualify under Section 355 of the Code.

(o)         Neither the Company nor any of its Subsidiaries is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for Tax purposes. The Company has filed an election to retroactively change its classification to an entity disregarded as separate from Astrum Holding for U.S. federal income tax purposes and, to its knowledge, such election was properly filed and effective prior to the date of this Agreement. Astrum Holding has filed an election to retroactively change its classification for U.S. federal income tax purposes to fiscally transparent, such that it is classified as a partnership as of the completion of the Astrum Restructuring and, to its knowledge, such election was properly filed and effective as of a date prior to the date of this Agreement. Astrum Singapore is, and has been since the date of its formation, classified as a corporation for U.S. federal income tax purposes. Section 4.17 of the Company Disclosure Schedule sets forth the entity classification of each Subsidiary of the Company and any elections that have been made with respect to the Company and its Subsidiaries pursuant to Treasury Regulations Section 301.7701-3.

(p)         Neither the Company nor any of its Subsidiaries incurred any income Tax or other material Tax liabilities as a result of the Astrum Restructuring.

(q)         Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, nor does the Company have knowledge of any fact or circumstance, that would reasonably be expected to prevent or impede the Astrum Stock Acquisition from qualifying for the Intended Tax Treatment.

(r)          The Company is not aware of any fact or circumstance that the Company expects to cause BIII to be a tax resident of a jurisdiction other than the Cayman Islands immediately after Closing.

Section 4.18.       Insurance. Section 4.18 of the Company Disclosure Schedule sets forth a true, correct and complete list of all material policies of insurance held by, or for the benefit of, the Company or any of its Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies, together with all amendments, modifications, or supplements thereto, have been made available to BIII. With respect to each such insurance policy: (a) the policy is legal, valid, binding and to the knowledge of the Company, enforceable in accordance with its terms and is in full force and effect, (b) neither the Company nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and to the knowledge of the Company, no event has occurred which, with or without notice or the lapse of time or both, will constitute such a breach or default, or permit termination or modification, under the policy, (c) to the knowledge of the Company, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, (d) no written notice of cancellation, termination, non-renewal, disallowance or reduction in coverage has been received (or, to the Company’s knowledge, threatened), nor has there

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been any lapse in coverage since January 1, 2023 and (e) there are no material claims by the Company nor any of its Subsidiaries pending under any of the insurance policies as to which coverage has been denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. Neither the Company nor any of its Subsidiaries have any material self-insurance programs. To the knowledge of the Company, there is no fact, condition, situation or set of circumstances (including the consummation of the transactions contemplated hereby) that could reasonably be expected to result in or be the basis for any material premium increase with respect to, or material alteration of coverage under, any insurance policy. The insurance policies are with reputable insurance carriers and provide coverage to the Company and its Subsidiaries against all risk of the businesses of the Company and its Subsidiaries as are reasonable and appropriate considering the business of the Company and its Subsidiaries (including the Contracts to which they are bound).

Section 4.19.       Real Property; Assets.

(a)         Neither the Company nor any of its Subsidiaries owns any real property.

(b)         Section 4.19(b) of the Company Disclosure Schedule (i) correctly describes, as of the date hereof, all real property that the Company and its Subsidiaries lease, sublease, use, license or operate and (ii) contains a complete and accurate list of Leased Real Property. The Leased Real Property constitute all of the real property occupied by the Company and its Subsidiaries in connection with their business.

(c)         Each lease related to the Leased Real Property to which the Company or any of its Subsidiaries is a party is a legal, valid, binding and enforceable obligation of the Company or its Subsidiaries party thereto, and to the knowledge of the Company, the counterparties thereto, and is in full force and effect. The Company and its Subsidiaries have valid leasehold interests in, and enjoy undisturbed possession of, all Leased Real Property. Neither the Company nor any of its Subsidiaries is in material breach or material default under any such lease, and no condition exists which (with or without notice or lapse of time or both) would constitute a default by the Company or any of its Subsidiaries thereunder or, to the knowledge of the Company, by the other parties thereto.

(d)         Neither the Company nor any of its Subsidiaries have subleased or otherwise granted any Person the right to use or occupy any Leased Real Property, which is still in effect. Neither the Company nor any of its Subsidiaries have mortgaged, deeded in trust, collaterally assigned or granted any other security interest in the Leased Real Property or any interest therein, which is still in effect. Except for Permitted Liens, there exist no Liens affecting all or any portion of the Leased Real Property created by, through or under the Company or any of its Subsidiaries.

(e)         There are no pending or, to the knowledge of the Company, threatened (i) Actions or other proceedings to take all or any portion of the Leased Real Property or any interests therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or (ii) sales or dispositions in relation to any such Action or proceeding. There is no purchase option, right of first refusal, first option or other similar right held by the Company or any of its Subsidiaries with respect to, or any real estate, building or other improvement affected by, any portion of the Leased Real Property.

(f)          The Company and its Subsidiaries have good title to, or in the case of leased properties and assets, have valid leasehold interests in, all of the property and assets (whether personal, tangible or intangible) reflected on the Company Financial Statements or acquired by the Company and its Subsidiaries after December 31, 2025, except for properties, assets and rights sold since December 31, 2025 in the Ordinary Course of Business (or, with respect to such properties and assets sold after the date of this Agreement, as permitted pursuant to Section 6.01) or where the failure to have such good title or valid leasehold interests would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.20.       Environmental Matters.

(a)         Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect: the Company and its Subsidiaries are, and at all times since their respective dates of incorporation, organization, or formation have been, in compliance with all Environmental Laws, and there are no existing facts or circumstances which would reasonably be expected to prevent such compliance in the future and all Permits held by the Company pursuant to applicable Environmental Laws are in full force and effect and no appeal or any other Action is pending to revoke or modify any such Permit.

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(b)         No notice of violation, demand, request for information, citation, summons or order has been received by the Company relating to or arising out of any Environmental Laws, other than those relating to matters that have been fully resolved or that remain pending and, if adversely determined, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(c)         Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has agreed to indemnify any other Person against liability under Environmental Laws, or to assume or undertake any liability of another Person under Environmental Laws.

(d)         Copies of all material written reports (in the case of reports with multiple drafts or versions, the final draft or version), notices of violation, orders, audits, assessments and all other material environmental reports, in the possession, custody or control of the Company or its Subsidiaries, relating to environmental conditions in, on or about the Leased Real Property or to the Company’s or its Subsidiaries’ compliance with Environmental Laws have been made available to BIII.

Section 4.21.       Affiliate Transactions. Except for any Employment Agreement (including any employment or stock appreciation rights agreements entered into in the Ordinary Course of Business by the Company or any of its Subsidiaries) or as set forth in Section 4.21 of the Company Disclosure Schedule, no (a) beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of the ordinary shares of Astrum Holding, (b) former or current director, officer, manager, employee, indirect or direct equityholder, optionholder or member of the Company or any of its Subsidiaries or (c) any Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Securities Exchange Act of 1934), of any Person described in the foregoing clauses (a) or (b), in each case, other than the Company or any of its Subsidiaries (each a “Related Party”), is (i) a party to any Contract or business arrangement with the Company or any of its Subsidiaries, (ii) provides any services to, or is owed any money by or owes any money to, or has any claim or right against, the Company or any of its Subsidiaries (other than, in each case, compensation for services performed by a Person as director, officer, service provider or employee of the Company or any of its Subsidiaries and amounts reimbursable for routine travel and other business expenses in the Ordinary Course of Business), or (iii) directly or indirectly owns, or otherwise has any right, title or interest in, to or under, any tangible or intangible property, asset, or right that is, has been, or is currently planned to be used by the Company or any of its Subsidiaries, in each of clauses (i) through (iii ) in excess of $5,000,000 (the Contracts, relationships, or transactions described in clauses (i) through (iii), the “Affiliate Transactions”).

Section 4.22.       Vendors. Section 4.22 of the Company Disclosure Schedule sets forth a complete and accurate list of the Top Vendors. Since December 31, 2025, no Top Vendor has cancelled, terminated, reduced or altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) its business relationship with the Company or any of its Subsidiaries other than due to the expiration of an existing contractual arrangement, and the Company has not received written notice from any of the Top Vendors stating the intention of such Person to do so.

Section 4.23.       Certain Business Practices; Anti-Corruption; Anti-Money Laundering and Sanctions.

(a)         The Company and its Subsidiaries, and to the knowledge of the Company, each of the Company’s and its Subsidiaries’ respective officers, directors, employees, agents, representatives or other Persons acting on its behalf, have in the past five years complied with, are and will be in compliance with Anti-Corruption Laws.

(b)         Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of the Company’s or its Subsidiaries’ respective officers, directors, employees, agents, representatives or other Persons acting on behalf of the Company or its Subsidiaries, in the past five years (i) has offered, promised, given or authorized the giving of money or anything else of value, whether directly or through another Person, to (A) any Government Official or (B) any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in each of the foregoing clauses (A) and (B) for the purpose of influencing any action or decision of the Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, inducing the Government Official to use his or her influence with any Governmental Authority to affect or influence any official act, or otherwise obtaining an improper advantage; or (ii) has made or will make or authorize any other Person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper

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means of obtaining or retaining business. For purposes of the foregoing clauses (A) and (B), a Person shall be deemed to have “knowledge” with respect to conduct, circumstances or results if such Person is aware of (i) the existence of or (ii) a high probability of the existence of such conduct, circumstances or results.

(c)         The Company and each of its Subsidiaries has maintained and currently maintains (i) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of each of the Company and its Subsidiaries were, have been and are executed only in accordance with management’s general or specific authorization.

(d)         The Company and each of its Subsidiaries has in place policies, procedures and controls that are reasonably designed to promote and ensure compliance with Anti-Corruption Laws.

(e)         To the knowledge of the Company, none of the Company’s nor any of its Subsidiaries’ respective beneficial owners, officers, directors, employees, agents, representatives or other persons acting on their behalf is or was a Government Official having the power to decide on policies affecting the Company’s operations or a close family member of such Government Official.

(f)          To the knowledge of the Company, no Governmental Authority is investigating or has in the past five years conducted, initiated or threatened any investigation of the Company or any of its Subsidiaries, or the Company’s or its Subsidiaries’ respective officers, directors or employees for alleged violation of Anti-Corruption Laws in connection with activities relating to the Company or any of its Subsidiaries.

(g)         Neither the Company nor any of its Subsidiaries, nor any of the Company’s or its Subsidiaries’ Affiliates, nor to the knowledge of the Company, any of the Company’s or its Subsidiaries’ directors, officers, employees, agents or representatives or other Persons acting on its behalf, is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, and Syria) (collectively, the “Sanctioned Territories”) or has conducted business with any Person or entity, or any of its officers, directors, employees, agents, representatives or other Persons acting on its behalf, that is (i) the subject of any Sanctions, or (ii) located, organized or resident in any of the Sanctioned Territories.

(h)         The operations of the Company and each of its Subsidiaries are and have been conducted at all times in the past five years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no Action involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(i)          There are no (i) claims, damages, liabilities, obligations, losses, penalties, actions, judgments and/or written allegations asserted against, paid or payable by the Company or each of its Subsidiaries, or any of their directors, officers, employees, agents, representatives or other Persons acting on their behalf in relation to the conduct of the business by such Company or Subsidiaries in connection with non-compliance with any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions by such Person, or (ii) completed, outstanding or to the knowledge of the Company, threatened investigations (whether by the Company or each of its Subsidiaries, any third parties or Governmental Authority) involving possible non-compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions by any directors, officers, employees, agents, representatives of the Company or each of its Subsidiaries or other Persons acting on their behalf. To the knowledge of the Company, there are no circumstances which may be reasonably expected to give rise to any such claims, damages, liabilities, obligations, losses, penalties, actions, judgments, allegations and/or investigations.

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Section 4.24.       Registration Statement and Proxy Statement. On the date of any filing pursuant to Rule 424(b), the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to BIII Shareholders, and at the time of the BIII Extraordinary General Meeting, assuming the disclosures of BIII and Affiliates contained in the Registration Statement and Proxy Statement (together with any amendments or supplements thereto) are true, correct and complete, none of the information furnished by or on behalf of the Company or Astrum Singapore in writing specifically for inclusion in the Registration Statement or Proxy Statement will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Transactions will comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

Section 4.25.       Bankruptcy, Insolvency or Judicial Composition Proceedings. To the knowledge of the Company, no bankruptcy, insolvency or judicial composition proceedings concerning the Company or any of its Subsidiaries have been applied for. To the knowledge of the Company, no circumstances exist which would require an application for any bankruptcy, insolvency or judicial composition proceedings concerning the Company or any of its Subsidiaries. No steps have been taken by the Company or any of its Subsidiaries or proposed by or to the Company or any of its Subsidiaries for the winding-up, bankruptcy, administration, insolvency or dissolution of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is insolvent under the laws of its jurisdiction of incorporation or unable to pay its debts as they fall due and neither the Company nor any of its Subsidiaries has stopped paying its debts when due or indicated an intention to do so.

Section 4.26.       Brokers’ Fees. There is no broker, finder, investment banker, intermediary or other Person that is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Company, any of its Subsidiaries or any of their Affiliates.

Section 4.27.       Satellite Matters.

(a)         Section 4.27(a) of the Company Disclosure Schedule contains (i) a true and complete list of the satellites owned or used by the Company or any of its Subsidiaries (the “Company Satellites”) and any planned satellite (“New Satellite”), by orbital location and a description and/or diagram of its coverage area, including launch and construction status; (ii) for all satellites under construction or satellites that have been constructed but not launched, a description of the status of launch insurance, the coverage thereunder and the premium to be paid in connection therewith, and (iii) the Company Permits issued by Governmental Authorities required for the launch, construction, and/or operation of each Company Satellite and New Satellite.

(b)         The Company Satellites are, to the knowledge of the Company, in good condition and repair. To the knowledge of the Company, no Company Satellite (i) has experienced the permanent failure or permanent cessation of operation of any transponder, service beam or other component of such Company Satellite or any other material permanent reduction in bandwidth capacity, or (ii) has experienced a material reduction in its extended operational life. The remaining fuel on board each Company Satellite is reasonably projected to be sufficient to maintain such satellite in geosynchronous orbit at the orbital location identified in Section 4.27(a) of the Company Disclosure Schedule until the dates specified in that schedule. Neither the Company or any of its Subsidiaries has made, and to the knowledge of the Company no other person has made, any launch or in-orbit insurance claims with respect to any of the Company Satellites. To the knowledge of the Company, no person has exercised any right to or has otherwise attempted to interrupt or deny access to or use of any Company Satellite. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole, to the knowledge of the Company, no other radio communications facility is causing interference to the transmissions from or the receipt of signals by any Company Satellite.

(c)         Section 4.27(c) of the Company Disclosure Schedule contains (i) a summary, by orbital location, of the status of frequency registrations at the International Telecommunication Union (“ITU”) used by the Company, including the status with respect to each orbital location hosting a Company Satellite or anticipated to be used to host a New Satellite, (ii) the dates the Company’s ITU rights at each orbital location, for which corresponding frequency assignments have not been brought into use, would expire, and (iii) a list of countries and/or territories in the ITU-defined service areas. The rights to use the frequency assignment(s) described in the ITU filings in Section 4.27(c) of the Company Disclosure Schedule (“ITU Rights”) are reasonably expected to cover the geographic area and technical parameters for the Company’s operations (or planned operations) of the Company Satellites and the New Satellites in all material respects. To the knowledge of the Company, no person has date precedence in filing a

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request for coordination or plan modification in accordance with the Radio Regulations of the ITU, or has asserted that it has rights to operate a spacecraft in a manner that would result in material interference to any Company Satellite, any New Satellite, or any ground station owned and operated by the Company or any Subsidiary, or leased or licensed from third parties in connection with the operation of any Company Satellite or New Satellite, in each case except as would not reasonably be expected, individually or in the aggregate, to be material to the Company or its Subsidiaries, taken as a whole. The Company has no knowledge of any conflicting claim(s) with respect to its rights to use the frequency assignment(s) described in its ITU filings at any such orbital location(s) that reasonably would be expected to restrict or otherwise be material to the Company or its Subsidiaries, taken as a whole, in the Company’s ability to operate the Company Satellite(s) or New Satellites on such frequency assignment(s) at such location(s). The Company has no knowledge of any dispute with respect to its continued ability to utilize any Company Satellite substantially in the manner that such Company Satellite has been used in connection with its business to date or its ability to deploy any New Satellite in the manner currently proposed in the business. As of the date of this Agreement, the Group’s L-band BSS spectrum is the highest priority spectrum in Region 3 (Asia and Oceania) as defined by the ITU.

(d)         Section 4.27(d) of the Company Disclosure Schedule contains a complete and accurate list of all (i) telemetry, tracking and control stations, (ii) receive and/or transmit stations that provide broadcast, telecommunications, information, or other transmission services and (iii) receive and/or transmit stations that provide gateway, teleport, feeder link, or similar services, in each case that are owned or leased by the Company or that are operated as of the date hereof by the Company or by a third party on the Company’s behalf (collectively, the “Major Stations”). No ground station or other facility provides telemetry, tracking and control for a Company Satellite other than those Major Stations specifically identified as providing such services. Except as set forth in Section 4.27(d) of the Company Disclosure Schedule or as would not reasonably be expected to, individually or in the aggregate, be material to the Company or its Subsidiaries, taken as a whole, the improvements to each Major Station and all components and equipment used in connection therewith are (1) in good operating condition and repair, regularly and properly maintained, and suitable for their intended purposes and (2) supported by a back-up generator capable of generating power sufficient to meet the requirements of the operations conducted at the Major Station, in each case, in all material respects. No other radio communications facility is causing interference to the transmissions from or the receipt of signals by any Major Station, except for any instances of interference that is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries as a whole. To the knowledge of the Company, the transmission and reception systems and programming and data broadcasting systems at each Major Station have commercially reasonable redundancies designed to prevent material business interruptions from natural disasters and man-made events.

(e)         The Company and its Subsidiaries have secured or reasonably expect to secure sufficient committed funding to satisfy all funding requirements for the construction and launch of the New Satellite.

(f)          The Company and its Subsidiaries have good and valid legal and beneficial title to the Company Satellites, the New Satellites, the L-band spectrum rights and all related assets (including all Intellectual Property associated therewith), in each case free and clear of all Liens (other than Permitted Liens) except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 4.28.       No Additional Representations and Warranties; No Outside Reliance. Except for the representations and warranties provided in this Article 4, and the representations and warranties as may be provided in the Ancillary Agreements, neither the Company nor any of their respective Subsidiaries or Affiliates, nor any of their respective directors, managers, officers, employees, equity holders, partners, members, advisors, agents or representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to or with respect to this Agreement or the transactions contemplated hereby or thereby to BIII. Neither the Company nor any of their respective Subsidiaries or Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members, advisors, agents or representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating or with respect to any financial information, financial projections, forecasts, budgets or any other document or information made available to BIII or any other Person (including information in the Virtual Data Room or provided in any formal or informal management presentation) except for the representations and warranties made by the Company to BIII in this Article 4 and the representations and warranties as may be provided in the Ancillary Agreements. Each of the Company and its Subsidiaries hereby expressly disclaims any representations

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or warranties other than those expressly given by the Company or Astrum Singapore in this Article 4 and as may be provided in the Ancillary Agreements. The Company and Astrum Singapore acknowledge and agree that, except for the representations and warranties contained in Article 5 or the Ancillary Agreements, neither BIII nor any of its Affiliates nor any other Person has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any information, data, or statement regarding BIII or the transactions contemplated hereunder or thereunder, including in respect of BIII, the business, the operations, prospects, or condition (financial or otherwise), or the accuracy or completeness of any document, projection, material, statement, or other information not expressly set forth in Article 5 or the Ancillary Agreements. Neither the Company nor Astrum Singapore is relying on any representations or warranties other than those representations or warranties set forth in Article 5 or the Ancillary Agreements. Notwithstanding the foregoing, nothing in this Section 4.28 shall limit BIII’s remedies in the event of fraud.

Article 5
Representations and Warranties of BIII

Except as set forth in the BIII Disclosure Schedule (subject to Section 11.14) or in any publicly available SEC Document filed by BIII no later than 5:30 p.m., Eastern Time, at least two Business Days before the date of this Agreement (other than disclosures in the “Risk Factors” or “Forward Looking Statements” of any such SEC Document and other disclosures to the extent that such disclosure is predictive or forward-looking in nature, except for any specific factual information contained therein, which shall not be excluded), BIII represents and warrants to the Company and Astrum Singapore as of the date hereof and as of the Closing as follows:

Section 5.01.       Corporate Organization.

(a)         BIII is an exempted company duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, and has all requisite corporate or similar organizational power and authority to own or lease its properties and to conduct its business as it is now being conducted.

(b)         A true and complete copy of the BIII Governing Document has been made available by BIII to the Company. The BIII Governing Document is in full force and effect and, if required under Applicable Law, have been registered with, as applicable, the appropriate Governmental Authorities and BIII is not in violation of any of the provisions thereof.

(c)         BIII is duly licensed or qualified and, where applicable, in good standing as a foreign company or other entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified would not reasonably be expected to have a BIII Material Adverse Effect.

Section 5.02.       Corporate Authorization.

(a)         BIII has all requisite corporate or similar organizational power and authority to execute and deliver this Agreement and each Ancillary Agreement to which BIII is (or is specified to be) a party and, subject to obtaining the BIII Shareholder Approval, to perform all obligations to be performed by it hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which BIII is (or is specified to be) a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by the BIII Board, and no other corporate or similar organizational action on the part of BIII or any holders of any Equity Securities of BIII is necessary to authorize the execution and delivery by BIII of this Agreement or the Ancillary Agreements to which BIII is (or is specified to be) a party, the performance by BIII of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, other than the BIII Shareholder Approval. This Agreement has been duly and validly executed and delivered by BIII and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of BIII, enforceable against BIII in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Each Ancillary Agreement to which BIII is (or is specified to be) a party, when executed and delivered by BIII, will be duly and validly executed and delivered by BIII, and, assuming such Ancillary Agreement constitutes a legal, valid and binding obligation of the other parties thereto, will constitute

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a legal, valid and binding obligation of BIII, enforceable against BIII in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)         The BIII Shareholder Approval is the only vote of any of BIII’s share capital necessary in connection with the entry into this Agreement by BIII, and the consummation of the transactions contemplated hereby, including the Closing.

(c)         At a meeting duly called and held, the BIII Board has unanimously: (i) approved this Agreement, the Ancillary Agreements to which BIII is a party and the Transactions, (ii) determined that this Agreement, the Ancillary Agreements to which BIII is a party and the transactions contemplated hereby are advisable and in the best interests of the BIII Shareholders; (iii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account, as applicable; (iv) approved the Transactions as a Business Combination; and (v) resolved to recommend to the Pre-Closing BIII Holders approval of the Transaction Proposals (the “BIII Board Recommendation”).

Section 5.03.       Governmental Authorizations; Consents. Assuming the representations and warranties of the Company and Astrum Singapore contained in this Agreement are true, correct and complete, no consent, approval or authorization of, or designation, declaration, filing, notice or action with, any Governmental Authority or other Person is required on the part of BIII with respect to BIII’s execution, delivery and performance of this Agreement or any Ancillary Agreement to which BIII is (or is specified to be) a party or the consummation of the transactions contemplated hereby or thereby, except for (a) the filing of the Plan of Merger and related documentation with the Cayman Islands Registrar of Companies in accordance with the Cayman Islands Companies Act and the publication of notification of the Merger in the Cayman Islands Government Gazette in accordance with the Cayman Islands Companies Act, (b) the declaration of effectiveness of the Registration Statement by the SEC, (c) the BIII Shareholder Approval, (d) approval for listing of the Merger Consideration Shares on the NYSE or (e) any consents, approvals, authorizations, designations, filings, notices or actions, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to BIII, taken as a whole.

Section 5.04.       Noncontravention. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which BIII is (or is specified to be) a party by BIII and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with or violate any provision of, or result in the breach of, any Applicable Law, or the BIII Governing Document, (b) assuming the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.03, conflict with, violate or result in a breach of any term, condition or provision of any material Contract to which BIII is a party or by which BIII is bound, or terminate or result in a default under, or require any consent, notice or other action by any Person under (with or without notice or lapse of time, or both) or the loss of any right under, or create any right of termination, acceleration or cancellation of any such material Contract, or (c) result in the creation of any Lien (except for Permitted Liens) upon any of the properties or assets of BIII or constitute an event which, after notice or lapse of time or both, would reasonably be expected to result in any such violation, breach, termination or creation of a Lien, except in each case of clauses (a), (b) and (c) above to the extent that the occurrence of each of the foregoing would not reasonably be expected to have a BIII Material Adverse Effect.

Section 5.05.       Litigation and Proceedings. There are no Actions or, to the knowledge of BIII, investigations pending before or by any Governmental Authority or, to the knowledge of BIII, threatened, against BIII or any of its properties or assets that would reasonably be expected to have, individually or in the aggregate, a BIII Material Adverse Effect or which in any manner challenges or seeks to prevent or enjoin the transactions contemplated hereby. There is no unsatisfied judgment or any open injunction binding upon BIII.

Section 5.06.       BIII Capitalization.

(a)         As of the date hereof, the authorized share capital of BIII consists of (i) 150,000,000 BIII Class A Ordinary Shares, of which 17,250,000 BIII Class A Ordinary Shares are issued and outstanding (assuming the full separation of the BIII Units), (ii) 15,000,000 BIII Class B Ordinary Shares, of which 5,750,000 BIII Class B Ordinary Shares are issued and outstanding, and (iii) 1,500,000 preference shares of BIII, par value $0.0001 per share, of which no preference shares are issued and outstanding. As of the date hereof, there are issued and outstanding BIII Warrants in respect of 13,900,000 BIII Class A Ordinary Shares (assuming the full separation of the BIII Units), which will entitle the holders thereof to purchase BIII Ordinary Shares at an exercise price of $11.50

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per share on the terms and conditions set forth in the applicable warrant agreement. All of the issued and outstanding BIII Ordinary Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, rights of first refusal or similar rights, and (ii) are free and clear of all Liens and other restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Equity Securities).

(b)         Except for the BIII Ordinary Shares and the BIII Warrants as set forth in Section 5.06(a), there are no Equity Securities of BIII. Other than the BIII Shareholder Redemption Right, there are no outstanding contractual obligations of BIII to repurchase, redeem or otherwise acquire any Equity Securities of BIII.

(c)         The Merger Consideration Shares to be issued to Astrum Holding pursuant to this Agreement will, upon issuance and delivery at the Closing, (i) be duly authorized and validly issued, and fully paid, (ii) be issued in compliance with Applicable Law and the BIII Governing Document, (iii) not be issued in breach or violation of any preemptive rights or Contract, and (iv) be issued to Astrum Holding with good and valid title, free and clear of any Liens (other than any restrictions on transfer under this Agreement, any of the Ancillary Agreements or Applicable Law).

Section 5.07.       Undisclosed Liabilities

. There is no material liability, debt or obligation of BIII, except for liabilities, debts and obligations (i) reflected or reserved for on BIII’s balance sheet for the quarterly period ended June 30, 2026 as reported on Form 10-Q or disclosed in the notes thereto, (ii) that have arisen since June 30, 2026 in the ordinary course of the operation of business of BIII or (iii) incurred in connection with the Transactions.

Section 5.08.       BIII SEC Documents; Controls.

(a)         BIII has timely filed or furnished with the SEC all forms, reports, schedules and statements required to be filed or furnished under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such forms, reports, schedules, and statements other than the Proxy Statement and the Registration Statement, the “SEC Documents”). As of their respective filing (or furnishing) dates, each of the SEC Documents, as amended (including all exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained, when filed or, if amended prior to the date hereof, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and, to BIII’s knowledge, neither the SEC nor any other Governmental Authority is conducting any investigation or review of any SEC Document. No written notice of any SEC review or investigation of BIII or the SEC Documents has been received by BIII.

(b)         The financial statements of BIII included in the SEC Documents, including all notes and schedules thereto, complied in all material respects when filed, or if amended prior to the date hereof, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated in the notes thereto, or in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with the applicable requirements of GAAP (except as may be indicated in the notes thereto, subject, in the case of the unaudited statements, to normal year-end audit adjustments that are not material) the financial position of BIII, as of their respective dates, and the results of operations and cash flows of BIII, for the periods presented therein.

(c)         BIII has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act and the listing standards of the NYSE). BIII’s disclosure controls and procedures are (i) designed to provide reasonable assurance regarding the reliability of BIII’s financial reporting and the preparation of financial statements for external purposes in material conformity with GAAP and (ii) reasonably designed to ensure that material information relating to BIII is accumulated and communicated to BIII’s management as appropriate. Since BIII’s formation, there have been no significant deficiencies or material weakness in BIII’s internal control over financial reporting (whether or not remediated) and no change in BIII’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, BIII’s internal control over financial reporting.

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(d)         There are no outstanding loans or other extensions of credit made by BIII to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of BIII. BIII has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 5.09.       Listing. The issued and outstanding BIII Units, BIII Class A Ordinary Shares and BIII Warrants issued as part of the BIII Units are each registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbols “BIIIU,” “BIII” and “BIIIW” respectively. BIII is in compliance with the rules of the NYSE and there is no Action pending, or to the knowledge of BIII, threatened against BIII by the NYSE or the SEC with respect to any intention by such entity to deregister any BIII Ordinary Shares or prohibit or terminate the listing of any BIII Ordinary Shares on the NYSE. BIII has not taken any action in an attempt to terminate the registration of BIII Units, BIII Ordinary Shares or BIII Warrants under the Exchange Act except as contemplated by this Agreement. Since listing on the NYSE, BIII has complied in all material respects with the applicable corporate governance requirements of the NYSE.

Section 5.10.       Registration Statement and Proxy Statement. On the date the Registration Statement is declared effective, the date the Proxy Statement is first mailed to BIII Shareholders, and at the time of the BIII Extraordinary General Meeting, assuming the disclosures of the Company and its Subsidiaries and Affiliates contained in the Registration Statement and Proxy Statement (together with any amendments or supplements thereto) are true, correct and complete, none of the information furnished by or on behalf of BIII in writing specifically for inclusion in the Registration Statement or Proxy Statement will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents that BIII is responsible for filing with the SEC in connection with the Transactions will comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

Section 5.11.       Trust Account. As of the date of this Agreement, BIII has (and, if no holders of BIII Ordinary Shares exercise the BIII Shareholder Redemption Right, will have immediately prior to the Closing) at least $172,500,000 in the Trust Account, with such funds invested in United States Government securities meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of BIII and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and (except for the Trust Agreement) there are no agreements, contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the Prospectus to be inaccurate in any material respect or (b) entitle any Person (other than (x) holders of BIII Ordinary Shares who shall have exercised their BIII Shareholder Redemption Right and (y) any underwriters in connection with BIII’s initial public offering which may be entitled to deferred underwriting discounts and commissions specified in the Prospectus) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (i) to pay Taxes from any interest income earned in the Trust Account, (ii) to redeem BIII Class A Ordinary Shares pursuant to the BIII Shareholder Redemption Right, and (iii) as permitted under the Trust Agreement. BIII has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of BIII, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no Actions pending or, to the knowledge of BIII, threatened with respect to the Trust Account.

Section 5.12.       Absence of Certain Changes. Since its formation through the date of this Agreement, BIII has not (a) conducted business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the Prospectus (including the investigation of the Company and its Subsidiaries and the negotiation and execution of this Agreement) and related activities and (b) been subject to a BIII Material Adverse Effect. Except as set forth in BIII’s SEC reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since June 30, 2026, through the date of this Agreement, there has not been any action taken or agreed upon by BIII that would be prohibited by Section 7.01 if such action were taken on or after the date hereof without the consent of the Company.

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Section 5.13.       Compliance with Laws; Permits. BIII is, and since its date of formation has been, in compliance with Applicable Law in all material respects, except as would not reasonably be expected to have a BIII Material Adverse Effect. Since BIII’s date of formation, (a) BIII has not been subjected to, or received any notification from, any Governmental Authority of a violation of any Applicable Law or any investigation by a Governmental Authority for actual or alleged violation of any Applicable Law, (b) to the knowledge of BIII, no claims have been filed against BIII with any Governmental Authority alleging any material failure by BIII to comply with any Applicable Law, and (c) BIII has not made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Applicable Law.

Section 5.14.       Contracts. Other than this Agreement, the Ancillary Agreements or any Contracts that are exhibits to the SEC Documents, there are no Contracts to which BIII is a party or by which BIII’s properties or assets may be bound, subject or affected, which (a) creates or imposes a liability greater than $50,000, (b) may not be cancelled by BIII on less than 60 days’ prior notice without payment of a material penalty or termination fee or (c) prohibits, prevents, restricts or impairs in any material respect any business practice of BIII as its business is currently conducted, any acquisition of material property by BIII, or restricts in any material respect the ability of BIII from engaging in business as currently conducted by it or from competing with any other Person (each such contract, a “BIII Material Contract”). All BIII Material Contracts have been made available to the Company.

Section 5.15.        Employees and Employee Benefit Plans. BIII does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any liability under any Benefit Plan. Neither the execution and delivery of this Agreement or the other Ancillary Agreements nor the consummation of any Transactions will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of BIII; or (b) result in the acceleration of the time of payment or vesting of any such benefits. Other than reimbursement of any out-of-pocket expenses incurred by BIII’s officers and directors in connection with activities on BIII’s behalf in an aggregate amount not in excess of the amount of cash held by BIII outside of the Trust Account, BIII has no unsatisfied material liability with respect to any officer or director.

Section 5.16.        Properties. BIII does not own, license or otherwise have any right, title or interest in any material Intellectual Property rights (other than trademarks). BIII does not own, or otherwise have an interest in, any real property, including under any real property lease, sublease, space sharing, license or other occupancy agreement.

Section 5.17.       Affiliate Transactions. Except for equity ownership or employment relationships (including any employment or similar Contract) expressly contemplated by this Agreement, any non-disclosure or confidentiality Contract entered into in connection with the “wall-crossing” of BIII Shareholders, any Ancillary Agreement or any Contract that is an exhibit to the SEC Documents or described therein, (a) there are no transactions or Contracts, or series of related transactions or Contracts, between BIII, on the one hand, and any director or officer of BIII, Sponsor, any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of the BIII Ordinary Shares or, to the knowledge of BIII, any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, nor is any Indebtedness owed by or to BIII, on the one hand, to or by Sponsor or any such director, officer, beneficial owner, associate or immediate family member, on the other hand, and (b) none of the officers or directors (or members of a similar governing body) of BIII, Sponsor, any beneficial owner of 5% or more of the BIII Ordinary Shares or, to the knowledge of BIII, their respective “associates” or “immediate family members” owns directly or indirectly in whole or in part, or has any other material interest in, (i) any material tangible or real property that BIII uses, owns or leases (other than through any Equity Securities of BIII) or (ii) any customer, vendor or other material business relation of BIII or Sponsor, in each case of (i) and (ii) in excess of $5,000,000.

Section 5.18.       Taxes.

(a)         All material Tax Returns required to be filed by BIII (taking into account applicable extensions) have been timely filed in all material respects, and all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects.

(b)         BIII has paid all material Taxes (whether or not shown on any Tax Return) that are due and payable by BIII, except with respect to matters contested in good faith by appropriate proceedings and with respect to which adequate reserves have been made in accordance with GAAP. No power of attorney with respect to any Taxes of BIII has been executed or filed with any Tax Authority which will remain in effect following the Closing.

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(c)         Except for Permitted Liens, there are no Liens for Taxes upon the property or assets of BIII.

(d)         BIII has no liability for a material amount of unpaid Taxes which have not been accrued for or reserved on BIII’s Financial Statements.

(e)         All material amounts of Taxes required to be withheld by BIII have been withheld and, to the extent required, have been paid over to the appropriate Governmental Authority.

(f)          BIII has not received from any Governmental Authority written notice of any threatened, proposed, or assessed deficiency for any material Taxes of BIII, except for such deficiencies that have been satisfied by payment, settled or withdrawn. To the knowledge of BIII, no material audit or other proceeding by any Governmental Authority is in progress with respect to any material Taxes due from BIII, and BIII has not received written notice from any Governmental Authority that any such audit or proceeding is contemplated or pending.

(g)         No written claim has been made by any Governmental Authority in a jurisdiction where BIII does not pay a particular type of Tax or file a particular type of Tax Return that it is or may be required to file such type of Tax Return or pay such type of Tax in such jurisdiction.

(h)         BIII has not requested a private letter ruling, a request for administrative relief, a request for technical advice or a request for a change of any method of accounting pending with any Governmental Authority. BIII has not extended the statute of limitations for assessment, collection or other imposition of any material amount of Tax (other than pursuant to an extension of time to file a Tax Return of not more than seven months obtained in the Ordinary Course of Business), which extension is currently in effect.

(i)          BIII is not a party to or bound by any Tax sharing, indemnification or allocation agreement or other similar Tax Contract, other than any customary commercial Contracts or Contracts entered into in the Ordinary Course of Business, in each case, which do not primarily relate to Taxes.

(j)          BIII has never been a member of an Affiliated Group. BIII has no liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of Applicable Law), as transferor or successor, by Contract or otherwise (other than pursuant to any customary commercial Contract or Contract entered into in the Ordinary Course of Business, in each case, which does not principally relate to Taxes).

(k)         BIII will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of: (i) any change in method of accounting for a taxable period ending on or prior to the Closing; (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing; (iii) any installment sale or open transaction disposition made on or prior to the Closing; or (iv) any deferred revenue or prepaid amount received on or prior to the Closing outside the Ordinary Course of Business.

(l)          BIII has never been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(m)        BIII is not a (i) “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code, (ii) U.S. corporation under Section 7874(b) of the Code or (iii) stapled entity within the meaning of Section 269B of the Code.

(n)         In the two (2) year period prior to the date of this Agreement, BIII has not been a party to any transaction intended to qualify under Section 355 of the Code.

(o)         BIII is not a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for Tax purposes. BIII is, and has been since the date of its formation, classified as a corporation for U.S. federal income tax purposes. Section 5.18 of the BIII Disclosure Schedule sets forth the entity classification of BIII and any elections that have been made with respect to BIII pursuant to Treasury Regulations Section 301.7701-3.

(p)         BIII has not taken or agreed to take any action, nor does BIII have knowledge of any fact or circumstance, that would reasonably be expected to prevent or impede the Astrum Stock Acquisition from qualifying for the Intended Tax Treatment.

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(q)         BIII is not aware of any fact or circumstance that BIII expects would cause BIII to be a tax resident of a jurisdiction other than the Cayman Islands immediately after Closing.

Section 5.19.       Certain Business Practices; Anti-Corruption; Anti-Money Laundering and Sanctions.

(a)         BIII, and to the knowledge of BIII, each of BIII’s officers, directors, employees, agents, representatives or other Persons acting on its behalf, have in the past three years complied with, are and will be in compliance with Anti-Corruption Laws.

(b)         Neither BIII, nor to the knowledge of BIII, any of BIII’s officers, directors, employees, agents, representatives or other Persons acting on behalf of BIII, since incorporation (i) has offered, promised, given or authorized the giving of money or anything else of value, whether directly or through another Person, to (A) any Government Official or (B) any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in each of the foregoing clauses (A) and (B) for the purpose of influencing any action or decision of the Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, inducing the Government Official to use his or her influence with any Governmental Authority to affect or influence any official act, or otherwise obtaining an improper advantage; or (ii) has made or will make or authorize any other Person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business. For purposes of the foregoing clauses (A) and (B), a Person shall be deemed to have “knowledge” with respect to conduct, circumstances or results if such Person is aware of (i) the existence of or (ii) a high probability of the existence of such conduct, circumstances or results.

(c)         BIII has maintained and currently maintains (i) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of BIII, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of BIII were, have been and are executed only in accordance with management’s general or specific authorization.

(d)         BIII has in place policies, procedures and controls that are reasonably designed to promote and ensure compliance in all material respects with Anti-Corruption Laws.

(e)         To the knowledge of BIII, none of BIII’s beneficial owners, officers, directors, employees, agents, representatives or other persons acting on their behalf is or was a Government Official having the power to decide on policies affecting the Company’s operations or a close family member of such Government Official.

(f)          To the knowledge of BIII, no Governmental Authority is investigating or has since BIII’s incorporation conducted, initiated or threatened any investigation of BIII, or BIII’s officers, directors or employees for alleged violation of Anti-Corruption Laws in connection with activities relating to BIII.

(g)         Neither BIII, nor any of BIII’s Affiliates, nor to the knowledge of BIII, any of BIII’s directors, officers, employees, agents or representatives or other Persons acting on its behalf, is, or is owned or controlled by one or more Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in the Sanctioned Territories or has conducted business with any Person or entity, or any of its officers, directors, employees, agents, representatives or other Persons acting on its behalf that is (i) the subject of any Sanctions, or (ii) located, organized or resident in any of the Sanctioned Territories.

(h)         The operations of BIII are and have been conducted at all times in material compliance with Anti-Money Laundering Laws, and no Action involving BIII with respect to the Anti-Money Laundering Laws is pending or, to BIII’s knowledge, threatened.

(i)          There are no (i) claims, damages, liabilities, obligations, losses, penalties, actions, judgments and/or written allegations asserted against, paid or payable by BIII, or any of its directors, officers, employees, agents, representatives or other Persons acting on its behalf in relation to the conduct of the business by BIII in connection with non-compliance with any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions by such Person, or (ii) completed, outstanding or to the knowledge of BIII, threatened investigations (whether by BIII,

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any third parties or Governmental Authority) involving possible non-compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions by any directors, officers, employees, agents, representatives of BIII or other Persons acting on their behalf. To the knowledge of BIII, there are no circumstances which may be reasonably expected to give rise to any such claims, damages, liabilities, obligations, losses, penalties, actions, judgments, allegations and/or investigations.

Section 5.20.       Independent Investigation. BIII and its Affiliates and their respective representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and its Subsidiaries, and BIII acknowledges that it and they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and its Subsidiaries for such purpose. BIII acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated herein, it has relied solely upon its own investigation and the express representations and warranties of the Company and Astrum Singapore set forth in Article 4 (including the related portions of the Company Disclosure Schedule) or of the Company, Astrum Singapore, Astrum Holding or Astrum Shareholders set forth in the Ancillary Agreements; and (b) none of the Company, Astrum Singapore, its Subsidiaries and Affiliates and their respective representatives have made any express or implied representation or warranty as to the Company, Astrum Singapore, and its Subsidiaries, or this Agreement, except as expressly set forth in Article 4 (including the related portions of the Company Disclosure Schedule) or in the Ancillary Agreements. Notwithstanding the foregoing, nothing in this Section 5.20 shall limit BIII’s remedies in the event of fraud.

Section 5.21.       Brokers’ Fees. Except for fees described on Section 5.21 of the BIII Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by BIII or any of its Affiliates.

Section 5.22.       No Additional Representations and Warranties; No Outside Reliance. Except for the representations and warranties provided in this Article 5, and the representations and warranties as may be provided in the Ancillary Agreements, neither BIII nor any of its directors, managers, officers, employees, equity holders, partners, members, advisors, agents or representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to or with respect to this Agreement or the transactions contemplated hereby or thereby to the Company, Astrum Singapore, Astrum Holding or any Astrum Shareholder. Neither BIII nor any of its directors, managers, officers, employees, equityholders, partners, members, advisors, agents or representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating or with respect to any information regarding BIII or otherwise, except for the representations and warranties made by BIII to the Company and Astrum Singapore in this Article 5 and the representations and warranties as may be provided in the Ancillary Agreements. BIII hereby expressly disclaims any representations or warranties other than those expressly given by BIII in this Article 5 and as may be provided in the Ancillary Agreements. BIII acknowledges and agrees that, except for the representations and warranties contained in Article 4 or the Ancillary Agreements, none of the Company, Astrum Singapore or any of its Subsidiaries or Affiliates nor any other Person has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any information, data, or statement regarding the Company or any of the Subsidiaries of the Company or the transactions contemplated hereunder or thereunder, including in respect of the Company, the business, the operations, prospects, or condition (financial or otherwise), or the accuracy or completeness of any document, projection, material, statement, or other information, not expressly set forth in Article 4 or the Ancillary Agreements. BIII is not relying on any representations or warranties other than those representations or warranties set forth in Article 4 or as may be provided in the Ancillary Agreements. Notwithstanding the foregoing, nothing in this Section 5.22 shall limit the Company’s or Astrum Singapore’s remedies in the event of fraud.

Article 6
Covenants of the Company and Astrum Singapore

Section 6.01.       Conduct of Company Business. From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article 10 (the “Interim Period”), each of the Company and Astrum Singapore shall, and shall cause their respective Subsidiaries to, except as set forth in the Company Disclosure Schedule, as necessary to consummate the Transactions in accordance with this Agreement, as consented to by BIII in writing (which consent shall not be unreasonably withheld, conditioned or delayed), or

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as required by Applicable Law, use commercially reasonable efforts to: (i) operate its business only in the Ordinary Course of Business, (ii) preserve the business of the Company and its Subsidiaries, (iii) maintain the services of its officers and key employees, (iv) make payments of accounts payable and conduct collection of accounts receivable in the Ordinary Course of Business and (v) maintain the existing business relationships of the Company and its Subsidiaries, and (vi) not:

(a)         change, amend or propose to amend its Governing Documents except for any such change or amendment (i) made to a Governing Document of a Subsidiary of the Company in the Ordinary Course of Business and which will not have a material adverse impact on the Company’s ability to perform its obligations under this Agreement, the Ancillary Agreements or to consummate the Transactions, and (ii) as may be required in relation to the change of name of the Company prior to the Closing Date (if applicable);

(b)         directly or indirectly adjust, split, combine, subdivide, issue, pledge, deliver, award, grant, redeem, purchase or otherwise acquire or sell, or authorize or propose the issuance, pledge, delivery, award, grant or sale (including the grant of any encumbrances) of any of its Equity Securities;

(c)         take any action that would constitute or result in Leakage (other than Permitted Leakage);

(d)         other than in the Ordinary Course of Business, (i) modify, voluntarily terminate, permit to lapse, waive, or fail to enforce any material right or remedy under any Significant Contract, (ii) materially amend, extend or renew any Significant Contract or (iii) enter into any Significant Contract;

(e)         except as required by the terms of the Employment Agreements in effect on the date hereof and made available to BIII (i) grant any severance, retention or termination pay to, or enter into or amend any severance, retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former Service Provider with an annual compensation exceeding $500,000, (ii) increase the compensation or benefits provided to any current or former Service Provider with an annual compensation exceeding $500,000 other than in the Ordinary Course of Business, (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Service Provider, (iv) establish, adopt, enter into, amend, or terminate any Employment Agreement or Labor Contract or (v) (x) hire any employees with an annual target compensation of over $500,000 other than to fill vacancies arising due to terminations of employment of employees following the date hereof or (y) terminate the employment of any employees other than for cause;

(f)          acquire (whether by merger or consolidation or the purchase of a substantial portion of the equity in or assets of or otherwise) any other Person with a purchase price exceeding $1,000,000;

(g)         except for Permitted Leakage, (i) repurchase, prepay, redeem or incur, create, assume or otherwise become liable for Indebtedness of over $5,000,000 in the aggregate, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing, (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than another direct or indirect wholly owned Subsidiary of the Company for an amount exceeding $2,000,000 in the aggregate, (iii) cancel or forgive any debts or other amounts owed to the Company or any of its Subsidiaries or (iv) commit to do any of the foregoing;

(h)         (i) fail to timely pay all material Taxes that become due and payable, (ii) make or change any material Tax election (with any election under Treasury Regulations Section 301.7701-3 being material for this purpose), (iii) adopt or change any material Tax accounting method except as required by Applicable Law, (iv) settle or compromise any material Tax liability, (v) enter into any closing agreement within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) with respect to a material amount of Taxes, (vi) enter into any Tax sharing or similar arrangement (other than any such agreement solely between the Company and its Subsidiaries or any customary commercial Contract which does not primarily relate to Taxes), (vii) file any amended material Tax Return unless required by Applicable Law, (viii) consent to any extension or waiver of the statute of limitations regarding any material amount of Taxes, (ix) settle or consent to any claim or assessment relating to any material amount of Taxes or (x) consent to any extension or waiver of the statute of limitations for any such claim or assessment (other than pursuant to an extension of time to file a Tax Return of not more than seven months obtained in the Ordinary Course of Business);

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(i)          except for non-exclusive licenses granted to customers in the Ordinary Course of Business, assign, transfer or dispose of, license, abandon, sell, lease, sublicense, modify, terminate, permit to lapse, create or incur any Lien (other than a Permitted Lien) on, or otherwise fail to take any action necessary to maintain, enforce or protect any Owned Intellectual Property or Licensed Intellectual Property;

(j)          (i) commence, discharge, settle, compromise, satisfy or consent to any entry of any judgment with respect to any pending or threatened Action that would reasonably be expected to (A) result in any material restriction on the Company or any of its Subsidiaries, (B) result in a payment of greater than $5,000,000 in the aggregate or (C) involve any equitable remedies or admission of wrongdoing, or (ii) other than in the Ordinary Course of Business, waive, release or assign any claims or rights of the Company and any of its Subsidiaries;

(k)         sell, lease, license, sublicense, exchange, mortgage, pledge, create any Liens (other than Permitted Liens) on, transfer or otherwise dispose of, or agree to sell, lease, license, sublicense, exchange, mortgage, pledge, transfer or otherwise create any Liens (other than Permitted Liens) on or dispose of, any material tangible or intangible assets, properties, securities, or interests of the Company or any of its Subsidiaries (other than Intellectual Property, which is addressed in Section 6.01(i)), in each case other than in the Ordinary Course of Business;

(l)          merge or consolidate itself or any of its Subsidiaries with any Person, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(m)        make any material change in financial accounting methods, principles or practices of the Company and its Subsidiaries, except insofar as may have been required by a change in IFRS or any Applicable Law or to obtain compliance with PCAOB auditing standards;

(n)         permit any insurance policy listed in Section 4.18 of the Company Disclosure Schedule to be canceled or terminated without using commercially reasonable efforts to prevent such cancellation or termination, other than if, in connection with such cancellation or termination, a replacement policy having comparable deductions and providing coverage substantially similar to the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(o)         change, in any material respect, (i) the cash management practices of the Company and its Subsidiaries or (ii) the policies, practices and procedures of the Company and its Subsidiaries with respect to collection of accounts receivable and establishment of reserves for uncollectible amounts;

(p)         other than commitments or liabilities under existing Contracts and except as set forth in Section 6.01(d) of the Company Disclosure Schedules, make any commitments for capital expenditures or incur any liabilities by the Company or any of its Subsidiaries in respect of capital expenditure, in either case that in the aggregate exceed $5,000,000;

(q)         materially amend or modify, or terminate, any material Permit, other than routine renewals, or fail to maintain or timely obtain any Permit that is material to the ongoing operations of the Company and its Subsidiaries; or

(r)          enter into any legally binding agreement to do any action prohibited under this Section 6.01.

Nothing contained in this Section 6.01 shall give to BIII, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company prior to the Closing. Prior to the Closing, each of BIII and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Applicable Law.

Section 6.02.    Inspection. Each of the Company and Astrum Singapore shall, and shall cause their respective Subsidiaries to, afford to BIII and its officers, employees, accountants, counsel, financing sources and other representatives reasonable access during the Interim Period, during normal business hours, to all of their respective properties, books and records (including Tax Returns and work papers of, and correspondence with, the Company’s independent auditors), Contracts, commitments, customers, vendors and other business relations and officers and employees of the Company and its Subsidiaries, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries as such representatives may reasonably request in connection with the consummation of this Agreement or the transactions

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contemplated hereby; provided that no investigation pursuant to this Section 6.02 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company, Astrum Singapore or BIII; provided, further, that any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to unreasonably interfere with the conduct of the business of the Company, Astrum Singapore and their respective Subsidiaries during normal business hours under the supervision of appropriate personnel of the Company and its Subsidiaries. All requests for access to the properties, books and records of the Company and its Subsidiaries shall be made in accordance with Section 11.03.

Section 6.03.    Audited Financial Statements. As promptly as practicable after the date of this Agreement, but in no event later than September 30, 2026, the Company shall use its commercially reasonable efforts to deliver to BIII, audited consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2025, which financial statements shall have been audited in accordance with PCAOB auditing standards by a PCAOB-qualified auditor that is independent under Rule 2-01 of Regulation S-X under the Securities Act.

Section 6.04.    Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, each of the Company and Astrum Singapore acknowledges that BIII is a blank check company with the powers and privileges to effect a Business Combination. Each of the Company and Astrum Singapore further acknowledges that, as described in the prospectus dated January 7, 2026 (the “Prospectus”), substantially all of BIII’s assets consist of the cash proceeds of BIII’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of BIII, certain of its public shareholders and the underwriters of BIII’s initial public offering. Each of the Company and Astrum Singapore acknowledges that, except with respect to interest earned on the funds held in the Trust Account that may be released to BIII to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of BIII entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and Astrum Singapore hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with BIII or any other Person; provided, however, that nothing in this Section 6.04 shall amend, limit, alter, change, supersede or otherwise modify the right of the Company and Astrum Singapore to (a) bring any action or actions for specific performance, injunctive and/or other equitable relief or (b) bring or seek a claim for Damages against BIII, or any of its successors or assigns, for any breach of this Agreement (but such claim shall not be against the Trust Account or any funds distributed from the Trust Account to holders of BIII Ordinary Shares in accordance with the BIII Governing Document and the Trust Agreement).

Section 6.05.    Shareholder Litigation. Without limiting Section 6.01 above, in the event that any material litigation related to this Agreement, any Ancillary Agreement or the Transactions is brought, or, to the knowledge of the Company or Astrum Singapore, threatened in writing, against the Company, Astrum Singapore or the board of directors of the Company or Astrum Singapore by any Person prior to the Closing, the Company and Astrum Singapore (as applicable) shall promptly after becoming aware of such litigation notify BIII of any such litigation and keep BIII reasonably informed with respect to the status thereof. The Company and Astrum Singapore (as applicable) shall consider in good faith BIII’s reasonable suggestions with respect to such litigation.

Section 6.06.    Satellite Related Matters. The Company, Astrum Singapore and their respective Subsidiaries shall take all actions as are commercially reasonably necessary to maintain Company Permits and the ITU Rights in full force and effect, including without limitation timely and properly filing and diligently prosecuting any applications with or notifications to relevant Governmental Authorities or the ITU, as the case may be, in connection with any Company Satellite and any New Satellite.

Section 6.07.    Founder Support Letter. The Company shall (a) use commercially reasonable efforts to maintain the Founder Support Letter in full force and effect until the Founder Support Letter expires in accordance with its terms and (b) during the Interim Period, promptly notify BIII in writing upon the Company becoming aware of (i) any material breach or default under the Founder Support Letter, (ii) any termination, amendment or modification of the Founder Support Letter, or (iii) any event or circumstance that could reasonably be expected to materially impair the ability of the Founder to perform his funding obligations under the Founder Support Letter.

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Section 6.08.    Related Party Loans. Prior to the Closing, the Company shall cause all outstanding loans, advances, or other Indebtedness owed by the Company or any of its Subsidiaries to any Related Party (“Related Party Loans”) to be novated to Astrum Holding or otherwise forgiven, cancelled, or contributed (without any cash payment or other consideration from the Company or any of its Subsidiaries) such that, after giving effect thereto, the financial statements of the Company and its Subsidiaries as included in the Registration Statement shall not reflect any Related Party Indebtedness as a liability of the Company or any of its Subsidiaries for any post-Closing period. The Company shall use commercially reasonable efforts to effect such novation or other arrangement in a manner that has the least adverse Tax consequences to the holders of Listco Shares, the Company or any of its Subsidiaries.

Article 7
Covenants of BIII

Section 7.01.    Conduct of Business. During the Interim Period, except as set forth on Section 7.01 of the BIII Disclosure Schedule, as expressly contemplated by this Agreement, as required by Applicable Law or as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned or delayed), BIII shall: (i) use commercially reasonable efforts to operate its business only in the Ordinary Course of Business, (ii) comply with, and continue performing under the BIII Governing Document, the Trust Agreement and all other agreements or Contracts to which BIII may be party, and (iii) not:

(a)         change, amend or propose to amend (i) the BIII Governing Document or (ii) the Trust Agreement or any other agreement related to the Trust Agreement, except for any such action in connection with the BIII Shareholders’ vote on an extension of the deadline for consummating a Business Combination or as provided for in this Agreement in connection with the Merger;

(b)         adjust, split, combine, subdivide, issue, pledge, deliver, award, grant redeem, purchase or otherwise acquire or sell, or authorize the issuance, pledge, delivery, award, grant or sale (including the grant of any encumbrances) of, any Equity Securities of BIII, other than (i) any redemption made in connection with the BIII Shareholder Redemption Right, (ii) any action in connection with the BIII Shareholders’ vote on an extension of the deadline for consummating a Business Combination, (iii) in connection with any private placement of securities conducted by BIII after the date hereof, or (iv) as otherwise required by the BIII Governing Document in order to consummate the Transactions;

(c)         merge or consolidate itself with any Person, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of BIII (other than the Merger);

(d)         make, authorize or declare any dividend (whether in the form of cash or other property) or distribution;

(e)         (i) enter into any material Contract, (ii) modify, voluntarily terminate, permit to lapse, waive, or fail to enforce any material right or remedy under any material Contract or (iii) materially amend, extend or renew any material Contract, in each case other than in the ordinary course of business;

(f)          other than as expressly required by the Sponsor Support Agreement or any Ancillary Agreement, required for purposes of funding working capital of BIII, enter into, renew or amend in any material respect, any transaction or Contract with Sponsor or an Affiliate of BIII;

(g)         hire any employees or adopt any Benefit Plans;

(h)         acquire (whether by merger or consolidation or the purchase of a substantial portion of the equity in or assets of or otherwise) any other Person;

(i)          other than required for purposes of funding working capital of BIII, incur any Indebtedness;

(j)          make any loans, advances or capital contributions to, or investments in, any other Person;

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(k)         (i) fail to timely pay all material Taxes that become due and payable, (ii) make or change any material Tax election (with any election under Treasury Regulations Section 301.7701-3 being material for this purpose), (iii) adopt or change any material Tax accounting method except as required by Applicable Law, (iv) settle or compromise any material Tax liability, (v) enter into any closing agreement within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) with respect to a material amount of Taxes, (vi) enter into any Tax sharing or similar arrangement, (vii) file any amended material Tax Return unless required by Applicable Law (other than any customary commercial Contract which does not primarily relate to Taxes), (viii) consent to any extension or waiver of the statute of limitations regarding any material amount of Taxes, (ix) settle or consent to any claim or assessment relating to any material amount of Taxes or (x) consent to any extension or waiver of the statute of limitations for any such claim or assessment (other than pursuant to an extension of time to file a Tax Return of not more than seven months obtained in the Ordinary Course of Business);

(l)          commence, discharge, settle, compromise, satisfy or consent to any entry of any judgment with respect to any pending or threatened Action that would reasonably be expected to (A) result in any material restriction on the Company or the Merger Surviving Company, or (B) involve any equitable remedies or admission of wrongdoing, or (ii) waive, release or assign any of its material claims or rights;

(m)        sell, lease, license, sublicense, exchange, mortgage, pledge, create any Liens (other than Permitted Liens) on, transfer or otherwise dispose of, or agree to sell, lease, license, sublicense, exchange, mortgage, pledge, transfer or otherwise create any Liens (other than Permitted Liens) on or dispose of, any of its material tangible or intangible assets, properties, securities, or interests;

(n)         make any material change in its financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or Applicable Law;

(o)         incur any capital expenditures; or

(p)         enter into any agreement to do any action prohibited under this Section 7.01.

Nothing contained in this Section 7.01 shall give to the Company or Astrum Singapore, directly or indirectly, the right to control or direct the ordinary course of business operations of BIII prior to the Closing. Notwithstanding anything to the contrary contained in this Agreement, prior to the Closing, each of BIII and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Applicable Law.

Section 7.02.    Shareholder Litigation. Without limiting Section 7.01 above, in the event that any material litigation related to this Agreement, any Ancillary Agreement or the Transactions is brought, or, to the knowledge of BIII, threatened in writing, against BIII or the board of directors of BIII by any BIII Shareholders or any other Person prior to the Closing, BIII shall promptly after becoming aware of such litigation notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. BIII shall consider in good faith the Company’s reasonable suggestions with respect to such litigation.

Section 7.03.    BIII NYSE Listing.

(a)         From the date hereof through the Closing, BIII shall use reasonable best efforts to ensure it remains listed as a public company on, and for BIII Class A Ordinary Shares to be listed on, NYSE.

(b)         Prior to the Closing, BIII shall use its reasonable best efforts to cause the Listco Shares issuable in accordance with this Agreement, including the Conversion and the Merger, to be approved for listing on NYSE, including by submitting an initial listing application with NYSE (the “Listing Application”) with respect to such shares, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Merger Effective Time, subject to official notice of issuance thereof. BIII shall use its reasonable best efforts to (i) cause the Listing Application, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from NYSE or its staff concerning the Listing Application, and (iii) have the Listing Application approved by NYSE as promptly as practicable after such filing, subject to official notice of issuance, on or prior to the Closing Date.

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Article 8
Joint Covenants

Section 8.01.    Efforts to Consummate.

(a)         Subject to the terms and conditions herein provided, each Party shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law and regulations to consummate and make effective as promptly as practicable the transactions contemplated hereby, including (x) the satisfaction, but not waiver, of the closing conditions set forth in Article 9, (y) obtaining as promptly as practicable the BIII Shareholder Approval (including, in respect of the Company and Astrum Singapore, conducting and participating in investor presentations to, and addressing questions from, BIII Shareholders) and all other consents, approvals, registrations, authorizations, waivers and permits necessary or advisable to be obtained from any third party or any Governmental Authorities and the expiration or termination of all applicable waiting periods under applicable Antitrust Laws necessary to consummate the transactions contemplated hereby, in each case by no later than the date falling one month after the Registration Statement shall have become effective in accordance with the Securities Act, and (z) obtaining approval for listing the Merger Consideration Shares on the NYSE and satisfying any of the initial listing requirements of the NYSE applicable to the Merger Surviving Company. Subject to Section 11.06, the costs incurred in connection with obtaining such consents of all Governmental Authorities, such expiration or termination of all applicable waiting periods under applicable Antitrust Laws, including any filing fees in connection with any Antitrust Law, shall be paid by the Company.

(b)         The Sponsor shall use its reasonable efforts to obtain undertakings from the Pre-Closing BIII Holders to waive and not exercise the BIII Shareholder Redemption Right in respect of their BIII Ordinary Shares. The Company shall use its reasonable best efforts to conduct and participate in investor presentations (which may be held remotely) to, and address questions from, BIII Shareholders, as the Sponsor may request for the purposes of reducing the exercise of the BIII Shareholder Redemption Right.

(c)         Each Party shall cooperate in connection with any investigation of the transactions contemplated hereby or litigation by, or negotiations with, any Governmental Authority or other Person relating to the transactions contemplated hereby or regulatory filings under Applicable Law and obtaining approval for listing the Merger Consideration Shares on the NYSE.

(d)         Each Party shall, in connection with the Agreement, the Ancillary Agreements and the Transactions, to the extent permitted by Applicable Law: (i) promptly notify the other Parties of, and if in writing, furnish the other Parties with copies of (or, in the case of oral communications, advise the other Parties of) any material substantive communications from or with any Governmental Authority, (ii) cooperate in connection with any proposed substantive written or oral communication with any Governmental Authority and permit the other Parties to review and discuss in advance, and consider in good faith the view of the other Parties in connection with, any proposed substantive written or oral communication with any Governmental Authority, (iii) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other Parties a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other Parties or their outside counsel the opportunity to attend and participate therein, (iv) furnish such other Parties’ outside legal counsel with copies of all filings and communications between it and any such Governmental Authority and (v) furnish such other Parties’ outside legal counsel with such necessary information and reasonable assistance as such other Parties’ outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority; provided that materials required to be provided pursuant to this Section 8.01(d) may be restricted to outside legal counsel and may be redacted (A) as necessary to comply with contractual arrangements, and (B) to remove references to privileged information.

Section 8.02.    Indemnification and Insurance.

(a)         At and from the Closing, the Merger Surviving Company will enter into customary indemnification agreements with the members of the Board. Each of the Company and BIII agrees that all rights held by each present and former director and officer of the Company and BIII to indemnification and exculpation from liabilities for acts or omissions (other than such liability (if any) that they may incur by reason of their own actual fraud) occurring at or prior to the Merger Effective Time, whether asserted or claimed prior to, at, or after the Merger Effective Time, provided in the Company’s Governing Document or the BIII Governing Document in

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effect on the date of this Agreement shall survive the Merger and shall continue in full force and effect until the sixth anniversary of the Merger Effective Time. Without limiting the foregoing, BIII shall cause the Merger Surviving Company (i) to maintain for a period of not less than six years from the Merger Effective Time provisions in its Governing Documents concerning the indemnification and exculpation (including provisions relating to expense advancement) of BIII’s and the Company’s former and current officers and directors that are no less favorable to those Persons than the provisions of BIII’s and the Company’s respective Governing Document as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

(b)         BIII may cause coverage to be extended under its current directors’ and officers’ liability insurance by obtaining a six year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Merger Effective Time; provided that the Company shall not be responsible for bearing any annual premium of such insurance that exceeds 200% of the aggregate annual premium currently payable by BIII for such insurance policy. If any claim is asserted or made within such six year period, the provisions of this Section 8.02 shall be continued in respect of such claim until the final disposition thereof.

(c)         Notwithstanding anything to the contrary contained in this Agreement, this Section 8.02 shall survive the consummation of the Merger until the sixth anniversary of the Merger Effective Time and shall be binding, jointly and severally, on all successors and assigns of the Merger Surviving Company. In the event that the Merger Surviving Company or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Merger Surviving Company shall succeed to the obligations set forth in this Section 8.02.

Section 8.03.    Tax Matters.

(a)         Intended Tax Treatment.

(i)    The Parties intend that, for U.S. federal income tax purposes (and applicable corresponding state and local income tax purposes), the Astrum Stock Acquisition qualify for the Intended Tax Treatment.

(ii)   The Parties shall file all Tax Returns consistent with each of the two positions constituting the Intended Tax Treatment and shall not take any position on any Tax Return, or in any Tax audit, examination, contest or other proceeding with respect to Taxes, that is inconsistent with the Intended Tax Treatment, unless Astrum Holding determines in good faith (and after consultation with BIII) that there is not a likelihood of success of “more likely than not” for one or both of such positions (a “Reporting Exception Determination”).

(iii)  In the event the SEC requests or otherwise requires a tax opinion regarding the Intended Tax Treatment, the Company shall use its commercially reasonable efforts to cause Loeb & Loeb LLP (or such other nationally recognized law or accounting firm representing the Company and mutually acceptable to the Parties) to deliver such tax opinion in form and substance reasonably satisfactory to the Parties. Notwithstanding anything to the contrary in this Agreement, the receipt or delivery of a tax opinion regarding the Intended Tax Treatment shall not be a condition to the obligations of any Party to consummate the Closing. Notwithstanding any provision herein, Loeb & Loeb LLP shall not be required to issue any opinion with respect to the tax consequences of the Business Combination or any of the transactions contemplated herein to BIII or to its shareholders. In the event of a Reporting Exception Determination, this Section 8.03(a)(iii) shall not apply with respect to the Intended Tax Treatment positions or positions that gave rise to such Reporting Exception Determination.

(iv)   The parties shall cooperate fully, and to the extent reasonably requested by the other Party or its counsel to document and support the Intended Tax Treatment of the Astrum Stock Acquisition. Without limitation of the foregoing, each Party shall use reasonable best efforts to execute and deliver customary tax representation letters to Loeb & Loeb LLP (or such other advisor) in form and substance reasonably satisfactory to such advisor to support any tax opinion provided by such advisor in accordance with Section 8.03(a)(iii).

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(b)         Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions (“Transfer Taxes”) shall be borne by the Party responsible under Applicable Law and paid when due. The Company and BIII agree to reasonably cooperate to reduce or eliminate the amount of any such Transfer Taxes. The Party responsible under Applicable Law shall timely file all necessary Tax Returns and other documentation with respect to all Transfer Taxes.

(c)         Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party with respect to Tax matters of the Company or otherwise relating to the transactions contemplated by this Agreement. Such cooperation shall include the provision of records and information which are reasonably relevant to any such matters and within such Party’s possession or obtainable without material cost or expense, and making employees or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d)         Certain Gain Recognition Agreement Matters. BIII and the Merger Surviving Company shall reasonably cooperate with any Astrum Shareholder that is a party to, or that has filed or files, a gain recognition agreement under Treasury Regulations Section 1.367(a)-8 (or any successor regulation thereto) in connection with the Astrum Stock Acquisition, including by providing such information as may be reasonably requested by such shareholder and as is necessary or advisable to enable such shareholder to (i) enter into any new, amended or restated gain recognition agreement (including any new gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8(k)) in connection with the Merger, (ii) comply with the terms of any existing gain recognition agreement (including any annual certification requirements), or (iii) otherwise comply with the gain recognition agreement rules under Section 367(a) of the Code and the Treasury Regulations promulgated thereunder (including Treasury Regulations Section 1.367(a)-8); provided that BIII, the Merger Surviving Company and their respective direct or indirect Affiliates (i) shall not be required to incur any material out-of-pocket costs in connection with such cooperation (other than costs that are reimbursed by the requesting Astrum Shareholder), and (ii) shall not be prohibited or restricted from taking any actions or entering into any transactions that might otherwise result in the Astrum Shareholder recognizing gain under the applicable gain recognition agreement.

Section 8.04.    Proxy Statement; Registration Statement.

(a)         As promptly as reasonably practicable after the date of this Agreement, BIII, the Company and Astrum Singapore shall prepare, and BIII shall file with the SEC the Registration Statement, in which a preliminary proxy statement in connection with the Merger to be sent to the Pre-Closing BIII Holders among other things, relating to the BIII Extraordinary General Meeting in accordance with and as required by the BIII Governing Document, Applicable Law, and any applicable rules and regulations of the SEC and the NYSE (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”) for the purposes of the approval of the Transaction Proposals will be included as a prospectus. BIII, the Company and Astrum Singapore shall use commercially reasonable efforts to cooperate, and cause their respective Subsidiaries, as applicable, to reasonably cooperate, with each other and their respective representatives in the preparation of the Proxy Statement and the Registration Statement. BIII, the Company and Astrum Singapore shall use their commercially reasonable efforts to cause the Proxy Statement and the Registration Statement to comply with the rules and regulations promulgated by the SEC, respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement (taking into account the matters set forth in Section 8.03(a)(iii) to the extent applicable), to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof and by no later than the Effectiveness Deadline, to keep the Registration Statement effective (i) as long as is necessary to consummate the Merger and the other Transactions or (ii) until such date after Closing on which a registration statement on Form F-1 registering (A) the issuance of Listco Shares issuable upon the exercise of BIII Warrants and (B) the resale of all Listco Shares (including Listco Shares issuable upon exercise of BIII Warrants) and BIII Warrants held or to be held by the Non-Public Eligible BIII Shareholders has been declared effective under the Securities Act (the “Resale F-1 Effective Date”), whichever is later, and to use commercially reasonable efforts to keep the resale prospectus included in the Registration Statement current until the Resale F-1 Effective Date.

(b)         BIII and the Company shall use commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the Merger, and the Company and BIII shall promptly furnish all information concerning itself as may be reasonably requested in connection with any such action.

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(c)         Each of Astrum Singapore and the Company shall use reasonable best efforts to promptly furnish to BIII all information concerning itself, its Subsidiaries, officers, directors, managers, members and shareholders, as applicable, and such other matters, in each case, as may be reasonably necessary in connection with and for inclusion in the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of BIII to the SEC or the NYSE in connection with the Merger and the other transactions contemplated hereby (including any amendment or supplement to the Proxy Statement or the Registration Statement) (collectively, the “Offer Documents”).

(d)         BIII shall notify the Company promptly after BIII receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Merger Consideration Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement, the Registration Statement or the other Offer Documents or for additional information. BIII shall provide the Company with a reasonable opportunity to review and comment on the Proxy Statement and the Registration Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC and give due consideration to all comments reasonably proposed by the Company in respect of such documents and responses prior to filing such with or sending such to the SEC, and, to the extent practicable, the Parties will provide each other with copies of all such filings made and correspondence with the SEC. BIII and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) any response to comments of the SEC with respect to the Proxy Statement, the Registration Statement or the other Offer Documents and any amendment filed in response thereto.

(e)         Each of BIII, Astrum Singapore and the Company shall use commercially reasonable efforts to ensure that none of the information related to it or any of its Affiliates, supplied by it or on its behalf for inclusion or incorporation by reference in (i) the Proxy Statement will, as of the date it is first mailed to the Pre-Closing BIII Holders, or at the time of the BIII Extraordinary General Meeting, or (ii) the Registration Statement will, at the time the Registration Statement is filed, at the time it becomes effective under the Securities Act and at the Merger Effective Time, in either case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(f)          If, at any time prior to the Merger Effective Time, any information relating to BIII, the Company, Astrum Singapore or any of their respective Subsidiaries, Affiliates, directors or officers, as applicable, or the Astrum Shareholders is discovered by any of BIII or the Company to be inaccurate and is required to be set forth in an amendment or supplement to either the Proxy Statement or the Registration Statement, so that the Proxy Statement or the Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall, subject to the other provisions of this Section 8.04, be promptly filed by BIII with the SEC and, to the extent required by Applicable Law, disseminated to the Pre-Closing BIII Holders.

Section 8.05.    BIII Shareholder Approval.

(a)         BIII shall take, in accordance with Applicable Law, the rules of the NYSE, and the BIII Governing Document, all action necessary to call, hold, and convene an extraordinary general meeting of holders of BIII Ordinary Shares (including any permitted adjournment or postponement, the “BIII Extraordinary General Meeting”) to consider and vote upon the Transaction Proposals and to provide the BIII Shareholders with the opportunity to effect a BIII Share Redemption in connection therewith, as promptly as reasonably practicable after the date that the Registration Statement is declared effective under the Securities Act but in no event earlier than 20 days after mailing to the BIII Shareholders. BIII shall, through the BIII Board, recommend to the BIII Shareholders (including in the Proxy Statement) and solicit approval of (i) the adoption and approval of this Agreement and the Transactions as a Business Combination, (ii) the adoption and approval of the Merger and the Plan of Merger, (iii) the amendment to the authorized share capital of BIII from the Merger Effective Time to increase the number of authorized shares for the issuance of the Merger Consideration Shares, the Performance Shares, Listco Shares under the Equity Incentive Plan, Listco Shares upon exercise of BIII Warrants, and such additional Listco Shares as may be necessary or desirable for general corporate purposes, (iv) the amendment and restatement of the BIII Governing

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Document by its replacement with the Listing Articles from the Merger Effective Time, which Listing Articles shall provide, among other things, the new authorized share capital and the new name of BIII, (v) the change of name of BIII to “Astrum Space Company” (or such other name as may be agreed by the Company and BIII) from the Merger Effective Time, (vi) the issuance of the Merger Consideration Shares and the Performance Shares, (vii) the adoption and approval of the Equity Incentive Plan, (viii) the adoption and approval of any other proposals as the SEC (or staff member thereof) or the NYSE may indicate are necessary in its comments to the Proxy Statement, the Registration Statement or correspondence related thereto, (ix) the adoption and approval of any other proposals as reasonably agreed by BIII and the Company to be necessary or appropriate in connection with the Merger and (x) the adjournment of the BIII Extraordinary General Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (x), together, the “Transaction Proposals”). BIII shall use its reasonable best efforts to obtain the approval of the Transaction Proposals at the BIII Extraordinary General Meeting, including by soliciting proxies as promptly as reasonably practicable in accordance with Applicable Law for the purpose of seeking the approval of the Transaction Proposals and adjourning the BIII Extraordinary General Meeting as many times as reasonably necessary to permit further solicitation of proxies in the event there are not sufficient votes to approve and adopt any of the Transaction Proposals.

(b)         Notwithstanding anything to the contrary contained in this Agreement, once the BIII Extraordinary General Meeting to consider and vote upon the Transaction Proposals has been called and noticed, BIII will not adjourn or postpone the BIII Extraordinary General Meeting without the consent of the Company, other than (i) for the absence of a quorum, in which event BIII shall adjourn the meeting up to three times for up to ten Business Days each time, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that BIII has determined in good faith, after consultation with its outside legal advisors, is necessary under Applicable Law, and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of BIII Ordinary Shares prior to the BIII Extraordinary General Meeting, or (iii) a one-time adjournment or postponement of up to ten Business Days to solicit additional proxies from holders of BIII Ordinary Shares to the extent BIII has determined that such adjournment or postponement is reasonably necessary to obtain the approval of the Transaction Proposals.

Section 8.06.    Post-Closing Board.

(a)         The Parties shall take all necessary actions to cause the Board as of immediately following the Closing to consist of not more than five directors (including a Chairman of the Board) to be appointed by Astrum Holding, all of whom should meet the director qualification and eligibility criteria of Applicable Laws and the applicable listing rules of the NYSE, with the composition of the Board complying with the director independence rules as required by the applicable listing rules of the NYSE and other Applicable Laws. From Closing and for two (2) years after Closing, the Sponsor will have the right to nominate one (1) director to the Board for a term not less than two (2) years on terms to be mutually agreed by the Merger Surviving Company and the Sponsor.

Section 8.07.    Trust Account. Upon satisfaction or waiver of the conditions set forth in Article 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice BIII shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with, subject to and pursuant to the Trust Agreement and the BIII Governing Document, (a) at the Closing, (i) BIII shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) shall cause the Trustee to (A) pay as and when due all amounts payable for BIII Share Redemptions and (B) pay all amounts then available in the Trust Account to, or at the direction of, BIII in accordance with this Agreement (including Section 3.04) and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 8.08.    Form 8-K Filings. BIII and the Company shall mutually agree upon and issue a press release announcing the execution of this Agreement. BIII and the Company shall cooperate in good faith with respect to the prompt preparation of, and, as promptly as practicable after the effective date of this Agreement (but in any event within four Business Days thereafter), BIII shall file with the SEC, a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement. Prior to the Closing, BIII and the Company shall mutually agree upon and prepare a press release announcing the consummation of the Transactions (“Closing Press Release”). Concurrently with or promptly after the Closing, BIII shall issue the Closing Press Release and BIII

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shall file it on a Current Report on Form 8-K. BIII and the Company shall cooperate in good faith with respect to the preparation of, and BIII shall prepare, a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant (the “Completion 8-K”). Concurrently with the Closing, or as soon as practicable (but in any event within four Business Days) thereafter, the Merger Surviving Company shall file the Completion 8-K with the SEC.

Section 8.09.    Equity Incentive Plan. Prior to the Closing Date, BIII shall approve and, subject to the approval of the BIII Shareholders, adopt an equity incentive plan with terms consistent with this Section 8.09 and as otherwise determined by the Company and BIII (the “Equity Incentive Plan”). The Equity Incentive Plan will provide for the grant of awards to employees, service providers, the Founder and other eligible participants of the Merger Surviving Company and its Subsidiaries with a total pool of awards of Listco Shares not exceeding 20% of the aggregate number of Listco Shares outstanding as of immediately after the Closing, on a fully diluted, as converted and as-exercised basis. The Equity Incentive Plan shall be effective upon and from the Closing.

Section 8.10.    No Shop. During the Interim Period, BIII, on the one hand, and the Company, Astrum Singapore and their respective Subsidiaries, on the other hand, will not, nor will they direct, authorize, cause or permit their respective Representatives to, directly or indirectly (a) take any action to solicit, initiate or engage in discussions or negotiations with, or enter into any binding agreement with, any Person concerning, or which would reasonably be expected to lead to, an Acquisition Transaction, (b) in the case of BIII, fail to include the BIII Board Recommendation in (or remove the BIII Board Recommendation from) the Registration Statement, or (c) withhold, withdraw, qualify, amend or modify (or publicly propose or announce any intention or desire to withhold, withdraw, qualify, amend or modify), in a manner adverse to the other Party, the approval of such Party’s governing body of this Agreement, the Ancillary Agreements and/or any of the Transactions, or, in the case of BIII, the BIII Board Recommendation, unless, in the case of clauses (b) and (c), the applicable party reasonably determines based on advice of outside counsel that the failure to take, or taking of, such action would be reasonably likely to be in breach of the BIII Board’s fiduciary duties under Applicable Law. Promptly upon receipt of an unsolicited proposal regarding an Acquisition Transaction, BIII, Astrum Singapore and the Company shall notify the other party thereof, which notice shall include a written summary of the material terms of such unsolicited proposal. Notwithstanding the foregoing, the Parties may respond to any unsolicited proposal regarding an Acquisition Transaction only by indicating that such Party has entered into a binding definitive agreement with respect to a business combination and is unable to provide any information related to such Party or any of its Subsidiaries or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Transaction. From and after the date hereof, BIII shall, and shall instruct its officers and directors to, and BIII shall instruct and cause its Representatives, the Sponsor and their respective Subsidiaries and their respective Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than the Company and its Representatives) with respect to an Acquisition Transaction. For the purposes hereof, “Acquisition Transaction” means, (i) with respect to the Company and Astrum Singapore, any merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction (other than (x) the Transactions, (y) transactions in the Ordinary Course of Business, and (z) other transactions that would not be restricted under Section 6.01 and are not undertaken within the intention of frustrating the Transactions), in each case, involving the sale, lease, exchange or other disposition of at least a majority of the properties or assets of the Company and its Subsidiaries as a whole or Equity Securities of the Company, Astrum Singapore or their respective Subsidiaries representing in aggregate at least 15% of the Company’s total consolidated assets and (ii) with respect to BIII, any transaction (other than the Transactions) involving, directly or indirectly, any merger or consolidation with or acquisition of, purchase of assets, businesses or equity of, consolidation or similar business combination with or other transaction that would constitute a Business Combination with or involving BIII (or any Affiliate or Subsidiary of BIII), on the one hand, and any party other than Astrum Singapore, the Company or the Astrum Shareholders, on the other hand.

Section 8.11.    Notification of Certain Matters. Each of BIII, Astrum Singapore and the Company shall give prompt notice to the other Party of: (a) any Action or investigation that would have been required to be disclosed to the other Party under this Agreement if such Party had knowledge of it as of the date hereof; (b) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition set forth in Section 9.02 or Section 9.03 not to be satisfied at any time from the date of this Agreement to the Merger Effective Time; (c) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the Merger or the other Transactions; (d) without limiting Section 8.01, any regulatory notice or report from a Governmental Authority

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in respect of the Transactions; and (e) in the case of the Company, any information or knowledge obtained by the Company, or any of its Subsidiaries that could reasonably be expected to materially affect the Company’s or any of its Subsidiaries’ current projections, forecasts or budgets or estimates of revenues, earnings or other measures of financial performance for any period.

Section 8.12.    PIPE Financing. During the Interim Period, the Parties shall use commercially reasonable efforts to raise equity, structured equity or equity-linked financing, debt financings or any other type of financings, whether from strategic investors or otherwise as mutually agreed by BIII and the Company (a “PIPE Financing”). The Company, Astrum Singapore and BIII shall co-lead the effort to identify potential investors for the PIPE Financing, including institutional and high-net-worth investors across various jurisdictions. In addition, the Company and Astrum Singapore shall take the leading role with BIII providing reasonable cooperation as may be requested by the Company or Astrum Singapore to participate in and deliver presentations at investor meetings with prospective PIPE Financing investors, including by making its officers and representatives available for investor meetings and providing such information regarding BIII, the Company and its Subsidiaries (as applicable) as may be reasonably requested by prospective investors. The Company shall enter into engagement letters with one or more PIPE placement agents in form and substance reasonably acceptable to the Company and BIII (“PIPE Engagement Letters”). Any PIPE Financing shall be consummated pursuant to one or more subscription agreements (including forward purchase agreements) entered into by the Company, in form and substance reasonably acceptable to the Company and BIII, pursuant to which investors mutually approved by the Company and BIII shall agree to purchase Equity Securities of the Merger Surviving Company, or notes or other similar instruments of the Merger Surviving Company, in a private placement or placements to be consummated no later than the Closing, on the terms and conditions set forth therein.

Article 9
Conditions to Obligations

Section 9.01.    Conditions to Obligations of BIII and the Company.

The obligations of BIII and the Company to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if permitted by Applicable Law) in writing by both BIII and the Company:

(a)         Listing Requirements. The Merger Consideration Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance thereof.

(b)         Required Governmental Consents. The consents or approvals of Governmental Authorities as set forth on Section 9.01(b) of the Company Disclosure Schedule shall have been received.

(c)         Applicable Law. There shall not be in force any Applicable Law or Governmental Order enjoining, prohibiting, making illegal or preventing the consummation of the Transactions.

(d)         BIII Shareholder Approval. The BIII Shareholder Approval shall have been obtained and shall remain in full force and effect.

(e)         Effectiveness of Registration Statement. The Registration Statement shall have been declared effective in accordance with the Securities Act.

(f)          Stop Order. No stop order shall have been issued by the SEC with respect to the Registration Statement and no Action seeking such stop order shall have been threatened or initiated.

Section 9.02.       Conditions to Obligations of BIII.

The obligations of BIII to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by BIII:

(a)         Representations and Warranties.

(i)    Each of the representations and warranties of the Company and Astrum Singapore contained in this Agreement (without giving effect to any materiality or “Company Material Adverse Effect” or similar qualifications therein), other than the representations and warranties set forth in Section 4.01,

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Section 4.02, Section 4.05, Section 4.06, Section 4.09(a), Section 4.25 and Section 4.26, shall be true and correct as of the date of this Agreement and as of the Closing, as if made at and as of such time, except with respect to representations and warranties which speak as to another specified time, which representations and warranties shall be true and correct at and as of such time, except for, in each case, such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii)   The representations and warranties of the Company and Astrum Singapore contained in Section 4.05, Section 4.06 and Section 4.09(a) shall be true and correct (except for de minimis inaccuracies in respect of any Subsidiaries with respect to Section 4.05 and Section 4.06) as of the date of this Agreement and as of the Closing, as if made at and as of such time.

(iii)  Each of the representations and warranties of the Company and Astrum Singapore contained in Section 4.01, Section 4.02, Section 4.25 and Section 4.26 (without giving effect to any materiality or “Company Material Adverse Effect” or similar qualifications therein), shall be true and correct as of the date of this Agreement and as of the Closing, as if made at and as of such time (except to the extent that any such representation and warranty speaks expressly as of another specified time, in which case such representation and warranty shall be true and correct as of such time), except for, in each case, such failures to be true and correct as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

(b)         Covenants.

(i)    Each of the covenants, obligations and agreements of the Company and Astrum Singapore hereunder to be performed as of or prior to the Closing (other than the covenant, obligation and agreement set forth in Section 6.08) shall have been performed in all material respects; and

(ii)   The covenant, obligation and agreement of the Company and Astrum Singapore set forth in Section 6.08 shall have been performed in all respects,

provided, that for the purposes of this Section 9.02(b), a covenant of the Company or Astrum Singapore shall only be deemed to have not been performed if the Company or Astrum Singapore (as the case may be) has materially breached such covenant and failed to cure, if curable, within 20 days after receipt by the Company or Astrum Singapore (as the case may be) from BIII notice of such breach.

(c)         No Company Material Adverse Effect. From the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.

(d)         Closing Deliverables. BIII shall have received the deliverables set forth in Section 3.01(a).

(e)         Astrum Holding Approval. Astrum Holding, as the sole shareholder of the Company, shall have passed a special resolution of the Company approving the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, and such resolution shall remain in full force and effect.

Section 9.03.       Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)         Representations and Warranties.

(i)     Each of the representations and warranties of BIII contained in this Agreement (without giving effect to any materiality or “BIII Material Adverse Effect” or similar qualifications therein), other than the representations and warranties set forth in Section 5.01, Section 5.02, Section 5.06, Section 5.12(b) and Section 5.21, shall be true and correct as of the date of this Agreement and as of the Closing, as if made at and as of such time, except with respect to representations and warranties which speak as to another specified time, which representations and warranties shall be true and correct at and as of such time, except for, in each case, such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a BIII Material Adverse Effect.

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(ii)   The representations and warranties of BIII contained in Section 5.01(c), Section 5.02 and Section 5.12(b) shall be true and correct as of the date of this Agreement and as of the Closing, as if made at and as of such time.

(iii)  Each of the representations and warranties of BIII contained in Section 5.01(a), Section 5.01(b), Section 5.06 and Section 5.21 (without giving effect to any materiality or “BIII Material Adverse Effect” or similar qualifications therein), shall be true and correct in all respects except for de minimis inaccuracies as of the date of this Agreement and as of the Closing, as if made at and as of such time (except to the extent that any such representation and warranty speaks expressly as of another specified time, in which case such representation and warranty shall be true and correct in all respects except for de minimis inaccuracies as of such time).

(b)         Covenants. Each of the covenants, obligations and agreements of BIII hereunder to be performed as of or prior to the Closing shall have been performed in all material respects; provided, that for the purposes of this Section 9.03(b), a covenant of BIII shall only be deemed to have not been performed if BIII has materially breached such covenant and failed to cure, if curable, within 20 days after receipt by BIII from the Company notice of such breach (or if earlier, the Termination Date).

(c)         No BIII Material Adverse Effect. From the date of this Agreement, there shall not have occurred a BIII Material Adverse Effect that is continuing.

(d)         Closing Deliverables. The Company shall have received the deliverables set forth in Section 3.01(b).

Section 9.04.       Satisfaction of Conditions. All conditions to the obligations of the Company and BIII to proceed with the Closing under this Agreement will be deemed to have been fully and completely satisfied or waived for all purposes if the Closing occurs.

Article 10
Termination

Section 10.01.     Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Closing only:

(a)         by a written instrument executed by all the Parties;

(b)         by either the Company or BIII if the Closing shall not have occurred on or before May 27, 2027 or such later date as may be mutually agreed by the Company and BIII (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b) shall not be available (i) to BIII if any breach of or failure to perform any provision of this Agreement by BIII results in the failure of the Closing to be consummated by such date or (ii) to the Company if any breach of or failure to perform any provision of this Agreement by the Company or Astrum Singapore results in the failure of the Closing to be consummated by such date;

(c)         by either the Company or BIII if the consummation of the Merger is permanently enjoined, prohibited, deemed illegal or prevented by the terms of a final, non-appealable Governmental Order;

(d)         by BIII if there is any breach of any representation, warranty, covenant or agreement on the part of the Company or Astrum Singapore set forth in this Agreement, such that the conditions specified in Section 9.02(a) or Section 9.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company or Astrum Singapore (as applicable), then, for a period of up to 30 days (or any shorter period of the time that remains between the date BIII provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from BIII of such breach, but only as long as the Company or Astrum Singapore (as applicable) continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period; provided that BIII shall not have the right to terminate this Agreement pursuant to this Section 10.01(d) if BIII is then in breach of its covenants, agreements, representations or warranties contained in this Agreement, which breach by BIII would cause any condition set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied;

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(e)         by the Company if there is any breach of any representation, warranty, covenant or agreement on the part of BIII set forth in this Agreement, such that the conditions specified in Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing (a “Terminating BIII Breach”), except that, if any such Terminating BIII Breach is curable by BIII, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by BIII of notice from the Company of such breach, but only as long as BIII continues to use their reasonable best efforts to cure such Terminating BIII Breach (the “BIII Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating BIII Breach is not cured within the BIII Cure Period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(e) if the Company or Astrum Singapore is then in breach of its covenants, agreements, representations or warranties contained in this Agreement, which breach by the Company or Astrum Singapore would cause any condition set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied; or

(f)          by either the Company or BIII if the BIII Shareholder Approval is not obtained upon a vote duly taken thereon at the BIII Extraordinary General Meeting (including any permitted adjournment or postponement of the BIII Extraordinary General Meeting).

The Party desiring to terminate this Agreement pursuant to this Section 10.01 (other than Section 10.01(a)) shall give written notice of such termination to each other Party.

Section 10.02.     Effect of Termination.

(a)         Except as otherwise set forth in this Section 10.02, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of any of the Parties for any intentional and wilful material breach of this Agreement or fraud by such Party occurring prior to such termination. The provisions of Sections 6.04, 10.02, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.13, 11.15, 11.16 and 11.17 (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any defined term or other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall, in each case, survive any termination of this Agreement.

(b)         Notwithstanding anything herein to the contrary, if this Agreement is terminated pursuant to Section 10.01 other than for reason solely attributable to a breach of or failure to perform any obligations hereunder by BIII, the Company shall allot and issue to the Sponsor, and the Sponsor shall receive from the Company, within ten (10) Business Days after the date of such termination, 0.0035 Company Ordinary Shares (which shall be equitably and proportionately adjusted in the event of any share split (including reverse share split), share dividend or distribution, reorganization, recapitalization or other similar transaction affecting the Company Ordinary Shares after the date of this Agreement). Any Company Ordinary Shares issued to the Sponsor pursuant to this provision shall be subject to such transfer restrictions as the Company may impose from time to time, and no transfer of such shares shall be effected without the prior written approval of the Company; provided, however, subject to applicable securities law restrictions, that no such approval shall be required for any transfer to an Affiliate of the Sponsor.

Article 11
Miscellaneous

Section 11.01.     Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Closing, except for (a) those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Closing and then only to such extent until such covenants and agreements have been fully performed, (b) any covenants and agreements in the Surviving Provisions and (c) any claim arising out of fraud.

Section 11.02.     Waiver. Any party to this Agreement may, at any time prior to the Closing, waive any of the terms or conditions of this Agreement. No waiver of any term or condition of this Agreement shall be valid unless the waiver is in writing and signed by the waiving party.

Annex A-58

Section 11.03.     Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email or other electronic transmission (in each case in this clause (d), solely if receipt is confirmed), addressed as follows:

(i)	If to BIII, to:
Black Spade Acquisition III Co
Suite 2902, 29/F, The Centrium
60 Wyndham Street, Central
Hong Kong
	Attention:	Dennis Tam
Kester Ng
Email:

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
9 Raffles Place
#42 – 02 Republic Plaza
Singapore 048619
Attention:	Sharon Lau
Stacey Wong
Email:
(ii)	If to the Company or Astrum Singapore, to:
Astrum Networks Pte. Ltd.
160 Robinson Road, #14-04, Singapore Business Federation Center
Singapore 068914
	Attention:	Jonathan Wang
Email:

with copies (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention:	David J. Levine
Rima Roawad
Joan S. Guilfoyle
Email:
Loeb & Loeb LLP
101000 Santa Monica Blvd. #2200
Los Angeles, CA 90067
Attention:	Victor Chen
Email:

or to such other address or addresses as the parties may from time to time designate in writing by notice to the other parties in accordance with this Section 11.03.

Annex A-59

Section 11.04.     Assignment. No party hereto shall assign, delegate or otherwise transfer (by operation of law or otherwise) any of its rights or obligations under this Agreement or any part hereof without the prior written consent of the other parties hereto. Any assignment in contravention of the preceding sentence shall be null and void ab initio. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.05.     Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties hereto, any right or remedies under or by reason of this Agreement, including, without limitation, the right to rely upon the accuracy or completeness of the representations and warranties set forth herein; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of BIII (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 8.02, (b) the past, present and future directors, managers, officers, employees, incorporators, members, partners, equityholders, Affiliates, agents, attorneys, advisors and representatives of the parties and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, this Section 11.05 and Section 11.16 and (c) the Sponsor is an intended third-party beneficiary of, and may enforce, Section 10.02(b).

Section 11.06.     Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement, the Ancillary Agreements and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisors and accountants; provided that, notwithstanding anything to the contrary, if the Transactions are consummated, the Merger Surviving Company shall pay or cause to be paid all costs and expenses (including reasonable and documented fees and expenses of counsel, auditors and financial and other advisors and fees and expenses under Section 8.02) incurred by the Company and its Subsidiaries and BIII in connection with this Agreement, the Ancillary Agreements, and the Transactions; BIII shall provide the Company, upon the Company’s written request, with written notice (which delivery may be made via email) of its reasonable estimates of the costs and expenses incurred as of such date and to be incurred through the Closing by BIII; provided further that, if the Transactions are not consummated, the Company shall bear all costs and expenses paid to the SEC in connection with the Registration Statement and Proxy Statement and related printer fees, all costs and expenses paid to the New York Stock Exchange in connection with the application for listing of the Merger Surviving Company, all costs and expenses incurred by the Parties or any one of them relating to the satisfaction of stock exchange continued and/or initial listing requirements relating to an entity’s public float, shareholder distribution or related conditions, and all costs and expenses incurred in connection with the PIPE Financing (including any fees and expenses under the PIPE Engagement Letters).

Section 11.07.     Governing Law. This Agreement, and all Actions based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Section 11.08.     Dispute Resolution and Waiver of Jury Trial.

(a)         Subject to Section 11.15, any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the courts of the Borough of Manhattan in the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York located therein and, in each case, appellate courts therefrom, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Applicable Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.08.

Annex A-60

(b)         EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 11.08.

Section 11.09.     Headings and Captions; Counterparts. The headings and captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or .pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.10.     Entire Agreement. This Agreement (including, for the avoidance of doubt, any Annexes, Appendices, Exhibits or Schedules annexed hereto or referred to herein, including the Company Disclosure Schedule and the BIII Disclosure Schedule), the Confidentiality Agreement, and the Ancillary Agreements constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the parties hereto except as expressly set forth in this Agreement and the Ancillary Agreements.

Section 11.11.     Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties; provided that, after the BIII Shareholder Approval has been obtained, there shall be no amendment or modification that would require the further approval of the Pre-Closing BIII Holders under Applicable Law without such approval having first been obtained.

Section 11.12.     Publicity. Except communications consistent with the final form of joint press release announcing the Transactions and the investor presentation given to investors in connection with the announcement of the Transactions, BIII, on the one hand, and the Company and Astrum Singapore, on the other hand, shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comment by the other, prior to issuing any press releases or other public written communications or otherwise making planned public statements with respect to the Transactions and prior to making any filings with any third party and/or any Governmental Authority with respect thereto, and (other than in the case where the public announcement is required by Applicable Law) shall not make or issue any such press release or other public written communications or otherwise make any planned public statements without the prior written consent of the other Parties, which approval shall not be unreasonably withheld or delayed.

Section 11.13.     Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under any Applicable Law governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Applicable Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 11.14.     Disclosure Schedules. Each of the Company and BIII has set forth information on their respective disclosure schedules in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of a disclosure schedule need not be set forth in any other section so long as its relevance to such other section of the disclosure schedule or section of the Agreement is reasonably apparent.

Annex A-61

Any item of information, matter or document disclosed or referenced in, or attached to, the Company Disclosure Schedules or the BIII Disclosure Schedules shall not (a) be used as a basis for interpreting the terms “material,” “Company Material Adverse Effect,” “BIII Material Adverse Effect,” “material adverse effect” or other similar terms in this Agreement or to establish a standard of materiality, (b) represent a determination that such item or matter did not arise in the Ordinary Course of Business, (c) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter (other than with respect to any section of the Company Disclosure Schedules or BIII Disclosure Schedules, as applicable, referred to in any representation or warranty in this Agreement that expressly requires listing facts, circumstances or agreements in such section of the Company Disclosure Schedules or BIII Disclosure Schedules, as applicable), or (d) notwithstanding the foregoing in subclause (c), constitute, or be deemed to constitute, an admission to any third party in any respect concerning such item or matter.

Section 11.15.     Enforcement.

(a)         The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of Damages or inadequacy of any remedy at Applicable Law, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement or Applicable Law.

(b)         Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.15(b) shall not be required to provide any bond or other security in connection with any such injunction. The Parties acknowledge and agree that nothing contained in this Section 11.15 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 11.15 before exercising any termination right under Section 10.01 or pursuing damages.

Section 11.16.     Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Astrum Singapore or BIII under this Agreement of or for any Action based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 11.16, nothing in this Section 11.16 shall limit (a) any liabilities or obligations against any party to an Ancillary Agreement in respect thereof or (b) any Party’s remedies in the event of fraud.

Section 11.17.     Legal Representation . The Company hereby agrees on behalf of itself and its directors, members, partners, officers, employees and Affiliates, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that any legal counsel (including Latham & Watkins LLP and Appleby) that represented BIII and/or the Sponsor prior to the Closing may represent the Sponsor or any of the Sponsor’s Affiliates or the Sponsor’s or its Affiliates’ respective directors, members, partners, officers or employees, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of BIII or other Company Waiving Parties, and each of BIII and the Company on behalf of itself and the Company Waiving Parties hereby consents thereto and irrevocably waives (and

Annex A-62

will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each of BIII and the Company on behalf of itself and the Company Waiving Parties hereby further agrees that, as to all legally privileged communications prior to the Closing between or among any legal counsel (including Latham & Watkins LLP and Appleby) that represented the Sponsor or any of the Sponsor’s Affiliates or the Sponsor’s or its Affiliates’ respective directors, members, partners, officers or employees prior to the Closing in any way related to the transactions contemplated hereby, the attorney/client privilege and the expectation of client confidence belongs to the Sponsor and may be controlled by the Sponsor, and shall not pass to or be claimed or controlled by the Company (after giving effect to the Closing) or any other Company Waiving Party; provided that the Sponsor shall not waive such attorney/client privilege (x) without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) or (y) other than to the extent they determine appropriate in connection with the enforcement or defense of their respective rights or obligations existing under this Agreement. Notwithstanding the foregoing, any privileged communications or information shared by the Company or any Company Waiving Party prior to the Closing with BIII or the Sponsor (in any capacity) under a common interest agreement shall remain the privileged communications or information of the Company. The Company acknowledges that the foregoing provisions apply whether or not any legal counsel (including Latham & Watkins LLP and Appleby) that represented BIII and/or the Sponsor prior to the Closing provides legal services to the Company, BIII or any other Company Waiving Parties after the Closing Date.

[Signature pages follow.]

Annex A-63

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date hereof.

BLACK SPADE ACQUISITION III CO
By:	/s/ Chi Wai Dennis Tam
Name: Chi Wai Dennis Tam
Title: Chairman and Co-Chief Executive Officer

[Signature Page to Business Combination Agreement]

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date hereof.

ASTRUM SPACE INC
By:	/s/ Zhou Qingzhi
Name: Zhou Qingzhi
Title: Director

[Signature Page to Business Combination Agreement]

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date hereof.

ASTRUM NETWORKS PTE. LTD.
By:	/s/ Zhou Qingzhi
Name: Zhou Qingzhi
Title: Director

[Signature Page to Business Combination Agreement]

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ANNEX A

FORM OF LISTING ARTICLES

(attached)

Annex A-67

ANNEX B

FORM OF SHAREHOLDERS SUPPORT AND LOCK-UP AGREEMENT AND DEED

(intentionally omitted)

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ANNEX C

FORM OF SPONSOR SUPPORT AND LOCK-UP AGREEMENT AND DEED

(intentionally omitted)

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ANNEX D

FORM OF REGISTRATION RIGHTS AGREEMENT

(intentionally omitted)

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ANNEX E

FORM OF PLAN OF MERGER

(intentionally omitted)

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FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of November 5, 2026, is entered into by and among (i) Black Spade Acquisition III Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BIII”), (ii) Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and (iii) Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore (“Astrum Singapore”). BIII, the Company and Astrum Singapore are referred to herein collectively as the “Parties.” This Amendment amends that certain Business Combination Agreement, dated as of August 27, 2026, by and among the Parties (the “Business Combination Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement.

WHEREAS, the Business Combination Agreement contemplates that, from and after the Merger Effective Time, the Merger Surviving Company shall continue its existence as a publicly traded company listed on the NYSE, and that the Listco Shares shall be approved for listing on the NYSE;

WHEREAS, the Parties wish to amend the Business Combination Agreement to provide for the Listco Shares and the BIII Warrants to be listed on either the NYSE or The Nasdaq Stock Market LLC (including the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market), as mutually agreed by the Company and BIII; and

WHEREAS, pursuant to Section 11.11 of the Business Combination Agreement, the Business Combination Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by each of the Parties, and the Parties wish to enter into this Amendment to amend the Business Combination Agreement, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Amendments to the Business Combination Agreement. Effective as of the date of this Amendment, the Business Combination Agreement is hereby amended as follows:

(a)         Section 1.01 of the Business Combination Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Nasdaq” means The Nasdaq Stock Market LLC, including the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market.

“Qualified Stock Exchange” means the NYSE (including, without limitation, NYSE American) or Nasdaq, as mutually agreed in writing (including by email) by the Company and BIII.”;

(b)         each reference to “the NYSE” in the fifth recital and Sections 2.06, 5.03, 8.01(a), 8.01(c), 8.06(a) and 9.01(a) of the Business Combination Agreement is hereby replaced with “the Qualified Stock Exchange”;

(c)         the title of Section 7.03 and Section 7.03(b) of the Business Combination Agreement are hereby amended and replaced in their entirety as follows:

“Section 7.03. BIII Listing

…

(b)         Prior to the Closing, BIII shall use its reasonable best efforts to cause the Listco Shares issuable in accordance with this Agreement, including the Conversion and the Merger, to be approved for listing on a Qualified Stock Exchange, including by submitting an initial listing application with such Qualified Stock Exchange (the “Listing Application”) with respect to such shares, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Merger Effective Time, subject to official notice of issuance thereof. BIII shall use its reasonable best efforts to (i) cause the Listing Application, when filed, to comply in

Annex A-72

all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received such Qualified Stock Exchange or its staff concerning the Listing Application, and (iii) have the Listing Application approved by such Qualified Stock Exchange as promptly as practicable after such filing, subject to official notice of issuance, on or prior to the Closing Date.”

The table of contents of the Business Combination Agreement is hereby conformed to reflect the title of Section 7.03 as amended by this Amendment;

(d)         Section 8.04(c) is amended by replacing “to the SEC or the NYSE” with “to the SEC, the NYSE or, if the Qualified Stock Exchange, Nasdaq”;

(e)         Section 8.05(a) is amended by replacing “the SEC (or staff member thereof) or the NYSE may indicate” in clause (viii) of the second sentence thereof with “the SEC (or staff member thereof), the NYSE or, if the Qualified Stock Exchange, Nasdaq may indicate”; and

(f)          Section 11.06 is amended by replacing “all costs and expenses paid to the New York Stock Exchange” with “all costs and expenses paid to the NYSE or Nasdaq”.

2.           No Other Changes. For the avoidance of doubt, the references to the NYSE in Section 1.01, Section 5.08(c), Section 5.09, Section 7.03(a), Section 8.04(a) and the first sentence of Section 8.05(a) of the Business Combination Agreement are not amended by this Amendment.

3.           Effect of Amendment. Except as amended herein, the provisions of the Business Combination Agreement remain unchanged and in full force and effect in accordance with their terms. On and after the date hereof, each reference in the Business Combination Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Business Combination Agreement as amended or otherwise modified by this Amendment. Notwithstanding the foregoing, references to the phrases “the date of this Agreement” or “the date hereof,” wherever used in the Business Combination Agreement, as amended by this Amendment, shall mean August 27, 2026.

4.           Construction. This Amendment shall be governed by all provisions of the Business Combination Agreement, as amended by this Amendment, unless the context requires otherwise, including all provisions concerning construction, enforcement and governing law. For the avoidance of doubt, Sections 1.01, 1.02, 11.07, 11.08, 11.15 and 11.16 of the Business Combination Agreement are hereby incorporated by reference and shall apply to this Amendment mutatis mutandis.

5.           Entire Agreement. This Amendment and the Business Combination Agreement constitute the entire agreement among the Parties on the subject matter contained herein and therein. In the event of a conflict between the terms of the Business Combination Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

6.           Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or .pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals. Until and unless each Party has received a counterpart hereof signed by each other Party, this Amendment shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Any facsimile or PDF copies hereof or signatures hereon shall, for all purposes, be deemed originals.

[Signature Pages Follow]

Annex A-73

IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be duly executed as of the date hereof.

BLACK SPADE ACQUISITION III CO
By:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Chairman and Co-Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement]

Annex A-74

IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be duly executed as of the date hereof.

ASTRUM SPACE INC
By:	/s/ Michael Do
Name:	Michael Do
Title:	President and Chief Executive Officer
ASTRUM NETWORKS PTE. LTD.
By:	/s/ Zhou Qingzhi
Name:	Zhou Qingzhi
Title:	Director

[Signature Page to First Amendment to Business Combination Agreement]

Annex A-75

Annex B

FORM OF PLAN OF MERGER

THIS PLAN OF MERGER is made on _________________ 2026.

BETWEEN

(a)         Black Spade Acquisition III Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands on August 21, 2025, with its registered office situated at the office of Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman KY1-1106, Cayman Islands (“BIII” or the “Merger Surviving Company”); and

(b)         Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands on May 13, 2026, with its registered office situated at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Merging Company” and together with the Merger Surviving Company, the “Constituent Companies”).

WHEREAS

(a)         The Merging Company and BIII have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in a business combination agreement, dated as of August 27, 2026 as may be amended and modified from time to time, the “Agreement”), between BIII, the Merging Company and Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore (“Astrum Singapore”), a copy of which is attached as Appendix I to this Plan of Merger, and under the provisions of Part 16 of the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), pursuant to which the Merging Company will merge with and into BIII and cease to exist, and the Merger Surviving Company will continue as the surviving company in the Merger at the Merger Effective Time (as defined below).

(b)         Astrum Space Holding Inc, as the sole shareholder of the Merging Company, and the shareholders of the Merger Surviving Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(c)         Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

INTERPRETATION

1.           The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)         Headings are for convenience only and do not affect interpretation.

(b)         The singular includes the plural and the converse.

(c)         A gender includes all genders.

(d)         Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)         A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)          A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

Annex B-1

APPENDIX

Appendix I forms part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes Appendix I.

Appendix II includes a copy of the Second A&R M&A (as defined below) which will be the memorandum of association and articles of association of the Merger Surviving Company with effect from the Merger Effective Time.

CONSTITUENT COMPANIES

2.           The constituent companies (as defined in the Companies Act) to the Merger are the Merging Company and BIII.

NAME OF THE SURVIVING COMPANY

3.           The surviving company (as defined in the Companies Act) is the Merger Surviving Company. At the Merger Effective Time, the name of the surviving company shall be Astrum Space Company.

REGISTERED OFFICE

4.           The registered office of BIII at the time of this Plan of Merger is at the office of Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman KY1-1106, Cayman Islands. The registered office of the Merging Company is at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. At the Merger Effective Time, the Merger Surviving Company shall maintain its registered office at the office of Appleby Global Services (Cayman) Limited, [Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman KY1-1106, Cayman Islands.

AUTHORIZED AND ISSUED SHARE CAPITAL

5.           Immediately prior to the Merger Effective Time, the authorized share capital of the Merging Company is US$50,000 divided into 5,000,000 ordinary shares of a par value of US$0.01 each (“Merging Company Shares”), of which one (1) Merging Company Share has been issued and is fully paid and outstanding.

6.           Immediately prior to the Merger Effective Time, the authorized share capital of BIII is US$16,650 divided into (a) 150,000,000 Class A ordinary shares of a par value of US$0.0001 each (“BIII Class A Ordinary Shares”), (b) 15,000,000 Class B ordinary shares of a par value of US$0.0001 each (“BIII Class B Ordinary Shares”), and (c) 1,500,000 preference shares of a par value of US$0.0001 each (“BIII Preference Shares”), of which ________________ BIII Class A Ordinary Shares have been issued and are fully paid and outstanding, and no BIII Class B Ordinary Shares or BIII Preference Shares are issued and outstanding.

7.           At the Merger Effective Time, the authorized share capital of the Merger Surviving Company shall be US$50,000 divided into (a) 400,000,000 Class A ordinary shares of a par value of US$0.0001 each (“Merger Surviving Company Class A Ordinary Shares”), and (b) 100,000,000 preference shares of a par value of US$0.0001 each (“Merger Surviving Company Preference Shares” and together with the Merger Surviving Company Class A Ordinary Shares, collectively the “Merger Surviving Company Shares”).

TERMS AND CONDITIONS OF THE MERGER

8.           The terms and conditions of the Merger, including the number of shares in the Merging Company to be converted, and the manner and basis of converting shares in the Merging Company into shares in the Merger Surviving Company or other property as provided in Section 233(5) of the Companies Act, including into Merging Surviving Company Class A Ordinary Shares, are set out in Section 2.07 of the Agreement pursuant to the below:

a.           each Eligible BIII Share (as defined in the Agreement) issued and outstanding immediately prior to the Merger Effective Time, including the BIII Class A Ordinary Shares issued as a result of the conversion of all BIII Class B Ordinary Shares then outstanding, shall remain issued and outstanding and shall not be affected by the Merger, and each Eligible BIII Shareholder (as defined in the Agreement) shall continue to hold such Eligible BIII Shares as Merger Surviving Company Class A Ordinary Shares;

Annex B-2

b.           each BIII Class A Ordinary Share that is issued and outstanding and held immediately prior to the Merger Effective Time by BIII as treasury shares, including shares redeemed by BIII in connection with the exercise of redemption rights of BIII’s shareholders (if any) shall be cancelled and cease to exist, and no consideration shall be paid or payable with respect thereto;

c.           each BIII Redeeming Share (as defined in the Agreement) that is issued and outstanding immediately prior to the Merger Effective Time shall be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount (as defined in the Agreement) in accordance with the amended and restated memorandum and articles of association of BIII; and

d.           the 1 (one) Merging Company Share issued and outstanding immediately prior to the Merger Effective Time shall be cancelled in exchange for the right to receive 100,000,000 validly issued, fully paid and non-assessable Merger Surviving Company Class A Ordinary Shares.

9.           At the Merger Effective Time, the rights and restrictions attaching to Merger Surviving Company Shares are set out in the second amended and restated memorandum of association and articles of association of the Merger Surviving Company, in the form attached as Appendix II to this Plan of Merger (the “Second A&R M&A”).

EFFECTIVE TIME

10.         The Merger shall take effect on the date on which this Plan of Merger is registered by the Registrar of Companies in the Cayman Islands (the “Registrar”) in accordance with Section 233(13) of the Companies Act unless the Constituent Companies shall deliver a notice to the Registrar signed by a director of each of the Constituent Companies specifying a later time and date in accordance with Section 234 of the Companies Act, in which case the effective time of the Merger shall be such later time and date specified in such notice to the Registrar (the “Merger Effective Time”).

PROPERTY

11.         At the Merger Effective Time, all the rights, property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Merger Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

12.         At the Merger Effective Time, the memorandum of association and articles of association of the Merging Company, as in effect immediately prior to the Merger Effective Time, shall cease and the memorandum of association and articles of association of the Merger Surviving Company shall be in the form of the Second A&R M&A.

DIRECTORS’ BENEFITS

13.         No amounts or benefits are or shall be paid or payable to any director(s) of either of the Constituent Companies consequent upon the Merger becoming effective.

DIRECTORS OF THE SURVIVING COMPANY

14.         At the Merger Effective Time, the name and address of the director[s] of the Merger Surviving Company is/are as follows:

NAME	ADDRESS
[*]	[*]
[*]	[*]

Annex B-3

SECURED CREDITORS

15.         Neither of the Constituent Companies has any secured creditors1 and neither Constituent Company has granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

AMENDMENTS AND TERMINATION

16.         At any time prior to the Merger Effective Time, this Plan of Merger may be amended by the board of directors of both BIII and the Merging Company in accordance with section 235(1) of the Companies Act, including to:

(a)         change the Merger Effective Time provided that the new merger effective time shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger by the Registrar; and

(b)         effect any changes to this Plan of Merger which the directors of both BIII and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of BIII or the Merging Company, as determined by the directors of both BIII and the Merging Company, respectively.

17.         At any time prior to the Merger Effective Time, this Plan of Merger may be terminated by the board of directors of both BIII and the Merging Company, provided that such termination is in accordance with Section 10.01 of the Agreement.

18.         If this Plan of Merger is amended or terminated in accordance with Clauses 16 or 17 of this Plan of Merger after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file notice of the amendment or termination of this Plan of Merger (as applicable) with the Registrar in accordance with Sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

APPROVAL AND AUTHORIZATION

19.         This Plan of Merger has been approved by the board of directors of each of the Merging Company and BIII pursuant to section 233(3) of the Companies Act.

20.         This Plan of Merger has been authorized by the shareholders of each of the Merging Company and BIII pursuant to section 233(6) of the Companies Act.

COUNTERPARTS

21.         This Plan of Merger may be executed and delivered (including by email of PDF or scanned versions or by facsimile transmission) in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

22.         This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the exclusive jurisdiction of the courts of the Cayman Islands.

[Signature pages follow.]

____________

1       Constituent companies to confirm.

Annex B-4

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of	)
Black Spade Acquisition III Co	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:	Director

Annex B-5

SIGNED for and on behalf of Astrum SPACE INC	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:	Director

Annex B-6

Appendix I

Business Combination Agreement

Annex B-7

Appendix II

Second Amended and Restated Memorandum of Association and Articles of Association

Annex B-8

Annex C

THE COMPANIES Act (As revised)

of the cayman islands

company limited by shares

SECOND Amended and Restated MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

[Astrum Space Company]

(Adopted by Special Resolution dated [*] 2026 and effective on [*])

THE COMPANIES Act (as revised)

of the cayman islands

company limIted by shares

SECOND Amended and Restated MEMORANDUM OF ASSOCIATION

of

[ASTRUM SPACE COMPANY]

(Adopted by Special Resolution dated [*] 2026 and effective on [*])

1.          The name of the Company is Astrum Space Company.

2.          The registered office of the Company will be situated at the offices of Appleby Global Services (Cayman) Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park, PO Box 500, Grand Cayman KY1-1106, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.          The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object that is not prohibited by the laws of the Cayman Islands.

4.          The liability of each Member is limited to the amount, if any, unpaid on such Member’s shares.

5.          The share capital of the Company is US$50,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each and 100,000,000 preference shares of a par value of US$0.0001 each.

6.          The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.          Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Annex C-1

THE COMPANIES Act (As Revised)

of the cayman islands

company limited by shares

SECOND Amended and Restated ARTICLES OF ASSOCIATION

of

[ASTRUM SPACE COMPANY]

(Adopted by Special Resolution dated [*] 2026 and effective on [*])

1.          INTERPRETATION

1.1        In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

Affiliate: means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural person, shall include such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, or a corporation, a company, a partnership or other entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a corporation, a company, a partnership or other entity which directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such entity. The term Affiliated has meaning correlative to the foregoing;

Applicable Law: means, with respect to any Person, all applicable provisions of all constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, and any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority;

Articles: means these articles of association of the Company;

Audit Committee: means the audit committee of the board of Directors of the Company formed pursuant to the Articles;

Auditor: means the Person for the time being performing the duties of auditor of the Company (if any);

Class or Classes: means any class or classes of Shares as may from time to time be issued by the Company;

Class A Share: means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company;

Company: means the above named company;

Compensation Committee: means the compensation committee of the board of Directors of the Company established pursuant to the Articles, if any;

Control: means with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty per cent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms Controlled and Controlling have meanings correlative to the foregoing;

Designated Stock Exchange: means any national securities exchange or automated system on which the Company’s securities are listed for trading, including The New York Stock Exchange, the Nasdaq Stock Market LLC or any over-the-counter (OTC) market;

Annex C-2

Directors: means the directors for the time being of the Company;

Dividend: means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles;

Electronic Record: has the same meaning as in the Electronic Transactions Act;

Electronic Transactions Act: means the Electronic Transactions Act (As Revised) of the Cayman Islands;

Governmental Authority: means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, tribunal, government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organisation;

Indemnified Person: has the meaning ascribed to such term in Article 48.1;

Member: has the same meaning as in the Statute;

Memorandum: means the memorandum of association of the Company;

Nominating and Corporate Governance Committee: means the nominating and corporate governance committee of the board of Directors of the Company established pursuant to the Articles, if any;

Ordinary Resolution: means a resolution:

(a)        passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)        approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

Person: means any individual, corporation, company, limited liability company, partnership, limited partnership, proprietorship, association, joint venture, institution, public benefit corporation, firm, trust, estate or other enterprise or entity (whether or not having a separate legal personality) or Governmental Authority or any of them as the context so requires, other than in respect of a Director or officer of the Company in which circumstances Person shall mean any individual or entity permitted to act as such in accordance with the laws of the Cayman Islands;

Preference Share: means a preference share of a par value of US$0.0001 in the share capital of the Company;

Register of Members: means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members;

Registered Office: means the registered office for the time being of the Company;

Seal: means the common seal of the Company and includes every duplicate seal;

SEC: means the United States Securities and Exchange Commission;

Series: means a series of a Class as may from time to time be issued by the Company;

Share: means a Class A Share or a Preference Share and includes a fraction of a share in the Company;

Share Premium Account: means the share premium account established in accordance with the Articles and the Statute;

Annex C-3

Special Resolution: means a resolution that is described as such in its terms:

(a)        passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled or

(b)        approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

Statute: means the Companies Act (As Revised) of the Cayman Islands;

Treasury Share: means a Share held in the name of the Company as a treasury share in accordance with the Statute; and

US Exchange Act: means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

1.2        In these Articles:

(a)        words importing the singular number include the plural number and vice versa;

(b)        words importing the masculine gender include the feminine gender;

(c)        words importing persons include corporations and any other legal or natural persons;

(d)        “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)        “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)         references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)        any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)        the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)         headings are inserted for reference only and shall be ignored in construing the Articles;

(j)         any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)        any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)         sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)       the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(n)        the term “holder” in relation to a Share means a Person whose name is entered in the Register of Members as the holder of such Share;

Annex C-4

(o)        reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(p)        reference to a dollar or dollars or USD or US$ or $ and to a cent or cents is reference to dollars and cents of the United States of America.

2.          COMMENCEMENT OF BUSINESS

2.1        The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2        The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3.          ISSUE OF SHARES AND OTHER SECURITIES

3.1        Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such Persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2        The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine and for such purposes the Directors may reserve an appropriate number of Shares for the time being unissued.

3.3        The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine and for such purposes the Directors may reserve an appropriate number of Shares for the time being unissued.

3.4        The Company shall not issue Shares to bearer.

3.5        Subject to Article 10, the Directors, or the Members by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and Series and sub-series and the different Classes and sub-classes and Series and sub-series shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes and Series (if any) may be fixed and determined by the Directors or the Members by Ordinary Resolution.

3.6        The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

3.7        The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same class is issued to or acquired by the same Member such fractions shall be accumulated.

Annex C-5

4.          Register of Members

4.1        The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute at such place or places as the Directors may from time to time determine. In the absence of any such determination, the Register of Members shall be kept at the Registered Office. Title to Shares may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange.

4.2        The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5.          Closing of Register of Members or Fixing Record Date

5.1        For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, by any means in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2        In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3        If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6.          Certificates for Shares

6.1        A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2        The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3        If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4        Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other Person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5        Every share certificate of the Company shall bear legends required under Applicable Law, including the US Exchange Act.

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7.          Transfer of Shares

7.1        Subject to the Articles and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the US Exchange Act), a Member may transfer all or any of his or her Shares by an instrument of transfer.

7.2        The instrument of transfer of any Share shall be in (a) writing in any usual or common form, (b) such form as is prescribed by the Designated Stock Exchange or any relevant rules of the SEC or securities laws, or (c) any other form as the Directors may approve, and shall be executed by or on behalf of the transferor (and if in respect of a nil or partly paid up Share or the Directors so require, signed by or on behalf of the transferee) and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members in respect of the relevant Share.

7.3        Subject to the terms of issue thereof and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the US Exchange Act), the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor. If the Shares in question were issued in conjunction with rights, options, units or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such rights, option, unit or warrant.

7.4        The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

7.5        All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same

8.          Redemption, Repurchase and Surrender of Shares

8.1        Subject to the provisions of the Statute and the rules of the Designated Stock Exchange, the Company may:

(a)        issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company in such manner and upon such other terms as the Directors may determine before the issuance of the Shares; and

(b)        purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may determine and agree with the relevant Member.

8.2        The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.3        Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

8.4        The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

8.5        The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

8.6        The Directors may accept the surrender for no consideration of any fully paid Share (including any redeemable share).

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9.          Treasury Shares

9.1        The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2        The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

9.3        No Dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be declared or paid in respect of a Treasury Share.

9.4        The Company shall be entered in the Register of Members as the holder of the Treasury Shares provided that:

(a)        the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)        a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued Shares at any given time, whether for the purposes of the Articles or the Statute, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

10.        Variation of Share Rights

10.1      If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third of the issued Shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall form a quorum) and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2      For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3      The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights, any variation of the rights conferred upon the holders of Shares of any other Class, or the redemption or purchase of any Shares of any Class by the Company.

11.        Commission on Sales of Shares

The Company may, in so far as the Statute permits, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

Annex C-8

12.        Non-Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13.        Lien on Shares

13.1      The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2      The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the Person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3      To give effect to any such sale the Directors may authorise any Person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4      The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the Person entitled to the Shares at the date of the sale.

14.        Calls on Shares

14.1      Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2      A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3      The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4      If a call remains unpaid after it has become due and payable, the Person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5      An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6      The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

Annex C-9

14.7      The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8      No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15.        Forfeiture of Shares

15.1      If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the Person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2      If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3      A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any Person the Directors may authorise some Person to execute an instrument of transfer of the Share in favour of that Person.

15.4      A Person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5      A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all Persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the Person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6      The provisions of the Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16.        Transmission of Shares

16.1      If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only Persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2     Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some Person nominated by him registered as the holder of such Share. If he elects to have another Person registered as the holder of such Share he shall sign an instrument of transfer

Annex C-10

of that Share to that Person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be.

16.3      A Person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to have some Person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17.        Share Rights

Except as otherwise specified in the Articles or required by law or the applicable rules of the Designated Stock Exchange, the rights attaching to all Shares shall rank pari passu in all respects, and the Shares shall vote together as a single class on all matters.

18.        Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1      The Company may by Ordinary Resolution:

(a)        increase its share capital by such sum to be divided into Shares of such classes and amount and with such rights, priorities and privileges annexed thereto as the Ordinary Resolution shall prescribe;

(b)        consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)        convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)        by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)        cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2      All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3      Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)        change its name;

(b)        alter or add to the Articles;

(c)        alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)        reduce its share capital or any capital redemption reserve fund.

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19.        Offices and Place of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20.        General Meetings

20.1      All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2      The Company may, but shall not (unless required by the Statute or, for so long as any Shares are traded on a Designated Stock Exchange, the rules or regulations of the Designated Stock Exchange) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

20.3      The Company may, and any co-chief executive officer or the chairman of the board of Directors may call, general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

21.        Notice of General Meetings

21.1      At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under the Articles, entitled to receive such notices from the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)        in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)        in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

21.2      The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22.        Proceedings at General Meetings

22.1      No business shall be transacted at any general meeting unless a quorum is present. Save as otherwise provided by the Articles, one or more Members holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

22.2      A Person may participate at a general meeting by conference telephone, video, a virtual platform or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

22.3      A meeting of the Members may be held by conference telephone, video, a virtual platform or other communications equipment by which all the Persons participating in the meeting can communicate with each other, and participation in such a general meeting in such manner shall constitute presence in person at such meeting.

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22.4      A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.5      If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting, shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.6      The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any Person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.7      If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.8      The chairman may adjourn a meeting from time to time and from place to place either:

(a)        with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting by Ordinary Resolution); or

(b)        without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to:

(i)         secure the orderly conduct or proceedings of the meeting; or

(ii)        give all Persons present in person or by proxy and having the right to speak and/or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.9      When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.10    When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

22.11    A resolution put to the vote of the meeting shall be decided on a poll.

22.12    A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.13    In the case of an equality of votes the chairman of the general meeting shall be entitled to a second or casting vote.

22.14    A poll on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such date, time and place as the chairman of the general meeting directs.

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23.        Votes of Members

23.1      Subject to any rights or restrictions attached to any Shares, every Member who being an individual is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote for every Share of which he is the holder.

23.2      In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3      A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other Person may vote by proxy.

23.4      No Person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5      No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6      Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7      A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24.        Proxies

24.1      The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non-natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2      The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the Person named in the instrument proposes to vote.

24.3      The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

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24.4      The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5      Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25.        Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

26.        Clearing Houses

If a clearing house (or its nominee(s)), being a corporation, is a Member it may authorise such Person or Persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any meeting of any class of Members provided that, if more than one Person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same powers on behalf of the clearing house (or its nominee(s)) which he represents as if such Person was the registered holder of such Shares held by that clearing house (or its nominee(s)).

27.        Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

28.        Directors

The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

29.        PowerS of Directors

29.1      Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

29.2      All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall determine by resolution.

29.3      The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

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29.4      The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

29.5      The Directors shall have the authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in general meeting.

30.        APPOINTMENT AND REMOVAL OF DIRECTORS

30.1      The Company may by Ordinary Resolution appoint any Person to be a Director or may by Ordinary Resolution remove any Director.

30.2      The board of Directors shall consist of five members elected as a single class and each Director shall hold office until the expiration of his or her term or until his or her earlier death, resignation or removal.

30.3      The Directors may appoint any Person to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

31.        VACATION OF OFFICE OF DIRECTOR

The office of a Director shall be vacated if:

(a)        the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)        the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)        the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)        the Director is found to be or becomes of unsound mind; or

(e)        all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors; or

(f)         the Director is removed from office pursuant to any other provision of the Articles.

32.        PROCEEDINGS OF DIRECTORS

32.1      The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office. A Person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

32.2      Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting of the Directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

32.3      A Person may participate in a meeting of the Directors or any committee of Directors by conference telephone, video, a virtual platform or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other at the same time. Participation by a Person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

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32.4      A meeting of the Directors or any committee of Directors may be held by conference telephone, video, a virtual platform or other communications equipment by which all the Persons participating in the meeting can communicate with each other, and participation in such a general meeting in such manner shall constitute presence in person at such meeting.

32.5      A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

32.6      A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

32.7      The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

32.8      The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

32.9      Subject to any regulations imposed on it by the Directors, including where the Directors have designated a chairman of the committee, a committee appointed by the Directors may elect a chairman of its meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the committee members present may choose one of their number to be chairman of the meeting.

32.10    A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any committee meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

32.11    All acts done by any meeting of the Directors or of a committee of the Directors (including any Person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such Person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

32.12    A Director (but not an alternate Director) may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

33.        PRESUMPTION OF ASSENT

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the

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Person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

34.        DIRECTORS’ INTERESTS

34.1      A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

34.2      A Director or alternate Director may act by himself or by, through or on behalf of his firm, in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

34.3      A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

34.4      No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director (or alternate Director) in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

34.5      A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

35.        MINUTES

35.1      The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

35.2      When the chairman of a meeting of the Directors or of a committee of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

36.        DELEGATION OF DIRECTORS’ POWERS

36.1      The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee); any committee so formed shall in the exercise of the powers so delegated conform to any conditions that may be imposed on it by the Directors. The Directors may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such

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delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions that may be imposed by the Directors, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.2      The Directors may adopt formal written charters for committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine.

36.3      The Directors may by power of attorney or otherwise appoint any Person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

36.4      The Directors may by power of attorney or otherwise appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

36.5      The Directors may from time to time appoint any Person, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company (including, for the avoidance of doubt and without limitation, a chairman, chief executive officer, chief operating officer, chief financial officer, vice-presidents, secretary, treasurer or any other officers as may be determined by the Directors), for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by resolution of the Directors or by the Company by Ordinary Resolution. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

37.        ALTERNATE DIRECTORS

37.1      Any Director (but not an alternate Director) may by writing appoint any other Director, or any other Person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

37.2      An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors (except where such written resolution of the Directors have been signed by the appointing Director), and generally to perform all the functions of his appointor as a Director in his absence.

37.3      An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

37.4      Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

37.5      Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

38.        NO MINIMUM SHAREHOLDING

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

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39.        REMUNERATION OF DIRECTORS

39.1      The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

39.2      The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

40.        SEAL

40.1      The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one Person who shall be either a Director or officer of the Company or other Person appointed by the Directors for the purpose.

40.2      The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

40.3      A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

41.        DIVIDENDS, DISTRIBUTIONS AND RESERVE

41.1      Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the Share Premium Account or as otherwise permitted by law.

41.2      Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

41.3      The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

41.4      The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

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41.5      Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

41.6      The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

41.7      Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

41.8      No Dividend or other distribution shall bear interest against the Company.

41.9      Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

42.        CAPITALISATION

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

43.        SHARE PREMIUM ACCOUNT

43.1      The Directors shall in accordance with the Statute establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

43.2      There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Statute, out of capital.

44.        BOOKS OF ACCOUNT

44.1      The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all

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sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

44.2      The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

44.3      The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

45.        AUDIT

45.1      The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

45.2      If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy.

45.3      Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

45.4      Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Company.

45.5      Without prejudice to the freedom of the Directors to establish any other committee, if any of the Shares (or depositary receipts therefor) are listed or quoted on a Designated Stock Exchange, and if required by the rules of the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the board of Directors and shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority.

45.6      If any of the Shares (or depositary receipts therefor) are listed or quoted on a Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

45.7      The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists) or otherwise by the Directors.

45.8      Any payment made to members of the Audit Committee (if one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.

46.        NOTICES

46.1      Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). For so long as any of the Shares are traded on a Designated Stock Exchange, notice may also be served in accordance with the requirements of the Designated Stock Exchange.

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46.2      Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

46.3      A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

46.4      Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

47.        WINDING UP

47.1      If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)        if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)        if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

47.2      If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

48.        INDEMNITY AND INSURANCE

48.1      Every Director and officer of the Company (which for the avoidance of doubt, shall not include Auditors of the Company), together with every former Director and former officer of the Company (each an Indemnified Person) shall be indemnified out of the assets of the Company against any liability, action,

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proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful default or wilful neglect. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful default or wilful neglect of such Indemnified Person. No Person shall be found to have committed actual fraud, wilful default or wilful neglect under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

48.2      The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

48.3      The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such Person in respect of any negligence, default, breach of duty or breach of trust of which such Person may be guilty in relation to the Company.

48.4      The rights to indemnification and advancement of expenses conferred on any Indemnified Person as set out in this Article will not be exclusive of any other rights that any Indemnified Person may have or hereafter acquire.

49.        FINANCIAL YEAR

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

50.        TRANSFER BY WAY OF CONTINUATION

If the Company is exempted as defined in the Statute, it may, subject to the provisions of the Statute, by resolution of the Directors, resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing (including, but not limited to, the approval of the organisational documents to be adopted by the Company in such other jurisdiction to the extent applicable). In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

51.        MERGERS AND CONSOLIDATIONS

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

52.        DISCLOSURE

The Directors, officers of the Company or any authorised service providers (including the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any Designated Stock Exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register of Members and books of the Company.

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Annex D

ASTRUM SPACE COMPANY

2026 EQUITY INCENTIVE PLAN

Article I
Purpose

The purposes of this Astrum Space Company 2026 Equity Incentive Plan (the “Plan”) are to benefit Astrum Space Company Equity, an exempted company incorporated under the laws of the Cayman Islands (the “Company”) and its shareholders, by enhancing the ability of the Company and its subsidiaries to attract, retain, reward, motivate and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Share Awards, Restricted Share Unit Awards, Share Appreciation Rights, Performance Share Awards, Performance Unit Awards, Unrestricted Share Awards, Distribution Equivalent Rights or any combination of the foregoing.

Article II
Definitions

The following definitions apply throughout the Plan unless the context otherwise requires:

2.1         “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.2         “Award” means, individually or collectively, any Option, Restricted Share Award, Restricted Share Unit Award, Performance Share Award, Performance Unit Award, Share Appreciation Right, Distribution Equivalent Right or Unrestricted Share Award.

2.3         “Award Agreement” means a written agreement between the Company and the Holder evidencing the terms and conditions of an Award, which may in the discretion of the Committee be transmitted electronically to the Holder.

2.4         “Board” means the Board of Directors of the Company.

2.5         “Base Value” has the meaning given to such term in Section 14.2.

2.6         “Cause” means:

(a)         With respect to any Employee or Consultant, unless otherwise provided in an Award Agreement, (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), the definition therein; or (ii) for a Holder who is not a party to such an agreement, “Cause” means termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, (G) material violation of any written policy or code of conduct of the Company or an Affiliate, including any written policy related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct, or (H) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate.

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(b)         With respect to any Director, unless otherwise provided in an Award Agreement, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office, (ii) gross misconduct or neglect, (iii) false or fraudulent misrepresentation inducing the Director’s appointment, (iv) willful conversion of corporate funds, or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The effect of all matters and questions relating to whether a Holder has been discharged for Cause shall be determined in good faith by the Board, and such determination shall be final, conclusive and binding on all parties.

2.7         “Change of Control” means, except as otherwise provided in an Award Agreement, (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), the definition therein; or (ii) for a Holder who is not a party to such an agreement, “Change of Control” means the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a)         Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(b)         The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

(c)         The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

(d)         The approval by the shareholders of the Company of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were shareholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or

(e)         Within any 24-month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).

Notwithstanding the foregoing, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Code Section 409A, a Change of Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

2.8         “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.9         “Committee” means a committee comprised of two or more members of the Board who are selected by the Board as provided in Section 4.1.

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2.10       “Company” has the meaning given to such term in the introductory paragraph, including any successor thereto.

2.11       “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

2.12       “Director” means a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

2.13       “Distribution Equivalent Right” means an Award granted under Article XIII that entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.

2.14       “Distribution Equivalent Right Award Agreement” means a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

2.15       “Effective Date” means [•], 2026.

2.16       “Employee” means any employee, including any officer, of the Company or an Affiliate.

2.17       “Exchange Act” means the United States of America Securities Exchange Act of 1934, as amended.

2.18       “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a)         If the Shares are listed on any established stock exchange or a national market system, the per Share closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)         If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked per Share on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)         In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to use an Independent Third Party for this purpose).

(d)         Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

2.19       “Family Member” of an individual means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than 50% of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than 50% of the voting interests.

2.20       “Holder” means an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.

2.21       “Incentive Stock Option” means an Option that is designated by the Committee as an “incentive stock option” and conforms to the applicable provisions of Code Section 422.

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2.22       “Incumbent Director” means, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

2.23       “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may use one or more Independent Third Parties.

2.24       “Non-qualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

2.25       “Option” means an Award granted under Article VII of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.

2.26       “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

2.27       “Performance Criteria” means the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

2.28       “Performance Goals” means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.

2.29       “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Performance Share Award or a Performance Unit Award.

2.30       “Performance Share Award” or “Performance Share” means an Award granted under Article XII under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.

2.31       “Performance Share Agreement” means a written agreement between the Company and a Holder with respect to a Performance Share Award.

2.32       “Performance Unit Award” or “Performance Unit” means an Award granted under Article XI under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.33       “Performance Unit Agreement” means a written agreement between the Company and a Holder with respect to a Performance Unit Award.

2.34       “Plan” means this Astrum Space Company 2026 Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements used hereunder.

2.35       “Restricted Share Award” and “Restricted Share” means an Award granted under Article VIII of Shares, the transferability of which by the Holder is subject to Restrictions.

2.36       “Restricted Share Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Share Award.

2.37       “Restricted Share Unit Award” and “RSUs” shall refer to an Award granted under Article X under which, upon the satisfaction of predetermined individual service-related vesting requirements, a payment in cash or Shares shall be made to the Holder, based on the number of Units awarded to the Holder.

2.38       “Restricted Share Unit Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Share Award.

2.39       “Restriction Period” means the period of time for which Shares subject to a Restricted Share Award shall be subject to Restrictions, as set forth in the applicable Restricted Share Agreement.

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2.40       “Restrictions” means the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Share Award and set forth in a Restricted Share Agreement.

2.41       “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.42       “Share” means a Class A Ordinary Share of the Company, par value $0.0001.

2.43       “Share Appreciation Right” or “SAR” means an Award granted under Article XIV of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

2.44       “Share Appreciation Right Agreement” means a written agreement between the Company and a Holder with respect to a Share Appreciation Right.

2.45       “Tandem Share Appreciation Right” means a Share Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.46       “Ten Percent Shareholder” means an Employee who, at the time an Option is granted to him or her, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.47       “Termination of Service” means a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

2.48       “Total and Permanent Disability” of an individual means the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, within the meaning of Section 22(e)(3) of the Code.

2.49       “Unit” means a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Share Unit Award.

2.50       “Unrestricted Share Award” means an Award of Shares granted under Article IX which are not subject to Restrictions.

2.51       “Unrestricted Share Agreement” means a written agreement between the Company and a Holder with respect to an Unrestricted Share Award.

Article III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the shareholders of the Company within 12 months of such date.

Article IV
ADMINISTRATION

4.1         Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service, the Committee shall consist solely of two or more Directors who are each (i) “non-employee directors” within the meaning of Rule 16b-3 and (ii) “independent” for

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purposes of any applicable listing requirements;. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

4.2         Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an Award, (vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant thereof), (viii) the Restrictions under a Restricted Share Award, (ix) the number of Shares that may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.

4.3         Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.4         Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

Article V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1         Authorized Shares. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to any adjustments as necessary pursuant to Article XV, the aggregate number of Shares reserved and available for grant and issuance under the Plan is [•]1. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Share (either actually or by attestation) or by the withholding of Share by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Share (either actually or by attestation) or by the withholding of Share by the Company, then in each such case the Shares so tendered or withheld shall not be added back to the Shares available for grant under the Plan. Only Shares underlying Awards under this Plan that are forfeited, canceled, or expire unexercised, shall be available again for issuance under the Plan.

5.2         Types of Shares. The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

5.3         Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 5.1, and subject to Article XV, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options is [•] Shares.

____________

1        To be equal to 20% of the aggregate number of Company shares outstanding as of immediately after Closing on a fully-diluted, as converted and as-exercised basis.

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Article VI
ELIGIBILITY AND TERMINATION OF SERVICE

6.1         Eligibility. Awards made under the Plan may be granted solely to individuals who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Share Award, a Restricted Share Unit Award, an Unrestricted Share Award, a Distribution Equivalent Right Award, a Performance Share Award, a Performance Unit Award, a Share Appreciation Right, a Tandem Share Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.

6.2         Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:

(a)         The Holder’s rights, if any, to exercise any then exercisable Options and/or Share Appreciation Rights shall terminate:

(i)          If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, three months after the date of such Termination of Service;

(ii)         If such termination is on account of the Holder’s Total and Permanent Disability, one year after the date of such Termination of Service; or

(iii)        If such termination is on account of the Holder’s death, one year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Share Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Share Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

(b)         In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Share Award and/or Restricted Share Unit Award, such Restricted Share and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Share and/or RSUs.

6.3         Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within 90 days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award that is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within 90 days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with

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respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

6.4         Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

Article VII
OPTIONS

7.1         Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of 10 years from the date of its grant. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the option period.

7.2         Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement

7.3         Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) that provide for the grant of Incentive Stock Options exceeds $100,000 (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. No Incentive Stock Option shall be granted more than 10 years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s shareholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive Share option” status under Section 422 of the Code.

7.4         Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the

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number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

7.5         Option Price and Payment. The price at which a Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of a Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Shareholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.

7.6         Shareholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.

7.7         Options and Rights in Substitution for Share or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for Share options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of Shares or shares of the employing entity with the result that such employing entity becomes an Affiliate. Any substitute Awards granted under this Plan shall not reduce the number of Shares authorized for grant under the Plan.

7.8         Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Share Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Share Appreciation Rights previously granted.

Article VIII
RESTRICTED SHARE AWARDS

8.1         Award. A Restricted Share Award shall constitute an Award of Shares to the Holder as of the date of the Award that are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Share Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Share Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Share Award shall not be changed except as permitted by Section 8.2.

8.2         Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Share Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Company shall cause the Shares to be issued in the name of Holder, either by book-entry registration or issuance of one or more Share certificates evidencing the Shares, which Shares or certificates shall be held by the Company or the Share transfer agent or brokerage service selected by the Company to provide services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order, and if any certificate is issued, such certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. After any Shares vest, the Company shall deliver the vested Shares, in book-entry or certificated form in the Company’s sole discretion, registered in

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the name of Holder or his or her legal representatives, beneficiaries or heirs, as the case may be, less any Shares withheld to pay withholding taxes. If provided for under the Restricted Share Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other shareholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Share Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Share Agreement made in conjunction with the Award. Such Restricted Share Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Share Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Share Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.

8.3         Payment for Restricted Share. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Share Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Share Award, except to the extent otherwise required by law.

Article IX
UNRESTRICTED SHARE AWARDS

9.1         Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan that are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

9.2         Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Share Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

9.3         Payment for Unrestricted Share. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Share Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Share Award, except to the extent otherwise required by law.

Article X
RESTRICTED SHARE UNIT AWARDS

10.1       Award. A Restricted Share Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified vesting schedule. At the time a Restricted Share Unit Award is made, the Committee shall establish the vesting schedule applicable to such Award. Each Restricted Share Unit Award may have a different vesting schedule, in the discretion of the Committee. A Restricted Share Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.

10.2       Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Share Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Share Unit Agreement shall set forth the individual service-based vesting requirement that the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Share Unit Awards in the Restricted Share Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Share Unit Agreements need not be identical.

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10.3       Distributions of Shares. The Holder of a Restricted Share Unit shall be entitled to receive Shares or a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Share Unit Agreement, for each Restricted Share Unit subject to such Restricted Share Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the 15th day of the third calendar month next following the end of the calendar year in which the Restricted Share Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

Article XI
PERFORMANCE UNIT AWARDS

11.1       Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.

11.2       Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals that the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.

11.3       Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. All payments shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

Article XII
PERFORMANCE SHARE AWARDS

12.1       Award. A Performance Share Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Share Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Share Award may have different Performance Goals, in the discretion of the Committee. A Performance Share Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 12.3.

12.2       Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Share Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Share Agreement the Performance Period, selected Performance Criteria and Performance Goals that the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Share Award and the number of Shares subject to such Performance Share Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made in accordance with Section 12.3, below. At

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the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Share Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Share Agreements need not be identical.

12.3       Distributions of Shares. The Holder of a Performance Share Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Share Award subject to such Performance Share Agreement, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

Article XIII
DISTRIBUTION EQUIVALENT RIGHTS

13.1       Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

13.2       Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

13.3       Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

Article XIV
SHARE APPRECIATION RIGHTS

14.1       Award. A Share Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

14.2       Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Share Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Share Appreciation Right Agreement the terms and conditions of the Share Appreciation Right, including (i) the base value (the “Base Value”) for the Share Appreciation Right, which shall be not less than the Fair Market Value of a Share on the date of grant of the Share Appreciation Right, (ii) the number of Shares subject to the Share Appreciation Right, (iii) the period during which the Share Appreciation Right may be exercised; provided, however, that no Share Appreciation Right shall be exercisable after the expiration of 10 years from the date of its grant, and (iv) any other special rules and/or requirements that the Committee imposes upon the Share Appreciation Right.

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Upon the exercise of some or all of the portion of a Share Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a)         The excess of (i) the Fair Market Value of a Share on the date of exercise, over (ii) the Base Value, multiplied by,

(b)         The number of Shares with respect to which the Share Appreciation Right is exercised.

14.3       Tandem Share Appreciation Rights. If the Committee grants a Share Appreciation Right that is intended to be a Tandem Share Appreciation Right, the Tandem Share Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a)         The Base Value shall be equal to or greater than the per Share exercise price under the related Option;

(b)         The Tandem Share Appreciation Right may be exercised for all or part of the Shares that are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Share Appreciation Right shall be canceled);

(c)         The Tandem Share Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d)         The value of the payment with respect to the Tandem Share Appreciation Right may be no more than 100% of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Share Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Share Appreciation Right is exercised; and

(e)         The Tandem Share Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

Article XV
RECAPITALIZATION OR REORGANIZATION

15.1       Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) that is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made that would render any Incentive Stock Option granted under the Plan to be other than an “incentive Share option” for purposes of Section 422 of the Code, and (y) that is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made that would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

15.2       Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

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15.3       Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award.

15.4       Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control, cause any Award either (i) to be canceled in consideration of a payment in cash or other consideration in amount per Share equal to the excess, if any, of the price or implied price per Share in the Change of Control over the per Share exercise, base or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such Change of Control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Holder whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (v) terminate any then outstanding Award or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change. The number of Shares subject to any Award shall be rounded to the nearest whole number.

15.5       Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

15.6       No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

Article XVI
AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the 10th anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 7.8 (repricing prohibitions) shall be made without shareholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Share may be listed or quoted); provided further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Holder or beneficiary (unless such change is required in order to exempt the Plan or any Award from Section 409A of the Code).

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Article XVII
MISCELLANEOUS

17.1       No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

17.2       No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

17.3       Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares aresuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares aresuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

17.4       No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

17.5       Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.

17.6       Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount that is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

Annex D-15

17.7       Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

17.8       Clawback Policy. All Awards (including on a retroactive basis) granted under the Plan are subject to the terms of any Company forfeiture, incentive compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable laws, as well as any other policy of the Company that may apply to the Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time. In particular, these policies and/or provisions shall include, without limitation, (i) any Company policy established to comply with applicable laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (ii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Shares or other securities are listed or quoted, and these requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

17.9       No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Holder to advise such Holder as to the time or manner of exercising any Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such Holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any person.

17.10     Section 409A of the Code.

(a)         Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Section 409A of the Code and the authoritative guidance thereunder, including the exceptions for Share rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Section 409A of the Code.

(b)         If a Holder is a “specified employee” (as such term is defined for purposes of Section 409A of the Code) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Section 409A of the Code and that becomes payable by reason of such termination of service shall be paid to the Holder (or in the event of the Holder’s death, the Holder’s representative or estate) before the earlier of  (x) the first business day after the date that is six months following the date of the Holder’s termination of service, and (y) within 30 days following the date of the Holder’s death. For purposes of Section 409A of the Code, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A of the Code, and references in the Plan and any Award Agreement to “termination of service” or similar terms means a “separation from service.” If any Award is or becomes subject to Section 409A of the Code, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Holder’s “separation from service” within the meaning of Section 409A of the Code. If any Award is or becomes subject to Section 409A of the Code and if payment of such Award would be accelerated or otherwise triggered under a Change of Control, then the definition of Change of Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, to mean a “change in control event” as such term is defined for purposes of Section 409A of the Code.

(c)         Any adjustments made pursuant to Article XV to Awards that are subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, and any adjustments made pursuant to Article XV to Awards that are not subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Section 409A of the Code or (y) comply with the requirements of Section 409A of the Code.

17.11     Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken

Annex D-16

or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

17.12     Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

17.13     Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

17.14     Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Cayman Islands, including the Companies Act (2026 Revision), as may be amended from time to time, without regard to conflict of law principles.

17.15     Subplans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Holders within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Holders in any jurisdiction that is not affected.

17.16     Notification of Election Under Section 83(b) of the Code. If any Holder, in connection with the acquisition of Share under an Award, makes the election permitted under Section 83(b) of the Code, if applicable, the Holder shall notify the Company of the election within ten days of filing notice of the election with the Internal Revenue Service.

17.17     Paperless Administration. If the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

17.18     Broker-Assisted Sales. In the event of a broker-assisted sale of Share in connection with the payment of amounts owed by a Holder under or with respect to the Plan or Awards: (a) any Share to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) the Share may be sold as part of a block trade with other Holders in the Plan in which all participants receive an average price; (c) the applicable Holder will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of the sale that exceed the amount owed, the Company will pay the excess in cash to the applicable Holder as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for the sale at any particular price; and (f) if the proceeds of the sale are insufficient to satisfy the Holder’s applicable obligation, the Holder may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Holder’s obligation.

Annex D-17

17.19     Data Privacy. As a condition for receiving any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 17.19 by and among the Company and its subsidiaries and Affiliates exclusively for implementing, administering and managing the Holder’s participation in the Plan. The Company and its subsidiaries and Affiliates may hold certain personal information about a Holder, including the Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Share held in the Company or its subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Holder’s participation in the Plan, and the Company and its subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Holder authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Holder may elect to deposit any Share. The Data related to a Holder will be held only as long as necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data that the Company holds regarding the Holder, request additional information about the storage and processing of the Data regarding the Holder, recommend any necessary corrections to the Data regarding the Holder or refuse or withdraw the consents in this Section 17.19 in writing, without cost, by contacting the local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Committee’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws the consents in this Section 17.19.

17.20     Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

17.21     No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.

17.22     Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Annex D-18

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this preliminary prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Any representation to the contrary is a criminal offense.

PROSPECTUS, DATED [*]

PROSPECTUS FOR UP TO 5,750,000 CLASS A ORDINARY SHARES,
8,150,000 WarraNTS,
AND 8,150,000 CLASS A ORDINARY SHARES UNDERLYING WarraNTS
OF

Black Spade Acquisition III Co

This prospectus covers the resale by the selling securityholders named herein, as described in the section entitled “Selling Securityholders,” of up to 5,750,000 Class A Ordinary Shares, 8,150,000 Warrants and 8,150,000 Class A Ordinary Shares issuable upon exercise of Warrants (collectively, the “Resale Securities”). Each selling securityholder may sell all, some or none of the Resale Securities. Astrum Space Company will not receive any proceeds from any such offer or sale by any of the selling securityholders. Astrum Space Company will receive proceeds from the exercise of the Warrants for cash, but not from the sale by the selling securityholders of the Class A Ordinary Shares issuable upon such exercise.

The board of directors of Black Spade Acquisition III Co, a Cayman Islands exempted company (“Black Spade III”), has unanimously approved the business combination agreement, dated as of August 27, 2026, and amended as of November 5, 2026, by and among Black Spade III, Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Astrum”), and Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore and a direct wholly-owned subsidiary of Astrum (“Astrum Singapore”) (as amended from time to time, the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, Astrum will merge with and into Black Spade III, with Black Spade III as the surviving entity of the merger (the “Business Combination”). We refer to the surviving entity as the “combined company.” As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), Astrum Singapore will become a wholly owned subsidiary of the combined company, and the combined company will change its name to Astrum Space Company.

Black Spade III is holding an extraordinary general meeting in order to obtain the shareholder approvals necessary to complete the Business Combination. At the Black Spade III extraordinary general meeting, which will be held virtually on            , 2026, at [*] a.m., Eastern time, via live webcast at [*], Black Spade III will ask its shareholders to approve and adopt the Business Combination Agreement, the Business Combination and the Transactions and to approve the other proposals described in the accompanying proxy statement/prospectus. You will need the 12-digit meeting control number that is printed on your proxy card to enter the extraordinary general meeting. Black Spade III recommends that you log in at least 15 minutes before the extraordinary general meeting to ensure you are logged in when the extraordinary general meeting starts. Please note that, being a virtual meeting, you will not be able to attend the extraordinary general meeting in person.

Pursuant to the Business Combination Agreement, among other things, immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement):

•        each BIII Unit that is issued and outstanding immediately prior to the Merger Effective Time will be automatically detached and the holder thereof will be deemed to hold one BIII Class A Ordinary Share and one-third of a BIII Public Warrant in accordance with the terms of the BIII Unit (the “Unit Separation”); and

•        each holder of a BIII Class B Ordinary Share that is issued and outstanding immediately prior to the Merger Effective Time will elect to convert each such share into one BIII Class A Ordinary Share pursuant to the BIII Articles, and each BIII Class B Ordinary Share will no longer be outstanding and will be cancelled, and each former holder of BIII Class B Ordinary Shares will thereafter cease to have any rights with respect to such BIII Class B Ordinary Shares (the “Conversion”);

Pursuant to the Business Combination Agreement, at the Merger Effective Time and as a result of the Merger:

•        each BIII Class A Ordinary Share (including the BIII Class A Ordinary Shares issued as a result of the Conversion) that is issued and outstanding immediately prior to the Merger Effective Time (other than BIII Excluded Shares and BIII Redeeming Shares) will remain issued and outstanding, and each holder thereof will continue to hold such shares as Class A Ordinary Shares of the Merger Surviving Company (“Listco Shares”);

•        the ordinary shares of Astrum that are issued and outstanding immediately prior to the Merger Effective Time, all of which are held by Astrum Space Holding Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Astrum Holding”), will be cancelled in exchange for the right of Astrum Holding to receive a total of 100,000,000 validly issued, fully paid and non-assessable Listco Shares (the “Merger Consideration Shares”);

•        each BIII Redeeming Share that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and cease to exist and will thereafter represent only the right to be paid a pro rata share of the BIII Shareholder Redemption Amount in accordance with the BIII Articles;

•        each BIII Class A Ordinary Share that is held as treasury shares by Black Spade III, including shares redeemed by Black Spade III in connection with the exercise of BIII Shareholder Redemption Rights (if any) (collectively, the “BIII Excluded Shares”), will be cancelled and cease to exist, and no consideration will be paid or payable with respect thereto; and

•        each whole BIII Warrant (including each BIII Public Warrant and each BIII Private Warrant) that is issued and outstanding and unexercised immediately prior to the Merger Effective Time will remain outstanding and will continue to represent the right to purchase one Listco Share on the same terms and conditions as in effect immediately prior to the Merger Effective Time.

Black Spade III’s Class A Ordinary Shares, units and public warrants are currently listed on The New York Stock Exchange (“NYSE”) under the symbols “BIII,” “BIIIU,” and “BIIIW,” respectively. Astrum Space Inc is not currently a public reporting company. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Transactions (“Closing”), the combined company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is a condition of the consummation of the Business Combination that the Merger Consideration Shares are approved for listing on the NYSE (including, without limitation, NYSE American) or The Nasdaq Stock Market LLC (including the Nasdaq Capital Market, Nasdaq Global Market or Nasdaq Global Select Market) (“Nasdaq”), as mutually agreed in writing (including by email) by Astrum and Black Spade III (“Qualified Stock Exchange”). The Class A Ordinary Shares and Warrants of the combined company are expected to be listed on the Qualified Stock Exchange under the symbol “ASCO” for the Class A Ordinary Shares and “ASCO WS” (if listed on the NYSE) or “ASCOW” (if listed on Nasdaq) for the Warrants, to be effective at the consummation of the Business Combination. While trading is expected to begin on the first business day following the date of completion of the Business Combination, there can be no assurance that the combined company’s securities will be listed on the Qualified Stock Exchange or that a viable and active trading market will develop.

In this prospectus, Astrum Space Company is registering the resale of up to 5,750,000 Class A Ordinary Shares and 8,150,000 Warrants that will be held by the selling securityholders named herein immediately following the completion of the Business Combination, and 8,150,000 Class A Ordinary Shares issuable upon the exercise of the Warrants (“Warrant Shares”). The Class A Ordinary Shares and Warrant Shares that are being registered for resale would constitute 11.3%, 11.7%, 12.2%, 12.6% and 13.1% of the total outstanding Class A Ordinary Shares outstanding following the completion of the Business Combination under the no redemption, 25%, 50% and 75% redemption and maximum redemptions scenarios.

The registration of the securities covered by this prospectus does not mean that the selling securityholders will offer or sell all or any of the Class A Ordinary Shares or Warrants whose resale is being registered hereunder. The selling securityholders may offer, sell or distribute all or a portion of such Class A Ordinary Shares and/or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. The selling securityholders will bear all commissions and discounts, if any, attributable to their sales. We provide more information about how the selling securityholders may sell such Class A Ordinary Shares and Warrants in the section entitled “Plan of Distribution.”

The combined company will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

The combined company will also be a “foreign private issuer” as defined in the Exchange Act, and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, officers, directors and principal shareholders of the combined company will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, the combined company will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Upon completion of the Business Combination, Astrum Holding, as the sole shareholder of Astrum, will hold 100,000,000 Class A Ordinary Shares of the combined company. Under the “no redemptions” scenario, the 25%, 50% and 75% redemptions scenarios and the maximum redemptions scenario, Astrum Holding would hold 81.3%, 84.3%, 87.5%, 90.9%, 94.6%, respectively, of the total outstanding Class A Ordinary Shares (without taking into account the dilutive impact of additional dilution described above and elsewhere in this proxy statement/prospectus). For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities — The Combined Company.”

The combined company is expected to be a “controlled company” within the meaning of the rules of the Qualified Stock Exchange and may elect not to comply with certain corporate governance standards. For so long as the combined company remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of its board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under applicable stock exchange rules.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor may, but is not obligated to, loan Black Spade III funds as may be required. If Black Spade III completed a business combination, Black Spade III would repay such loaned amounts. In the event that a business combination does not close, Black Spade III may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $3,500,000 of such working capital loans may be convertible into Private Placement Warrants of the combined company at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. As of December 31, 2025, there were no amounts outstanding under the working capital loans. On October 30, 2026, Black Spade III issued an unsecured promissory note in the amount of up to $200,000 to the Sponsor (the “October 2026 Promissory Note”). The proceeds of the October 2026 Promissory Note, which may be drawn down from time to time prior to the earlier of (i) March 31, 2027 and (ii) the date on which Black Spade III consummates its business combination, will be used for costs and expenses related to the Business Combination. On October 30, 2026, Black Spade III borrowed $200,000 under the October 2026 Promissory Note.

On September 5, 2025, the Sponsor purchased 5,750,000 BIII Class B Ordinary Shares (the “Founder Shares”) in exchange for a capital contribution of $25,000 that was paid by the Sponsor for deferred offering costs. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 25% of issued and outstanding ordinary shares after Black Spade III’s IPO. In connection with Black Spade III’s IPO, the Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of (A) six months after the completion of the initial Business

Combination or earlier if, subsequent to the initial Business Combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 30 days after the initial Business Combination, and (B) the date following the completion of the initial Business Combination on which Black Spade III completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (the “Black Spade III IPO Lock-Up Restrictions”).

More information about Black Spade III, Astrum Space Company and the Business Combination is contained in the accompanying prospectus. Black Spade III and Astrum Space Company urge you to read the accompanying prospectus, including the financial statements and annexes and other documents referred to herein, carefully and in their entirety. In particular, you should carefully consider the matters discussed under “Risk Factors” beginning on page 33 of the accompanying prospectus.

The accompanying prospectus is dated            , 2026.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION OR THE SECURITIES TO BE RESOLD BY THE INITIAL SHAREHOLDERS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SECURITYHOLDERS

This section is part of the “resale prospectus” pertaining to the registration under the Securities Act of the resale of (i) up to 5,750,000 Class A Ordinary Shares and 8,150,000 Warrants issued in connection with the Business Combination by the selling securityholders named herein, and (ii) up to 8,150,000 Warrant Shares that are issuable upon exercise of such Warrants.

Each selling securityholder may sell all, some or none of such Class A Ordinary Shares, Warrants and Warrant Shares they hold. Astrum Space Company will not receive any proceeds from any such offer or sale by the selling securityholders.

The table below sets forth the names of the selling securityholder and the aggregate number of Class A Ordinary Shares (including Warrant Shares) and Warrants that each of the selling securityholders may offer for sale pursuant to this prospectus.

Name of Beneficial Owners(1)	Securities Owned Before the Offering		Securities to be Sold			Securities Owned After the Offering
	Class A ordinary shares	Warrants	Class A ordinary shares		Warrants	Class A ordinary shares	Warrants
Black Spade Sponsor LLC III(2)	5,120,000	7,000,000	12,120,000	(3)	7,000,000	—	—
Dennis Tam	200,000	—	200,000		—	—	—
Kester Ng	100,000	—	100,000		—	—	—
Richard Taylor	100,000	—	100,000		—	—	—
Yuen Wai Samuel Tsang	50,000	—	50,000		—	—	—
Chiu Yi Zoe Tse	28,000	—	28,000		—	—	—
Chung Yik Lee	24,000	—	24,000		—	—	—
Luxi Li	24,000	—	24,000		—	—	—
Sek Yan Ho	24,000	—	24,000		—	—	—
Russell Galbut	20,000	—	20,000		—	—	—
Robert Moore	20,000	—	20,000		—	—	—
Patsy Chan	20,000	—	20,000		—	—	—
Sammy Hsieh	20,000	—	20,000		—	—	—
Cohen & Company Capital Markets(4)	—	575,000	575,000	(3)	575,000	—	—
Chardan Capital Markets, LLC(5)	—	575,000	575,000	(3)	575,000	—	—
Total	5,750,000	8,150,000	13,900,000		8,150,000	—	—

____________

(1)     Unless otherwise noted, the address of each selling securityholder is Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong.

(2)      Black Spade Sponsor LLC III, the Sponsor, is the record holder of the shares reported herein. The Sponsor is managed by three managers, each of whom has one vote, and the approval of two of the three managers is required to approve an action of our sponsor. No individual manager exercises voting or dispositive control over any of the securities held by the Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Sponsor. Based upon the foregoing analysis, no individual manager of our sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(3)      Includes Warrant Shares that are issuable upon exercise of such Warrants by the selling securityholder.

(4)      The address of the selling securityholder is Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, 3 Columbus Circle, 24th Floor, New York, NY 10019.

(5)      The address of the selling securityholder is Chardan Capital Markets, LLC, 1 Penn Plaza Suite 4800 New York, NY 10119.

Alt-1

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

Astrum Space Company is registering the offer and resale of 13,900,000 Class A Ordinary Shares, 8,150,000 Warrants and 8,150,000 Warrant Shares issuable upon exercise of such Warrants by the selling securityholders named herein from time to time. Each selling securityholder may sell all, some or none of the Resale Securities. Astrum Space Company will not receive any proceeds from any such offer or sale by the selling securityholders.

Astrum Space Company will bear all costs, expenses and fees in connection with the registration of the securities offered for resale by this prospectus. The selling securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of Astrum Space Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of the securities whose resale is being registered hereunder:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an over-the-counter distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to or through underwriters or broker-dealers;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

•        through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

Alt-2

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 and any shares may be sold in other transactions exempt from registration rather than pursuant to this prospectus.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the ordinary shares or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of Astrum Space Company (or to the extent otherwise required by law), Astrum Space Company may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares or warrants in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities.

Selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares or warrants to be made directly or through agents.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or warrants may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale. In order to comply with the securities laws of some states, if applicable, the ordinary shares or warrants may be sold in these jurisdictions only

Alt-3

through registered or licensed brokers or dealers. In addition, in some states the ordinary shares or warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Astrum Space Company has advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, Astrum Space Company will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Alt-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.

The Post-Closing Company’s Charter provides that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time (but not including its auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the combined company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the combined company or its affairs in any court whether in the Cayman Islands or elsewhere.

The combined company will also be entering into indemnification agreements with its directors and executive officers, pursuant to which it will agree to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was the combined company’s director or officer. Except with respect to expenses to be reimbursed by the combined company in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, the combined company’s obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions.

In addition, the combined company will maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to the combined company with respect to payments which may be made by it to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the combined company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1

Business Combination Agreement, dated as of August 27, 2026 by and among Astrum Space Inc, Black Spade Acquisition III Co, and Astrum Networks Pte. Ltd. and First Amendment to Business Combination Agreement, dated as of November 5, 2026 by and among Astrum Space Inc, Black Spade Acquisition III Co, and Astrum Networks Pte. Ltd. (included as Annex A to the proxy statement/prospectus)

2.2	Form of Plan of Merger (included as Annex B to the proxy statement/prospectus).
3.1

Amended and Restated Memorandum of Association of Black Spade Acquisition III Co (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

3.2

Form of Second Amended and Restated Memorandum and Articles of Association of Astrum Space Company (to be effective upon completion of the Business Combination) (included as Annex C to the proxy statement/prospectus)

Exhibit Number	Description
3.3	Amended and Restated Memorandum and Articles of Association of Astrum Space Inc (included as Annex C to the proxy statement/prospectus)
3.4	Form of Listing Articles of Astrum Space Inc. (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on August 27, 2026)
4.1#	Specimen Unit Certificate of Black Spade Acquisition III Co
4.2#	Specimen Class A Ordinary Share Certificate of Black Spade Acquisition III Co
4.3#	Specimen Warrant Certificate of Black Spade Acquisition III Co
4.4

Warrant Agreement, dated as of January 5, 2026, between Black Spade Acquisition III Co and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

4.5

Amendment No. 1 to Warrant Agreement dated as of August 27, 2026 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on August 27, 2026)

4.6

Registration Rights Agreement, dated as of January 5, 2026, by and among Black Spade Acquisition III Co, Black Spade Sponsor LLC III and certain shareholders of Black Spade Acquisition III Co (incorporated by reference to Exhibit 10.14 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

4.7

Form of Amended and Restated Registration Rights Agreement by and among Astrum Space Holding Inc, Black Spade Acquisition III Co, Black Spade Sponsor LLC III and other parties named therein (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on August 27, 2026)

5.1#	Opinion of Appleby as to validity of the Class A ordinary shares
5.2#	Opinion of Latham & Watkins LLP as to the warrants.
10.1

Investment Management Trust Agreement, dated as of January 5, 2026, by and between Continental Stock Transfer & Trust Company and Black Spade Acquisition III Co (incorporated by reference to Exhibit 10.13 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.2

Administrative Services Agreement, dated as of January 5, 2026, by and between Black Spade Sponsor LLC III and Black Spade Acquisition III Co (incorporated by reference to Exhibit 10.17 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.3

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Chi Wai Dennis Tam (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.4

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Shing Joe Kester Ng (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.5

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Richard Kirby Taylor (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.6

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Yuen Wai Samuel Tsang (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.7

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Chung Yik Lee (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.8

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Luxi Li (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

Exhibit Number	Description
10.9

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Sek Yan Ho (incorporated by reference to Exhibit 10.7 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.10

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Chiu Yi Zoe Tse (incorporated by reference to Exhibit 10.8 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.11

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Po Yi Patsy Chan (incorporated by reference to Exhibit 10.9 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.12

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Russell William Galbut (incorporated by reference to Exhibit 10.10 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.13

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Robert Steven Moore (incorporated by reference to Exhibit 10.11 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.14

Letter Agreement, dated as of January 5, 2026, among Black Spade Sponsor LLC III, Black Spade Acquisition III Co and Wing Hong Sammy Hsieh (incorporated by reference to Exhibit 10.12 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on January 9, 2026)

10.15

Sponsor Support and Lock-up Agreement and Deed, dated as of August 27, 2026, by and among Astrum Space Inc, Black Spade Acquisition III Co, Black Spade Sponsor LLC III and other parties named therein (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on August 27, 2026)

10.16

Shareholders Support and Lock-up Agreement and Deed, dated as of August 27, 2026, by and among Astrum Space Inc, Black Spade Acquisition III Co, and other parties named therein (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on August 27, 2026)

10.17††	Astrum 2026 Equity Incentive Plan (included as Annex D to the proxy statement/prospectus)
10.18#	Form of Indemnification Agreement
10.19#	Joinder to Sponsor Support and Lock-up Agreement and Deed
10.20

Promissory Note dated October 30, 2026, issued by Black Spade Acquisition III Co to Black Spade Sponsor LLC III (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC by Black Spade Acquisition III Co on November 2, 2026)

23.1*	Consent of WithumSmith+Brown, PC, independent registered accounting firm for Black Spade Acquisition III Co
23.2*	Consent of Deloitte & Touche LLP, independent registered accounting firm for Astrum Space Inc
23.3#	Consent of Appleby (included in Exhibit 5.1)
23.4#	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page to the initial filing of the Registration Statement)
99#	Report of Roma Appraisals Limited
99.1*	Form of Proxy Card.
99.2#	Consent of Roma Appraisals Limited
99.3*	Consent of Michael Do to be named as director nominee
99.4*	Consent of Chuan Poh Lim to be named as director nominee
99.5*	Consent of Kenneth Lee to be named as director nominee
99.6*	Consent of David Mitlyng to be named as director nominee
99.7*	Consent of Bin Shen to be named as director nominee

Exhibit Number	Description
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107#	Filing Fee Table

____________

*        Filed herewith.

#        Previously filed.

†        Schedules and certain portions of the exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

††      Indicates a management contract or compensatory plan.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong Special Administrative Region of the People’s Republic of China, on the 5th day of November, 2026.

BLACK SPADE ACQUISITION III CO
By:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Executive Chairman of the Board and Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chi Wai Dennis Tam	Executive Chairman of the Board and Co-Chief Executive Officer	November 5, 2026
Chi Wai Dennis Tam	(Principal Executive Officer)
/s/ Richard Kirby Taylor	Director, Co-Chief Executive Officer and Chief Operating Officer	November 5, 2026
Richard Kirby Taylor
/s/ Russell William Galbut	Director	November 5, 2026
Russell William Galbut
/s/ Robert Steven Moore	Director	November 5, 2026
Robert Steven Moore
/s/ Po Yi Patsy Chan	Director	November 5, 2026
Po Yi Patsy Chan
/s/ Wing Hong Sammy Hsieh	Director	November 5, 2026
Wing Hong Sammy Hsieh
/s/ Shing Joe Kester Ng	Director, Co-Chief Executive Officer and Chief Financial Officer	November 5, 2026
Shing Joe Kester Ng	(Principal Financial and Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of Black Spade Acquisition III Co, has signed this registration statement in the City of New York, New York, United States, on the 5th day of November, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 5th day of November, 2026.

ASTRUM SPACE INC
By:	/s/ Michael Do
Name:	Michael Do
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Do	President and Chief Executive Officer; Director (Principal Executive Officer)	November 5, 2026
Michael Do
/s/ Jonathan Wang	Chief Financial Officer and Chief Strategy Officer	November 5, 2026
Jonathan Wang	(Principal Financial and Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of Astrum Space Inc, has signed this registration statement in the City of New York, New York, United States, on the 5th day of November, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President